UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BOULDER SPECIALTY BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
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N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)	Proposed maximum aggregate value of transaction:
$465,000,000

(5)	Total fee paid:
$49,755

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BOULDER SPECIALTY BRANDS, INC.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

[                    ], 2007

Dear Stockholder:

I am pleased to inform you of a special meeting of the stockholders of Boulder Specialty Brands, Inc. relating to a proposed merger and related transactions. The special meeting will be held on [                    , 2007] at 10:00 a.m., eastern time at [                    ].

Our board of directors, taking into consideration the best interests of the stockholders, has unanimously approved a merger pursuant to which we will acquire privately-owned GFA Holdings, Inc., the owner of GFA Brands, Inc. GFA is a rapidly growing focused marketer of functional food products in the U.S. principally under the trade names Smart Balance® and Earth Balance®. Functional food is a food industry term used to define a food or a food ingredient that has been shown to affect specific functions or systems in the body and may play an important role in disease prevention.

To raise the additional cash necessary to complete the GFA merger, we have agreed to a private placement of common stock, Series A convertible preferred stock and warrants as well as a secured debt financing, both of which will close simultaneously with the GFA merger. Also in connection with the GFA merger, our board of directors has proposed the adoption of an amended and restated certificate of incorporation and a stock plan.

We are seeking stockholder approval for the GFA merger, the private placement, the amendment and restatement of our certificate of incorporation, the stock plan and the adjournment of the special meeting if necessary to solicit additional proxies for approval of any of the proposals. The reasons for these five proposals, as well as other important information for you to consider in deciding how to vote, are described in detail in the attached notice and proxy statement. Our board of directors unanimously recommends that you vote “FOR” each proposal.

YOUR VOTE ON THESE MATTERS IS IMPORTANT. Even if you plan to attend and vote in person at the meeting, please promptly submit voting instructions by signing and dating each proxy card and returning it in the accompanying postage-paid return envelope. If you hold your shares in street name through a bank, broker or other nominee, please follow their instructions in order to assure that your shares are voted at the meeting.

I look forward to seeing you at the meeting.

Sincerely,

Stephen B. Hughes

Chairman

Preliminary Copy

BOULDER SPECIALTY BRANDS, INC.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

(303) 682-1982

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                    ], 2007

AND PROXY STATEMENT

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Boulder Specialty Brands, Inc., a Delaware corporation, will be held on [                    ], 2007 at 10:00 a.m. eastern time, at [                    ], for the following purposes:

•

Proposal 1: to approve a merger pursuant to an Agreement and Plan of Merger, dated September 25, 2006, with GFA Holdings, which provides for a wholly-owned subsidiary of Boulder to merge with and into GFA Holdings, with GFA Holdings becoming a wholly-owned subsidiary of Boulder, in exchange for approximately $465 million in cash (which includes the assumption of post-closing bonus payments, net of tax benefits), subject to adjustment as provided in the merger agreement;

•

Proposal 2: to approve the issuance, pursuant to a securities purchase agreement with investors in a private placement, of (i) our common stock, (ii) Series A convertible preferred stock that will be convertible into our common stock and (iii) investor warrants that will be exercisable for our common stock upon any redemption of the related shares of Series A convertible preferred stock, in order to raise a portion of the funds required to complete the GFA merger;

•

Proposal 3: to approve an amendment and restatement of our certificate of incorporation to: (i) increase the total number of shares of stock that we will have authority to issue from 76 million, of which 1 million are preferred shares, to 300 million, of which 50 million will be preferred shares; (ii) to designate 15,388,889 shares of preferred stock as Series A convertible preferred stock; (iii) to change our name from “Boulder Specialty Brands, Inc.” to “Smart Balance, Inc.;” and (iv) to make other changes that the investors in the private placement and our lenders in the secured debt financing have required;

•	Proposal 4: to approve the adoption of a stock plan, pursuant to which we will reserve up to 9,650,000 shares of common stock for issuance to our officers, directors, employees and consultants;

•

Proposal 5: to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the GFA merger, the private placement, the amendment and restatement of our certificate of incorporation or the stock plan; and

•	to transact such other business related to the above proposals as may properly come before the meeting or any adjournment or postponement.

The foregoing items of business are more fully described in the accompanying proxy statement, which is first being sent to Boulder stockholders on or about [                    ], 2007.

Each Boulder stockholder holding shares of our common stock issued in our initial public offering has the right to vote against the merger and, at the same time as the vote, demand that we convert those shares into cash equal to a pro rata portion of the funds in the trust account from our initial public offering. These shares of common stock will be converted into cash only if: (i) you vote against the merger; (ii) the GFA merger is completed; and (iii) you hold such shares of common stock until the date the merger is completed. We anticipate that the per share conversion amount will be approximately $7.88 as of December 31, 2006.

Our board of directors has fixed the close of business on [                    ], 2007 as the record date for the determination of stockholders entitled to notice of and to vote at this special meeting and any adjournment or postponement.

It is very important that your shares be represented at the special meeting whether or not you plan to attend. Please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed pre-addressed, postage-paid envelope. If you hold your shares in street name through a bank, broker or other nominee, please follow their instructions in order to assure that your shares are voted at the meeting.

Our board of directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3, 4 and 5. Although Proposals 1, 2 and 3 are separate matters to be voted upon by you, each of these proposals is expressly conditioned upon the approval of the others and, in the event one of those proposals does not receive the necessary vote to approve that proposal, we will not complete any of the transactions identified in Proposals 1, 2 and 3. This means, that you must approve Proposals 1, 2 and 3 if you wish to approve the GFA merger.

Because the GFA merger will not be completed unless our stockholders approve Proposals 1, 2 and 3, and because Proposal 3 regarding the amendment and restatement of our certificate of incorporation requires the affirmative vote of the holders of at least 75% of our outstanding common stock, your abstention or failure to vote will have the same effect as a vote against each of these proposals.

By order of the Board of Directors,

Stephen B. Hughes

Chairman

[                    ], 2007

i

ii

ANNEXES

iii

SUMMARY TERM SHEET

The following summary term sheet is qualified in its entirety by the detailed information appearing elsewhere in this proxy statement. This summary term sheet may not contain all of the information that is important to you as a stockholder. Accordingly, we encourage you to carefully read this entire proxy statement, including its Annexes. References in this proxy statement to “Boulder,” “we,” “our,” “us” and “company,” unless otherwise indicated, refer to Boulder Specialty Brands, Inc. We refer to GFA Holdings, Inc., together with its wholly owned subsidiary, GFA Brands, Inc., as “GFA”. Page numbers shown in the subheadings below refer to pages in this proxy statement where more complete information about the subject may be found.

Reasons for the Special Meeting

Our board of directors has called a special meeting of the stockholders of Boulder to consider and vote on the following related proposals:

•	Proposal 1: to approve a merger pursuant to a merger agreement with GFA;

•

Proposal 2: to approve the private placement of our common stock, Series A convertible preferred stock and investor warrants in order to raise a portion of the funds required to complete the GFA merger;

•	Proposal 3: to approve related amendments to and the restatement of our certificate of incorporation;

•	Proposal 4: to approve the adoption of a stock plan; and

•

Proposal 5: to approve the adjournment of the special meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposals 1, 2, 3 or 4.

The Special Meeting of Stockholders of Boulder

•	The special meeting of stockholders is scheduled to be held at 10:00 a.m., eastern time, on [ ], 2007 at [ ].

•	Our board of directors has fixed the close of business on [ ], 2007 as the record date for the determination of holders of our common stock entitled to notice of and to vote at the special meeting.

Proposal 1: The Merger Agreement

The Merging Companies

•

Boulder is a blank check company that was formed to serve as a vehicle for the acquisition of an operating business and/or brand in the consumer food and beverage industry with a fair market value equal to at least 80% of Boulder’s net assets at the time of the business combination. Boulder’s principal business address is 6106 Sunrise Ranch Drive, Longmont, Colorado 80503.

•

BSB Acquisition Co., Inc. is a wholly owned subsidiary of Boulder, established in connection with the GFA merger and has no other business other than serving as a vehicle for the acquisition of GFA. BSB’s principal business address is 6106 Sunrise Ranch Drive, Longmont, Colorado 80503.

•

GFA is a privately-owned focused marketer of functional food products in the United States principally under the trade names Smart Balance® and Earth Balance®. Functional food is a food industry term used to define a food or a food ingredient that has been shown to affect specific functions or systems in the body and may play an important role in disease prevention. GFA’s principal business address is 211 Knickerbocker Road, Cresskill, New Jersey 07626.

Reasons for the Merger (page 36)

Our management believes that GFA and the Smart Balance® and Earth Balance® brands represent an excellent strategic fit with our investment criteria.

Opinion of Our Financial Advisor (page 39)

In the opinion of Duff & Phelps, LLC, dated September 25, 2006, the proposed merger consideration to be paid by us pursuant to the merger agreement is fair to us from a financial point of view.

Structure of the Merger; Merger Price (page 51)

If the merger becomes effective, the following will occur:

•	A wholly-owned subsidiary of Boulder will merge with and into GFA and GFA will become a wholly-owned subsidiary of Boulder.

•

We will pay GFA’s stockholders cash consideration equal to $465 million (which includes the assumption of post-closing bonus payments, net of tax benefits), subject to adjustment as provided in the merger agreement.

•	Boulder stockholders will not receive anything in the merger. Boulder stockholders will continue to hold the shares of Boulder common stock that they owned before the merger.

Conditions to the Completion of the Merger (page 53)

The stockholders of GFA have already approved the merger. The obligation of GFA to consummate the merger is subject to, among other things, the condition that our representations and warranties must be true and correct in all respects except where any failure to be true and correct has not had, individually or in the aggregate, a material adverse effect on our ability to complete the merger.

The obligation of Boulder to consummate the merger is subject to, among other things, the satisfaction of the following conditions:

•

GFA’s representations and warranties must be true and correct in all respects except where any failure to be true and correct has not had, individually or in the aggregate, a material adverse effect on GFA;

•	Boulder stockholders must have approved the merger;

•	Holders of less than 20% of the shares of Boulder common stock issued in our initial public offering have voted against the merger and exercised their rights to convert their shares;

•

Boulder must have obtained $180 million of debt financing (including a $20 million revolving credit facility) pursuant to the terms of a commitment letter with Bank of America, N.A. and Banc of America Securities LLC;

•	Boulder must have sold common stock and Series A convertible preferred stock in the private placement sufficient to raise at least $246 million; and

•	Boulder stockholders must have approved the amendments to our certificate of incorporation to authorize additional shares of stock.

Termination of the Merger (page 57)

The merger agreement may be terminated for a number of reasons prior to closing, including upon the following circumstances:

•	By Boulder if there are material and adverse changes, discrepancies or differences in certain financial statements to be delivered by GFA;

•	By Boulder or the GFA shareholders’ representative appointed by the merger agreement if the merger has not been completed by May 31, 2007, subject to certain extensions;

•

By GFA if Bank of America, N.A. and Banc of America Securities LLC indicate that they are unwilling to fund the debt financing in accordance with the terms of the commitment letter or any of the investors in the private placement indicates that it is unwilling to fund or otherwise breaches its commitment to fund, but only if we are unable to obtain substitute financing within 15 days; or

•

By GFA if, starting five days after this proxy statement is filed with the Securities and Exchange Commission, the average combined closing price of the Boulder common stock and warrants is below $7.80 over any 10 consecutive trading days.

Consequences if the Merger Proposal is Not Approved (page 47)

Our certificate of incorporation and other documents require us to liquidate unless:

•	We complete a business combination no later than June 16, 2007, or

•

We have entered into a letter of intent, agreement in principle or definitive agreement to complete a business combination prior to June 16, 2007, in which case completion of the business combination must take place no later than December 16, 2007.

If the GFA merger is not approved by our stockholders, or is not completed for any reason, we would need to raise additional working capital in order to be able to pursue an alternate business combination. Although we will seek to raise additional equity capital or obtain loans from our founders, initial stockholders or private investors in order to pursue an alternative business combination, there can be no assurance that we will be able to do so in amounts sufficient to enable us to pursue and complete an alternate business combination. Currently, Stephen B. Hughes, our chairman of the board of directors, has agreed to provide us with a working capital loan of up to $500,000. Our liabilities incurred in connection with the merger and our other operating activities exceed the funds available to us. The funds in our trust account from our initial public offering consist of the net offering proceeds, plus interest (other than $750,000 we were permitted to use as working capital). None of these trust funds are available to us to pursue alternate business combinations.

Even if we are able to raise enough working capital to identify and evaluate prospective businesses for an alternate business combination, we will be limited by time constraints imposed by our certificate of incorporation. Accordingly, we will be required to seek stockholder approval for liquidation if we are not successful in raising sufficient additional capital or we do not engage in an alternate business combination within the required time frames.

The holders of a majority of our outstanding stock must approve our dissolution in order for us to distribute the funds held in our trust account. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution.

If stockholders approve our dissolution, we will distribute amounts held in our trust account pro rata to the holders of the shares of common stock issued in our initial public offering, subject to the costs of liquidation and to valid claims of creditors who have not waived claims against the trust account. We cannot estimate the actual amount that would be distributed, which will be less than the $8.00 price paid by investors in our initial public offering. The actual amount distributed on any liquidation will depend on when liquidation occurs, the expenses we incur prior to liquidation and interest rates on funds held in the trust account.

Right to Convert Shares of Our Common Stock to Cash (page 50)

Each stockholder that holds shares of our common stock issued in our initial public offering has a right to vote against the GFA merger and receive cash equal to a pro rata portion of funds in our trust account, which is anticipated to be approximately $7.88 per share as of December 31, 2006. These shares will be converted into cash only if:

•	the stockholder votes against the merger and at the same time as the vote demands to convert the shares to cash;

•	the GFA merger is completed; and

•	the stockholder requesting the conversion holds such shares until the date the GFA merger is completed.

These rights are granted by our certificate of incorporation. Our stockholders do not have appraisal rights in connection with the merger under applicable Delaware corporation law.

As of [                    , 2006], the closing price of our common stock on the OTC Bulletin Board was $[            ] per share.

Regulatory Matters (page 46)

The merger is not subject to any federal or state regulatory requirement or approval other than the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the filings necessary to effectuate the merger and the restated certificate of incorporation with the Secretary of State of Delaware.

No Solicitation by Boulder or GFA (page 55)

Boulder and GFA have each agreed not to solicit, negotiate, act upon or entertain in any way any competing proposals until the closing of the merger or the termination of the merger agreement.

Required Stockholder Vote to Approve the GFA Merger (page 49)

Approval of the GFA merger will require that:

•	a majority of the shares of our common stock issued in our initial public offering that vote on this proposal at the special meeting vote in favor of the proposal; and

•	holders of 20% or more of the shares issued in our initial public offering do not vote against the merger and demand to convert their shares into cash.

The GFA merger is also conditioned upon the approval of Proposals 2 and 3, which means that our stockholders must also approve Proposals 2 and 3 for the GFA merger to occur.

Proposal 2: The Private Placement

General Description of the Private Placement (page 59)

We entered into a securities purchase agreement with investors that provides for the investors, simultaneously with the closing of the GFA merger, to purchase:

•	14,410,188 shares of our common stock at a price of $7.46 per share; and

•	15,388,889 shares of Series A convertible preferred stock and investor warrants at a combined price of $9.00 per share/warrant.

Effect of the Private Placement (page 64)

The private placement will result in aggregate net proceeds of approximately $234 million after payment of placement fees, which will be used to pay a portion of the GFA merger consideration. In the event that the GFA merger is not approved or completed, the private placement will not be completed.

If the private placement closes, our current stockholders, who own 100% of our common stock, will own approximately 34.9% of our common stock immediately after the private placement, assuming the conversion of all Series A convertible preferred stock at that time (or the exercise of all of the related investor warrants, which become exercisable upon the redemption of the Series A convertible preferred stock) but assuming no exercise of our public warrants.

Conditions to the Completion of the Private Placement (page 61)

The conditions that must be satisfied before we and the investors become obligated to close the private placement include, among other things:

•	trading in our common stock must not have been suspended; and

•	our stockholders must have approved the issuance of our securities in the private placement and the related amendment and restatement of our certificate of incorporation.

The obligation of each investor to buy securities in the private placement is subject to the fulfillment, or waiver by such investor, of additional closing conditions, including:

•	there must have been no material adverse change with respect to either GFA or Boulder; and

•

investors must have, in the aggregate, purchased our securities at closing for a total investment amount equal to the greater of (i) $240 million, or (ii) the amount, together with the $160 million of net proceeds of the debt financing (plus up to $10 million from the revolver in certain circumstances) and other available cash, that is sufficient to complete the GFA merger, including fees and expenses.

Required Stockholder Vote to Approve the Private Placement (page 65)

Approval of the private placement requires the affirmative vote of holders of a majority of the shares of our common stock present, in person or by proxy, at the special meeting. Approval of the private placement is also conditioned upon the approval of Proposals 1 and 3.

Proposal 3: Amendment and Restatement of our Certificate of Incorporation

General (page 67)

The merger agreement and the securities purchase agreement require that amendments be made to our certificate of incorporation, including the following:

Change in Capital Structure (page 67)

As a result of the proposed private placement and the proposed stock plan, we require additional shares of common stock and preferred stock to be authorized by our certificate of incorporation. The restated certificate of incorporation increases the total number of authorized shares and designates 15,388,889 of the preferred shares as the Series A convertible preferred stock.

Series A Convertible Preferred Stock and Investor Warrants (page 115)

The Series A convertible preferred stock will:

•	be senior to our common stock as to the payment of dividends and rights on liquidation;

•	bear cumulative preferential dividends, payable quarterly, that compound at the initial annual rate of 8%, which may increase to as much as 15%;

•

be convertible into common stock at the holder’s election, or mandatorily (if, for example, the holders of a majority of the Series A convertible preferred stock so requested), at an initial conversion price of $9.00 per share, plus accrued but unpaid dividends (which our lenders will not allow us to pay in cash), with the conversion price subject to reduction (1) by an aggregate of 9% if we default in listing or registration obligations for the underlying common stock, and (2) also on the basis of anti-dilution provisions;

•

be redeemable at our option, subject to our common stock meeting certain price thresholds, at the liquidation preference of $9.00 per share, plus accrued but unpaid dividends and a premium if redeemed before the fifth anniversary of closing; and

•	vote together with our common stock on an as-converted basis.

If we redeem shares of Series A convertible preferred stock, the related investor warrants will become exercisable at the conversion price of the Series A convertible preferred stock in effect on the date of redemption, until the later of: (1) ten years after issuance, or (2) five years after the warrant first becomes exercisable.

Change the Name of Our Company (page 68)

The name of our company will be changed from “Boulder Specialty Brands, Inc.” to “Smart Balance, Inc.”, which incorporates GFA’s well-known brand.

Other Changes (page 68)

Other proposed changes required in the restated certificate of incorporation by the investors in the private placement or our lenders in the secured debt financing include opting out of Delaware’s anti-takeover statute.

Required Stockholder Vote to Approve the Restated Certificate of Incorporation (page 69)

Approval of the restated certificate of incorporation requires the affirmative vote of holders of at least 75% of the outstanding shares of our common stock. The amendment and restatement of our certificate of incorporation is also conditioned upon the approval of Proposals 1 and 2, which means that our stockholders must also approve Proposals 1 and 2 for the amendment and restatement of our certificate of incorporation to be authorized.

Proposal 4: The Stock Plan

Background and General Description (page 70)

We are seeking your approval for the adoption of the Smart Balance, Inc. Stock and Awards Plan, which provides for the issuance of a maximum of 9,650,000 shares of our common stock in connection with the grant of options, restricted stock and/or other stock-based awards to our officers, employees, consultants and advisors.

The stock plan is intended to promote the long-term growth and financial success of Boulder and to increase stockholder value by inducing, attracting and retaining officers, employees, consultants and advisors.

Effect of the Failure to Approve the Stock Plan (page 75)

If the stock plan is not approved by stockholders, it may be more difficult for us to induce, attract and retain qualified officers, employees, consultants and advisors. Our inability to induce, attract and retain such persons would make it more difficult for us to implement our business plan.

Required Stockholder Vote to Approve the Stock Plan (page 75)

Approval of the adoption of the stock plan requires the affirmative vote of holders of a majority of the shares of our common stock present, in person or by proxy, at the special meeting. However, if Proposals 1, 2 and 3 are not approved, we will not adopt the stock plan.

Proposal 5: Adjournment

Reason for Adjournment (page 76)

In the event there are not sufficient votes at the time of the special meeting to approve Proposals 1, 2, 3 or 4, our chief executive officer, acting in his capacity as chairperson of the meeting, may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies.

Required Stockholder Vote to Approve the Adjournment Proposal (page 76)

Approval of the adoption of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of our common stock present, in person or by proxy, at the special meeting.

Risk Factors (page 14)

You should consider the various risk factors involved with the proposals you are asked to vote on at the special meeting. In addition to matters discussed above, these risk factors include:

•	Risks involved with GFA’s business, including its dependence on (1) license agreements with Brandeis University, (2) third party manufacturers, and (3) a small number of customers;

•	The fact that GFA’s representations and warranties in the merger agreement will not survive the merger;

•

The substantial dilutive effect on our current stockholders from the private placement and the additional dilution in the future from the conversion of the Series A convertible preferred stock, for which we have reserved, including a cushion for possible reductions in the conversion price, a total of 60 million shares of common stock;

•

The ability of the investors in the private placement to control our voting stock immediately after the merger and the right of the holders of a majority of the outstanding shares of Series A convertible preferred stock to veto corporate actions such as additional debt or equity financings and acquisitions;

•	The possible adverse impact on the market price of our common stock from resales of common stock by the investors who purchase shares in the private placement;

•	The debt service requirements for the $180 million of debt financing that we must incur in order to pay a portion of the GFA merger consideration;

•

The fact that if the GFA merger does not occur for any reason, we may fail to complete an alternate business combination within the time period required by our certificate of incorporation and will be required to liquidate and that upon liquidation, stockholders will receive less than the $8.00 per share price paid in our initial public offering and could be required by creditors to return distributions they receive out of the trust account holding proceeds from our initial public offering; and

•

The financial interest of our officers and directors in (1) obtaining expense reimbursements that exceed amounts from the proceeds of our initial public offering held outside the trust account or (2) avoiding payments under indemnity agreements designed to avoid claims against the trust account if we are required to liquidate, which may have influenced their motivation in causing us to undertake the GFA merger.

Supermajority Voting Requirement

Although each proposal is a separate matter to be voted on by you, Proposals 1, 2 and 3 are expressly conditioned upon the approval of the others and, in the event any one of those proposals does not receive the necessary vote to approve that proposal, we will not complete any of the transactions identified in Proposals 1, 2 and 3. This means that you must approve Proposals 1, 2 and 3 if you wish to approve the GFA merger. Proposal 3 requires the affirmative vote of 75% of our outstanding shares of common stock, which is a higher standard than that required for the approval of the other proposals.

Recommendation of Our Board of Directors

The board of directors believes that the merger proposal is fair to, and in the best interests of, all our stockholders, including those who acquired shares in our initial public offering. Accordingly, our board of directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3, 4 and 5.

Questions and Answers Regarding Voting on the Proposals

Q:	Why am I receiving this proxy statement?

A:	We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the special meeting in connection with the proposals specified in the notice of the special meeting.

Q:	What is a quorum?

A:	A quorum is the number of shares that must be represented, in person or by proxy, in order for business to be transacted at the special meeting.

More than one-half of the total number of shares of our common stock outstanding as of the record date (a quorum) must be represented, either in person or by proxy, in order to transact business at the special meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

However, in order to vote on Proposal 1, more than one-half of the shares of our common stock purchased in our initial public offering must be represented, because only the holders of those shares may vote on the merger proposal.

In order to approve the amendment and restatement of our certificate of incorporation, at least 75% of our outstanding common stock must vote in favor of the proposal, and, therefore, we will need at least 75% of our shares of common stock to be represented, either in person or by proxy, in order to consider Proposal 3.

Q:	Who may vote?

A:	You can vote your shares of common stock if our records indicate that you owned the shares at the close of business on the record date, which is [ ], 2007. On the record date, there were 15,951,050 outstanding shares of Boulder common stock.

Our outstanding warrants do not have voting rights and will not be entitled to vote at the special meeting.

Q:	How many votes do I have?

A:	Each share of our common stock is entitled to one vote per share at the special meeting. The enclosed proxy card shows the number of shares you are entitled to vote.

Q:	How do I vote by proxy?

A:	Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the special meeting. Sign and date the proxy card and mail it back to us in the enclosed postage-paid return envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign, date and return the proxy card, but do not vote on a proposal, the proxyholders will vote “FOR” Proposals 1, 2, 3, 4 and 5. Therefore, if you wish to vote “FOR” all the proposals, you may simply sign, date and return your proxy card by [ ], 2007.

Q:	What is the effect if I return my proxy card marked “ABSTAIN” or if I fail to vote?

A:	A properly executed proxy card marked “ABSTAIN” will have the effect of a vote against Proposals 2, 3, 4 and 5. A failure to vote your shares (by failing to submit a properly executed proxy card and failing to vote in person at the meeting) will have the effect of a vote against Proposal 3 and, assuming the presence of a quorum, will have no effect on the vote on Proposals 1, 2, 4 and 5. However, because the GFA merger will not be completed unless stockholders approve Proposals 1, 2 and 3, and because Proposal 3 regarding the amendment and restatement of our certificate of incorporation requires the affirmative vote of the holders of at least 75% of our outstanding common stock, your abstention or failure to vote on Proposal 3 will have the same effect as a vote against each of these proposals.

Q:	If I am opposed to the merger, how do I convert my shares to cash?

A:	Unless you affirmatively vote against Proposal 1, and affirmatively elect on the proxy card to convert your shares of common stock to a pro rata portion of the funds in the trust account, your shares of common stock will not be converted into such funds.

Q:	What do I need to do now?

A:	After you carefully read this proxy statement, mail your signed proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be represented at the special meeting. In order to assure that your vote is counted, please vote your proxy as instructed on your proxy card even if you currently plan to attend the special meeting in person. If you have received multiple proxy cards, your shares may be registered in different names or in more than one account. It is important that you complete, sign, date and return each proxy card that you receive.

Q:	May I change my vote after I have mailed my proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You may change your vote in any of the following ways:

•

by sending a written notice of revocation to Boulder Specialty Brands, Inc., Attn: Stephen B. Hughes, 6106 Sunrise Ranch Drive, Longmont, Colorado 80503 stating that you would like to revoke your proxy;

•	by sending a completed proxy card bearing a later date than your original proxy card; or

•	by attending the special meeting and voting in person.

Attending the special meeting without voting will not revoke a proxy. If you wish to revoke your proxy in a manner other than by attending the special meeting and voting in person, we must receive your notice of revocation or later dated proxy no later than the beginning of the special meeting.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Q:	May I vote in person?

A:	Yes. If your shares are not held in “street name” through a broker, bank or other nominee, you may attend the special meeting and vote your shares in person. If your shares are held in “street name,” you must obtain a proxy from your broker, bank or other nominee in order to attend the special meeting and vote. Whether or not you plan to attend the meeting in person, we ask that you return a completed proxy card in order to ensure that your vote is counted.

Q:	If my shares are held in “street name” by my broker, bank, or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares following the procedure provided by your broker, bank or other nominee. If you do not provide instructions, your shares will not be voted.

Q:	Who pays for this proxy solicitation?

A:	We will bear the expense of soliciting proxies, including the cost of preparing, printing and mailing this proxy statement and the accompanying proxy card. We have engaged [ ], for a fee of $[ ], plus reimbursement for out-of-pocket expenses, to aid in the solicitation of proxies.

Q:	Who can help answer my questions?

A:	If you have additional questions about any of the proposals to be voted on at the special meeting, you should contact:

Boulder Specialty Brands, Inc.

Attn: Stephen B. Hughes

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

(303) 682-1982

SELECTED HISTORICAL FINANCIAL INFORMATION OF GFA

The following financial information regarding GFA is provided to assist you in the analysis of the financial aspects of the merger. GFA’s historical information was derived from its audited consolidated financial statements as of and for the years ended December 31, 2006 and December 31, 2005 and for the period from February 5, 2004 to December 31, 2004. This information was also derived from combined audited financial statements from its predecessor companies, New Industries Corporation and Fitness Foods, Inc. for the three-month period ended March 31, 2004 and for the year ended December 31, 2003, and from unaudited financial statements for the year ended December 31, 2002. The information is only a summary and should be read in conjunction with the historical consolidated financial statements and related notes contained elsewhere in this proxy statement. The historical results included below and elsewhere in this document are not indicative of the future performance of GFA.

(in thousands)

	GFA Holdings, Inc.			GFA Holdings, Inc	Combined Predecessor Companies
	Year Ended December 31,			Period from Feb. 5, 2004 to Dec. 31, 2004(1)	Period from Jan. 1, 2004 to Mar. 31, 2004(1)	Year Ended December 31,
	2006	2005	2004(1)			2003(1)	2002(1)
			(unaudited)				(unaudited)
			Pro Forma
Consolidated Statement of Operations data:
Net Revenue	$160,561	$114,078	$84,125	$65,304	$18,822	$62,532	$45,396
Gross profit	89,958	66,588	47,262	36,725	10,537	35,571	26,065
Operating income	25,180	14,857	8,933	5,650	3,283	9,391	2,879

Selected Balance Sheet data (end of period):
Total assets	118,877	112,057	110,094	110,094	108,899	24,408	24,805
Long-term debt, current portion	4,725	5,846	13,594	13,594	—	—	—
Long-term debt, noncurrent portion	—	12,879	19,331	19,331	3,021	—	—
Deferred tax liability, noncurrent	6,801	5,041	1,864	1,864

(1)

On February 5, 2004 GFA was organized and on March 31, 2004 it acquired certain assets of New Industries Corporation, formerly known as GFA Brands, Inc. (an Ohio corporation), referred to as “GFA Ohio”. Also on March 31, 2004 GFA issued 100,000 shares of common stock to Fitness Foods, Inc. (“FFI”) in exchange for certain of FFI’s assets as part of a contribution agreement between FFI and GFA. The audited results for the period from January 1, 2004 through March 31, 2004 are the combined statements for GFA Ohio and FFI before the acquisitions on March 31, 2004. The audited results for 2003 and the unaudited results for 2002 are the combined amounts for GFA Ohio and FFI. The results from February 5, 2004 through December 31, 2004 are for GFA. The pro forma results for the 12 months ended December 31, 2004 are the combined amounts for GFA Ohio and FFI for the period from January 1, 2004 through March 31, 2004 and for GFA from inception, February, 5, 2004, through December 31, 2004. Although GFA was formed on February 5, 2004, it had no operating activity until it acquired the assets of GFA Ohio and FFI on March 31, 2004.

SELECTED HISTORICAL FINANCIAL INFORMATION

	Twelve months ended December 31, 2006	May 31, 2005 (inception) December 31, 2006	May 31, 2005 (inception) to December 31, 2005
Statement of operations data:
Formation and operating costs	$1,924,602	$2,034,156	$109,554
Expenses settled with founders stock	—	2,359,856	2,359,856

Operating loss	$(1,924,602)	$(4,394,012)	$(2,469,410)
Gain (loss) on derivative liabilities	(15,266,445)	(13,457,879)	1,808,566
Interest income	4,220,026	4,243,768	23,742
Income taxes	(808,140)	(808,140)	—

Net loss	$(13,779,161)	$(14,416,263)	$(637,102)

Weighted average number of shares outstanding	14,355,945	10,524,943	4,025,031

Net loss per share—basic and diluted	$(0.96)	$(1.37)	$(0.16)

	December 31, 2006		December 31, 2005
Balance sheet data (at period end):
Cash and cash equivalents	$569,142		$1,548,609
Investments held in trust—restricted	101,073,611		98,354,755
Deferred costs	3,589,990		—

Total assets	$106,284,163		$100,280,424

Derivative liabilities	$32,284,925		$17,018,480
Total liabilities	40,863,120		21,507,996
Common stock subject to possible conversion	19,661,116		19,661,116
Total stockholders’ equity	45,327,304		59,111,312

Total liabilities and stockholders’ equity	$106,284,163		$100,280,424

SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information combines (i) the historical balance sheets of GFA as of December 31, 2006, and Boulder as of December 31, 2006, giving effect to the merger of GFA and Boulder, the private placement and the secured debt financing as if they had occurred on December 31, 2006, and (ii) the historical statements of operations of GFA for the period January 1, 2006 to December 31, 2006 and Boulder for the period from January 1, 2006 to December 31, 2006, giving effect to the merger of GFA and Boulder and related transactions as if they had occurred in the beginning of the period.

They have been prepared using two different levels of approval of the merger by the Boulder stockholders, as follows:

•

Assuming No Conversions: assumes that none of the holders of shares sold in our initial public offering vote against the merger and convert their shares into a pro rata portion of the trust account from our initial public offering; and

•

Assuming Maximum Conversions: assumes that holders of 19.99% of the shares sold in our initial public offering vote against the merger and convert their shares into a pro rata portion of the trust account from our initial public offering.

(in thousands except income (loss) per share amounts and weighted average shares outstanding)

	Year Ended December 31, 2006
	Assuming No Conversions	Assuming Maximum Conversions

Consolidated Statements of Operations Data:
Net sales	$160,561	$160,561
Cost of goods sold	70,603	70,603

Gross profit	89,958	89,958
Operating expenses	70,769	70,769

Operating income (loss)	19,189	19,189
Other income (expense)	(30,419)	(31,257)

Income (loss) before income taxes	(11,230)	(12,068)
Income tax expense	1,860	1,525

Net income (loss)	$(13,090)	$(13,593)

Net income (loss) per share:
Basic	$(0.46)	$(0.49)
Diluted	$(0.46)	$(0.49)

Weighted average shares outstanding
Basic	28,766,133	27,555,724
Diluted	28,766,133	27,555,724

Selected Balance Sheet Data (at period end)

Cash and cash equivalents	$3,237	$3,143

Total assets	$516,642	$516,548

Total shareholders’ equity	$149,127	$139,033

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the merger proposal and other related proposals. As substantially all, if not all, of our operations will be those of GFA upon completion of the merger, many of the following risk factors relate to the business and operations of GFA and Boulder, as the owner of such business.

Risks Associated with GFA’s Business

If GFA fails to meet its obligations under its license agreement, GFA may lose its rights to key technologies on which its business depends.

Approximately 76% of GFA’s sales for the year ended December 31, 2006 depend upon its exclusive and perpetual license of certain technology from Brandeis University. The licensed technology covers all Smart Balance® margarine, except for the spray product, all Earth Balance® margarine and all Smart Balance® popcorn. The license agreement imposes obligations upon GFA, such as payment obligations and obligations to diligently pursue the development of commercial products under the licensed patents. If the licensor believes that GFA has failed to meet its obligations under the license agreement, the licensor could seek to limit or terminate GFA’s license rights, which could lead to costly and time-consuming litigation and, potentially, a loss of the licensed rights. During the period of any such litigation, our ability to continue to sell existing products and to carry out the development and commercialization of potential products could be materially adversely affected. If GFA’s license rights are restricted or ultimately lost, we would be forced to re-formulate all of the affected products noted above and refrain from making any cholesterol ratio improvement claims on our packaging, consumer advertising and promotion materials. We would also lose the ability to sub-license and receive sub-license fees for the Brandeis technology. Sub-licensing fees accounted for approximately $263,000 in income in 2006. It is difficult to accurately quantify the economic impact on GFA if it defaulted under its license agreement except to conclude that our ability to continue our business could be severely adversely affected or ultimately terminated.

GFA’s business depends on its ability to protect its intellectual property effectively. Our inability to protect GFA’s intellectual property could harm the value of its brand and adversely affect its business.

GFA’s business depends substantially on the legal protection of proprietary rights in intellectual property it owns and licenses. GFA also claims proprietary rights in various unpatented technologies, know-how, trade secrets and trademarks relating to its products and manufacturing processes. Our ability to implement our business plan depends in part on our ability to expand brand recognition using GFA’s trademarks, service marks, trade dress and other proprietary intellectual property, including its name and logos. If existing contractual measures fail to protect GFA’s proprietary rights, or if any third party misappropriates or infringes on GFA’s intellectual property, any advantage those proprietary rights provide may be negated and the value of GFA’s brands may be harmed, which could have a material adverse effect upon our business and might prevent GFA’s brands from achieving or maintaining market acceptance. Monitoring infringement of intellectual property rights is difficult and we cannot be certain that the precautions GFA has taken will prevent the unauthorized use of its intellectual property and know-how, particularly in countries where the laws may not protect its proprietary rights as adequately as the laws of the United States. Accordingly, other parties, including competitors, may duplicate GFA’s products using its proprietary technologies. Pursuing legal remedies against persons infringing on its patents or otherwise improperly using GFA’s proprietary information is a costly and time-consuming process that would divert management’s attention and other resources from the conduct of its business, which could cause delays and other problems with the marketing and sales of its products, as well as delays in deliveries. GFA has commenced legal actions against third parties infringing on the patents in the past and is currently involved in settling litigation with C.F. Sauer Co. As part of that litigation, C.F. Sauer Co. requested the re-examination of three of the patents licensed by GFA. One of the licensed patents has emerged from the re-examination with all claims upheld, and GFA has received a certificate of reexamination. The other two licensed patents have completed the substantive portion of the reexamination with all claims upheld, and GFA expects to receive certificates of reexamination in the near future. There can be no assurances that we will not encounter claims with respect to prior users of intellectual property relating to GFA’s products. If so, this could harm GFA’s image, brand or competitive position and cause us to incur significant penalties and costs.

GFA relies on a combination of common law trademark rights, U.S. federal registration rights, and trade secret laws to protect its proprietary rights. GFA uses the term “smart balance” in its trade name and in its current product line names. The term “smart balance” and variations thereof are widely used for many food products other than those sold by GFA. Such widespread use may weaken GFA’s trademark rights and may dilute any unique or distinctive significance the term “smart balance” may have as a means of identifying GFA’s products. There can be no assurance that we will be able to enforce GFA’s trademark rights for current products or register trademarks or obtain common law trademark rights using “smart balance” for any new product lines we may introduce. The inability to have the exclusive use of the term “smart balance” in new product names could weaken our ability to create a strong “smart balance” brand in existing and new product categories.

Common law trademark rights do not provide the same level of protection as afforded by the United States federal registration of a trademark. Common law trademark rights are limited to the geographic area in which the trademark is actually used, plus a reasonable zone of future expansion, while U.S. federal registration on the Principal Register provides the registrant with superior rights throughout the United States, subject to certain exceptions.

To the extent that GFA has registered its trademarks in foreign jurisdictions where its products are or may be sold, the protection available in such jurisdictions may not be as extensive as the protection available in the United States.

A substantial portion of GFA’s revenues are derived from the sales of its Smart Balance® margarine products and our future ability to maintain and grow its revenues depends upon continued sales of these products. Any adverse developments with respect to the sale of Smart Balance® margarine products could significantly reduce revenues and have a material adverse affect on GFA’s ability to remain profitable and achieve future growth.

Approximately 70% of GFA’s revenues for the year ended December 31, 2006 resulted from sales of its Smart Balance® margarine products. GFA has commercially launched other Smart Balance® products in a highly and increasingly competitive market and it cannot be certain that such products will achieve continued commercial success.

We cannot be certain that GFA will be able to continue to commercialize its products or that any of its products will continue to be accepted in their markets. Specifically, the following factors, among others, could affect market acceptance of Smart Balance® margarine products:

•	the introduction of new products into the functional food market;

•	the level and effectiveness of our sales and marketing efforts;

•	any unfavorable publicity regarding these products or similar products;

•	litigation or threats of litigation with respect to these products;

•	the price of the product relative to other competing products;

•	any changes in government policies and practices; and

•	regulatory developments affecting the manufacture, marketing or use of these products.

Any adverse developments with respect to the sale of Smart Balance® margarine products could significantly reduce revenues and have a material adverse effect on our ability to maintain profitability and achieve our business plan.

GFA has no long-term contracts with its customers which require the purchase of a minimum amount of its products. The absence of long-term contracts could result in periods during which we must continue to pay costs and service indebtedness without current revenues.

GFA’s customers do not provide GFA with firm, long-term volume purchase commitments. As a result of the absence of the long-term contracts, our post-combination business could have periods during which we have no or only limited orders for our products, but we will continue to have to pay the costs to maintain our work force and service our indebtedness without the benefit of current revenues. We cannot assure that we will be able to timely find new customers to supplement periods where we experience no or limited purchase orders or that we can recover fixed costs as a result of experiencing reduced purchase orders. Periods of no or limited purchase orders for our products could have an adverse affect on our net income or cause us to incur losses.

GFA is dependent on a relatively small number of significant customers, and the loss of a significant customer or significant reduction in purchase volume by any such customer could have a material adverse affect on GFA’s revenues and net income.

A limited number of supermarket chains and food wholesalers have historically accounted, and are likely to continue to account in the future, for a substantial portion of GFA’s revenues. GFA’s three largest customers in 2006 accounted for approximately 32% of GFA’s sales revenues in 2006, with Wal-Mart and C&S Wholesale Grocers, Inc. accounting for approximately 13% and 10%, respectively. No other single customer accounted for more than 10% of GFA’s sales revenues in 2006. GFA’s customers typically purchase GFA’s products with standard purchase orders and, in general, are not bound by long-term contracts. There can be no assurance that Wal-Mart and C&S Wholesale Grocers, Inc. or GFA’s other significant customers will continue their relationships with GFA. The loss of Wal-Mart as a customer or the loss of a number of other major customers or a significant reduction in purchase volume by such customers could have a material adverse effect on GFA’s business, results of operations and financial condition.

GFA is dependent on third-party manufacturers, and the loss of a manufacturer or the inability of a manufacturer to fulfill its orders or to maintain the quality of GFA’s products could adversely affect GFA’s ability to make timely deliveries of product or result in product recalls.

GFA does not own or operate any manufacturing facilities and is dependent on third parties for the manufacture of its products. GFA currently relies on and may continue to rely on two manufacturers to produce all of its margarine. If either of GFA’s two manufacturers were unable or unwilling to produce GFA’s products in a timely manner or to produce sufficient quantities to support GFA’s growth, if any, GFA would have to identify and qualify new manufacturers. As GFA expands its operations, it may have to seek new manufacturers and suppliers or enter into new arrangements with existing ones. GFA has been advised that one of its third-party manufacturers for its margarine products is in Chapter 11 bankruptcy proceedings and may experience an ownership change. To date, GFA has not experienced any interruptions in supply from this manufacturer. GFA is in the process of locating and qualifying alternative sources of supply in the event this third-party manufacturer is unable to continue to produce GFA’s products. However, only a limited number of manufacturers have the ability to produce a high volume of GFA’s products, and it could take a significant period of time to locate and qualify such alternative production sources. In addition, GFA may encounter difficulties or be unable to negotiate pricing or other terms as favorable as those it currently enjoys. There can be no assurance that GFA would be able to identify and qualify new manufacturers in a timely manner or that such manufacturers could allocate sufficient capacity in order to meet GFA’s requirements, which could adversely affect GFA’s ability to make timely deliveries of product. In addition, there can be no assurance that the capacity of GFA’s current manufacturers will be sufficient to fulfill GFA’s orders and any supply shortfall could materially and adversely affect GFA’s business, results of operations, and financial condition. Shipments to and from the warehouses could be delayed for a variety of reasons, including weather conditions, strikes, and shipping delays. Any significant delay in the shipments of product would have a material adverse effect on GFA’s business, results of operations and financial condition and could cause GFA’s sales and earnings to fluctuate during a particular period or periods. GFA has from time-to-time experienced, and may in the future experience, delays in the production and delivery of product.

GFA’s manufacturers are required to maintain the quality of GFA’s products and to comply with GFA’s code book specifications and requirements for certain certifications. There can be no assurance that GFA’s manufacturers will continue to produce products that are consistent with GFA’s standards. GFA has occasionally received, and may from time to time receive, shipments of products that fail to conform to GFA’s standards. The failure of any manufacturer to produce products that conform to GFA’s standards could materially and adversely affect our reputation in the marketplace and result in product recalls, product liability claims and severe economic loss.

Changes in consumer preferences and discretionary spending may have a material adverse effect on GFA’s revenue, results of operations and financial condition.

The food processing industry in general and the functional food industry in particular are subject to changing consumer trends, demands and preferences. Trends within the functional food industry change often and the failure of GFA to anticipate, identify or react to changes in these trends could, among other things, lead to reduced demand and price reductions, and could have a material adverse effect on GFA’s business, results of operations and financial condition. These changes might include consumer demand for new products or formulations that include health promoting ingredients such as nutraceuticals. GFA’s success depends, in part, on its ability to anticipate the tastes and dietary habits of consumers and to offer products that appeal to their preferences on a timely and affordable basis.

GFA relies primarily upon one distributor to deliver its margarine products, and the inability of that distributor to make timely deliveries or support our growth could adversely affect our revenues and net income.

GFA currently uses and we may continue to use one distributor to deliver a significant portion of its margarine products from the third-party manufacturers to customers. If the distributor were unable or unwilling to deliver such products in a timely manner or to support our growth, if any, we would have to identify and qualify new distributors. There can be no assurance that we would be able to identify and qualify new distributors in a timely manner, which could adversely affect our ability to make timely deliveries of our products. We continue to evaluate alternative options to GFA’s current distribution system.

Fluctuations in various food and supply costs could adversely affect GFA’s operating results.

GFA’s manufacturers obtain most of the key ingredients used in GFA’s products from third-party suppliers. As with most food products, the availability and cost of raw materials used in GFA’s products can be affected by a number of factors beyond its control, such as general economic conditions affecting growing decisions, weather conditions such as frosts, drought, and floods, and plant diseases, pests and other acts of nature. Because GFA does not control the production of raw materials, it is also subject to delays caused by interruption in production of materials based on conditions not within its control. Such conditions include job actions or strikes by employees of suppliers, weather, crop conditions, transportation interruptions, natural disasters or other catastrophic events. There can be no assurance that GFA’s manufacturers will be able to obtain alternative sources of raw materials at favorable prices, or at all, if any of them experience supply shortages. The inability of GFA’s manufacturers to obtain adequate supplies of raw materials for its products at favorable prices, or at all, as a result of any of the foregoing factors or otherwise could cause an increase in GFA’s cost of sales and a corresponding decrease in gross margin, or cause GFA’s sales and earnings to fluctuate from period to period . Such fluctuations and decrease in gross margin could have a material adverse effect on GFA’s business, results of operations and financial condition.

GFA’s advertising is regulated for accuracy, and if its advertising is determined to be false or misleading, we may face fines or sanctions.

GFA’s advertising is subject to regulation by the Federal Trade Commission under the Federal Trade Commission Act, which prohibits dissemination of false or misleading advertising. In addition, the National

Advertising Division of the Council of Better Business Bureaus, Inc., which we refer to as NAD, administers a self-regulatory program of the advertising industry to ensure truth and accuracy in national advertising. NAD both monitors national advertising and entertains inquiries and challenges from competing companies and consumers. Should our advertising be determined to be false or misleading, we may have to withdraw our campaign and possibly face fines or sanctions, which could have a material adverse affect on GFA’s sales and operating results.

Adverse publicity or consumer concern regarding the safety and quality of food products or health concerns may result in loss of sales.

GFA is highly dependent upon consumers’ perception of the safety, quality and possible dietary benefits of its products. As a result, substantial negative publicity concerning one or more of GFA’s products or other foods similar to GFA’s products could lead to a loss of consumer confidence in GFA’s products, removal of GFA’s products from retailers’ shelves and reduced sales and prices of GFA’s products. Any of these events could have a material adverse effect on GFA’s business, results of operations and financial condition.

If GFA conducts operations in a market segment that suffers a loss in consumer confidence as to the safety and quality of food products, our post-combination business could be adversely affected. The food industry has recently been subject to negative publicity concerning the health implications of genetically modified organisms, obesity, trans fatty acids, mad cow disease, avian flu and bacterial contamination. Developments in any of these areas including, but not limited to, a negative perception about our proprietary formulations, could cause GFA’s operating results to differ materially from results that it expects. Any of these events could harm GFA’s sales and our operating results, perhaps significantly.

Risks Related to the Food and Beverage Industries

GFA’s business operations may be subject to numerous laws and governmental regulations, exposing us to potential claims and compliance costs that could adversely affect our operations after the merger.

Manufacturers and marketers of food and beverage products are subject to extensive regulation by the Food and Drug Administration, which we refer to as the FDA, the United States Department of Agriculture, which we refer to as the USDA, and other national, state and local authorities. For example, the Food, Drug and Cosmetic Act and its regulations govern, among other things, the manufacturing, composition and ingredients, packaging and safety of foods. Under this act, the FDA regulates manufacturing practices for foods through its current “good manufacturing practices” regulations, and imposes ingredient specifications and requirements for many foods. Additionally, the USDA has adopted regulations with respect to a national organic labeling and certification program which were effective February 20, 2001 and fully implemented on October 21, 2002. Food and beverage manufacturing facilities and products are also subject to periodic inspection by federal, state and local authorities. Any changes in laws and regulations applicable to food and beverage products could increase the cost of developing and distributing GFA’s products and otherwise increase the cost of conducting our business after the business combination, which would adversely affect our financial condition. In addition, if we and/or GFA fail to comply with applicable laws and regulations, including future laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business, financial condition, results of operations or liquidity.

We may be subject to significant liability should the consumption of any of food or beverage products manufactured or marketed by GFA cause injury, illness or death. Regardless of whether such claims against GFA are valid, they may be expensive to defend and may generate negative publicity, both of which could adversely affect GFA’s operating results.

The sale of food products for human consumption involves the risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or spoilage, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during production processes. Although we may believe that GFA or its manufacturers are in material compliance with all applicable laws and regulations, if the consumption of GFA’s products causes or is alleged to have caused an illness in the future, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding an illness, injury or death could adversely affect GFA’s reputation with existing and potential customers and our corporate image and operating results. Moreover, claims or liabilities of this nature might not be covered by insurance or by any rights of indemnity or contribution that we or GFA may have against others. While we may have indemnification rights related to certain product liability claims prior to the completion of the business combination and while GFA has product liability insurance coverage in amounts we believe to be adequate, we cannot be sure that claims or liabilities will be asserted for which adequate indemnification or insurance will be available or that such claims or liabilities will not exceed the available amount of insurance coverage.

GFA’s food or beverage products may also experience product tampering, contamination or spoilage or be mislabeled or otherwise damaged. Under certain circumstances a product recall could be initiated, leading to a material adverse effect on GFA’s operations and our operating results. Recalls, though not mandated by the Food Drug and Cosmetic Act, may be required nonetheless to avoid seizures or civil or criminal litigation. Even if such a situation does not necessitate a recall, product liability claims could be asserted against us or GFA. A products liability judgment or a product recall involving GFA or us could have a material adverse effect on our business, financial condition, results of operations or liquidity. We do not currently maintain a crisis management system to respond to product recall or liability-related issues arising from the manufacture or sale of food or beverage products. If GFA lacks a crisis management system or has a crisis management system that, in our opinion, is insufficient, we intend to implement or upgrade the system. The implementation or upgrade process may be expensive and time consuming, and does not assure that we will be able to respond on a timely or effective basis if GFA encounters a crisis.

GFA is also heavily dependent on its manufacturers for compliance with sound and lawful production of its products. Therefore, if GFA does not have adequate insurance or contractual indemnification, product liabilities relating to defective products could have a material adverse effect on GFA’s business, results of operations, liquidity and financial condition.

Regardless of whether any claims against GFA are valid, or whether it is ultimately held liable, claims may be expensive to defend and may divert time and money away from its operations, which could have a detrimental effect on its performance. A judgment that is significantly in excess of GFA’s insurance coverage for any claims could materially and adversely affect its financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect GFA’s reputation, which could adversely affect its results.

The food processing industry has been subject to a growing number of claims based on the nutritional content of food products as well as disclosure and advertising practices. GFA may also be subject to this type of proceeding in the future and, even if not, publicity about these matters (particularly directed at the quick-service and fast-casual segments of the industry) may harm GFA’s reputation and adversely affect its results.

Slotting fees and customer charges or charge-backs for promotion allowances, cooperative advertising and damaged, undelivered or unsold food or beverage products may have a significant impact on the operating results of GFA and may disrupt customer relationships on which GFA depends.

Retailers in the grocery industry charge slotting fees for access to shelf space and often enter into promotional and advertising arrangements with distributors and manufacturers that result in the sharing of promotional and advertising costs among the retailer, distributor and/or manufacturer. As the retail grocery industry has consolidated and become more competitive, retailers have sought greater participation by distributors and manufacturers in cooperative promotional and advertising arrangements, and are more inclined to pass on unanticipated increases in promotional and advertising costs to distributors and manufacturers. Additionally, retailers are exhibiting a greater willingness to take deductions for damaged, undelivered and unsold products or to return unsold products to distributors and manufacturers. The vast majority of distributors, including GFA, and manufacturers sell their food and beverage products to retailers without a right of return, however, the presence of only a small number of retailers may have the practical effect of requiring distributors and manufacturers to accept returns even if their policies do not obligate them to do so. If GFA is charged significant and unanticipated promotional allowances or advertising charges by retailers, or if its customers take substantial charge-backs or return material amounts of food or beverage products, the operating results and liquidity of GFA could be harmed substantially. Moreover, an unresolved disagreement with a retailer concerning promotional allowances, advertising charges, charge-backs or returns could significantly disrupt or cause the termination of a customer relationship, immediately reducing our post-merger sales and liquidity. Because of the limited number of retailers in the U.S. grocery market, the loss of even a single retailer could have a long-term negative impact on our financial condition and revenues.

Changes in retail distribution arrangements can result in the temporary loss of retail shelf space and disrupt sales of food or beverage products, which could cause GFA’s sales to fall.

From time to time, retailers change distribution centers that supply some of their retail stores or change sales agencies that are responsible for stocking and maintaining food and beverage products in parts of their stores. If a new distribution center has not previously distributed GFA’s products in that region or if a sales agency is not familiar with GFA’s products, there will be a delay in a distribution center’s ability to begin distributing new products in its region or to arrange for a sales agency to represent and stock GFA’s products. Even if a retailer approves the distribution of products in a new region, product sales may decline while the transition in distribution or sales arrangements takes place. If GFA does not get approval to have its products offered in a new distribution region or if getting this approval takes longer than anticipated, our operating results may suffer. Likewise, if GFA cannot establish a relationship with a sales agent to stock food or beverage products in one or a number of stores or if GFA temporarily loses shelf space during the time it takes to do so, its sales may decline.

Risks Related to Boulder

If we are unable to complete the GFA merger, we will require additional funds in order to pursue an alternate business combination. If we are not able to complete an alternate business combination within the required time period, we must liquidate.

If the GFA merger is not approved by our stockholders, or if the holders of 20% or more of our common stock issued in our initial public offering vote against the merger and elect to convert their shares to cash, we will not acquire GFA. Our liabilities incurred in connection with the merger and our other operating activities exceed the funds available to us by approximately $4.4 million at December 31, 2006. The funds in our trust account from our initial public offering consist of the net offering proceeds, plus interest (other than $750,000 we were permitted to use as working capital). None of these trust funds are available to us to pursue alternate business combinations. Therefore, we will need to obtain addition working capital from our founding directors and initial stockholders or from private investors. There is no assurance that additional capital will be available on terms acceptable to us.

Even if we are able to raise enough working capital to identify and evaluate prospective businesses for an alternate business combination, we will be limited by time constraints imposed by our certificate of incorporation. If the GFA merger is not completed for any reason and we are not able to complete an alternative business acquisition by June 16, 2007 or enter into a letter of intent, agreement in principle or definitive agreement for an alternate business combination by June 16, 2007 and complete that alternate business combination by December 16, 2007, we will be required to liquidate.

Under Delaware law, our dissolution and liquidation requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute the trust account proceeds to our public stockholders.

Pursuant to Delaware law, our dissolution and liquidation requires the affirmative vote of stockholders owning a majority of our then outstanding voting stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the Securities and Exchange Commission and could be subject to its review. This process could take a substantial amount of time ranging from 40 days to several months. As a result, the distribution of our trust account proceeds to our stockholders could be subject to considerable delay. Furthermore, we may need to postpone the stockholders meeting, resolicit our stockholders or amend our plan of dissolution and distribution to obtain stockholder approval, all of which would further delay the distribution of the funds in the trust account and result in increased costs.

If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to our public stockholders, and these funds will not be available for any other corporate purpose. In the event that we are unable to obtain approval for our dissolution and liquidation, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot predict whether our stockholders will approve our dissolution in a timely manner or at all. As a result, we cannot provide our public stockholders with assurances of a specific timeframe for the dissolution and liquidation. If our stockholders do not approve our dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered an investment company and in that event, we would be subject to the regulatory burden and additional expense of complying with the Investment Company Act of 1940.

If we liquidate, our stockholders will receive less than the amount at which we sold units in our initial public offering.

If stockholders approve our liquidation, we will distribute amounts held in our trust account pro rata to the holders of the shares of common stock issued in our initial public offering, subject to the costs of liquidation and to valid claims of creditors who have not waived claims against the trust account. Two of our founding directors have agreed to indemnify us for claims of these creditors. If they cannot or do not indemnify us for these claims, we anticipate that liquidating distributions would be reduced by approximately $0.35 per share, based on amounts owed to creditors as of December 31, 2006 who have not waived claims against the trust account. We anticipate that if these creditors are not paid out of the trust account, total liquidating distributions would be approximately $7.88 per share if the distributions were made on December 31, 2006. However, we cannot estimate the actual amount that would be distributed, which will be less than the $8.00 price paid by investors in our initial public offering. There will be no distribution from the trust account with respect to our public warrants or funding director warrants, which will expire worthless.

In connection with our liquidation, we will pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. Unless we are able to obtain additional financing, we will not have sufficient funds outside the trust account to satisfy our liabilities and obligations. Accordingly, the trust account proceeds could be subject to claims that could take priority over the claims of our public stockholders. In addition, stockholders who received a return of funds could be liable for claims made by creditors to the extent of distributions received by them in a dissolution, and any such liability of our stockholders would likely extend beyond the third anniversary of the dissolution.

If we liquidate and our two founding directors contest their liability under their indemnity agreements, our board of directors will assess the costs and benefits of litigation against the founders before deciding whether to enforce the agreements. Depending on the assessment, our board of directors may choose not to enforce the agreements, which would result in a reduction in the amount of liquidating distributions to stockholders.

If we do not complete the GFA merger or other business combination and are forced to liquidate, the trust account proceeds may be subject to claims that could take priority over the claims of our public stockholders.

Messrs. Hughes and Lewis, our two founding directors, have entered into separate indemnity agreements under which they will be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of creditors. The exercise of our rights under these agreements in the event that Messrs. Hughes or Lewis contest their liability or default under these agreements will be determined by our board of directors, with Messrs. Hughes and Lewis abstaining. As of this date, our directors have not made a determination regarding the actions they would cause Boulder to take against Messrs. Hughes and Lewis. Such a determination will be made at the time of the dispute or default, in light of the directors’ duties as fiduciaries and the facts and circumstances at the time, including the amount of the aggregate claims against Messrs. Hughes and Lewis, the anticipated costs of litigation and whether litigation could be expensive and delay dissolution.

In the event that our board of directors decides not to enforce the indemnification agreements against Messrs. Hughes and Lewis, we anticipate that liquidating distributions would be reduced by approximately $0.35 per share, based on amounts owed to creditors as of December 31, 2006 who have not waived claims against the trust accounts.

Failure to complete the merger could negatively impact the market price of our common stock, which would ultimately result in the disbursement of the trust proceeds, causing investors to experience a loss on their investment.

If the merger is not completed for any reason, we may be subject to a number of material risks, including:

•	the market price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed;

•	certain costs related to the merger, such as legal and accounting fees and the costs of the fairness opinion, must be paid even if the merger is not completed; and

•	charges will be made against earnings for transaction-related expenses, which are higher than expected.

A decreased market price and added costs and charges of the failed merger could make it more difficult to attract another acquisition candidate, especially for a combination involving stock as well as cash, and may ultimately result in the disbursement of the trust proceeds, causing investors to experience a loss on their investment.

The financial interests of our officers and directors, which may be different than the best interests of our stockholders, may have influenced their motivation in causing us to enter into and close the GFA merger agreement.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not in the trust account unless the GFA merger is completed. If we do not complete the GFA merger or other business combination and are forced to liquidate, the trust account proceeds may be subject to claims that could take priority over the claims of our public stockholders. Messrs. Hughes and Lewis, our two founding directors, have entered into separate indemnity agreements under which they will be personally liable under certain circumstances to ensure that the proceeds of the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for, or claims of other parties with which we have contracted. Additionally, Messrs. Hughes, Lewis, Gillespie, McCarthy, Hooper and O’Brien purchased a combined total of 1,000,000 founding director warrants concurrently with the closing of our initial public offering. The shares of common stock and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination, and the $1.7 million purchase price of the founding director warrants will be included in the working capital that is distributed to our public stockholders in the event of our liquidation. These financial interests of our officers and directors may have influenced their motivation in causing us to enter into and close the GFA merger agreement.

If third parties bring claims against us or if GFA has breached any of its representations, warranties or covenants set forth in the merger agreement, we will not be indemnified for any losses arising therefrom.

The merger agreement provides that the GFA stockholders have no obligation to indemnify us for losses arising from a breach of the representations or warranties by GFA set forth in the merger agreement other than claims for fraud, and all representations and warranties of GFA will expire at closing.

Because our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., actions taken and expenses incurred on our behalf by our officers and directors will generally not be subject to “independent” review. If actions taken by our officers and directors are contrary to our best interests, the market price of our securities could be adversely affected.

Each of our directors owns shares of our common stock and may receive reimbursement for out-of-pocket expenses incurred in identifying and performing due diligence on potential target businesses and attending meetings of the board of directors. However, our directors receive no salary or other compensation for services rendered by them on our behalf prior to or in connection with the GFA merger. We have agreed to pay Hughes Consulting, Inc. and Jeltex Holdings, LLC, affiliates of Messrs. Hughes and Lewis, respectively, a combined total of $10,000 per month for office space, administrative services and secretarial support which may be required by us. This arrangement was agreed to by Hughes Consulting, Inc. and Jeltex Holdings, LLC for our benefit and is not intended to provide Messrs. Hughes and Lewis with compensation in lieu of a salary or other remuneration. We believe that the monthly expense is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, this monthly fee will cease. Accordingly, we believe our non-executive directors would be considered “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, and because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred in connection with activities on our behalf, state securities administrators may take the position that all of such individuals are not “independent” and, as such, we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us, there is no limit on the amount of out-of-pocket expenses that could be incurred.

We have agreed with the representatives of the underwriters of our initial public offering that our audit committee will review and approve all expense reimbursements made to our officers, directors or senior advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, available to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Messrs. Hughes and Lewis, our two founding directors, have entered into separate indemnity agreements under which they will be personally liable under certain circumstances to ensure that the proceeds of the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for, or claims of other parties with which we have contracted. We cannot assure you that all actions taken on our behalf by our directors will be in our best interests and in accordance with statutory duties owed to us. If actions are taken or expenses incurred that are not in our best interests, it could have a material adverse effect on our business, operations and the price of our securities held by public stockholders.

Our results of operations and our stock price may fluctuate due to changes in the fair value of our outstanding public warrants from time to time.

Our public warrants are classified as derivative liabilities on our balance sheet. Changes in the fair value of these warrants will result in changes in the recorded amount of these derivative liabilities, and the corresponding gain or loss also will be included in our results of operations. The value of the public warrants will be affected by, among other things, changes in the market price of our common stock and could fluctuate significantly from quarter to quarter, and the resulting impact on our results of operations could cause the market price of our common stock to fluctuate in turn. Even if the GFA merger is not completed, these fluctuations will continue to affect our results of operations as long as the public warrants remain outstanding.

If the merger’s benefits do not meet the expectations of financial or industry analysts, the market price of our common stock may decline.

The market price of our common stock may decline as a result of the GFA merger if:

•	Boulder does not achieve the perceived benefits of the merger as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the merger on our financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and we may not be able to raise future capital, if necessary, in the equity markets.

Risks Relating to the Simultaneous Private Placement

The investors in the private placement have the right to approve material amendments or waivers under the GFA merger agreement. We could disagree with the investors regarding a proposed amendment or waiver and not be able to complete the private placement and the merger.

Investors who have committed to pay a majority of the subscription amounts in the private placement have the right to approve any material amendment to or waiver under the GFA merger agreement. This approval must at all times include the approval of the two investors making the largest investments: affiliated investment funds of OZ Management, L.L.C. and Glenview Capital Management, LLC.

There could be situations in which we would be willing to approve a material amendment or waive a requirement under the GFA merger agreement but the investors would not. In that event, the investors would control our ability to complete the merger, because our failure to obtain their approval would allow them to terminate the securities purchase agreement for the private placement.

Stockholders’ interests in Boulder will be diluted and could be further diluted in the future.

We will initially issue 14,410,188 shares of common stock and 15,388,889 shares of Series A convertible preferred stock and 15,388,889 related investor warrants in the private placement. Our issuance of additional shares of common stock and common stock equivalents will significantly reduce your percentage equity interest in us.

Further dilution could occur as a result of provisions in the legal documents for the private placement:

•

increasing the amount of the liquidation preference of the Series A convertible preferred stock by the amount of unpaid dividends (which our lenders will not permit us to pay in cash) that accrue quarterly at the initial rate of 8% per annum (which rate may increase to as much as 15% per annum), because increases in the liquidation preference will result in turn in the issuance of more shares of common stock upon any conversion of the Series A convertible preferred stock (or the exercise of the related investor warrants, which become exercisable upon the redemption of the Series A convertible preferred stock);

•

requiring reductions in the conversion price of the Series A convertible preferred stock, up to an aggregate of 9%, if we default on our obligation to: (1) designate the Series A convertible preferred stock as Portal Trading Securities with the PORTAL Market of the NASDAQ Stock Market, Inc., (2) list our common stock on the NASDAQ Global Market or the NASDAQ Capital Market or the

American Stock Exchange, (3) register the resale, under the Securities Act of 1933, as amended, of the shares of common stock issued or issuable in connection with the private placement, or (4) not suspend the availability of the registration statement for use by investors for (a) more than 45 consecutive days or (b) for more than 90 calendar days during any 12-month period;

•

requiring reductions in the conversion price of the Series A convertible preferred stock based on anti-dilution protection for issuances of our common stock at a price below the conversion price or below the then-market price, with the adjustments being made on a weighted average basis, which means that the number of shares sold at such price will be taken into account in adjusting the conversion price; and

•

requiring the issuance of additional shares of common stock to investors who buy common stock in the private placement, comparable to and at the same time as the reductions in the conversion price of the Series A convertible preferred stock if we default in our obligation to list our common stock on NASDAQ or to register the resale, under the Securities Act, of the shares of common stock issued or issuable in connection with the private placement.

We intend to reserve a total of 60 million shares of common stock for issuance in order to cover the circumstances described above.

The private placement investors will control our voting securities as a result of the private placement, which could allow them to control the outcome of matters submitted for stockholder approval and, thus, significantly influence our corporate direction.

The shares of Series A convertible preferred stock that we issue in the private placement will vote on an as-converted basis together with the common stock on all matters on which the holders of common stock are entitled to vote, except as otherwise required by law. The 14,410,188 shares of common stock and 15,388,889 shares of Series A convertible preferred stock that we issue in the private placement will constitute 65.13% of our outstanding voting stock immediately after the private placement, excluding warrants exercisable for common stock. As a result, the private placement investors, acting together, will have the ability to control all matters requiring approval of a majority of our stockholders, including mergers, and will have significant influence over matters requiring a super-majority vote under our certificate of incorporation, including the election of directors and amendments to our certificate. As explained in the preceding risk factor, the percentage ownership of the private placement investors may increase due to adjustments to the conversion ratio for the Series A preferred stock. Accordingly, the private placement investors could eventually have absolute control over all matters requiring a super-majority vote. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our stock. The private placement investors’ control of our voting securities may limit the ability of our other stockholders to approve transactions that they deem to be in their best interests.

Holders of our Series A convertible preferred stock have substantial rights that could allow them to significantly influence our management and corporate direction and may also limit the ability of our other stockholders to approve transactions that they deem to be in their best interests.

The terms of our Series A convertible preferred stock provide the holders with certain preferential rights. So long as the number of outstanding shares of our Series A convertible preferred stock represents at least 12.5% of the total number of shares of Series A convertible preferred stock issued at the closing of the private placement, we may not engage in various corporate actions without the consent of the holders of a majority of the Series A convertible preferred stock then outstanding, including:

•	incurring or refinancing any debt, except for:

•	any additional debt (up to $30 million) issued pursuant to our senior credit facility in effect on the date of issuance of the Series A convertible preferred stock,

•	any debt issued to redeem the Series A convertible preferred stock, or

•	any refinancing of the indebtedness outstanding under the senior credit facility;

•

issuing any equity securities, except for securities issued to a Boulder employee, director or consultant pursuant to a board-approved option or incentive plan or any shares of authorized but unissued preferred stock; or

•

making acquisitions (other than the GFA merger) or dispositions in excess of an aggregate amount equal to or greater than 110% of the amount allowed under our credit facility in effect on the date of issuance of the Series A convertible preferred stock.

The specific rights granted to the holders of Series A convertible preferred stock could have the effect of delaying, deterring or preventing us from making acquisitions, raising additional capital, or effecting other strategic corporate transactions. The preferential rights could also be used to deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. These rights may also limit the ability of our other stockholders to approve transactions that they deem to be in their best interests.

Holders of our Series A convertible preferred stock have preferential rights with respect to dividends and distributions upon our liquidation, which may cause our other stockholders to not receive dividends or payment upon liquidation.

Holders of our Series A convertible preferred stock will have preferential rights with respect to dividends and distributions upon our liquidation, including certain business combinations. Accordingly, no distributions upon liquidation may be made to the holders of our common stock unless the holders of our Series A convertible preferred stock have received distributions equal to their liquidation preference of $9.00 per share, plus accrued but unpaid dividends. As a result, it is possible that, upon liquidation, all of the amounts available for distribution to our equity holders would be paid to the holders of the Series A convertible preferred stock and our other stockholders would not receive any payment.

The issuance of additional shares of common stock pursuant to the proposed private placement may have an adverse effect on the market price of our common stock.

The shares of common stock we issue in connection with the proposed private placement, including the issuance of substantial numbers of additional shares upon the conversion of the Series A convertible preferred stock or the exercise of warrants that will become exercisable upon any redemption of the Series A convertible preferred stock, will increase the number of issued and outstanding shares of our common stock and could have an adverse effect on the market price for our securities or on our ability to obtain capital in the future.

Risks Relating to the Simultaneous Secured Debt Financing

The secured debt financing will result in substantial leverage. Our ability to service and refinance the debt may be limited, which could force us to reduce or delay capital expenditures, restructure our indebtedness or seek additional equity capital.

As part of the GFA merger, we will obtain secured loans in the amount of $180 million, including a $20 million revolving credit facility.

The level of our indebtedness could have important consequences to our stockholders, including: (i) a substantial portion of our cash flow from operations must be dedicated to debt service and will not be available for other purposes, including the declaration and payment of cash dividends; (ii) our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) our level of indebtedness could limit our flexibility in planning for and reacting to changes in the industry and economic conditions generally.

Our ability to pay interest and principal on the secured debt financing will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, most of which are beyond our control. We anticipate that our operating cash flow will be sufficient to meet our operating expenses and capital expenditures, to sustain operations and to service our interest and principal requirements as they become due. If we are unable to generate sufficient cash flow to service our indebtedness and fund our capital expenditures, we will be forced to adopt an alternative strategy that may include reducing or delaying capital expenditures, restructuring or refinancing our indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. Our ability to meet our debt service obligations will be dependent upon our future performance which, in turn, is subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

If we are obligated for any reason to repay our secured debt financing before the scheduled installment dates, we could deplete our working capital, if available, or make raising additional funds necessary. Our failure to repay the secured debt financing, if required, could result in legal action against us which could materially harm our business.

Assuming we consummate the GFA merger, we will have outstanding at least $160 million of secured debt. Any event of default could require the early repayment of the secured debt financing in whole or in part at a redemption premium together with accrued interest on the outstanding principal balance of the secured debt financing and any other applicable penalties, including a default interest rate. If, prior to the maturity date, we are required to repay the secured debt financing in full, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the secured debt financing, together with the applicable redemption premium and other applicable penalties, when required, our lenders could commence legal action against us to recover the amounts due. Any such action would be materially harmful to us and could require us to curtail or cease operations.

The loan agreement for the secured debt financing will contain covenants that will significantly restrict our operations, which may negatively affect our ability to operate our business and limit our ability to take advantage of potential business opportunities.

The loan agreement with respect to the secured debt financing will contain numerous covenants imposing financial and operating restrictions on our business. Any other future debt agreements may contain similar covenants. These restrictions may affect our ability to operate our business, limit our ability to take advantage of potential business opportunities as they arise and adversely affect the conduct of our current business. These covenants may place restrictions on our ability and the ability of our subsidiaries to, among other things:

•	incur more debt or issue certain equity interests;

•	pay dividends, redeem or purchase our equity interests or make other distributions;

•	make certain acquisitions or investments;

•	use assets as security in other transactions or otherwise create liens;

•	enter into transactions with affiliates;

•	merge or consolidate with others; and

•	transfer or sell assets, including the equity interests of our subsidiaries, or use asset sale proceeds.

Additionally, our failure to comply with our debt-related obligations with respect to the secured debt financing could result in an event of default under the secured debt financing.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe that communicating our expectations to our stockholders is important. However, there may be events in the future that we and GFA are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations we describe in our forward-looking statements, including among other things:

•	our ability to:

(1)	maintain, promote, support and extend the brand equity in the Smart Balance® and Earth Balance® trade names;

(2)	maintain the exclusive license of the intellectual property utilized in many of GFA’s products and protect its proprietary formulations;

(3)	maintain and grow margarine distribution and sales;

(4)	anticipate and respond to new consumer trends;

(5)	develop, introduce, market and distribute new products and sizes;

(6)	create additional channels of distribution;

(7)	achieve sales and earnings forecasts, which are based on assumptions regarding sales volume, product mix and other items;

(8)	maintain profit margin in the face of a consolidating retail environment and large global customers;

(9)	recruit and retain officers, key employees or directors, following the business combination with GFA; and

(10)	remain in compliance with the terms and conditions of the secured debt facility.

•	recalls of our products if they become adulterated or misbranded;

•	any significant change in GFA’s business with any of its major customers;

•

impact of unforeseen economic and political changes in markets where GFA competes, such as export and import restrictions, currency exchange rates and restrictions, inflation rates, recession, foreign ownership restrictions, nationalization and other external factors over which we have no control;

•	performance of our business in hyperinflationary environments;

•	changes in accounting treatments and estimates in critical accounting judgments;

•	effectiveness of advertising, marketing and promotional programs;

•	increases in raw material costs and interruptions in supply of raw materials;

•	impact of global industry conditions, including the effect of an economic downturn in the food industry;

•	currency movements, fluctuations in levels of customer inventories and credit and other business risks related to GFA’s customers operating in a challenging economic and competitive environment;

•	ability to satisfy covenants and operating ratios relating to borrowings; and

•	competitive responses from large competitors which require increased trade promotion.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the approval of the merger and the related proposals you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on our operations following completion of the merger.

PROPOSAL 1: THE MERGER PROPOSAL

Pursuant to article XII of our certificate of incorporation, our proposed acquisition of GFA by merger is a business combination that we are required to submit for stockholder approval.

General Description of the Merger

Pursuant to the merger agreement, we will acquire 100% of the issued and outstanding securities of GFA Holdings, Inc. through the merger of a newly created Boulder subsidiary into GFA. See “The Merger Agreement” for a more detailed description of the structure and terms of the merger.

Background of the Merger

The terms of the merger agreement are the result of arm’s-length negotiations between representatives of Boulder and GFA. The following is a brief discussion of the background of these negotiations, the merger and related transactions.

Boulder Specialty Brands, Inc. was incorporated in Delaware on May 31, 2005, as a blank check company formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with a then currently unidentified operating business and/or brand in the consumer food and beverage industry whose net assets are at least 80% of the net assets of Boulder.

A registration statement for our initial public offering was declared effective on December 16, 2005 and we consummated our initial public offering of 12,760,840 units on that date, each consisting of one share of common stock and one redeemable common stock purchase warrant.

The net proceeds from the sale of the units and the sale of $1.7 million of founding director warrants were approximately $99.5 million. Of this amount, $98.4 million (including deferred underwriter fees of approximately $3.6 million) was deposited in trust and, in accordance with our certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Boulder. The remaining $1.1 million was held outside of the trust for use to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In addition, under the terms of our initial public offering, up to $750,000 of interest income from the trust account, net of income tax, was available to us for use for general expenses. In June 2006, we transferred $750,000 out of the trust account. As of December 31, 2006, approximately $101.1 million was held in deposit in the trust account.

During the period from our initial public offering in December, 2005 through June, 2006 we were involved in identifying and evaluating prospective businesses regarding potential business combinations and worked from a list of over 165 potential acquisition candidates in the food and beverage industry that was preliminarily prepared prior to our initial public offering. The preliminary candidate list was not disclosed in the prospectus for our initial public offering because it was only a work in process at the time and subject to change. The 165 candidate list was ultimately finalized after our initial public offering during the first week of 2006. Of the 165 potential candidates, 68 were estimated to meet our transaction size criteria of greater than $77 million, and these candidates in turn, were categorized by product category type, and then ranked in each category on the basis of perceived top line growth potential, perceived margin improvement potential and perceived receptivity to acquisition. During the first several months of the process, we made contacts with the resulting top 25 candidates, either directly or through intermediaries. Some of the discussions continued to remain ongoing for a period of time, but all of them ultimately broke off. Neither GFA nor the candidate we were actively negotiating with when GFA first approached us about a transaction was on our initial 165 candidate list. We had no knowledge of GFA until GFA contacted us on May 3, 2006, as described below.

Our officers and directors, led by Robert Gluck, vice chairman of Boulder, attempted to source opportunities both proactively and reactively, and given the mandate to find a suitable business combination partner, we did not limit ourselves to any one transaction structure (such as percentage of cash versus percentage of stock issued to seller, straight merger, corporate spin-out or management buy-out). Proactive sourcing involved our management, among other things:

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initiating conversations with third-party companies, whether by phone, e-mail or other means and whether directly or via their major stockholders, that management believed might make attractive combination partners;

•	attending conferences, trade shows or other events to meet prospective business combination partners;

•	contacting professional service providers (lawyers, accountants, consultants and bankers);

•	utilizing their own network of business associates and friends for leads;

•	working with third-party intermediaries, including investment bankers; and

•	inquiring of business owners, including private equity firms, of their interest in selling their business.

Reactive sourcing involved fielding inquiries or responding to solicitations by either (1) companies looking for capital or investment alternatives, or (2) investment bankers or other similar professionals who represented a company engaged in a sale or fund-raising process.

Prior to signing the merger agreement with GFA, we considered numerous companies in the food and beverage sector and signed ten separate non-disclosure agreements, two of which resulted in our extending a non-binding expression of interest as part of an auction process for two unrelated privately held companies.

Based on their experience in sourcing investment opportunities, our management team believes that the competition for quality companies is intense and that a company which we may have believed to be a suitable business combination partner had several alternatives to choose from, including remaining independent or selling itself to a third party, as well as sourcing capital either privately or publicly. Additionally, in many cases, our management had to spend time educating a prospective business combination partner about “special purpose acquisition companies” and explain, from Boulder management’s perspective, the benefits we could offer compared to other alternatives these companies might be considering. Prior to the negotiations that led to the execution of the merger agreement, none of these discussions concerning potential business combination partners led to a final binding offer by Boulder.

Highlighted below is a detailed chronology of the events leading to the execution of the merger agreement:

On May 3, 2006, Charles Esserman, director of GFA, phoned Stephen Hughes, our chairman and CEO, to introduce GFA and its Smart Balance® brand and its Earth Balance® brand as a potential acquisition opportunity for Boulder. There were no pre-existing relationships between any of our initial shareholders and any insiders of GFA. Mr. Hughes explained to Mr. Esserman that we were actively engaged in an auction process for another company in the food and beverage industry and were in the final stages of completing our due diligence in support of preparing a binding bid, but were agreeable to receiving additional information on GFA to review with the Boulder team.

On May 7, 2006, Mr. Hughes executed a confidentiality agreement on behalf of Boulder with regard to background information on GFA and Smart Balance® presented verbally to Mr. Hughes by Alex Panos, a director of GFA. Mr. Panos and Mr. Esserman are also managing directors of TSG Consumer Partners, which manages an investment fund that is GFA’s controlling stockholder.

On May 8, 2006, Mr. Panos also provided Robert Gluck, vice chairman of Boulder, with verbal background information on the GFA and Smart Balance® opportunity.

On May 12, 2006, Mr. Hughes and Mr. Gluck had a teleconference with Mr. Panos after which time both were provided with additional detailed information on GFA’s patent portfolio.

On May 15, 2006, GFA provided Mr. Gluck, with additional written overview information on the Smart Balance® brand, including a presentation on Smart Balance® from AC Nielsen and information regarding a new product that GFA plans to launch later in the year.

On May 16, 2006, Mr. Hughes met with Mr. Panos to discuss the GFA business in greater detail and to determine our interest in proceeding with further discussions. At that meeting, Mr. Hughes indicated that he would like to have GFA make a presentation to our board of directors at an off-site meeting in Maryland on May 18, 2006. The May 18th meeting of our board of directors had originally been scheduled to discuss business matters relating to making a final bid on one of the acquisition opportunities that we were considering at that time. The presentation on GFA represented a last minute addition to the original agenda for the May 18th meeting. We engaged Citigroup to serve as our financial advisor beginning at the May 18 meeting.

On May 18, 2006, Mr. Panos, along with members of GFA’s financial advisors, Banc of America Securities and UBS, made a presentation to our board of directors and advisors, including our financial advisor, Citigroup, on the background, recent business performance, and future direction of GFA, highlighting the merits of a potential combination with Boulder. The presentation highlighted the uniqueness and attractiveness of the Smart Balance® brand and its business fit with Boulder and its management team; outlined the historic growth of GFA’s business, its fit with current and future consumer health and wellness trends and GFA’s outsourcing business model; highlighted historical financial performance; and suggested public company comparables in the consumer products area.

On May 19, 2006, at a subsequent meeting of our board of directors, a decision was made to pursue the potential GFA acquisition on a parallel track to the other acquisition opportunity that we were pursuing. The goal set by our board of directors was to negotiate a letter of intent to purchase GFA at an acceptable, but yet to be determined, price (subject to board approval), several days prior to the June 9, 2006 final bid date for the other business we were considering acquiring. Our board determined that if an acceptable letter of intent could not be negotiated with GFA by June 5th, then all negotiations with GFA would cease. During this period, it was decided that work should continue unabated on preparing the final bid for the other acquisition opportunity, which was due on June 9, 2006.

On May 25, 2006, Mr. Hughes and Mr. Gluck met with members of Citigroup to discuss their perspective on the GFA opportunity. After the meeting, members of our board of directors held a teleconference to discuss a potential term sheet to send to GFA. After much discussion, our board agreed that based on the valuation summary of the GFA opportunity developed by Citigroup and a review of the long-term business results that could be expected of GFA under Boulder management, a valuation range of up to $525 million was appropriate, with a significant portion of the merger compensation ($25 million to $100 million) to be in the form of Boulder common stock. The long-term business results expected for GFA by Boulder management included the continued growth of GFA through the expanded distribution of existing products and the development of new products. The continued growth included expansion of existing products into new sales channels such as club stores and foodservice and the introduction of other heart healthy dairy related products under GFA’s brands. Management believed it was reasonable and appropriate for Boulder to value the business based on the results that could be expected of GFA under Boulder management, and not just on the basis of the current and historical performance of GFA. Management also believed that its valuation of the business was based on standards generally accepted within the financial community.

On May 26, 2006, Mr. Hughes and Mr. Gluck met with Mr. Esserman and Mr. Panos of GFA in New York to discuss the financial terms of our proposal for an acquisition of GFA. Mr. Gluck suggested a valuation of $450 million to $475 million, with GFA shareholders retaining an equity interest of between $100 million to $125 million. The suggested valuation of $450 million to $475 million presented by Mr. Gluck was separate from Citigroup’s valuation and was proposed by us as part of our negotiating strategy to obtain the best possible price for our shareholders. Mr. Esserman indicated that our proposal was inadequate and that GFA believed it could secure a better price by selling to a strategic buyer in an auction sale process. At the end of the meeting, it was agreed that a meeting of the respective advisors for Boulder and GFA should be held early the following week to discuss the source(s) of disagreement.

On May 30, 2006, Mr. Gluck, along with members from Citigroup and Banc of America Securities, met at the New York City offices of Banc of America Securities to discuss our proposal. Citigroup and Banc of America Securities each reviewed materials they had prepared highlighting their own views regarding the potential public company valuation of the GFA business opportunity. The financial advisors were unable to resolve their respective valuation disagreements and the meeting ended with no agreement on next steps.

On May 31, 2006, after receiving approval from our board of directors, Mr. Hughes and Mr. Gluck met with Mr. Esserman and Mr. Panos along with two of their colleagues, to discuss our proposal and try to reach agreement on a mutually agreeable purchase price and transaction structure. Mr. Gluck explained that the most we could justify for GFA in non-contingent consideration payable at closing was $500 million provided that GFA stockholders would have to take a significant amount of Boulder common stock (up to $100 million) as part of the merger consideration. Mr. Esserman indicated that GFA needed a minimum of $550 million, but would be willing to take up to $75 million in Boulder common stock if we could meet its number. Mr. Hughes then suggested that we might be able to submit a higher bid if GFA, subject to approval by our board of directors, was willing to accept a contingent deferred payment of $25 million. Mr. Esserman indicated that he wanted to consider that structure, and that it might be acceptable if GFA’s minimum price was reached. Mr. Hughes indicated that he would go back to our board to try to develop a final board-approved offer for GFA to consider, consisting of up-front cash, Boulder common stock and a contingent deferred payment.

On June 3, 2006, after reviewing the situation with our board and gaining their approval for a transaction that was below GFA’s minimum but slightly higher than our previous offer, Mr. Gluck presented Mr. Panos with a revised acquisition proposal and draft form of a letter of intent reflecting an upfront purchase price of $500 million and a contingent deferred payment of $38.3 million if our future stock price reached $11.50 per share. The upfront purchase price included $425 million in cash (with $170 million coming from a bank credit facility, $229 million from a private offering of our common stock and the balance from available cash) and $75 million in Boulder common stock. Mr. Gluck indicated that GFA only had until June 5th to approve the acquisition proposal and execute the letter of intent or else we were going to suspend our discussions regarding GFA and move forward with a final bid on another opportunity we were considering. GFA indicated that it was in general agreement with our acquisition proposal, subject to a satisfactory review of the letter of intent by its legal counsel.

On June 4th and 5th, a number of teleconferences to discuss legal and business points of the letter of intent were held between Mr. Gluck and our counsel and Mr. Panos, James O’Hara of TSG Consumer Partners and GFA’s counsel, with revised versions of the proposed letter of intent being distributed after each teleconference.

On June 5, 2006, Mr. Esserman executed the final version of the letter of intent on behalf of both TSG4, L.P. and GFA and Mr. Hughes executed the letter of intent on behalf of Boulder. Because the letter of intent contained an exclusivity provision, in order to sign it we were required to stop pursuing the bid that was due on June 9, 2006. We believed that GFA presented a more attractive opportunity because of its greater historic growth and growth potential and its better fit with management’s background compared to the other opportunity. Furthermore, on June 3, 2006, our board of directors had determined that GFA had a sufficient fair market value to meet our investment criterion that the target business have a fair market value equal to at least 80% of our net assets. Although GFA was larger than the potential candidates we had initially targeted, the growth opportunity in our targeted industry, coupled with indications from Citigroup and Banc of America Securities that they could assist in raising equity and debt financing to make the acquisition possible, led us to focus on GFA exclusively. In connection with this decision, we retained Citigroup and Banc of America Securities as co-placement agents for the private placement.

On June 9, 2006, Mr. Hughes and Mr. Gluck met in Tenafly, New Jersey with Mr. Panos and with Robert Harris, president of GFA and James Harris, executive vice president of sales of GFA, to discuss the next steps and to make final arrangements for a management presentation and due diligence session for the specific advisors at Citigroup and Banc of America Securities charged with assisting us in raising the equity financing and obtaining the bank credit facility associated with the financing of the proposed transaction.

On June 14, 2006, Mr. Gluck provided an initial draft of the merger agreement between Boulder and GFA to Mr. Panos. Negotiations on the merger agreement were extensive and continued for more than three months until the final version was executed on September 25, 2006.

Between mid-June 2006 and the end of July 2006, we worked with our financial advisors to arrange for the private placement of common stock and bank credit facility associated with the financing of the proposed transaction. Together with our financial advisors, we began seeking debt financing during the week of June 13, 2006 and equity financing during the week of July 9, 2006. Nevertheless, we were unable to obtain commitments for such financing on terms compatible with the June 5, 2006 letter of intent with TSG4, L.P. and GFA.

Between July 30, 2006 and August 8, 2006, Mr. Gluck and Mr. Panos and their respective advisers held several discussions to reach agreement on a revised set of terms and structure for the transaction that would be compatible with the terms of the financing options available to Boulder. On August 8th, after extensive negotiations between the parties, GFA accepted a proposal for an all cash purchase price of $465 million with no contingent deferred payment. Under the terms of the new structure, Banc of America Securities agreed to increase the size of the bank credit facility by $10 million (up to a total of $180 million, including a $20 million revolver), and the equity financing was changed to a private placement of common and preferred stock of approximately $246 million.

As soon as agreement was reached on price, we proceeded over the next seven weeks to finalize the remaining open issues relating to the merger agreement and the exhibits to be attached to the merger agreement. In addition, we continued to conduct our business, legal and financial due diligence investigation of GFA and its business. During this seven-week period, we also obtained final subscriptions and allocations for the private placement and negotiated the final terms and conditions of the documentation relating to the private placement, including the securities purchase agreement and the exhibits to be attached thereto, including the proposed restated certificate of incorporation, a registration rights agreement and a warrant agreement. We also finalized the debt commitment letter, incorporating the new purchase price and terms of the merger and the private placement of our equity securities. Finally, during this period, Duff & Phelps continued their work on the fairness opinion, and we provided assistance to Duff & Phelps in this regard by regularly providing them with the most recent terms and conditions of the proposed merger as embodied in the merger agreement, the private placement of our equity securities as contained in the securities purchase agreement and the debt financing as included in the debt commitment letter.

On September 4, 2006, we held a board meeting and at that meeting each aspect of the proposed transaction was thoroughly reviewed and discussed. In addition, an updated presentation reflecting the new terms and conditions of all aspects of the transaction prepared by Duff & Phelps was distributed and discussed by the board. At this meeting, our board of directors unanimously approved the merger, the private placement of our equity securities and the debt commitment.

•	On September 25, 2006:

•	we and 27 investors executed a securities purchase agreement providing for the private placement;

•	we executed the commitment letter for bank financing with Bank of America, N.A. and Banc of America Securities, LLC; and

•	we executed the definitive merger agreement with TSG4, L.P. and GFA.

See “Proposal 2: The Private Placement, “Description of Securities” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” for information concerning the terms of the securities to be issued in the private placement and the terms of the debt financing.

On October 24, 2006, we held another board meeting and after review and discussion of the proxy statement, our board unanimously approved the proxy statement including the recommendations contained therein.

Interest of Boulder Directors and Officers in the Merger

In considering the recommendation of our board of directors to vote for the proposal to approve the GFA merger, you should be aware that certain members of our management have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Boulder stockholders generally. In particular:

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if the GFA merger is not approved and we fail to complete an alternative transaction within the time allotted pursuant to our certificate of incorporation and we are therefore required to liquidate, the shares of common stock and warrants held by our executive officers, directors and senior advisors will be worthless because our executive officers, directors and senior advisors are not entitled to receive any of the net proceeds of our initial public offering that may be distributed upon liquidation of Boulder. In addition, the $1.7 million purchase price of the founding director warrants will become part of the liquidating distribution to our public stockholders. Our executive officers, directors and senior advisors own a total of 2,564,834 shares of Boulder common stock that have a market value of $21.5 million, based on our market price of $[            ] per share, as of October [            ], 2006. Our executive officers, directors and senior advisors also own a total of 1 million warrants to purchase 1 million shares of Boulder common stock at $6.00 per share. However, because our executive officers, directors and senior advisors are contractually prohibited from selling their shares of common stock prior to the third anniversary of the effective date of the SEC registration statement for our initial public offering, during which time the value of the shares may increase or decrease, determining what the financial impact of the merger will be on our executive officers, directors and senior advisors is impossible. Our executive officers, directors and senior advisors will realize some profit regardless of any drop in market price because these initial stockholders acquired our securities at the nominal price of $.0078 per share. If we do not complete the GFA merger or other business combination, the founding director warrants owned by our executive officers, directors and senior advisors will have no value.

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If we do not complete the GFA merger or other business combination and are forced to liquidate, the trust account proceeds may be subject to claims that could take priority over the claims of our public stockholders. Messrs. Hughes and Lewis, our two founding directors, have entered into separate indemnity agreements under which they will be personally liable under certain circumstances to ensure that the proceeds of the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for, or claims of other parties with which we have contracted. Messrs. Hughes and Lewis are each liable for the full amount of these claims, which means that we could seek to recover the full amount of these claims from either or both of them in such proportions as we see fit. The exercise of our rights under these agreements in the event that Messrs. Hughes or Lewis contest their liability or default under these agreements will be determined by our board of directors. If Messrs. Hughes and Lewis are directors at they time, they would have a conflict of interest with respect to the enforcement of these agreements and, if they are allowed to vote on the matter, they have indicated that they would abstain from voting as directors on this matter. As of this date, our directors other than Messrs. Hughes and Lewis have not made a determination regarding the actions they would cause Boulder to take against Messrs. Hughes and Lewis. Such a determination will be made at the time of the dispute or default, in light of the directors’ duties as fiduciaries and the facts and circumstances at the time, including the amount of the aggregate claims against Messrs. Hughes and Lewis, the anticipated costs of litigation and whether litigation could be expensive and delay dissolution.

•	The following persons are currently expected to manage Boulder upon completion of the GFA merger: Stephen B. Hughes, Robert S. Gluck and James E. Lewis, who are currently and will remain (with the exception of Mr. Lewis who may relinquish his position as principal accounting officer after the merger) our chairman and chief executive officer, vice chairman, and vice chairman and principal accounting officer, respectively, after the merger. Christopher W. Wolf, who currently serves as a consultant to us, is expected to become our chief financial officer after the merger. The board of directors of the combined company is expected to consist of up to ten board members. The board of directors will initially consist of Stephen B. Hughes (chairman), Robert S. Gluck (vice chairman), James E. Lewis (vice chairman), Robert J. Gillespie, William E. Hooper, Gerald J. Laber and Robert F. McCarthy, all of whom are existing directors, as well as additional members, including additional independent directors, that will be appointed after the merger.

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Our board of directors has not yet finalized management compensation arrangements that will be implemented after the merger. However, we anticipate that we will provide salaries at levels that are competitive in our industry, with a bias towards performance based compensation. Pursuant to our emphasis on performance based compensation, management will be eligible to participate in our stock plan (if the plan is approved by stockholders at the special meeting), which provides for the granting of stock options and restricted stock. During 2007, our banks will require that the total cash compensation of Stephen B. Hughes and Robert S. Gluck be limited to $400,000 and $300,000, respectively. We have agreed to enter into an employment arrangement with Mr. Wolf upon completion of the merger. We intend to enter into severance and change in control agreements with senior executives upon completion of the merger. The terms of these agreements have not yet been finalized. We anticipate that compensation arrangements will be finalized shortly before the merger.

Interest of Citigroup in the Merger; Fees

Citigroup served as our financial advisor in connection with negotiating the GFA merger and also assisted us in obtaining commitments for the private placement that is necessary to help fund the merger consideration. Citigroup served as an underwriter in our initial public offering and agreed to defer $3.6 million of its underwriting discounts and commissions. This deferred amount will be paid out of the trust account established for the proceeds of the offering only if we complete a business combination. Citigroup therefore has an interest in our completing a business combination that will result in the payment of its deferred compensation.

In addition to receiving its deferred compensation, Citigroup will receive fees of $5.6 million upon completion of the GFA merger in exchange for its advisory services in connection with the merger. Citigroup also will receive fees of $9.0 million for its placement services in connection with the private placement.

Our Reasons for the Merger

Prior to our initial public offering in December, 2005, our management created a specific, but not exclusive, set of investment criteria to evaluate prospective acquisition candidates we would consider acquiring. These criteria included the candidates’ fit with our management’s background in the food and beverage industry, growth potential, brand recognition and potential, expandable specialty market presence and higher margins for specialty products, diversification opportunities among customers and distribution channels, and capital requirements. This approach, which we disclosed in various sections of the prospectus for our initial public offering, provided a discipline and focus as to how we would evaluate, compare and rank all prospective business opportunities. GFA satisfies a large number of these criteria. GFA is an existing business with an established growth record. GFA offers barriers to entry and a strong competitive position through the patented heart-healthy technology underpinning many of its Smart Balance® products and its increasing level of brand strength and awareness in the growing health and wellness segment of mainstream food categories. Relative to other potential acquisition targets management evaluated, GFA has no unusual detriments with respect to regulatory burdens or seasonal sales fluctuations. Our management therefore believes that GFA and the Smart Balance® and Earth

Balance® brands represent an excellent strategic fit with our investment criteria. More specific elements of GFA’s strategic fit are highlighted below.

Strategic Fit

Categories where our management has a proven track record of success.

The GFA acquisition opportunity falls in the general “heart healthy/better for you” product segment of mainstream product categories where our management has had significant prior experience and success. Examples include the experience of Mr. Hughes (our chief executive officer) with Tropicana® Orange Juice, Healthy Choice® frozen and shelf stable foods, Celestial Seasonings® specialty teas, and Silk® soy milk. The Boulder management team also has significant prior company experience in a number of key product categories (margarine and spreads, peanut butter, cooking oils and mayonnaise) where GFA currently competes, including the experience of Mr. Gluck with Bestfoods, Inc. and Unilever NV/Plc.

Strong demographic or channel-specific brands.

GFA has a loyal and strong following among consumers who are concerned about their health and wellness and want to improve their cholesterol profile by increasing the ratio of HDL cholesterol (so-called “good” cholesterol) to LDL cholesterol (so-called “bad” cholesterol). Moreover, the segment of the population to which GFA appeals is growing and is expected to continue to increase as “baby boomers” continue to age and become more concerned with unhealthy cholesterol profiles and younger, more health conscious consumers become aware of the benefits that a healthy HDL to LDL cholesterol ratio provides.

Brands with clear, relatively low-risk, highly accretive expansion opportunities.

•	Distribution build-out within current channel

Our management believes significant opportunities exist to improve the breadth and depth of supermarket distribution across GFA’s current portfolio of Smart Balance® margarine, peanut butter, popcorn, cooking oil and mayonnaise products. Our management intends to utilize its experience in marketing products for supermarket distribution to introduce GFA’s products to additional supermarket operators, as well as increase penetration of GFA’s full product line to existing supermarket customers that do not currently carry the entire line.

•	Expansion into new sales channels

Our management believes the current GFA business is relatively underdeveloped in sales channels outside of the supermarket channel, including but not limited to club stores, mass merchandise outlets and drug discount chains. Our management will focus on improving the penetration of the Smart Balance® and/or Earth Balance® product line(s) into these non-supermarket sales channels. GFA also currently has little presence in the foodservice “food away from home” marketplace. Our management believes that substantial opportunities exist to leverage the Smart Balance® brand into this sales channel.

•	Product line extension into flanker categories

Our management has plans to leverage Smart Balance’s strong dairy/refrigerated cabinet presence and loyal heart healthy consumer following into other high volume dairy/refrigerated product categories via the introduction of additional heart healthy, dairy related new products under the Smart Balance® and/or Earth Balance® brand(s).

•	Expand brand geographic distribution

The current GFA business has limited presence outside of the United States. Our management believes significant additional opportunities for incremental sales and income exist outside the United States, and will attempt to expand the business into Canada and selected major international markets in Latin America, Western

Europe and Asia/Middle East via a combination of export activities, joint venture partnerships and/or company owned/operated international operations.

High margins

The GFA business currently produces high gross profit margins, in excess of 50%, thus enabling high direct to consumer spending levels for advertising and coupons.

Low to moderate capital requirements

The GFA business requires a low level of fixed asset investment and working capital requirements to support a sales base in excess of $100 million. At December 31, 2006, net property and equipment was only $165,774 and the working capital level (excluding investments and current portions of long-term debt) was a negative $1,660,244. GFA’s business model outsources the production of all products, thereby eliminating the need for manufacturing assets. Favorable arbitrage between payment terms to margarine co-packers (30 days) and customer payments (10 days) help produce a negative working capital level because GFA is able to pay its suppliers with money that it has already received from its customers. However, if GFA’s favorable payment terms are adjusted, either by reducing the number of days it has to pay its suppliers or by increasing the number of days its customers have to pay GFA, then we would have to fund the additional working capital requirement. In order to continue to maximize cash flow from operations, except in unusual circumstances such as to maintain an adequate source of supply for our products, our management plans to maintain GFA’s current business model for product sourcing of existing GFA products as well as any new products that may be introduced under our ownership.

Opportunity to grow “no-slotting” customer base

The GFA business is currently relatively underdeveloped in sales channels outside of the supermarket channel, including but not limited to club stores, supercenters, mass merchandise outlets and drug discount chains. These non-supermarket sales channels can be important avenues for additional distribution since they generally do not require the customary, up-front “slotting fees” required in the supermarket channels in order to gain shelf placement. These accounts tend to focus more on shelf velocity as a determinant of future success, which our management believes should present opportunities for a highly advertised/consumer promoted brand such as Smart Balance®. A key focus of our management will be to improve the penetration of the Smart Balance® and/or Earth Balance® product line into non-supermarket sales channels.

Due Diligence

Our management, together with our professional advisors, conducted due diligence regarding GFA and its business, and reported their findings to our board of directors. Due to the size of the potential transaction and its complexity, management retained Citigroup, which had served as one of the underwriters of our initial public offering, to provide assistance in connection with valuation analyses as well as structuring and negotiation. Based on the information it received from Citigroup, our board of directors determined that the value of GFA was at least $550 million. In determining the value of GFA, our board of directors relied primarily on Citigroup’s analysis of GFA. In performing the analysis of GFA, Citigroup relied on GFA’s management’s analysis of GFA’s future earnings, our proposals for expanding GFA’s business, and GFA’s historical performance to arrive at a valuation of $550 million, which it then compared with similar companies for validation purposes. The board of directors also retained Duff & Phelps, LLC to provide an opinion regarding the fairness to us of the merger consideration, which is described below.

Citigroup and our board used the following two sets of projections in arriving at the $550 million valuation. The projections for the base case include Boulder management’s proposals for expanding GFA’s sales through the introduction of new product categories. The downside case assumes limited success by Boulder’s management in expanding new categories.

	Base Case			Downside Case
	2006E	2007E	2011E	2006E	2007E	2011E
Revenues	$155	$245	$500	$155	$205	$364
($ in millions)
EBITDA	$31	$44	$100	$31	$43	$91
($ in millions)

Fairness Opinion

Opinion of Duff & Phelps, LLC

Duff & Phelps, LLC served as independent financial advisor to our board of directors. We selected Duff & Phelps because Duff & Phelps is a leading independent financial advisory firm, offering a broad range of valuation, investment banking services and consulting services, including fairness and solvency opinions, mergers and acquisitions advisory services, mergers and acquisitions due diligence services, financial reporting and tax valuation, fixed asset and real estate consulting, ESOP and ERISA advisory services, legal business solutions and dispute consulting. Duff & Phelps is regularly engaged in the valuation of businesses and securities and the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions. On July 27, 2006, Duff & Phelps rendered its oral opinion to our board of directors that the proposed merger consideration to be paid by us pursuant to the merger agreement was fair to us from a financial point of view. From July 27, 2006 through September 25, 2006, Duff & Phelps updated our board on several occasions as to Duff & Phelps’ financial analysis. On September 25, 2006, Duff & Phelps delivered its written opinion dated September 25, 2006, that, subject to the limitations, exceptions, assumptions and qualifications set forth therein, as of September 25, 2006, the proposed merger consideration to be paid by us pursuant to the merger agreement was fair to us, from a financial point of view.

The full text of the written opinion of Duff & Phelps, which sets forth, among other things, assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in rendering the opinion, is attached as Annex “B” to this proxy statement. Stockholders are urged to read the opinion carefully and in its entirety. The Duff & Phelps opinion is directed to our board of directors and addresses only the fairness to us, from a financial point of view, of the consideration to be paid by us in the GFA merger. The Duff & Phelps opinion is not a recommendation as to how any stockholder should vote or act with respect to any matters relating to the merger (including, without limitation, with respect to the exercise of rights to convert our shares of stock into cash). Further, the Duff & Phelps opinion does not in any manner address our underlying business decision to engage in the merger or the relative merits of the merger as compared to any alternative business transaction or strategy (including, without limitation, our liquidation after not completing a business combination transaction within the allotted time). The decision as to whether to approve the merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Duff & Phelps opinion is based.

The following is a summary of the material analyses performed by Duff & Phelps in connection with rendering its opinion. Duff & Phelps noted that the basis and methodology for the opinion have been designed specifically for this purpose and may not translate to any other purposes. While this summary describes the analysis and factors that Duff & Phelps deemed material in its presentation and opinion to our board of directors, it does not purport to be a comprehensive description of all analyses and factors considered by Duff & Phelps. The opinion is based on the comprehensive consideration of the various analyses performed. This summary is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by Duff & Phelps in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by Duff & Phelps. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps, therefore, is based on the application of Duff & Phelps’ own experience and judgment to all analyses and factors considered by Duff & Phelps, taken as a whole.

In connection with preparing the opinion, Duff & Phelps made such reviews, analyses and inquiries as Duff & Phelps deemed necessary and appropriate under the circumstances, including, but not limited to, meetings with Robert Harris, chief executive officer of GFA, and James Harris, executive vice president of GFA; meetings with Stephen Hughes, our chief executive officer, Robert Gluck, our vice chairman, and Christopher Wolf, our consultant; and review of the following items:

•	An executed copy of the merger agreement;

•	The executive summary dated July 2006, prepared by us and Citigroup Global Markets Inc. in its capacity as lead placement agent for a private placement of our common stock;

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GFA’s audited financial statements for the year ended December 31, 2005 and the partial year ended December 31, 2004; unaudited internally prepared financial statements of GFA for the years ended December 31, 2003 to 2005; unaudited internally prepared financial statements of GFA for the five months ended May 31, 2006; and unaudited internally prepared estimated financial statements of GFA for the six months ended June 30, 2006 (latest available as of the date of the opinion);

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The following Boulder SEC filings: our prospectus dated December 16, 2005; our annual report on Form 10-K for the year ended December 31, 2005; and our quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•	GFA’s financial projections dated July 2006, prepared by GFA for the fiscal years ending December 31, 2006 through 2011;

•	Financial projections dated July 2006 for the GFA business prepared by us for the fiscal years ending December 31, 2006 through 2011;

•	Other operating and financial information provided to Duff & Phelps by GFA and Boulder;

•	The Banc of America Securities LLC and Bank of America, N.A. commitment and fee letters dated September 25, 2006;

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The following documents related to the private placement of our convertible preferred stock and common stock: the perpetual convertible preferred term sheet prepared by Citigroup Global Markets Inc., the securities purchase agreement, the stock subscription warrant, the registration rights agreement and the restated certificate of incorporation of Smart Balance, Inc. (formerly known as Boulder Specialty Brands, Inc.); and

•	Other publicly available information, including economic, industry, and investment information, considered relevant by Duff & Phelps.

In its review and analysis, and in arriving at its opinion, Duff & Phelps:

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Relied upon the accuracy, completeness and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it by private sources, including GFA and Boulder, and did not attempt to independently verify such information;

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Assumed that any estimates, evaluations and projections (financial or otherwise) furnished to Duff & Phelps were reasonably prepared and based upon the last currently available information and good faith judgment of the person furnishing the same;

•	Assumed that information supplied, and representations made by, GFA and Boulder management were substantially accurate regarding GFA, Boulder and the merger;

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Assumed without verification the accuracy and adequacy of the legal advice given by counsel to us on all legal matters with respect to the merger and assumed that all procedures required by law to be taken in connection with the merger had been, or would be, duly, validly and timely taken and that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable statutes, rules and regulations;

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Assumed that all of the conditions required to implement the merger would be satisfied and that the merger would be completed in accordance with the merger agreement, without any amendments thereto or any waivers of any terms or conditions thereof; and

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Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Boulder, GFA or the expected benefits of the merger.

In its analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the merger. To the extent that any of the foregoing assumptions or any of the facts on which the Duff & Phelps opinion is based proves to be untrue in any material respect, Duff & Phelps has advised our board of directors that the Duff & Phelps opinion cannot and should not be relied upon. Duff & Phelps noted that neither our board of directors nor our management placed any limitation upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its opinion.

Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of our solvency or of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. The Duff & Phelps opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of our or GFA’s credit worthiness or otherwise as tax advice or as accounting advice.

Duff & Phelps prepared its opinion as of September 25, 2006. The opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion coming or brought to the attention of Duff & Phelps after the date of the Duff & Phelps opinion or otherwise to update, revise or reaffirm its opinion. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Duff & Phelps opinion after the date of the opinion and prior to the completion of the merger, Duff & Phelps reserves the right to change, modify or withdraw the opinion.

Summary of Financial Analyses by Duff & Phelps

As part of its analysis to determine whether the merger consideration to be paid by us pursuant to the merger agreement was fair, from a financial point of view, to us, Duff & Phelps took into consideration whether the merger consideration to be paid by us was not greater than the fair market value of all of GFA’s common stock by estimating the fair market value of the GFA business.

Duff & Phelps used generally accepted valuation techniques, including a discounted cash flow analysis, comparable public company analysis and comparable transaction analysis, as described below, to calculate a range of enterprise values for the GFA business.

Discounted Cash Flow Analysis

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Duff & Phelps performed a discounted cash flow analysis by adding (1) the present value of projected “free cash flows” for the GFA business for the fiscal years 2006 through 2016 to (2) the present value of the “terminal value” for the GFA business as of 2016. “Free cash flow” is defined as cash that is available to either reinvest or to distribute to security holders and “terminal value” refers to the value of all future cash flows from an asset at a particular point in time. The projected free cash flows that Duff & Phelps used in its analysis were based on financial forecasts and estimates provided by our management and GFA’s management, as well as Duff & Phelps’s independent assessments. Duff & Phelps noted that the projected free cash flows that it ultimately used for the discounted cash flow analysis were more conservative than those provided by either our management or GFA’s management. Duff & Phelps calculated a terminal value for the GFA business by utilizing a commonly accepted perpetuity formula, the result of which Duff & Phelps believes was supported by trading multiples of comparable, publicly traded companies that Duff & Phelps deemed similar to the GFA business for purposes of its analysis. Duff and Phelps discounted the projected free cash flows and the terminal value for the GFA business by rates ranging from 12% to 14%.

Duff & Phelps used the following projections for GFA’s revenues and earnings before interest, taxes and amortization (“EBITA”) for the fiscal years ending December 31, 2006 to 2010 in its discounted cash flow analysis. EBITA is not a presentation made in accordance with generally accepted accounting principles in the United States of America. Duff & Phelps used EBITA because Duff & Phelps believes EBITA is a measure that is generally accepted by the financial community in the valuation of securities. These projections provided by GFA are set forth below for the limited purpose of giving stockholders access to key projections reviewed by Duff & Phelps in connection with its fairness opinion.

	2006	2007	2008	2009	2010
Revenue ($ in millions)	$164.0	$242.2	$338.8	$370.8	$404.4
EBITA ($ in millions)	$32.4	$44.5	$64.2	$70.2	$76.9

The foregoing analyses indicated a range of enterprise values for the GFA business of $482 million to $549 million.

The table below contains historical financial data of GFA to assist stockholders in reviewing the GFA projections used by Duff & Phelps.

	GFA Holdings, Inc.		Pro Forma Combined
	Year ended December 31,	Year ended December 31,	Year Ended December 31,
	2006	2005	2004(1)
Revenue ($ in thousands)	$160,561	$114,078	$84,125
EBITA ($ in thousands)	$29,858	$14,878	$9,298

(1)	Refer to footnote (1) to Selected Historical Financial Information of GFA in this proxy statement regarding this historical financial information.

The net revenue and EBITA for 2006 were below the amounts projected earlier in the year. Although these amounts are less than originally projected, the discrepancy is not significant enough to alter our view of the value of GFA’s business.

In addition, our debt financing approval is predicated on GFA achieving a pro forma EBITDA amount of $26,500,000 for the year ended December 31, 2006, which was achieved. Pro forma EBITDA is actual EBITA subject to additions for amounts paid to the current shareholders in the form of management fees and subtractions for anticipated costs of operating as a public company.

Comparable Public Company Analysis

Comparable public company analysis is based upon a comparison of the subject company to similar publicly held companies whose stocks are actively traded. Duff & Phelps noted that, while it is very rare to find a public company that is identical to the subject company, valuation practitioners typically select a group of public companies that share similar business risks and opportunities. In the selection of the comparable companies, Duff & Phelps used multiple databases to identify domestic companies that Duff & Phelps deemed comparable in terms of business model, markets served, size, financial performance, or a combination thereof, to the GFA business for purposes of its analysis. Duff & Phelps identified nine such companies:

	LTM Revenue ($ in millions)	LTM Revenue Growth%	LTM EBITA Margin%
Herbalife Ltd	$1,732	22.1%	15.2%
Nbty Inc	1,848	6.8	9.2
Hansen Natural Corp	479	92.9	30.1
Usana Health Sciences Inc	353	16.6	17.0
United Natural Foods Inc.	2,434	18.2	3.5
Martek Biosciences Corp	260	17.2	14.7
Hain Celestial Group Inc	739	19.1	8.9
Medifast Inc	60	88.4	14.7
Sunopta Inc.	526	49.5	4.6
GFA	$135	35.9%	15.3%

Using market price quotations to estimate the market value of the comparable companies, Duff & Phelps developed multiples of enterprise value (market capitalization plus debt, net of cash and cash equivalents) relative to selected financial metrics, including EBITA and revenue, for each of the comparable companies. Duff & Phelps obtained projected financial metrics for the public company group from regularly published information sources, including I/B/E/S and Bloomberg. Duff & Phelps adjusted the valuation multiples derived from comparable public companies for differences in the prospects and risks of the GFA business versus each of the comparable companies. Duff & Phelps then applied these adjusted valuation multiples to the appropriate financial metrics of the GFA business to produce a range of enterprise values for the GFA business.

The following table presents a summary of Duff & Phelps’ calculations of the trading multiples for the group of nine publicly traded companies.

Enterprise Value as a Multiple of
	LTM EBITA	2006 EBITA*	2007 EBITA*	Run Rate EBITA	LTM Revenue
Low	9.7x	9.3x	8.0x	9.8x	0.57x
Median	16.2x	13.5x	11.2x	13.7x	1.63x
High	28.0x	20.4x	22.7x	21.8x	5.95x

*	Projected.

Note: “LTM” refers to the “Latest Twelve Months” for which data was available and “Run Rate” refers to the latest quarter’s results multiplied by four.

In selecting valuation multiples for the GFA business, Duff & Phelps considered a number of factors that compared the historical and projected financial performance of the GFA business versus that of the nine public companies in the comparable company group. In particular, Duff & Phelps noted that the GFA business’ historical revenue growth was above the median of the public company group, the GFA business’ EBITA margin is above the median of the public company group, and the GFA business’ projected growth in profits is higher than the growth in profits for the public companies as forecasted by securities analysts. Although GFA’s LTM revenues are lower than all but one of the companies listed in the public company group, GFA’s historical revenue growth is above the median of the public company group, GFA’s EBITA margin is above the median of the public company group, and GFA’s projected growth in profits is higher than the growth in profits for the public companies as forecasted by securities analysts. Accordingly, management agrees with Duff & Phelps’s assessment of the multiple ranges when estimating the value of GFA. The following table presents a summary of certain multiples that Duff & Phelps selected for the GFA business and the resulting ranges of enterprise values.

GFA EBITA Measures		Selected Multiple Range			Indicated Enterprise Value Range
LTM ended June 30, 2006	$20.7mm	20.0x	to	24.0x	$455mm	to	$497mm
2006 *	$32.4mm	15.0x	to	17.0x	$486mm	to	$550mm

GFA Revenue
LTM ended June 30, 2006	$135.1mm	3.5x	to	4.0x	$473mm	to	$540mm

*	Projected.

Duff & Phelps assessment of the ranges of enterprise values implied by its selection of the foregoing valuation multiples, as well as valuation multiples with respect to certain 2007 financial measures, indicated a range of enterprise values for the GFA business of $476 million to $530 million.

Comparable Transactions Analysis

Comparable transactions analysis is based upon a comparison of the subject company to similar companies involved in actual merger and acquisition transactions. Duff & Phelps used multiple databases and conducted key word searches to identify transactions involving companies in the nutritional supplement and health food industries, and conducted searches for transactions involving the selected group of comparable public companies that Duff & Phelps used for its comparable public company analysis described above. Duff & Phelps identified six transactions involving targets that were comparable to the GFA business in terms of business model, markets served, size, financial performance, or a combination thereof. Duff & Phelps noted, however, that only one of the targets in the selected group of transactions – Horizon Organic Holdings Corp., which was acquired by Dean Foods Co. in October 2003 – had a revenue growth profile that was similar to that of the GFA business.

Target Company	LTM Revenue ($ in millions)	LTM Revenue Growth%	LTM EBITA Margin%
Horizon Organic Holding Corp.	$197.1	20.6%	4.3%
Spectrum Organic Products Inc.	52.0	5.1	2.3
Silhouette Brands, Inc.	75.4	3.1	NA
International Multifoods Corp.	908.0	-3.3	NA
Quest Food Ingredients	255.0	NA	NA
Burt’s Bees Inc.	45.0	NA	NA

Using the transaction price to estimate the enterprise value of the target companies, Duff & Phelps calculated multiples of enterprise value relative to selected financial metrics (EBITA and revenue) for each of the targets.

The following table presents a summary of the valuation multiples for the targets in the identified merger and acquisition transactions.

Date	Target	Acquirer	Target EV/ LTM Rev.	Target EV/ LTM EBITA
Jun-03	Horizon Organic Holding Corp.	Dean Foods Co.	1.46x	34.3x
Aug-05	Spectrum Organic Products Inc.	The Hain Celestial Group Inc.	0.85x	36.6x
July-04	Silhouette Brands, Inc.	Dreyer’s Grand Ice Cream Holdings Inc.	0.89x	NA
Mar-04	International Multifoods Corp.	JM Smucker Co.	0.96x	NA
Mar-04	Quest Food Ingredients	Kerry Group plc	1.73x	NA
Sep-03	Burt’s Bees Inc.	AEA Investors LLC	5.00x	NA

Note: EV = Enterprise Value; NA = Not Available

Duff & Phelps noted that the LTM revenue growth rate for the GFA business was 35.9%, which was higher than that of any of the target companies for which there was data available. Duff & Phelps calculated an implied enterprise value for the GFA business of $710 million by applying the EV / LTM EBITA multiple of 34.3x for Horizon Organic Holding Corp – the target with the highest revenue growth among those targets with data available – to the LTM EBITA of $20.7 million for the GFA business. Duff & Phelps noted that due to the fact that the GFA business has substantially higher profit margins than the target companies for which data was available, it was not appropriate to apply a revenue multiple derived from the valuations of the target companies to obtain a value estimate for the GFA business. Management agrees with Duff & Phelps’s assessment, based on management’s judgment and standards generally accepted in the financial community. Duff & Phelps also noted that due to the lack of adequate financial detail pertaining to the identified comparable transactions, the enterprise value for the GFA business indicated by this analysis was much less precise than the ranges implied by the discounted cash flow analysis or the comparable public company analysis. Therefore, Duff & Phelps used the comparable transaction analysis as an additional data point and check on the other valuation methodologies. Duff & Phelps concluded, however, that the enterprise value for the GFA business implied by the comparable transactions analysis exceeded the $465 million enterprise value for the GFA business implied by the consideration to be paid by us pursuant to the merger agreement.

Summary of Analyses

The range of enterprise values for the GFA business that Duff & Phelps derived from its discounted cash flow analysis was $482 million to $549 million, and the range of enterprise values for the GFA business that Duff & Phelps derived from its comparable public company analysis was $476 million to $530 million. Duff & Phelps noted that the enterprise value indications from both the discounted cash flow analysis and the comparable public company analysis exceeded the $465 million enterprise value for the GFA business implied by the consideration to be paid by us pursuant to the merger agreement. Further, it was Duff & Phelps’ opinion that the comparable transactions analysis supported such a conclusion.

Duff & Phelps’ opinion and financial analyses were only one of the many factors considered by our board of directors in its evaluation of the merger and should not be viewed as determinative of the views of its board of directors.

Fees and Expenses.

The Duff & Phelps engagement letter with us, dated July 11, 2006, provides that, for its services, Duff & Phelps is entitled to receive a fee of $550,000 from us, which was due and payable as follows: $275,000 upon execution of the engagement letter and $275,000 upon notice that Duff & Phelps was prepared to deliver its opinion as to whether the proposed merger consideration to be paid by us pursuant to the merger agreement was fair to us from a financial point of view. We have paid $275,000 of the $550,000 fee. No portion of the fee is contingent on the success of the merger. In addition, no waiver has been obtained from Duff & Phelps for claims against our trust account. The engagement letter also provides that Duff & Phelps be reimbursed for its reasonable out-of-pocket expenses and that we indemnify Duff & Phelps and certain related persons against liabilities arising out of Duff & Phelps’ service as a financial advisor to our board of directors. Duff & Phelps’ out-of-pocket costs at September 30 were approximately $16,000.

Duff & Phelps is currently providing valuation services to us in connection with financial reporting requirements, for which services Duff & Phelps expects to receive compensation. In addition, Duff & Phelps may provide valuation and financial advisory services to us or our board of directors in the future. Duff & Phelps has not provided financial advisory services to either GFA or TSG Consumer Partners during the past two years. Duff & Phelps has not provided financial advisory services to our initial shareholders, GFA or TSG Consumer Partners during the past two years.

Merger Financing

The GFA merger is being financed in part by the proceeds raised by Boulder in connection with a private placement that is expected to result in gross proceeds to Boulder of approximately $246 million and net proceeds of approximately $234 million, after the payment of placement fees to Citigroup Global Markets, Inc. and Banc of America Securities LLC. For more information, see “Proposal 2—The Private Placement Proposal.” The merger, together with all costs associated with the merger and related financing transactions, is also being financed in part by a secured debt financing in the aggregate amount of $180 million ($160 million of which is anticipated to be funded upon the consummation of the transaction) and by funds in the trust account from our initial public offering, which together with interest were approximately $101.1 million, including deferred underwriting discounts and commissions of $3.6 million, as of December 31, 2006. For more information about the secured debt financing, see “MDA – Liquidity and Capital Resources.”

Appraisal or Dissenters Rights

No appraisal rights are available under the Delaware General Corporation Law for the stockholders of Boulder in connection with the merger proposal.

United States Federal Income Tax Consequences of the Merger

As our stockholders are not receiving any consideration or exchanging any of their outstanding securities in connection with the GFA merger and the related private placement, and are simply being asked to vote on the matters, it is not expected that the stockholders will have any tax related issues as a consequence of either the merger or the private placement. However, if you vote against the merger proposal and elect a cash conversion of your Boulder shares into your pro-rata portion of the trust account and as a result receive cash in exchange for your Boulder shares, any gain or loss recognized by you in connection with the cash conversion generally will be capital gain or loss and would be long-term capital gain or loss if the shares have been held for more than one year and short-term gains or loss if the shares have been held for less than one year. The deductibility of capital losses is subject to various limitations. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to any federal or state regulatory requirements or approvals, except the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the “HSR Act,” and except for filings necessary to effectuate the transactions contemplated by the merger agreement and the related amendments to and restatement of our certificate of incorporation with the Secretary of State of Delaware.

Consequences if Merger Proposal is Not Approved

Need to Obtain Additional Capital

If the merger proposal is not approved by our stockholders, or if the holders of 20% or more of our common stock issued in our initial public offering vote against the merger and elect to convert their shares to cash, we will not acquire GFA. Although we intend to continue the process of identifying and evaluating prospective businesses for an alternate business combination if we do not acquire GFA, we would need to raise additional working capital from our founding directors, initial stockholders or from private investors and there can be no assurance that we will be able to do so in amounts sufficient to enable us to pursue and complete an alternate business transaction. Currently, Stephen B. Hughes, our chairman of the board of directors, has agreed to provide us with a working capital loan of up to $500,000. The liabilities incurred in connection with the merger and our other operating activities exceed the funds available to us by approximately $4.4 million as of December 31, 2006. The funds in our trust account from our initial public offering consist of the net offering proceeds, plus interest (other than $750,000 we were permitted to use as working capital). None of these trust funds are available to us to pursue alternate business combinations. Even if we are able to raise enough working capital to identify and evaluate prospective businesses for an alternate business combination, we will be limited by time constraints imposed by our certificate of incorporation.

Requirement to Liquidate if an Alternate Business Combination is not Completed within Required Time Period

If the GFA merger is not approved by stockholders or, if approved, is not completed for any reason, and we are not able to complete a business acquisition by June 16, 2007 or enter into a letter of intent, agreement in principle or definitive agreement for an alternate business combination by June 16, 2007 and complete that alternate business combination by December 16, 2007, we must obtain the approval of the holders of a majority of our stock in order to dissolve and distribute the trust account proceeds to our public stockholders. We view this requirement to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to complete a business combination within the foregoing time periods.

Procedure for Liquidation

We believe that any plan of dissolution and distribution would proceed in the following manner:

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our board of directors will, consistent with its obligations described in our certificate of incorporation to dissolve and Section 275 of the Delaware General Corporation Law, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders, and cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board’s recommendation of each plan;

•	we would file the preliminary proxy statement with the Securities and Exchange Commission;

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if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days after we initially file the proxy statement with the SEC, we will mail the proxy statement to our stockholders, and 30 days after we file the definitive proxy statement with the SEC we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution;

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if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days after we initially file the proxy statement with the

SEC. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

If approved, the dissolution would be effected by the filing of a certificate of dissolution with the State of Delaware. Once we are dissolved, our existence is automatically continued for a term of three years, but solely for the purpose of winding up our business, including:

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paying or providing for the payment of our liabilities in accordance with Section 281(b) of the Delaware General Corporation Law, as will be provided in our plan of dissolution, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that maybe potentially brought against us within the subsequent 10 years;

•	establishing a contingency reserve for the satisfaction of unknown or additional liabilities;

•	winding up our remaining business activities;

•	complying with the Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

•	making tax and other regulatory filings.

In the event that we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Following the expiration of the permitted time periods for completing a business acquisition, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account, and the funds will not be available for any other corporate purpose. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and distribution. If our stockholders do not approve our dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered an investment company and in that event, we would be subject to the regulatory burden and additional expense of complying with the Investment Company Act of 1940.

Distributions on Liquidation

Upon liquidation, we will distribute amounts held in our trust account pro rata to the holders of the shares of common stock issued in our initial public offering, subject to the costs of liquidation and to valid claims by creditors who have not waived claims against the trust account. We have not received a waiver of any of the liabilities on our balance sheet as of December 31, 2006. However, of those liabilities, the $3.6 million deferred underwriting fees and commissions owed to Citigroup in connection with our initial public offering is contingent on the closing of our initial business combination. We have received waivers from GFA and its principal stockholders under the merger agreement, from the private placement investors under the securities purchase agreement, and from Bank of America and Banc of America Securities under their debt financing commitment. However, because we are not in breach under those agreements, there currently are no liabilities on our balance sheet covered by these waivers and we are not able to quantify these potential liabilities.

No other creditors have waived claims against the trust account. Two of our founding directors have agreed to indemnify us for claims of these creditors. If they cannot or do not indemnify us for these claims, we anticipate that liquidating distributions would be reduced by approximately $0.35 per share, based on amounts owed to creditors as of December 31, 2006 who have not waived claims against the trust account. We anticipate that if these creditors are not paid out of the trust account, total liquidating distributions would be approximately $7.88 per share if the distributions were made on December 31, 2006. However, we cannot estimate the actual amount that would be distributed, which will be less than the $8.00 price paid by investors in our initial public offering. The actual amount distributed on any liquidation will depend on when liquidation occurs, the expenses we incur prior to liquidation and interest rates on funds held in the trust account. There will be no distribution from the trust account with respect to our public warrants or funding director warrants, which will expire worthless.

Right to Convert Shares to Cash

Each stockholder that holds shares of common stock issued in our initial public offering has the right to vote against the merger proposal and, at the same time as such vote, demand that Boulder convert such stockholder’s shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of our initial public offering is deposited. This demand may be made by making an affirmative election on the proxy card accompanying this proxy statement to convert the shares into cash. These shares will be converted into cash only if the merger is completed and the stockholder requesting conversion holds such shares until the date the merger is consummated. However, if the holders of 2,552,168 or more shares of common stock issued in our initial public offering, an amount equal to 20% or more of the total number of shares issued in our initial public offering, vote against the merger and demand conversion of their shares into a pro rata portion of the trust account, then we will not be able to consummate the merger.

If you exercise your conversion rights, then you will be exchanging and tendering your shares of Boulder common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the merger and then tender your stock certificate to us. The closing price of our common stock on [            ], the most recent trading day practicable before the printing of this proxy statement, was $            . We estimate that the amount of cash held in the trust account will be approximately $7.88, as of December 31, 2006. If a Boulder stockholder elected to exercise his conversion rights on such date, then he would have been entitled to receive approximately $7.88 per share, plus interest accrued thereon subsequent to such date. Prior to exercising conversion rights, you should verify the market price of our common stock as you may receive higher proceeds from the sale of your common stock in the public market than from exercising your conversion rights.

Required Vote

Approval of the merger proposal will require: (1) that a majority of the shares of our common stock issued in our initial public offering that vote on this proposal at the special meeting vote in favor of the proposal; and (2) that holders of 20% or more of the shares issued in our initial public offering do not vote against the merger and demand to convert their shares into cash. Assuming the presence of a quorum of more than 50% of the shares of our common stock issued in our initial public offering, the failure to vote, broker non-votes or abstentions will have no effect on the outcome of the vote. The GFA merger is also conditioned upon the approval of Proposals 2 and 3, which means that our stockholders must approve Proposals 2 and 3 in order for us to approve the GFA merger.

Recommendation

The foregoing discussion of the information and factors considered by our board of directors is not meant to be exhaustive, but includes the material information and factors considered by our board of directors.

Our board of directors believes that the merger proposal is fair to, and in the best interests of, all of our stockholders, including those who acquired shares in our initial public offering.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE MERGER.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the agreement and plan of merger dated September 25, 2006, between Boulder, BSB Acquisition Co., Inc., GFA and TSG4, L.P., in its capacity as the GFA shareholders’ representative (as defined in the merger agreement), and is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex “A” to this proxy statement. All stockholders are encouraged to read the merger agreement for a complete description of the terms and conditions of the merger.

We have included the description of the merger agreement in this proxy statement to provide you with information about its terms. The merger agreement contains representations and warranties we and BSB Acquisition Co., Inc., our wholly owned subsidiary, made to GFA as well as representations GFA made to us, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement between us, BSB Acquisition Co., Inc., and GFA and are subject to various qualifications and limitations. In addition, some representations and warranties were made as of a specified date and may be subject to contractual standards of materiality different from those generally applicable to stockholders or may have been made for the purpose of allocating risk between us and BSB Acquisition Co., Inc., on the one hand, and GFA, on the other hand, rather than establishing matters as facts.

Structure of the Merger

At the effective time of the merger, BSB Acquisition Co., Inc., a wholly-owned subsidiary of Boulder, will be merged with and into GFA Holdings, Inc. GFA Holdings, Inc. will be the surviving corporation and will become a wholly-owned subsidiary of Boulder. BSB Acquisition Co., Inc. will cease to exist.

Merger Price

At the closing and subject to certain adjustments described below, the 17 stockholders of GFA will be paid an aggregate of $465 million in cash (which includes the assumption of post-closing bonus payments net of tax benefits) as merger consideration. The amount to be paid at closing is subject to certain adjustments and holdbacks, including those described below.

In the event the amount of GFA’s cash on a day selected by GFA and us that is approximately seven to ten days before the anticipated closing of the merger exceeds GFA’s indebtedness, which will include GFA’s obligations for borrowed money, letters of credit issued for GFA’s account, capitalized leases or interest rate swap agreements and any accrued interest or prepayment premiums related to the foregoing as of such date, the purchase price payable to the stockholders will be increased by an amount equal to such excess cash. However, if GFA’s indebtedness exceeds its cash, the purchase price will be reduced by the amount of the excess indebtedness. GFA has the right to make distributions to its stockholders before the merger so long as GFA has no indebtedness at the time of the distribution. As of January 31, 2007, GFA had total cash of $9.7 million and total indebtedness of $1.7 million. The additional cash purchase price required based on GFA’s cash for purposes of computing the price adjustment will not increase the net cash required to complete the merger, because GFA’s cash that resulted in the purchase price increase will be available for use by Boulder, dollar-for-dollar, simultaneously with closing.

We agreed to be financially responsible for certain bonus payments payable to some of the employees and consultants of GFA, specifically including amounts payable to New Industries Corporation (which is owned by several stockholders of GFA). These bonuses consist of two sale bonuses related to the closing of the merger and an EBITDA bonus. The EBITDA bonus will be calculated on the basis of the EBITDA of GFA’s business for the 2006 calendar year, which cannot be accurately determined until after the close of the calendar year. If the EBITDA bonus has been finally determined at closing, it will be paid at closing. If not, the estimated amount of the EBITDA bonus will be paid into escrow at closing. One of the sale bonuses is payable in full at or shortly after closing while ninety percent of the other sale bonus is payable at closing with the remaining ten percent payable into escrow at the closing. In the event the bonus recipients provide management services to GFA after the closing and otherwise comply with the terms of the agreements giving rise to the bonuses, the bonus amounts deposited in escrow will be paid out no later than June 30, 2007. The total liability for the bonuses is currently estimated to approximate $23.3 million. The total amount payable is an estimate since the exact amount cannot be calculated until the closing of the merger. However, we do not believe the bonus amount will vary materially from our estimate.

The cash consideration payable to the GFA stockholders will be reduced by 60% of the bonuses described in the preceding paragraph. In addition, to the extent that any of the bonus payments have not been approved by at least 75% of the voting power of GFA in a stockholder vote that is separate from the approval of the merger, the cash consideration will be reduced by 40% of the amount of any bonuses that would constitute “excess parachute payments.”

Because the actual amount of the bonuses may not be established until after the closing of the merger, the amount paid into escrow may exceed the amount of the actual bonus payments. In the event less than all of the bonus payments placed in escrow are paid to the intended recipients of the bonuses, the stockholders of GFA will be entitled to 60% of such excess as additional purchase price with the remaining 40% being returned to us.

The cash consideration payable at the closing will also be reduced by the amount of any third-party fees and expenses incurred by GFA in connection with the merger and the transactions contemplated thereby, including, without limitation, legal, accounting, financial advisory, consulting and other fees and expenses of third parties, that have not been paid prior to the closing of the merger. We are not able to quantify the third party expenses that will reduce the merger consideration because the amount will depend on the amounts ultimately invoiced and the extent to which GFA has used cash before closing to pay these expenses.

In connection with the calculation of the cash consideration payable to the stockholders of GFA, on a date that is seven to ten days prior to the closing, the GFA shareholders’ representative is required to provide us with a consolidated balance sheet for GFA as of such date, its calculation of the difference between GFA’s cash position and the amount of its indebtedness, its calculation of the reasonably highest expected amount of the bonus payments and other financial information regarding GFA as we may reasonably request, as well as its calculation of the aggregate amount to be paid to the GFA stockholders at closing. If a dispute regarding these matters arises and exceeds $10 million, neither GFA nor we are required to proceed with the closing. However, in the event the dispute involves less than $10 million and the parties are unable to resolve the dispute, the purchase price to be paid at closing will be equal to the lesser of the two parties’ calculation of the amount payable at closing, with the difference to be paid into an escrow account. The amount in escrow will be disbursed upon the joint instructions of the GFA shareholders’ representative and us or, if the parties cannot agree within ten days after the merger, the dispute is to be submitted to arbitration, with the escrowed funds being distributed upon the arbitrator’s instruction.

The cash consideration payable pursuant to the merger agreement will be funded with cash currently being held in the trust account established in connection with our initial public offering, the proceeds of the private placement and the secured debt financing. We do not believe that any of the potential adjustments to the merger consideration or the amount of the sale bonuses and the EBITDA bonus paid at closing will result in a shortfall in funds to complete the business combination. In estimating the cash requirements for closing the merger, we included estimates for the sale bonuses and EBITDA bonus. In the unlikely event of a cash shortfall because these bonuses are more than we estimated or another adjustment increases the amount of cash due at closing, we could request a draw under the revolving credit facility we will obtain at closing and use the proceeds to pay the shortfall. We also could defer the payment of a portion of other closing costs in order to pay the adjusted merger consideration and bonuses at closing.

In the event any of our stockholders vote against the merger and exercise their right to convert their stock into cash pursuant to the provisions of our certificate of incorporation, TSG4 L.P., a stockholder of GFA, will be obligated, at our option, to accept up to $10 million of the common stock of Boulder at $7.46 per share in lieu of cash otherwise payable to TSG4 L.P. at the closing of the merger. TSG4 L.P. will be entitled to registration rights similar to those of the investors purchasing Boulder securities in connection with the private placement. We have structured the GFA merger and our debt financing to take into account the conversion of the maximum number of shares of our stock, and we will be able to complete the GFA merger in the event of a maximum conversion.

Closing of the Merger

Subject to the provisions of the merger agreement, the closing of the merger will take place no later than May 31, 2007, subject to certain extensions, or, on the fifth business day after all conditions described below have been satisfied or waived. We and the GFA shareholders’ representative may agree to close at another time.

Conditions to the Completion of the Merger

GFA’s stockholders have approved the merger. The obligation of GFA to consummate the merger is subject to the satisfaction of the following conditions:

•

Our representations and warranties must be true and correct in all respects as of the date of the merger agreement and as of the consummation of the merger except where the failure of any representation or warranty to be true and correct has not had, individually or in the aggregate, a material adverse effect on our ability to consummate the merger;

•	We must have performed in all material respects all obligations that are to be performed by us under the terms of the merger agreement;

•

We must have delivered the cash consideration and all other documents required to be delivered at closing, including the required legal opinion of our counsel, certified authorizing resolutions and officer’s certificates.

•	All specified waiting periods under the HSR Act must have expired or been terminated; and

•	There is no action, suit or proceeding by any governmental agency challenging or preventing the merger.

Any of the GFA conditions to close may be waived by GFA in its discretion.

The obligation of Boulder to consummate the merger is subject to the satisfaction of the following conditions:

•

The representations and warranties of GFA must be true and correct in all respects as of the date of the merger agreement and as of the consummation of the merger except where the failure of any such representations and warranties to be true and correct has not had, individually or in the aggregate, a material adverse effect;

•	GFA and the GFA shareholders’ representative must have performed in all material respects all obligations that are to be performed by them under the terms of the merger agreement;

•

GFA must have delivered all documents required to be delivered at closing, including the required legal opinion of its counsel, certified authorizing resolutions, officer’s certificates, resignations and releases from officers and directors of GFA and releases from TSG4, L.P. and its affiliates and Fitness Foods, Inc.

•	All specified waiting periods under the HSR Act must have expired or been terminated;

•	There is no action, suit or proceeding by any governmental agency challenging or preventing the merger;

•	Our stockholders must have approved the transactions contemplated by the merger agreement;

•

Holders of less than 20% of the shares of Boulder common stock issued in connection with our initial public offering have voted against the merger and exercised their right to convert the shares into a pro rata share of the trust account;

•	All third party consents and approvals must have been obtained;

•	There must not have occurred since the date of the merger agreement any material adverse effect on GFA;

•

We must have obtained debt financing pursuant to the terms of a commitment letter with Bank of America, N.A. and Banc of America Securities LLC in an amount of $180 million, which will include a revolving credit facility of $20 million, or commitments for substitute debt financing;

•	We must have sold common stock and preferred stock in the private placement sufficient to raise at least $246 million;

•	Our stockholders must have approved the amendment and restatement of our certificate of incorporation to authorize additional shares of stock; and

•

Holders of no more than 2% of the shares of the common stock of GFA outstanding and entitled to vote on the approval of the merger have exercised and not withdrawn, abandoned or forfeited their appraisal rights pursuant the Delaware General Corporation Law.

The Boulder conditions to close may be waived by us in our discretion, subject to the approval of certain of the private placement investors pursuant to the securities purchase agreement.

Interim Covenants Relating to the Conduct of Business

Under the merger agreement, GFA has agreed to conduct its business in the ordinary course consistent with past practice, subject to various limitations and restrictions contained in the merger agreement.

GFA has agreed that it will not do certain things between the signing of the merger agreement and closing, including, without limitation, the following:

•	Selling, leasing, assigning, licensing or transferring material assets;

•	Increasing the compensation or benefits of employees, officers or directors other than routine changes in the ordinary course of business consistent with past practice;

•	Creating, incurring or assuming material liabilities, with certain exceptions;

•	Modifying, amending, renewing, replacing or terminating material contracts or agreements; and

•	Selling, transferring or licensing to any third party any intellectual property used by GFA or amending any existing license of any intellectual property used by GFA.

Access to Information

Prior to closing, GFA has agreed to give us reasonable access to its properties, books and records, as well as its employees and intellectual property attorneys for purposes of obtaining information regarding GFA and its business. In addition, GFA has agreed to allow us to meet with Brandeis University, its intellectual property attorneys and certain key customers, suppliers, manufacturers and distributors for a limited period of time.

GFA has also agreed to provide us with certain financial information regarding its operations for periods prior to the execution of the merger agreement as well as for periods prior to the consummation of the merger.

No Solicitation by Boulder or GFA

Until the closing of the merger or the termination of the merger agreement, GFA and the GFA shareholders’ representative have each agreed that it will not solicit, negotiate, act upon or entertain in any way an offer from any other person to purchase all or any part of the securities of GFA Holdings or GFA Brands or furnish any information to any other person with respect to such a transaction.

Until the closing of the merger or the termination of the merger agreement, we have agreed that we will not negotiate, investigate, act upon or entertain in any way the purchase of any business other than as contemplated by the merger agreement.

We have agreed that we will, through our board of directors, recommend to our stockholders that we approve the merger proposal.

Fees and Expenses

All fees and expenses incurred in connection with the merger, including, without limitation, all legal, accounting, financial advisory, consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation of the merger agreement and the consummation of the transactions contemplated thereby will be the obligation of the respective party incurring such fees and expenses. To the extent that the stockholders of GFA have not paid any such fees and expenses incurred by GFA prior to the closing, the cash consideration to be paid to the stockholders will be reduced by such fees and expenses.

Representations and Warranties of GFA

The merger agreement contains a number of representations and warranties that GFA has made to us, including, without limitation, the following:

•	Organization and qualification;

•	Subsidiaries;

•	Authorization, execution, delivery and enforceability of the merger agreement and related agreements;

•	Capitalization;

•

Absence of conflicts, breaches or violations under organizational documents, certain agreements and applicable laws, orders or decrees as a result of the contemplated transaction and the receipt of all required consents and approvals;

•	Financial statements and the accuracy of the information contained in the financial statements;

•	Absence of certain changes or events since December 31, 2005;

•	Real property and leasehold interests;

•	Title to its properties and the absence of liens and encumbrances (with certain exceptions);

•	Matters relating to material contracts and agreements;

•	Intellectual property;

•	Licenses and permits;

•	Absence of litigation, audits and investigations;

•	Compliance with applicable laws;

•	Environmental matters;

•	Employees and employee benefit plans;

•	Insurance;

•	Tax matters;

•	Liability for brokerage or finders fees in connection with the contemplated transaction;

•	Absence of undisclosed liabilities;

•	Books and records;

•	Related party transactions;

•	Adequacy and condition of its assets;

•	Product warranty matters;

•	Accounts receivable;

•	Inventory;

•	Accuracy of information relating to GFA contained in this proxy statement; and

•	Advertising and promotional expenses.

Representations and Warranties of Boulder

The merger agreement contains a number of representations and warranties that we have made to GFA, including, without limitation, the following:

•	Organization and qualification;

•	Authorization, execution, delivery and enforceability of the merger agreement and related agreements;

•

Absence of conflicts, breaches or violations under organizational documents, certain agreements and applicable laws, orders or decrees as a result of the contemplated transaction and the receipt of all required consents and approvals;

•	Accuracy of our SEC filings;

•	The principal balance of the amount we are holding in the trust account established in connection with our initial public offering;

•	Absence of litigation, audits and investigations;

•	Liability for brokerage or finders fees in connection with the contemplated transaction; and

•	No deemed representations and warranties other than those expressly included in the merger agreement.

Qualification of Representations and Warranties

Certain of the representations and warranties contained in the merger agreement are qualified by materiality, material adverse effect and knowledge qualifiers.

For purposes of the merger agreement, a material adverse effect on GFA means any event, circumstance, change, occurrence or effect, individually or when aggregated with other events, circumstances, changes, occurrences or effects, that is materially adverse to the business, assets, liabilities, financial condition or operating results of GFA, it being understood that none of the following, alone or in combination, will be deemed, in and of itself, to constitute a material adverse effect:

(1)	a general deterioration in the United States economy or in the industries in which GFA operates, including any deterioration in the business of any of GFA’s significant customers, suppliers or business partners;

(2)	the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, whether or not declared, or the occurrence of any other calamity or crisis, including an act of terrorism;

(3)	a natural disaster or any other natural occurrence beyond the control of GFA;

(4)	the disclosure of the fact that Boulder is the prospective acquirer of GFA;

(5)	the announcement or pendency of the transactions contemplated by the merger agreement;

(6)	any change in accounting requirements or principles imposed upon GFA or any change in applicable laws, rules or regulations or the interpretation of those laws, rules or regulations;

(7)	any action required by the merger agreement; or

(8)	any action of GFA between the date of the merger agreement and the closing which requires our consent pursuant to the terms of the merger agreement if we do not consent to the taking of the action.

Termination

The merger agreement may be terminated for a number of reasons prior to closing, including upon the following circumstances:

•	Upon the mutual consent of Boulder and the GFA shareholders’ representative;

•

By Boulder if there is any material breach of any representation, warranty, covenant or agreement in the merger agreement that has not been cured within the time frames set forth in the merger agreement;

•	By Boulder if there are material and adverse changes, discrepancies or differences in certain financial statements to be delivered by GFA;

•	By Boulder or the GFA shareholders’ representative if the merger has not been completed by May 31, 2007, subject to certain exceptions;

•

By GFA if Bank of America, N.A. and Banc of America Securities LLC indicate that they are unwilling to fund the debt financing in accordance with the terms of the commitment letter or any of the investors in the private placement indicates that it is unwilling to fund or otherwise breaches its commitment to fund, but only if we are unable to obtain substitute financing within 15 days; or

•

By GFA if, starting five days after this proxy statement is filed with the SEC, the average combined closing price of the Boulder common stock and warrants is below $7.80 over any 10 consecutive trading days.

Effect of Termination

In the event the merger agreement is terminated, the merger agreement will become void and neither we nor GFA will have any liability or obligation under the merger agreement except that in the event of an intentional or willful breach of the merger agreement, the non-breaching party is entitled to specific performance of the covenants contained in the merger agreement.

No Indemnification

All of the representations and warranties contained in the merger agreement will expire at the closing of the merger. Except for fraud, no party to the merger agreement has any remedy with respect to breaches of the representations and warranties contained in the merger agreement or with respect to breaches of pre-closing covenants.

Shareholders’ Representative

TSG4, L.P., acting in its capacity as the GFA shareholders’ representative, has been designated to serve as a representative of all of the stockholders of GFA with respect to matters relating to the merger agreement and will act as agent, proxy and attorney-in-fact for each of the stockholders. We are entitled to rely on the delegation of authority to the GFA shareholders’ representative.

GFA Employees

Following the closing of the merger, we are required to cause GFA to provide employees of GFA with base compensation and bonuses or commission opportunity that is the same or greater than that in existence prior to the closing, provided that they do not voluntarily reduce their hours or duties and maintain benefit plans that are no less favorable than those provided to similarly situated employees of Boulder.

In the event the merger is completed, two of GFA’s senior officers are contractually obligated to provide management services to GFA for a transition period of no less than 60 days after closing, and we expect the remainder of the current GFA management team to remain in place following the closing of the merger.

PROPOSAL 2:

THE PRIVATE PLACEMENT

Background

We are seeking your approval for the issuance of our common stock, Series A convertible preferred stock and related investor warrants (including the issuance of common stock upon conversion of the Series A convertible preferred stock or exercise of the warrants) in connection with a contemplated private placement, which is a condition to the consummation of the GFA merger described in Proposal 1. The principal purpose of the private placement is to obtain a portion of the funds necessary to pay the purchase price and complete the GFA merger, as described in the merger proposal.

On September 25, 2006, we entered into a securities purchase agreement with prospective investors that provides for the investors, simultaneously with the closing of the GFA merger, to purchase (1) 14,410,188 shares of our common stock at a price of $7.46 per share and (2) 15,388,889 shares of Series A convertible preferred stock and related warrants at a combined price of $9.00 per share/warrant, resulting in aggregate gross proceeds to us of approximately $246 million and net proceeds of approximately $234 million, after the payment of placement fees to Citigroup Global Markets, Inc. and Banc of America Securities LLC. The net proceeds will be used to fund a portion of the GFA merger consideration. In the event that the GFA merger is not approved or completed or the amendment and restatement of our certificate of incorporation is not approved, the contemplated private placement will not be completed.

Necessity of Stockholder Approval

The private placement described in this proposal involves the issuance by us of shares of our common stock that would represent more than 20% of our currently outstanding common stock. Although the OTC Bulletin Board does not require stockholder approval in connection with the issuance of shares of common stock, we have elected nonetheless to seek such approval because we are applying to list our common stock on the NASDAQ Capital Market contemporaneously with the closing of the GFA merger, and NASDAQ would require such approval if we were a NASDAQ-listed company.

In addition, the securities purchase agreement requires, as a condition to closing, that our stockholders approve the GFA merger, the issuance of our securities pursuant to the securities purchase agreement and the related restated certificate of incorporation.

Accordingly, if the GFA merger proposal or the private placement proposal or the proposed restated certificate of incorporation is not approved, then neither the GFA merger nor the private placement will be completed.

We are therefore asking that our stockholders approve our issuance of securities as contemplated by the private placement.

Description of the Private Placement

The private placement will consist of (1) 14,410,188 shares of our common stock, (2) 15,388,889 shares of our Series A convertible preferred stock (which will be authorized upon adoption of the proposed restated certificate of incorporation) that will bear cumulative preferential dividends payable quarterly at an initial compounded rate of 8% per annum, have an initial liquidation preference of $9.00 per share and be convertible into common stock, at an initial conversion price of $9.00 per share, and (3) 15,388,889 warrants that will be exercisable upon any redemption of the related shares of Series A convertible preferred stock, at an exercise price equal to the conversion price of the Series A convertible preferred stock in effect on the redemption date. See

“Description of Securities” for a description of the terms of the securities we will issue in the private placement. We sometimes refer to the warrants that we propose to issue in the private placement as “investor warrants” to differentiate them from existing warrants held by our public stockholders, which we refer to as “public warrants,” and existing warrants purchased from us at the time of out initial public offering by some of our directors and a senior advisor, which we refer to as the “founding director warrants.”

The $7.46 price per share being paid by investors for the common stock was the closing price of our common stock on the OTC Bulletin Board on September 22, 2006, the last trading day before we entered into the securities purchase agreement, and the combined $9.00 price being paid by investors for a share of Series A convertible preferred stock and the related investor warrant represents approximately a 20.6% premium to the trading price of the underlying common stock on that date.

Because the $7.46 per share price of the common stock being issued in the private placement is fixed, and not subject to adjustment at or prior to closing, the price per share price of our common stock that will be issued to the investors may be at a significant discount or premium to the closing price of our common stock as quoted on the OTC Bulletin Board, depending on the closing price of the common stock on the date of the closing of the private placement.

The issuance of securities to investors in the private placement will be made in reliance upon an available exemption from registration under the Securities Act, by reason of section 4(2) thereof, to persons who are “accredited investors” or “qualified institutional buyers,” as defined in Regulation D or Rule 144A, respectively, promulgated under the Securities Act. The investors have represented in the securities purchase agreement that each is an “accredited investor” or “qualified institutional buyer” and have acknowledged that transfers of the securities they acquire in the private placement must be made in compliance with applicable securities laws. We have relied upon these representations to support our reliance upon these exemptions.

The purchasers in the private placement consist of 26 institutional investors, plus Robert J. Gillespie, a director of Boulder. None of the investors is a stockholder, officer or director of GFA. The institutional investors in the private placement are as follows:

•	Adage Capital Partners GP, LLC

•	Aragon Trading Company, L.P.

•	Canyon Capital Advisors LLC

•	Citigroup Global Markets, Inc.

•	Fort Mason Master, LP and its affiliate Fort Mason Partners, LP

•	The following affiliates of Glenhill Advisors, L.L.C.: Glenhill Capital, L.P. and Glenhill Capital Overseas Master Fund LP

•

The following affiliates of Glenview Capital Management, LLC: Glenview Capital Partners, L.P., Glenview Institutional Partners, L.P., GCM Little Arbor Partners, L.P., GCM Little Arbor Institutional Partners, L.P., GCM Little Arbor Master Fund, Ltd. and Glenview Capital Master Fund Ltd.

•	Highbridge International LLC

•	Investcorp Interlachen Multi-Strategy Master Fund Limited

•	Kings Road Investments, LTD.

•	The following affiliates of Old Lane US Master Fund, L.P.: Old Lane US Master Fund, L.P., Old Lane HMA Master Fund, L.P. and Old Lane Cayman Master Fund, L.P.

•	The following affiliates of OZ Management, L.L.C.: OZ Master Fund, Ltd., OZ Global Special Investments Master Fund, L.P., GPC LVII, LLC and Fleet Maritime, Inc.

•	SF Capital Partners Ltd.

•	UBS AG

Securities Purchase Agreement

The securities purchase agreement contains a number of representations and warranties, closing conditions, and provisions for the termination of the agreement which are summarized below. For the complete form of the securities purchase agreement, refer to Annex “C,” which is incorporated herein by reference.

Representations and Warranties

Our representations and warranties include: requisite corporate power and authority to enter into the transaction; capitalization; the accuracy of the reports we have filed with the SEC and financial statements; litigation; the absence of undisclosed liabilities or material adverse change; and compliance with laws and agreements. In addition, all representations and warranties made by Boulder or by GFA or its stockholders in the merger agreement with GFA are deemed made by us to each investor.

Each investor’s representations and warranties include: requisite power and authority; investment purpose; and status as an accredited investor or qualified institutional buyer.

Conditions to Closing

The conditions that must be satisfied before we and the investors become obligated to close the private placement include the following:

(1)	trading in our common stock has not been suspended, trading in securities generally as reported by Bloomberg Financial Markets has not been suspended or limited, and no banking moratorium has been declared;

(2)	our stockholders have approved the issuance of our securities in the private placement and the related amendment and restatement of our certificate of incorporation;

(3)	the stockholders of both Boulder and GFA have approved the GFA merger and the merger has been completed in accordance with its terms; and

(4)	there is no order restraining the closing of the private placement, and there are no pending legal proceedings seeking to prohibit or materially delay the closing.

The obligation of each investor to buy securities in the private placement is subject to the fulfillment, or waiver by such investor, of additional closing conditions, including:

(1)	all of our representations and warranties in the securities purchase agreement are true and correct in all material respects as of the closing date;

(2)	we have performed, in all material respects, all of our covenants in the securities purchase agreement;

(3)	there is no material adverse change with respect to either GFA or Boulder;

(4)	there is no material outbreak or escalation of hostilities or other national or international calamity or any other material adverse change affecting any financial market that, in the reasonable judgment of the investor, makes it impractical or inadvisable to purchase the securities at closing;

(5)	investors have, in the aggregate, purchased our securities at closing for a total investment amount equal to the greater of (i) $240 million, and (ii) the amount, together with the net proceeds of the debt financing described below and other available cash, that is sufficient to complete the GFA merger, including the payment of all fees and expenses; and

(6)	we have closed a debt financing in the aggregate amount of $180 million ($160 million of which must be funded for the purpose of completing the GFA merger).

Our obligation to sell our securities in the private placement is subject to the fulfillment, or waiver by us, of additional closing conditions; including:

(1)	all of the representations and warranties of the investors in the securities purchase agreement are true and correct in all material respects as of the closing date;

(2)	the investors have performed, in all material respects, all of their covenants in the securities purchase agreement;

(3)	all waiting periods under the HSR Act and any other law relating to competition matters have expired;

(4)	all necessary consents, approvals and filings have been obtained or made; and

(5)	we have received each investor’s subscription funds, unless we close the GFA merger without the subscription funds of all investors.

Covenants

Pending the closing of the private placement, we have agreed to conduct our business in the ordinary course. In addition, we have agreed not to make any material amendment to or waiver under the merger agreement with GFA without the consent of investors who have committed to purchase a majority of the aggregate subscription amounts. We have also committed, pending the closing, not to solicit, initiate or facilitate any proposals for (1) any purchase or sale of assets outside the ordinary course of business, (2) the issuance of our securities other than in the private placement, (3) a business combination other than the GFA merger or (4) any other alternative transaction with a third party that could reasonably be expected to impede or materially delay the private placement and the merger, unless, in each case, our board of directors has concluded in good faith, after consultation with outside counsel, that such action is required to prevent the board from breaching its fiduciary duties to our stockholders.

We also have agreed to (1) designate shares of the Series A convertible preferred stock as Portal Trading Securities with the PORTAL Market of the NASDAQ Stock Market, Inc., to the extent they are eligible for such designation, within 14 days after the closing, (2) to file to list our common stock on the NASDAQ Global Market or the NASDAQ Capital Market or the American Stock Exchange within 14 days after the closing and (3) to so list our common stock within 90 days after the closing.

Amendments

Any amendment to the securities purchase agreement or any material amendment to or any waiver under the GFA merger agreement requires the consent of investors who have committed to purchase a majority of the subscription amounts and, if made before closing, must at all times include the investors who are affiliated investment funds of OZ Management, L.L.C. and Glenview Capital Management, LLC.

Termination, Breach

The securities purchase agreement may be terminated by an investor, as to such investor, upon any of the following:

(1)	on May 31, 2007 if the closing has not occurred prior to that date;

(2)	if our stockholders fail to approve the GFA merger and the private placement at the special meeting;

(3)	on the date that any permanent injunction or other order preventing the closing becomes effective; or

(4)	on the date of termination of the GFA merger agreement.

Termination will not affect the right of any party to initiate legal action for any breach. If an investor chooses not to waive a closing condition or defaults on its obligation to fund its full subscription amount at closing, the other investors may elect, but are not required, to fund the subscription amount of the non-participating investor, pro rata, and if a deficiency remains, the securities purchase agreement provides a mechanism for the investors to substitute one or more new investors, with our consent.

Expenses

We have agreed to pay some of the investors’ expenses in connection with the transaction, including up to $45,000 for each investor for any filings required by the HSR Act or any other law relating to competition matters, and up to $700,000 of legal fees and expenses to counsel to certain of the investors. We have also agreed to pay the co-placement agents’ attorneys’ fees, up to $50,000.

Registration Rights

The securities purchase agreement requires us to enter into a registration rights agreement with the investors at the closing of the private placement, pursuant to which we will be obligated to register the resale, under the Securities Act, of the shares of common stock that are issued or issuable to the investors in connection with the private placement, including the shares of common stock issuable upon conversion of the Series A convertible preferred stock or upon exercise of the investor warrants. If GFA’s controlling stockholder receives a portion of its consideration in the GFA merger in our common stock rather than cash, it also will be a party to the registration rights agreement. The complete form of the registration rights agreement is attached as Annex “D” and is incorporated herein by reference. Until such time as a resale registration statement covering the shares is filed and declared effective by the SEC or the shares are eligible for resale under Rule 144 promulgated under the Securities Act, the shares of common stock issued at closing and the shares of common stock issued upon conversion of the Series A convertible preferred stock or the exercise of the related investor warrants will be restricted and not eligible for sale on the open market by the holders of the shares.

We are obligated to file the registration statement no later than 14 days after the closing, to use reasonable best efforts to cause the registration statement to be declared effective by the SEC as promptly as possible and to make the registration statement available for resales until all the shares covered by the registration statement have either been sold under the registration statement or are eligible for resale without restriction in a single transaction under Rule 144(k). See “Description of Securities – Series A Convertible Preferred Stock – Adjustments to Conversion Rate” for information about penalties that will apply if we fail to file the registration statement or have it declared effective by the specified deadlines or if investors are not permitted to use the registration statement for a specified period of time.

We are required to pay expenses incurred in registering and disposing of the shares entitled to the benefit of the registration rights agreement, including up to $500,000, in the aggregate, of expenses separately incurred by the investors but excluding underwriting discounts and commissions. The registration rights agreement contains other standard provisions for agreements of this type, including the right of investors to piggyback on a registration statement we file for an underwritten public offering by us or by stockholders other than the investors, indemnification provisions, and a requirement that we comply with all of the reporting requirements applicable to us under the Exchange Act.

Interest of Our Officers, Directors and Principal Stockholders in the Private Placement

Affiliates of existing 5% or more stockholders, an affiliate of one of our directors, Robert J. Gillespie, and an affiliate of one of our senior advisors and former directors, Michael O’Brien, have agreed to buy shares in the private placement at the same price as other investors. The following table shows the number and type of shares that each has committed to purchase:

Investor	Number of Shares of Series A convertible preferred Stock to be Purchased	Number of Shares of Common Stock to be Purchased	Total Subscription Amount
Adage Capital Partners, G.P., LLC, Phillip Gross and Robert Atchinson	1,111,111	2,010,724	$25,000,000
Glenhill Advisors, L.L.C. and Glenn J. Krevlin	555,556	670,241	$10,000,000
Westmount Investments, L.L.C. (affiliate of Robert J. Gillespie)	13,889	16,756	$250,000
Aragon Trading Company, L.P. (affiliate of Michael O’Brien)(1)	13,889	16,756	$250,000

(1)	Michael O’Brien is a senior advisor of Boulder and was a member of its board of directors from June 2005 to November 2005.

See “Beneficial Ownership of Securities” for information on the stock ownership of these persons before and after the private placement. The ownership of our voting stock by affiliates of Adage Capital Partners, G.P. will increase from 6.27% to 9.01% as a result of the private placement.

Effect of the Private Placement on Existing Stockholders

Advantages

Prior to voting, each stockholder should consider the fact that the private placement will provide additional financing, substantially all of which will be used to complete the GFA merger. Each stockholder should consider the fact that if we do not complete the merger and the private placement and if we do not complete an alternate business combination within the deadline required by our certificate of incorporation, we will be required to obtain the approval of the holders of a majority of our stock in order to dissolve and liquidate and distribute the trust account proceeds to our public stockholders.

Disadvantages

The private placement will have a substantial dilutive effect on our current stockholders. Our current stockholders’ aggregate percentage ownership will decline significantly as a result of the private placement. The number of shares issued pursuant to the private placement will increase substantially the number of shares of common stock currently outstanding and potentially outstanding in the future if the Series A convertible preferred stock is converted, or, if after any redemption of shares of Series A convertible preferred stock, the related investor warrants are exercised. This means that our current stockholders will own a smaller interest in us as a result of the private placement. Stockholders immediately before the closing will be reduced from owning 100% of the outstanding common stock to owning approximately 52.5% of the outstanding common stock and approximately 34.9% assuming conversion of the Series A convertible preferred stock into common stock at a conversion price of $9.00 per share immediately after the closing. The percentage of ownership numbers do not give effect to the additional dilutive effect that will occur from the exercise of the public warrants or founding director warrants or the issuance of shares under the stock plan described in Proposal 4. See “Beneficial Ownership of Securities” for additional information on the ownership of our common stock before and after the private placement.

We will be required to issue a substantial number of additional shares of our common stock in the future as a result of:

•	any conversion of the Series A convertible preferred stock into (or the exercise of the related investor warrants for) common stock;

•

our failure to pay quarterly dividends on the Series A convertible preferred stock in cash, whether due to covenants under our secured debt financing (or any future financing) prohibiting the payment of cash dividends, lack of sufficient cash flow or the desire of our board of directors to retain earnings for use in our business, which failure will cause the liquidation preference of the Series A convertible preferred stock to increase by the amount of accrued but unpaid dividends (which compound at the initial rate of 8% per annum, increasing to as much as 15% per annum) and will therefore increase the number of shares of common stock issuable upon conversion of the Series A convertible preferred stock (or the exercise of the related investor warrants);

•

adjustments to the conversion price of the Series A convertible preferred stock, up to an aggregate of 9%, upon any default by us in our obligations with respect to the designation of the Series A convertible preferred stock as Portal Trading Securities, the listing of our common stock on the NASDAQ Capital Market, or the registration under the Securities Act of resales of the common stock issued or issuable upon conversion of the Series A convertible preferred stock (or the exercise of the related investor warrants); or

•

reductions in the conversion price of the Series A preferred stock based on anti-dilution protection for issuances of our common stock at below the conversion price or below the then-market price of our common stock.

We also must issue additional shares of common stock to investors who buy common stock in the private placement if we default on our obligations to list our common stock on either the NASDAQ Global Market, the NASDAQ Capital Market or the American Stock Exchange within 90 days after the closing or to register the resale, under the Securities Act, of the shares of common stock issued or issuable in connection with the private placement within a specified number of days up to 74 days after closing, depending on the type of SEC review of the registration statement. If a default occurs that results in an adjustment to the conversion price of the Series A convertible preferred stock (see “Description of Securities –Series A Convertible Preferred Stock—Adjustments to Conversion Rate”), then, on the date of the adjustment, we must also make a similar adjustment for investors who purchased common stock in the private placement, by issuing, as an adjustment to their subscription amounts, that number of additional shares arrived at by dividing the dollar amount of the reduction in the Series A conversion price by the $7.46 per share purchase price of the shares of common stock issued at the closing of the private placement. See “Risk Factors – Risks Relating to Simultaneous Private Placement” and the description of adjustments to the conversion price of the Series A convertible preferred stock in “Description of Securities – Series A Convertible Preferred Stock – Adjustments to Conversion Rate.”

We intend to reserve a total of 60 million shares of common stock for issuance in connection with the private placement, including a cushion to cover the circumstances described above.

All shares of common stock and common stock underlying the Series A convertible preferred stock and related warrants issued in the private placement will be entitled to registration rights. Consequently, if these shares are registered, the shares may be freely transferable without restriction under the Securities Act, absent other securities law restrictions. Such free transferability could materially and adversely affect the market price of our common stock if a sufficient number of these shares are sold in the open market.

For additional information about the disadvantages of the private placement, see “Risk Factors – Risks Relating to the Simultaneous Private Placement.”

Required Vote

Approval of the private placement requires the affirmative vote of holders of a majority of the shares of our common stock represented, in person or by proxy, at the special meeting. Abstentions and broker non-votes will therefore have the same effect as a vote against the private placement. Assuming the presence of a quorum of more than 50% of the shares of our common stock, the failure to vote will have no effect on the outcome of the vote. Approval of the private placement is also conditioned upon the approval of Proposals 1 and 3, and approval of Proposals 1 and 3 is also conditioned on approval of Proposal 2. This means that our stockholders must approve all three proposals in order for any of them to be adopted.

Recommendation

The board of directors believes it is in the best interests of Boulder that the stockholders authorize the issuance of the common stock, Series A convertible preferred stock and related investor warrants (including the issuance of common stock upon conversion of the Series A convertible preferred stock or exercise of the warrants) in connection with the private placement described above.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL, WE WILL NOT BE ABLE TO COMPLETE THE GFA MERGER DESCRIBED IN PROPOSAL 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PRIVATE PLACEMENT.

PROPOSAL 3:

AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION

General

The GFA merger agreement and the securities purchase agreement for the private placement provide, as a condition to the merger and other transactions described in Proposals 1 and 2, that our certificate of incorporation be amended as summarized below. If approved, these amendments will be incorporated in a restated certificate of incorporation in the form attached as Annex “F.”

The following are summaries of the proposed amendments to our current certificate of incorporation.

Change in Capital Structure

The total number of shares that we will have authority to issue will be increased from 76 million, of which 1 million currently are preferred shares, to 300 million, of which 50 million will be preferred shares. Of the 50 million shares of preferred stock to be authorized, 15,388,889 shares will be designated as Series A convertible preferred stock. The rights of holders of Series A convertible preferred stock are summarized under “Description of Securities—Series A Convertible Preferred Stock.” The remaining 34,611,111 authorized shares of undesignated preferred stock may be divided into series and designated from time to time by the board of directors as described in “Description of Securities – Preferred Stock.”

The increase in the number of authorized shares of common stock and preferred stock is being undertaken in conjunction with the merger described in Proposal 1 and the related private placement. As a result of the issuance of shares, as contemplated in Proposal 2, and adoption of the stock plan, as described in Proposal 4, we will require additional shares of common stock and preferred stock to be authorized in our certificate of incorporation.

Of the 75 million shares of common stock currently authorized, as of [            ], 2007, 15,951,050 shares were issued and outstanding, 12,760,840 shares were reserved for issuance upon exercise of our currently outstanding public warrants and 1,000,000 shares were reserved for issuance for the shares underlying founding director warrants. As a result, only 45,288,110 shares of common stock currently remain available for future issuance.

Pursuant to the private placement described in Proposal 2, we anticipate that we will initially issue 14,410,188 shares of our common stock, and an additional 15,388,889 shares of common stock will initially be issuable upon the conversion of Series A convertible preferred stock (or upon the exercise of investor warrants to purchase common stock that become exercisable if the Series A convertible preferred stock is redeemed). Because we may be required to issue a significant number of additional shares of common stock as a result of, among other things, adjustments to the conversion price of the Series A convertible preferred stock and to the exercise price of the investor warrants, we intend to reserve a total of 60 million shares of common stock for issuance in connection with the private placement. For information on these possible future issuances, see “Risk Factors – Risks Relating to Simultaneous Private Placement” and “Description of Securities – Series A Convertible Preferred Stock.” Under the stock plan described in Proposal 4, we will reserve 9,650,000 shares of common stock for issuance. Accordingly, an increase in the number of authorized shares of common stock is necessary in order to insure a sufficient number of shares are available for issuance in connection with the transactions described in Proposals 2 and 4 and in future transactions.

We currently have no shares of preferred stock outstanding. The designation of the Series A convertible preferred stock is required in connection with the private placement described in Proposal 2.

The proposed changes to our capital structure will provide a sufficient number of available shares to enable us to close the transactions discussed in Proposals 1, 2 and 4 and will provide the board of directors with the ability to issue additional shares of common stock and/or designate and issue one or more additional series of preferred stock without requiring stockholder approval except as otherwise may be required by our restated certificate of incorporation (which will require the approval of the holders of a majority of the Series A convertible preferred stock for us to issue additional equity so long as the outstanding Series A convertible preferred stock represent at least 12.5% of the Series A convertible preferred stock issued at the closing of the private placement, subject to certain exceptions), contract, applicable law or the rules of any stock exchange or trading system on which the securities may be listed or traded. Our board of directors does not intend to issue any stock except on terms that the board of directors deems to be in the best interest of Boulder and our stockholders. The availability of additional authorized shares of stock will enable the board of directors to act expeditiously when favorable opportunities arise to enhance our capital structure. Additional shares may be issued in connection with acquisitions, public or private offerings for cash, employee benefit plans and stock dividends. The issuance of additional shares of stock will likely result in dilution of the interests of existing stockholders. We have no present plans, agreements, commitments, undertakings or proposals for the issuance of additional shares of stock other than the shares that we would issue upon exercise of the public warrants and the founding director warrants and except as described in Proposals 1, 2 and 4 of this proxy statement.

Change of Name of the Company

The name of our company will be changed from “Boulder Specialty Brands, Inc.” to “Smart Balance, Inc.” We believe the new name incorporating GFA’s well-known brand better reflects our operating business following the GFA merger.

Other Changes Generally

Other proposed changes reflected in the restated certificate of incorporation delete matters of historical interest only, such as the provisions of article XII of the current certificate of incorporation regarding the rights of our stockholders with respect to any initial business combination, as defined in article XII. If the GFA merger is completed, article XII will no longer be effective, because the GFA merger will constitute such a business combination. See “Proposal 1: The Merger Proposal” for a description of current rights of our stockholders under article XII in connection with the GFA merger.

The investors in the private placement have required additional changes, some of which are clarifying or conforming changes, such as expressly stating that holders of Series A convertible preferred stock have the right to vote together with the holders of common stock, on an as-converted basis, on matters such as the election of directors, or clarifying the powers of our board of directors in article VI of the restated certificate of incorporation. The following summarizes other changes that we agreed to make in negotiating the private placement, and, with respect to some of the changes, in negotiating the secured debt financing.

Deletion of Provisions Governing Compromises and Arrangements

The restated certificate of incorporation deletes article XI of the current certificate of incorporation, which provides that an appropriate court may direct that a compromise or arrangement between the company and its creditors (or any class thereof) or between the company and its stockholders (or any class thereof), proposed by the company, any creditor or stockholder or a receiver or trustee in dissolution for the company be submitted to a meeting of the creditors or stockholders (or class thereof). If a majority in number representing 75% in value of the creditors or class of creditors or the stockholders or class of stockholders, as the case may be, agree to a compromise or arrangement and to any reorganization of the company resulting from such compromise or arrangement, the compromise or arrangement and such reorganization will, if sanctioned by the court, be binding on all creditors or class of creditors and/or on all stockholders and class of stockholders, and also on the company.

The investors and our board of directors believe that the rights of stockholders and creditors of the company are adequately protected by the Federal Bankruptcy Code and state insolvency laws and, therefore, that current article XI is unnecessary.

Election to Opt Out of Statutory Restrictions on Business Combinations with Interested Stockholders

The restated certificate of incorporation contains an election by the company not to be governed by the provisions of section 203 of the Delaware General Corporation Law. In general, section 203 prohibits the company from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the company’s voting stock.

Under section 203, a business combination between the company and an interested stockholder is prohibited unless it satisfies one of the following conditions:

(1)	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

(2)	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by (i) persons who are directors and also officers, and (ii) employee stock plans, in some instances; or

(3)	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the company and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law is generally viewed as an anti-takeover statute that can be used to protect management of a Delaware corporation from a business combination that might be in the best interests of the corporation’s stockholders. The board of directors therefore believes that opting out of section 203 is in the best interests of our stockholders.

Action by Written Consent

The current certificate of incorporation does not permit actions that are required or permitted to be taken at any annual or special meeting of the stockholders to be taken without such a meeting by written consent, as would otherwise be permitted by the Delaware General Corporation Law. The restated certificate of incorporation provides that the holders of Series A convertible preferred stock, acting as a class, may take action without a meeting by written consent in the manner provided by law. Actions required or permitted to be taken by vote of the holders of other classes or series of stock of the company would still be required to be taken at an annual or special meeting and not by written consent.

The change gives the holders of Series A convertible preferred stock the flexibility to take action without having to call a meeting because there will be a relatively small number of holders.

Required Vote

Approval of the restated certificate of incorporation requires the affirmative vote of holders of at a least 75% of the outstanding shares of our common stock. Abstentions, the failure to vote and broker non-votes will therefore have the same effect as a vote against adoption of the restated certificate of incorporation. Approval of the restated certificate of incorporation is also conditioned upon the approval of Proposals 1 and 2, and approval of Proposals 1 and 2 is also conditioned on approval of Proposal 3. This means that our stockholders must approve all three proposals in order for any of them to be adopted.

Recommendation

Our board of directors believes that it is in the best interests of Boulder to approve the proposed restated certificate of incorporation and the amendments contained in it.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 4: THE STOCK PLAN

Background

We are seeking your approval on the adoption of the Smart Balance, Inc. Stock and Awards Plan, which we refer to as the stock plan, providing for the issuance of a maximum of 9,650,000 shares of common stock in connection with the grant of options and/or other stock-based awards to our officers, directors, employees and consultants.

On October 19, 2006, our board of directors unanimously approved the stock plan, and directed that it be submitted to the stockholders for approval at the special meeting. If approved by the stockholders at the special meeting, the stock plan will become effective as of the closing of the merger. A copy of the stock plan is attached as Annex “G.”

The stock plan being submitted under this proposal does not have any securities issued pursuant to it and no future issuances which may be awarded have been determined, approved or granted. The terms of the securities purchase agreement entered into in connection with the private placement described in Proposal 2 limits the number of options, shares of restricted stock or restricted stock units that may be granted to persons who are Boulder employees, directors or consultants at the time of closing the private placement.

The stock plan includes the following features that protect the interests of our stockholders:

•	The stock plan will be administered by a compensation committee composed entirely of independent directors;

•	Exercise prices for stock options and stock-based awards under the stock plan must be at least 100% of fair market value on the grant date of the award;

•	Exercise prices for awards may not be decreased after the grant date and participants are prohibited for surrendering awards in exchange for an award with a lower exercise price;

•	No amendments may be made to the stock plan to materially increase the number of shares reserved for issuance under the stock plan without the approval of Boulder stockholders;

•	No awards may be issued retroactively; and

•	No more than 1,930,000 of the shares may be awarded as restricted stock or restricted stock units.

So long as the number of outstanding shares of our Series A convertible preferred stock represents at least 12.5% of the total number of shares of Series A convertible preferred stock issued at the closing of the private placement, our restated certificate of incorporation contains a negative covenant that restricts the number of stock options, restricted stock or convertible securities that may be issued to employees, directors or consultants to 4,825,000 during the first three years after the issuance of Series A convertible preferred stock and 2,412,500 during the fourth and fifth years after the issuance of Series A convertible preferred stock.

Description of the Stock Plan

The following is a brief description of certain important features of the stock plan, the full text of which is attached as Annex “G.” This summary does not purport to be complete and is qualified in its entirety by reference to Annex “G.” If the proposal to adopt the stock plan is approved, we intend to promptly file a registration statement on Form S-8 under the Securities Act, registering the shares available for issuance under the stock plan. If Proposals 1, 2 and 3 are not approved, then we will not adopt the stock plan.

General

The stock plan is intended to promote the long-term growth and financial success of Boulder and to increase stockholder value by attracting and retaining officers, employees, consultants and advisors of Boulder and its

Affiliates (as defined in the stock plan). The stock plan provides for the granting of stock options, restricted stock, restricted stock units and stock awards to officers, employees, consultants, advisors or other individuals who provide personal services to us and our affiliates.

Administration

The stock plan will be administered by the compensation committee of the board of directors of Boulder, except to the extent the board of directors delegates its authority to another committee of the board, which we refer to as the administrator. All members of the compensation committee must satisfy the requirements for independence of SEC Rule 16b-3 and remain qualified as “outside directors” within the meaning of section 162(m) of the United States Internal Revenue Code of 1986, as amended.

The administrator has the authority to administer and interpret the stock plan, to determine the participants to whom awards will be granted under the stock plan and, subject to the terms of the stock plan, the type and size of each award, the terms and conditions of performance conditions, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The administrator may modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate, subject to the limitations contained in the stock plan, including prohibitions against re-pricing and provisions designed to maintain compliance with the requirements of sections 162(m) and 409A of the Code, as well as other applicable laws and stock exchange rules.

Eligibility

All “participants” in the stock plan, defined by the stock plan as an officer, employee, consultant, advisor or other individual who provides personal services to us or our affiliates, are eligible to receive awards under the stock plan. Participation is discretionary, and awards are subject to approval by the administrator. Upon the closing of the GFA merger, approximately 15 people will be eligible to participate in the stock plan.

Shares Subject to the Stock Plan

The maximum number of shares of our common stock that may be subject to awards during the term of the stock plan is 9,650,000 shares. No more than 1,930,000 shares may be issued as restricted stock or restricted stock units. The OTC Bulletin Board closing price of a share of our common stock on [                    ], 2006, was $[                    ].

The administrator may adjust the maximum number of shares of common stock that may be issued under the stock plan in order to prevent dilution or enlargement of benefits available under the stock plan in connection with a recapitalization, stock split, merger, consolidation or similar corporate transaction. Additionally, shares used by a participant to exercise an option, and shares withheld by Boulder to cover the withholding tax liability associated with the exercise of an option, are not counted toward the maximum number of shares that may be issued under the stock plan and, accordingly, will not reduce the number of shares that will be available for future awards.

Shares of common stock issued in connection with awards under the stock plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an award under the stock plan is forfeited, canceled, terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants under the stock plan.

Types of Awards

The following types of awards may be granted under the stock plan:

•

Restricted Stock. A restricted stock grant is an award of outstanding shares of our common stock that does not vest until after a specified period of time, or upon the satisfaction of other performance as determined by the administrator, and which may be forfeited if the performance goals are not met. Restricted stock must have a restriction period of at least one year. Participants generally receive dividend payments on the shares subject to a restricted stock grant award during the vesting period, and are also generally entitled to vote the shares underlying their awards.

•

Restricted Stock Units. An award of a restricted stock unit grants a participant the right to receive shares of our common stock or restricted stock at a future time upon the completion of performance goals set by the administrator or upon the passage of time. Restricted stock units must have a restriction period of at least one year. Participants have no rights with respect to the restricted stock except as set forth in the underlying award agreement.

•

Stock Options. An award of a stock option under the stock plan grants a participant the right to purchase a certain number of shares of our common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the common stock on the grant date. The term of a stock option may not exceed 10 years from the date of grant. The exercise price may be paid by any of the means described below under “Payment of Exercise Price.”

The types of awards that may be granted under the stock plan described above are subject to the conditions, limitations, restrictions, vesting, forfeiture and provisions determined by the administrator, in its sole discretion, subject to such limitations as are provided in the stock plan. The number of shares subject to any award is also determined by the administrator, in its discretion. At the discretion of the administrator, awards may be made subject to or may vest on an accelerated basis upon the achievement of performance criteria set forth in the participant’s award agreement.

Payment of Exercise Price

The administrator may determine the method or methods for payment of the exercise price. The administrator may also provide that stock options can be net exercised—that is exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares.

Prohibition Against Re-pricing

The stock plan prohibits the issuance of awards in substitution for outstanding awards or any other adjustment that would constitute a re-pricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of awards.

Additional Forfeiture Provisions

Awards granted under the stock plan are subject to forfeiture upon a participant’s death or if a participant ceases to be an officer or employee due to fraud or misconduct.

Deferrals

The grant of an award under the stock plan may contain provisions enabling a participant to defer delivery of common stock or recognition of taxable income relating to an award as the administrator determines appropriate; provided that the deferral may not result in an increase in the number of shares of common stock issuable under the stock plan.

Change of Control

Each holder of an award will have 60 days after a change of control to receive, in exchange for the surrender of the award, cash or stock, depending on the type of award.

Non-Transferability

By its terms, an award granted under the stock plan is not transferable other than (i) by will or the laws of descent and distribution, (ii) until the option has been exercised or the limitations under a restricted stock or restricted stock unit have lapsed or (iii) to an immediate family of the participant or to a partnership where all of the partners are immediate family members. During a participant’s lifetime, all rights with respect to an award maybe exercised only by the participant or a permitted transferee (or by his or her legal representative) and cannot be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and cannot be subject to execution, attachment or similar process.

Amendment and Termination

The stock plan will terminate ten years after the date of its approval by the stockholders of Boulder. The stock plan may be amended or terminated by the board at an earlier date, provided that no amendment that would require stockholder approval under any applicable law or regulation (including the rules of any exchange on which our shares are then listed for trading), may become effective without stockholder approval. In addition, stockholder approval is required for any amendment to the re-pricing provisions and any decrease in the one-year restriction period for restricted stock and restricted stock units. Finally, the authorized number of shares of common stock reserved for issuance under the stock plan may not be increased without stockholder approval.

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the stock plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock Grants

A participant generally will not be taxed at the time a restricted stock grant is awarded, but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the award that are then vesting. Participants may elect to be taxed based on the fair market value of the shares at the time of grant by making an election under section 83(b) of the Code within 30 days of the award date. If an award with respect to which a participant has made such an election under section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income.

Unless a participant makes a section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock grant will be taxable to the participant as ordinary income. If the participant made a section 83(b) election, the dividends will be taxable to the participant as dividend income.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to a stock grant award. Unless a participant has made a section 83(b) election, we will also be entitled to a deduction, for federal income tax purposes, for dividends paid on awards of unvested restricted stock grants.

Non-Qualified Stock Options

Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option provided the exercise price of the option is equal to the fair market value of the underlying stock at the time of grant. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss.

Stock-Based Awards

A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to such a stock award. Other rules apply with regard to other forms of stock-based awards.

Withholding

Boulder retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of the stock plan.

Certain Limitations on Deductibility of Executive Compensation

With certain exceptions, section 162(m) of the Code limits the deduction to Boulder for compensation paid to certain executive officers to $1 million per executive per taxable year unless such compensation is considered “qualified performance—based compensation” within the meaning of section 162(m) or is otherwise exempt from section 162(m). The stock plan is designed so that options qualify for this exemption, and it permits the administrator to grant other awards designed to qualify for this exemption.

Treatment of “Excess Parachute Payments”

The accelerated vesting of awards under the stock plan upon a change of control of Boulder could result in a participant being considered to receive “excess parachute payments” (as defined in section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. Boulder would not be able to deduct the excess parachute payments made to a participant.

Additional Taxes to Participants

Under proposed regulations issued under section 409A of the Code, if awards under the stock plan are neither exempt from section 409A nor compliant with section 409A, the participant will be required to include the value of the award in income at the time the award vests and will be required to pay an additional 20% income tax, plus interest. It is intended that all awards under the plan either be exempt or compliant with section 409A of the Code.

Management of Boulder

In connection with our seeking stockholder approval for adoption of the stock plan, the SEC requires that we provide you with certain information relating to executive compensation and compensation committee interlocks.

Executive Compensation

None of our executive officers or directors has received any cash compensation for services rendered. Since December 16, 2005, we have accrued, but have not paid, Hughes Consulting, Inc. and Jeltex Holdings, LLC, entities owned and controlled by each of Messrs. Hughes and Lewis, respectively, a combined total of $10,000 per month for office space and administrative services, including secretarial support, which may be required by us. During 2005 and 2006, approximately $5,200 and $120,000, respectively, was incurred, but not paid, under this arrangement. This arrangement was agreed to by Hughes Consulting, Inc. and Jeltex Holdings, LLC for our benefit and is not intended to provide Messrs. Hughes and Lewis with compensation in lieu of a salary or other remuneration. We believe that the monthly expense is at least as favorable as we could have obtained from an unaffiliated third party. No other executive officer or director has a relationship with or interest in Hughes Consulting, Inc. or Jeltex Holdings, LLC. Other than this $10,000 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered, including attendance at board of directors meetings, prior to or in connection with our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses, performing due diligence on suitable business combinations and attending meetings of the board of directors including those related to the GFA merger. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are deemed not to be “independent,” it will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

We have agreed to enter into an employment agreement with Christopher J. Wolf, who is expected to become our chief financial officer upon the closing of the GFA merger. We also intend to enter into severance and change of control agreements with other senior executives at that time. We have not finalized the terms of these agreements.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are Messrs. Lewis, McCarthy and Laber, and this committee is chaired by Mr. Lewis. Mr. Lewis serves as our principal accounting officer, but will relinquish that role to Mr. Wolf upon the closing of the GFA merger. None of the other members of our compensation committee have ever been employed by us.

Required Vote

Approval of the adoption of the stock plan requires the affirmative vote of holders of a majority of the shares of our common stock represented, in person or by proxy, at the special meeting. Abstentions and broker non-votes will therefore have the same effect as a vote against the stock plan. Assuming the presence of a quorum of more than 50% of the shares of our common stock, the failure to vote will have no effect on the outcome of the vote. Furthermore, if Proposals 1, 2 and 3 are not approved, we will not adopt the stock plan.

Recommendation

If the stock plan is not approved by stockholders, it may be more difficult for us to attract and retain qualified officers, employees, consultants and advisors. Our inability to attract and retain such persons would make it more difficult for us to follow our business plan and meet our expectations. Therefore, our board of directors believes that it is in the best interests of, and fair to, Boulder and its stockholders that the stockholders approve the stock plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE STOCK PLAN.

PROPOSAL 5:

ADJOURNMENT

Purpose

In the event there are not sufficient votes present, in person or by proxy, at the special meeting to approve Proposals 1, 2, 3 or 4, our chief executive officer, acting in his capacity as chairperson of the meeting, may propose an adjournment of the meeting to a later date or dates to permit further solicitation of proxies.

Required Stockholder Vote to Approve the Adjournment Proposal

Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of our common stock present, in person or by proxy, at the special meeting. Abstentions and broker non-votes will therefore have the same effect as a vote against the adjournment proposal. Assuming the presence of a quorum of more than 50% of the shares of our common stock, the failure to vote will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL TO ADJOURN THE MEETING IN THE EVENT THAT STOCKHOLDERS FAIL TO APPROVE ANY OF THE OTHER PROPOSALS.

INFORMATION ABOUT GFA

Background of GFA

GFA Holdings, through GFA Brands, its wholly-owned subsidiary, is a fast growing marketer of functional food products in the U.S. (under the trade names Smart Balance® and Earth Balance®). Functional food is defined as a food or a food ingredient that has been shown to affect specific functions or systems in the body and may play an important role in disease prevention. GFA’s signature margarine products utilize a proprietary licensed, patented technology that is free of trans fats and enhances good-to-bad cholesterol ratios. Recently, GFA has expanded its product offering beyond margarine by utilizing its heart healthy positioning and brand leverage in other product categories including peanut butter, popcorn, mayonnaise and cooking oils. GFA sells its products in mass merchandise, grocery, natural foods and convenience stores. In the natural food channel, GFA sells similar organic products under the trade name Earth Balance®. GFA continues to pursue new growth opportunities and has several products targeted for introduction in the near future. Additional products are being considered for future launches, particularly in the refrigerated foods/dairy segment.

GFA has achieved growth in sales and cash flow every year since its inception in 1996. Except for nominal sales in the international market, sales are currently limited to the North American market. Since January 2004, GFA has increased its market share in the margarine category from 5.4% to 12.9%. In fiscal 2006, margarine represented 75% of GFA’s sales. Smart Balance® is a high gross margin business with limited capital expenditure and working capital requirements due to the outsourcing of its manufacturing operations. In 2006, GFA achieved sales and net income of $160.6 million and $14.1 million, respectively.

GFA’s largest customers, Wal-Mart and C&S Wholesale Grocers, Inc., accounted for approximately 13.0% and 10%, respectively, of consolidated sales for fiscal 2006. In 2006, GFA’s ten largest customers accounted for approximately 63% of its sales. GFA continues to experience growth across all of its customers.

Overview of GFA’s Products

Smart Balance® currently markets products primarily in five food categories, with one more expected in 2007:

Smart Balance® Buttery Spread

This spread is used for cooking, baking and table use. It contains no hydrogenated oil, no trans fatty acids and a precisely balanced oil blend to help balance fats in the consumer’s diet. It also provides a favorable ratio of Omega-6 to Omega-3 fatty acids GFA calls Omega Balance.

Smart Balance® Light Buttery Spread

This light spread contains similar health benefits as the regular spread but, being lower in fat and calories, can only be used for light frying, sautéing and table use.

Smart Balance® Light Buttery Spread with Flax Oil

This product provides 300 mg of Omega-3 per serving to achieve a 4 to 1 ratio of Omega-6 to Omega-3. It is non hydrogenated and has no trans fatty acids. It is a patented balance of natural oils to help improve the good-to-bad cholesterol ratio.

Smart Balance® Omega PLUS™ Buttery Spread

This product contains the addition of natural plant sterols and Omega-3’s from the Sea™ with the same base product as the 67% vegetable oil Smart Balance® formula. Free plant sterols used in this spread have not been chemically modified. They are added to foods to help lower cholesterol as part of a low saturated fat, low cholesterol diet. Long chain Omega-3’s from the Sea™ help to maintain normal triglycerides. Omega-3 from the Sea™ is the licensed trademark of Omega Protein Corporation for Omega-3 oil from marine sources.

Smart Balance® Popcorn

This product is the first microwave popcorn with no hydrogenated oil or trans fatty acids with a patented oil blend to help improve the good-to-bad cholesterol ratio. Smart Balance® Popcorn is available in Smart Movie Style, Light Butter and Low Fat/Low Sodium.

Smart Balance® Bottled Oil

This product may be used in place of single oils, including olive and canola, for cooking and salads. This blend of polyunsaturates and monounsaturates helps to balance the saturated fats consumed in meat, fish and dairy foods.

Smart Balance® Buttery Burst™Cooking Spray with Organic Soy

This product has zero calories, zero carbohydrates and zero fat per serving. It adds butter flavor to any food without the cholesterol or saturated fat of regular butter. It can also be used as a pan spray or as a topping.

Smart Balance® Shortening & Aerosol Cooking Spray

These cooking and baking aids avoid trans fatty acids and hydrogenated oils. They are available in the grocery bottled oil section of food stores. They are good for healthier food preparation with the right balance of fats.

Smart Balance® Omega Peanut Butter

This product contains 1000 mg Omega-3’s per serving. It has no hydrogenated oil, no trans fatty acid and no refined sugar. It is made from premium, deep-roasted peanuts. It is all natural but does not need refrigeration. Smart Balance® Omega Peanut Butter is available in chunky and creamy peanut butter.

Smart Balance® Light Mayonnaise

This mayonnaise is non-hydrogenated and has no trans fats.

Smart Balance® Omega™ Oatmeal

This product contains whole grain oats, whole grain barley, and golden flax-seed, which provide more cholesterol-cutting fiber and Omega-3 than regular oatmeal. It is available in five varieties: Old Fashioned & Quick; Instant Packets of Regular, Real Maple & Brown Sugar and Variety Packs.

Earth Balance® Products

GFA’s organic line of products in the natural organic channel include the following:

Earth Balance® Whipped Spread

This product is 100% vegan, non-hydrogenated, has no trans fatty acids and has a patented blend to help improve HDL/LDL cholesterol ratio. It has zero carbohydrates and is non-dairy, gluten free, organic certified, expeller-pressed, and is made with non-genetically modified oils. It is whipped for easier spreading and good for cooking and baking.

Earth Balance® Margarine Natural Buttery Spread

Awarded the 2004 American Tasting Institute award for best tasting, natural buttery spread, this product has no hydrogenated oil and is made with non-GMO ingredients. GMOs are genetically modified organisms. This product contains no trans-fatty acids, is all natural (no preservatives), contains no artificial flavors and is lactose free, gluten free and 100% vegan. The balanced blend of natural oils is U.S. patented to help improve the good-to-bad cholesterol ratio.

Soy Garden™ Natural Buttery Spread

Awarded the 2004 American Tasting Institute award for best tasting, natural buttery spread, this product is made with crushed whole soybeans. It has no hydrogenated oil, trans-fatty acids and is made with non-GMO ingredients. It is all natural (no preservatives), is lactose free, gluten free and 100% vegan. It is good for baking and frying and helps to improve HDL/LDL cholesterol ratios.

Other Smart Balance® and Earth Balance® Products

In addition to the above-referenced Smart Balance® products, GFA also offers other Smart Balance® products, including Smart Balance® Cheese Shreds and Smart Balance® Creamy Cheddar-Flavor Slices. Other Earth Balance® Products include Earth Balance® Natural Buttery Sticks and Earth Balance® Shortening Sticks.

Industry Overview and Trends

We believe consumers have become more aware of the nutritional content of the foods they consume. Several factors are believed to be driving consumer demand for functional foods, including:

•	consumer interest in the relationship between diet and health;

•	increasing health care costs;

•	changes in laws affecting labels and product claims; and

•	aging population.

We believe this consumer demand has resulted in significant changes in the food industry and is the cause of the substantial growth of the healthy food market generally. We also believe that as members of the baby boomer generation age, increased interest in prolonging life and improving quality of life is resulting in growth in consumer knowledge of nutrition and interest in healthy foods and beverages.

Based upon information from Auri AG Innovation News and BCC Research, the functional food segment is an increasingly large and fast growing segment. In 2006, sales in the functional food segment are expected to total $28 billion. The estimated compound annual sales growth rate from 2003 to 2007 in the functional food segment is 13.3%. Functional foods penetration is still relatively low at approximately 9% of the $302 billion U.S. packaged food industry, which we believe represents a significant opportunity for expansion. However, many competing food and beverage companies are also introducing new functional food products. Based on a survey conducted by Georgetown Economic Services in July 2005, since 2002, over 4,500 stock-keeping units, or SKUs, have been introduced or reformulated to promote nutrition and health, with nearly 3,000 of these products having reduced or eliminated saturated fat and trans-fat content.

Functional food is defined as a food or a food ingredient that has been shown to affect specific functions or systems in the body and may play an important role in disease prevention. As Americans have increasingly sought out new ways to maintain and improve their personal health, functional food has played an increasing role in diets. The medical community and food and drink manufacturers are responding to these demands. Goods and services that make claims of contributing to personal health through natural and non-interventionist means are increasingly available. Functional food promotion focuses on enhancing consumer health, including slowing the aging process and preventing disease.

Margarine Industry Statistics

Margarine is a sub sector of the spreadable oils and fats category. Within the overall global spreadable industry, functional spreadable oils and fats experienced the most rapid rate of growth during 2004, with sales increasing by 28%.

GFA’s main Smart Balance® product offering, Smart Balance® margarine products, competes within the sub sector of the overall oils and fats category, representing 70% of GFA’s 2006 sales. Within this segment, major competitors of Smart Balance® products include Shedd’s Spread Country Crock®, I Can’t Believe Its Not Butter!® and Blue Bonnet® with U.S. market shares of 22%, 19% and 7%, respectively, based on data from AC Nielson.

Growth Strategy

GFA is continuously looking for opportunities to expand its product line into additional product categories. We believe significant opportunities exist to accelerate the growth of Smart Balance® with continued expansion in new product categories. We further believe Smart Balance® has the potential to become a broad functional foods platform across multiple food categories. We plan to leverage the heart health benefits and other functional attributes of the Smart Balance® franchise, combined with the rapidly increasing brand awareness supported by media spending, to accelerate such expansion.

GFA’s goal is to become a recognized leader in providing nutritious and good tasting products for a wide variety of consumer needs. We believe GFA’s products are already known among many consumers for healthy, balanced nutrition and good taste. We intend to further increase consumer awareness of and demand for GFA’s products by increasing its advertising and promotional activities in conjunction with further penetration of new distribution channels. GFA’s 2006 advertising and marketing expenditures increased approximately 9% over 2005 expenditures, primarily due to GFA’s increased emphasis on television and radio advertising. In addition, we believe that one of GFA’s most effective marketing tools is product sampling combined with the dissemination of educational information explaining the nutritional qualities of its products.

GFA’s goal is to increase the volume of its products in each store and further penetrate each distribution channel. To make its products available wherever consumers shop, we expect to also expand into new channels of distribution, such as food service. Although we intend to continue to focus primarily on the domestic market in the near-term, we also intend to continue to test products in foreign markets by establishing relationships with leading overseas distributors.

GFA, through its brokers and internal sales force, works with each distributor and retailer to ensure that GFA’s products are effectively promoted. GFA employs periodic in-store promotions that can include informational materials about its products, sale pricing, product sampling, store advertising and special product displays to generate consumer interest in its products. GFA also works to ensure that enough product is available on each retailer’s shelf and that the presentation is attractive to customers.

We believe the nutritional qualities of Smart Balance® products are important to significant consumer segments including the fitness, weight management and diabetic markets. We intend to continue GFA’s aggressive advertising strategy on television, radio and in print. A more detailed description of this strategy is set forth in the “Marketing” section below.

Sales And Distribution

GFA’s products are sold in all 50 states. A majority of its products are sold through supermarket chains and food wholesalers. GFA utilizes regional sales managers who are full-time employees and work with food brokers in each major market. Additionally, a small portion of the products marketed by GFA are sold through independent food distributors.

GFA uses third party distributors and a network of public warehouses to deliver product from its manufacturers to its customers. It relies on one third party distributor to deliver all of its margarine and other refrigerated products.

GFA’s distributor and warehouse agreements can be terminated by either party upon prior notice of 60 days or less. GFA is required to pay monthly warehousing fees, as well as handling and logistics fees. GFA is also responsible for freight charges for shipments to and from warehouses and distribution centers.

GFA’s Target Consumer

GFA targets people of all ages who seek to achieve a better balance of fats in their diet or a convenient means of helping to manage their weight and improve their ratio of good-to-bad cholesterol. GFA recently created individual portion cups of Smart Balance® Spread and is making them available wherever possible. In addition, GFA makes bulk containers of margarine, shortening and oil for restaurants and institutions that cook vegetables, meats and baked goods and want to reduce or eliminate the use of hydrogenated oils to make it possible to remove the trans fatty acids.

Marketing

We believe that consumers have become increasingly health conscious over the past decade, as reflected in the popularity of activities aimed at maintaining and improving health, including exercising and dieting. Moreover, we believe consumers have become more aware of the nutritional content of the foods they eat and seek foods that offer healthy ingredients. GFA’s marketing and advertising efforts are designed to increase consumer awareness of and demand for its products.

GFA’s current marketing efforts include cable and network television, network radio, free standing insert newspaper and magazine coupons, and store register and on-pack coupons. We intend to increase significantly GFA’s advertising expenditures to create greater awareness of the taste and nutritional attributes of GFA’s products. We plan to continue to use a combination of television, print and radio advertising and coupons, with emphasis on television, to reach a larger number of target consumers. However, we will continue to spend a significant portion of our advertising budget on print advertising, as print ads reach target audiences in a more cost-effective manner. In addition to advertising in magazines with wide circulation, GFA also places advertisements in special interest publications targeted to groups such as health food consumers, athletes and diabetics. We intend to use radio advertising primarily to support event marketing. GFA has advertised on television programs such as ABC Nightly News, Desperate Housewives and Grey’s Anatomy, and on radio shows such as Rush Limbaugh and Paul Harvey. GFA has experienced responsiveness to advertising as sales accelerated following national television ad campaigns. We intend to continue to use coupons as a marketing tool to help stimulate product trial and repeat purchasers by providing consumers with economic incentives to purchase our products. Coupon use is commonplace in the marketing mix of most consumer product companies and is widely used in the retail food industry as a consumer promotion device.

GFA is committed to providing superior service to its customers and consumers. Its sales and marketing team continually gathers information and feedback from consumers and retailers to enable GFA to better tailor its consumer support to meet changing consumer needs. GFA provides access to nutritionists and consumer service representatives through its toll free number to answer questions and educate consumers on balanced nutrition, new products and developments.

Manufacturers

GFA does not own or operate any manufacturing facilities and sources its products through third-party manufacturers. Outsourcing is designed to allow GFA to enhance production flexibility and capacity, leverage working capital, transfer risk, and focus its energy and resources on marketing and sales, while substantially reducing capital expenditures and avoiding the costs of managing a production work force. Most of GFA’s products have multiple third-party manufacturers, however, the Smart Balance® Omega Peanut Butter, Smart Balance® Light Mayonnaise, Smart Balance® Popcorn and Smart Balance® Bottled Oil are each supplied by a separate sole source. In the event of an interruption in supply from a sole source supplier, we believe GFA could arrange for additional suppliers to provide the affected products.

Most of GFA’s contracts with its manufacturers can be terminated by either party upon prior notice of six months or less. GFA’s manufacturers supply its products at a price equal to a fixed toll charge plus the cost of ingredients and certain packaging costs. Manufacturers are required by contract to announce changes in ingredient prices in advance to allow GFA to reformulate the product or negotiate pricing with vendors. Toll charges cannot be unilaterally increased by the manufacturers, however, some manufacturers are able to increase toll charges after giving GFA notice of the increase at least six months in advance. Except in unusual circumstances, GFA provides no raw materials. However, it works with its manufacturers to source high quality ingredients at attractive pricing. All freight costs associated with shipping finished products are borne by GFA.

From a control perspective, GFA provides proprietary formula and processing information for each product to its manufacturers. In turn, GFA receives production reports and samples from each product run and has an on-site consultant present at each plant to oversee the manufacturing of GFA’s products. GFA has relationships with three different consultants. In addition, a GFA research/quality control chemist visits each manufacturing facility on a quarterly basis to ensure compliance with good manufacturing practices.

We believe GFA’s manufacturers have the capacity to fulfill GFA’s planned production needs for at least the next year. In addition, we believe these manufacturers are willing to increase capacity to meet GFA’s additional production needs. If GFA’s growth exceeds the production capacity of its manufacturers, or if any of them are unable or unwilling to continue production, we believe GFA could qualify other manufacturers to meet its production needs.

GFA has been advised that one of its third-party manufacturers for its margarine products is in Chapter 11 bankruptcy proceedings and may experience an ownership change. This manufacturer is responsible for the production of margarine products that currently account for approximately 30% of GFA’s sales. To date, GFA has not experienced any interruptions in supply from this manufacturer. GFA is in the process of locating and qualifying alternative sources of supply in the event this third-party manufacturer is unable to continue to produce GFA’s products.

Competition

The specialty food industry is highly competitive, and numerous multinational, regional and local firms currently compete, or are capable of competing, with GFA. GFA is subject to competitive conditions in all aspects of its business. Some competitors may have different profit objectives and some international competitors may be more or less susceptible to currency exchange rates. In addition, certain international competitors benefit from government subsidies. GFA’s products also compete with generic products and private-label products of food retailers, wholesalers and cooperatives. GFA competes primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising, patent protections and price. Substantial advertising and promotional expenditures are required to maintain or improve a brand’s market position or to introduce a new product. GFA’s largest principal competitors are Unilever, Kraft and ConAgra Foods, each of whom have substantially greater market presence, longer operating histories, better distribution, more significant customer bases and greater financial, marketing, capital and other resources than GFA.

Intellectual Property

In 1996, GFA licensed technology from Brandeis University relating to the use of a balanced proportion of saturated and polyunsaturated fatty acids from one or more vegetable oil sources for incorporation in food products to increase HDL and the HDL/LDL cholesterol ratio. GFA’s agreement with Brandeis provides GFA with an exclusive license to this technology, which includes the following patents and applications:

•	Patent No. 5,578,334 (US)—increasing the HDL level and the HDL/LDL ratio in human serum with fat blends;

•	Patent No. 5,843,497 (US)—increasing the HDL level and the HDL/LDL ratio in human serum by balancing saturated and polyunsaturated dietary fatty acids;

•	Patent No. 5,874,117 (US)—blends of palm fat and corn oil provide oxidation-resistant shortenings for baking and frying;

•	Patent No. 6,630,192 (US)—increasing the HDL level and the HDL/LDL ratio in human serum by balancing saturated and polyunsaturated fatty acids;

•	Patent application serial no. 10/434,907—increasing the HDL level and the HDL/LDL ratio in human serum by balancing saturated and polyunsaturated dietary fatty acids.

•	Patent No. 2,173,545 (Canada)—increasing the HDL level and the HDL/LDL ratio in human serum by balancing saturated and polyunsaturated dietary fatty acids; and

•

Patent No. EP 0 820 307 B1 (Germany, France, Great Britain, Netherlands and Sweden)—increasing the HDL level and the HDL/LDL ratio in human serum by balancing saturated and polyunsaturated dietary fatty acids.

The license also covers any corresponding foreign patents and subsequent U.S. or foreign applications and any continuations, continuations-in-part, divisions and re-issues. The license will terminate: (1) with respect to the patents described above, on April 7, 2015, which is when the patents expire, (2) with respect to any other patent, upon the expiration of the patent and (3) with respect to unpatented technology, on June 18, 2013.

GFA is required to pay royalties to Brandeis for the use of the licensed technology. Royalties for 2006 totaled approximately $715,000. The amount of royalties due is based on a formula using the percentage of oil and/or fat used in products covered by the licensed technology. In 2006, GFA paid royalties of $40,000 to an individual pursuant to an agreement for the licensing of peanut butter.

GFA is allowed to sublicense the licensed technology to third parties and must pay a portion of the sublicense fees to Brandeis.

GFA has a license to a patent pending for a new product innovation for peanut butter (Application No. 10/834,518). GFA also owns Patent No. 5,147,134 for a process for the continuous production of emulsions used in the blending of ingredients and Patent No. 5,027,901 for a method minimizing the corrosion of machinery via emulsions.

GFA’s two main registered trademarks are Smart Balance® and Earth Balance®. Approximately 91% of its 2006 revenues were derived from products marketed under these trademarks.

See “—Legal Proceedings” for information on litigation involving patents licensed by GFA.

Government Regulation and Environmental Matters

The manufacturing, packaging, labeling, advertising, distribution and sale of GFA’s products are subject to regulation by various government agencies, principally the FDA. The FDA regulates GFA’s products pursuant to the Federal Food, Drug, and Cosmetic Act, which we refer to as the FDCA and the Fair Packaging and Labeling Act, which we refer to as the FPLA, and regulations thereunder. The FDCA is intended, among other things, to ensure that foods are wholesome, safe to eat, and produced under sanitary conditions, and that food labeling is truthful and not deceptive. The FPLA provides requirements for the contents and placement of information required on consumer packages to ensure that labeling is useful and informative. GFA’s products are generally classified and regulated as food under the FDCA and are, therefore, not subject to premarket approval by the FDA. However, GFA’s products are subject to the comprehensive labeling and safety regulations of the FDA, the violation of which could result in product seizure and condemnation, injunction of business activities, or criminal or civil penalties. Furthermore, if the FDA determines, on the basis of labeling, promotional claims, or marketing by GFA, that the intended use of any of GFA’s products is for the diagnosis, cure, mitigation, treatment or prevention of disease, it could regulate those products as drugs and require, among other things, premarket approval for safety and efficacy. We believe that GFA presently complies in all material respects with the foregoing laws and regulations. However, there can be no assurance that non-compliance, or the cost of future compliance, with such laws or regulations will not have a material adverse effect on GFA’s business, results of operations or financial condition.

GFA’s advertising is subject to regulation by the FTC, pursuant to the Federal Trade Commission Act, which we refer to as the FTCA which prohibits unfair or deceptive acts or practices including the dissemination of false or misleading advertising. Violations of the FTCA may result in a cease and desist order, injunction, or civil or criminal penalties. The FTC monitors advertising and entertains inquiries and complaints from competing companies and consumers. It also reviews referrals from industry self-regulatory organizations, including the National Advertising Division of the Council of Better Business Bureaus, Inc. The NAD administers a voluntary self-regulatory, alternative dispute resolution process that is supported by the advertising industry and serves the business community and the public by fostering truthful and accurate advertising. Certain advertising claims made by GFA have been challenged through the NAD in the past. GFA has addressed such challenges by either providing support for its claims or changing its advertisements. Although we do not believe that such changes have adversely affected GFA’s marketing success, any future NAD inquiries or FTC actions that result in modifications to GFA’s advertising or the imposition of fines or penalties could have a material adverse effect on GFA’s business, results of operations and financial condition.

GFA’s activities are also regulated by various agencies of the states, localities, and foreign countries in which GFA’s products are sold. In addition, GFA has been and will be required to re-formulate its products to comply with foreign regulatory standards. We believe that GFA presently complies in all material respects with the foregoing laws and regulations. There can be no assurance, however, that future compliance with such laws or regulations will not have a material adverse effect on GFA’s business, results of operations and financial condition.

GFA may be subject to additional laws or regulations administered by the FDA or other federal, state, or foreign regulatory authorities, the repeal of laws or regulations, or more stringent interpretations of current laws or regulations, from time to time in the future. We cannot predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what affect additional government regulations or administrative orders, when and if promulgated, would have on GFA’s business in the future. Such laws could, however, require the reformulation of products, the recall, withholding or discontinuance of products, the imposition of additional recordkeeping requirements, the revision of labeling, advertising or other promotional materials, and changes in the level of scientific substantiation needed to support claims. Any or all such government actions could have a material adverse effect on GFA’s business, results of operation and financial condition.

Employees

Because GFA outsources the production of its products, it has a small number of employees. As of December 31, 2006, GFA had fourteen full time and one part-time employee who perform the following functions:

•	four regional sales managers who oversee the distributor and broker sales network,

•	one manager of foodservice who oversees the foodservice business as well as some elements of marketing,

•	one chief financial officer who is responsible for all accounting and finance matters who is supported in this capacity by two accounting clerks,

•

one vice president of manufacturing and research and development who is responsible for managing the co-packer network and all new product development and is supported in this capacity by two research/quality control chemists.

•	one vice president of distribution and administration who oversees customer service and warehousing and distribution of GFA’s products and is supported in this capacity by two clerical personnel, and

•	one part-time employee who is responsible for handling consumer inquiries concerning GFA’s products.

GFA also contracts with a firm (controlled by stockholders of GFA) to provide sales and marketing consulting services in return for a fixed monthly fee of $141,667. The services will continue on the same terms for a transition period of 60 days after the merger, or until June 30, 2007, whichever is earlier.

Properties

GFA’s corporate headquarters are located at 211 Knickerbocker Road, Cresskill, New Jersey 07626 and their telephone number is (201) 568-9300. This facility is occupied under a lease for approximately 4,600 square feet, at a cost of approximately $6,500 per month, and it terminates on March 31, 2007, subject to a 3-year renewal at GFA’s option. GFA also leases 1,710 square feet of laboratory space at 2384 Centerline Industrial Drive, St. Louis, Missouri 63146, at a cost of approximately $1,100 per month under a lease that terminates on June 30, 2008.

Legal Proceedings

In July 2005, GFA commenced an action in the United States District Court for the District of New Jersey, alleging infringement of three United States patents for which GFA is the exclusive licensee as well as breach of contract.

GFA originally named the C.F. Sauer Co., which we refer to as Sauer, as the defendant, and by way of an amended complaint filed in October 2005, added as party defendants two wholly-owned subsidiaries of Sauer, Dean Foods Company and CFS Foods, Inc. GFA alleges that defendants manufacture, market and sell one or more margarine products, including a product marketed under the name “NATURAL MARGARINE,” that infringes GFA’s patents.

By motions filed in September 2005, Sauer sought to (i) dismiss the complaint, or, alternatively (ii) stay the action, pending Sauer’s request to the United States Patent and Trademark Office to reexamine patents in dispute. The United States Patent and Trademark Office granted Sauer’s request for reexamination of the patents in dispute. The U.S. District Court denied both of Sauer’s motions and ordered the parties to proceed with discovery. Since that time, the parties have engaged in settlement negotiations.

One of the licensed patents has now emerged from the reexamination with all claims upheld, and GFA has received a certificate of reexamination. The other two licensed patents have completed the substantive portion of the reexamination with all claims upheld and we expect GFA to receive certificates of reexamination in the near future.

Other than above, GFA is not a party to any legal proceeding that we believe would have a material adverse effect on GFA’s business, results of operations or financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF GFA

The following is a discussion of GFA’s financial condition and results of operations comparing the years ended December 31, 2006, 2005 and 2004. You should read this section together with GFA’s consolidated financial statements including the notes to those financial statements for the periods mentioned above, which are included elsewhere in this proxy statement.

On February 5, 2004, GFA Holdings was organized and on March 31, 2004 it acquired certain assets of New Industries Corporation, formerly known as GFA Brands, Inc. (an Ohio corporation), which we refer to as GFA Ohio. On the same date, GFA Holdings issued 100,000 shares of common stock to Fitness Foods, Inc., which we refer to as FFI, in exchange for certain of FFI’s assets as part of a contribution agreement between FFI and GFA Holdings. The results for 2004 include the combined results for GFA Ohio and FFI before the acquisition on March 31, 2004, and the period from its inception through December 31, 2004 as GFA Holdings. Although GFA was formed on February 5, 2004, it had no operating activities until the acquisitions on March 31, 2004. The discussion below includes tables that break out the results before and after GFA’s acquisition of GFA Ohio and FFI as well as the combined results of GFA and its predecessors for 2004 in order to facilitate year-to-year comparisons.

GFA paid $82 million cash for the assets it acquired from GFA Ohio, which is owned by the owners of FFI. The owners of FFI received stock valued at $10 million in exchange for the assets FFI contributed to GFA. GFA accounted for these acquisitions as a purchase. Pursuant to SFAS 141, GFA was the acquiring entity in the business combination because GFA’s stockholders other than the FFI stockholders control over 82% of GFA’s voting stock.

GFA Company Overview

GFA Holdings, through its wholly-owned subsidiary, GFA Brands (which we refer to collectively with GFA Holdings as GFA) is a consumer food products company that competes primarily in the retail branded food products industry and focuses on providing value-added, functional food products to consumers. Functional food is defined as a food or a food ingredient that has been shown to affect specific functions or systems in the body and may play an important role in disease prevention. GFA, headquartered in Cresskill, New Jersey, markets margarine, popcorn, peanut butter, cooking oil, mayonnaise and other products primarily under the trademark Smart Balance®. In the natural food channel, GFA sells organic margarine products under the trademark Earth Balance®. The Company’s trademarks are of material importance to its business and are protected by registration or other means in the United States and a number of international markets. GFA’s margarine business, marketed under SmartBalance®, EarthBalance®, SmartBeat® and Nucoa®, is by far the most developed product segment and accounted for approximately 75% of 2006 sales.

GFA’s products are sold in all 50 states, with little to no international sales presence. GFA sells its products in mass merchandise, grocery, natural food and club stores throughout the U.S, with a majority of products sold through supermarket chains and food wholesalers. GFA utilizes a total of four regional sales managers who are full-time employees and work with food brokers in each major market to help sell its products. Additionally, a small portion of the products marketed by GFA are sold through independent food distributors. GFA’s largest customer, Wal-Mart Stores, Inc. and its affiliates, accounted for approximately 13.0% of consolidated net sales for both of the fiscal years ending December 31, 2006 and 2005.

GFA’s signature margarine and popcorn products, which currently account for approximately 76% of sales, utilize a proprietary licensed, patented technology that is free of trans fats and enhances good-to-bad cholesterol ratios. In 1996, Brandeis University licensed to GFA certain technology relating to the use of a balanced proportion of saturated and polyunsaturated fatty acids from one or more vegetable oil sources for incorporation in food products to increase HDL and HDL/LDL cholesterol ratio. GFA’s agreement with Brandeis provides GFA with an exclusive license to a number of patents until April 7, 2015, at which time the patents will expire.

GFA also has a license to a patent pending for a new product innovation with respect to peanut butter. In addition, the company has proprietary trade secrets, technology, know-how processes, and other intellectual property rights that are not registered.

GFA’s primary growth strategy is to continue to drive consumer and trade awareness of its brands, increase distribution of its existing products, and continue to launch additional line extensions and new products. GFA has identified several new categories for products that have the potential to leverage the trans-fat free, heart-healthy, and better-for-you positioning of the Smart Balance® and Earth Balance® brands. GFA has consistently made substantial investments in advertising and has found the Smart Balance® brand to be responsive to advertising. GFA actively advertises via network and cable TV, radio, free standing inserts (FSIs), and in-store promotions. GFA has also benefited from favorable trends in the food industry regarding the required labeling of trans fats levels in food products and increased consumer awareness of the negative health implications of trans fats in foods.

The retail branded food industry is highly competitive, and numerous multinational, regional and local firms currently compete, or are capable of competing, with GFA. GFA is subject to competitive conditions in all aspects of its business. Some competitors may have different profit objectives and some international competitors may be more or less susceptible to currency exchange rates. In addition, certain international competitors benefit from government subsidies. GFA’s products also compete with generic products and private-label products of food retailers, wholesalers and cooperatives. GFA competes primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising, patent protections and price. Substantial advertising and promotional expenditures are required to maintain or improve a brand’s market position or to introduce a new product. GFA’s largest principal competitors are Unilever, Kraft and ConAgra Foods, each of whom have substantially greater market presence, longer operating histories, better distribution, more significant customer bases and greater financial, marketing, capital and other resources than GFA.

GFA does not own or operate any manufacturing facilities and sources its products through third-party manufacturers. Outsourcing is designed to allow GFA to enhance production flexibility and capacity, leverage working capital, transfer risk, and focus its energy and resources on marketing and sales, while substantially reducing capital expenditures and avoiding the costs of managing a production work force. Most of GFA’s products have multiple third-party manufacturers. However, some of GFA’s newer products are supplied by a sole source. In the event of an interruption in supply from a sole source supplier, it is believed that GFA could arrange for additional suppliers to provide the affected products. GFA has been advised that one of its third-party manufacturers for its margarine products is in Chapter 11 bankruptcy proceedings and may experience an ownership change. To date, GFA has not experienced any interruptions in supply from this manufacturer. GFA is in the process of locating and qualifying alternative sources of supply in the event this third-party manufacturer is unable to continue to produce GFA’s products.

Except in unusual circumstances, GFA provides no raw materials to co-packers. Currently, GFA is providing raw materials to the third-party manufacturer in Chapter 11 bankruptcy proceedings. In most cases, the manufacturers will secure the raw materials and GFA works with its manufacturers to source high quality ingredients at attractive pricing. The prices paid for raw materials used in the products of GFA generally reflect factors such as weather, commodity market fluctuations, currency fluctuations, tariffs, and the effects of governmental agricultural programs. Although the prices of raw materials can be expected to fluctuate as a result of these factors, GFA believes such raw materials to be in adequate supply and generally available from numerous sources. As GFA expands its operations, it may have to seek new suppliers and service providers or enter into new arrangements with existing ones, and it may encounter difficulties or be unable to negotiate pricing or other terms as favorable as those it currently enjoys, which could harm its business and operating results.

GFA uses third party distributors and a network of public warehouses to deliver product from its manufacturers to its customers. It relies primarily on two third party distributors to deliver all of its margarine and other refrigerated products. All freight costs associated with shipping finished products are borne by GFA.

Results of Operations

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Net Revenue. Net revenue for GFA is comprised mainly of revenue from product brands. In addition, GFA licenses use of some of its patents and derives royalty income. For the year ended December 31, 2006 net revenue increased 40.7% to $160.6 million, from $114.1 million for the year ended December 31, 2005. For the year ended December 31, 2006, royalty income amounted to $263,000 compared to $248,000 for the year ended December 31, 2005. The increase in net revenue was due to increased sales volume brought about by increased consumer demand for GFA’s core Smart Balance® Buttery Spread products and the introduction of new Smart Balance® products such as peanut butter, popcorn and cooking oil.

Cost of Goods Sold. GFA does not manufacture any of the products it currently sells. It negotiates the production of its products with contract manufacturers. Cost of goods sold includes the cost of the materials the contract manufacturer incurs on GFA’s behalf and a per unit fee the manufacturer charges GFA for production. For the year ended December 31, 2006, cost of goods sold increased to $70.6 million, or 48.7%, compared to $47.5 million for the year ended December 31, 2005 and as a percentage of revenues increased to 44.0% for the year ended December 31, 2006, compared to 41.6% for the year ended December 31, 2005. The increase was due to higher costs for soy, canola and palm oil, which are used in the production of GFA’s products.

Selling, General and Administrative. Selling, general and administrative expenses include costs for distribution, advertising, transportation, recruiting, training, human resources, marketing and depreciation. For the year ended December 31, 2006, selling, general and administrative expenses increased 25.3 % to $64.8 million from $51.7 million for the year ended December 31, 2005. Selling, general and administrative expenses decreased as a percentage of revenue for the year ended December 31, 2006 to 40.3% compared to 45.3% for the year ended December 31, 2005. The increase in total expense was attributable primarily to trade deals and marketing costs, freight and handling charges and management fees. Trade deals and marketing costs increased by approximately $3.8 million, freight and handling charges rose by approximately $3.3 million and management fees increased by approximately $2.1 million in the year ended December 31, 2006 compared to the year ended December 31, 2005. Increased trade deals and marketing costs resulted from an increase in spending on coupons and related redemption costs, including free-standing inserts and in-store promotions. Freight and handling costs increased due to the growth in sales discussed above and also from the utilization of additional third party warehouses around the country to better service customers. The management fee increase was principally due to a performance bonus recorded in the year ended December 31, 2006 in accordance with a transitional services agreement. For more information about the transitional services agreement, see “Related Party Transactions” below.

Interest Expense. For the year ended December 31, 2006, interest expense increased 10.0% to $2.2 million from $2.0 million in the comparable prior year period, though decreasing to 1.3% of net revenue in the year ended December 31. 2006 from 1.7% of net revenue in the year ended December 31, 2005.

Interest, Dividend and Other Income. Interest, dividend and other income increased to $663,700 for the year ended December 31, 2006 from $376,200 for the year ended December 31, 2005. The increase was due to having greater amounts of cash available for investment combined with higher interest rates on investments.

Income Taxes. For the year ended December 31, 2006, income tax expense increased to $9.6 million from $5.3 million for the year ended December 31, 2005. This increase was primarily the result of higher taxable income.

Net Income. Net income for the year ended December 31, 2006 was $14.1 million, up approximately $6.1 million from $8.0 million for the year ended December 31, 2005. As described above, net income growth was driven by increased revenue, which was the result of increased sales volume. This revenue increase was partially offset by a higher percentage increase in cost of goods sold and an increase in selling, general and administrative costs.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Net Revenue

	(in millions)
	GFA 2005	Pro Forma Combined 2004	GFA February 5 - Dec. 31, 2004	Combined Predecessors January 1, 2004 - March 31, 2004
Net revenue	$114.1	$84.1	$65.3	$18.8

Net revenue for the year ended December 31, 2005 increased $30.0 million, or 35.6%, to $114.1 million from $84.1 million for the year ended December 31, 2004. This increase was driven primarily by increased sales of GFA’s core Smart Balance® Buttery Spread product. This increase was the result of increased volume of units sold to both first time buyers and repeat customers. Unit pricing remained relatively unchanged in 2005 from 2004. It is believed that the increase in volume sales resulted from an increased brand awareness of GFA’s core products. It is also believed that this heightened awareness was the result of aggressive advertising programs in which GFA has advertised its products frequently on national television and radio programs, along with in-store promotions.

Cost of Goods Sold

	(in millions)
	GFA 2005	Pro Forma Combined 2004	GFA February 5 - Dec. 31, 2004	Combined Predecessors January 1, 2004 - March 31, 2004
Cost of goods sold	$47.5	$36.9	$28.6	$8.3

Cost of goods sold increased by 28.8% for the year ended December 31, 2005 to $47.5 million, compared to $36.9 million for 2004, primarily due to increased product costs from increased volume. However, as a percentage of net revenue, these costs decreased to 41.6% from 43.8% for the prior year. Cost of sales as a percentage of net revenue decreased due to the relatively lower costs for palm, soy and canola oil compared to 2004, when prices rose as a result of market shortages for those commodities. The price decline in oil was partially offset by higher fuel surcharges and freight costs.

Selling, General and Administrative

	(in millions)
	GFA 2005	Pro Forma Combined 2004	GFA February 5 - Dec. 31, 2004	Combined Predecessors January 1, 2004 - March 31, 2004
Selling, general & administrative expenses	$51.7	$38.3	$31.1	$7.3

Selling, general and administrative expenses increased 35.0% for the year ended December 31, 2005 to $51.7 million, compared to $38.3 million for the same period in the prior year, while decreasing slightly as percentage of net revenue to 45.3% from 45.6%. The increase included $12.0 million in higher combined expense for advertising, marketing and distribution. Advertising expense increased as GFA expanded the number and frequency of advertising messages on network and cable television as well as on radio and in print media. The increase in distribution costs was primarily a function of an increase in product volume. This increased expense was part of GFA’s effort to build awareness of its various products.

Interest Expense

	(in millions)
	GFA 2005	Pro Forma Combined 2004	GFA February 5 - Dec. 31, 2004	Combined Predecessors January 1, 2004 - March 31, 2004
Interest expense	$2.0	$2.1	$2.1	$—

Interest expense decreased 5.3% in 2005 to $2.0 million from $2.1 million for the prior year. This decrease was a function of lower average outstanding borrowings on GFA’s term loans during the period, offset by higher interest rates in 2005.

Interest, Dividend and Other Income

	(in millions)
	GFA 2005	Pro Forma Combined 2004	GFA February 5 - Dec. 31, 2004	Combined Predecessors January 1, 2004 - March 31, 2004
Interest, dividend and other income	$0.4	$0.4	$0.15	$0.26

Interest, dividend and other income for the year ended December 31, 2005 was $376,200, down $41,000 compared to interest, dividend and other income of $417,200 for the fiscal year December 31, 2004. The decrease was due to lower scrap sales offset by an increase in dividend and interest income as a result of an increase in cash available for investment and higher yields.

Income Taxes

	(in millions)
	GFA 2005	Pro Forma Combined 2004	GFA February 5 - Dec. 31, 2004	Combined Predecessors January 1, 2004 - March 31, 2004
Income tax	$5.3	$2.9	$1.5	$1.4

Income tax expense increased to $5.3 million in 2005 from pro forma income tax expense of $2.9 million in 2004. This increase was a function of higher taxable income in 2005 compared to 2004. GFA Ohio and FFI were both S corporations for tax purposes for the first three months of 2004, and federal income taxes were paid at the shareholder level. We have calculated pro forma income tax expense for 2004 assuming GFA Ohio and FFI were subject to federal and state income taxes.

Net Income

	(in millions)
	GFA 2005	Pro Forma Combined 2004	GFA February 5 - Dec. 31, 2004	Combined Predecessors January 1, 2004 - March 31, 2004
Net income	$8.0	$4.3	$2.2	$2.1

Net income for the year ended December 31, 2005 was $8.0 million, compared to pro forma combined 2004 net income of $4.3 million. Pro forma combined 2004 net income does not include the gain realized on the sale of GFA Ohio and FFI on March 31, 2004 of $78.0 million. The net income reported on the audited financial statements for the period ended March 31, 2004 equaled $81.5 million. After excluding the gain of $78.0 million and subtracting the pro forma income taxes of $1.4 million, net income equaled $2.1 million. This amount was combined with the net income for the period from February 5, 2004 – December 31, 2004 of $2.2 million to arrive at pro forma combined 2004 net income of $4.3 million.

Liquidity and Capital Resources

Liquidity

GFA’s liquidity and capital resource planning is largely dependent on the generation of operating cash flows, which is highly sensitive to changes in demand and to a lesser extent, pricing, for its major products. While changes in key operating costs, such as outsourced production, advertising, promotion and distribution, may adversely affect cash flows, GFA generates significant cash flows as demand for its products grows. GFA’s principal liquidity requirements are to finance current operations, pay down existing indebtedness and fund future expansion. Currently, GFA’s primary sources of liquidity requirements to meet these needs are cash generated by its operations.

We believe that cash flows generated from operations, existing cash and cash equivalents, and borrowing capacity under the revolving credit facility should be sufficient to finance capital requirements for GFA’s core business for the foreseeable future. Developing and bringing to market other new brands and business opportunities may require additional outside funding.

Cash Flows

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Cash provided by operating activities totaled $15.9 million for the year ended December 31, 2006 and was generated by business operations, offset primarily by an increase in accounts receivable and inventory, compared to cash provided by operating activities of $14.6 million for the year ended December 31, 2005. Although net income for the year ended December 31, 2006 was $14.1 million compared to $8.0 million for the year ended December 31, 2005, the increase in cash flow from operations was reduced primarily due to the increase of accounts receivable of $3.8 million and the increase in inventory of $1.4 million for the year ended December 31, 2006. In addition for the year ended December 31, 2005, amounts expensed for deferred income taxes of $3.5 million and an increase in accounts payable and accrued expenses of $5.0 million were significant sources of cash during the period compared to sources of $0.7 million for deferred income taxes, $2.0 million increase in accounts payable and accrued expenses, and $3.0 million increase in amounts due to related party for the year ended December 31, 2006.

Cash used in investing activities totaled $1.2 million for the year ended December 31, 2006, primarily attributable to the purchase of investments, compared to cash used in investing activities of $0.7 million for the year ended December 31, 2005, also primarily from the purchase of investments.

Cash used in financing activities of $14.0 million for the year ended December 31, 2006 and $14.2 million for the year ended December 31, 2005 resulted from paying principal on outstanding indebtedness.

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Net cash provided by operating activities was $14.6 million for the year ended December 31, 2005, compared with $15.6 million for the year ended December 31, 2004. Net cash provided by operating activities for 2004 combines cash from operating activities for the period ended March 31, 2004 of $1.4 million and for the period ended December 31, 2004 of $14.2 million. Net income in 2004 included the sale of GFI Ohio and FFI. After adjusting for the effect of the gain on sale in 2004, operating cash flows were greater than net income in both years as a result of an increase in accounts payable and accrued expenses and deferred income taxes. In 2004, accounts payable and accrued expenses decreased by $1.3 million for the period ended March 31 and increased by $6.9 million for the period ended December 31.

Net cash used in investing activities was $731,000, mainly as a result of purchases of investments for the year ended December 31, 2005 compared with net cash used in investing activities in the year ended December 31, 2004 of $89.9 million, primarily for the GFI Ohio and FFI assets acquired. Net cash used in investing activities for 2004 combines net cash provided by investing activities of $5.9 million for the period ended March 31, 2004 and net cash used in investing activities of $95.8 million for the period ended December 31, 2004.

Net cash used in financing activities was $14.2 million, mainly as a result of the repayment of long-term debt for the year ended December 31, 2005, compared with net cash provided in financing activities of $83.7 million for the year ended December 31, 2004, primarily generated by the issuance of $40 million of long-term borrowings (net of repayments and fees of $10.0 million) and the issuance of $53.6 million of common stock related to the formation of GFA and the acquisition of GFA Ohio and FFI. For 2004, all cash flows from financing activities were generated in the period ended December 31, 2004.

In March 2004, GFA’s wholly owned subsidiary, GFA Brands, entered into an agreement with a bank that provided for a revolving credit facility, through September 2009, of up to $5.0 million with interest at LIBOR plus or the federal funds effective rate plus a set margin. The LIBOR margin ranged from 3.5% to 4.5% and the federal funds effective margin ranged from 2% to 2.5% based on the ratio of GFA’s total funded debt to adjusted EBITDA ratio. The revolving credit facility was subject to an unused commitment fee of 0.5% per annum based on the average aggregate amount of available borrowings.

The agreement also provided for term loan A and term loan B notes in an aggregate amount of $32.5 million and $7.5 million, respectively. The term loan A notes were payable through December 31, 2009, with quarterly payments commencing June 30, 2004. The term loan B notes were payable through March 31, 2010, with quarterly payments commencing June 30, 2007. Interest rates on both term loans were consistent with those applicable to the revolving line of credit.

In May 2005, GFA Brands cancelled its $5.0 million revolving credit facility, for which there were no outstanding borrowings. Also in May 2005, GFA Brands entered into an amended credit agreement that, among other things, modified term loan A notes and term loan B notes aggregating $27.6 million at the time of the amendment, and new term loan A notes were issued. The new term loan A notes provide for an aggregate principal amount of $27.6 million through March 31, 2011 with quarterly payments commencing June 30, 2005. Interest rates are at LIBOR plus 2% or the federal funds effective rate plus 0.5%, as determined by GFA. GFA may prepay the loans upon notice to the lender. Each prepayment will be applied to the relevant loans to reduce the remaining installments on a pro rata basis. Term loan prepayments are not available for reborrowing.

In September 2006, GFA entered into a merger agreement with Boulder which will substantially change its financial situation. Upon completion of the proposed merger, the existing notes will be paid off and canceled.

Contractual Obligations

The following table summarizes contractual obligations and borrowings as of December 31, 2006 and the timing and effect that such commitments are expected to have on GFA’s liquidity and capital requirements in future periods. GFA expects to fund these commitments primarily with operating cash flows generated in the normal course of business.

Contractual Obligations

	Total	Due in less than 1 year	Due 1-3 years	Due 3-5 years
Term Loan A notes payable	$4,725,000	$4,725,000	$—	$—
Building leases	39,507	32,838	6,669	—
Peanuts and Oil Purchase Commitments	4,683,000	4,683,000	—	—

	$9,447,507	$9,440,838	$6,669	$—

Off Balance Sheet Arrangements

GFA does not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “variable interest entities.” Transactions with related parties are in the ordinary course of business, are conducted at an arm’s length basis, and are not material to the GFA’s results of operations, financial condition, or cash flows.

Supply, Availability and General Risk Conditions

GFA contracts for significant amounts of soy, palm and canola oil products to support the needs of its brands. The price and availability of these commodities directly impacts GFA’s results of operations and can be expected to impact its future results of operations. In addition, GFA contracts for the manufacture of its products with several contract manufacturers. One contract manufacturer produces approximately 53% of GFA’s Smart Balance® Buttery Spread products. GFA is dependent on these manufacturers for the necessary production capacity in order for GFA to meet its customer demands. GFA is not required under any contract for any minimum levels of production.

Seasonality and Quarterly Results

GFA’s business is subject to seasonal fluctuations. Historically, significant portions of GFA’s net revenue and profits were, and may continue to be realized during the fourth quarter of GFA’s fiscal year, which includes cooler weather periods and the holiday season, both of which are conducive to baking, in which several of GFA’s products are utilized. Because of the seasonality of GFA’s business, results for any quarter are not necessarily indicative of the results that may be achieved for the full fiscal year.

Contingent Liabilities

Under GFA’s shareholder’s agreement, Fitness Foods, Inc. (“FFI”) was granted a put option which entitles FFI, upon the occurrence of a change of control event, to require GFA to purchase all its Class A-1 common shares for $10 per share and its Class L common shares for $910 per share. As part of the merger with Boulder, FFI has agreed to waive this right.

Related Party Transactions

GFA has a transitional services agreement with GFA Ohio, a company controlled by the shareholders of FFI. FFI is a shareholder of GFA. As part of the agreement, GFA Ohio was to provide GFA certain sales and marketing, management, administrative, and operational services for a period of 16 months from March 31, 2004 through July 31, 2005 for a total fee of $4.2 million. GFA expensed the remaining amount due under this agreement during the year ended December 31, 2005 which amounted to approximately $1.9 million. GFA amended the transitional services agreement in 2005 to extend the term to the earlier of six months after a sale transaction or June 30, 2007. In 2006 the term of the agreement was shortened and will terminate two months after the closing of the proposed merger with a Boulder subsidiary. Base fees in connection with this agreement are $141,667 per month. GFA expensed $700,000 during the year ended December 31, 2005 and $1.7 million for the year ended December 31, 2006 for base fees under this agreement. The agreement also contains a provision for an additional performance bonus payment in an amount equal to 10% of GFA’s adjusted earnings before interest, taxes, depreciation and amortization, (“EBITDA”), for the year ending December 31, 2006, which approximates $2.9 million. This EBITDA payment is payable on the later of the termination of the agreement or thirty days after the receipt of audited financial statements for the fiscal year ending December 31, 2006.

GFA paid balances due to GFA Ohio of $1.1 million during the year ended December 31, 2005, in connection with certain purchase adjustments arising from the acquisition of GFA Brands from GFA Ohio on March 31, 2004. GFA Ohio is owned and controlled by family members and affiliates of Robert Harris and James Harris, GFA’s president and executive vice president of sales, respectively.

GFA has a management agreement with Mason Sundown Management, LLC, an entity which controls the majority shareholder of GFA. The agreement provides for management and advisory services to GFA for an annual management fee of $500,000 commencing March 31, 2004. GFA expensed $500,000 for each of the years ended December 31, 2006 and 2005 related to this agreement. Upon completion of the proposed merger with a Boulder subsidiary, this agreement will terminate.

GFA leases its New Jersey office space from Woodland Company, an entity controlled by the shareholders of FFI. The agreement provides for annual lease payments of $78,000 commencing April 1, 2004 through March 31, 2007. GFA expensed $78,000 for each of the years ended December 31, 2006 and 2005 pursuant to the fixed annual payments under this lease agreement. Subsequent to December 31, 2006 the New Jersey lease has been extended on a month to month basis effective April 1, 2007.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the appropriate application of certain accounting policies, many of which require GFA to make estimates and assumptions about future events and their impact on amounts reported in GFA’s consolidated financial statements and related notes. Since future events and their impact cannot be determined with certainty, the actual results may differ from GFA’s estimates. Such differences may be material to the consolidated financial statements.

GFA believes its application of accounting policies, and the estimates inherently required therein, are reasonable. These accounting policies and estimates are periodically reevaluated, and adjustments are made when facts and circumstances dictate a change. Historically, GFA has found its application of accounting policies to be appropriate, and actual results have not differed materially from those determined using necessary estimates.

GFA’s accounting policies are more fully described in the notes to its consolidated financial statements included elsewhere in this proxy statement. GFA has identified the following critical accounting policies:

Investments

GFA invests excess cash in various marketable equity securities. The investments are managed by GFA with the objective of minimizing the risk of loss of principal while maximizing returns. At times, these objectives may cause sales of investments before their maturity. Therefore, the investments are classified as investments available for sale. These investments are carried at fair value. Realized and unrealized gains and losses during the period were not material. The cost of investments sold is based on the specific identification method.

Other Intangibles

Other intangibles are comprised of indefinite life intangible assets which are not amortized but are tested annually for impairment, or more frequently if events or changes in circumstances indicate that the asset might be impaired. In assessing the recoverability of indefinite life intangible assets, GFA must make assumptions about the estimated future cash flows and other factors to determine the fair value of these assets. Assumptions about future revenue and cash flows require significant judgment because of the fluctuation of actual revenue and the timing of expenses. GFA’s management develops future revenue estimates based on projected growth and other factors. Estimates of future cash flows assume that expenses will grow at rates consistent with historical rates. If the expected cash flows are not realized, impairment losses may be recorded in the future. An intangible asset is determined to have an indefinite useful life when there are no legal, regulatory, contractual, competitive, economic or any other factors that may limit the period over which the asset is expected to contribute directly or indirectly to the future cash flows of GFA. In each reporting period, GFA also evaluates the remaining useful life of an intangible asset that is not being amortized to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is determined to have a finite useful life, the asset will be amortized prospectively over the estimated remaining useful life and accounted for in the same manner as intangible assets subject to amortization.

GFA has determined that its “Smart Balance®”, “Earth Balance®” and “Smart Beat®” trademarks have an indefinite life and these assets are not being amortized.

Impairment of Long-Lived Assets

GFA evaluates long-lived assets, which includes leasehold improvements and equipment and other intangibles, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. To date, no impairment was required to be recognized.

Goodwill

Goodwill is tested annually for impairment or more frequently if events or changes in circumstances indicate that impairment may have occurred. The impairment analysis for goodwill includes a comparison of GFA’s carrying value (including goodwill) to GFA’s estimated fair value. If the fair value of GFA does not exceed its carrying value, then an additional analysis is performed to allocate the fair value to all assets and liabilities of GFA as if GFA had been acquired in a business combination and the fair value was its purchase price. If the excess of the fair value of GFA over the fair value of its identifiable assets and liabilities is less than the carrying value of recorded goodwill, an impairment charge is recorded for the difference. In assessing the fair value of GFA, management must make assumptions about estimated future operating results and resulting cash flows and consider other factors, including comparable company information. Assumptions about future sales and cash flows require significant judgment involving economic conditions, the fluctuation of actual revenues and the timing of expenses. Management develops future sales estimates based on available customer information, planned timing of new products, planned timing and cost of promotional events and historical trends. Estimates of future cash flows assume that expenses will grow at rates consistent with historical rates. If the expected cash flows are not realized, impairment losses may be recorded in the future.

Income taxes

In establishing deferred income tax assets and liabilities, GFA makes judgments and interpretations based on enacted tax laws and published tax guidance applicable to its operations. GFA records deferred tax assets and liabilities and evaluates the need for valuation allowances to reduce deferred tax assets to realizable amounts. Changes in GFA’s valuation of the deferred tax assets or changes in the income tax provision may affect its annual effective income tax rate.

Revenue Recognition

Revenue is recognized when the earnings process is complete and the risks and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon receipt of the product by the customer. GFA sells their products to customers without the right of return.

GFA offers its customers a variety of sales and incentive programs, including discounts for prompt payment, allowances, coupons, slotting fees, and co-op advertising. GFA believes that these costs are essential for increasing distribution, in the case of payments for slotting fees and increasing sales and brand awareness in the case of coupons. Payments made or discounts granted for off invoice, slotting fees and prompt payment discounts are accounted for as reduction in gross sales to arrive at net sales on the statement of operations. The accounting treatment for these items is consistent with Emerging Issues Task Force (“EITF”) No. 01-09. For the years ended December 31, 2006 and 2005, the sum of these items reduced gross sales by approximately $13.8 million and $10.5 million, respectively.

GFA also utilizes coupons in its promotional activities. In 2006 and 2005, GFA spent approximately $16.0 million and $13.1 million, respectively, on coupons, including costs for distribution and redemption. Under EITF 01-09, since the benefits of such promotions are identifiable and the value can be measured, they are accounted for as a selling expense.

During the year ended December 31, 2006, GFA refined its process of estimating the sales adjustment necessary to recognize the effects of products shipped, but not received by its customers. Had the method used to determine this adjustment in prior periods been used in the current period, operating income would have decreased by approximately $1,760,000.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires GFA recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of GFA’s 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. GFA is currently evaluating the impact of adopting FIN 48 on its financial statements.

In March 2006, Statement No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140” (“FAS 156”), was released. FAS 156 amends Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”), to require that all separately recognized servicing assets and liabilities in accordance with FAS 140 be initially measured at fair value, if practicable. Furthermore, this standard permits, but does not require, fair value measurement for separately recognized servicing assets and liabilities in subsequent reporting periods. FAS 156 is also effective for GFA beginning January 1, 2007; however, the standard is not expected to have any impact on GFA’s financial position, results of operation or cash flows.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. SFAS 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. GFA is currently evaluating the effect that the adoption of SFAS 155 will have on its financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” and requires the retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The retrospective application of the change would be limited to the direct effects of the change, and indirect effects would be recognized in the period of the accounting change.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, (“SFAS No. 151”) which requires that abnormal amounts of idle facility expense, freight, handling costs, and wasted material be recognized as current-period charges. This Statement also introduces the concept of “normal capacity” and requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. Unallocated overhead must be recognized as an expense in the period in which it is incurred. The Statement was effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a material impact on its results of operations, cash flows, and financial position.

Quantitative and Qualitative Disclosures About Market Risk

GFA is exposed to financial market risks due primarily to changes in interest rates, which GFA manages primarily by managing the maturities of its financial instruments. GFA does not use derivatives to alter the interest characteristics of its financial instruments.

GFA purchases significant amounts of soy, palm and canola oil products to support the needs of its brands. The price and availability of these commodities directly impacts the results of operations and can be expected to impact the future results of operations. GFA does not engage in any hedging activities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF BOULDER

Overview

The following discussion should be read in conjunction with our financial statements and related notes thereto included elsewhere in this proxy statement.

We were incorporated in Delaware on May 31, 2005 as a blank check company formed to complete a business combination with one or more operating businesses. We have focused our efforts to conclude a business combination on target businesses in the food and beverage industries. While we may seek to effect a business combination with more than one target business, our initial business combination must be with a target business having a fair market value of at least 80% of Boulder’s net assets at the time of the business combination.

A registration statement for our initial public offering was declared effective on December 16, 2005. On December 21, 2005, we sold 12,760,840 units in the offering. Each of our units consists of one share of our common stock, $.0001 par value per share, and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from us one share of common stock at an exercise price of $6.00. We received net proceeds of approximately $95.9 million (excluding deferred underwriting discounts and commissions of approximately $3.6 million) from our initial public offering.

Prior to entering into the merger agreement with GFA, we were engaged in identifying a suitable business combination candidate. We had met with target companies, service professionals and other intermediaries to discuss with them Boulder, the background of our management and our combination preferences. In the course of these discussions, we had also spent time explaining the capital structure of our initial public offering, the business combination approval process, and the timeline under which we were operating before the proceeds of the offering must be returned to investors.

Overall, we have concluded that the environment for target companies has been competitive and we believe that private equity firms and strategic buyers represented our biggest competition. Our management believes that many of the fundamental drivers of alternative investment vehicles like Boulder are becoming more accepted by investors and potential business combination targets; these include a difficult initial public offering environment, a cash-rich investment community looking for differentiated opportunities for incremental yield, and business owners seeking new ways to maximize their stockholder value while remaining invested in the business.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for our initial public offering, and thereafter, activities related to pursuing acquisitions of target businesses. We will not generate any operating revenues until after completion of our initial business combination. We have generated non-operating income in the form of interest income on cash and cash equivalents and short term investments.

For the twelve months ended December 31, 2006, our net loss equaled $13.8 million. Interest income, primarily on the trust account investment, was $4.2 million. This was reduced by a non-operating loss on derivative liabilities of $15.3 million. For more information on the derivative liabilities, see “MDA—Critical Accounting Policies and Estimates—Accounting for Warrants—Derivate Liability.” Expenses included $120,000 for a monthly administrative services agreement, $610,000 for professional fees, $360,000 for consulting expenses, $360,000 for insurance, primarily director and officer liability insurance, $155,000 for travel expenses, $266,000 for other expenses and income tax expense of $808,000.

Net loss of $637,000 for the period from May 31, 2005 (inception) to December 31, 2005 consists of $2.4 million for stock related compensation expense, $109,000 of other expenses, offset by a non-operating gain on derivative liabilities of $1.8 million and by interest income, primarily on the trust account investment, of $24,000.

Net loss of $14.4 million for the period from May 31, 2005 (inception) to December 31, 2006 consists of $2.4 million for stock related compensation expense, $125,000 for a monthly administrative services agreement, $625,000 for professional fees, $360,000 for consulting fees, $377,000 for insurance, primarily director and officer liability insurance, $155,000 for travel expenses, $266,000 for other expenses, offset by interest income, primarily on the trust account investment, of $4.2 million further reduced by a non-operating loss on derivative liabilities of $13.5 million. Income tax expense for the period was $808,000.

Liquidity and Capital Resources

The net proceeds from the sale of our units in our initial public offering were $99.5 million. Of this amount, approximately $98.4 million (including deferred underwriting discounts and commissions of approximately $3.6 million) was deposited in trust and, in accordance with our amended and restated certificate of incorporation, will be released either upon the consummation of the GFA merger, or an alternate business combination, or upon our liquidation. The remaining $1.1 million was held outside of the trust and is available to be used to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In addition, under the terms of our initial public offering, up to $750,000 of interest income from the trust account, net of income tax, was available to us for use for general expenses. In June 2006, we transferred $750,000 out of the trust account. Given the proposed GFA merger, we anticipate that all of the net proceeds available outside the trust, approximately $569,000 at December 31, 2006, will have been exhausted by the time of closing of the proposed merger.

On February 15, 2007, our chairman, chief executive officer and a director, Stephen B. Hughes, agreed to lend us up to $500,000 to cover operating expenses, to be drawn as needed by the Company. As of March 16, 2007, $300,000 in advances were outstanding. The loan will bear interest at a rate equal to the lowest applicable federal short term rate in effect pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as the same may be adjusted from time to time. The loan and accrued interest must be repaid within thirty days after consummation of a business combination.

Our primary liquidity requirements include expenses for the due diligence and investigation of our target business. As of December 31, 2006, we estimate to incur approximately $5,500,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting our contemplated merger and private placement. We will pay Citigroup Global Markets, Inc. $5,625,000 for advisory services upon completion of the merger. In addition, we have incurred approximately $200,000 for legal and accounting fees relating to our SEC reporting obligations and approximately $1.7 million for various expenses and reserves, including approximately $376,000 for director and officer liability insurance premiums. We have agreed to pay Hughes Consulting, Inc. JELTEX Holdings, LLC, affiliates of Messrs. Hughes and Mr. James E. Lewis, a vice chairman and director, an aggregate of $10,000 per month for up to 24 months for administrative services. We have incurred, but not paid, $125,200 since our inception for these services. In addition, several consultants and other service providers, whose expenses are included in the $5,500,000 figure described above, have agreed to defer payment until we have completed our business combination or the business combination is terminated or abandoned.

As part of the indemnity arrangement between one of the underwriters and us, we agreed to pay certain legal fees and expenses, up to a total of $500,000, associated with any controversy that may arise in connection with the underwriter’s enforcement of rights to collect underwriting related compensation. We have been advised by the underwriters that a distribution has been made and that while there is agreement on much of the compensation allocations, there are open issues that need to be resolved by them and that discussions remain ongoing, although there can be no assurances that a final resolution on the open issues will be achieved and that the provisions of the indemnity will not be triggered. If a claim were made against us under this indemnity agreement, it could reduce the amount of either proceeds not held in trust or proceeds held in trust. If an amount for this potential claim is paid out of the proceeds held in trust, Messrs. Hughes and Lewis may be personally liable for such amounts.

In connection with the merger, the private placement and the debt financing, after extensive negotiations, we succeeded in obtaining waiver language in the merger agreement, the securities purchase agreement and the commitment letter for the debt financing in which the other parties to these agreements waived claims against the amounts held in trust.

Duff & Phelps, who provided our fairness opinion, and our accountants did not accept our requests that they waive claims against amounts held in trust, indicating that if their fees were contingent upon the successful completion of a business combination, they would not be considered independent in connection with the rendering of their services.

For the same reason, we believe that requiring a waiver from our legal advisors of claims against amounts held in trust would create a potential conflict of interest and could potentially compromise the independence of their advice. Those firms that we did ask to waive their claims refused to do so.

The fees of Citigroup Global Markets as our financial advisor and co-placement agent in the private placement and the fees of Banc of America Securities, LLC as co-placement agent in the private placement are contingent upon the closing of the business combination. The $3.6 million deferred underwriting fee in our initial public offering likewise is contingent on the closing of the business combination. Therefore, we did not believe it was necessary to require either Citigroup or Banc of America to waive claims against amounts held in trust.

In addition, if any of our vendors or service providers attempt to access funds held in trust, Messrs. Hughes and Lewis are contractually required to indemnify us for these amounts.

At December 31, 2006 we estimate that approximately $5.5 million will be owed at closing to vendors or service providers who have not waived their claims to amounts held in trust. Assuming all of these vendors and service providers are paid out of the funds held in trust and Messrs. Hughes and Lewis cannot or do not indemnify us for these amounts, the amount of the liquidating distribution would be reduced by approximately $0.34 per share.

The table below compares the use of net proceeds from our initial public offering held outside of the trust account estimated at the time of the public offering (December 16, 2005) versus those we estimated as of December 31, 2006.

	S-1	Currently estimated (2)(3)
Net Proceeds
Held in trust	$98,354,755	$102,200,000
Not held in trust	1,250,000	1,820,000
Use of proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiation of a business combination and private placement, and due diligence of target business, including fees paid to consultants to perform due diligence and reimbursements of due diligences expenses incurred by initial stockholders, officers or directors (1)	600,000	5,500,000
Payment of $10,000 in administrative fees to Hughes Consulting, Inc. and JELTEX Holdings, LLC	240,000	175,000
Merger advisory fee payable Citigroup Global Markets, Inc. upon completion of merger	—	5,625,000
Legal and accounting fees related to SEC reporting obligations	50,000	250,000
Working capital to cover other expenses	360,000	2,350,000

Total	$1,250,000	$13,900,000

(1)

Due diligence and legal, accounting and non-due diligence expenses were expected to total $1,200,000. The difference between these amounts and the budgeted allocations from amounts not held in trust was to be funded from interest income, net of income taxes, of up to $750,000 which was released to us from the trust account in June 2006. Any such interest income not used for due diligence or legal, accounting and non-due diligence expenses was usable by us to pay other expenses.

(2)	Assumes the proposed business combination with GFA is consummated prior to May 31, 2007.
(3)

Existing available funds are not sufficient to satisfy estimated transaction costs prior to the GFA merger. However, certain of our advisors other than accountants and the fairness opinion consultant have agreed to alter their fees or defer a substantial amount of their fees until we complete a business combination. As a result, we believe we have adequate funds to complete the GFA merger.

As of December 31, 2006, we had (i) $569,000 in cash held outside the trust account and (ii) $5.5 million in estimated transaction costs including accrued legal fees, due diligence expenses and related transaction expenses, of which approximately $3.6 million have been incurred. The increase in the estimated fees versus our original estimates is due primarily to the required private placement financing and the length of time and associated expenses that have been required to complete the merger including the time and expense of preparing various merger and financing documents and the associated costs therewith relative to what was originally estimated.

At the completion of our initial public offering, we did not contemplate executing a transaction as large or as complex as the one pending with GFA. We also did not expect to incur any advisory fees from an investment bank, such as Citigroup in connection with evaluating, structuring and negotiating a transaction. However, when we began our negotiations with the shareholders of GFA, management and the board of directors believed, due to the size and complexity of the transaction, it was essential to have an investment bank advise us on the transaction. We engaged Citigroup in the middle of May, 2006 to assist us with the transaction. The services provided to us by Citigroup included advice on structuring the transaction, negotiation strategy, valuation analyses, financial terms and other financial matters.

At our initial public offering we did consider the cost of due diligence and legal fees to complete a transaction, but we did not foresee a transaction as complex and negotiations as protracted as our contemplated merger with GFA. Although it is always difficult to estimate the amount of time to prepare an agreement, we did not expect the merger discussions to last over four months to arrive at a negotiated merger agreement. In addition, although we considered the necessity of raising additional funding to complete a transaction, we did believe that if necessary, we would raise the additional capital through debt financing from a major financial institution. We also did not anticipate the length of time required to clear a definitive proxy statement with the SEC. Due to the size and the complexity of the contemplated transaction, we have incurred additional fees for legal and due diligence costs for the raising of the $246.1 million through the private placement and the $180 million debt financing. Total legal fees are estimated to approximate $3.6 million, the fairness opinion and other valuation costs are estimated to equal $750,000, and other due diligence costs, including filing fees are estimated to approximate $1.1 million. Thus, legal, professional and due diligence fees for the merger agreement, private placement and debt financing are currently estimated to be approximately $5.5 million compared to our initial estimate of $600,000.

We also incurred legal, accounting and due diligence costs of approximately $200,000 on the investigation of another acquisition candidate. We were in the process of conducting such due diligence when we became aware of the GFA opportunity.

Certain of our advisors other than accountants and the fairness opinion consultant have agreed to alter their fees or defer a substantial portion thereof until we have completed our business combination or the business combination is terminated or abandoned and to forego such fees in the event the merger is not consummated. Accordingly, we believe we have adequate funds to complete the proposed merger with GFA. Given that the total currently estimated use of proceeds exceeds the net proceeds held out of trust, we will not be able to search for, negotiate or complete a business combination other than the proposed combination with GFA without obtaining additional funding. Additionally, our ability to manage cash through the completion, if approved, of the GFA merger, will dictate whether we are required to raise additional funds in order to meet the expenditures required for operating our business after the merger. One of our initial stockholders, Stephen B. Hughes, has agreed to lend us up to $500,000 to cover operating expenses. He and other initial stockholders may elect to provide us with additional capital, although they are not obligated to do so. We could try to raise any required funds via a private offering of debt or equity securities, however there is no guarantee that we would be successful in completing such fundraising on terms acceptable to us. For a further discussion see “Risk Factors.”

On September 25, 2006, we entered into a securities purchase agreement with prospective investors that provides for the investors, simultaneously with the closing of the GFA merger, to purchase (1) 14,410,188 shares of our common stock at a price of $7.46 per share and (2) 15,388,889 shares of Series A convertible preferred stock and related warrants at a combined price of $9.00 per share/warrant, resulting in aggregate gross proceeds to us of approximately $246 million and net proceeds of approximately $234 million after the payment of placement fees to Citigroup Global Markets, Inc. and Banc of America Securities, LLC. The net proceeds will be used to fund a portion of the GFA merger consideration. In the event the merger proposal is not approved or the merger is not completed, the contemplated private placement will not be completed.

Commitment for Secured Debt Financing

On September 25, 2006, we entered into a commitment letter with Banc of America Securities LLC and Bank of America, N.A. for $180 million in debt financing, which is contingent upon the completion of the GFA merger. The commitment letter sets forth the terms and conditions of a proposed first lien facility consisting of a $120 million term loan and a $20 million revolver as well as a proposed second lien facility consisting of a $40 million term loan. The first lien facility will be secured by a first lien on all of our assets and the second lien facility will be secured by a second lien on all of our assets.

The term loan of the first lien facility will mature on the seventh anniversary of the closing date of the loan and the revolving loan under the first lien facility will mature on the sixth anniversary of the loan closing date. The term loan of the second lien facility will mature seven years and six months after the closing date of the loan.

At our option, the interest rate on the first lien facility revolver will be LIBOR plus an applicable margin which we expect to be 3.25% per annum or the higher of (i) the Bank of America prime rate or (ii) the federal funds rate plus 0.50%, in either case plus an applicable margin which we expect to be 2.25% per annum. Such rate will be in effect for the first six months following closing. Thereafter, the interest rate on the revolver will be determined in accordance with a pricing grid to be agreed upon based on our leverage ratio. The interest rate on the first lien facility term loan will be at our option: (i) LIBOR plus an applicable margin which we expect to be 3.25% per annum or (ii) the Bank of America prime rate, in either case plus an applicable margin which we expect to be 2.25%. At our option, the interest rate on the second lien facility will be LIBOR plus an applicable margin which we expect to be 5.00% per annum or the higher of (i) the Bank of America prime rate or (ii) the federal funds rate plus 0.50%, in either case plus an applicable margin which we expect to be 5.00% per annum.

There are to be no prepayment penalties for optional prepayments of the first lien facility and the following penalties for optional prepayments on the second lien facility: 2.00% premium if prepaid the first year; 1.00% premium if prepaid the second year; and no prepayment penalty thereafter. Mandatory prepayments under both facilities include 50% of excess cash flow (to be defined in the loan documentation) and 50% of all net cash proceeds from the issuance of additional equity interests by us. In addition, the term loan of the first lien facility will be subject to quarterly amortization of principal with 1.00% of the initial aggregate advances under such loan to be payable in each of the first six years and the remainder of the initial aggregate advance to be payable in a balloon payment at maturity.

The other terms and conditions of the commitment letter are consistent with credit facilities of this nature and contain customary representations and warranties, affirmative and negative covenants including financial covenants, conditions precedent, events of default, indemnification provisions and other miscellaneous provisions.

Liquidity for Conversions

In the event any of our stockholders vote against the merger and exercise their right to convert their stock into cash pursuant to the provisions of our certificate of incorporation, TSG4 L.P., a stockholder of GFA, will be obligated, at Boulder’s option, to accept up to $10 million of the common stock of Boulder at $7.46 per share in lieu of cash otherwise payable to TSG4 L.P. at the closing of the merger.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of December 31, 2006, Boulder did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations other than our payments to affiliates of Messrs. Hughes and Lewis as described above for the office and administrative services provided in Colorado.

Related Party Transactions

At December 31, 2006, amounts owed to three initial stockholders for advances to us to cover expenditures was approximately $86,300. At December 31, 2005, the corresponding amount owed to four initial stockholders was approximately $74,700.

We have agreed to pay Hughes Consulting, Inc. JELTEX Holdings, LLC, affiliates of Messrs. Hughes and Mr. James E. Lewis, a vice chairman and director, an aggregate of $10,000 per month for up to 24 months for office space and administrative services. Services commenced on the effective date of the initial public offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company. Approximately $120,000 and $5,200 was incurred, but not paid, under this arrangement in 2006 and 2005, respectively.

On February 15, 2007, our chairman, chief executive officer and a director, Stephen B. Hughes, agreed to lend us up to $500,000 to cover operating expenses, to be drawn as needed by us. As of March 16, 2007, $300,000 in advances were outstanding. The loan will bear interest at a rate equal to the lowest applicable federal short term rate in effect pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as the same may be adjusted from time to time. The loan and accrued interest will be repaid within thirty days after consummation of a business combination.

During 2005, Mr. Hughes and James E. Lewis, a vice chairman and director, had advanced on our behalf a total of $200,000 for payment of expenses related to our formation and initial public offering. These advances were non-interest bearing, unsecured and were due at the earlier of March 31, 2006 or the consummation of the offering. The loans were repaid out of the proceeds of the initial public offering not placed in trust.

Concurrently with the closing of the initial public offering, Messrs. Hughes and Lewis, along Robert J. Gillespie, Robert F. McCarthy, William E. Hooper, all of whom are directors, and Michael R. O’Brien, a Senior Advisor, purchased a combined total of 1,000,000 founding director warrants from us for a purchase price of $1.70 per warrant. The founding director warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that the founding director warrants (i) will not be transferable or salable by the purchasers who initially purchased the warrants from us until we complete a business combination, (ii) will be non-redeemable so long as these persons hold such warrants, and (iii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, or if an exemption from registration is then available. The transfer restriction does not apply to transfers occasioned by operation of law or for estate planning purposes.

One of the founding stockholders, Mr. Lewis, has issued an option to purchase 61,927 of common shares that he currently holds individually, at $.0082 per share, to our former legal counsel as partial compensation for legal services rendered during our formation and initial public offering.

Critical Accounting Policies and Estimates

Accounting for Warrants-Derivative Liability

On December 21, 2005, Boulder consummated its initial public offering of 12,760,840 units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $6.00. In addition, our founding directors, certain other directors and a senior advisor purchased 1,000,000 warrants for $1.70 per warrant with an exercise price of $6.00 per share.

Emerging Issues Task Force Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”), requires freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as an equity instrument, asset or a liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in the company’s results of operations. A contract designated as an equity instrument must be included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the 12,760,840 warrants issued in the initial public offering are separately accounted for as liabilities and the 1,000,000 warrants issued to our founding directors, certain other directors and a senior advisor to purchase common stock are accounted for as equity.

Statement of Financial Accounting Standard No. 133 (“SFAS No. 133”), “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. Furthermore, paragraph 11 (a) of SFAS No. 133 precludes contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position from being treated as derivative instruments. While the warrants to purchase the additional 12,760,840 shares are indexed to our common stock, the fact that the shares underlying the warrants require future registration in accordance with the warrant agreement requires us to classify these instruments as a liability in accordance with EITF 00-19 paragraph 14. This derivative liability will be adjusted to fair value, and any changes will be recorded as non-operating gains or losses.

The warrants sold as part of the units in our initial public offering began separate trading from the units in January 2006 and the price is quoted on the Over the Counter Bulletin Board. Consequently, the fair value of these warrants is estimated as the market price of a warrant at each period end. To the extent that the market price increases or decreases, our derivative liabilities will also increase or decrease, with a corresponding effect on our consolidated statement of operations. The fair value at December 31, 2006 was calculated to be $32.3 million, or approximately $2.53 per warrant. This compares to a valuation of $17.0 million, or approximately $1.33 per warrant, when valued at December 31, 2005. For the twelve months ended December 31, 2006, the change in valuation from December 31, 2005 resulted in a non-operating loss of $15.3 million being recognized. For the period from May 31, 2005 (inception) through December 31, 2006, $13.5 million was recognized as a non-operating loss.

Prior to January 2006, we performed a valuation of the warrants to purchase 12,760,840 shares. The pricing model we used for determining fair value of the warrants was the Black-Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model used market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment and may impact net income. We used volatility rates based upon a peer group of ten publicly traded food products companies in the Dow Jones U.S. Small Cap Index. The volatility factor used in Black-Scholes had a significant effect on the resulting valuation of the derivative liabilities on our balance sheet. The volatility as calculated at December 31, 2005 approximated 17.65%. We used a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximated the estimated remaining contractual life of the derivative.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices, and other market-driven rates or prices. We are not presently engaged in, and if a suitable business target is not identified by us prior to the prescribed liquidation of the trust account we may not engage in, any substantive commercial business. Accordingly, the risks associated with foreign exchange rates, commodity prices, and equity prices are not significant. The net proceeds of our initial public offering held in the trust account have been invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less. Given our limited risk in our exposure to U.S. Treasury Bills, we do not view the interest rate risk to be significant. We do not enter into derivatives or other financial instruments for trading or speculative purposes.

BENEFICIAL OWNERSHIP OF SECURITIES

Stock Ownership

The following table sets forth information regarding the beneficial ownership of our common stock as of [            ], 2007 and immediately after the private placement, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of voting stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors, as a group.

The table is based on the following assumptions:

•	the current ownership of the entities and individuals identified remains unchanged, except for those shares acquired in the private placement; and

•	14,410,188 shares of common stock, 15,388,889 shares of Series A convertible preferred stock and 15,388,889 related investor warrants are issued in the private placement.

Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of stock beneficially owned by them. As of [            ], 2007, we had 15,951,050 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Beneficial Ownership as of [ ], 2007(1)	Percentage of Outstanding Common Stock as of [ ], 2007(1)	Amount of Common Stock Purchased Pursuant to Private Placement	Amount of Preferred Stock Purchased Pursuant to Private Placement	Percentage of Outstanding Voting Stock After Private Placement(2)
Stephen B. Hughes(3)(4)(5)	1,603,805	9.78%	0	0	3.47%
Robert S. Gluck(3)(5)(6)	300,255	1.88%	0	0	*
James E. Lewis(3)(5)(7)	1,283,378	7.83%	0	0	2.78%
Robert J. Gillespie(3)(5)	69,290	*	16,756	13,889	*
William E. Hooper(3)(5)	54,584	*	0	0	*
Gerald J. Laber(3)(5)	39,878	*	0	0	*
Robert F. McCarthy(3)(5)	69,290	*	0	0	*
Christopher W. Wolf(8)	0	*	0	0	*
Glenhill Advisors, L.L.C and Glenn J. Krevlin(9)(19)	5,000,000	27.10%	670,241	555,556	12.90%
O.S.S. Capital Management LP and Oscar S. Schafer(10)(19)	3,750,000	21.04%	0	0	7.87%
Fir Tree, Inc.(11)	1,210,140	7.59%	0	0	2.65%
BAMCO, Inc. and Ronald Baron(12)	947,700	5.94%	0	0	2.07%
Michael A. Roth and Brian J. Stark, joint filers(13)	1,250,000	7.84%	0	0	2.73%
Adage Capital Partners GP, LLC, Phillip Gross and Robert Atchinson(14)(20)	1,000,000	6.27%	2,010,724	1,111,111	9.01%
OZ Management, L.L.C(15)(19)	0	*	2,369,303	7,719,444	22.05%
Glenview Capital Management, LLC(16)(19)	0	*	1,015,415	3,308,333	9.45%
Citigroup Global Markets, Inc.(17)	1,485,734	9.06%	3,016,086	0	9.84%
Kings Road Investments LTD.(18)(19)	0	*	1,005,362	1,333,333	5.11%
All directors and executive officers as a group (seven individuals before the private placement, eight individuals after the private placement)	3,420,480	20.21%	16,756	13,889	7.32%

(1)

The amount and nature of beneficial ownership includes shares of common stock issuable upon the exercise of the founding director and public warrants. For more information about the beneficial owners shown in this table who own founding director or public warrants, see the table immediately following these footnotes.

(2)

Holders of the Series A convertible preferred stock will be entitled to vote on an as-converted basis together with the holders of common stock (without regard to any 4.99% to 9.99% limitation on conversion described above to which investors may elect to be subject), and not separately as a class except as required by law or by the restated certificate of incorporation. Assuming a conversion price of $9.00 per share of Series A convertible preferred stock, each share of Series A convertible preferred stock is entitled to one vote. This column assumes no exercise of the public warrants or founding director warrants, which become exercisable upon completion of the GFA merger.

(3)	The business address of each of the noted individuals is 6106 Sunrise Ranch Drive, Longmont, Colorado 80503.
(4)

Mr. Hughes is our chairman of the board and chief executive officer. Includes 100,000 shares owned by Mr. Hughes’ spouse and 239,265 shares owned in equal 79,755 share increments by the Caroline Elise Hughes Irrevocable Trust, the John Trevelyn Hughes Irrevocable Trust, and the Henry Thomas Hughes Irrevocable Trust, trusts established for the benefit of Mr. Hughes’ three minor children and as to which his spouse is the trustee. Excludes 150,128 shares sold in November 2005 by Mr. Hughes, at a price equal to that paid by him, to three irrevocable trusts established in favor of adult members of Mr. Hughes’ family, as to which Mr. Hughes disclaims beneficial ownership. The voting rights for shares held in the three trusts are exercisable by the trustee, Mr. Stephen Feldhaus, one of our initial stockholders.

(5)	Each of the noted individuals is a director.
(6)	Mr. Gluck became a vice chairman and a director on November 4, 2005. Mr. Gluck purchased 112,596 and 187,659 shares of common stock from Messrs. Hughes and Lewis, respectively, in November 2005.
(7)

Mr. Lewis is a vice chairman and a director. Includes 560,919 shares owned of record by Janis M. Lewis, the spouse of Mr. Lewis. Excludes 159,511 shares owned by Lee Anne Lewis, Mr. Lewis’ adult sister.

(8)	Mr. Wolf currently serves as a consultant to us. Following the GFA merger, we intend to enter into a formal employment agreement with him as our chief financial officer.
(9)

Information based on Schedule 13G filed by Glenhill Advisors, LLC. Glenn J. Krevlin is the managing member and control person of Glenhill Advisors and Glenhill Overseas. He is a director of Glenhill Overseas GP. Glenhill Advisors is the managing member of GJK and GJK is the general partner and control person of Glenhill Capital. Glenhill Overseas is the investment manager of Overseas Partners. Overseas Partners is an offshore feeder fund which invests its assets in Overseas Master. Overseas GP is the general partner of Overseas Master. The business address for Glenhill Advisors, L.L.C. is 598 Madison Avenue, 12th Floor, New York, New York 10022.

(10)

Information based on Schedule 13G filed by O.S.S. Capital Management LP, Oscar Schafer & Partners I LP, Oscar S. Schafer & Partners II LP, O.S.S. Overseas Fund Ltd., O.S.S. Advisors LLC, Schafer Brothers LLC, and Oscar S. Schafer. O.S.S. Capital Management and Mr. Schafer are deemed to beneficially own 11.75% of outstanding shares. The business address of O.S.S. Capital Management LP is 598 Madison Avenue, New York, New York 10022.

(11)

Information based on Schedule 13G/A filed by Fir Tree, Inc. Includes shares owned by Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Fir Tree Value Master Fund, LP is the sole member of Sapling, LLC and Fir Tree, Inc. Fir Tree, Inc. is the investment manger to both Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Sapling, LLC and Fir Tree Recovery Master Fund, L.P. are deemed beneficial owners of 1,018,932 and 191,208 shares of common stock, respectively. The business address of Fir Tree, Inc. is 505 Fifth Avenue, New York, New York 10017.

(12)

Information based on Schedule 13G filed by BAMCO, Inc., Baron Capital Group, Inc., Baron Small Cap Fund and Ronald Baron. BAMCO, Inc. is a subsidiary of Baron Capital Group, Inc. Baron Small Cap Fund is an advisory client of BAMCO, Inc. and Ronald Baron owns a controlling interest in Baron Capital Group, Inc. Each are deemed to beneficially own all 947,700 shares of common stock. BAMCO Inc. is an investment adviser and has been given discretion to direct the disposition of all of the shares of common stock. The business address of BAMCO, Inc. is 767 Fifth Avenue, New York, NY 10153.
(13)

Information based on Schedule 13G filed by Michael A. Roth and Brian J. Stark, joint filers. Messrs. Roth and Stark beneficially own 1,250,000 common shares. The shares are held directly by Shephard Investments International, Ltd. (“Shephard”). Messrs. Roth and Stark direct the management of Stark Offshore Management, LLC, which acts the investment manager of Shephard. The business address of Messrs. Roth and Stark is 3600 South Lake Drive, St. Francis, Wisconsin 53235.

(14)

Information based on Schedule 13G filed by Adage Capital Partners, LP, Adage Capital Partners GP, LLC, Adage Capital Advisors, LLC, Philip Gross and Robert Atchinson. Each are deemed to beneficially own all 1,000,000 shares of common stock. The business address of Adage Capital Partners GP, LLC is 200 Claredon Street, 52nd Floor, Boston, Massachusetts 02116.

(15)	The business address of OZ Management, L.L.C. is 9 West 57th Street, 39th Floor, New York, New York 10019. OZ Management, L.L.C.’s shares reflect the beneficial ownership of:

•	2,266,025 shares of common stock and 7,382,953 shares of Series A convertible preferred stock held by OZ Master Fund, Ltd.
•	46,794 shares of common stock and 152,459 shares of Series A convertible preferred stock held by OZ Global Special Investments Master Fund, L.P.
•	28,716 shares of common stock and 93,560 shares of Series A convertible preferred stock held by GPC LVII, L.L.C.
•	27,768 shares of common stock and 90,472 shares of Series A convertible preferred stock held by Fleet Maritime, Inc.
(16)	The business address of Glenview Capital Management, LLC is 767 Fifth Avenue, 44th Floor, New York, New York 10153.
(17)

Information based on Schedule 13G filed by Citigroup Global Markets, Inc., Citigroup Financial Products, Inc., Citigroup Global Markets Holdings, Inc. and Citigroup, Inc. The business address of Citigroup Global Markets, Inc. is 390 Greenwich Street, 5th Floor, New York, New York 10013.

(18)	The business address of Kings Road Investments, LTD. is 598 Madison Avenue, 14th Floor, New York, New York 10022.
(19)

Each of the noted investors may not convert any of their Series A convertible preferred stock into our common stock to the extent that after giving effect to such conversion, the investor would have acquired, through conversion of the Series A convertible preferred stock or otherwise, beneficial ownership of shares of our common stock in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such conversion. Each investor may elect to: (i) apply any percentage between 4.99% and 9.99% instead of 9.99%; or (ii) waive such limitation in whole or in part permanently or temporarily upon 65 days notice.

(20)

Adage Capital Partners GP, LLC has elected to opt out of the Series A convertible preferred stock conversion limitations set forth in note 19 to this table. However, Adage Capital Partners GP, LLC may elect to be subject to the conversion limitations if it sends written notice to us stating that it has elected to be subject to these provisions.

The following table sets forth information regarding the percentage of our outstanding common stock owned immediately after the private placement by each stockholder shown in the above table who owns founding director or public warrants, all of which will become exercisable upon completion of the GFA merger. The table assumes that each named stockholder (but not any other named stockholder) exercised all of the warrants held by such stockholder individually. The numbers shown in this table are included for the applicable holder and for all directors and executive officers as a group in the above beneficial ownership table.

Beneficial Owner	Number of Warrants	Percentage of Outstanding Common Stock After Private Placement (including Warrants)
Stephen B. Hughes(1)	448,529	3.47%
James E. Lewis(1)	448,529	2.78%
Robert J. Gillespie(1)	29,412	* %
William E. Hooper(1)	14,706	* %
Robert F. McCarthy(1)	29,412	* %
Glenhill Advisors, L.L.C and Glenn J. Krevlin(2)	2,500,000	12.90%
O.S.S. Capital Management LP and Oscar S. Schafer(2)	1,875,000	7.87%
Citigroup Global Markets, Inc.(2)	451,436	9.84%
All directors and executive officers as a group (seven individuals)	970,558	7.32%

(1)	The founding director warrants were purchased by our founding directors, certain other directors and a senior advisor in our initial public offering at a price of $1.70 per warrant. Each warrant will be exercisable to purchase one share of our common stock at the same time as the public warrants described in note (2) to this table. These warrants are not transferable or salable until we complete a business combination, and will be non-redeemable so long as these persons hold such warrants. The warrants will expire at 5:00 p.m., New York time, on December 16, 2009 or earlier upon redemption.
(2)	The public warrants were purchased by investors in our initial public offering and have an exercise price of $6.00 per warrant. Each public warrant is exercisable to purchase one share of common stock. The public warrants become exercisable on the later of: (i) the completion of our initial business combination, or (ii) December 16, 2006. The public warrants will expire at 5:00 p.m., New York time, on December 16, 2009 or earlier upon redemption.

Escrowed Common Stock

All of the shares of our common stock outstanding prior to the date of our initial public offering have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. The shares of common stock are subject to release from escrow in two equal increments:

•	1,595,105 shares on December 16, 2008; and

•

1,595,105 shares after we have completed an initial business combination and the last sale price of our common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period beginning after we complete our initial business combination.

The escrowed shares are eligible for release from escrow prior to the dates described above on:

•	our liquidation; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating an initial business combination.

The GFA merger and the related financing will not have the effect of releasing shares from escrow. The certificates representing shares currently in escrow may be replaced by certificates representing the shares of the renamed entity.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities, except to their spouses and children or trusts established for their benefit, but will retain all other rights as Boulder stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders who owned shares of our common stock prior to our initial public offering will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our common stock, warrants and units are quoted on the OTC Bulletin Board under the symbols BSDB, BSDBW and BSDBU, respectively. Each unit consists of one share of common stock and one redeemable common stock purchase warrant, which we sometimes refer to as a “public warrant.”. The public warrants became separable from our common stock on January 23, 2006. See “Description of Securities – Existing Public Warrants and Founding Director Warrants” for a description of the public warrants.

The closing prices per share of common stock, per warrant and per unit on September 22, 2006, the last trading day before the announcement of the execution of the merger agreement, were $7.46, $1.10 and $8.47, respectively. Prior to January 23, 2006, there was no established public trading market for our common stock.

There is no established public trading market for the securities of GFA Holdings, Inc.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low sales prices of our common stock, warrants and units as quoted on the OTC Bulletin Board. The quotations listed below reflect inter-dealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

	OTC Bulletin Board
	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low
December 16 – 31, 2005 (1)	n/a	n/a	n/a	n/a	$9.00	$8.00
2006 First Quarter	$7.80	$7.60	$1.45	$.80	$9.15	$8.40
2006 Second Quarter	$8.20	$7.50	$1.83	$1.16	$10.10	$8.45
2006 Third Quarter	$7.65	$7.45	$1.65	$.90	$9.20	$8.40
2006 Fourth Quarter	$8.60	$7.45	$2.69	$1.10	$11.35	$8.40
January 1 – March 16, 2007	$9.50	$8.15	$3.35	$2.15	$12.90	$10.30

(1)	Our units began trading on the OTC Bulletin Board on December 16, 2005. Our common stock and warrants became separable on January 23, 2006.

We have agreed to apply to list our common stock on the NASDAQ Capital Market on or promptly after the date of the closing of the merger. We have also agreed to apply to designate the Series A convertible preferred stock as Portal Trading Securities with the PORTAL Market of the NASDAQ Stock Market, Inc., to the extent the shares are eligible for such designation. We cannot assure you, however, that any these securities will be approved for listing, or if approved, will continue to be so listed.

Upon consummation of the merger, GFA Holdings, Inc. will become our wholly-owned subsidiary, and our name will be changed to “Smart Balance, Inc.” We anticipate seeking to change our trading symbols to reflect the name change, assuming its approval.

Holders

As of March 1, 2007, there was one holder of record of our units, 24 holders of record of our common stock and one holder of record of our public warrants.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. Our restated certificate of incorporation that will become effective upon the closing of the private placement will prohibit the payment of dividends on our common stock unless we have paid all accrued but unpaid dividends on our Series A convertible preferred stock issued in the private placement. Our secured debt financing will prohibit the payment of any cash dividends. Furthermore, our board of directors presently intend to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends on our Series A convertible preferred stock or common stock in the foreseeable future.

DESCRIPTION OF SECURITIES

General

The following description summarizes the material terms of our capital stock, including the Series A convertible preferred stock that we propose to issue in the private placement discussed in Proposal 2. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our certificate of incorporation and bylaws and to the applicable provisions of the Delaware General Corporation Law, as well as the proposed restated certificate of incorporation that is discussed in Proposal 3 and attached as Annex “F” and the form of stock subscription warrant for the private placement that is discussed in Proposal 2 and attached as Annex “E.”

Common Stock

Our certificate of incorporation currently authorizes 75,000,000 shares of common stock. In Proposal 3, we are seeking to increase the number of authorized shares of common stock to 250,000,000 shares.

Holders of common stock currently have exclusive voting rights for the election of our directors and all other matters requiring stockholder action. However, if the amendment and restatement of our certificate of incorporation is approved, holders of Series A convertible preferred stock will be entitled to vote on an as-converted basis together with the holders of common stock. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. After the GFA merger is completed, if ever, or upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation preference of any shares of preferred stock at the time outstanding.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of our common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that holders of our common stock issued in our initial public offering have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest if they vote against the GFA merger and the merger is approved and completed. Those stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any public warrants they own.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, including our Series A convertible preferred stock, when issued.

Preferred Stock

Our current certificate of incorporation provides that up to 1,000,000 shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series. Our board of directors currently may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

The underwriting agreement for our initial public offering prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination and intend to do so to fund the GFA merger. We have no preferred stock outstanding at the date hereof.

Series A Convertible Preferred Stock

If Proposal 3 is approved, the total number of shares of preferred stock that we will have authority to issue will be increased from 1,000,000 to 50,000,000, of which 15,388,889 shares will be designated as Series A convertible preferred stock. The Series A convertible preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank senior to our common stock. Holders of the Series A convertible preferred stock will not be entitled to preemptive or other subscription rights. The following summary of the material terms and provisions of the Series A convertible preferred stock does not purport to be complete and is qualified in its entirety by reference to our proposed restated certificate of incorporation, which will designate the Series A convertible preferred stock. We urge you to read this document, which is attached as Annex “F,” because it, rather than this description, defines the rights of a holder of the Series A convertible preferred stock.

Dividends

Dividends on the Series A convertible preferred stock will be cumulative and will compound from the closing date of the private placement described in Proposal 2, which we sometimes refer to as the date of original issuance, at the annual rate of 8% (multiplied times the $9.00 per share purchase price) and will be payable quarterly when and as declared by our board of directors. Beginning five years after the date of original issuance and at the end of each calendar quarter thereafter, the dividend rate will increase at the rate of 0.25% until the dividend rate equals 11%. Beginning seven years after the date of issuance:

•	the annual dividend rate will increase to 15% for each quarter thereafter for which we fail to declare and pay dividends in full in cash, and

•	the annual dividend rate will be fixed at 15% if we fail thereafter to declare and pay dividends in cash for three consecutive quarters.

No dividends may be declared or paid on any common stock, nor may we redeem any common stock, subject to limited exceptions, until we have paid all accrued dividends on the Series A convertible preferred stock in cash. If we pay any dividend or distribution on the common stock, the holders of the Series A convertible preferred stock also will be entitled to receive such dividend or distribution on an as-converted basis.

Liquidation Preference

Holders of the Series A convertible preferred stock will have a liquidation preference in the amount of $9.00 per share plus accrued but unpaid dividends. If a “Liquidation” occurs before the fifth anniversary of the date original issuance of the Series A convertible preferred stock, the liquidation preference will include a premium calculated assuming that the Liquidation occurred on the last day of the quarterly dividend period on or after the fifth anniversary. If our assets are not sufficient to pay the liquidation preference of the Series A convertible preferred stock in full, the holders of the Series A convertible preferred stock will share pro rata in any distribution based on the relative amounts of their respective liquidation preferences, and no distributions will be made to the holders of common stock. However, the holders of Series A convertible preferred stock will participate in liquidating distributions on an as-converted basis, if by so doing the amount they receive would be greater than their liquidation preference. A “Liquidation” is defined as:

(1) a voluntary or involuntary liquidation, dissolution or winding up;

(2) a sale of all or substantially all our assets;

(3) the sale or other transfer of outstanding shares of our capital stock to a purchaser and its affiliates and/or a group of purchasers and their affiliates acting in concert, or a merger or consolidation, in each case under circumstances in which the holders of the voting power of our outstanding capital stock immediately before the transaction (other than the investors in the private placement) own less than 50% of the voting power of our outstanding capital stock, the surviving or resulting corporation or the acquirer, as the case may be, immediately after the transaction; or

(4) any other transaction or series of transactions as a result of which a single person (or investors in the private placement) acquires a majority of our outstanding voting power.

Optional Conversion at Holder’s Election

The Series A convertible preferred stock will be convertible at any time, at the option of the holder, into the number of shares of common stock arrived at by dividing $9.00 per share (which is the initial conversion price) into the per share liquidation preference of $9.00 per share, plus accrued but unpaid dividends. To the extent that dividends accrue but are not paid, the number of shares of common stock issuable upon conversion of the Series A convertible preferred stock will increase.

The securities purchase agreement permits an investor to elect to be subject to article IV, section 9(l), of the restated certificate of incorporation that limits the number of shares of common stock that may be acquired upon conversion of Series A convertible preferred stock to the number that would not cause the holder to beneficially own more than 9.99% of our outstanding common stock immediately after the conversion. An investor may elect to reduce this threshold to 4.99%, or any other percentage between 4.99% and 9.99%, and to waive, temporarily or permanently, any of these limitations, upon 65 prior days’ notice to us.

Adjustments to Conversion Rate

The conversion price will decrease, and the number of shares of common stock issuable upon conversion will therefore increase, if we become subject to penalties for delays in taking actions required by the investors relating to the listing of our common stock or the Series A convertible preferred stock or the registration of the shares of common stock issued or issuable in connection with the private placement. If we:

(1) do not designate the Series A convertible preferred stock as Portal Trading Securities with the PORTAL Market of the NASDAQ Stock Market, Inc., to the extent the Series A convertible preferred stock is eligible for such designation, by 14 days after the closing (as required by section 4.13 of the securities purchase agreement);

(2) do not file to list our common stock on the NASDAQ Global Market or the NASDAQ Capital Market or the American Stock Exchange by 14 days after the closing;

(3) do not so list our common stock by 90 days after the closing;

(4) do not file a registration statement under the Securities Act for the resale of the shares of common stock issued or issuable to the investors in the private placement by the 14th day after the closing (or file the registration statement without affording the investors in the private placement the opportunity to review and comment, to the extent required in the registration rights agreement attached as Annex “D”);

(5) do not have the registration statement declared effective by the earlier of (i) the 44th calendar day following the closing (the 74th calendar day in the event of a full review by the SEC) and (ii) the fifth business day after the SEC advises us that the registration statement will not be reviewed or is no longer subject to further review and comment); or

(6) do not cause the registration statement to remain effective for the period required by the registration rights agreement, or if investors are not permitted to utilize the registration statement to resell shares for 45 consecutive days or for more than an aggregate of 90 days during any 12-month period, then the conversion price will be reduced by 1% on each 90th day anniversary of the default, if the default has not been cured, subject to a maximum total reduction of 9%. In no event will a holder of Series A convertible preferred stock be entitled to a cash adjustment in lieu of these adjustments to the conversion price.

The conversion price will also be reduced if and to the extent that the shares of common stock issuable upon conversion of the Series A convertible preferred stock represent less than 22.2508% of our common stock on a fully diluted basis immediately after the closing of the private placement, based upon our representations and warranties to the investors as to our capitalization at that time. We do not believe that this particular adjustment will be required. The conversion price also will be subject to typical anti-dilution adjustments in the event of stock splits, stock dividends and similar events, and will be entitled to anti-dilution protection, subject to limited exceptions (including an exception for up to 9,650,000 options issued to employees, directors or consultants under a board-approved option plan), for issuances of common stock at a price below the conversion price then in effect or the average closing price of the common stock over the 30-day period ending three days before the date of determination. The anti-dilution adjustments will be made on a weighted average basis, which means that the number of shares sold at such price will be taken into account in adjusting the conversion price.

See article IV, section 9, of the restated certificate of incorporation attached as Annex “F,” for additional information about these anti-dilution adjustments to the conversion price.

Mandatory Conversion

Conversion of all, or a portion of (but not less than 20% of the then outstanding) Series A convertible preferred stock will be mandatory, at the conversion price then in effect, upon the first to occur of:

(1) the election to convert by holders of at least a majority of the Series A convertible preferred stock, or

(2) our election to force a conversion if (i) a registration statement for the resale of the common stock issuable upon conversion of the Series A convertible preferred stock is effective, (ii) we have also elected to redeem all the public warrants that we sold in our initial public offering, and (iii) the last sales price of our common stock has been at least $11.50 per share, if before three years after the date of original issuance of the Series A convertible preferred stock, or at least $12.50 per share on each of 20 trading days within any 30-trading day period ending on the third business day before we provide notice of our election to force the conversion of the Series A convertible preferred stock, if more than three years after the date of original issuance.

If we elect to exercise our right to force conversion within three years of the date of original issuance, the number of shares of common stock issued on conversion will be calculated assuming that the redemption occurs on the last date of the dividend period to occur on or after such third-year anniversary.

Our right to force conversion will be limited to the extent that conversion would require the holder of the shares of Series A convertible preferred stock subject to forced conversion to make filings under the HSR Act or other laws concerning competition.

Redemption

We will have the right to redeem all or a portion of (but not less than 20% of the then outstanding) Series A convertible preferred stock at any time after issuance, out of funds legally available for that purpose and subject to compliance with restrictions on redemptions imposed by our lenders, for a cash amount equal to the liquidation preference of $9.00 per share, plus accrued but unpaid dividends. However, if the redemption occurs prior to five years after the date of original issuance of the Series A convertible preferred stock, the redemption price will include a premium calculated assuming that the redemption occurs on the last day of the quarterly dividend period to occur on or after such fifth-year anniversary.

Section 4.14 of the securities purchase agreement and article IV, section 7, of the restated certificate of incorporation defer our right to redeem shares of Series A convertible preferred stock to the extent that a redemption would (i) cause the investor whose shares are being redeemed to recognize dividend income under the Internal Revenue Code, (ii) result in a matching transaction for an investor subject to the short swing insider trading provisions of section 16 of the Exchange Act, or (iii) require the investor to make filings under the HSR Act or other laws concerning competition.

Voting Rights

Holders of the Series A convertible preferred stock will be entitled to vote on an as-converted basis together with the holders of common stock (without regard to any 4.99% to 9.99% limitation on conversion described above to which investors may elect to be subject), and not separately as a class except as required by law or by the restated certificate of incorporation. So long as the number of outstanding shares of Series A convertible preferred stock is at least 12.5% of the total number of shares of Series A convertible preferred stock issued at the closing of the private placement, without the consent of the holders of a majority of such shares then outstanding, we may not undertake various corporate actions, including the following:

(1) incur or refinance any debt (with limited exceptions, including debt permitted at the time of the closing of the private placement) or modify any agreements relating to permitted debt;

(2) issue any equity securities (with limited exceptions, including up to 9,650,000 options issued to employees, directors or consultants under a board-approved option plan);

(3) enter into, amend or terminate the material terms of any contract with any related party;

(4) take any action that could result in a Liquidation, as that term is defined above (other than a chapter 11 proceeding);

(5) make acquisitions or investments or dispositions of assets that exceed threshold amounts;

(6) change the certificate of incorporation in a manner that adversely affects the Series A convertible preferred stock or take any action that impairs our ability to honor the rights and preferences of the Series A convertible preferred stock; or

(7) make any change in accounting methods or policies (other than as required by GAAP), or any change in auditors.

Description of Warrants Proposed to be Issued in the Private Placement

Investors in the private placement will receive one warrant to purchase our common stock for each share of Series A convertible preferred stock that they buy in the private placement. We refer to these warrants as the “investor warrants.” The form of the investor warrant is attached as Annex “E” and incorporated herein by reference.

The purpose of the investor warrants is to allow the holder to participate in the growth of our company after any redemption by us of the related shares of Series A convertible preferred stock. Each investor warrant will become exercisable upon the redemption of the related share of Series A convertible preferred stock, at an exercise price equal to the conversion price of the Series A convertible preferred stock in effect on the redemption date. Each investor warrant will be exercisable thereafter until the later of (1) ten years after issuance, or (2) five years after the investor warrant first becomes exercisable, for such number of shares of common stock into which such redeemed share of preferred stock is then convertible.

Absent any adjustments to the conversion price of the Series A convertible preferred stock, the exercise price of the warrants would be $9.00 per share. After the investor warrants become exercisable, the exercise price of the investor warrants will be subject to the same adjustment provisions that would have applied to the conversion price of the Series A convertible preferred stock had the Series A convertible preferred stock not been redeemed, including penalty adjustments (for defaults such as failure to keep the Securities Act registration statement relating to the underlying warrant shares effective) and anti-dilution adjustments. The exercise price may be paid in cash, or by reducing the number of shares otherwise issuable to the holder, based on the average closing price of our common stock during the 30-day period ending three days before the notice of election of a cashless exercise. If that average closing price is less than the exercise price of an investor warrant on the expiration date of the warrant but the holder has not yet exercised the warrant, the investor warrant will be deemed automatically exercised in a cashless exercise on the expiration date.

The securities purchase agreement permits an investor to elect to be subject to section 3(g) of the investor warrant, which limits the number of shares of common stock issuable upon exercise of the investor warrant to the number that would not cause the holder to beneficially own more than 9.99% of our outstanding common stock immediately after the exercise. An investor may elect to reduce this threshold to 4.99%, or any other percentage between 4.99% and 9.99%, and to waive, temporarily or permanently, any of these limitations, upon 65 prior days’ notice to us.

The investor warrants may be transferred separately from the Series A convertible preferred stock to which they relate, but only in compliance with applicable securities laws. We do not anticipate that there will be a trading market for the investor warrants.

Existing Public Warrants and Founding Director Warrants

We currently have outstanding 12,760,840 warrants that we issued in connection with our initial public offering in December 2005. We refer to these warrants as the “public warrants.” Each public warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the GFA merger; or

•	December 16, 2006.

The public warrants will expire on December 16, 2009 at 5:00 p.m., New York time.

Once the public warrants become exercisable, we may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption to each public warrant holder; and

•

if, and only if, the reported last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to public warrant holders.

We have established these redemption criteria to provide public warrant holders with a significant premium to our initial public warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his or her public warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the public warrant exercise price after the redemption notice is issued.

The public warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as public warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the public warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the public warrants will not be adjusted for issuances of common stock at a price below the public warrant exercise price.

No public warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable on exercise of the public warrants is current and the common stock has been registered, qualified or deemed to be exempt under the securities laws of the state in which a holder resides. Under the warrant agreement, we have agreed to the imposition of these conditions and to use our best efforts to maintain a current prospectus relating to the common stock issuable on exercise of the public warrants until the public warrants expire or are redeemed.

Messrs. Hughes and Lewis, certain of our other directors and a senior advisor purchased an aggregate of 1,000,000 warrants from us at a price of $1.70 per warrant on closing of our initial public offering. The founding director warrants have terms and provisions that are identical to the public warrants, except that the founding director warrants (1) will not be transferable or salable by the purchasers who initially purchased these warrants from us unless we complete the GFA merger, (2) will be non-redeemable so long as these persons hold such warrants, and (3) were purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement, or if an exemption from registration is then available. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes. The non-redemption provision does not apply to public warrants purchased in connection with our initial public offering or in open market transactions by Messrs. Hughes and Lewis or the other purchasers, if any.

STOCKHOLDER PROPOSALS

Regardless of whether the GFA merger is completed, our 2007 annual meeting of stockholders will be held on or about April [    ], 2007, unless the date is changed by our board of directors. Stockholders who intend to have a proposal considered for inclusion in our proxy materials to be distributed by us in connection with our 2007 annual meeting must submit the written proposal to us no later than December [    ], 2006. In accordance with Section 2.14 of our bylaws, stockholder proposals received by us after March     , 2007 will not be considered at the 2007 annual meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

REGISTERED PUBLIC ACCOUNTING FIRM AND INDEPENDENT AUDITOR

Our annual financial statements included in this proxy statement have been audited by Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”), registered public accounting firm, to the extent and for the periods set forth in their report included in this proxy statement. We expect representatives of EKS&H to be present at the special meeting or available by telephone with an opportunity to make statements and to respond to appropriate questions.

GFA’s annual financial statements included in this proxy statement have been audited by McGladrey & Pullen, LLP, independent auditor, to the extent and for the periods set forth in their report included in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. To read or obtain copies of our SEC filings, you may visit the SEC in person, request the documents in writing at prescribed rates or view our filings on the SEC website at:

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

(800) SEC-0330

www.sec.gov

You may also visit our website at www.boulderspecialtybrands.com.

Statements contained in this proxy statement, or any Annex to this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other Annex attached to this proxy statement.

All information contained in this proxy statement relating to Boulder has been supplied by Boulder, and all information relating to GFA has been supplied by GFA. Information provided by either of Boulder or GFA does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement, or if you have questions about any of the proposals to be voted on at the special meeting, you should contact:

Boulder Specialty Brands, Inc.

Attn: Stephen B. Hughes

6106 Sunrise Ranch Drive

Longmont, Colorado, 80503

(303) 682-1982

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the GFA merger and related transactions described in this proxy statement, pursuant to which our wholly-owned subsidiary will merge with and into GFA Holdings, with GFA Holdings becoming our wholly-owned subsidiary.

Pursuant to the merger agreement, GFA stockholders will be paid an aggregate of $465 million in cash (which includes the assumption of post-closing bonus payments, net of tax benefits), subject to adjustment as provided in the merger agreement. The merger consideration will be paid with: (i) up to $101 million of cash currently held in a trust account established in connection with our initial public offering; (ii) the net proceeds of a private placement of $246 million, consisting of the sale 14,410,188 shares of our common stock at a price of $7.46 per share and 15,388,889 shares of convertible Series A convertible preferred stock and investor warrants at a combined price of $9.00 per share/warrant; and (iii) up to $170 million of proceeds from our secured debt financing of $180 million. The private placement and the secured debt financing, which are described elsewhere in this proxy statement, will be completed simultaneously with the closing of the GFA merger.

The merger agreement also provides that if any of our stockholders vote against the GFA merger and elect to have their shares converted into cash, we, at our option, may elect, in lieu of paying up to $10 million in cash consideration otherwise payable to TSG4, L.P. to issue Boulder common stock priced at $7.46 per share, or up to 1,340,482 shares. Our option will only apply to the first $10 million of any initial public offering shares converted.

The accompanying unaudited pro forma condensed consolidated balance sheet combines the historical balance sheets of GFA Holdings, Inc. and subsidiaries, which we refer to collectively as GFA, as of December 31, 2006 and Boulder as of December 31, 2006, under the purchase method of accounting, giving effect to the GFA merger and related transactions as if they had occurred on December 31, 2006. The accompanying unaudited pro forma condensed consolidated statements of operations combine the historical statements of operations of GFA for the period from January 1, 2006 to December 31, 2006, and Boulder from the period from January 1, 2006 to December 31, 2006, giving effect to the GFA merger and related transactions as if they had occurred at the beginning of applicable period.

The following unaudited pro forma condensed consolidated financial statements have been prepared using two levels of assumptions with respect to the number of outstanding shares of our common stock, as follows:

(i) Assuming no conversions – this presentation assumes that none of our stockholders holding shares sold in our initial public offering vote against the merger and convert their shares into a pro rata portion of the trust account; and

(ii) Assuming maximum conversions – this presentation assumes that holders of 19.99% of our stock sold in our initial public offering vote against the merger and convert their shares into a pro rata portion of the trust account.

Each of the pro forma condensed consolidated balance sheets showing the effect of the GFA merger and related transactions on us is followed by a separate pro forma balance sheet showing the adjustments made to GFA’s own consolidated balance sheet in connection with the merger, before combining GFA’s consolidated balance sheet with our own balance sheet. The total column “GFA Pro Forma” represents the fair value of the assets purchased and liabilities assumed, subject to the finalization of the purchase price allocation for actual transaction costs, finalization of working capital adjustments and completion of appraisals of the tangible and intangible assets of GFA. Each of the pro forma condensed consolidated statements of operations showing the effect of the GFA merger and related transactions on us.

The unaudited pro forma condensed consolidated financial statements are based on the estimates and assumptions that we believe are reasonable and that are set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. We are providing this information to you to aid in your analysis of the financial aspects of the GFA merger and related transactions. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that we would have reported had the merger, the private placement and the secured debt financing been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition. The unaudited pro forma condensed financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and the accompanying notes and with the historical consolidated financial statements and the accompanying notes of GFA for the year ended December 31, 2006, which are included elsewhere in this proxy statement.

Assuming No Conversions

Unaudited Pro Forma Condensed Consolidated Balance Sheets

December 31, 2006

	Boulder	Private Placement		Pro Forma GFA	Closing Transaction		Consolidation Entry		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$569,142	$406,000,000	[1,2,3]	—	$(375,550,224	)C			$3,236,918
	—	(4,450,000)[4]		—	$(23,332,000	)D			—
Investments held in trust—restricted	101,073,611			—	(101,073,611	)C			—
Investments	—			5,373,011					5,373,011
Accounts receivable, net	—			8,713,726					8,713,726
Inventories	—			5,530,149					5,530,149
Accrued interest receivable in trust	141,260			—					141,260
Prepaid and other current assets	354,077			9,008,498					9,362,575
Deferred tax asset	555,283			1,015,599					1,570,882

Total current assets	102,693,373	401,550,000		29,640,983	(499,955,835)		—		33,928,521

Property and equipment, net				165,774					165,774

Investment in subsidiary					457,725,800	C	(457,725,800	)Z	—

Other assets	—			—					—
Goodwill	—			313,441,794					313,441,794
Other intangibles	—			161,000,000					161,000,000
Deferred financing costs, net	—	4,450,000	[4]	—					4,450,000
Deferred acquisition costs	3,589,990			—					3,589,990
Other assets	800			64,982					65,782

Total other assets	3,590,790	4,450,000		474,506,776	—		—		482,547,566

Total assets	$106,284,163	$406,000,000		$504,313,533	$(42,230,035)		$(457,725,800)		$516,641,861

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$4,798,884			$36,313,029	$(23,332,000	)D			$17,779,913
Current maturities of long-term debt	—			—					—
Advances from stockholders	206,276			—					206,276
Deferred underwriting fees	3,573,035			—	(3,573,035	)C			—
Deferred income taxes	—			—					—
Income taxes payable	—			3,473,400					3,473,400
Derivative liabilities	32,284,925	8,470,748	[5]						40,755,673

Total current liabilities	40,863,120	8,470,748		39,786,429	(26,905,035)				62,215,262
Long term debt		160,000,000	[3]						160,000,000
Deferred income taxes	—			6,801,304	—				6,801,304
Common stock, subject to possible conversion	19,661,116			—	(19,661,116	)A			—
Preferred stock, subject to possible conversion		138,498,461	[2]	—	—				138,498,461
Deferred interest income	432,623			—	(432,623	)B			—

Commitments and contingencies

Stockholders’ equity	—			—					—
Preferred stock		1,539	[2]	—					1,539
Common stock	1,595	1,441	[1]	617			(617	)Z	3,036
Additional paid-in capital	59,741,972	99,027,811	[1,5]	445,856,728	4,336,116	A,C	(445,856,728	)Z	163,105,899
Retained earnings	(14,416,263)			11,868,455	432,623	B	(11,868,455	)Z	(13,983,640)

Total stockholders’ equity	45,327,304	99,030,791		457,725,800	4,768,739		(457,725,800)		149,126,834

Total liabilities and stockholders’ equity	$106,284,163	$406,000,000		$504,313,533	$(42,230,035)		$(457,725,800)		$516,641,861

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Assuming No Conversions

Unaudited GFA Pro Forma Condensed Consolidated Balance Sheets

December 31, 2006

	GFA	Closing Adjustments	Purchase Price Adjustments		GFA Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$2,373,011	$(2,373,011)[a]			$—
Investments	7,725,000	(2,351,989)[a]			5,373,011
Accounts receivable, net	8,713,726				8,713,726
Inventories	5,530,149				5,530,149
Prepaid expenses and other	121,314		8,887,184	BB	9,008,498
Deferred taxes	1,015,599				1,015,599

Total current assets	25,478,799	(4,725,000)	8,887,184		29,640,983

Property and equipment, net	165,774				165,774

Other Assets:
Goodwill	75,213,104		238,228,690	AA	313,441,794
Other intangibles	17,000,000		144,000,000	AA	161,000,000
Deferred financing costs, net of accumulated amortization	953,956	(953,956)[a]			—
Security deposits and other	64,982				64,982

Total other assets	93,232,042	(953,956)	382,228,690		474,506,776

Total assets	$118,876,615	$(5,678,956)	$391,115,874		$504,313,533

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current maturities of long term debt	$4,725,000	$(4,725,000)[a]			$—
Accounts payable and accrued expenses	12,981,029		23,332,000	BB	36,313,029
Due to related party	2,959,614		(2,959,614	)BB	—
Income taxes payable	3,473,400				3,473,400

Total current liabilities	24,139,043	(4,725,000)	20,372,386		39,786,429

Deferred taxes	6,801,304				6,801,304

Shareholder’s Equity:
Common stock	617				617
Additional paid in capital	63,628,038		382,228,690	AA	445,856,728
Retained earnings	24,307,613	(953,956)[a]	(11,485,202	)BB	11,868,455

Total shareholder’s equity	87,936,268	(953,956)	370,743,488		457,725,800

Total liabilities and shareholder’s equity	$118,876,615	$(5,678,956)	$391,115,874		$504,313,533

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Assuming No Conversions

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2006

	Boulder	GFA	Pro Forma Adjustments		Pro Forma Combined
Net Sales	$—	$160,560,549			$160,560,549
Cost of goods sold		70,602,624			70,602,624

Gross profit		89,957,925			89,957,925

Operating expenses
Selling, general and administrative		64,777,466	4,066,667	aa	68,844,133
Formation and operating costs	1,924,602				1,924,602
Expenses settled with founders stock					—

Total operating expenses	1,924,602	64,777,466	4,066,667		70,768,735

Operating income (loss)	(1,924,602)	25,180,459	(4,066,667)		19,189,190

Other income (expense)
Interest and dividend income	4,220,026	462,295	(4,682,321	)ff,gg	—
Interest expense		(2,166,209)	(12,573,585	)bb,dd,ff	(14,739,794)
(Loss) on derivative liability	(15,266,445)	—	(613,963	)ee	(15,880,408)
Other income (expense)	—	201,367			201,367

Total other income (expense)	(11,046,419)	(1,502,547)	(17,869,869)		(30,418,835)

Income (loss) before income taxes	(12,971,021)	23,677,912	(21,936,536)		(11,229,645)
Income tax expense	808,140	9,577,112	(8,524,947	)cc	1,860,305

Net income (loss)	$(13,779,161)	$14,100,800	$(13,411,589)		$(13,089,950)

Net income (loss per share)—basic					$(0.46)

—diluted					$(0.46)

Weighted average shares outstanding—basic					28,766,133

—diluted					28,766,133

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Assuming Maximum Conversions

Unaudited Pro Forma Condensed Consolidated Balance Sheets

December 31, 2006

	Boulder	Private Placement		Pro Forma GFA	Closing Transaction		Consolidation Entry		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$569,142	$416,000,000	[1,2,3]		$(385,644,218	)A,B,C			$3,142,924
		(4,450,000)[4]			$(23,332,000	)D
Investments held in trust—restricted	101,073,611				(101,073,611	)C			—
Investments				5,373,011					5,373,011
Accounts receivable, net				8,713,726					8,713,726
Inventories				5,530,149					5,530,149
Accrued interest receivable in trust	141,260								141,260
Due from related party									—
Prepaid and other current assets	354,077			9,008,498					9,362,575
Deferred tax asset	555,283			1,015,599					1,570,882

Total current assets	102,693,373	411,550,000		29,640,983	(510,049,829)		—		33,834,527

Property and equipment, net		—		165,774					165,774

Investment in subsidiary				—	457,725,800	C	(457,725,800	)Z	—

Other assets
Goodwill				313,441,794					313,441,794
Other intangibles				161,000,000					161,000,000
Deferred financing costs, net		4,450,000	[4]	—					4,450,000
Deferred acquisition costs	3,589,990			—					3,589,990
Other assets	800			64,982					65,782

Total other assets	3,590,790	4,450,000		474,506,776	—		—		482,547,566

Total assets	$106,284,163	$416,000,000		$504,313,533	$(52,324,029)		$(457,725,800)		$516,547,867

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$4,798,884			$36,313,029	$(23,332,000	)D			$17,779,913
Advances from stockholders	206,276			—					206,276
Deferred underwriting fees	3,573,035			—	(3,573,035	)C			—
Deferred income taxes				—					—
Income taxes payable				3,473,400					3,473,400
Derivative liabilities	32,284,925	8,470,748	[5]	—	—				40,755,673

Total current liabilities	40,863,120	8,470,748		39,786,429	(26,905,035)		—		62,215,262
Long term debt	—	170,000,000	[3]						170,000,000
Deferred income taxes	—			6,801,304					6,801,304
Common stock, subject to possible conversion	19,661,116				(19,661,116	)A			—
Preferred stock, subject to possible conversion		138,498,461	[2]						138,498,461
Deferred interest income	432,623				(432,623	)B			—

Commitments and contingencies

Stockholders’ equity
Preferred stock	—	1,539	[2]						1,539
Common stock	1,595	1,441	[1]	617	(121	)A,C	(617	)Z	2,915
Additional paid-in capital	59,741,972	99,027,811	[1,5]	445,856,728	(5,325,134	)C	(445,856,728	)Z	153,444,649
Retained earnings	(14,416,263)			11,868,455	—		(11,868,455	)Z	(14,416,263)

Total stockholders’ equity	45,327,304	99,030,791		457,725,800	(5,325,255)		(457,725,800)		139,032,840

Total liabilities and stockholders’ equity	$106,284,163	$416,000,000		$504,313,533	$(52,324,029)		$(457,725,800)		$516,547,867

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Assuming Maximum Conversions

Unaudited GFA Pro Forma Condensed Consolidated Balance Sheets

December 31, 2006

	GFA	Closing Adjustments	Purchase Price Adjustments		GFA Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$2,373,011	$(2,373,011)[a]			$—
Investments	7,725,000	(2,351,989)[a]			5,373,011
Accounts receivable, net	8,713,726				8,713,726
Inventories	5,530,149				5,530,149
Prepaid expenses and other	121,314		8,887,184	BB	9,008,498
Deferred taxes	1,015,599	—			1,015,599

Total current assets	25,478,799	(4,725,000)	8,887,184		29,640,983

Property and equipment, net	165,774				165,774

Other Assets:
Goodwill	75,213,104		238,228,690	AA	313,441,794
Other intangibles	17,000,000		144,000,000	AA	161,000,000
Deferred financing costs, net of accumulated amortization	953,956	(953,956)[a]			—
Security deposits	64,982				64,982

Total other assets	93,232,042	(953,956)	382,228,690		474,506,776

Total assets	$118,876,615	$(5,678,956)	$391,115,874		$504,313,533

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current maturities of long term debt	$4,725,000	$(4,725,000)[a]			$—
Accounts payable and accrued expenses	12,981,029	—	23,332,000	BB	36,313,029
Due to related party	2,959,614		(2,959,614)		—
Income taxes payable	3,473,400				3,473,400

Total current liabilities	24,139,043	(4,725,000)	20,372,386		39,786,429

Deferred taxes	6,801,304				6,801,304

Shareholder’s Equity:
Common stock	617				617
Additional paid in capital	63,628,038		382,228,690	AA	445,856,728
Retained earnings	24,307,613	(953,956)[a]	(11,485,202	)BB	11,868,455

Total shareholder’s equity	87,936,268	(953,956)	370,743,488		457,725,800

Total liabilities and shareholder’s equity	$118,876,615	$(5,678,956)	$391,115,874		$504,313,533

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Assuming Maximum Conversions

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For The Year Ended December 31, 2006

	Boulder	GFA	Pro Forma Adjustments		Pro Forma Combined
Net Sales	$—	$160,560,549			$160,560,549
Cost of goods sold	—	70,602,624			70,602,624

Gross profit	—	89,957,925	—		89,957,925
Operating expenses
Selling, general and administrative	—	64,777,466	4,066,667	aa	68,844,133
Formation and operating costs	1,924,602				1,924,602
Expenses settled with founders stock					—

Total operating expenses	1,924,602	64,777,466	4,066,667		70,768,735

Operating income (loss)	(1,924,602)	25,180,459	(4,066,667)		19,189,190
Other income (expense)
Interest and dividend income	4,220,026	462,295	(4,682,321	)ff,gg	—
Interest expense		(2,166,209)	(13,411,340	)bb,dd,ff	(15,577,549)
(Loss) on derivative liability	(15,266,445)	—	(613,963	)ee	(15,880,408)
Other income (expense)	—	201,367			201,367

Total other income (expense)	(11,046,419)	(1,502,547)	(18,707,624)		(31,256,590)

Income (loss) before income taxes	(12,971,021)	23,677,912	(22,774,291)		(12,067,400)
Income tax expense	808,140	9,577,112	(8,860,049	)cc	1,525,203

Net income (loss)	$(13,779,161)	$14,100,800	$(13,914,242)		$(13,592,603)

Net income (loss per share)—basic					$(0.49)

—diluted					$(0.49)

Weighted average shares outstanding—basic					27,555,724

—diluted					27,555,724

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements:

I.    Basis of Pro Forma Presentation

On September 25, 2006, we entered into a merger agreement pursuant to which our subsidiary will merge into GFA Holdings, and GFA will become our wholly-owned subsidiary. Because we will have no other operating business following the merger, GFA will effectively become a public company at the conclusion of the merger.

On September 25, 2006, we entered into a securities purchase agreement with prospective investors that provides for the investors, simultaneously with the closing of the GFA merger, to purchase (1) 14,410,188 shares of our common stock at a price of $7.46 per share and (2) 15,388,889 shares of Series A convertible preferred stock and related warrants at a combined price of $9.00 per share/warrant, resulting in aggregate gross proceeds to us of approximately $246 million and net proceeds of approximately $234 million after the payment of placement fees to Citigroup Global Markets, Inc. and Banc of America Securities, LLC. The net proceeds will be used to fund a portion of the GFA merger consideration. In the event the merger proposal is not approved or the merger is not completed, the contemplated private placement will not be completed.

The private placement will consist of (1) 14,410,188 shares of our common stock, (2) 15,388,889 shares of our Series A convertible preferred stock (which will be authorized upon adoption of the proposed restated certificate of incorporation) that will bear cumulative preferential dividends payable quarterly at an initial compounded rate of 8% per annum, have an initial liquidation preference of $9.00 per share and will be convertible into common stock, at an initial conversion price of $9.00 per share, and (3) warrants that will be exercisable upon any redemption of the related shares of Series A convertible preferred stock, at an exercise price equal to the conversion price of the Series A convertible preferred stock in effect on the redemption date. We sometimes refer to the warrants that we propose to issue in the private placement as “investor warrants” to differentiate them from existing warrants held by our public stockholders, which we refer to as “public warrants,” and existing warrants purchased from us at the time of our initial public offering by some of our directors and a senior advisor, which we refer to as the “founding director warrants.”

If Proposal 3 is approved, the total number of shares of preferred stock that we will have authority to issue will be increased from 1,000,000 to 50,000,000, of which 15,388,889 shares will be designated as Series A convertible preferred stock. The Series A convertible preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank senior to our common stock. Holders of the Series A convertible preferred stock will not be entitled to preemptive or other subscription rights. The following summary of the material terms and provisions of the Series A convertible preferred stock does not purport to be complete and is qualified in its entirety by reference to our proposed restated certificate of incorporation, attached as Annex “F,” which will designate the Series A convertible preferred stock.

Dividends

Dividends on the Series A convertible preferred stock will be cumulative and will compound from the closing date of the private placement described in Proposal 2, which we sometimes refer to as the date of original issuance, at the annual rate of 8% (multiplied times the $9.00 per share purchase price) and will be payable quarterly when and as declared by our board of directors. Beginning five years after the date of original issuance and at the end of each calendar quarter thereafter, the dividend rate will increase at the rate of 0.25% until the dividend rate equals 11%. Beginning seven years after the date of issuance:

•	the annual dividend rate will increase to 15% for each quarter thereafter for which we fail to declare and pay dividends in full in cash, and

•	the annual dividend rate will be fixed at 15% if we fail thereafter to declare and pay dividends in cash for three consecutive quarters.

No dividends may be declared or paid on any common stock, nor may we redeem any common stock, subject to limited exceptions, until we have paid all accrued dividends on the Series A convertible preferred stock in cash. If we pay any dividend or distribution on the common stock, the holders of the Series A convertible preferred stock also will be entitled to receive such dividend or distribution on an as-converted basis.

Liquidation Preference

Holders of the Series A convertible preferred stock will have a liquidation preference in the amount of $9.00 per share plus accrued but unpaid dividends. If an event defined as a “Liquidation” occurs before the fifth anniversary of the date original issuance of the Series A convertible preferred stock, the liquidation preference will include a premium calculated assuming that the Liquidation occurred on the last day of the quarterly dividend period on or after the fifth anniversary. If our assets are not sufficient to pay the liquidation preference of the Series A convertible preferred stock in full, the holders of the Series A convertible preferred stock will share pro rata in any distribution based on the relative amounts of their respective liquidation preferences, and no distributions will be made to the holders of common stock. However, the holders of Series A convertible preferred stock will participate in liquidating distributions on an as-converted basis, if by so doing the amount they receive would be greater than their liquidation preference.

A liquidation also includes the sale or merger of the company with another entity in which shareholders of the company control less than 50 percent of the voting power of the surviving company. Under Emerging Issues Task Force Topic No. D-98, such a provision requires the preferred stock to be accounted for outside of permanent equity. We will account for the preferred stock as temporary equity in the mezzanine section of the balance sheet.

Optional Conversion at Holder’s Election

The Series A convertible preferred stock will be convertible at any time, at the option of the holder, into the number of shares of common stock arrived at by dividing $9.00 per share (which is the initial conversion price) into the per share liquidation preference of $9.00 per share, plus accrued but unpaid dividends. To the extent that dividends accrue but are not paid, the number of shares of common stock issuable upon conversion of the Series A convertible preferred stock will increase.

Adjustments to Conversion Rate

The conversion price will decrease, and the number of shares of common stock issuable upon conversion will therefore increase, if we become subject to penalties for delays in taking actions required by the investors relating to the listing of our common stock or the Series A convertible preferred stock or the registration of the shares of common stock issued or issuable in connection with the private placement.

The conversion price will be reduced by 1% on each 90th day anniversary of the default, if the default has not been cured, subject to a maximum total reduction of 9%. In no event will a holder of Series A convertible preferred stock be entitled to a cash adjustment in lieu of these adjustments to the conversion price.

The conversion price will also be reduced if and to the extent that the shares of common stock issuable upon conversion of the Series A convertible preferred stock represent less than 22.2508% of our common stock on a fully diluted basis immediately after the closing of the private placement, based upon our representations and warranties to the investors as to our capitalization at that time. We do not believe that this particular adjustment will be required. The conversion price also will be subject to typical anti-dilution adjustments in the event of stock splits, stock dividends and similar events, and will be entitled to anti-dilution protection, subject to limited exceptions (including an exception for up to 9,650,000 options issued to employees, directors or consultants under a board-approved option plan), for issuances of common stock at a price below the conversion price then in effect or the average closing price of the common stock over the 30-day period ending three days before the date of determination. The anti-dilution adjustments will be made on a weighted average basis, which means that the number of shares sold at such price will be taken into account in adjusting the conversion price.

Mandatory Conversion

Conversion of all, or a portion of (but not less than 20% of the then outstanding) Series A convertible preferred stock will be mandatory, at the conversion price then in effect, upon the first to occur of:

(1) the election to convert by holders of at least a majority of the Series A convertible preferred stock, or

(2) our election to force a conversion if (i) a registration statement for the resale of the common stock issuable upon conversion of the Series A convertible preferred stock is effective, (ii) we have also elected to redeem all the public warrants that we sold in our initial public offering, and (iii) the last sales price of our common stock has been at least $11.50 per share, if before three years after the date of original issuance of the Series A convertible preferred stock, or at least $12.50 per share on each of 20 trading days within any 30-trading day period ending on the third business day before we provide notice of our election to force the conversion of the Series A convertible preferred stock, if more than three years after the date of original issuance.

If we elect to exercise our right to force conversion within three years of the date of original issuance, the number of shares of common stock issued on conversion will be calculated assuming that the redemption occurs on the last date of the dividend period to occur on or after such third-year anniversary.

Redemption

We will have the right to redeem all or a portion of (but not less than 20% of the then outstanding) Series A convertible preferred stock at any time after issuance, out of funds legally available for that purpose and subject to compliance with restrictions on redemptions imposed by our lenders, for a cash amount equal to the liquidation preference of $9.00 per share, plus accrued but unpaid dividends. However, if the redemption occurs prior to five years after the date of original issuance of the Series A convertible preferred stock, the redemption price will include a premium calculated assuming that the redemption occurs on the last day of the quarterly dividend period to occur on or after such fifth-year anniversary.

Voting Rights

Holders of the Series A convertible preferred stock will be entitled to vote on an as-converted basis together with the holders of common stock (without regard to any 4.99% to 9.99% limitation on conversion described above to which investors may elect to be subject), and not separately as a class except as required by law or by the restated certificate of incorporation. So long as the number of outstanding shares of Series A convertible preferred stock is at least 12.5% of the total number of shares of Series A convertible preferred stock issued at the closing of the private placement, without the consent of the holders of a majority of such shares then outstanding, we may not undertake various corporate actions, including the following:

(1) incur or refinance any debt (with limited exceptions, including debt permitted at the time of the closing of the private placement) or modify any agreements relating to permitted debt;

(2) issue any equity securities (with limited exceptions, including up to 9,650,000 options issued to employees, directors or consultants under a board-approved option plan);

(3) enter into, amend or terminate the material terms of any contract with any related party;

(4) take any action that could result in a Liquidation, as that term is defined above (other than a chapter 11 proceeding);

(5) make acquisitions or investments or dispositions of assets that exceed threshold amounts;

(6) change the certificate of incorporation in a manner that adversely affects the Series A convertible preferred stock or take any action that impairs our ability to honor the rights and preferences of the Series A convertible preferred stock; or

(7) make any change in accounting methods or policies (other than as required by GAAP), or any change in auditors.

Emerging Issues Task Force Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”), requires freestanding contracts that are settled in a company’s own stock, including conversion rights issued with preferred stock to be designated as an equity instrument, asset or a liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in the company’s results of operations. A contract designated as an equity instrument must be included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the conversion rights issued with the preferred stock in the private placement are separately accounted for as liabilities.

Statement of Financial Accounting Standard No. 133 (“SFAS No. 133”), “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. Furthermore, paragraph 11 (a) of SFAS No. 133 precludes contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position from being treated as derivative instruments. While the conversion rights to purchase the additional common shares are indexed to our common stock, the fact that the shares underlying the conversion rights require future registration, requires us to classify these instruments as a liability in accordance with EITF 00-19 paragraph 14. These derivative liabilities will be adjusted to fair value, and any changes will be recorded as non-operating gains or losses.

The fair value of the conversion rights were valued using the Monte Carlo technique to simulate the underlying future stock price. The value of the conversion feature was calculated based on the simulated stock price. Additionally, the value of the conversion feature was adjusted for the probability the preferred stock becomes participating in nature rendering the conversion option worthless.

On September 25, 2006, we entered into a commitment letter with Banc of America Securities LLC and Bank of America, N.A. for $180 million in debt financing. The commitment letter sets forth the terms and conditions of a proposed first lien facility consisting of a $120 million term loan and a $20 million revolver as well as a proposed second lien facility consisting of a $40 million term loan. The first lien facility will be secured by a first lien on all of our assets and the second lien facility will be secured by a second lien on all of our assets.

The term loan of the first lien facility will mature on the seventh anniversary of the closing date of the loans and the revolver under the first lien facility will mature on the sixth anniversary of the loan closing date. The term loan of the second lien facility will mature seven years and six months after the closing date of the loan.

At our option, the interest rate on the first lien facility revolver will be (1) LIBOR plus an applicable margin which we expect to be 3.25% per annum or (2) the higher of (i) the Bank of America prime rate or (ii) the federal funds rate plus 0.50%, in either case plus an applicable margin which we expect to be 2.25% per annum. Such rate will be in effect for the first six months following closing. Thereafter, the interest rate on the revolver will be determined in accordance with a pricing grid to be agreed upon based on our leverage ratio. The interest rate on the first lien facility term loan will be at our option: (1) LIBOR plus an applicable margin which we expect to be 3.25% per annum or (2) the Bank of America prime rate, in either case plus an applicable margin which we expect to be 2.25%. At our option, the interest rate on the second lien facility will be (1) LIBOR plus an applicable margin which we expect to be 5.00% per annum or (2) the higher of (i) the Bank of America prime rate or (ii) the federal funds rate plus 0.50%, in either case plus an applicable margin which we expect to be 5.00% per annum.

The debt financing will occur simultaneously with the consummation of the merger. In the “Assuming Maximum Conversions” scenario, $10 million of the $20 million dollar revolver will be drawn and the proceeds will be used to retire a portion of the shares that are purchased from shareholders who vote against the merger and exercise their conversion rights. The term of the revolver is six years, and we have classified the borrowings as long term. For purposes of the “Assuming No Conversions” scenario, we do not expect to incur any borrowings under the revolver at the closing of the merger.

The preceding unaudited pro forma condensed balance sheet combines the historical balance sheets of GFA Holdings, Inc. and subsidiaries (collectively “GFA”), as of December 31, 2006 and Boulder as of December 31, 2006, giving effect to the GFA merger described in the merger agreement, using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (“SFAS 141”), Business Combinations, and giving effect to the related private placement and secured debt financing, as if they had occurred on December 31, 2006.

The preceding unaudited pro forma condensed statements of operations combine the historical statements of operations of GFA for the period from January 1, 2006 to December 31, 2006 and Boulder for the period from January 1, 2006 to December 31, 2006, giving effect to the GFA merger and related transactions as if they had occurred at the beginning of the applicable period.

The columns in the pro forma condensed consolidated balance sheets showing the effect of the GFA merger and related transactions on us consist of the following:

•	The first column, labeled “Boulder,” represents our balance sheet.

•	The next column shows the effect of the private placement and our secured debt financing.

•

The amounts in the “GFA Pro Forma” column are from the “GFA Pro Forma” column in the stand-alone GFA pro forma condensed consolidated balance sheet on the page that follows the pro forma balance sheet in question.

•	The column labeled “Closing Transaction” represents actual net cash being paid to the stockholders of GFA after payment of outstanding transaction expenses.

•	The column labeled “Consolidation Entry” represents the entry that will be made post-merger to eliminate purchased equity against the purchase price recorded in our books as investment in subsidiary.

•

The column labeled “Pro Forma Combined” shows the pro forma combined entries resulting from combining GFA’s balance sheet with ours after making the various adjustments set forth in the other columns to reflect the merger and related transactions.

The columns in the pro forma condensed consolidated statements of operations showing the effect of the GFA merger and related transactions on us consist of the following:

•	The first column, labeled “Boulder,” represents our statement of operations.

•	The amounts in the “GFA” represent GFA’s statement of operations.

•	The column labeled “Pro Forma Adjustments” reflects adjustments described in the footnote references for each line item.

•

The column labeled “Pro Forma Combined” shows the pro forma combined entries resulting from combining GFA’s statement of operations with ours after making the various adjustments set forth in the other columns to reflect the merger and related transactions.

II.    Purchase Accounting Adjustment

Under the purchase method of accounting, the total preliminary purchase price has been allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various preliminary estimates of their fair values. The estimated fair values of certain assets and liabilities have been determined with the assistance of third party valuation specialists. We have engaged a third party appraiser to assist us in performing a valuation of all the assets and liabilities in accordance with SFAS 141. The valuation will be finalized shortly after completion of the merger. We estimate that the majority of the purchase price in excess of current recorded values will be allocated to non-amortizable intangible assets. The preliminary work performed by the third party valuation specialists has been considered in our estimates of the fair values reflected in these unaudited pro forma condensed combined consolidated financial statements. Our estimates and assumptions are subject to change upon the finalization of the valuation and may be adjusted in accordance with SFAS 141. The purchase price allocation is not finalized. Valuations of trademarks, intellectual property and property leases have not been completed. We have assumed the carrying value approximates fair value for certain tangible assets and liabilities of GFA. The intangible assets acquired will include the GFA brand/trademarks, intellectual property and other goodwill. Some of these assets, such as goodwill and the GFA brand/trademarks will be non-amortizable; other assets will be amortized over their useful lives ranging from 10 to 20 years.

At the closing and subject to certain adjustments, the stockholders of GFA will be paid an aggregate of $465 million in cash (which includes the assumption of post-closing bonus payments net of tax benefits) as merger consideration. The amount to be paid at closing is subject to certain adjustments and holdbacks.

In the event the amount of GFA’s cash on a day selected by GFA and us that is approximately seven to ten days before the anticipated closing of the merger exceeds the outstanding balance of indebtedness for borrowed money as of such date, the purchase price payable to the stockholders will be increased by an amount equal to such excess cash. However, if GFA’s indebtedness exceeds its cash, the purchase price will be reduced by the amount of the excess indebtedness. For purposes of these calculations, indebtedness includes obligations for borrowed money, letters of credit issued for GFA’s account, capitalized leases, interest rate swap agreements, and any accrued interest or prepayment premiums related to the foregoing as of such date and does not include accounts payable and accrued expenses, and cash does not include accounts receivable and prepaid expenses. To the extent indebtedness and cash fluctuate, our total purchase price may vary depending on the actual balance of these items at closing. For purposes of the assumed closing on December 31, 2006, the cash balance on GFA’s balance sheet exceeded the outstanding balance of indebtedness by approximately $5.4 million.

We agreed to be financially responsible for certain bonus payments payable to some of the employees and consultants of GFA, specifically including amounts payable to New Industries Corporation (which is owned by several stockholders of GFA). These bonuses consist of two sale bonuses related to the closing of the merger and an EBITDA bonus. The EBITDA bonus has been calculated on the basis of the EBITDA of GFA’s business for the 2006 calendar year, and will be paid at closing. One of the sale bonuses is payable in full at or shortly after closing while ninety percent of the other sale bonus is payable at closing with the remaining ten percent payable into escrow at the closing. In the event the bonus recipients provide management services to GFA after the closing and otherwise comply with the terms of the agreements giving rise to the bonuses, the bonus amounts deposited in escrow will be paid out no later than June 30, 2007.

The cash consideration payable to the GFA stockholders will be reduced by 60% of the total bonuses described in the preceding paragraph. The bonus and corresponding tax benefit are reflected in entry BB below. The total liability for the bonuses is currently estimated to approximate $23.3 million. The total amount payable is an estimate since the exact amount cannot be calculated until the closing of the merger. However, we do not believe the bonus amount will vary materially from our estimate. The corresponding tax benefit to Boulder is expected to approximate $8.9 million.

Since Boulder is assuming the liability for payment of these bonuses and payment should occur at or shortly after the closing of the transaction, we expect to account for such bonuses in the cost of the merger and will capitalize such amounts.

In addition, to the extent that any of the bonus payments have not been approved by at least 75% of the voting power of GFA in a stockholder vote that is separate from the approval of the merger, the cash consideration will be reduced by 40% of the amount of any bonuses that would constitute “excess parachute payments”.

Because the actual amount of the bonuses may not be established until after the closing of the merger, the amount paid into escrow may exceed the amount of the actual bonus payments. In the event less than all of the bonus payments placed in escrow are paid to the intended recipients of the bonuses, the stockholders of GFA will be entitled to 60% of such excess as additional purchase price with the remaining 40% being returned to us.

The cash consideration payable at the closing will also be reduced by the amount of any third-party fees and expenses incurred by GFA in connection with the merger and the transactions contemplated thereby, including, without limitation, legal, accounting, financial advisory, consulting and other fees and expenses of third parties, that have not been paid prior to the closing of the merger. We have assumed that GFA will pay all of these costs before closing, and accordingly, we have not included an estimate of these costs in our pro forma financial statements.

Under the terms of the merger agreement, we will acquire GFA through the merger of our subsidiary with and into GFA, with GFA becoming a wholly-owned subsidiary us. We determined based on our interpretation of the requirements of SFAS 141, that we are the acquiring entity since our stockholders will ultimately remain in control of the combined company following the GFA merger. Under the purchase method of accounting, the financial statements of the acquiring entity remain unchanged and the GFA merger will be recorded as of the closing date, reflecting the assets and liabilities of GFA at their acquisition date fair values. Intangible assets that are identifiable are recognized separately from goodwill, which is measured and recognized as the excess of the fair value of GFA, as a whole, over the net amount of the recognized identifiable assets acquired and liabilities assumed. The results of operations of GFA will be included in the results of the surviving entity from date of acquisition forward.

Under the purchase method of accounting, the total estimated purchase price of $504.3 million was allocated to GFA’s net tangible and intangible assets based on their estimated fair values as of the expected date of the completion of the merger. Based on the preliminary third party valuation and other factors as described above, the preliminary estimated purchase price was allocated as follows (in thousands):

	Book Value	Purchase Price and Closing Adjustments	Preliminary Purchase Price Allocation	Asset Life
Net tangible assets	$29,871,739	$—	$29,871,739	Various
Amortizable intangible assets:
Patented Technology		40,000,000	40,000,000	10 years
Supply relationship		1,000,000	1,000,000	15-20 years
Trademarks	17,000,000	103,000,000	120,000,000	Indefinite
Goodwill	75,213,104	238,228,690	313,441,794	Indefinite

Total preliminary purchase price allocation and estimated direct transaction costs	122,084,843	382,228,690	504,313,533
Less liabilities assumed	46,587,733	—	(46,587,733)

Cash paid			$457,725,800

The estimated total purchase price is calculated is as follows:
Contracted purchase price per agreement			$465,000,000
Less estimated bonus payments to employee/shareholders			(23,332,000)
Reduction by 40% of total bonus payments—per merger agreement			9,332,800

Cash paid to shareholders at closing			$451,000,800
Estimated fees for the transaction, including legal, due diligence, accounting and investment banking fees			6,725,000

Cash paid at closing for merger			457,725,800
Liabilities assumed			46,587,733

Total purchase price			$504,313,533

Cash payments at closing:
Cash paid at closing for merger			$457,725,800
Citigroup and Banc of America issuance costs for private placement			12,000,000
Other estimated equity issuance costs including legal fees and registrations			3,325,000
Deferred underwriting fees from IPO			3,573,035

Cash merger payments and private placement fees			$476,623,835
Debt issuance costs			4,450,000
Bonus payments			23,332,000

Total cash paid at closing			$504,405,835

The preliminary allocation of the purchase price for accounting purposes was based upon preliminary estimates and assumptions that are subject to change upon the finalization of the transaction and the related valuations. In particular, we anticipate that some portion of the purchase price will be allocated to patented technology and supply relationships. In our initial estimate of fair value, we have allocated $41 million to these assets. While it is possible that these estimates may change, we do not anticipate that there will be a material change to the purchase price allocation as a result of any changes to these preliminary estimates. The amortization related to the amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed consolidated statement of operations. The preliminary amortization periods (10 – 20 years, as noted above) are based on the estimated average remaining life of these assets. Upon completion of the GFA merger, the actual amortization periods will be determined. Actual amortization expense may differ from pro forma amortization expense included in the unaudited pro forma condensed statements of operations, but we do not anticipate the amortization expense will differ materially from the estimated amounts included herein.

Of the total estimated purchase price, approximately $433 million was preliminarily allocated to goodwill and trademarks, the valuation of which has not been finalized. Trademarks included GFA brands and other trademarks for which management is in the process of finalizing the valuation. These trademarks will not be amortized due to their indefinite useful lives. Goodwill represents the excess of the purchase price over the fair value of the tangible and identifiable intangible assets acquired. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that it is determined that the value of the goodwill has become impaired, an accounting charge for the amount of the impairment will be incurred in the quarter in which such determination is made.

III.    Pro Forma Adjustments

The following entries describe adjustments reflected in the pro forma condensed consolidated financial statements. Numbered or lettered items tie to footnote references in various line items of the statements.

Assuming No Conversions

		Debit	Credit
1	Cash	107,500,000
	Common stock		1,441
	Additional paid in capital		107,498,559

	To record issuance of private placement common shares. A total of 14,410,188 common shares, par value of $.0001 per share, issued for $7.46 per share.

2	Cash	138,500,000
	Preferred stock		1,539
	Preferred stock, subject to possible conversion		138,498,461

To record issuance of 15,388,889 private placement preferred shares and warrants. Par value per share of $.0001 per share, issued for $9.00 per share. (Note: The value allocated to the conversion feature and warrant is in Entry 5 below).

3	Cash	160,000,000
	Note payable—1st lien		120,000,000
	Note payable—2nd lien		40,000,000

To record debt incurred as a part of acquisition. $140,000,000 first-lien seven year facility, of which $120,000,000 is expected to be drawn at the close of the merger and $40,000,000 second-lien seven and one-half year facility of $40,000,000, of which the entire amount is expected to be drawn at the close of the merger.

4	Deferred financing costs	4,450,000
	Cash		4,450,000

	To record fees paid, including legal fees, on new credit facility.

		Debit	Credit
5	Additional paid in capital	8,470,748
	Derivative liabilities		8,470,748

To record the fair value of derivative instruments, per SFAS 133 and EITF 00-19, issued as part of the preferred stock. The fair value of the conversion right was valued using the Monte Carlo technique to simulate the underlying future stock price. The value of the conversion feature was calculated based on the simulated stock price. Additionally the value of the conversion feature was adjusted for the probability that the preferred stock becomes participating, rendering the conversion right worthless.

A.	Common stock—subject to conversion	19,661,116
	Additional paid in capital		19,661,116

	To record affirmative vote of shareholders whose shares were subject to conversion.

B.	Deferred interest income	432,623
	Retained earnings		432,623

	To eliminate deferred interest earned on the trust account on shares subject to conversion.

C.	Investment in subsidiary	457,725,800
	Deferred underwriting fees	3,573,035
	Additional paid-in capital	15,325,000
	Cash and cash equivalents		375,550,224
	Cash held in trust—restricted		101,073,611

To record cash paid at closing, including cash paid for equity issuance costs, which is an offset to additional paid-in capital. Cash paid also includes the payment of the deferred underwriting fees from Boulder’s initial public offering which are payable upon completion of the initial acquisition.

D.	Accrued expenses—bonuses	23,332,000
	Cash		23,332,000

	To record payment of bonuses assumed in merger.

a.	Current maturities long term debt	4,725,000
	Retained earnings	953,956
	Cash		2,373,011
	Investments		2,351,989
	Deferred financing costs		953,956

To record repayment of GFA debt at closing. Under the terms of the merger agreement, GFA’s cash, less bank borrowings, is to equal or exceed zero. The entry above has the available cash being used to pay debt.

AA	Other intangibles	144,000,000
	Goodwill	238,228,690
	Additional paid in capital		382,228,690

	To record the value of intangibles and residual goodwill.

		Debit	Credit
BB	Income tax receivable	8,887,184
	Retained earnings	11,485,202
	Due to related party	2,959,614
	Accounts payable and accrued expenses		23,332,000

	To record accrual of sale bonus payments, net of tax benefit, and to reclass the portion of the bonus accrued at December 31, 2006 from due to related party.

aa	Amortization Expense	4,066,667
	Accumulated Amortization		4,066,667

	To record 12 month amortization expense on acquired intangibles, patented technology with a 10 year life and supplier relationships with a 15 year life.

bb	Interest Expense	14,104,080
	Accrued interest payable		14,104,080

To record interest expense for 2006 on long-term debt. Interest rate on first-lien facility is expected to be LIBOR plus 3.25%. For purposes of calculation, total rate approximates 8.38%. On second-lien facility, interest rate is expected to equal LIBOR plus 5.00%. For purposes of calculation, total rate approximates 10.1%.

cc	Accounts payable and accrued expenses	8,524,947
	Income tax expense		8,524,947

	To adjust income tax expense for the pro forma consolidated net income for the period.

dd	Interest expense	635,714
	Deferred loan fees		635,714

	To record amortization of loan fees with 7 year life for the period ended December 31, 2006.

ee	Loss on derivative liabilities	613,963
	Derivative liabilities		613,963

To record the fair value of derivative instruments, per SFAS 133 and EITF 00-19, issued as part of the preferred stock. The fair value of the conversion right was valued using the Monte Carlo technique to simulate the underlying future stock price. The value of the conversion feature was calculated based on the simulated stock price. Additionally the value of the conversion feature was adjusted for the probability that the preferred stock becomes participating, rendering the conversion right worthless.

ff	Interest income	462,295
	Cash	1,703,914
	Interest expense		2,166,209

To record reduction of interest income and expense for GFA for the period. Cash deemed to be utilized to pay off debt at the beginning of the period, eliminating interest income and expense for the period.

		Debit	Credit
gg	Interest income	4,220,026
	Cash		4,220,026

	To record reduction of interest income as a result of pro forma 2006 transaction close. Available cash would be used to fund transaction thereby eliminating interest income.

Z	Common stock	617
	Additional paid in capital	445,856,728
	Retained earnings	11,868,455
	Investment in subsidiary		457,725,800

	To record elimination entry

Assuming Maximum Conversions

		Debit	Credit
1	Cash	107,500,000
	Common stock		1,441
	Additional paid in capital		107,498,559

	To record issuance of private placement common shares. A total of 14,410,188 common shares, par value of $.0001 per share, issued for $7.46 per share.

2	Cash	138,500,000
	Preferred stock		1,539
	Preferred stock, subject to possible conversion		138,498,461

To record issuance of 15,388,889 private placement preferred shares and warrants. Par value per share of $.0001 per share, issued for $9.00 per share. (Note: The value allocated to the conversion feature and warrant is in Entry 5 below).

3	Cash	170,000,000
	Note payable—1st lien		130,000,000
	Note payable—2nd lien		40,000,000

To record debt incurred as a part of acquisition. $160,000,000 first-lien seven year facility, of which $130,000,000 is expected to be drawn at the close of the merger and a $40,000,000 second-lien seven and one-half year facility of $40,000,000, of which the entire amount is expected to be drawn at the close of the merger.

4	Deferred financing costs	4,450,000
	Cash		4,450,000

	To record fees paid on new credit facilities.

5	Additional paid in capital	8,470,748
	Derivative liabilities		8,470,748

To record the fair value of derivative instruments, per SFAS 133 and EITF 00-19, issued as part of the preferred stock. The fair value of the conversion right was valued using the Monte Carlo technique to simulate the underlying future stock price. The value of the conversion feature was calculated based on the simulated stock price. Additionally the value of the conversion feature was adjusted for the probability that the preferred stock becomes participating, rendering the conversion right worthless.

		Debit	Credit
A.	Common stock-subject to conversion	19,661,116
	Treasury stock	255
	Cash		19,661,371

	To record the conversion of 2,550,892 shares of those shareholders that vote against the merger and exercise their conversion right.

B.	Deferred interest income	432,623
	Cash		432,623

	To refund the interest earned in trust on the 2,550,892 shares whose shareholders voted against the merger and exercised their conversion right.

C.	Investment in subsidiary	457,725,800
	Deferred underwriting fees	3,573,035
	Additional paid in capital	15,325,000
	Cash and cash equivalents		365,550,224
	Cash held in trust—restricted		101,073,611
	Common Stock		134
	Additional paid in capital		9,999,866

To record cash paid at closing, including cash paid for equity issuance costs, which is an offset to additional paid-in capital. Cash paid also includes the payment of deferred underwriting fees from Boulder’s initial public offering which are payable upon completion of the initial acquisition. Amount also includes $10 million of common stock issued to certain shareholders of GFA in lieu of cash. The additional cash will be utilized to retire approximately one-half of shares retired as part of shareholder conversion rights.

D.	Accrued expenses—bonuses	23,332,000
	Cash		23,332,000

	To record payment of bonuses assumed in the merger.

a	Current maturities long term debt	4,725,000
	Retained Earnings	953,956
	Cash		2,373,011
	Investments		2,351,989
	Deferred financing costs		953,956

To record repayment of GFA debt at closing. Under the terms of the merger agreement, GFA’s cash, less bank borrowings, is to equal or exceed zero. The entry above has the available cash being used to pay debt.

AA	Other intangibles	144,000,000
	Goodwill	238,228,690
	Additional paid in capital		382,228,690

	To record value of intangibles and residual goodwill

		Debit	Credit
BB	Income tax receivable	8,887,184
	Retained earnings	11,485,202
	Due to related party	2,959,614
	Accounts payable and accrued expenses		23,332,000

	To record accrual of sale bonus payments, net of tax benefit, and to reclass the portion of the bonus accrued at December 31, 2006 from due to related party.

aa	Amortization Expense	4,066,667
	Accumulated Amortization		4,066,667

	To record 12 month amortization expense on acquired intangibles, patented technology with a 10 year life and supplier relationships with a 15 year life.

bb	Interest Expense	14,941,835
	Accrued interest payable		14,941,835

To record interest expense for 2006 on long-term debt. Interest rate on first-lien facility is expected to be LIBOR plus 3.25%. For purposes of calculation, total rate approximates 8.38%. On second-lien facility, interest rate is expected to equal LIBOR plus 5.00%. For purposes of calculation, total rate approximates 10.1%. Under this scenario, an additional $10 million of debt is outstanding since additional cash was needed to retire shares subject to conversion.

cc	Income tax payable	8,860,049
	Income taxes expense		8,860,049

	To adjust income tax expense for the pro forma consolidated net income for the period.

dd	Interest expense	635,714
	Deferred loan fees		635,714

	To record amortization of loan fees with 7 year life for the period ended December 31, 2006.

ee	Loss on derivative liabilities	613,963
	Derivative liabilities		613,963

To record the fair value of derivative instruments, per SFAS 133 and EITF 00-19, issued as part of the preferred stock. The fair value of the conversion right was valued using the Monte Carlo technique to simulate the underlying future stock price. The value of the conversion feature was calculated based on the simulated stock price. Additionally the value of the conversion feature was adjusted for the probability that the preferred stock becomes participating, rendering the conversion right worthless.

		Debit	Credit
ff	Interest income	462,295
	Cash	1,703,914
	Interest expense		2,166,209

To record reduction of interest income and expense for GFA for the period. Cash deemed to be utilized to pay off debt at the beginning of the period, eliminating interest income and expense for the period.

gg	Interest income	4,220,026
	Cash		4,220,026

	To record reduction of interest income as a result of pro forma 2006 transaction close. Available cash would be used to fund transaction thereby eliminating interest income.

Z.	Common stock	617
	Additional paid in capital	445,856,728
	Retained earnings	11,868,455
	Investment in subsidiary		457,725,800

	To record elimination entry

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders

Boulder Specialty Brands, Inc.

Longmont, Colorado

We have audited the accompanying consolidated balance sheets of Boulder Specialty Brands, Inc. and Subsidiary, a corporation in the development stage (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2006, for the period May 31, 2005 (inception) to December 31, 2005 and for the period May 31, 2005 (inception) to December 31, 2006. We also have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting included in Item 9A, that the Company maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The Company’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these consolidated financial statements, an opinion on management’s assessment, and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with accounting principles generally accepted in the United States. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006, for the period May 31, 2005 (inception) to December 31, 2005 and for the period May 31, 2005 (inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

As described in the notes to the consolidated financial statements, the Company intends to dissolve and promptly distribute only to its public stockholders the amount in the trust account less any income taxes payable on interest income if the Company does not effect a business combination by June 16, 2007 (or by December 16, 2007 if defined events are achieved). As more fully described in Notes 4 and 5, if the proposed acquisition is not completed within the agreed upon time period, and unless additional financing is obtained, the Company will not have sufficient funds outside the trust to satisfy its obligations.

Ehrhardt Keefe Steiner & Hottman PC

March 16, 2007

Denver, Colorado

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Consolidated Balance Sheets

	December 31, 2006	December 31, 2005
Assets
Current assets
Cash and cash equivalents	$569,142	$1,548,609
Investments held in trust—restricted	101,073,611	98,354,755
Accrued interest receivable in trust	141,260	23,420
Prepaid and other current assets	354,077	352,840
Deferred tax asset	555,283	—

Total current assets	102,693,373	100,279,624
Deferred costs	3,589,990	—
Other assets	800	800

Total assets	$106,284,163	$100,280,424

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$4,798,884	$841,812
Advances from stockholders	206,276	74,669
Deferred underwriting fees	3,573,035	3,573,035
Derivative liabilities	32,284,925	17,018,480

Total current liabilities	40,863,120	21,507,996
Common stock, subject to possible conversion, 2,550,892 shares at conversion value	19,661,116	19,661,116
Deferred interest income	432,623	—
Commitments and contingencies
Stockholders’ equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 75,000,000 shares authorized; 15,951,050 shares issued and outstanding (including 2,550,892 subject to conversion)	1,595	1,595
Additional paid-in capital	59,741,972	59,746,819
Deficit accumulated during the development stage	(14,416,263)	(637,102)

Total stockholders’ equity	45,327,304	59,111,312

Total liabilities and stockholders’ equity	$106,284,163	$100,280,424

See accompanying notes to these consolidated financial statements

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Consolidated Statements of Operations

	Twelve months ended December 31, 2006	May 31, 2005 (inception) to December 31, 2005	May 31, 2005 (inception) to December 31, 2006
Formation and operating costs	$1,924,602	$109,554	$2,034,156
Expenses settled with founders stock	—	2,359,856	2,359,856

Operating loss	(1,924,602)	(2,469,410)	(4,394,012)
Interest income	4,220,026	23,742	4,243,768
Gain (loss) on derivative liability	(15,266,445)	1,808,566	(13,457,879)

Loss before income taxes	(12,971,021)	(637,102)	(13,608,123)
Income tax expense	808,140	—	808,140

Net loss	$(13,779,161)	$(637,102)	$(14,416,263)

Basic and diluted net income (loss) per share	$(0.96)	$(0.16)	$(1.37)

Weighted average shares outstanding—basic and diluted	14,355,945	4,025,031	10,524,943

See accompanying notes to these consolidated financial statements

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Consolidated Statement of Changes in Stockholders’ Equity

For the period from May 31, 2005 (inception) to December 31, 2006

	Common Stock			Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount	Additional Paid-In Capital
Initial capital from founding stockholders for cash	3,190,210	$319	$24,681	—	$25,000
Sale of 12,760,840 units, net of underwriting discount and offering expenses (including 2,550,892 shares subject to possible conversion)	12,760,840	1,276	94,150,444		94,151,720
Proceeds subject to possible conversion of 2,550,892 shares	—	—	(19,661,116)	—	(19,661,116)
Reduction of equity related to warrant liability			(18,827,046)		(18,827,046)
Proceeds from the issuance of warrants	—	—	1,700,000	—	1,700,000
Expenses settled with founders stock	—	—	2,359,856	—	2,359,856
Net loss	—	—	—	(637,102)	(637,102)

Balance at December 31, 2005	15,951,050	1,595	59,746,819	(637,102)	59,111,312
Finalization of offering costs incurred			(4,847)		(4,847)
Net loss				(13,779,161)	(13,779,161)

Balance at December 31, 2006	15,951,050	$1,595	$59,741,972	$(14,416,263)	$45,327,304

See accompanying notes to these consolidated financial statements

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Consolidated Statements of Cash Flows

	Twelve months ended December 31, 2006	May 31, 2005 (inception) to December 31, 2005	May 31, 2005 (inception) to December 31, 2006
Cash flows from operating activities
Net loss	$(13,779,161)	$(637,102)	$(14,416,263)
Adjustments to reconcile net loss to net cash provided by operating activities:
Expenses settled with founders stock	—	2,359,856	2,359,856
Increase (decrease) in derivative liabilities	15,266,445	(1,808,566)	13,457,879
Deferred income taxes	(555,283)	—	(555,283)
Accrued interest receivable in trust	(117,840)	(23,420)	(141,260)
Deferred interest income	432,623	—	432,623
Changes in operating assets and liabilities:
Prepaid assets and other current assets	(1,237)	(352,840)	(354,077)
Accounts payable and accrued expenses	1,173,673	461,583	1,635,256

Net cash provided by (used in) operating activities	2,419,220	(489)	2,418,731
Cash flow from investing activities
Proceeds from maturity of Treasury Bills—held in Trust	698,691,157		698,691,157
Purchase of Treasury Bills—held in trust	(701,408,491)	(98,354,251)	(799,762,742)
(Increase) in cash held in trust	(1,519)	(504)	(2,023)
Payments for other assets	—	(800)	(800)

Net cash used in investing activities	(2,718,853)	(98,355,555)	(101,074,408)
Cash flow from financing activities
Proceeds from notes payable to stockholders	—	200,000	200,000
Payments on notes payable to stockholders	—	(200,000)	(200,000)
Increase in advances from stockholders	131,607	74,669	206,276
Proceeds from sale of shares of common stock	—	25,000	25,000
Gross proceeds from public offering	—	102,086,720	102,086,720
Proceeds from sale of warrants	—	1,700,000	1,700,000
Payments for acquisition, offering and loan costs	(426,362)	—	(426,362)
Payments for offering costs	(385,079)	(3,981,736)	(4,366,815)

Net cash provided by (used in) financing activities	(679,834)	99,904,653	99,224,819

Net increase (decrease) in cash	(979,467)	1,548,609	569,142
Cash—Beginning of period	1,548,609	—	—

Cash—End of period	$569,142	$1,548,609	$569,142

Supplemental schedule of non-cash financing activities
Accrual of deferred acquisition, offering and loan costs	$3,163,628	$—	$—

Accrual of deferred initial offering costs	$—	$380,229	$—

Accrual of deferred underwriting fees	$—	$3,573,035	$3,573,035

Accrual of derivative liability associated with warrants	$—	$18,827,046	$18,827,046

Cash paid for income taxes	$1,020,000	$—	$—

See accompanying notes to these consolidated financial statements

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

Note 1—Organization, Nature of Business Operations and Basis of Presentation

Boulder Specialty Brands, Inc. (the “Company”) was incorporated in Delaware on May 31, 2005 as a blank check company whose objective is to acquire through a merger, stock exchange, asset acquisition or similar business combination with an operating business or businesses. All activity from May 31, 2005 (inception) through December 31, 2006 relates to the Company’s formation, initial public offering (the “Offering”) described below and in Note 3, and search for a business combination, described below. See Note 4 for a discussion of a proposed acquisition.

The registration statement for the Offering was declared effective on December 16, 2005. The Company consummated the Offering on December 21, 2005, and received net proceeds of approximately $96 million. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “Target Business” shall mean one or more businesses that at the time of the Company’s initial business combination has a fair market value of at least 80% of the Company’s net assets. A “Business Combination” shall mean the initial combination of the Company of such Target Business that meets the fair market value criterion above.

Approximately 96% of the proceeds of the Offering were placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The proceeds in the trust account include 3.5% of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside of the trust account, together with interest income on the balance in the trust account, net of income taxes on such interest, of up to $750,000 that is releasable to the Company, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In June 2006, the Company transferred $750,000 from the trust account.

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s initial stockholders, including its officers and directors (“Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before the Offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” are the holders of common stock sold as part of the Units in the Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Public Offering exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination before June 16, 2007 (or before December 16, 2007 if a letter of intent, agreement in principle or definitive agreement has been executed by June 16, 2007 and the Business Combination has not yet been consummated by June 16, 2007), the Company may combine with another Target Business meeting the fair market value criterion described above.

Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their portion of the trust account net of income taxes payable thereon, and net of any interest income (less income taxes payable) of $750,000 on the balance of the trust account previously released to the Company, if a Business Combination is approved and completed. Public

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account less any income taxes payable on interest income plus any remaining net assets if the Company does not effect a Business Combination by June 16, 2007 (or by December 16, 2007 if a letter of intent, agreement in principle or definitive agreement has been executed by June 16, 2007 and the Business Combination has not yet been consummated by June 16, 2007). In the event of liquidation, the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 3).

The Company formed BSB Acquisition Co., Inc. (a wholly owned subsidiary), a Delaware corporation, on July 28, 2006 for the sole purpose of the acquisition of GFA Holdings, Inc, as described in Note 4. There is no assurance that the Company will be successful consummating this business combination or in finding and consummating another business combination. Therefore, there is a risk of substantial loss to the stockholders.

These Consolidated Financial Statements were prepared in conformity with Accounting Principles Generally Accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP required management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying Notes. Actual results could differ from those estimates. Estimates and assumptions which, in the opinion of management, were significant to the underlying amounts included in the consolidated financial statements and for which it would be reasonably possible that future events or information could change those estimates include deferred acquisition costs and the realization of deferred income tax assets.

The Consolidated Financial Statements included our accounts as well as the accounts of our wholly-owned subsidiary. All intercompany transactions were eliminated in consolidation.

Note 2—Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of December 31, 2006, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Investments Held in Trust

At December 31, 2006, the investments held in trust consisted principally of short term Treasury Bills. The Company has the ability and the intent to hold its investments until maturity. In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, the Company carries its investments at cost. At December 31, 2006, the cost of the investments approximates the fair value of the investments.

Deferred Costs

Deferred costs consist principally of accounting fees, legal fees and other fees incurred through the balance sheet date that are related to the proposed acquisition, the proposed private placement, and the proposed debt

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

financing, each of which is discussed in Note 4. Deferred acquisition costs related to the proposed acquisition will be charged to expense if the acquisition is not consummated or included in the allocation of purchase price should the transaction be consummated. Deferred offering costs related to the private placement will offset proceeds recorded as equity if the transaction is completed or charged to expense if the acquisition is not completed. Deferred loan costs associated with the debt financing will be recorded as an asset and such costs will be amortized over the life of debt if the transaction is consummated and charged to expense if the transaction is not consummated.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	2006	2005
Deferred acquisition costs payable	$3,163,628	$380,229
Principal payments on financed insurance premiums	331,239	360,025
Income taxes payable	343,423	—
Delaware fanchise tax payable	70,462	70,415
Rating agency fees payable	234,100	—
Other accounts payable and accrued expenses	656,032	31,143

	$4,798,884	$841,812

Accounting for Warrants – Derivative Liability

On December 21, 2005, the Company consummated its Offering of 12,760,840 Units. Each Unit consists of one share of common stock and one redeemable common stock purchase Warrant. Each Warrant entitles the holder to purchase from the Company one share of its common stock at an exercise price of $6.00. In addition, certain initial shareholders of the Company purchased 1,000,000 warrants for $1.70 per warrant with an exercise price of $6.00 per share.

Emerging Issues Task Force Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”), requires freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as an equity instrument, asset or a liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in the company’s results of operations. A contract designated as an equity instrument must be included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the 12,760,840 Warrants issued in the Offering to purchase common stock are separately accounted for as liabilities and the 1,000,000 warrants issued to initial shareholders to purchase common stock are accounted for as equity.

Statement of Financial Accounting Standard No. 133 (“SFAS No. 133”), “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. Furthermore, paragraph 11 (a) of SFAS No. 133 precludes contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position from being treated as derivative instruments. While the Warrants to purchase the additional 12,760,840 shares is indexed to the Company’s common stock, the fact that the shares underlying the Warrants require future registration in accordance with the warrant agreement requires the Company to classify these

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

instruments as a liability in accordance with EITF 00-19 paragraph 14. This derivative liability will be adjusted to fair value, and any changes will be recorded as non-operating gains or losses.

The Warrants sold as part of the Units in our Offering began separate trading from the Units in January 2006 and the price is quoted on the Over the Counter Bulletin Board (“OTCBB”). Consequently, the fair value of these Warrants is estimated as the market price of a Warrant at each period end. To the extent that the market price increases or decreases, the Company’s derivative liabilities will also increase or decrease, with a corresponding effect on the Company’s consolidated statement of operations. The fair value at December 31, 2006 was calculated to be $32,284,925, or approximately $2.53 per warrant. This compares to a valuation of $17,018,480, or approximately $1.33 per warrant, when valued at December 31, 2005. The net change in the valuation from December 31, 2005 through December 31, 2006 of $15,266,445 was recorded as a non-operating loss for the twelve months ended December 31, 2006. For the period from May 31, 2005 (inception) through December 31, 2005, the change in valuation resulted in a non-operating gain of $1,808,566 being recognized. For the period from May 31, 2005 (inception) through December 31, 2006, $13,457,879 was recognized as a non-operating loss.

Prior to January 2006, the Company performed a valuation of the warrants to purchase 12,760,840 shares. The pricing model the Company used for determining fair value of the warrants was the Black-Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model used market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment and may impact net income. The Company used volatility rates based upon a peer group of ten publicly traded food products companies in the Dow Jones U.S. Small Cap Index. The volatility factor used in Black-Scholes had a significant effect on the resulting valuation of the derivative liabilities on the Company’s balance sheet. The volatility as calculated at December 31, 2005 approximated 17.65%. The Company used a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximated the estimated remaining contractual life of the derivative.

Deferred Interest Income

Deferred interest income consists of the 19.99% of net interest earned on investments held in trust, which is subject to the right of conversion. Net interest earned on investments held in trust is interest income earned on investments held in trust less allocable income taxes, net of the interest income (less income taxes payable) of $750,000 on the balance of the trust account previously released to the Company.

Loss per Share of Common Stock

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average shares of common stock outstanding for the period. No effect has been given to 1,595,105 common shares that have been placed in escrow and will not be released from escrow until an initial Business Combination has been completed and the last sales price of the Company’s common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 day trading period beginning after completion of an initial business combination. Such shares are considered contingently issuable shares under Statement of Financial Accounting Standards (“SFAS”) No. 128 and are not considered outstanding for purposes of computing loss per share of common stock. In addition, no effect has been given to potential issuances of common stock from warrants in the diluted computation as the effect would not be dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, (“SFAS No. 123R”) “Share-Based Payment”. SFAS No. 123R replaced SFAS No. 123 and superseded APB 25. SFAS No. 123R will require compensation cost related to equity-based payment transactions to be recognized in financial statements. SFAS No. 123R requires measurement of the cost of equity-based payment transactions to employees at the estimated fair value of the award on the grant date and recognition of expense over the requisite service or vesting period. SFAS No. 123R requires implementation using a modified version of prospective application, under which compensation expense for the unvested portion of previously granted awards and all new awards will be recognized on or after the date of adoption. SFAS No. 123R also allows companies to adopt SFAS No. 123R by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma footnote disclosures required under SFAS No. 123. The provisions of SFAS No. 123R were adopted by the Company effective for the fiscal year beginning January 1, 2006. The impact on the Company’s financial statements will correlate directly with the number of options, if any, issued by the Company. The Company has no option plans authorized or existing at December 31, 2006.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” (FSP EITF 00-19-2). The FSP specifies the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be recognized and measured separately in accordance with FASB SFAS No. 5, “Accounting for Contingencies” and related literature. FSP EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration. The FSP applies immediately to registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. Whereas, for registration payment arrangements and the financial instruments subject to those arrangements entered into prior to its issuance, the FSP applies to our financial statements for the fiscal year beginning in 2007. We adopted the provisions of FSP EITF 00-19-2 beginning in January 2007 with no impact on our Consolidated Financial Statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires the Company to recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of the Company’s 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 in its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R).” This standard requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur as a component of comprehensive income. The standard also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position.

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

The requirement to recognize the funded status of a defined benefit postretirement plan is effective for the fiscal years ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for the fiscal years ending after December 15, 2008. We do not expect this standard to have any material impact on our results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This standard establishes a standard definition for fair value, establishes a framework under generally accepted accounting principles for measuring fair value and expands disclosure requirements for fair value measurements. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. We do not expect this standard to have any material impact on our results of operations or financial position.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB 108 provides guidance on the consideration of effects of the prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The SEC staff believes registrants must quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 is effective for the first annual period ending after November 15, 2006 with early application encouraged. We do not expect this standard to have any material impact on our results of operations or financial position.

In March 2006, Statement No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140” (“FAS 156”), was released. FAS 156 amends Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”), to require that all separately recognized servicing assets and liabilities in accordance with FAS 140 be initially measured at fair value, if practicable. Furthermore, this standard permits, but does not require, fair value measurement for separately recognized servicing assets and liabilities in subsequent reporting periods. FAS 156 is also effective for the Company beginning January 1, 2007; however, the standard is not expected to have any impact on the Company’s financial position, results of operation or cash flows.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. SFAS 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. The Company is currently evaluating the effect that the adoption of SFAS 155 will have on its financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” and requires the retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The retrospective application of the change would be limited to the direct effects of the change, and indirect effects would be recognized in the period of the accounting change.

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

Other than the aforementioned, management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Initial Public Offering

In the Offering, the Company sold to the public 12,760,840 units (“Units”) at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a Target Business or December 16, 2006, and expiring December 16, 2009, unless earlier redeemed. A 30-day option to purchase up to an additional 1,914,126 units granted to the underwriters to cover any over-allotments expired unexercised on January 20, 2006. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

The Company agreed to pay the Underwriters of the Offering fees equal to 7.0% of the gross proceeds; the Underwriters have agreed to defer 3.5% of their fees until consummation of a Business Combination. The Company will pay the deferred fees out of the proceeds of the Offering held in trust.

Note 4—Proposed Acquisition

On September 25, 2006, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with GFA Holdings, Inc., a Delaware company (“GFA Holdings”), the sole stockholder of GFA Brands, Inc. (“GFA Brands”) (GFA Holdings, together with GFA Brands, “GFA”), pursuant to which, upon shareholder approval, BSB Acquisition Co., a wholly-owned Delaware subsidiary of Boulder, will merge with and into GFA Holdings, and GFA Holdings will become a wholly-owned subsidiary of Boulder.

In connection with the acquisition of GFA, Boulder also entered into a Securities Purchase Agreement (“Purchase Agreement”) with certain investors for private placement equity financings of common stock (the “Common Stock Private Placement”) and convertible preferred stock (the “Preferred Stock Private Placement”, together with the Common Stock Private Placement, the “Private Placements”), and a commitment letter (the “Commitment Letter”) with Bank of America, N.A. and Banc of America Securities LLC for a debt financing (the “Debt Financing”), in order to raise the proceeds necessary to provide a portion of the funds necessary to acquire GFA. Each of the Private Placements and the Debt Financing will be consummated simultaneously with the closing of the merger with GFA.

The Merger Agreement provides that GFA stockholders will be paid an aggregate of $465 million in cash which includes the assumption of post-closing bonus payments, net of tax benefits. The purchase price will be paid with: (i) up to $100 million of cash currently held in a trust account established in connection with Boulder’s initial public offering; (ii) the net proceeds of the Private Placements of $246 million ($107.5 million of which will be raised in the Common Stock Private Placement and $138.5 million of which will be raised in the Preferred Stock Private Placement); and (iii) proceeds from the Debt Financing of $180 million.

Also, as part of the Private Placements, on September 25, 2006, Boulder entered into a Purchase Agreement with prospective investors that collectively provide for the issuance, simultaneously with the closing of the merger, of (i) approximately 14,410,188 shares of Boulder common stock, at a per share purchase price of $7.46,

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

resulting in aggregate gross proceeds to Boulder of approximately $107.5 million, and (ii) approximately 15,388,889 shares of Boulder Series A convertible preferred stock (the “Preferred Stock”) and warrants, at a purchase price of $9.00, resulting in aggregate gross proceeds to Boulder of approximately $138.5 million, the net proceeds of which will be used to fund the merger consideration. The warrants are exercisable at $9.00 per share of common stock.

In addition, as part of financing the transaction, on September 25, 2006, Boulder entered into a Commitment Letter with Bank of America, N.A. and Banc of America Securities LLC which obligates the lenders, subject to conditions in the Commitment Letter being satisfied, to lend Boulder $180 million, which includes a $20 million revolver.

Note 5—Liquidity

The Company’s current cash position is approximately $569,000. The Company currently has outstanding payables, accrued expenses and liabilities, other than derivative liabilities and deferred underwriting fees, of approximately $5.0 million. The Company’s short term liabilities, other than derivative liabilities and deferred underwriting fees, exceed our available cash position by approximately $4.4 million. In the event the business combination is not consummated within the agreed upon time period, and unless additional financing is obtained, the Company will not have sufficient funds outside the trust fund to satisfy its obligations, including any amounts arising from the commitment disclosed in Note 8 below.

In the event the business combination is not consummated within the agreed upon time period, the Company does not believe it will have sufficient available funds outside of the trust fund to operate through June 16, 2007. The Company has incurred approximately $3.6 million in expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of the business combination. The Company believes that it will likely be forced to liquidate if the business combination with GFA is not consummated and additional funds are not obtained.

Subsequent to year end, an initial stockholder has agreed to lend the Company up to $500,000. See Note 12 below.

Note 6—Income Taxes

The components of the income tax provision (benefit) consisted of the following:

	Twelve months ended December 31, 2006	May 31, 2005 (inception) to December 31, 2005	May 31, 2005 (inception) to December 31, 2006
Income tax provision (benefit):
Current taxes:
Federal	$1,195,120	$—	$1,195,120
State	168,303	—	168,303

	1,363,423	—	1,363,423
Deferred taxes:			—
Federal	$(510,846)	$—	(510,846)
State	(44,437)	—	(44,437)

	(555,283)	—	(555,283)

Provision for income taxes	$808,140	$—	$808,140

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

The reconciliation of the provision for income taxes based on the U.S. federal statutory income tax rate to our provision for income taxes was as follows:

	Twelve months ended December 31, 2006	May 31, 2005 (inception) to December 31, 2005	May 31, 2005 (inception) to December 31, 2006
Expected federal statutory taxes at 34%	$(4,410,147)	$(216,615)	$(4,626,762)
Stock compensation	—	802,351	802,351
Derivative liabilities	5,190,591	(614,912)	4,575,679
Valuation allowance		16,427	16,427
Other	27,696	12,749	40,445

Provision for income taxes	$808,140	$—	808,140

Deferred income tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate in effect for the year in which the differences are expected to reverse. Deferred income expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

Temporary differences for financial statement and income tax purposes result primarily from charges to operations for financial statement reporting purposes which are not currently tax deductible and from revenues deferred for financial statement reporting purposes which are currently taxable. The components of the deferred tax asset and liability were as follows:

	December 31, 2006	December 31, 2005
Deferred tax assets:
Accrual to cash adjustments	$394,971	$11,927
Deferred interest income	160,312
Net operating loss carryover		4,500

	555,283	16,427
Valuation allowance	—	(16,427)

Net deferred tax asset	$555,283	$—

	December 31, 2006	December 31, 2005
Deferred tax asset current	$555,283	$—
Long-term deferred tax asset	—	—
Deferred tax liability current	—	—
Long-term deferred tax liability	—	—

Net deferred tax assets (liabilities)	$555,283	$—

We periodically review the need for a valuation allowance against deferred tax assets and recognize these deferred tax assets to the extent that realization is more likely than not. Based upon a review of trends and forecasted earnings and the relevant expiration of carryforwards, we believe that the valuation allowances are appropriate. The valuation allowance decreased by $16,427 to zero in 2006. The decrease in the valuation allowance was the result of utilization of tax assets including the utilization of the net operating loss carryforward of approximately $24,000. The net operating loss was generated in 2005 during the Company’s initial year.

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

Note 7—Notes Payable to Stockholders and Related Party Transactions

The Company issued an aggregate of $200,000 in unsecured promissory notes to two Initial Stockholders on June 21, 2005. The notes were paid in full during December 2005.

The Company has agreed to pay up to $10,000 a month in total for office space and general and administrative services to affiliates of two of the Initial Stockholders. Services commenced on the effective date of the Offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company. Approximately $120,000 and $5,200 was incurred, but not paid, under this arrangement in 2006 and 2005, respectively.

At December 31, 2006, amounts owed to three Initial Stockholders for advances to the Company to cover expenditures were approximately $86,300. At December 31, 2005, the corresponding amount owed to four initial stockholders was approximately $74,700.

Certain stockholders, five of whom are directors and one senior advisor, purchased an aggregate of 1,000,000 warrants concurrently with the closing of the Offering at a price of $1.70 per warrant directly from the Company. They have agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination.

One of the founding stockholders has issued an option to purchase 61,927 of common shares that they currently hold individually at $.0082 per share to the Company’s former legal counsel. The Company reflected the difference between the fair value of the option and the $.0082 as an offering cost. Since the issuance of the option was an offering cost, there was no impact on net income or total stockholders’ equity.

During September 2005, founding stockholders sold 39,878 shares of common stock to a Company director at the founders purchase price of $0.00784 per share. In November 2005, founding stockholders sold to a former consultant and new Company director 300,255 shares of common stock at the founders purchase price of $0.00784 per share. The Company had previously entered into a consulting agreement with the former consultant that was rescinded. Additionally, the founding stockholders in November and December 2005 sold an additional 16,158 and 37,532 shares, respectively, of common stock to an existing stockholder and consultant at the founders purchase price of $0.00784 per share. The Company recorded an expense in the financial statements for the aforementioned sales of common stock by founders for the difference between the estimated fair value of the shares sold and the founders price, which totaled $2,359,856 for the period ended December 31, 2005.

Note 8—Commitment and Contingency

As part of the indemnity arrangement between one of the underwriters and the Company, the Company has agreed to pay certain legal fees and expenses, up to a total of $500,000, associated with any controversy that may arise in connection with one of the underwriter’s enforcement of rights to collect underwriting related compensation. The Company has been advised by the underwriters that a distribution has been made and that while there is agreement on much of the compensation allocations, there are open issues that need to be resolved by them and that discussions remain ongoing, although there can be no assurances that a final resolution on the open issues will be achieved and that the provisions of the indemnity will not be triggered. If a claim were made against the Company under this indemnity agreement, it could reduce the amount of either proceeds not held in trust or proceeds held in trust. If an amount for this potential claim is paid out of the proceeds held in trust, two of our Initial Stockholders may be personally liable for such amounts.

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

Note 9—Common Stock

Common Stock Subject to Possible Conversion

As stated in Note 1, Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their portion of the trust account net of income taxes payable thereon, and net of any interest income (less income taxes payable) of up to $750,000 on the balance of the trust account previously released to the Company, if a Business Combination is approved and completed. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. At December 31, 2006, $19,661,116, representing 2,550,892 common shares, has been classified as common stock subject to possible conversion.

Common Stock in Escrow

All of the shares of the Company’s common stock outstanding prior to the date of its initial public offering have been placed in escrow with an escrow agent. The shares of common stock are subject to release from escrow in two equal increments: 1) 1,595,105 shares on December 16, 2008; and, 2) 1,595,105 shares upon completion of an initial Business Combination and the last sale price of the Company’s common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period beginning after completion of an initial Business Combination.

Because the shares placed in escrow and subject to the completion of a Business Combination and the attainment of a sales price equal to or greater than $11.50 as discussed above are to be released to the existing stockholders (all of whom are officers and/or directors or are a related party to an officer and director) upon meeting these performance and market conditions, the Company may be required to recognize a charge based on the fair value of the shares at the time the shares are released from the escrow. The amount of such charge could be equal to the number of shares times the market value at such date. Based on the target price of $11.50, such charge would be approximately $18,343,707.

Note 10—Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

BOULDER SPECIALTY BRANDS, Inc.

(a development stage company)

Notes to Consolidated Financial Statements—(Continued)

Note 11—Unaudited Quarterly Results

The following table presents certain unaudited quarterly results for fiscal years 2006 and 2005:

	December 31,		September 30,		June 30,
	2006	2005	2006	2005	2006	2005	March 31, 2006
Revenues	$—	$—	$—	$—	$—	$—	$—
Operating income (loss)	(827,042)	(2,157,138)	(367,225)	(311,587)	(506,705)	(685)	(223,630)
Net income (loss)	(11,055,424)	(324,830)	(5,786,098)	(311,587)	3,353,448	(685)	(291,087)

Income (loss) per share—diluted	$(0.77)	$(0.06)	$(0.40)	$(0.10)	$0.23	$(0.00)	$(0.02)

Diluted weighted average common shares outstanding	14,355,945	5,132,077	14,355,945	3,190,210	14,355,945	3,190,210	14,355,945

Note: The company was formed on May 31, 2005.

Note 12—Subsequent Event

On February 15, 2007, an initial stockholder agreed to lend the Company up to $500,000 to cover operating expenses, to be drawn as needed by the Company. The loan will bear interest at a rate equal to the lowest applicable federal short term rate in effect pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as the same may be adjusted from time to time. The loan and accrued interest will be repaid within thirty days after consummation of a business combination. At March 16, 2007, advances of $300,000 were outstanding under this agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders

Boulder Specialty Brands, Inc.

Longmont, Colorado

We have audited the accompanying balance sheet of Boulder Specialty Brands, Inc., a corporation in the development stage (the Company) as of December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period May 31, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boulder Specialty Brands, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the period May 31, 2005 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the accompanying financial statements, the Company has restated its financial statements as of and for the year ended December 31, 2005 to reflect the classification of and the warrants to purchase common stock associated with the units sold at the initial public offering of the Company and the changes in the fair value thereof.

Ehrhardt Keefe Steiner & Hottman PC

March 20, 2006, except for Note 3, for which the date is August 14, 2006

Denver, Colorado

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Balance Sheet

December 31, 2005 (As Restated)

As Restated
Assets
Current Assets
Cash and cash equivalents	$1,548,609
Investments held in trust—restricted	98,354,755
Accrued interest receivable in trust	23,420
Prepaid assets	352,840

Total current assets	100,279,624
Other Assets	800

Total Assets	$100,280,424

Liabilities and Stockholders’ Equity
Current liabilities
Offering costs payable and accrued expenses	$841,812
Advances from stockholders	74,669
Deferred underwriting fees	3,573,035
Derivative liabilities	17,018,480

Total current liabilities	21,507,996
Common stock, subject to possible conversion, 2,550,892 shares at conversion value	19,661,116

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common stock, $.0001 par value, 75,000,000 shares authorized; 15,951,050 shares issued and outstanding (including 2,550,892 subject to conversion)	1,595
Additional paid-in capital	59,746,819
Deficit accumulated during the development stage	(637,102)

Total stockholders’ equity	59,111,312

Total liabilities and stockholders’ equity	$100,280,424

See accompanying notes to financial statements

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statements of Operations

For the period from May 31, 2005 (inception) to December 31, 2005 (As Restated)

As Restated
Formation and operating costs	$109,554
Expenses settled with founders stock	2,359,856

Operating loss	(2,469,410)
Gain on derivative liabilities	1,808,566
Interest income	23,742

Net loss	(637,102)

Basic and diluted net loss per share	$(0.16)

Weighted average shares outstanding—basic and diluted	4,025,031

See accompanying notes to financial statements

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statement of Changes in Stockholders’ Equity

For the period from May 31, 2005 (inception) to December 31, 2005 ( As Restated)

	Common Stock			Deficit Accumulated During the Development Stage As Restated	Stockholders’ Equity As Restated
	Shares	Amount	Additional Paid-In Capital As Restated
Initial capital from founding stockholders for cash	3,190,210	$319	$24,681	—	$25,000
Sale of 12,760,840 units, net of underwriting discount and offering expenses (including 2,550,892 shares subject to possible conversion)	12,760,840	1,276	94,150,444	—	94,151,720
Proceeds subject to possible conversion of 2,550,892 shares			(19,661,116)		(19,661,116)
Reduction of equity related to warrant liability			(18,827,046)		(18,827,046)
Proceeds from the issuance of warrants	—	—	1,700,000	—	1,700,000
Expenses settled with founders stock	—	—	2,359,856	—	2,359,856
Net loss	—	—	—	(637,102)	(637,102)

Balance at December 31, 2005	15,951,050	$1,595	$59,746,819	$(637,102)	$59,111,312

See accompanying notes to financial statements

BOULDER SPECIALTY BRANDS, INC.

( a development stage company)

Statement of Cash Flows

For the period from May 31, 2005 (inception) to December 31, 2005 (As Restated)

As Restated
Cash flows from operating activities
Net loss	$(637,102)
Adjustments to reconcile net loss to net cash provided by operating activities:
Expenses settled with founders stock	2,359,856
Decrease in derivative liabilities	(1,808,566)
Changes in operating assets and liabilities:
Increase in accrued interest receivable in trust	(23,420)
Increase in prepaid assets	(352,840)
Increase in accounts payable and accrued expenses	461,583

Net cash used in operating activities	(489)

Cash flow from investing activities
Purchase of Treasury Bills—held in trust	(98,354,251)
Increase in cash held in trust	(504)
Payments for other assets	(800)

Net cash used in investing activities	(98,355,555)

Cash flow from financing activities
Proceeds form notes payable to stockholders	200,000
Payments on notes payable to stockholders	(200,000)
Increase on advances from stockholders	74,669
Proceeds from sale of shares of common stock	25,000
Gross proceeds from public offering	102,086,720
Proceeds from sale of warrants	1,700,000
Payments for offering costs	(3,981,736)

Net cash provided by financing activities	99,904,653

Net increase in cash	1,548,609
Cash—Beginning of period	—
Cash—End of period	$1,548,609

Supplemental schedule of non-cash financing activities
Accrual of deferred offering costs	$380,229

Accrual of deferred underwriting fees	$3,573,035

Accrual of derivative liability associated with warrants	$18,827,046

See accompanying notes to financial statements

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements

Note 1—Organization and Nature of Business Operations

Boulder Specialty Brands, Inc. (the “Company”) was incorporated in Delaware on May 31, 2005 as a blank check company whose objective is to acquire through a merger, stock exchange, asset acquisition or similar business combination with an operating business or businesses.

All activity from May 31, 2005 (inception) through December 31, 2005 relates to the Company’s formation, initial public offering (the “Offering”) described below and in Note 4, and search for a business combination, described below. The Company has selected December 31, as its fiscal year end.

The registration statement for the Offering was declared effective on December 16, 2005. The Company consummated the Offering on December 21, 2005, and received net proceeds of approximately $96 million. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “Target Business” shall mean one or more businesses that at the time of the Company’s initial business combination has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.6 million) described below and a “Business Combination” shall mean the initial combination of the Company of such Target Business that meets the fair market value criterion above.

The Company’s efforts in identifying a prospective Target Business have been and will be limited to businesses in the food and beverage industries. The Company may explore opportunities in the food and beverage industries in both domestic and international markets.

Approximately 96% of the proceeds of the Offering were placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The proceeds in the trust account include 3.5% of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside of the trust account, together with interest income on the balance in the trust account, net of income taxes on such interest, of up to $750,000 that is releasable to the Company, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s existing stockholders, including its officers and directors (“Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before the Offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” are the holders of common stock sold as part of the Units in the Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Public Offering exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination before June 16, 2007 (or before December 16, 2007 if a letter of intent, agreement in principle or definitive agreement has been executed by June 16, 2007 and the Business Combination has not yet been consummated by June 16, 2007), the Company may combine with another Target Business meeting the fair market value criterion described above.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements—(Continued)

Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their portion of the trust account net of income taxes payable thereon, and net of any interest income (less income taxes payable) of up to $750,000 on the balance of the trust account previously released to the Company, if a Business Combination is approved and completed. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account less any income taxes payable on interest income plus any remaining net assets if the Company does not effect a Business Combination by June 16, 2007 (or by December 16, 2007 if a letter of intent, agreement in principle or definitive agreement has been executed by June 16, 2007 and the Business Combination has not yet been consummated by June 16, 2007). In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 4).

Note 2—Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of December 31, 2005, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Investments Held in Trust

At December 31, 2005, the investments held in trust consisted principally of short term Treasury Bills. The Company has the ability and the intent to hold its investments until maturity. In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, the Company carries its investments at cost.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

Deferred offering costs payable	$380,229
Principal payments on financed insurance premiums	360,025
Delaware Franchise Tax payable	70,415
Other accounts payable and accrued expenses	31,143

$841,812

Accounting for Warrants—Derivative Liability

On December 21, 2005, the Company consummated its Offering of 12,760,840 Units. Each Unit consists of one share of common stock and one redeemable common stock purchase Warrant. Each Warrant entitles the holder to purchase from the Company one share of its common stock at an exercise price of $6.00. In addition, certain initial shareholders of the Company purchased 1,000,000 warrants for $1.70 per warrant with an exercise price of $6.00 per share.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements—(Continued)

Emerging Issues Task Force Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”), requires freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as an equity instrument, asset or a liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in the company’s results of operations. A contract designated as an equity instrument must be included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the 12,760,840 Warrants issued in the Offering to purchase common stock are separately accounted for as liabilities and the 1,000,000 warrants issued to initial shareholders to purchase common stock are accounted for as equity.

Statement of Financial Accounting Standard No. 133 (“SFAS No. 133”), “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. Furthermore, paragraph 11 (a) of SFAS No. 133 precludes contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position from being treated as derivative instruments. While the Warrants to purchase the additional 12,760,840 shares is indexed to the Company’s common stock, the fact that the shares underlying the Warrants require future registration in accordance with the warrant agreement, requires the Company to classify these instruments as a liability in accordance with EITF 00-19 paragraph 14. This derivative liability will be adjusted to fair value, and any changes will be recorded as non-operating gains or losses.

Loss per Share of Common Stock

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average shares of common stock outstanding for the period. No effect has been given to 1,595,105 common shares that have been placed in escrow and will not be released from escrow until an initial Business Combination has been completed and the last sales price of the Company’s common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 day trading period beginning after completion of an initial business combination. Such shares are considered contingently issuable shares under SFAS No. 128 and are not considered outstanding for purposes of computing loss per share of common stock. In addition, no effect has been given to potential issuances of common stock from warrants in the diluted computation as the effect would not be dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards, aggregating approximately $16,000. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance as of December 31, 2005.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements—(Continued)

The effective tax rate differs from the statutory tax rate due to nondeductible expenses settled with founders stock, changes in the derivative liability, state income tax and the increase in the valuation allowance.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, (“SFAS No. 123R”) “Share-Based Payment”. SFAS No. 123R replaced SFAS No. 123 and superseded APB 25. SFAS No. 123R will require compensation cost related to equity-based payment transactions to be recognized in financial statements. SFAS No. 123R requires measurement of the cost of equity-based payment transactions to employees at the estimated fair value of the award on the grant date and recognition of expense over the requisite service or vesting period. SFAS No. 123R requires implementation using a modified version of prospective application, under which compensation expense for the unvested portion of previously granted awards and all new awards will be recognized on or after the date of adoption. SFAS No. 123R also allows companies to adopt SFAS No. 123R by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma footnote disclosures required under SFAS No. 123. The provisions of SFAS No. 123R will be adopted by the Company effective for the fiscal year beginning January 1, 2006. The impact on the Company’s financial statements will correlate directly with the number of options, if any, issued by the Company. The Company has no option plans authorized or existing at December 31, 2005.

Other than the aforementioned, management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Restatement and Reclassifications of Previously Issued Financial Statements and Derivative Liability

In August, 2006, the Company concluded that it was necessary to restate its financial results for the period ended December 21, 2005, for the fiscal year ended December 31, 2005 and for the interim period ended March 31, 2006 to reflect additional non-operating gains and losses related to the classification of and accounting for the warrants to purchase common stock associated with the units sold at the initial public offering of the Company. The Company had previously classified the value of these warrants to purchase common stock as equity. After further review, the Company has determined that these instruments should have been classified as derivative liabilities and therefore, the fair value of each instrument must be recorded as a derivative liability on the Company’s balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded derivative liabilities and the corresponding gain or loss will be recorded in the Company’s statement of operations. At the date of the conversion of each respective instrument or portion thereof (or exercise of the warrants or portion thereof, as the case may be), the corresponding derivative liability will be reclassified as equity.

The Company performed a valuation of the Warrants to purchase 12,760,840 shares. The fair value at December 31, 2005 was calculated to be $17,018,480, or approximately $1.33 per warrant. This compares to a valuation of $18,827,046, or approximately $1.48 per warrant, when initially valued at December 21, 2005. The net change in the valuation, $1,808,566, was recorded as non-operating gain in the current period.

The pricing model the Company uses for determining fair values of the Warrants is the Black-Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment and may impact net income. The Company uses volatility rates based upon a peer group of ten publicly traded food products companies in the Dow Jones U.S. Small Cap Index.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements—(Continued)

The volatility factor used in Black-Scholes has a significant effect on the resulting valuation of the derivative liabilities on the Company’s balance sheet. The volatility as calculated approximated at 17.65%. The Company uses a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining contractual life of the derivative. Since the Warrants of the Company became freely tradable in 2006, in future periods the Company will use the closing market price of the Company’s Warrants at the end of a quarter to determine its fair value.

The accompanying financial statements for the period ended December 31, 2005 have been restated to effect the changes described above. The impact of the adjustments related to the classification of and accounting for the warrants for the period ended December 31, 2005 are summarized below:

Statement of Operations

	For the period May 31, 2005 (inception) to December 31, 2005
	As Previously Reported	Adjustment	As Restated
Formation and operating costs	$109,554		$109,554
Expenses settled with founders stock	2,359,856		2,359,856

Operating loss	(2,469,410)	—	(2,469,410)
Gain on derivative liabilities		1,808,566	1,808,566
Interest income	23,742		23,742

Net loss	(2,445,668)	1,808,566	(637,102)

Basic and diluted net loss per share	(0.61)	0.45	$(0.16)

Weighted average shares outstanding—basic and diluted	4,025,031	—	4,025,031

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements—(Continued)

Balance Sheet

The following table sets forth the effects of the restatement adjustments on the Company’s balance sheet as of December 31, 2005.

	As Previously Reported	Adjustment	As Restated
Assets
Current Assets
Cash and cash equivalents	$1,548,609		$1,548,609
Investments held in trust—restricted	98,354,755		98,354,755
Accrued interest receivable in trust	23,420		23,420
Prepaid assets	352,840		352,840

Total current assets	100,279,624		100,279,624
Other Assets	800		800

Total Assets	$100,280,424	—	$100,280,424

Liabilities and Stockholders’ Equity
Current liabilities
Offering costs payable and accrued expenses	$841,812		$841,812
Advances from stockholders	74,669		74,669
Deferred underwriting fees	3,573,035		3,573,035
Derivative liabilities	—	17,018,480	17,018,480

Total current liabilities	4,489,516	17,018,480	21,507,996
Common stock, subject to possible conversion, 2,550,892 shares at conversion value	19,661,116		19,661,116

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—		—
Common stock, $.0001 par value, 75,000,000 shares authorized; 15,951,050 shares issued and outstanding (including 2,550,892 subject to conversion)	1,595		1,595
Additional paid-in capital	78,573,865	(18,827,046)	59,746,819
Deficit accumulated during the development stage	(2,445,668)	1,808,566	(637,102)

Total stockholders’ equity	76,129,792	(17,018,480)	59,111,312

Total liabilities and stockholders’ equity	$100,280,424	—	$100,280,424

Note 4—Initial Public Offering

In the Offering, the Company sold to the public 12,760,840 units (“Units”) at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a Target Business or December 16, 2006, and expiring December 16, 2009, unless earlier redeemed. A 30-day option to purchase up to an additional 1,914,126 units granted to the underwriters to cover

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements—(Continued)

any over-allotments expired unexercised on January 20, 2006. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

The Company agreed to pay the Underwriters of the Offering fees equal to 7.0% of the gross proceeds; the Underwriters have agreed to defer 3.5% of their fees until consummation of a Business Combination. The Company will pay the deferred fees out of the proceeds of the Offering held in trust.

Note 5—Notes Payable to Stockholders and Related Party Transactions

The Company issued an aggregate of $200,000 in unsecured promissory notes to two Initial Stockholders on June 21, 2005. The notes were paid in full during December 2005.

The Company has agreed to pay up to $10,000 a month in total for office space and general and administrative services to affiliates of two of the Initial Stockholders. Services commenced on the effective date of the Offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company. Approximately $5,200 was incurred under this arrangement in 2005.

Four of the Initial Stockholders have made advances to the Company to cover expenditures in the amount of $74,669.

Certain stockholders, five of whom are directors and one senior advisor, purchased an aggregate of 1,000,000 warrants concurrently with the closing of the Offering at a price of $1.70 per warrant directly from the Company. They have agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination.

One of the founding stockholders has issued an option to purchase 61,927 of common shares that they currently hold individually at $.0082 per share to the Company’s former legal counsel. The Company reflected the difference between the fair value of the option and the $.0082 as an offering cost. Since the issuance of the option was an offering cost, there was no impact on net income or total stockholders’ equity.

During September 2005, founding stockholders sold 39,878 shares of common stock to a Company director at the founders purchase price of $0.00784 per share. In November 2005, founding stockholders sold to a former consultant and new Company director 300,255 shares of common stock at the founders purchase price of $0.00784 per share. The Company had previously entered into a consulting agreement with the former consultant that was rescinded. Additionally, the founding stockholders in November and December 2005 sold an additional 16,158 and 37,532 shares, respectively, of common stock to an existing stockholder and consultant at the founders purchase price of $0.00784 per share. The Company recorded an expense in the financial statements for the aforementioned sales of common stock by founders for the difference between the estimated fair value of the shares sold and the founders price, which totaled $2,359,856 for the period ended December 31, 2005.

Note 6—Commitment and Contingency

As part of the indemnity arrangement between one of the underwriters and the Company, the Company has agreed to pay certain legal fees and expenses, up to a total of $500,000, associated with any controversy that may arise in connection with one of the underwriter’s enforcement of rights to collect underwriting related compensation. The Company has been advised by the underwriters that a distribution has been made and that while there is agreement on much of the compensation allocations, there are open issues that need to be resolved

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements—(Continued)

by them and that discussions remain ongoing, although there can be no assurances that a final resolution on the open issues will be achieved and that the provisions of the indemnity will not be triggered. If a claim were made against the Company under this indemnity agreement, it could reduce the amount of either proceeds not held in trust or proceeds held in trust. If an amount for this potential claim is paid out of the proceeds held in trust, two of our Initial Stockholders may be personally liable for such amounts.

Note 7—Common Stock

Common Stock Subject to Possible Conversion

As stated in Note 1, Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their portion of the trust account net of income taxes payable thereon, and net of any interest income (less income taxes payable) of up to $750,000 on the balance of the trust account previously released to the Company, if a Business Combination is approved and completed. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. At December 31, 2005, $19,661,116, representing 2,550,892 common shares, has been classified as common stock subject to possible conversion.

Common Stock in Escrow

All of the shares of the Company’s common stock outstanding prior to the date of its initial public offering have been placed in escrow with an escrow agent. The shares of common stock are subject to release from escrow in two equal increments: 1) 1,595,105 shares on December 16, 2008; and, 2) 1,595,105 shares upon completion of an initial Business Combination and the last sale price of the Company’s common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period beginning after completion of an initial Business Combination.

Because the shares placed in escrow and subject to the completion of a Business Combination and the attainment of a sales price equal to or greater than $11.50 as discussed above are to be released to the existing stockholders (all of whom are officers and/or directors or are a related party to an officer and director) upon meeting these performance and market conditions, the Company may be required to recognize a charge based on the fair value of the shares at the time the shares are released from the escrow. The amount of such charge could be equal to the number of shares times the market value at such date. Based on the target price of $11.50, such charge would be approximately $18,343,707.

Note 8—Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

McGladrey & Pullen

Certified Public Accountants

Independent Auditor’s Report

To the Board of Directors and Stockholders

GFA Holdings, Inc.

Cresskill, New Jersey

We have audited the accompanying consolidated balance sheets of GFA Holdings, Inc. and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GFA Holdings, Inc. and Subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

New York, New York

March 19, 2007

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$2,373,011	$1,736,247
Investments	7,725,000	6,500,000
Accounts receivable, net of allowance for doubtful accounts and discounts of $199,485 and $110,679 in 2006 and 2005, respectively	8,713,726	4,921,876
Inventories	5,530,149	4,130,039
Due from related party	—	11,869
Prepaid expenses and other	121,314	178,558
Deferred taxes	1,015,599	1,650

Total current assets	25,478,799	17,480,239

Property and Equipment, net	165,774	184,211

Other Assets:
Goodwill	75,213,104	75,213,104
Other intangibles	17,000,000	17,000,000
Deferred financing costs, net of accumulated amortization of $1,945,123 and $732,992 in 2006 and 2005, respectively	953,956	2,166,087
Security deposits and other	64,982	12,998

	93,232,042	94,392,189

Total assets	$118,876,615	$112,056,639

Liabilities and Stockholders’ Equity
Current Liabilities:
Current maturities—long term debt	$4,725,000	$5,846,399
Accounts payable	10,538,795	10,378,668
Accrued expenses	2,442,234	3,387,262
Due to related party	2,959,614	—
Income taxes payable	3,473,400	689,473

Total current liabilities	24,139,043	20,301,802

Long-Term Debt	—	12,878,601

Deferred Taxes	6,801,304	5,040,768

Commitments and Contingencies (Note 8)
Stockholders’ Equity:
Common stock:
Class A-1, $.001 par value, 700,000 authorized, 533,163 issued and outstanding	533	533
Class A-2, $.001 par value, 200,000 authorized, 25,123 issued and outstanding	25	25
Class L, $.001 par value, 100,000 authorized, 59,240 issued and outstanding	59	59
Additional paid-in capital	63,628,038	63,628,038
Retained earnings	24,307,613	10,206,813

Total stockholders’ equity	87,936,268	73,835,468

Total liabilities and stockholders’ equity	$118,876,615	$112,056,639

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income

Years Ended December 31, 2006 and 2005

	2006	2005
Net sales	$160,560,549	$114,078,214
Cost of goods sold	70,602,624	47,490,187

Gross profit	89,957,925	66,588,027
Selling, general and administrative expenses	64,777,466	51,731,204

Operating income	25,180,459	14,856,823

Other (income) expense:
Interest expense	2,166,209	1,981,710
Interest and dividend income	(462,295)	(256,372)
Other (income), net	(201,367)	(119,854)

	1,502,547	1,605,484

Income before income taxes	23,677,912	13,251,339
Provision for income taxes	9,577,112	5,258,703

Net income	$14,100,800	$7,992,636

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2006 and 2005

	Common Stock						Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Class A-1		Class A-2		Class L
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2004	533,163	$533	25,123	$25	59,240	$59	$63,628,038	$2,214,177	$65,842,832
Net income	—	—	—	—	—	—	—	7,992,636	7,992,636

Balance, December 31, 2005	533,163	$533	25,123	$25	59,240	$59	$63,628,038	$10,206,813	$73,835,468
Net income	—	—	—	—	—	—	—	14,100,800	14,100,800

Balance, December 31, 2006	533,163	$533	25,123	$25	59,240	$59	$63,628,038	$24,307,613	$87,936,268

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years Ended December 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities:
Net income	$14,100,800	$7,992,636
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,507	21,565
Amortization of deferred financing costs	1,212,131	390,460
Deferred taxes	746,587	3,542,792
Realized gains on sale of securities	—	(1,134)
Changes in assets and liabilities:
Accounts receivable	(3,791,850)	(668,981)
Inventories	(1,400,110)	(1,583,672)
Prepaid expenses and other	5,260	(76,953)
Accounts payable and accrued expenses	1,999,026	4,993,356
Due to related party	2,959,614	—

Net cash provided by operating activities	15,856,965	14,610,069

Cash Flows From Investing Activities:
Purchase of property and equipment	(7,070)	(27,189)
Proceeds from sale of securities	14,525,000	18,196,700
Purchases of investments	(15,750,000)	(19,275,000)
Due to related party, net	11,869	374,552

Net cash (used in) investing activities	(1,220,201)	(730,937)

Cash Flows From Financing Activities:
Repayments of long-term debt	(14,000,000)	(14,200,000)

Net cash (used in) financing activities	(14,000,000)	(14,200,000)

Net increase (decrease) in cash and cash equivalents	636,764	(320,868)

Cash and Cash Equivalents:
Beginning	1,736,247	2,057,115

Ending	$2,373,011	$1,736,247

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Income taxes	$6,046,598	$1,026,438

Interest	$1,156,376	$1,483,734

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements

Note 1—Summary of Significant Accounting Policies

Basis of Presentation: The consolidated financial statements include GFA Holdings, Inc. (“Holdings”) and its wholly owned subsidiary, GFA Brands, Inc. (a Delaware Corporation), collectively referred to as “the Company”. All intercompany balances and transactions have been eliminated.

On February 5, 2004, Holdings was organized and on March 31, 2004 acquired certain assets of New Industries Corporation, formerly known as GFA Brands, Inc. (an Ohio Corporation), referred to as “GFA Ohio”. On the same date, Holdings issued 100,000 shares of common stock to Fitness Foods, Inc. (“FFI”) in exchange for certain of FFI’s assets as part of a contribution agreement between FFI and the Company.

These transactions have been accounted for as a business combination under SFAS No. 141, “Business Combinations” (“SFAS 141”) and the results of operation of GFA Ohio and FFI are included in the consolidated financial statements since the date of acquisition. Holdings paid $82 million cash for assets acquired from GFA Ohio, which was owned by the owners of FFI. The owners of FFI received stock valued at $10 million in exchange for the assets of FFI contributed to Holdings. Holdings accounted for these acquisitions as a purchase. Pursuant to SFAS 141, Holdings was the acquiring entity in the business combination because Holdings’ stockholders other than FFI stockholders control 82% of Holdings’ voting stock.

The net purchase price, including expenses directly related to the transaction, was approximately $107,139,000 and has been allocated to the assets of the acquired companies based on their respective fair values. The assets acquired included certain working capital assets and liabilities of approximately $17.5 million, property and equipment of approximately $132,000 and other assets of $12,000. The excess purchase price over the fair value of the tangible net assets acquired was approximately $92,000,000, and has been allocated to trademarks (inclusive of patent technology) totaling approximately $17 million and goodwill of approximately $75 million. The consideration for this transaction was raised through the issuance of common shares, the acquisition of a revolving line of credit and two term loans, and certain related party debt.

Business: The Company distributes a line of heart healthy and low fat food products under specific brand names, primarily through territorial food brokers, supermarket chains, military commissionaires, and other distributors throughout the United States.

Cash and Cash Equivalents: For the purposes of reporting cash flows, the Company considers all overnight investments and money market funds to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times may exceed Federally insured limits.

Investments: The Company invests excess cash in various marketable equity securities which consisted primarily of auction rate securities at December 31, 2006 and 2005. The investments are managed by the Company with the objective of minimizing the risk of loss of principal while maximizing returns. At times, these objectives may cause sales of investments before their maturity; therefore, they are classified as investments available for sale. These investments are carried at fair value, which amounted to $7,725,000 and $6,500,000 at December 31, 2006 and 2005, respectively. Realized and unrealized gains and losses during the period were not material. The cost of investments sold is based on the specific identification method.

Accounts Receivable: Accounts receivable are carried at original invoice amount less allowances for cash discounts and doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. The Company does not charge interest on past due receivables.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Inventories: Inventories are stated at the lower of cost (first-in, first-out) or market and consist of finished goods.

Property and Equipment: Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from 5 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the improvement.

Goodwill: Goodwill is tested annually for impairment or more frequently if events or changes in circumstances indicate that impairment may have occurred. The impairment analysis for goodwill includes a comparison of the Company’s carrying value (including goodwill) to the Company’s estimated fair value. If the fair value of the Company does not exceed its carrying value, then an additional analysis is performed to allocate the fair value to all assets and liabilities of the Company as if the Company had been acquired in a business combination and the fair value was its purchase price. If the excess of the fair value of the Company over the fair value of its identifiable assets and liabilities is less than the carrying value of recorded goodwill, an impairment charge is recorded for the difference.

In assessing the fair value of the Company, management must make assumptions about estimated future operating results and resulting cash flows and consider other factors, including comparable company information. Assumptions about future sales and cash flows require significant judgment involving economic conditions, the fluctuation of actual revenues and the timing of expenses. Management develops future sales estimates based on available customer information, planned timing of new products, planned timing and cost of promotional events and historical trends. Estimates of future cash flows assume that expenses will grow at rates consistent with historical rates. If the expected cash flows are not realized, impairment losses, may be recorded in the future.

Management has determined that no impairment was required to be recognized during the years ended December 31, 2006 and 2005.

Other Intangibles: Other intangibles are comprised of indefinite life intangible assets which are not amortized but are tested annually for impairment, or more frequently if events or changes in circumstances indicate that the asset might be impaired. In assessing the recoverability of indefinite life intangible assets, the Company must make assumptions about the estimated future cash flows and other factors to determine the fair value of these assets.

Assumptions about future revenue and cash flows require significant judgment because of the fluctuation of actual revenue and the timing of expenses. The Company’s management develops future revenue estimates based on projected growth and other factors. Estimates of future cash flows assume that expenses will grow at rates consistent with historical rates. If the expected cash flows are not realized, impairment losses may be recorded in the future.

An intangible asset is determined to have an indefinite useful life when there are no legal, regulatory, contractual, competitive, economic or any other factors that may limit the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. In each reporting period, the Company also evaluates the remaining useful life of an intangible asset that is not being amortized to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is determined to have a finite useful life, the asset will be amortized prospectively over the estimated remaining useful life and accounted for in the same manner as intangible assets subject to amortization.

The Company has determined that its “Smart Balance” and “Smart Beat” trademarks have an indefinite life and these assets are not being amortized.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Impairment of Long-Lived Assets: The Company evaluates long-lived assets, which includes leasehold improvements and equipment and other intangibles, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write down-would be recorded to reduce the related asset to its estimated fair value. No impairment was required to be recognized during the years ended December 31, 2006 and 2005.

Deferred Financing Costs: The Company capitalized financing costs and fees incurred related to the procurement of its long-term debt. The Company is amortizing such costs as additional interest expense over the lives of the respective loans using the effective interest method.

Revenue Recognition: Revenue is recognized when the earnings process is complete and the risks and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the receipt of product by the customer. The earnings process is complete once the customer order has been placed and approved and the product shipped and received by the customer. Product is sold to customers on credit terms established on an individual basis. The credit factors used include historical performance, current economic conditions and the nature and volume of the product. The Company offers its customers a variety of sales and incentive programs, including discounts, allowances, coupons, slotting fees, and co-op advertising. Incentives that result in an identifiable benefit to the Company, where the value can be reasonably estimated, are included as a component of selling expenses. Incentives that do not meet this criteria are included as a reduction of revenue. The Company sells their products to customers without the right of return and is not obligated to accept any returns.

During the year ended December 31, 2006, the Company refined its process of estimating the sales adjustment necessary to recognize the effect of products shipped, but not received by its customers. Had the method used to determine this adjustment in prior periods been used in the current period, operating income would have deceased by approximately $1,760,000.

Shipping and Handling: Shipping and handling charges are included as a component of selling expenses, and amounted to $9,254,979 and $5,985,402 for the years ended December 31, 2006 and 2005, respectively.

Advertising: Advertising costs are charged to operations (selling, general and administrative expenses) when incurred and amounted to $22,167,467 and $20,398,595 for the years ended December 31, 2006 and 2005, respectively.

Research and Development: Research and development costs are charged to operations when incurred and amounted to $98,453 and $88,226 for the years ended December 31, 2006 and 2005, respectively.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Taxes: Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred taxes and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Recently Issued Accounting Pronouncements: In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires the Company to recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of the Company’s 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

In March 2006, Statement No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140” (“FAS 156”), was released. FAS 156 amends Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”), to require that all separately recognized servicing assets and liabilities in accordance with FAS 140 be initially measured at fair value, if practicable. Furthermore, this standard permits, but does not require, fair value measurement for separately recognized servicing assets and liabilities in subsequent reporting periods. FAS 156 is also effective for the Company beginning January 1, 2007; however, the standard is not expected to have any impact on the Company’s financial position, results of operation or cash flows.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. SFAS 155 is effective for all financial instruments acquired, issued or subject to a re-measurement event occurring in fiscal years beginning after September 15, 2006. This standard is not expected to impact the Company.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” and requires the retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The retrospective application of the change would be limited to the direct effects of the change, and indirect effects would be recognized in the period of the accounting change.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, (“SFAS No. 151”) which requires that abnormal amounts of idle facility expense, freight, handling costs, and wasted material be recognized as current-period charges. This Statement also introduces the concept of "normal capacity" and requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. Unallocated overhead must be recognized as an expense in the period in which it is incurred. The Statement was effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a material impact on the Company’s results of operations, cash flows, and financial position.

Note 2—Major Customer

The Company has two major customers that accounted for approximately 23% of sales for the year ended December 31, 2006. The aggregate accounts receivable from these customers amounted to approximately $2,100,000 and 24% of the total accounts receivable at December 31, 2006. For the year ended December 31, 2005, the Company had one major customer that accounted for approximately 13% of sales and approximately 12% of total accounts receivable.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Note 3—License

A substantial portion of the Company’s business depends upon its exclusive license of certain technology from Brandeis University. This license agreement, dated June 1996, imposes certain obligations upon the Company, such as diligently pursuing the development of commercial products under the licensed patents. The agreement expires at the end of each patent period or seventeen years after the agreement execution date for products which do not have patents and contains no minimum commitments. The amount of royalties due is based on a formula of the percentage of oil and/or fat utilized in the licensed products. Should Brandeis believe that GFA has failed to meet its obligations under the license agreement, Brandeis could seek to limit or terminate the Company’s license rights. Royalties to Brandeis for the year ended December 31, 2006 and 2005 were approximately $715,000 and $530,000, respectively.

Note 4—Property and Equipment

Property and equipment as of December 31, 2006 and 2005 consists of the following:

	2006	2005
Machinery and equipment	$144,041	$141,518
Furniture and fixtures	50,610	46,063
Leasehold improvements	30,111	30,111

	224,762	217,692
Less: Accumulated depreciation and amortization	58,988	33,481

	$165,774	$184,211

Note 5—Intangible Assets

The following is a summary of intangible assets acquired and goodwill as of December 31, 2006 and December 31, 2005:

	2006
	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Value
Not subject to amortization:
Trademarks, inclusive of patented technology	$17,000,000	$—	$17,000,000
Goodwill	75,213,104	—	75,213,104

	$92,213,104	$—	$92,213,104

Deferred financing costs—subject to amortization	$2,899,079	$1,945,123	$953,956

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

	2005
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Not subject to amortization:
Trademarks, inclusive of patented technology	$17,000,000	$—	$17,000,000
Goodwill	75,213,104	—	75,213,104

	$92,213,104	$—	$92,213,104

Deferred financing costs—subject to amortization	$2,899,079	$732,992	$2,166,087

The estimated aggregate amortization for deferred financing costs for the year ended December 31, 2007 is expected to be $953,956.

Note 6—Long-Term Debt

The Company has an agreement with a bank that provides for term loan A notes in an aggregate principal amount of $27,625,000 through March 31, 2011, with quarterly payments commencing June 30, 2005. Interest rates are at LIBOR plus 2% or the Federal funds effective rate plus 0.5%, as determined by the Company.

The Company may prepay the loans upon notice to the lender. Each prepayment will be applied to the relevant loans to reduce the remaining installments on a pro rata basis. Term loan prepayments are not available for reborrowing.

Details of the term loan A notes outstanding at December 31, 2006 and 2005 are as follows:

	2006	2005
Term loan A notes:
Payable with 30-day rate at 5.35% plus 2%	$4,725,000	$—
Payable with 90-day rate at 4.22% plus 2%	—	6,000,000
Payable with 90-day rate at 4.24% plus 2%	—	12,725,000

	4,725,000	18,725,000
Less: Current maturities	4,725,000	5,846,399

Long-term debt	$—	$12,878,601

The above debt is collateralized by all the assets of GFA Brands, Inc. and is guaranteed by Holdings. The agreement contains certain restrictive covenants, including maintenance of certain financial ratios. This loan was repaid in full during February 2007.

Annual maturity of long-term debt is as follows:

Years Ending December 31,
2007	$4,725,000

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Note 7—Stockholders’ Equity

In connection with the incorporation of Holdings and the acquisition of GFA Ohio (Note 1), Holdings authorized 700,000 and issued 533,163 (including 443,163 shares for cash to unrelated parties as part of the initial capitalization) Class A-1 common shares, and authorized 100,000 and issued 59,240 (including 49,240 shares for cash to unrelated parties as part of the initial capitalization) Class L common shares. These shares were issued at an average of $107 above par, net of $25,000 of offering costs, resulting in an initial capital contribution of $63,603,532. Fitness Foods, Inc., a related party (Note 9), owns 90,000 of the Class A-1 shares and 10,000 of the Class L shares, for which they contributed $10,000,000 of tangible and intangible assets to the Company, with an estimated fair value of $10,000,000.

Holdings also authorized the issuance of 200,000 of Class A-2 common shares. The 25,123 Class A-2 common shares were issued to various employees of the Company at approximately $1 above par, resulting in a capital contribution of $25,123.

The Class A-1 common shares are referred to as the “Voting Class A Common Shares”. The holders of the voting A-1 common shares have and possess all powers and voting rights pertaining to the shares of the Company. The Class L common shares are entitled to receive all distributions until there has been paid an amount equal to the Class L Base Amount plus an amount sufficient to generate an internal rate of return equal to 10% per annum, compounded quarterly. After fulfilling the requirement of the Class L shares, any additional distributions will be made to the Class A shares. The Class A-2 common shares are non-voting shares and contain limited rights.

In connection with the acquisition of Fitness Foods, Inc. assets (Note 1), Fitness Foods, Inc. was also granted a “put option” which entitles them, upon the occurrence of a change-of-control event, to require the Company to purchase all of their Class A-1 common shares for $10 per share and their Class L common shares for $910 per share. In connection with the proposed merger agreement (Note 12), Fitness Foods, Inc. has agreed to waive this option.

Note 8—Commitments and Contingencies

Lease Commitments: The Company leases office space in New Jersey and Missouri under separate lease agreements that expire on March 31, 2007 and June 30, 2008, respectively. The New Jersey lease is with a related party (Note 9) and contains an option to renew for one lease term of three years. Subsequent to December 31, 2006 the New Jersey lease has been extended on a month to month basis effective April 1, 2007. Future minimum lease payments due under these leases are as follows:

Years Ending December 31,
2007	$32,838
2008	6,669
2009	—

$39,507

Rent expense for the years ended December 31, 2006 and 2005 was approximately $91,300 and $90,700, respectively.

Litigation: The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Commitment: As of December 31, 2006 and 2005, the Company was committed to purchasing approximately $4,683,000 and $5,200,000, respectively, of peanuts, palm, soy and canola oil products during the next year.

Note 9—Related Party Transactions

The Company has a Transitional Services Agreement with New Industries Corporation (“NIC”), a company controlled by the shareholders of Fitness Foods, Inc. As part of the agreement, NIC provides the Company certain sales and marketing, management, administrative, and operational services for the period August 1, 2005 to the earlier of six months after a sale transaction or June 30, 2007. Base fees in connection with this agreement are $141,667 per month.

In July 2006, the Transitional Services Agreement was amended to include a provision for an additional payment, an EBITDA bonus, in an amount equal to ten percent of the Company’s adjusted EBITDA for the fiscal year ending December 31, 2006. The EBITDA bonus is payable on the later of the termination of the agreement or thirty days after the receipt of audited financial statements for the fiscal year ending December 31, 2006 and is included with due to related party at December 31, 2006. The Company expensed approximately $2,960,000 relating to the EBITDA bonus for the year ended December 31, 2006 and this amount is included with management fees, a component of selling, general and administrative expenses.

The Company expensed approximately $4,660,000 during the year ended December 31, 2006 related to the base fees and EBITDA bonus. In the year ended December 31, 2005, the Company expensed $708,335 under the Transitional Services Agreement.

The Transitional Services Agreement also contains a provision for an additional payment, a sale bonus, in connection with the sale transaction with Boulder Specialty Brands, Inc. (Note 12), in an amount equal to five percent (5%) of the consideration that is actually received by the holders of all outstanding shares of GFA Holdings, Inc.’s Class A-1 Common Stock and Class A-2 Common Stock. Ninety percent (90%) of the non-contingent portion of the sales bonus shall be payable in cash at the closing of the sale transaction. The remainder of the sale bonus shall be payable upon the later to occur of the agreement termination date or when the consideration is actually received by the holders of the Class A-1 Common Stock and Class A-2 Common Stock. No amounts have been accrued under the sale bonus provision for the year ended December 31, 2006, as the sale transaction is not yet complete.

The Company has also entered into an agreement with an employee for the payment of a sale bonus in the event of the successful completion of the sale of the Company. No amounts have been accrued under this sale bonus for the year ended December 31, 2006, as the sale transaction is not yet complete.

The Company had $11,869 due from NIC at December 31, 2005 and the amount was received by the Company during 2006.

The Company has a Management Agreement with Mason Sundown Management, LLC, an entity controlled by certain shareholders of the Company. The agreement provides for management and advisory services to the Company for an annual management fee of $500,000 commencing March 31, 2004. The Company expensed $500,000 during each of the years ended December 31, 2006 and 2005, related to this agreement.

The Company leases its New Jersey office space from Woodland Company, an entity controlled by the shareholders of Fitness Foods, Inc. The agreement provides for annual lease payments of $78,000 commencing April 1, 2004 through March 31, 2007. The Company expensed $78,000 during each of the years ended December 31, 2006 and 2005, pursuant to the fixed annual payments under this lease agreement.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Note 10—Employee Benefit Plan

The Company sponsors a profit sharing and 401(k) plan, which provides for matching contributions and profit sharing contributions for eligible participating employees. The Company’s contribution to the profit sharing and 401(k) plan amounted to approximately $128,000 and $116,000 plan for the years ended December 31, 2006 and 2005, respectively.

Note 11—Income Taxes

The components of income tax expense for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005
Current:
Federal	$6,731,870	$1,483,257
State	2,098,655	232,654

	8,830,525	1,715,911

Deferred:
Federal	(1,013,949)	3,074,827
State	1,760,536	467,965

	746,587	3,542,792

	$9,577,112	$5,258,703

The following is a reconciliation between the amount of reported income tax expense and the tax at the federal statutory rate for the years ended December 2006 and 2005:

	2006	2005
Tax at federal rate	$8,050,490	$4,505,455
State and local taxes, net of federal benefit	1,502,237	462,407
Nondeductible expenses	—	3,328
Other	24,385	287,513

	$9,577,112	$5,258,703

Net deferred tax liabilities consist of the following components as of December 31, 2006 and 2005:

	2006	2005
Deferred tax assets (liabilities):
Accounts receivable allowances	$71,788	$44,634
Inventory capitalization	142,248	104,067
Property and equipment	16,271	24,123
Intangibles	(6,817,576)	(4,338,430)
Deferred loan fees	(391,961)	(873,512)
EBITDA bonus	1,193,525	—

	$(5,785,705)	$(5,039,118)

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

The components that give rise to the net deferred tax liabilities described above have been included in the accompanying balance sheet as of December 31, 2006 and 2005, are as follows:

	2006	2005
Current assets	$1,015,599	$1,650
Noncurrent liabilities	(6,801,304)	(5,040,768)

	$(5,785,705)	$(5,039,118)

Note 12—Subsequent Event

In September 2006, the Company entered into an Agreement and Plan of Merger with Boulder Specialty Brands, Inc. (Boulder) in which Boulder Acquisition Co., a wholly-owned subsidiary of Boulder, will merge with and into the Company and the Company will become a wholly-owned subsidiary of Boulder. The Merger Agreement provides that the Company’s stockholders will be paid an aggregate of $465 million in cash, which includes the assumption of certain post-closing bonus payments, net of tax benefits, subject to certain adjustments. The merger agreement is subject to approval of the stockholders of Boulder.

Note 13—Selling, General and Administrative Expenses

The major components of the selling, general and administrative expenses for the years ended December 31, 2006 and 2005 include the following:

	2006	2005
Advertising	$22,167,467	20,398,595
Trade deal costs	11,095,757	8,025,335
Other marketing costs	8,039,559	7,315,985
Freight and handling charges	9,254,979	5,985,402
Management fees	5,175,854	3,059,669
Broker commissions	3,320,044	2,336,314
Other	5,723,806	4,609,904

	$64,777,466	51,731,204

Independent Auditor’s Report

To the Board of Directors and Shareholders

GFA Holdings, Inc.

Cresskill, New Jersey

We have audited the accompanying consolidated balance sheet of GFA Holdings, Inc. and Subsidiary as of December 31, 2005, and the related statements of income, shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of GFA Holdings, Inc. and Subsidiary as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

New York, New York

June 28, 2006, (except for Note 12, as to which the date is September 30, 2006)

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Balance Sheet

December 31, 2005

ASSETS
Current Assets:
Cash and cash equivalents	$1,736,247
Investments	6,500,000
Accounts receivable, net of allowance for doubtful accounts and discounts of $110,679	4,921,876
Inventories	4,130,039
Due from related party	11,869
Prepaid expenses and other	178,558
Deferred taxes	1,650

Total current assets	17,480,239

Property and Equipment, net	184,211

Other Assets:
Goodwill	75,213,104
Other intangibles	17,000,000
Deferred financing costs, net of accumulated amortization of $732,992	2,166,087
Security deposits	12,998

94,392,189

Total assets	$112,056,639

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities—long term debt	$5,846,399
Accounts payable	10,378,668
Accrued expenses	3,387,262
Income taxes payable	689,473

Total current liabilities	20,301,802

Long-Term Debt	12,878,601

Deferred Taxes	5,040,768

Commitments and Contingencies (Note 8)
Shareholders’ Equity:
Common stock:
Class A-1, $.001 par value, 700,000 authorized, 533,163 issued and outstanding	533
Class A-2, $.001 par value, 200,000 authorized, 25,123 issued and outstanding	25
Class L, $.001 par value, 100,000 authorized, 59,240 issued and outstanding	59
Additional paid-in capital	63,628,038
Retained earnings	10,206,813

Total shareholders’ equity	73,835,468

Total liabilities and shareholders’ equity	$112,056,639

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statement of Income

Year Ended December 31, 2005

Net sales	$114,078,214
Cost of goods sold	47,490,187

Gross profit	66,588,027
Selling, general and administrative expenses	51,731,204

Operating income	14,856,823

Other (income) expense:
Interest expense	1,981,710
Interest and dividend income	(256,372)
Other (income) expense	(119,854)

1,605,484

Income before income taxes	13,251,339

Provision for income taxes	5,258,703

Net income	$7,992,636

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statement of Shareholders’ Equity

Year Ended December 31, 2005

	Common Stock						Additional Paid-In Capital	Retained Earnings	Total Shareholder’s Equity
	Class A-1		Class A-2		Class L
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2004	533,163	$533	25,123	$25	59,240	$59	$63,628,038	$2,214,177	$65,842,832
Net income	—	—	—	—	—	—	—	7,992,636	7,992,636

Balance, December 31, 2005	533,163	$533	25,123	$25	59,240	$59	$63,628,038	$10,206,813	$73,835,468

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows

Year Ended December 31, 2005

Cash Flows From Operating Activities:
Net income	$7,992,636
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,565
Amortization of deferred financing costs	390,460
Deferred taxes	3,542,792
Realized gains on sale of securities	(1,134)
Changes in assets and liabilities:
Accounts receivable	(668,981)
Inventories	(1,583,672)
Prepaid expenses and other	(76,953)
Accounts payable and accrued expenses	4,993,356

Net cash provided by operating activities	14,610,069

Cash Flows From Investing Activities:
Purchase of property and equipment	(27,189)
Proceeds from sale of securities	18,196,700
Purchases of investments	(19,275,000)
Receipts from related party receivable, net	374,552

Net cash used in investing activities	(730,937)

Cash Flows From Financing Activities:
Repayments of long-term debt	(14,200,000)

Net cash used in financing activities	(14,200,000)

Net (decrease) in cash and cash equivalents	(320,868)
Cash and Cash Equivalents:
Beginning	2,057,115

Ending	$1,736,247

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Income taxes	$1,026,438

Interest	$1,483,734

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1—Summary of Significant Accounting Policies

Basis of Presentation and Formation of Company: The consolidated financial statements include GFA Holdings, Inc. (“Holdings”) and its wholly owned subsidiary, GFA Brands, Inc. (a Delaware Corporation), collectively referred to as “the Company”.

On March 31, 2004, Holdings was organized and acquired certain assets of New Industries Corporation, formerly know as GFA Brands, Inc. (an Ohio Corporation), referred to as “GFA Ohio”. On the same date, Holdings issued 100,000 shares of common stock to Fitness Foods, Inc. (“FFI”) in exchange for certain of FFI’s assets as part of a contribution agreement between FFI and the Company.

These transactions have been accounted for as a business combination under SFAS No. 141, “Business Combinations”. Holdings paid $82 million cash for the assets it acquired from GFA Ohio, which is owned by the owners of FFI. The owners of FFI received stock valued at $10 million in exchange for the assets FFI contributed to Holdings. Holdings accounted for these acquisitions as a purchase. Pursuant to SFAS 141, Holdings was the acquiring entity in the business combination because Holdings’s stockholders other than the FFI stockholders control over 82% of Holdings’s voting stock.

The net purchase price, including expenses directly related to the transaction, was approximately $107,139,000 and has been allocated to the assets of the acquired company based on their respective fair values. The assets acquired included certain working capital assets and liabilities of approximately $17.5 million, property and equipment of approximately $132,000, and other assets of $12,000. The excess purchase price over the fair value of the tangible net assets acquired was approximately $92,000,000 and has been allocated to trademarks (inclusive of patent technology) totaling approximately $17 million and goodwill of approximately $75 million. The consideration for this transaction was raised through the issuance of common shares, the acquisition of a revolving line of credit and two term loans, and certain related party debt. All intercompany balances and transactions have been eliminated.

Business: The Company distributes a line of heart healthy and low fat food products under specific brand names primarily through territorial food brokers, supermarket chains, military commissionaires, and other distributors throughout the United States.

Cash and Cash Equivalents: For the purposes of reporting cash flows, the Company considers all overnight investments and money market funds to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times may exceed Federally insured limits.

Investments: The Company invests excess cash in various marketable equity securities. The investments are managed by the Company with the objective of minimizing the risk of loss of principal while maximizing returns. At times, these objectives may cause sales of investments before their maturity; therefore, they are classified as investments available for sale. These investments are carried at fair value, which amounted to $6,500,000 at December 31, 2005. Realized and unrealized gains and losses during the period were not material. The cost of investments sold is based on the specific identification method.

Accounts Receivable: Accounts receivable are carried at original invoice amount less allowances for cash discounts and doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. The Company does not charge interest on past due receivables.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Inventories: Inventories are stated at the lower of cost (first-in, first-out) or market and consist of finished goods.

Property and Equipment: Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from 5 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the improvement.

Other Intangibles: Other intangibles are comprised of indefinite life intangible assets which are not amortized but are tested annually for impairment, or more frequently if events or changes in circumstances indicate that the asset might be impaired. In assessing the recoverability of indefinite life intangible assets, the Company must make assumptions about the estimated future cash flows and other factors to determine the fair value of these assets.

Assumptions about future revenue and cash flows require significant judgment because of the fluctuation of actual revenue and the timing of expenses. The Company’s management develops future revenue estimates based on projected growth and other factors. Estimates of future cash flows assume that expenses will grow at rates consistent with historical rates. If the expected cash flows are not realized, impairment losses may be recorded in the future.

An intangible asset is determined to have an indefinite useful life when there are no legal, regulatory, contractual, competitive, economic or any other factors that may limit the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. In each reporting period, the Company also evaluates the remaining useful life of an intangible asset that is not being amortized to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is determined to have a finite useful life, the asset will be amortized prospectively over the estimated remaining useful life and accounted for in the same manner as intangible assets subject to amortization.

The Company has determined that its “Smart Balance” and “Smart Beat” trademarks have an indefinite life and these assets are not being amortized.

Impairment of Long-Lived Assets: The Company evaluates long-lived assets, which includes leasehold improvements and equipment and other intangibles, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write down-would be recorded to reduce the related asset to its estimated fair value. No impairment was required to be recognized during the year ended December 31, 2005.

Goodwill: Goodwill is tested annually for impairment or more frequently if events or changes in circumstances indicate that impairment may have occurred. The impairment analysis for goodwill includes a comparison of the Company’s carrying value (including goodwill) to the Company’s estimated fair value. If the fair value of the Company does not exceed its carrying value, then an additional analysis is performed to allocate the fair value to all assets and liabilities of the Company as if the Company had been acquired in a business combination and the fair value was its purchase price. If the excess of the fair value of the Company over the fair value of its identifiable assets and liabilities is less than the carrying value of recorded goodwill, an impairment charge is recorded for the difference.

In assessing the fair value of the Company, management must make assumptions about estimated future operating results and resulting cash flows and consider other factors, including comparable company

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

information. Assumptions about future sales and cash flows require significant judgment involving economic conditions, the fluctuation of actual revenues and the timing of expenses. Management develops future sales estimates based on available customer information, planned timing of new products, planned timing and cost of promotional events and historical trends. Estimates of future cash flows assume that expenses will grow at rates consistent with historical rates. If the expected cash flows are not realized, impairment losses, may be recorded in the future.

Management has determined that no impairment was required to be recognized during the year ended December 31, 2005.

Deferred Financing Costs: The Company capitalized financing costs and fees incurred related to the procurement of its long-term debt. The Company is amortizing such costs as additional interest expense over the lives of the respective loans using the effective interest method.

Revenue Recognition: Revenue is recognized when the earnings process is complete and the risks and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon receipt of the product by the customer. The earnings process is complete once the customer order has been placed and approved and the product shipped and received by the customer. Product is sold to customers on credit terms established on an individual basis. The credit factors used include historical performance, current economic conditions and the nature and volume of the product. The Company offers its customers a variety of sales and incentive programs, including discounts, allowances, coupons, slotting fees, and co-op advertising. Incentives that result in an identifiable benefit to the Company, where the value can be reasonably estimated, are included as a component of selling expenses. Incentives that do not meet this criteria are included as a reduction of revenue. The Company sells their products to customers without the right of return and is not obligated to accept any returns.

Shipping and Handling: Shipping and handling charges are included as a component of selling expenses, and amounted to $5,985,405 for the year ended December 31, 2005.

Advertising: Advertising costs are charged to operations when incurred and amounted to $20,398,595 for the year ended December 31, 2005.

Research and Development: Research and development costs are charged to operations when incurred and amounted to $88,225 for the year ended December 31, 2005.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Taxes: Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred taxes and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Recently Issued Accounting Pronouncements: In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires the Company to recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of the Company’s 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

In March 2006, Statement No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140” (“FAS 156”), was released. FAS 156 amends Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”), to require that all separately recognized servicing assets and liabilities in accordance with FAS 140 be initially measured at fair value, if practicable. Furthermore, this standard permits, but does not require, fair value measurement for separately recognized servicing assets and liabilities in subsequent reporting periods. FAS 156 is also effective for the Company beginning January 1, 2007; however, the standard is not expected to have any impact on the Company’s financial position, results of operation or cash flows.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. SFAS 155 is effective for all financial instruments acquired, issued or subject to a re-measurement event occurring in fiscal years beginning after September 15, 2006. The Company is currently evaluating the effect that the adoption of SFAS 155 will have on its financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” and requires the retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The retrospective application of the change would be limited to the direct effects of the change, and indirect effects would be recognized in the period of the accounting change.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, (“SFAS No. 151”) which requires that abnormal amounts of idle facility expense, freight, handling costs, and wasted material be recognized as current-period charges. This Statement also introduces the concept of “normal capacity” and requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. Unallocated overhead must be recognized as an expense in the period in which it is incurred. The Statement was effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a material impact on the Company’s results of operations, cash flows, and financial position.

Note 2—Major Customer

The Company has one major customer that accounted for approximately 13% of sales for the year ended December 31, 2005. The aggregate accounts receivable from this customer amounted to approximately 12% of the total accounts receivable at December 31, 2005.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Note 3—License

A substantial portion of the Company’s business depends upon its exclusive license of certain technology from Brandeis University. This license agreement imposes certain obligations upon the Company, such as diligently pursuing the development of commercial products under the licensed patents. The agreement expires at the end of each patent period or seventeen years after the agreement execution date for products which do not have patents and contains no minimum commitments. The amount of royalties due is based on a formula of the percentage of oil and/or fat utilized in the licensed products. Should Brandeis believe that GFA has failed to meet its obligations under the license agreement, Brandeis could seek to limit or terminate the Company’s license rights. Royalties to Brandeis for the year ended December 31, 2005 were approximately $500,000.

Note 4—Property and Equipment

Property and equipment as of December 31, 2005, consist of the following:

Machinery and equipment	$141,518
Furniture and fixtures	46,063
Leasehold improvements	30,111

217,692
Less: Accumulated depreciation and amortization	33,481

$184,211

Note 5—Intangible Assets

The following is a summary of intangible assets acquired and goodwill recognized as a result of the business combination described in Note 1, as of December 31, 2005:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Not subject to amortization:
Trademarks, inclusive of patented technology	$17,000,000	$—	$17,000,000
Goodwill	75,213,104	—	75,213,104

	$92,213,104	$—	$92,213,104

Deferred financing costs—subject to amortization	$2,899,079	$732,992	$2,166,087

Estimated aggregate amortization for each of the next five years is as follows for deferred financing costs:

Years Ending December 31,
2006	$364,647
2007	385,830
2008	408,244
2009	431,959
Thereafter	575,407

$2,166,087

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Note 6—Credit Facility and Long-Term Debt

In March 2004, the Company’s wholly owned subsidiary, GFA Brands, Inc., entered into an agreement with a bank that provided for a revolving credit facility, through September 2009, of up to $5,000,000 with interest at LIBOR plus or the Federal funds effective rate plus, as determined by the Company. The LIBOR margin ranged from 3.5% to 4.5% and the Federal funds effective margin ranged from 2% to 2.5% based on the ratio of the Company’s total funded debt to adjusted EBITDA ratio. The revolving credit facility was subject to an unused commitment fee of 0.5% per annum based on the average aggregate amount of available borrowings.

The agreement also provided for term loan A and term loan B notes in an aggregate amount of $32,500,000 and $7,500,000, respectively. The term loan A notes were payable through September 30, 2009, with quarterly payments commencing June 30, 2004. The term loan B notes were payable through March 31, 2010, with quarterly payments commencing June 30, 2007. Interest rates on both term loans were consistent with those applicable to the revolving line of credit.

In May 2005, GFA Brands, Inc. entered into an amended credit agreement that, among other things, cancelled their $5,000,000 revolving credit facility, for which there were no outstanding borrowings.

Additionally, the Company’s term loan A notes and term loan B notes aggregating $27,625,000 at the time of the amendment were modified, and new term loan A notes were issued.

The new term loan A notes provide for an aggregate principal amount of $27,625,000 through March 31, 2011 with quarterly payments commencing June 30, 2005. Interest rates are at LIBOR plus 2% or the Federal funds effective rate plus 0.5%, as determined by the Company.

The Company may prepay the loans upon notice to the lender. Each prepayment will be applied to the relevant loans to reduce the remaining installments on a pro rata basis. Term loan prepayments are not available for reborrowing.

Details of the term loan A notes outstanding at December 31, 2005 are as follows:

Term loan A notes:
Payable with 90-day rate at 4.22% plus 2%	$6,000,000
Payable with 90-day rate at 4.24% plus 2%	12,725,000

18,725,000
Less: Current maturities	5,846,399

Long-term debt	$12,878,601

The above debt is collateralized by all the assets of the Company and is guaranteed by GFA Holdings, Inc. The agreement contains certain restrictive covenants, including maintenance of certain financial ratios.

Annual maturities of long-term debt for each of the next five years are as follows:

Years Ending December 31,
2006	$5,846,399
2007	2,708,044
2008	2,954,232
2009	3,200,416
Thereafter	4,015,909

$18,725,000

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Note 7—Shareholders’ Equity

In connection with the incorporation of Holdings and the acquisition of GFA Ohio (Note 1), Holdings authorized 700,000 and issued 533,163 (including 443,163 shares for cash to unrelated parties as part of the initial capitalization) Class A-1 common shares, and authorized 100,000 and issued 59,240 (including 49,240 shares for cash to unrelated parties as part of the initial capitalization) Class L common shares during the period. These shares were issued at an average of $107 above par, net of $25,000 of offering costs, resulting in an initial capital contribution of $63,603,532. Fitness Foods, Inc., a related party (Note 8), owns 90,000 of the Class A-1 shares and 10,000 of the Class L shares, for which they contributed $10,000,000 of tangible and intangible assets to the Company, with an estimated fair value of $10,000,000.

Holdings also authorized the issuance of 200,000 of Class A-2 common shares. The 25,123 Class A-2 common shares were issued to various employees of the Company at approximately $1 above par, resulting in a capital contribution of $25,123.

The Class A-1 common shares are referred to as the “Voting Class A Common Shares”. The holders of the voting A-1 common shares have and possess all powers and voting rights pertaining to the shares of the Company. The Class L common shares are entitled to receive all distributions until there has been paid an amount equal to the Class L Base Amount plus an amount sufficient to generate an internal rate of return equal to 10% per annum, compounded quarterly. After fulfilling the requirement of the Class L shares, any additional distributions will be made to the Class A shares. The Class A-2 common shares are non-voting shares and contain limited rights.

In connection with the Shareholders’ Agreement, Fitness Foods, Inc. was also granted a “put option” which entitles them, upon the occurrence of a change-of-control event, to require the Company to purchase all of their Class A-1 common shares for $10 per share and their Class L common shares for $910 per share. No liability associated with this put option has been recorded at December 31, 2005. In connection with the proposed merger agreement (Note 12), Fitness Foods, Inc. has agreed to waive this option.

Note 8—Commitments and Contingencies

Lease Commitments: The Company leases office space in New Jersey and Missouri under separate lease agreements that expire on March 31, 2007 and June 30, 2008, respectively. The New Jersey lease contains an option to renew for one lease term of three years. Future minimum lease payments due under these leases are as follows:

Years Ending December 31,
2006	$91,338
2007	32,838
2008	6,669

$130,845

Rent expense for the year ended December 31, 2005 was approximately $90,700.

Litigation: The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

Oil Commitment: The Company is also committed to purchasing approximately $5,200,000 in oil products during the next year.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Note 9—Related Party Transactions

In connection with the acquisition of certain assets as discussed in Note 1, the Company has a Transitional Services Agreement with GFA Ohio, a company controlled by the shareholders of Fitness Foods, Inc. As part of the agreement, GFA Ohio will provide the Company certain sales and marketing, management, administrative, and operational services for a period of sixteen months from March 31, 2004 through July 31, 2005 for a total fee of $4,231,624. GFA Ohio, has sold its food distribution business but continues to operate on a reduced scale, and is a third party and is not consolidated in the accompanying financial statements. The Company expensed the remaining amount due under this agreement during the year ended December 31, 2005 which amounted to approximately $1,850,000.

The Company amended the Transitional Services Agreement in 2005 to extend the term to the earlier of six months after a sale transaction or June 30, 2007. Base fees in connection with this agreement are $141,667 per month. The Company expensed $708,335 during the year ended December 31, 2005 related to this amendment. The agreement also contains a provision for an additional payment, an EBITDA bonus, in an amount equal to ten percent of the Company’s adjusted EBITDA for the fiscal year ending December 31, 2006. The EBITDA bonus is payable on the later of the termination of the agreement or thirty days after the receipt of audited financial statements for the fiscal year ending December 31, 2006.

The Company paid balances due to GFA Ohio of $1,067,556 during the year ended December 31, 2005, in connection with certain purchase adjustments arising from the acquisition of GFA Brands, Inc. from GFA Ohio on March 31, 2004. The Company had $11,869 due from GFA Ohio at December 31, 2005. This amount is included in due from related party on the accompanying balance sheet.

The Company has a Management Agreement with Mason Sundown Management, LLC, an entity controlled by certain shareholders of the Company. The agreement provides for management and advisory services to the Company for an annual management fee of $500,000 commencing March 31, 2004. The Company expensed $500,000 during the year ended December 31, 2005, related to this agreement.

The Company leases its New Jersey office space from Woodland Company, an entity controlled by the shareholders of Fitness Foods, Inc. The agreement provides for annual lease payments of $78,000 commencing April 1, 2004 through March 31, 2007. The Company expensed $78,000 during the year ended December 31, 2005, pursuant to the fixed annual payments under this lease agreement.

Note 10—Employee Benefit Plan

The Company participates in a profit sharing and 401(k) plan, which provides for matching contributions and profit sharing contributions for eligible participating employees. The Company’s contribution to the profit sharing and 401(k) plan amounted to approximately $116,000 plan for the year ended December 31, 2005.

Note 11—Income Taxes

The components of income tax expense for the year ended December 31, 2005, are as follows:

Current:
Federal	$1,483,257
State	232,654

1,715,911

Deferred:
Federal	3,074,827
State	467,965

3,542,792

$5,258,703

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

The following is a reconciliation between the amount of reported income tax expense and the tax at the federal statutory rate for the year ended December 31, 2005:

Tax at federal rate	$4,505,455
State and local taxes, net of federal benefit	462,407
Nondeductible expenses	3,328
Other	287,513

$5,258,703

Net deferred tax liabilities consist of the following components as of December 31, 2005:

Deferred tax assets (liabilities):
Accounts receivable allowances	$44,634
Inventory capitalization	104,067
Contributions	—
Property and equipment	24,123
Intangibles	(4,338,430)
Deferred loan fees	(873,512)

$(5,039,118)

The components that give rise to the net deferred tax liabilities described above have been included in the accompanying balance sheet as of December 31, 2005, are as follows:

Current assets	$1,650
Noncurrent liabilities	(5,040,768)

$(5,039,118)

Note 12—Subsequent Event

In September 2006, the Company entered into an Agreement and Plan of Merger with Boulder Specialty Brands, Inc. (Boulder) in which Boulder Acquisition Co., a wholly-owned subsidiary of Boulder, will merge with and into the Company and the Company will become a wholly-owned subsidiary of Boulder. The Merger Agreement provides that the Company’s stockholders will be paid an aggregate of $465 million in cash, which includes the assumption of certain post-closing bonus payments, net of tax benefits, subject to certain adjustments. The merger agreement is subject to approval of the shareholders of Boulder.

Note 13—Selling and Administrative Expenses

The major components of the selling, general and administrative expenses for the year ended December 31, 2005 include the following:

Advertising	$20,398,595
Trade deal costs	8,025,335
Other marketing costs	7,315,985
Freight out	4,794,960
Management fees	3,059,669
Other	8,136,660

$51,731,204

Independent Auditor’s Report

To the Board of Directors and Shareholders

GFA Holdings, Inc.

Cresskill, New Jersey

We have audited the accompanying consolidated balance sheet of GFA Holdings, Inc. and Subsidiary as of December 31, 2004, and the related consolidated statements of income, shareholders’ equity and cash flows for the period from February 5, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of GFA Holdings, Inc. and Subsidiary as of December 31, 2004, and the results of their operations and their cash flows for the period February 5, 2004 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

New York, New York

July 15, 2005

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Balance Sheet

December 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$2,057,115
Investments	5,420,566
Accounts receivable, net of allowance for doubtful accounts and discounts of $113,804	4,252,895
Inventories	2,546,367
Due from related party	386,421
Prepaid expenses and other	101,605
Deferred taxes	368,113

Total current assets	15,133,082

Property and Equipment, net	178,587

Other Assets:
Goodwill	75,213,104
Other intangibles	17,000,000
Deferred financing costs, net of accumulated amortization of $342,532	2,556,547
Security deposits	12,998

94,782,649

Total assets	$110,094,318

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities—long term debt	$13,594,027
Accounts payable	7,959,387
Accrued expenses	1,502,660

Total current liabilities	23,056,074

Long-Term Debt	19,330,973

Deferred Taxes	1,864,439

Commitments and Contingencies (Note 9)
Shareholders’ Equity:
Common stock:
Class A-1, $ .001 par value, 700,000 authorized, 533,163 issued and outstanding	533
Class A-2, $ .001 par value, 200,000 authorized, 25,123 issued and outstanding	25
Class L, $ .001 par value, 100,000 authorized, 59,240 issued and outstanding	59
Additional paid-in capital	63,628,038
Retained earnings	2,214,177

Total shareholders’ equity	65,842,832

Total liabilities and shareholders’ equity	$110,094,318

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statement of Income

For the Period February 5, 2004 (inception) through December 31, 2004

Net sales	$65,303,538
Cost of goods sold	28,578,913

Gross profit	36,724,625
Selling, general and administrative expenses	31,074,949

Operating income	5,649,676

Other (income) expense:
Interest expense	2,092,953
Interest and dividend income	(87,345)
Other (income) expense	(66,935)

1,938,673

Income before income taxes	3,711,003
Provision for income taxes	1,496,826

Net income	$2,214,177

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statement of Shareholders’ Equity

For the Period February 5, 2004 (inception) through December 31, 2004

	Common Stock						Additional Paid-In Capital	Retained Earnings	Total Shareholder’s Equity
	Class A-1		Class A-2		Class L
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, February 5, 2004 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of common stock, net of offering costs on 3/31/04:								—
Cash	443,163	443	—	—	49,240	49	53,603,040	—	53,603,532
Acquisition of assets	90,000	90	—	—	10,000	10	9,999,900	—	10,000,000
Issuance of common stock, to employees	—	—	25,123	25	—	—	25,098	—	25,123
Net income	—	—	—	—	—	—	—	2,214,177	2,214,177

Balance, December 31, 2004	533,163	$533	25,123	$25	59,240	$59	$63,628,038	$2,214,177	$65,842,832

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows

For the Period February 5, 2004 (inception) through December 31, 2004

Cash Flows From Operating Activities:
Net income	$2,214,177
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	354,449
Allowance for doubtful accounts	113,804
Changes in assets and liabilities:
Accounts receivable	126,581
Inventories	(1,142,803)
Prepaid expenses and other	4,191,183
Accounts payable and accrued expenses	6,907,305
Deferred taxes	1,496,326

Net cash provided by operating activities	14,261,022

Cash Flows From Investing Activities:
Purchase of property and equipment	(51,378)
Increase in security deposits	(998)
Purchases of investments, net	(5,420,566)
Receipts from related party, net	317,991
Assets acquired via acquisition (net of $2,900,000 cash acquired)	(90,703,532)

Net cash used in investing activities	(95,858,483)

Cash Flows From Financing Activities:
Borrowings of long-term debt	40,000,000
Repayments of long-term debt	(7,075,000)
Payments of deferred financing costs	(2,899,079)
Issuance of common stock	53,628,655

Net cash provided by financing activities	83,654,576

Net increase in cash and cash equivalents	2,057,115
Cash and Cash Equivalents:
Beginning	—

Ending	$2,057,115

Supplemental Disclosure of Cash Flow Information:
Fair value of net assets acquired and liabilities assumed:
Working capital assets	$17,509,108
Property and equipment	139,126
Intangible assets	92,213,104
Other assets	12,000
Working capital liabilities	(2,733,844)

107,139,494
Financed through related party debt	(3,535,962)
Financed through issuance of common stock	(10,000,000)

$93,603,532

Cash paid during the year for:
Income taxes	$25,000

Interest	$1,552,945

See notes to consolidated financial statements.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1—Summary of Significant Accounting Policies

Basis of Presentation: The consolidated financial statements include GFA Holdings, Inc. (“Holdings”) and its wholly owned subsidiary, GFA Brands, Inc. (a Delaware Corporation), collectively referred to as “the Company”. Holdings was organized in February 2004 to acquire certain assets of New Industries Corporation, formerly known as GFA Brands, Inc. (an Ohio Corporation), referred to as “GFA Ohio”. The consolidated financial statements include the accounts of the Company since the acquisition. All intercompany balances and transactions have been eliminated.

Business: The Company distributes a line of heart healthy and low fat food products under specific brand names primarily through territorial food brokers, supermarket chains, military commissionaires, and other distributors throughout the United States.

Cash and Cash Equivalents: For the purposes of reporting cash flows, the Company considers all overnight investments and money market funds to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times may exceed Federally insured limits.

Investments: The Company invests excess cash in various debt and marketable equity securities. The investments are managed by the Company with the objective of minimizing the risk of loss of principal while maximizing returns. At times, these objectives may cause sales of investments before their maturity; therefore, they are classified as investments available for sale. These investments are carried at cost, which approximates fair value. The cost of investments sold is based on the specific identification method. Interest and dividends on investments are included in other income.

Accounts Receivable: Accounts receivable are carried at original invoice amount less allowances for cash discounts and doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. The Company does not charge interest on past due receivables.

Inventories: Inventories are stated at the lower of cost (first-in, first-out) or market and consist of finished goods.

Property and Equipment: Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from 5 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the improvement.

Other Intangibles: Other intangibles are comprised of indefinite life intangible assets which are not amortized but are tested annually for impairment, or more frequently if events or changes in circumstances indicate that the asset might be impaired. In assessing the recoverability of indefinite life intangible assets, the Company must make assumptions about the estimated future cash flows and other factors to determine the fair value of these assets.

Assumptions about future revenue and cash flows require significant judgment because of the fluctuation of actual revenue and the timing of expenses. The Company’s management develops future revenue estimates based on projected growth and other factors. Estimates of future cash flows assume that expenses will grow at rates consistent with historical rates. If the expected cash flows are not realized, impairment losses may be recorded in the future.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

An intangible asset is determined to have an indefinite useful life when there are no legal, regulatory, contractual, competitive, economic or any other factors that may limit the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. In each reporting period, the Company also evaluates the remaining useful life of an intangible asset that is not being amortized to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is determined to have a finite useful life, the asset will be amortized prospectively over the estimated remaining useful life and accounted for in the same manner as intangible assets subject to amortization.

The Company has determined that its “Smart Balance” and “Smart Beat” trademarks have an indefinite life and these assets are not being amortized.

Impairment of Long-Lived Assets: The Company evaluates long-lived assets, which includes leasehold improvements and equipment, and other intangibles for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write down-would be recorded to reduce the related asset to its estimated fair value. No impairment was required to be recognized at December 31, 2004.

Goodwill: Goodwill is tested annually for impairment, or more frequently if events or changes in circumstances indicate that impairment may have occurred. The impairment analysis for goodwill includes a comparison of the Company’s carrying value (including goodwill) to the Company’s estimated fair value. If the fair value of the Company does not exceed its carrying value, then an additional analysis is performed to allocate the fair value to all assets and liabilities of the Company as if the Company had been acquired in a business combination and the fair value was its purchase price. If the excess of the fair value of the Company over the fair value of its identifiable assets and liabilities is less than the carrying value of recorded goodwill, an impairment charge is recorded for the difference.

In assessing the fair value of the Company, management must make assumptions about estimated future operating results and resulting cash flows and consider other factors, including comparable company information. Assumptions about future sales and cash flows require significant judgment involving economic conditions, the fluctuation of actual revenues and the timing of expenses. Management develops future sales estimates based on available customer information, planned timing of new products, planned timing and cost of promotional events and historical trends. Estimates of future cash flows assume that expenses will grow at rates consistent with historical rates. If the expected cash flows are not realized, impairment losses, may be recorded in the future.

Management has determined that no impairment was required to be recognized at December 31, 2004.

Deferred Financing Costs: The Company capitalized financing costs and fees incurred related to the procurement of its long-term debt. The Company is amortizing such costs as additional interest expense over the lives of the respective loans using the effective interest method.

Revenue Recognition: Revenue is recognized when the earnings process is complete and the risks and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon receipt of the product by the customer. The earnings process is complete once the customer order has been placed and approved and the product shipped and received by the customer. Product is sold to customers on credit terms established on an individual basis. The credit factors used include historical performance, current economic conditions and the nature and volume of the product. The Company offers its customers a variety of sales and incentive programs, including discounts, allowances, coupons, slotting fees, and co-op advertising. Incentives

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

that result in an identifiable benefit to the Company, where the value can be reasonably estimated, are included as a component of selling expenses. Incentives that do not meet this criteria are included as a reduction of revenue. The Company sells their products to customers without the right of return and is not obligated to accept any returns.

Shipping and Handling: Shipping and handling charges are included as a component of selling expenses, and amounted to $3,419,255 for the period February 5, 2004 through December 31, 2004.

Advertising: Advertising costs are charged to operations when incurred and amounted to $12,032,460 for the period February 5, 2004 through December 31, 2004.

Research and Development: Research and development costs are charged to operations when incurred and amounted to $54,114 for the period February 5, 2004 through December 31, 2004.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Taxes: Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred taxes and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Note 2—Major Customer

The Company has one major customer that accounted for approximately 13% of sales for the period February 5, 2004 through December 31, 2004. The aggregate accounts receivable from this customer amounted to approximately 16% of the total accounts receivable at December 31, 2004.

Note 3—Acquisition

On March 31, 2004 the Company’s business, as described in Note 1, was acquired from GFA Ohio for $85,535,962, of which $82,000,000 was paid in cash. On the same date, Holdings issued 100,000 shares of common stock value at $10,000,000 to Fitness Foods, Inc. (“FFI”) in exchange for certain of FFI’s assets as part of a contribution agreement between FFI and Holdings. These transactions have been accounted for as a business combination under SFAS No. 141, “Business Combinations”. Pursuant to SFAS 141, Holdings was the acquiring entity in the business combination (which Holdings accounted for as a purchase) because Holdings’s stockholders other than the FFI stockholders control over 82% of Holdings’s voting stock. The net purchase price, including expenses directly related to the transaction of approximately $11,604,000, was approximately $107,139,000. The consideration for this transaction was raised through the issuance of common shares, the acquisition of a revolving line of credit and two term loans, and certain affiliated debt.

In connection with the incorporation of the Company and the acquisition of GFA Brands, Inc. and certain of the assets of FFI, Holdings authorized 700,000 and issued 533,163 Class A-1 common shares valued at $533, and

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

authorized 100,000 and issued 59,240 Class L common shares valued at $59 and the initial capitalization was $63,603,532.

The following is a summary of the estimated fair value of the assets acquired and the liabilities assumed at the date of acquisition:

	New Industries Corp or GFA Ohio	FFI Contribution	Total
Working capital assets	$17,504,613	$4,495	$17,509,108
Property and equipment	132,646	6,480	139,126
Trademark inclusive of patent technology	7,010,975	9,989,025	17,000,000
Goodwill	75,213,104	—	75,213,104
Other assets	12,000	—	12,000
Working capital liabilities	(2,733,844)	—	(2,733,844)

	$97,139,494	$10,000,000	$107,139,494

Unaudited proforma historical results for the year ended December 31, 2004, as if this acquisition had been completed as of January 1, 2004, are estimated to be as follows:

(000’s)
Net sales	$84,125

Net income	$4,233

Note 4—Investments

A summary of investments in available sale securities at December 31, 2004 are as follows:

Corporate equity securities	$4,925,000
Corporate debt securities	495,566

$5,420,566

The Company’s investments are carried at cost, which approximates fair value. Realized and unrealized gains and losses during the period were not material.

Note 5—Property and Equipment

Property and equipment as of December 31, 2004 consists of the following:

Furniture and fixtures	$23,585
Machinery and equipment	136,808
Leasehold improvements	30,111

190,504
Less: Accumulated depreciation and amortization	11,916

$178,588

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Note 6—Intangible Assets

The following is a summary of intangible assets acquired as a result of the business combination described in Note 3, as of December 31, 2004:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Not subject to amortization:
Trademarks, inclusive of patented technology	$17,000,000	$—	$17,000,000
Goodwill	75,213,104	—	75,213,104

	$92,213,104	$—	$92,213,104

Deferred financing costs—subject to amortization	$2,899,079	$342,532	$2,556,547

The full amount of goodwill is expected to be deductible for tax purposes and the estimated aggregate amortization for each of the next five years is as follows for deferred financing costs:

Years Ending December 31,
2005	$477,861
2006	503,210
2007	529,904
2008	558,014
2009	487,558

$2,556,547

Note 7—Credit Facility and Long-Term Debt

The Company’s wholly owned subsidiary, GFA Brands, Inc., has an agreement with a bank that provides for a revolving credit facility, through September 30, 2009, of up to $5,000,000 with interest at LIBOR Plus or the Federal Funds Effective Rate plus, as determined by the Company. The LIBOR margin ranges from 3.5% to 4.5% and the Federal Funds Effective margin ranges from 2% to 2.5% based on the ratio of the Company’s total funded debt to adjusted EBITDA ratio. The revolving credit facility is subject to an unused commitment fee of .50% per annum based on the average aggregate amount of the available borrowings. There were no borrowings under this facility during the period ending December 31, 2004.

The agreement also provides for term loans as follows:

Term loan A notes:
Payable with 30-day rate at 2.4% plus 4%	$1,000,000
Payable with 90-day rate at 2.6% plus 4%	13,300,000
Payable with 90-day rate at 2.4% plus 4%	1,812,500
Payable with 180-day rate at 2.63% plus 4%	9,312,500

25,425,000

Term loan B note:
Payable with 90-day rate at 2.4% plus 4.5%	7,500,000

32,925,000
Less: Current maturities	13,594,027

Long-term debt	$19,330,973

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

The term loan A notes provide for an aggregate principal amount of $32,500,000 through September 30, 2009 with quarterly payments commencing June 30, 2004. Interest rates are consistent with those applicable to the revolving line of credit.

The term loan B note provides for a principal amount of $7,500,000 through March 31, 2010 with quarterly payments commencing June 30, 2007. Interest rates are consistent with those applicable to the revolving line of credit.

The Company may prepay the loans upon notice to the lender. Each prepayment will be applied to the relevant loans to reduce the remaining installments on a pro rata basis. Term loan prepayments are not available for reborrowing.

The above debt is collateralized by all the assets of the Company and is guaranteed by GFA Holdings, Inc. The agreement contains certain restrictive covenants, including maintenance of certain financial ratios.

Subsequent to the year end on May 6, 2005, the Company amended the payment terms of its term A loan debt. These terms extend the quarterly repayments through March 31, 2011, and amend certain interest rates and restrictive covenants. The amended terms are reflected in the annual maturity schedule below.

Annual maturities of long-term debt for each of the next five years are as follows:

Years Ending December 31,
2005	$13,594,027
2006	3,102,262
2007	3,412,489
2008	3,722,715
2009	4,032,942

$27,864,435

Note 8—Shareholders’ Equity

In connection with the incorporation of the Company and the acquisition of GFA Brands, Inc. (Note 3), GFA Holdings, Inc. (“Holdings”) authorized 700,000 and issued 533,163 (including 443,163 shares for cash to unrelated parties as the initial capitalization) Class A-1 common shares, and authorized 100,000 and issued 59,240 (including 49,240 shares for cash to unrelated parties of the initial capitalization) Class L common shares during the period. These shares were issued at an average of $107 above par, net of $25,000 of offering costs, resulting in an initial capital contribution of $63,603,532. Fitness Foods, Inc., a related party (Note 10), owns 90,000 of the Class A-1 shares and 10,000 of the Class L shares, for which they contributed $10,000,000 of tangible and intangible assets to the Company, with an estimated fair value of $10,000,000 (Note 3).

Holdings also authorized the issuance of 200,000 of Class A-2 common shares. The 25,123 Class A-2 common shares were issued to various employees of the Company at approximately $1 above par, resulting in a capital contribution of $25,123.

The Class A-1 common shares are referred to as the “Voting Class A Common Shares”. The holders of the voting A-1 common shares have and possess all powers and voting rights pertaining to the shares of the Company. The Class L common shares are entitled to receive all distributions until there has been paid an amount equal to the Class L Base Amount plus an amount sufficient to generate an internal rate of return equal to 10% per annum, compounded quarterly. After fulfilling the requirement of the Class L shares, any additional distributions will be made to the Class A shares. The Class A-2 common shares are non-voting shares and contain limited rights.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

In connection with the Shareholders’ Agreement, Fitness Foods, Inc. was granted a “put option” which entitles them, upon the occurrence of a change-of-control event, to require the Company to purchase all of their Class A-1 common shares for $10 per share and their Class L common shares for $910 per share. No liability associated with this put option has been recorded at December 31, 2004.

Note 9—Commitments and Contingencies

Lease Commitments: The Company leases office space in New Jersey and Missouri under separate lease agreements that expire on March 31, 2007 and June 30, 2005, respectively. The New Jersey lease contains an option to renew for one lease term of three years. Future minimum lease payments due under these leases are as follows:

Years Ending December 31,
2005	$84,600
2006	78,000
2007	19,500

$182,100

Rent expense for the period February 5, 2004 through December 31, 2004 was approximately $68,400.

Litigation: The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

Note 10—Related Party Transactions

The Company has a Transitional Services Agreement with GFA Ohio, a company controlled by the shareholders of Fitness Foods, Inc. As part of the agreement, GFA Ohio will provide the Company certain sales and marketing, management, administrative, and operational services for a period of sixteen months commencing March 31, 2004 for a total fee of $4,231,624. The Company expensed $2,380,288 and prepaid $1,443,002 during the period March 31, 2004 through December 31, 2004 related to this agreement. The prepayment is included in due from related party on the accompanying balance sheet.

The Company has net amounts due from GFA Ohio of $386,421 at December 31, 2004. This receivable arose from certain transactions in connection with the acquisition on March 31, 2004, and is included in due from related party on the accompanying balance sheet. These balances are net of amounts prepaid ($1,443,002) under the Transitional Services Agreement.

The Company has a Management Agreement with Mason Sundown Management, LLC, an entity controlled by certain shareholders of the Company. The agreement provides for management and advisory services to the Company for an annual management fee of $500,000 commencing March 31, 2004. The Company expensed $375,000 during the period February 5, 2004 through December 31, 2004, related to this agreement.

The Company leases its New Jersey office space from Woodland Company, an entity controlled by the shareholders of Fitness Foods, Inc. The agreement provides for annual lease payments of $78,000 commencing April 1, 2004 through March 31, 2007. The Company expensed $58,500 during the period February 5, 2004 through December 31, 2004, pursuant to the fixed annual payments under this lease agreement.

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

Note 11—Employee Benefit Plan

The Company participates in a profit sharing and 401(k) plan, which provides for matching contributions and profit sharing contributions for eligible participating employees. The Company’s contribution to the profit sharing and 401(k) plan amounted to approximately $62,000 plan for the period February 5, 2004 through December 31, 2004.

Note 12—Income Tax Matters

The components of income tax expense for the period February 5, 2004 through December 31, 2004 are as follows:

2004
Current:
Federal	$—
State	500

500

Deferred:
Federal	1,298,676
State	197,650

1,496,326

$1,496,826

The following is a reconciliation between the amount of reported income tax expense and the tax at the federal statutory rate for the period February 5, 2004 through December 31, 2004:

Tax at federal rate	$1,261,741
State and local taxes, net of federal benefit	138,699
Nondeductible expenses	2,533
Other	93,853

$1,496,826

Net deferred tax liabilities consist of the following components as of December 31, 2004:

Deferred tax assets (liabilities):
Accounts receivable allowances	$45,893
Inventory capitalization	71,851
Contributions	2,264
Property and equipment	(5,112)
Intangibles	(1,859,327)
NOL carryforward	248,105

$(1,496,326)

GFA HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

The components that give rise to the net deferred tax liabilities described above have been included in the accompanying balance sheet as of December 31, 2004 are as follows:

Current assets	$368,113
Noncurrent liabilities	(1,864,439)

$(1,496,326)

Note 13—Selling and Administrative Expenses

The major components of the selling, general and administrative expenses for the period February 5, 2004 through December 31, 2004 include the following:

Advertising	$12,032,460
Trade deal costs	3,301,769
Other marketing costs	3,899,312
Freight out	2,821,343
Management fees	2,755,288
Other	6,264,777

$31,074,949

Independent Auditor’s Report

To the Board of Directors and Shareholders

GFA Brands, Inc.

Cresskill, New Jersey

We have audited the accompanying combined balance sheets of GFA Brands, Inc. and Fitness Foods, Inc. as of March 31, 2004 and December 31, 2003, and the related combined statements of income, shareholders’ equity and cash flows for the three month period ended March 31, 2004 and the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above presents fairly, in all material respects, the financial position of GFA Brands, Inc. and Fitness Foods, Inc. as of March 31, 2004 and December 31, 2003, and the results of their operations and their cash flows for the three month period ended March 31, 2004 and the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As explained in Note 1 to the combined financial statements, the Company completed a transaction to sell substantially all of its assets and related business to an unaffiliated purchaser on March 31, 2004.

New York, New York

September 11, 2006

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Combined Balance Sheets

March 31, 2004 and December 31, 2003

	March 31, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$8,357,975	$1,051,211
Investments	99,845,417	17,528,302
Accounts receivable, net of allowance for doubtful accounts and discounts of $19,328 and $176,941	81,821	2,778,349
Inventories	2,315	2,082,980
Prepaid expenses and other	203,657	405,328

Total current assets	108,491,185	23,846,170
Property and Equipment, net	5,482	147,854
Other Assets	402,189	414,239

Total assets	$108,898,856	$24,408,263

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$60,013	$3,948,337
Accrued expenses	8,245,327	4,388,005

Total current liabilities	8,305,340	8,336,342

Long Term Liabilities:
Due to purchaser	3,021,131	—
Shareholders’ Equity:
Common stock, no par value, authorized, issued and outstanding, 2,050 shares	2,050	2,050
Common stock—affiliate	500	500
Retained earnings	97,569,835	16,069,371

Total shareholders’ equity	97,572,385	16,071,921

Total liabilities and shareholders’ equity	$108,898,856	$24,408,263

See notes to combined financial statements.

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Combined Statement of Income

For the three month period ended March 31, 2004 and the year ended December 31, 2003

	March 31, 2004	December 31, 2003
Net sales	$18,821,568	$62,531,755
Cost of goods sold	8,284,383	26,961,145

Gross profit	10,537,185	35,570,610
Selling, general and administrative expenses	7,254,311	26,179,826

Operating income	3,282,874	9,390,784

Other income:
Interest and dividend income	84,615	184,104
Other income	178,329	147,373
Gain on sale of food distribution business	77,954,646	—

	78,217,590	331,477

Income before income taxes	81,500,464	9,722,261
Provision for income taxes	—	72,650

Net Income	$81,500,464	$9,649,611

See notes to combined financial statements.

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Combined Statement of Shareholders’ Equity

For the three month period ended March 31, 2004 and the year ended December 31, 2003

	Common Stock
	GFA Brands, Inc.	Fitness Foods, Inc.	Retained Earnings	Total
Balance, December 31, 2002	$2,050	$500	$16,084,705	$16,087,255
Net income	—	—	9,649,611	9,649,611
Distributions to shareholders	—	—	(9,664,945)	(9,664,945)

Balance, December 31, 2003	2,050	500	16,069,371	16,071,921
Net income	—	—	81,500,464	81,500,464

Balance, March 31, 2004	$2,050	$500	$97,569,835	$97,572,385

See notes to combined financial statements.

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Combined Statement of Cash Flows

For the three month period ended March 31, 2004 and the year ended December 31, 2003

	March 31, 2004	December 31, 2003
Cash Flows From Operating Activities:
Net income	$81,500,464	$9,649,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,810	46,850
Allowance for doubtful accounts	(157,613)	110,966
Amortized costs of investments	117,342	727,414
Gain on sale of food distribution business	(77,954,646)	—
Changes in assets and liabilities:
Accounts receivable	(1,639,139)	(630,510)
Inventories	677,101	(668,119)
Prepaid expenses and other	150,142	(92,846)
Accounts payable	(1,301,337)	727,425
Accrued expenses	(41,175)	43,051

Net cash provided by operating activities	1,362,949	9,913,842

Cash Flows From Investing Activities:
Decrease in other assets	(176,736)	(13,682)
Increase in due to purchaser	6,557,093	—
Purchase of property and equipment	(2,084)	(18,537)
Proceeds from sale of food distribution business	82,000,000	—
Purchases of investments	(89,284,458)	(18,351,390)
Proceeds from sales of investments	6,850,000	14,463,194

Net cash provided by (used in) investing activities	5,943,815	(3,920,415)

Cash Flows Used In Financing Activities:
Shareholder distributions	—	(9,664,945)

Net increase (decrease) in cash and cash equivalents	7,306,764	(3,671,518)
Cash and Cash Equivalents:
Beginning	1,051,211	4,722,729

Ending	$8,357,975	$1,051,211

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Income taxes	$—	$163,225

See notes to combined financial statements.

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Notes to Combined Financial Statements

Note 1—Summary of Significant Accounting Policies

Nature of business: GFA Brands, Inc. (GFA) distributed a line of heart healthy and low fat food products under specific brand names primarily through territorial food brokers, supermarket chains, military commissionaires, and other distributors throughout the United States. Fitness Foods, Inc. (FFI), a Delaware corporation owns various intellectual properties that were licensed to GFA and used in GFA’s business. In addition, FFI operates a small research laboratory located in St. Louis, Missouri, and owns various laboratory equipment and supplies in its operation.

Principles of combination: The combined financial statements include the accounts of GFA and FFI. FFI is affiliated through common ownership and control, and together are collectively referred to as “the Company”. All material intercompany accounts and transactions are eliminated in combination.

On March 31, 2004, the Company completed a transaction to sell substantially all of its assets and related business to an unaffiliated purchaser for proceeds of approximately $82,000,000, resulting in a gain of approximately $78,000,000. The Company accrued approximately $4,000,000 of employee bonuses as of and for the three months ended March 31, 2004 in connection with this transaction, which has been offset against the gain.

Cash and cash equivalents: For the purposes of reporting cash flows, the Company considers all overnight investments and money market funds to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times may exceed Federally insured limits.

Investments: The Company invests excess cash in various debt securities, primarily government obligations, which mature at various dates in 2004. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. The Company has the positive intent and ability to hold these investments to maturity; therefore, they are classified as held-to-maturity. These investments are stated at amortized cost, with premiums and discounts on investments amortized over the contractual lives of those securities. Interest and dividends is recognized in income as earned. Realized gains and losses, including losses from declines in value of specific securities determined by management to be other-than-temporary, are included in income.

Accounts receivable: Accounts receivable are carried at original invoice amount less allowances for cash discounts and doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. The Company does not charge interest on past due receivables.

Inventories: Inventories are stated at the lower of cost (first-in, first-out) or market and consist of finished goods.

Property and equipment: Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from 3 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the improvement.

Revenue Recognition. Revenue is recognized when the earnings process is complete and the risks and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon receipt of the product by the customer. The earnings process is complete once the customer order has been placed and approved and the product shipped and received by the customer. Product is sold to customers on credit terms

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Notes to Combined Financial Statements—(Continued)

established on an individual basis. The credit factors used include historical performance, current economic conditions and the nature and volume of the product. The Company offers its customers a variety of sales and incentive programs, including discounts, allowances, coupons, slotting fees, and co-op advertising. Incentives that result in an identifiable benefit to the Company, where the value can be reasonably estimated, are included as a component of selling expenses. Incentives that do not meet this criteria are included as a reduction of revenue. The Company sells their products to customers without the right of return and is not obligated to accept any returns.

Shipping and handling: Shipping and handling charges are included as a component of selling expenses, and amounted to $1,024,962 and $3,543,947 for the three month period ended March 31, 2004 and the year ended December 31, 2003, respectively.

Advertising: Advertising costs are charged to operations when incurred and amounted to $3,843,400 and $10,992,277 for the three month period ended March 31, 2004 and the year ended December 31, 2003, respectively.

Research and development: Research and development costs are charged to operations when incurred and amounted to $47,334 and $180,338 for the three month period ended March 31, 2004 and the year ended December 31, 2003, respectively.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes: The stockholders of GFA and FFI have both elected to be taxed as an S-Corporation under the provisions of the Internal Revenue Code. As a result of the elections, the federal taxable income of GFA and FFI is taxed to the individual stockholders rather than the reporting entity. The entities remain liable for income taxes in those states where they do business and do not recognize S-Corporation status.

Note 2—Major Customer

The Company’s one major customer is a mass merchant and accounted for approximately 11% of sales for the three month period ended March 31, 2004 and the year ended December 31, 2003, respectively. The aggregate accounts receivable from this customer amounted to approximately 20% of the total accounts receivable at December 31, 2003. (None at March 31, 2004).

Note 3—Property and Equipment

Property and equipment as of March 31, 2004 and December 31, 2003, consist of the following:

	2004	2003
Furniture and fixtures	$29,243	$745,195
Machinery and equipment	—	213,841
Leasehold improvements	5,377	154,710

	34,620	1,113,746
Less: Accumulated depreciation and amortization	29,138	965,892

	$5,482	$147,854

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Notes to Combined Financial Statements—(Continued)

Note 4—Commitments and Contingencies

Lease commitments: The Company leases office space in New Jersey with annual rentals negotiated annually between the lessor and the Company (see Note 5). The Company also leases office space in Missouri under a separate lease agreement that expires on June 30, 2005. Future minimum lease payments due under the Missouri lease are as follows:

2004	$9,900
2005	6,600

$16,500

Rent expense for three month period ended March 31, 2004 and the year ended December 31, 2003 was approximately $19,500 and $85,000, respectively.

Litigation: The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

Note 5—Related Party Transactions

In conjunction with the completed sale transaction (Note 1), the Company entered into Transitional Service Agreement with the purchaser. As a part of the agreement, the Company will provide the purchaser certain sales and marketing, management, administrative, and operational services for a period of sixteen months commencing March 31, 2004 for a total fee of $5,173,707. The purchaser prepaid $4,298,707 associated with this agreement at the close of the transaction on March 31, 2004. The total fees received have been deferred and included in due to purchaser on the accompanying balance sheet at March 31, 2004.

The Company has net amounts due to the purchaser of $3,021,131 at March 31, 2004. This payable arose from certain transactions in connection with the sale of the business on March 31, 2004, and is classified as due to purchaser on the accompanying balance sheet.

The Company leases its New Jersey office space from Woodland Company, an entity controlled by the shareholders of GFA. Annual rentals are negotiated between the lessor and the Company. The Company expensed approximately $19,500 and $72,000 during the three month period ended March 31, 2004 and the year ended December 31, 2003, respectively, under this agreement.

Note 6—Employee Benefit Plan

The Company participates in a profit sharing and 401(k) plan, which provides for matching contributions and profit sharing contributions for eligible participating employees. The Company’s contribution to the profit sharing and 401(k) plan amounted to approximately $75,000 for the year ended December 31, 2003 (None in 2004).

Note 7—Growth Participation Plan

GFA had an arrangement whereby certain employees may be entitled to receive payment based on the Company’s appreciation in value. In connection with this arrangement, GFA accrued employee compensation costs of approximately $1,500,000 for the year ended December 31, 2003 (None in 2004).

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Notes to Combined Financial Statements—(Continued)

Note 8—Selling and Administrative Expenses

The major components of the selling, general and administrative expenses for the three month period March 31, 2004 and the year ended December 31, 2003 include the following:

	2004	2003
Advertising	$3,843,400	$10,992,277
Trade deal costs	841,562	2,882,598
Other marketing costs	452,333	2,449,096
Freight out	842,145	2,887,496
Salaries and benefits	365,605	3,038,318
Other	909,266	3,930,041

	$7,254,311	$26,179,826

Independent Auditor’s Report

On Supplementary Information

To the Board of Directors and Shareholders of

GFA Brands, Inc.

Cresskill, New Jersey

Our audits were made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The combining and other supplementary information is presented for purposes of additional analysis of the basic combined financial statements rather than to present the financial position and results of operations of the individual companies. Such information has been subjected to the auditing procedures applied in the audits of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.

New York, New York

September 11, 2006

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Combining Balance Sheet

March 31, 2004

	GFA Brands, Inc.	Fitness Foods, Inc.	Eliminations	Combined
ASSETS
Current Assets:
Cash and cash equivalents	$8,357,966	$9	$—	$8,357,975
Investments	99,845,417	—	—	99,845,417
Accounts receivable	81,821	—	—	81,821
Inventories	—	2,315	—	2,315
Prepaid expenses and other	202,153	1,504	—	203,657

Total current assets	108,487,357	3,828	—	108,491,185
Property and equipment, net	—	5,482	—	5,482
Other Assets	399,091	3,098	—	402,189

Total assets	$108,886,448	$12,408	$—	$108,898,856

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$52,318	$7,695	$—	$60,013
Accrued expenses	8,245,327	—	—	8,245,327

Total current liabilities	8,297,645	7,695	—	8,305,340

Long Term Liabilities:
Due to purchaser	3,021,131	—	—	3,021,131
Shareholders’ Equity:
Common stock, no par value, authorized and issued 2,050 shares	2,050	—	—	2,050
Common stock—affiliate	—	500	—	500
Retained earnings	97,565,622	4,213	—	97,569,835

Total shareholders’ equity	97,567,672	4,713	—	97,572,385

Total liabilities and shareholders’ equity	$108,886,448	$12,408	$—	$108,898,856

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Combining Statement of Income

Three Months Ended March 31, 2004

	GFA Brands, Inc.	Fitness Foods, Inc.	Eliminations	Combined
Net sales	$18,815,597	$41,971	$(36,000)	$18,821,568
Cost of goods sold	8,284,383	—	—	8,284,383

Gross profit	10,531,214	41,971	(36,000)	10,537,185
Selling, general and administrative	7,254,587	35,724	(36,000)	7,254,311

Operating (loss)	3,276,627	6,247	—	3,282,874

Other income
Interest and dividend income	84,615	—	—	84,615
Other income	178,329	—	—	178,329
Gain on sale of food distribution business	77,954,646	—	—	77,954,646

	78,217,590	—	—	78,217,590

Income before income taxes	81,494,217	6,247	—	81,500,464
Provision for income taxes	—	—	—	—

Net Income	$81,494,217	$6,247	$—	$81,500,464

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Combining Schedule of Revenue and Expenses

Three Months Ended March 31, 2004

	GFA Brands, Inc.	Fitness Foods, Inc.	Eliminations	Combined
Revenue:
Sales	$20,548,325	$41,971	$(36,000)	$20,554,296
Less: Free goods	(428,363)	—	—	(428,363)
Cash discounts	(407,365)	—	—	(407,365)
Off invoice deals	(897,000)	—	—	(897,000)

	$18,815,597	$41,971	$(36,000)	$18,821,568

Selling, General and Administrative Expenses:
Advertising	$3,843,400	$—	$—	$3,843,400
Trade deal costs	841,562	—	—	841,562
Other marketing costs	452,333	—	—	452,333
Freight out	842,145	—	—	842,145
Broker commissions	413,179	—	—	413,179
Salaries and other benefits	339,811	25,794	—	365,605
Handling charges	182,818	—	—	182,818
Damages	78,728	—	—	78,728
General and administrative	(45,284)	6,288	—	(38,996)
Royalty expense	92,975	—	—	92,975
Selling expense	112,855	—	—	112,855
Professional fees	23,210	—	—	23,210
Research and development costs	47,334	2,903	(36,000)	14,237
Storage expense	11,833	—	—	11,833
Other direct production costs	6,170	—	—	6,170
Depreciation and amortization	11,121	739	—	11,860
Other	398	—	—	398

	$7,254,587	$35,724	$(36,000)	$7,254,311

Other Income (Expense):
Miscellaneous income	$161,044	$—	$—	$161,044
Salvage sales, net	17,285	—	—	17,285

	$178,329	$—	$—	$178,329

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Combining Balance Sheet

December 31, 2003

	GFA Brands, Inc.	Fitness Foods, Inc.	Eliminations	Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,037,153	$14,058	$—	$1,051,211
Investments	17,528,302	—	—	17,528,302
Accounts receivable	2,791,513	1,210	(14,374)	2,778,349
Inventories	2,080,045	2,935	—	2,082,980
Prepaid expenses and other	405,084	244	—	405,328

Total current assets	23,842,097	18,447	(14,374)	23,846,170
Property and equipment, net	141,612	6,242	—	147,854
Other Assets	411,091	3,148	—	414,239

Total assets	$24,394,800	$27,837	$(14,374)	$24,408,263

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,947,634	$15,077	$(14,374)	$3,948,337
Accrued expenses	4,373,710	14,295	—	4,388,005

Total current liabilities	8,321,344	29,372	(14,374)	8,336,342

Shareholders’ Equity:
Common stock, no par value, authorized and issued 2,050 shares	2,050	—	—	2,050
Common stock—affiliate	—	500	—	500
Retained earnings (deficit)	16,071,406	(2,035)	—	16,069,371

Total shareholders’ equity	16,073,456	(1,535)	—	16,071,921

Total liabilities and shareholders’ equity	$24,394,800	$27,837	$(14,374)	$24,408,263

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Combining Statement of Income

Year Ended December 31, 2003

	GFA Brands, Inc.	Fitness Foods, Inc.	Eliminations	Combined
Net sales	$62,529,272	$143,483	$(141,000)	$62,531,755
Cost of goods sold	26,959,518	1,627	—	26,961,145

Gross profit	35,569,754	141,856	(141,000)	35,570,610
Selling, general and administrative	26,177,635	143,191	(141,000)	26,179,826

Operating income (loss)	9,392,119	(1,335)	—	9,390,784

Other income
Interest and dividend income	184,104	—	—	184,104
Other income	147,373	—	—	147,373

	331,477	—	—	331,477

Income (loss) before income taxes	9,723,596	(1,335)	—	9,722,261
Income tax expense	72,650	—	—	72,650

Net income (loss)	$9,650,946	$(1,335)	$—	$9,649,611

GFA BRANDS, INC. AND FITNESS FOODS, INC.

Combining Schedule of Revenue and Expenses

Year Ended December 31, 2003

	GFA Brands, Inc.	Fitness Foods, Inc.	Eliminations	Combined
Revenue:
Sales	$67,952,191	$143,483	$(141,000)	$67,954,674
Less: Free goods	(761,541)	—	—	(761,541)
Cash discounts	(1,320,925)	—	—	(1,320,925)
Off invoice deals	(3,340,453)	—	—	(3,340,453)

	$62,529,272	$143,483	$(141,000)	$62,531,755

Selling, General and Administrative Expenses:
Advertising	$10,992,277	$—	$—	$10,992,277
Trade deal costs	2,882,598	—	—	2,882,598
Other marketing costs	2,449,096	—	—	2,449,096
Freight out	2,887,457	39	—	2,887,496
Broker commissions	1,463,255	—	—	1,463,255
Salaries and other benefits	2,932,742	105,576	—	3,038,318
Handling charges	656,490	—	—	656,490
Damages	332,819	—	—	332,819
General and administrative	369,896	25,027	—	394,923
Royalty expense	298,324	—	—	298,324
Selling expense	373,285	—	—	373,285
Professional fees	232,038	—	—	232,038
Research and development costs	180,338	9,600	(141,000)	48,938
Storage expense	37,872	—	—	37,872
Other direct production costs	43,875	—	—	43,875
Depreciation and amortization	43,901	2,949	—	46,850
Other	1,372	—	—	1,372

	$26,177,635	$143,191	$(141,000)	$26,179,826

Other Income (Expense):
Miscellaneous income	$106,208	$—	$—	$106,208
Salvage sales, net	41,165	—	—	41,165

	$147,373	$—	$—	$147,373

ANNEX A

Execution Copy

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GFA HOLDINGS, INC.

SHAREHOLDERS’ REPRESENTATIVE

BSB ACQUISITION CO., INC.

AND

BOULDER SPECIALTY BRANDS, INC.

DATED AS OF SEPTEMBER 25, 2006

A-i

A-ii

A-iii

Exhibit List

Exhibit A	—	Certificate of Merger
Exhibit B	—	Letter of Transmittal
Exhibit C	—	Parent Officer’s Certificate
Exhibit D	—	Company Officer’s Certificate
Exhibit E	—	Officer and Director Release
Exhibit F	—	Shareholder Release
Exhibit G	—	Debt Commitment Letter
Exhibit H	—	PIPE Securities Purchase Agreement

List of Schedules

Schedule 3.2(g)	—	Consents
Schedule 4.2	—	Negative Covenants
Schedule 4.2(h)	—	Certain Material Contracts
Schedule 5.1	—	Jurisdictions
Schedule 5.3	—	Capitalization
Schedule 5.4	—	No Breach
Schedule 5.5	—	Unaudited Financial Statements
Schedule 5.6	—	Certain Developments
Schedule 5.7(a)	—	Leased Real Property
Schedule 5.7(d)	—	Cost of Leased Real Property
Schedule 5.8	—	Leased Personal Property
Schedule 5.9(a)	—	Contracts
Schedule 5.9(b)	—	Contract Issues
Schedule 5.10(b)	—	Proceedings Regarding Proprietary Rights
Schedule 5.10(d)	—	Proprietary Rights
Schedule 5.10(d)(i)	—	Liens on Proprietary Rights
Schedule 5.10(d)(iii)	—	Indemnification Regarding 5.10(d) Items
Schedule 5.10(d)(v)	—	Fees Regarding 5.10(d) Items
Schedule 5.10(e)	—	Licenses
Schedule 5.11	—	Government Licenses
Schedule 5.12	—	Proceedings
Schedule 5.13	—	Compliance with Laws
Schedule 5.16(a)	—	Employee Benefit Plans
Schedule 5.16(i)	—	Non-Deductible and Parachute Payments
Schedule 5.16(j)	—	Tax Indemnities
Schedule 5.17	—	Insurance
Schedule 5.17(c)	—	Self-Insurance
Schedule 5.18	—	Tax
Schedule 5.19	—	Brokerage
Schedule 5.20	—	Undisclosed Liabilities
Schedule 5.21	—	Directors, Officers, Banks
Schedule 5.23	—	Related Party Transactions
Schedule 5.25	—	Product Warranty
Schedule 5.27	—	Inventory
Schedule 6.7	—	Brokerage

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of September 25, 2006, by and among GFA Holdings, Inc., a Delaware corporation (the “Company”), TSG4, L.P., a Delaware limited partnership, in its capacity as representative of the shareholders of the Company (the “Shareholders’ Representative”), Boulder Specialty Brands, Inc., a Delaware corporation (“Parent”), and BSB Acquisition Co., Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Merger Subsidiary”).

RECITALS:

A. Parent, the Merger Subsidiary and the Company desire to enter this Agreement pursuant to which Parent will acquire all of the issued and outstanding stock of the Company as a result of the merger of the Merger Subsidiary with and into the Company.

B. The Boards of Directors of Parent, the Merger Subsidiary and the Company have determined that it is advisable and in the best interests of Parent, the Merger Subsidiary and the Company, and their respective shareholders, that the Merger Subsidiary be merged with and into the Company.

C. The Boards of Directors of Parent, the Merger Subsidiary and the Company have each unanimously approved this Agreement and the transactions contemplated hereby and have agreed to recommend that their respective shareholders adopt and approve this Agreement.

In consideration of the premises, the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth below.

“Adjusted Cash” means (i) the amount of Cash held by the Company and GFA Brands as of the Cutoff Date minus (ii) the amount of Indebtedness of the Company and GFA Brands as of the Cutoff Date (as evidenced by payoff letters issued to the Company and GFA Brands by their lenders, which shall be delivered to Parent prior to the Cutoff Date). For the avoidance of doubt, “Adjusted Cash” may be a positive or negative number.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under any income Tax Law) of which the Company or GFA Brands is or has been a member.

“Agreement” means this Agreement and Plan of Merger, together with all schedules and exhibits attached hereto.

“Assets” means all assets owned or utilized by the Company or GFA Brands, including, without limitation, Leased Real Property, Personal Property, Inventory, Accounts, goodwill, Proprietary Rights and any asset listed on the June 30 Financial Statements or any subsequently delivered balance sheet of the Company or GFA Brands.

“Audited Financial Statements” means the June 30, 2006 audited financial statements, the December 31, 2005 audited financial statements, the audited financial statements for the three-month period ending March 30, 2004, and the stub period ending December 31, 2004, and the December 31, 2003 audited financial statements. For all purposes under this Agreement, Audited Financial Statements shall include a balance sheet and the related statements of operation, changes in stockholders’ equity and cash flows and any required footnotes and such other disclosure materials, in each case, to the extent required to be included in the Proxy Statement.

“Bonus Payments” means the amount of any bonus or severance obligations paid or payable by the Company, GFA Brands or the Surviving Corporation to any of their respective shareholders, directors, officers or employees in connection with the consummation of the transactions contemplated hereby including, without limitation, any bonus payable to New Industries Corporation pursuant to that certain Extended Transitional Services Agreement dated July 21, 2006, by and between GFA Brands and New Industries Corporation which shall include the Earnings Bonus and the Sales Bonus (as defined therein) and any amounts payable to Roger Ansley pursuant to that certain Letter Agreement by and between Roger Ansley and GFA Brands dated on or about July 21, 2006, which amount shall specifically include any amounts payable to or on behalf of Mr. Ansley by the Company or GFA Brands with respect to any Taxes incurred by Mr. Ansley in connection with any such bonus. In the event the Bonus Payments include any consideration other than cash payments and other than the grant, sale, issuance of or acceleration of vesting of equity interests in the Company prior to the Closing, the value of such consideration shall be included in the calculation of the Bonus Payments.

“Boulder Common Stock” shall mean the common stock, $0.0001 par value per share of the Parent, whose price is quoted on the Over the Counter Bulletin Board under the ticker symbol “BDSB.OB”.

“Boulder Warrants” shall mean the common stock purchase warrants of the Parent, whose price is quoted on the Over the Counter Bulletin Board under the ticker symbol “BDSBW.OB”.

“Business” means the Company’s and GFA Brands’ business of producing, marketing, distributing and selling functional food products under the trade names Smart Balance® and Earth Balance® and such other products produced, marketed, distributed or sold by the Company or GFA Brands as of the date hereof.

“Cash” means (i) cash on hand or in the bank less any outstanding checks and (ii) deposits in transit to the extent there has been a reduction of receivables on account thereof.

“Cash Consideration” means Four Hundred Sixty-five Million Dollars ($465,000,000) plus Adjusted Cash minus any reductions pursuant to Sections 2.8(b), and 8.4, minus the Net Bonus Payments and, if applicable, reduced as provided for in Section 4.11(c). For purposes of the definition of “Cash Consideration”, the amount of the Net Bonus Payments shall be determined using Bonus Payments as calculated pursuant to Section 2.8(a) and as adjusted pursuant to Section 2.8(e).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Stock” means, collectively, the Class A-1 Common Stock, $0.001 par value, of the Company, the Class A-2 Common Stock, $0.001 par value, of the Company, and the Class L Common Stock, $0.001 par value, of the Company.

“Contracts” means with respect to any Person, all agreements, contracts, commitments, franchises, covenants, authorizations, understandings, licenses, mortgages, promissory notes, deeds of trust, indentures, leases, plans or other instruments, certificates or obligations, whether written or oral, to which said Person is a party, under which said Person has or may acquire any right or has or may become subject to any obligation or by which said Person, any of said Person’s outstanding shares of stock or any of its assets is bound.

“DGCL” means the Delaware General Corporation Law.

“Effective Time” means the effective time of the Merger pursuant to the application of Section 103(c)(3) of the DGCL.

“Environmental Laws” means all applicable Laws concerning public health and safety, the pollution or protection of the environment or the use, generation, transportation, storage, treatment, processing, disposal or release of Hazardous Substances, as the foregoing are enacted and in effect on the Closing Date, including, without limitation, the Federal Solid Waste Disposal Act, as amended, the Federal Clean Air Act, as amended, the Federal Clean Water Act, as amended, the Federal Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency and regulations of any state or local department of natural resources or other environmental protection agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Financial Statements” mean the Audited Financial Statements and the Unaudited Financial Statements.

“GAAP” means generally accepted accounting principles, consistently applied, in the United States.

“GFA Brands” means GFA Brands, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

“Governmental Agency” means any court, tribunal, administrative agency or commission, taxing authority or other governmental or regulatory authority, domestic or foreign, of competent jurisdiction, including, without limitation, agencies, departments, boards, commissions or other instrumentalities of any country or any political subdivisions thereof.

“Governmental Licenses” means all permits, licenses, franchises, orders, registrations, certificates, variances, approvals and other authorizations obtained from any Governmental Agency, including, without limitation, those listed on Schedule 5.11 attached hereto.

“Hazardous Substances” means any flammables, explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, pollutants or contaminants or related materials regulated under, or as defined in any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, any shareholder notes, deferred purchase price obligations or earn-out obligations issued or entered into in connection with any acquisition undertaken by such Person); (iii) all obligations in respect of letters of credit and bankers’ acceptances issued for the account of such Person; (iv) all obligations of such Person under any capitalized lease; (v) all liabilities and obligations pursuant to any interest rate swap agreements; and (vi) any accrued interest, prepayment premiums, breakage fees, penalties or similar amounts related to any of the foregoing; provided that “Indebtedness” shall not include the Bonus Payments.

“Inventory” means all inventory used in the operation of the Business including, without limitation, all raw materials, work in process, finished goods and packaging materials.

“Knowledge” means (i) in the case of an individual, the actual knowledge of such individual, (ii) in the case of any Person other than an individual or the Company or GFA Brands, the actual knowledge of the Board of

Directors and senior level management employees (or individuals serving in similar capacities) of such Person, and (iii) in the case of the Company or GFA Brands, the actual knowledge of Robert Harris and James Harris after reasonable inquiry of the sales managers and vice presidents of GFA Brands, including, without limitation, Bill Keane, Peter Dray, Howard Seiferas, David McCarty, Phil Rusert, Howard Lazar, Roger Ansley and Mark King, with respect to such matters that each such sales manager and vice president has responsibility.

“Law” or “Laws” means any and all federal, state, local or foreign laws, statutes, ordinances, codes, rules, regulations or Orders.

“Leased Real Property” means all of the right, title and interest of the Company and/or GFA Brands under all leases, subleases, licenses, concessions and other agreements (written or oral), pursuant to which the Company or GFA Brands holds a leasehold or sub-leasehold estate in, or is granted the right to use or occupy, any land, buildings, improvements, fixtures or other interest in real property which is used in the operation of the Business or leased by the Company or GFA Brands.

“Leases” means those leases and subleases of the Leased Real Property set forth on Schedule 5.7(a) attached hereto.

“Liability” means, with respect to any Person, any liability, debt, loss, cost, expense, fine, penalty, obligation or damage of any kind, whether known, unknown, contingent, asserted, accrued, unaccrued, liquidated or unliquidated, or whether due or to become due.

“Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind.

“Material Adverse Effect” means any event, circumstance, change, occurrence or effect (collectively, “Events”) that, individually or in the aggregate, is materially adverse to the Business or the assets, liabilities, financial condition or operating results of the Company or GFA Brands; provided, however, that no Event will be deemed (either alone or in combination) to constitute, nor will be taken into account in determining whether there has been or may be, a Material Adverse Effect to the extent that it arises out of or relates to: (i) a general deterioration in the United States economy or in the industries in which the Company operates, including any deterioration in the business of any of the Company’s significant customers, suppliers or business partners, (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war (whether or not declared) or the occurrence of any other calamity or crisis, including an act of terrorism, (iii) a natural disaster or any other natural occurrence beyond the control of the Company, (iv) the disclosure of the fact that Parent is the prospective acquirer of the Company, (v) the announcement or pendency of the transactions contemplated hereby, (vi) any change in accounting requirements or principles imposed upon the Company or any change in applicable laws, rules or regulations or the interpretation thereof, (vii) any action required by this Agreement or (viii) any action of the Company or GFA Brands between the date hereof and the Closing which requires the consent of Parent pursuant to the terms of this Agreement if Parent does not consent to the taking of said action.

“Net Bonus Payments” means an amount equal to sixty percent (60%) of the Bonus Payments.

“Order” means, with respect to any Person, any award, decision, decree, injunction, judgment, order or ruling directed to and naming such Person.

“Paying Agent” means a Person to be selected by Parent, to the reasonable satisfaction of the Company, to act as “Paying Agent” pursuant to Section 2.9(a).

“Permitted Liens” means (i) landlords’, mechanics’, materialmens’, carriers’, workmens’, contractors’ and warehousemens’ Liens arising or incurred in the ordinary course of business and for amounts which are not delinquent and are not, individually or in the aggregate, material in nature, (ii) Liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith, provided that a reserve for such contested Taxes is maintained by the Company, and (iii) applicable Laws.

“Per Share Cash Consideration” means an amount equal to the Cash Consideration divided by the total number of shares of the Company Stock issued and outstanding as of the Effective Time.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including, without limitation, any instrumentality, division, agency or department thereof).

“Personal Property” means all tangible personal property owned or used by the Company and GFA Brands in the conduct of the Business, including, without limitation, all vehicles, fork lifts, trailers, machinery, equipment, racking, carts, spare parts, furniture, computer hardware, fixtures that are not affixed to real property, laboratory equipment and quality control testing equipment, accessories and tools, wherever located.

“Proceeding” means any action, arbitration, audit, complaint, investigation, litigation or suit (whether civil, criminal or administrative).

“Proprietary Rights” means: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all foreign and domestic patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof; (ii) all foreign and domestic trademarks, service marks, trade dress, logos and trade names and all goodwill associated therewith; (iii) all foreign and domestic copyrightable works, all foreign and domestic copyrights and all foreign and domestic applications, registrations and renewals in connection therewith; (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, code books, recipes, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blue prints, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); and (v) all copies and tangible embodiments thereof in whatever form or medium.

“Shareholders” shall mean the shareholders of the Company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (regardless of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

“Tax” means any foreign, federal, state or local income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties, fines or additions thereto or additional amounts in respect of any of the foregoing.

“Tax Return” means any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax.

“Unaudited Financial Statements” mean the June 30, 2006 unaudited financial statements, the June 30, 2005 unaudited financial statements and to the extent required to be provided in connection with the Proxy Statement the September 30, 2006 unaudited financial statements and the September 30, 2005 unaudited financial statements. For all purposes under this Agreement, Unaudited Financial Statements shall include a balance sheet and the related statements of operation (for the quarter just ended and year-to-date), changes in stockholders’ equity and cash flows with limited footnotes and such other disclosure materials, in each case, to the extent required to be included in the Proxy Statement.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordnance.

1.2 Cross-References. Each of the following terms shall have the meaning specified in the Section of this Agreement set forth opposite such term:

Term	Section
Accounts	5.26
Certificate	2.5(a)
Certificate of Merger	2.3
Closing	2.2
Closing Date	2.2
Commitment Letter	3.2(r)
Company	Preamble and 5.16(q)
Cutoff Date	2.8(a)
Cutoff Date Balance Sheet	2.8(a)
Debt Financing	3.2(r)
Employee Pension Plans	5.16(a)
Employee Plans	5.16(a)
Employee Welfare Plans	5.16(a)
Events	1.1
Exchange Act	4.10(a)
Exclusivity Period	4.4
Financial Statements	4.1(f)
Financing Commitments	4.12(a)
June 30 Financial Statements	4.1(f)
Letter of Transmittal	2.9(a)
Material Contracts	5.9(a)
Merger	2.1
Merger Form 8-K	4.9
Merger Subsidiary	Preamble
Multiemployer Plan	5.16(b)
Other Filings	4.10(a)
Other Plans	5.16(a)
Parent	Preamble
Parent Plans	8.9(a)
Parent Shareholder Approval	4.10(a)
Parent Shareholder Meeting	5.28
Parent SEC Reports	6.4
PIPE Transaction	3.2(s)
Predecessor Companies	4.1(f)
Press Release	4.9
Proxy Statement	4.10(a)

Term	Section
Revolver	3.2(r)
Securities Act	4.10(a)
Shareholders’ Representative	Preamble
Surviving Corporation	2.1
Trust Fund	6.5
Unaudited June 30 Financial Statements	4.1(f)

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth herein and the applicable provisions of the DGCL, and on the basis of the representations, warranties, covenants and agreements contained herein, as of the Effective Time, the Merger Subsidiary shall be merged with and into the Company (the “Merger”), the separate corporate existence of the Merger Subsidiary shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation of the Merger, may be hereinafter referred to as the “Surviving Corporation.”

2.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at a mutually acceptable location commencing at 10:00 a.m. local time on the fifth business day following the satisfaction or waiver of all conditions of the parties to consummate the transactions contemplated by this Agreement (other than the conditions with respect to actions the respective parties will take at the Closing itself), or at such other place or on such other date as is mutually agreeable to Parent and Shareholders’ Representative. The date and time of the Closing are referred to herein as the “Closing Date.”

2.3 Filing of Certificate of Merger. Subject to the conditions set forth herein, the Company and the Merger Subsidiary shall as soon as possible on the Closing Date or such other date as Parent and Shareholders’ Representative shall agree, cause the merger to be consummated by filing with the Delaware Division of Corporations a duly executed Certificate of Merger in the form attached hereto as Exhibit A (the “Certificate of Merger”).

2.4 Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided herein and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, all of the properties, rights, privileges, powers and franchises of the Company and the Merger Subsidiary shall vest in the Surviving Corporation and all of the debts, liabilities, duties and obligations of the Company and the Merger Subsidiary shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

2.5 Effect on Stock. Upon the terms and conditions of this Agreement, at the Effective Time, as a result of the Merger and this Agreement and without the need for any further action on the part of the Merger Subsidiary, the Company or any of their respective shareholders, the following shall occur:

(a) Conversion of Company Stock. Immediately prior to the Effective Time, by action of the board of directors of the Company, each share of Class L Common Stock shall be converted into shares of Class A-1 Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company. At the Effective Time, each share of the stock issued and outstanding immediately prior to the Effective Time, after giving effect to the conversion described in the preceding sentence, shall be automatically converted into the right to receive, subject to the terms and conditions of this Agreement, the Per Share Cash Consideration. Until properly delivered to Parent or the Surviving Corporation pursuant to Section 2.9, any certificate evidencing shares of Company Stock (a “Certificate”) shall be deemed for all purposes to evidence only the right to receive the consideration described in this Section 2.5(a).

(b) Conversion of Merger Subsidiary Stock. Each share of the issued and outstanding common stock of the Merger Subsidiary immediately prior to the Effective Time shall be automatically converted into one

(1) share of the validly issued, fully paid and non-assessable authorized Class A-1 Common Stock of the Surviving Corporation. Each stock certificate evidencing the common stock of the Merger Subsidiary shall evidence ownership of such shares of the Class A-1 Common Stock of the Surviving Corporation.

2.6 Organizational Documents. As of the Effective Time, the Certificate of Incorporation and the Bylaws of the Merger Subsidiary shall become the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

2.7 Officers and Directors. As of the Effective Time, the officers and directors of the Merger Subsidiary shall become the officers and directors of the Surviving Corporation and shall serve as such until the expiration of their term of office or their earlier death, resignation or removal.

2.8 Closing.

(a) Cutoff Balance Sheet and Adjusted Cash. On a date mutually acceptable to the parties prior to Closing (the “Cutoff Date”) which is seven to ten (7-10) days prior to the Closing Date, the Shareholders’ Representative will deliver to Parent a certificate containing a consolidated balance sheet of the Company and GFA Brands as of the Cutoff Date (the “Cutoff Date Balance Sheet”), such other documentation regarding the financial condition of the Company and GFA Brands as Parent may reasonably request and the Shareholders’ Representative’s calculation of Adjusted Cash, the reasonably expected highest amount of the Bonus Payments and, based thereon, a calculation of the Cash Consideration. The Company shall provide such written back-up documentation as may be reasonably requested by Parent, and shall allow Parent access to its books and records, sufficient to allow Parent to verify the accuracy of the Cutoff Date Balance Sheet, the Company’s operation of the Business in the ordinary course and in accordance with this Agreement and the accuracy of the calculation of Adjusted Cash, the amount of the Bonus Payments and the calculation of Cash Consideration by the Shareholders’ Representative.

(b) Objection. In the event Parent objects to any matter in the calculation of Adjusted Cash, the Bonus Payments or Cash Consideration, Parent shall notify the Shareholders’ Representative of its objection at least one (1) day prior to Closing specifying the grounds for its objection in reasonable detail. Parent and the Shareholders’ Representative shall meet in a good faith attempt to resolve any objections. In the event Parent and the Shareholders’ Representative are unable to agree on the amount of Adjusted Cash, the Bonus Payments and Cash Consideration and the total amount in dispute exceeds Ten Million Dollars ($10,000,000.00), neither the Company, Parent nor the Merger Subsidiary shall be obligated to close the transactions contemplated hereby. In the event the total amount in dispute involves Ten Million Dollars ($10,000,000.00) or less, at Closing (i) Cash Consideration to be paid at Closing shall be equal to the lesser of the parties’ calculation of Cash Consideration; (ii) the difference between the parties’ calculation of Cash Consideration shall be deposited with an escrow agent mutually acceptable to the Shareholders’ Representative and Parent; (iii) in the event the parties are able to resolve any dispute, amounts held in escrow including interest thereon shall be distributed on the joint instructions of the Shareholders’ Representative and Parent; and (iv) in the event the parties are unable to resolve any dispute within ten (10) days after Closing, the parties shall submit unresolved disputes to arbitration pursuant to Section 8.5 hereof and the escrowed funds shall be distributed pursuant to the arbitrator’s decision.

(c) Parent’s Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, Parent shall deliver:

(i) the portion of Cash Consideration to be paid pursuant to Section 2.9 to the Shareholders or the Paying Agent, as applicable (subject to any reduction pursuant to Section 2.8(b) hereof);

(ii) to the recipients of the Bonus Payments, the portion of the Bonus Payments which by the terms of the agreements giving rise to such Bonus Payments are to be paid to such recipients contemporaneously with the Closing;

(iii) to an escrow agent mutually acceptable to the Shareholders’ Representative, Parent and the recipients of the Bonus Payments, the amount of the Bonus Payments (as calculated pursuant to Section 2.8(a)) not due and payable at Closing. All interest earned on such escrowed amounts shall inure to the benefit of and be paid to Parent and Parent shall be solely liable for any Taxes that arise from such interest. If there is a dispute regarding the amount of the Bonus Payments the reasonably expected highest proposed amount of Bonus Payments not due and payable at the Closing shall be deposited into escrow to be disbursed pursuant to Section 2.8(e) hereof; and

(iv) all other items required to be delivered by Parent at Closing as specified in Section 3.1 hereof.

(d) Company and Shareholders’ Representative Closing Deliveries. Subject to the conditions set forth in this Agreement, at or prior to Closing, the Company and/or the Shareholders’ Representative shall deliver to Parent, the following items, in form and substance satisfactory in all reasonable respects to Parent and its counsel:

(i) the stock books, stock ledgers, minute books and corporate seals, if any, of the Company and GFA Brands and the stock certificate representing all of the issued and outstanding stock of GFA Brands; and

(ii) all other items specified in Section 3.2 to be delivered to Parent by the Company or the Shareholders’ Representative at the Closing.

(e) Post-Closing Bonus Payment Adjustment.

(i) As soon as practical, the Parent shall deliver to the Shareholders’ Representative, audited financial statements of the Surviving Corporation for the fiscal year ending December 31, 2006, a calculation of EBITDA for the fiscal year ended December 31, 2006 and documentation representing Parent’s calculation of the final Bonus Payments and, based thereon, the final calculation of Cash Consideration. Out of the amount placed in escrow pursuant to Section 2.8(c)(ii), (a) any increase in Cash Consideration as calculated pursuant to this Section 2.8(e)(i) from Cash Consideration as calculated pursuant to Section 2.8(a) shall be distributed to Shareholders entitled thereto pro rata in accordance with their relative ownership percentage of the Company pre-Closing, (b) the amount of the Bonus Payments due and payable after the Closing as calculated pursuant to this Section 2.8(e)(i) shall be distributed to recipients of the Bonus Payments as and when payable in accordance with the agreements pursuant to which such Bonus Payments are payable, and (c) the remaining amounts held in escrow shall be distributed to Parent.

(ii) To the extent that, pursuant to the terms of the applicable agreements, any portion of the Bonus Payments that has been placed into escrow is no longer payable to the recipients of the Bonus Payments, the calculation of Cash Consideration shall be adjusted accordingly and, out of the amount placed in escrow pursuant to Section 2.8(c)(ii), (a) any increase in Cash Consideration as calculated pursuant to this Section 2.8(e)(ii) from Cash Consideration as calculated pursuant to this Section 2.8(e)(i) shall be distributed to the Shareholders entitled thereto pro rata in accordance with their relative ownership percentage of the Company pre-Closing, (b) the amount of the Bonus Payments due and payable shall be distributed to recipients of the Bonus Payments as and when payable in accordance with the agreements pursuant to which such Bonus Payments are payable, and (c) the remaining amounts held in escrow shall be distributed to Parent.

(iii) Distribution pursuant to Section 2.8(e)(i) and 2.8(e)(ii) shall be made, if any, on the later of (a) an agreement by the Shareholders’ Representative and Parent on the amount of the final Bonus Payments, or (b) order of a court of competent jurisdiction or of an arbitrator pursuant to Section 8.5 hereof.

2.9 Exchange of Certificates.

(a) Retention of Paying Agent; Development of Letter of Transmittal. Prior to the Closing, Parent and the Paying Agent will enter into a paying agent agreement in customary form which will provide for payment of the applicable portion of the Cash Consideration to the Shareholders pursuant to Section 2.5(a) not later than five (5) business days following receipt after the Closing by the Paying Agent of a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, in the form attached hereto as Exhibit B (the “Letter of Transmittal”) and all Certificates representing shares of the Company Stock owned by said Shareholder, duly endorsed in blank or accompanied by a fully executed stock power transferring said shares of Company Stock to Parent.

(b) Payment of Per Share Cash Consideration at Closing. At the Closing, but immediately after the Effective Time, Parent shall pay or shall cause the Surviving Corporation to pay, by wire transfer of immediately available federal funds, to each Shareholder who has (i) delivered to Parent a Letter of Transmittal at or prior to Closing and all of the representations and warranties contained in the Shareholder’s Letter of Transmittal are true and correct as of the Closing Date as if made as of the Closing Date, (ii) surrendered Certificates representing all shares of Company Stock held by such Shareholder at the Closing and (iii) provided Parent with wire transfer instructions no later than three (3) business days prior to the Closing, an amount equal to the Per Share Cash Consideration multiplied by the number of shares of Company Stock represented by the Certificates surrendered by said Shareholder at Closing. Upon surrender of a Certificate at the Closing for cancellation and payment pursuant to this Section 2.9(b), such Certificate shall forthwith be canceled.

(c) Deposit of Cash Consideration with Paying Agent. On the Closing Date, Parent shall, or shall cause the Surviving Corporation to, deposit the Cash Consideration not paid to Shareholders pursuant to Section 2.9(b) with the Paying Agent, for exchange in accordance with Section 2.9(d). Payments of such portion of the Cash Consideration shall be made by the Paying Agent to the Shareholders only against delivery of a Certificate, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, as hereinafter provided.

(d) Post-Closing Exchange Procedures.

(i) On the first business day after the Effective Time, Parent shall instruct the Paying Agent to mail a Letter of Transmittal to each record holder of Certificates not delivered at the Closing.

(ii) Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent or such other agents, the holder of such Certificate shall be entitled to receive in exchange therefor an amount to which such holder is entitled pursuant to Section 2.5(a) and the Certificate so surrendered shall be canceled.

(e) Remaining Funds. At any time following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates pursuant to Section 2.9(d). Thereafter such holders shall be entitled solely to look to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as a general creditor thereof with respect to the portion of the Cash Consideration payable upon surrender of their Certificates, without any interest thereon. Neither the Surviving Corporation nor the Paying Agent shall be liable to any Shareholder in respect of such Shareholder’s portion of the Cash Consideration that is delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Law.

(f) No Further Ownership Rights in Company Securities. The portion of the Cash Consideration paid upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.9.

(g) Investment of Cash Consideration. The Paying Agent shall invest any cash paid to it by Parent or Surviving Corporation, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

(h) Lost, Stolen or Destroyed Certificates. In the event any Certificates have been lost, stolen or destroyed, Parent shall cause the Paying Agent to pay the Per Share Cash Consideration applicable to such shares in exchange for such lost, stolen or destroyed Certificates, upon the making and delivery of an affidavit of that fact by the holder thereof in a form reasonably acceptable to Parent and if required by Parent: (i) in the case of a Shareholder that is an individual, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate or (ii) in the case of a Shareholder that is not an individual and is financially capable of satisfying any post-closing indemnity claims, an agreement to indemnify against any claim that may be made against it or the Surviving Corporation with respect to such Certificate.

2.10 Withholding. Each of Parent and the Surviving Corporation shall be entitled to withhold, or cause the Paying Agent to withhold, from any consideration payable or deliverable pursuant to the terms of this Agreement to any Shareholder, such amounts as may be required to be withheld pursuant to any Law, including, without limitation, any amounts required to be withheld pursuant to the Code. To the extent any amounts are so withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Shareholder to whom such amounts would have otherwise been paid.

2.11 Allocation of Amounts Paid By Parent. Payment of all amounts paid by Parent to the Shareholders’ Representative or the Paying Agent hereunder shall constitute payment and delivery to each of the Shareholders in satisfaction of all obligations of Parent and the Surviving Corporation to pay and deliver such amounts hereunder.

2.12 Physical Inventory. Parent may, on the Closing Date or such other date or dates prior to Closing as shall be mutually agreeable to Shareholders’ Representative and Parent, conduct a physical inventory of the Inventory, including any Inventory that is not located at the Leased Real Property. Any physical inventory shall be conducted by or in the presence of representatives designated by the Shareholders’ Representative and Parent, respectively.

2.13 Optional Merger Consideration.

(a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, TSG4 L.P., in its individual capacity as a Shareholder (“TSG4”) and Parent agree that in the event any of Parent’s current shareholders vote against the merger and elect to have their Boulder Common Stock converted into cash in accordance with Article XII of Parent’s Certificate of Incorporation (“Boulder Certificate”), Parent, at its option, may elect to pay up to Ten Million Dollars ($10,000,000) in Cash Consideration otherwise payable to TSG4 in newly issued Parent common stock (“Parent Common Stock”), in lieu of cash. The total amount of Parent Common Stock which Parent shall have the option to issue to TSG4 shall be equal to the number of shares calculated by dividing (A) the lesser of: (i) Ten Million Dollars ($10,000,000); and (ii) the aggregate per share conversion price as calculated pursuant to Article XII of the Boulder Certificate for all IPO Shares (as defined in the Boulder Certificate) which are timely and duly converted pursuant to Article XII of the Boulder Certificate (such lesser amount, the “Conversion Amount”) by (B) the common stock price per share to be paid by the purchasers of Parent Common Stock as finally determined pursuant to the PIPE Securities Purchase Agreement attached hereto as Exhibit H. Parent’s option hereunder shall apply to the first Ten Million Dollars ($10,000,000) of any IPO Shares converted pursuant to the Boulder Certificate. Parent agrees that any shares issued to TSG4 pursuant hereto shall be subject to the same demand registration rights and piggyback registration rights consistent with the registration rights granted to the purchasers of Parent Common Stock pursuant to the Registration Rights Agreement to be executed at the Closing by the purchasers of Parent Common Stock (including TSG4) pursuant to the PIPE Securities

Purchase Agreement (the “Registration Rights Agreement”). Nothing in this Section 2.13 shall be deemed to alter or amend any other Shareholders’ (other than TSG4’s) right to receive in cash the Cash Consideration they may be entitled to pursuant to this Agreement. If Parent exercises its election under this Section 2.13, Parent shall deliver, at Closing, to TSG4 (x) stock certificates for TSG4 representing the Parent Common Stock deliverable pursuant to this Section 2.13 which certificates shall bear appropriate restrictive legends, and (y) the Registration Rights Agreement which is attached as an exhibit to the Securities Purchase Agreement, executed by Parent.

(b) TSG4 represents to the Parent as follows:

(i) TSG4 is acquiring the Parent Common Stock for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

(ii) TSG4 understands that the Parent Common Stock that may be issued under this Section 2.13 has not been, and will not be, registered under the Securities Act, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

(iii) TSG4 understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to TSG4) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

(iv) TSG4 has had a reasonable time prior to the date hereof to ask questions and receive answers concerning the terms and conditions of the offering of the Parent Common Stock, and to obtain any additional information which the Parent possesses or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities as to enable TSG4 to understand and evaluate the risks of such investment and form an investment decision with respect thereto.

(v) TSG4 is an “accredited investor,” as such term is defined in Rule 501 under the Securities Act.

(vi) TSG4 represents that from the date it was approached to participate in the transactions contemplated by this Agreement and continuing through the Effectiveness Date (as such term is defined in the Registration Rights Agreement), neither it nor, to its knowledge, its controlled subsidiaries have engaged in any purchases or sales with respect to, or made any Short Sales of, or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a Short Sale of the Boulder Common Stock or Boulder Warrants, in each case, in violation of applicable Laws that would have adverse consequences to the Parent. For the purposes of this Agreement, “Short Sale” by TSG4 means a sale of Boulder Common Stock or Boulder Warrants that is marked as a short sale and that is executed at a time when TSG4 has no equivalent offsetting long position in the Boulder Common Stock or Boulder Warrants, exclusive of the Parent Common Stock that may be issued pursuant to this Agreement. For purposes of determining whether TSG4 has an equivalent offsetting long position in the Boulder Common Stock or Boulder Warrants, all Parent Common Stock that would be issuable upon exercise in full of all options, convertible Parent Common Stock, swaps, synthetic Parent Common Stock and other derivative Parent Common Stock then held by TSG4 (assuming that such options, convertible Parent Common Stock, swaps, synthetic Parent Common Stock or other derivative Parent Common Stock were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any applicable exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by TSG4.

(c) Parent represents to the TSG4 as follows:

(i) All of the shares of Parent Common Stock being delivered to the TSG4 pursuant to this Section 2.13 have been duly authorized, are validly issued, fully paid and nonassessable and none were issued in violation of the preemptive rights of any Person.

(d) The transfer restrictions are set forth as follows:

(i) Parent and TSG4 expressly acknowledge that the Parent Common Stock may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Parent Common Stock other than pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, including pursuant to Section 4(2), Rule 144 or any other applicable exemption, to the Parent or to an Affiliate of TSG4 or in connection with a pledge as contemplated in Section 2.13(d)(ii), the Parent may require the transferor thereof to provide to the Parent an opinion of counsel selected by the transferor and reasonably acceptable to the Parent, the form and substance of which opinion shall be reasonably satisfactory to the Parent, to the effect that such transfer does not require registration of such transferred Parent Common Stock under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of Section 2.13 of this Agreement and shall have the rights of TSG4 under Section 2.13 of this Agreement and the Registration Rights Agreement.

(ii) TSG4 agrees to the imprinting, so long as is required by this Section 2.13(d) of a legend on any of the Parent Common Stock in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ARTICLE III

CONDITIONS TO CLOSING

3.1 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

(a) Each of the representations and warranties set forth in Article VI shall be true and correct in all respects, at and as of the date of this Agreement and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except that those representations and warranties that are made as of a specific date need only be true and correct in all respects as of such date), except where the failure of any such representations and warranties to be true and correct has not had, individually or in the aggregate, a material adverse effect on the ability of Parent or the Merger Subsidiary to consummate the transactions contemplated hereby;

(b) Parent and the Merger Subsidiary shall have each performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(c) Any applicable waiting period (and any extensions thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(d) No Proceeding before any Governmental Agency shall be pending which, if successful for the Governmental Agency, would result in an Order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, or cause such transactions to be rescinded;

(e) Parent shall have delivered all of the Cash Consideration to the Shareholders’ Representative (for the benefit of the Shareholders) or the Paying Agent, as the case may be;

(f) Parent shall have delivered to Shareholders’ Representative an opinion of Davis & Kuelthau, s.c. dated the Closing Date, in a form reasonably acceptable to the Shareholders’ Representative’s counsel;

(g) On or prior to the Closing Date, Parent shall have delivered to the Shareholders’ Representative each of the following:

(i) certificate from an officer of Parent in the form set forth as Exhibit C attached hereto, dated as of the Closing Date, stating that the applicable preconditions specified in Section 3.1(a) and (b) hereof have been satisfied;

(ii) certified copies of the resolutions duly adopted by the board of directors and shareholders of Parent and the Merger Subsidiary authorizing the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby; and

(iii) copies of all consents, approvals, releases from and filings with, Governmental Agencies required in order to effect the transactions contemplated by this Agreement which Parent is responsible to obtain pursuant to the terms of this Agreement;

(h) All certificates, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by the Shareholders’ Representative shall be reasonably satisfactory in form and substance to the Shareholders’ Representative; and

(i) The Company shall have obtained the approval of its shareholders with respect to the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby.

Any condition specified in this Section 3.1 may be waived by the Company; provided, however, that no such waiver will be effective unless it is set forth in a writing executed by the Company.

3.2 Conditions to Parent’s and the Merger Subsidiary’s Obligations. The obligations of Parent and the Merger Subsidiary to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

(a) Each of the representations and warranties set forth in Article V shall be true and correct in all respects, at and as of the date of this Agreement and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except that those representations and warranties that are made as of a specific date need only be true and correct in all respects as of such date), except where the failure of any such representations and warranties to be true and correct has not had, individually or in the aggregate, a Material Adverse Effect;

(b) Each of Shareholders’ Representative and the Company shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing and in the event some of Parent’s shareholders elect to convert their IPO Shares into cash and Parent opts to pay a portion of the Cash Consideration otherwise due to TSG4 in Parent Common Stock, all of the representations and warranties of TSG4 contained in Section 2.13(b) shall be true and correct as of the Closing Date and TSG4 shall have complied with the provisions of Section 2.13(d);

(c) Any applicable waiting period (and any extensions thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(d) No Proceeding before any Governmental Agency shall be pending which, if successful for the Governmental Agency, would result in a Order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded;

(e) On or prior to the Closing Date, the Company and/or the Shareholders’ Representative shall have delivered to Parent each of the following:

(i) Certificates from an officer of the Company and an authorized representative of Shareholders’ Representative (on behalf of the Shareholders) in the form set forth as Exhibit D attached hereto, dated the Closing Date, stating that the applicable preconditions specified in Section 3.2(a) and (b) hereof, have been satisfied, and certifying such other matters reasonably requested by Parent;

(ii) Certified copies of the resolutions duly adopted by the board of directors and shareholders of the Company and similar authorizing documents from the Shareholders’ Representative authorizing the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby, including, without limitation, the merger and the conversion of shares of Class L Common Stock of the Company into shares of Class A-1 Common Stock of the Company; and

(iii) The items required to be delivered pursuant to Section 2.8(d) hereof;

(f) Parent and the Merger Subsidiary shall have each obtained the approval of its shareholders with respect to the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby, which shall be deemed to have occurred if a majority of the shares of Parent Stock voted by the public stockholders of Parent vote in favor of the transactions contemplated hereby and, at or prior to such vote, public stockholders of Parent owning less than twenty percent (20%) of the shares exercise their conversion rights;

(g) Parent shall have obtained the Governmental Agency and third party consents, approvals and releases set forth on Schedule 3.2(g), all of which are necessary in connection with the consummation of the transactions contemplated hereby;

(h) Parent shall have received written resignations of, and releases of all of the officers and directors of the Company and GFA Brands in the appropriate form attached hereto as Exhibit E;

(i) During the thirty (30) day period following the execution of this Agreement, Parent shall have been afforded the opportunity to meet with key customers, suppliers, manufacturers and distributors of the Company and GFA Brands and Brandeis University, its Foundation and the Company’s and GFA Brands’ intellectual property attorneys;

(j) Parent shall have received from TSG4, L.P. and its Affiliates and Fitness Foods, Inc., a release in the appropriate form attached hereto as Exhibit F;

(k) Parent shall have received certified copies of the Certificate of Incorporation and bylaws of the Company and GFA Brands and certificates of good standing with respect to each jurisdiction in which the Company or GFA Brands is, or is required to be, qualified to do business, including, without limitation, those states listed on Schedule 5.1 and the Company shall have paid all fees and taxes associated therewith;

(l) The Shareholders’ Representative shall have delivered evidence satisfactory to Parent of the termination or revocation of all powers of attorney and other authorizations granted to any Person on behalf of the Company or GFA Brands;

(m) The Company shall have delivered to Parent an opinion of Ropes & Gray LLP dated the Closing Date, in a form reasonably acceptable to Parent’s counsel and capable of being relied on by providers of Debt Financing to Parent and investors in connection with the PIPE Transaction;

(n) During the period from the date of this Agreement to the Closing Date: (i) there shall not have occurred, and there shall not exist on the Closing Date, any condition or fact which has a Material Adverse Effect; and (ii) neither the Business nor the Assets shall have suffered a Material Adverse Effect by reason of any taking, condemnation, destruction or physical damage, whether or not insured against;

(o) The form and substance of all certificates, instruments, opinions or other documents delivered by or on behalf of Shareholders’ Representative or the Company to Parent under this Agreement shall be satisfactory in all reasonable respects to Parent and its counsel;

(p) Parent shall have obtained debt financing (“Debt Financing”) pursuant to (i) that certain Commitment Letter dated at or prior to the execution of this Agreement (the “Commitment Letter”), from Bank of America, N.A. and Banc of America Securities LLC in an amount of One Hundred Eighty Million Dollars ($180,000,000.00) which includes a revolving credit facility in an amount of Twenty Million Dollars ($20,000,000) (the “Revolver”) on such terms and conditions as are set forth in such Commitment Letter which is attached hereto as Exhibit G or (ii) commitments from substitute Debt Financing sources pursuant to Section 4.12;

(q) Parent shall have sold common stock and preferred stock in a PIPE transaction (the “PIPE Transaction”) sufficient to raise at least Two Hundred Forty-Six Million Dollars ($246,000,000.00) in gross proceeds pursuant to the fully executed and delivered Securities Purchase Agreement attached hereto as Exhibit H;

(r) Parent’s shareholders shall have approved the amendment of Parent’s Certificate of Incorporation to authorize additional shares of Parent Stock sufficient to consummate the PIPE Transaction and necessary to fund any management stock incentive programs deemed appropriate by Parent;

(s) The requisite percentage of the Shareholders shall have approved the merger contemplated hereby, and holders of no more than 2% of the outstanding shares of Common Stock entitled to vote on this Agreement and the transactions contemplated thereby shall have exercised and not withdrawn, abandoned or forfeited appraisal rights under the DGCL with respect to the Merger;

(t) Parent shall have received Letters of Transmittal (but not Certificates) from TSG4, L.P. and its Affiliates and Fitness Foods, Inc. within one (1) business day of the date hereof; and

(u) The Company will have obtained and delivered to Parent payoff letters and other necessary documentation to provide satisfactory evidence to Parent that the Company and GFA Brands will be released from all payment and other obligations in respect of the Indebtedness of the Company and GFA Brands and that all Liens will be released and terminated at or prior to Closing.

Any condition specified in this Section 3.2 may be waived by Parent; provided, however, that no such waiver shall be effective unless it is set forth in a writing executed by Parent.

ARTICLE IV

COVENANTS PRIOR TO CLOSING

4.1 Affirmative Covenants. From the date hereof and prior to the Closing Date, except as otherwise provided herein, the Company shall, and shall cause GFA Brands to:

(a) Conduct the Business only in the usual and ordinary course of business in accordance with past custom and practice including, without limitation, maintaining appropriate levels of Inventory, paying all accounts payable within terms consistent with past practices and paying all Taxes of the Company and GFA Brands (including estimated Taxes as reasonably calculated by the Company and GFA Brands based on taxable income of GFA Brands without any deduction for the Bonus Payments) that are due and payable;

(b) Use its reasonable efforts to carry on the Business in the same manner as presently conducted and to keep its business organization and properties intact, including its and GFA Brands’ present business operations, physical facilities, working conditions and officers and employees;

(c) Permit Parent and its employees, agents, consultants, accountants and legal counsel, at the sole cost of Parent, to (i) have reasonable access to its and GFA Brands’ premises, books and records, during normal business hours and with prior written notice, provided that any inspections of the premises by Parent shall be conducted in a reasonable manner and at such reasonable times as shall not unreasonably disrupt the Company’s business, (ii) visit and inspect any of its and GFA Brands’ properties during normal business hours and with prior written notice, (iii) discuss its affairs, finances and accounts with its key employees;

provided, however, that Parent shall coordinate all contact with any of the key employees through the Shareholders’ Representative or its designee, (iv) visit current key customers, suppliers, manufacturers and distributors of the Business and Brandeis University for a period of thirty (30) days following the date hereof (subject to advance notice and reasonable restrictions imposed by the Company) and visit any new key customers, suppliers, manufacturers and distributors of the Business (the Company shall inform Parent promptly of any such new relationship) for a period of thirty (30) days following the date Parent is informed of such new relationship (subject to advance notice and reasonable restrictions imposed by the Company), in each case such periods may be extended by mutual agreement of the Shareholders’ Representative and Parent, and (v) contact the Company’s and GFA Brand’s intellectual property attorneys to discuss matters related to any Proprietary Rights used in the Business, all of which shall be coordinated through the Company.

(d) Use reasonable commercial efforts to provide Parent with monthly consolidated interim financial statements of the Company and GFA Brands as soon as possible, but in any event within the following time periods: (i) for the months ending July 31, 2006 and August 31, 2006, on or before October 15, 2006; and (ii) for each month thereafter, within thirty (30) days after the end of each such month and consent to the use and publication of said financial statements in connection with Parent’s solicitation of proxies for the approval of the transactions contemplated by this Agreement and provide Parent with estimates of the Company’s and GFA Brands’ financial performance for each month as soon as possible, including, without limitation, estimates of monthly sales. In each case, these deliverables pursuant to this Section 4.1(d) shall be in the form and content as routinely provided by the Company;

(e) At or prior to Closing, pay all Indebtedness of the Company and GFA Brands and obtain the release of any guaranty by the Company or GFA Brands of any other Person’s obligations;

(f) Use reasonable commercial efforts to, on or before September 26, 2006, deliver to Parent consolidated Audited Financial Statements of GFA Brands’ predecessor companies, GFA Brands, Inc., an Ohio corporation, and Fitness Foods, Inc., a Delaware corporation (the “Predecessor Companies”) for the fiscal year ending December 31, 2003. The Company shall use reasonable commercial efforts to, on or before September 26, 2006, deliver to Parent (i) consolidated Unaudited Financial Statements of the Company and GFA Brands for the six (6) month period ending June 30, 2006 and June 30, 2005 to the extent required to be included in the Proxy Statement and (ii) consolidated Audited Financial Statements of the Predecessor Companies for the three (3) month period ending March 30, 2004. The Company shall use reasonable commercial efforts to, on or before October 30, 2006, deliver to Parent consolidated Audited Financial Statements of the Company and GFA Brands for the current fiscal year through June 30, 2006 (the “June 30 Financial Statements”). If the Proxy Statement is not cleared to mail by the SEC by November 14, 2006, the Company shall use reasonable commercial efforts to deliver as soon as possible to Parent consolidated Unaudited Financial Statements of the Company and GFA Brands for the nine-month period ending September 30, 2006, to the extent such Financial Statements are required to be included in the Proxy Statement. All of the Financial Statements which are required to be included in the Proxy Statement shall comply with the requirements of Regulation S-X;

(g) Absent extenuating circumstances, make advertising, marketing, coupon and trade promotion expenditures or bookings of at least Twenty-seven Million Eight Hundred Thousand Dollars ($27,800,000) for the 2006 fiscal year, subject to pre-emption by the networks, and the Company shall notify Parent of any planned or contemplated expenditures in excess of said business plan and budget;

(h) Within seven (7) business days from the date hereof, arrange for representatives of Parent to meet with all key employees of the Business;

(i) Provide, and shall cause GFA Brands and its and GFA Brands’ respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives to provide, all reasonable cooperation (including with respect to timeliness) in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent, including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) promptly furnishing Parent and the providers of Debt Financing with financial and other pertinent information regarding the Company and GFA Brands as may be reasonably requested by Parent, (iii) assisting in the preparation of an offering document for the Debt Financing and materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Parent and its sources for the Debt Financing and (v) providing documents as may be reasonably requested by Parent; provided, that such requested cooperation shall not unreasonably interfere with the ongoing operations of the Company and shall not include the approval or execution of any agreements, documents or instruments in connection with the Debt Financing;

(j) Take reasonable steps to cooperate with Parent and its accountants to prepare for the audit of the Company and GFA’s December 31, 2006 financial statements by the Parent’s accountants after the Closing Date; and

(k) Advise Parent periodically on the status of key relationships including, without limitation, contract negotiations with key suppliers, distributors and customers.

4.2 Negative Covenants. From the date hereof and prior to the Closing Date, except as set forth in Schedule 4.2 or as otherwise provided herein, neither the Company nor GFA Brands shall, without the prior written consent of Parent:

(a) Sell, lease, assign, license or transfer any of the Assets or any portion thereof with a value in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate (other than sales of inventory in the ordinary course of business or sales of obsolete assets) or mortgage, pledge or subject them to any Lien, except for Permitted Liens;

(b) Increase the compensation (including bonuses) or benefits of any employee, officer or director, or make, grant or promise any other change in employment terms for any employee, officer or director, other than routine wage increases, sales bonuses and benefit plan adjustments in the ordinary course of business consistent with past custom and practice;

(c) Borrow any amount or incur, assume or voluntarily become subject to any monetary Liabilities in excess of One Hundred Thousand Dollars ($100,000), except (i) current liabilities incurred in the ordinary course of business; (ii) liabilities under Contracts entered into in the ordinary course of business consistent with past custom and practice; or (iii) borrowings from banks (or similar financial institutions) necessary to meet ordinary working capital requirements and included in the calculation of Adjusted Cash;

(d) Create, incur or assume any Indebtedness involving more than $500,000 other than Indebtedness that is incurred in the ordinary course of business (provided that all such Indebtedness is included in the calculation of Adjusted Cash) including borrowings from banks (or similar financial institutions) necessary to meet ordinary working capital requirements, or guaranty the Indebtedness or Liability of any Person;

(e) Declare, set aside or pay any dividend or distribution of property to any shareholder of the Company or GFA Brands with respect to its equity or purchase, redeem or otherwise acquire any of its equity or any warrants, options or other rights to acquire its equity, or make any other payment to any shareholder of the Company, other than cash dividends paid to Shareholders prior to the Cutoff Date;

(f) Amend or authorize the amendment of its certificate of incorporation or bylaws;

(g) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing, with respect to, any shares of its capital stock or any securities convertible or exchangeable for shares of its capital stock, or subscriptions, rights, warrants or options to acquire any shares of its capital stock or any securities convertible or exchangeable for shares of its capital stock, or enter into any other agreement or commitment of any kind obligating it to issue any such shares or convertible or exchangeable securities;

(h) Modify, amend, renew, replace or terminate any Material Contract other than in the ordinary course of business; provided, however, that in no event shall the Company or GFA Brands (i) modify, amend, renew or replace any Material Contract identified on Schedule 4.2(h) other than as permitted by Schedule 4.2(h) if such modification, amendment, renewal or replacement causes the Material Contract identified on Schedule 4.2(h) to not be terminable at will or to require more than 90 days advance notice to terminate (to the extent such Material Contract did not contain such provisions prior to its modification, amendment, renewal or replacement), in either case without penalty, (ii) modify, amend, renew or replace any Material Contract identified on Schedule 4.2(h) which does not currently offer exclusive rights to the other party (other than the Company or GFA Brands) in any manner which grants exclusive rights to any Person other than the Company or GFA Brands, or (iii) modify, amend, renew or replace any Material Contract identified on Schedule 4.2(h) that requires increased payment from, or decreased payments to, the Company or GFA Brands in an amount excess of One Million Dollars ($1,000,000) in any twelve (12) month period;

(i) Other than new Contracts entered into in the ordinary course of business and consistent with past practice, enter into any new Contract that grants exclusive rights to any Person (other than the Company or GFA Brands) in the industrial, food service or international markets;

(j) (i) Sell, transfer or license to any Person any Property Rights owned by or licensed to the Company or GFA Brands, or (ii) amend or modify any existing license of Proprietary Rights held by the Company or GFA Brands including without limitation the license from Brandeis University;

(k) Enter into any settlement, compromise or consent with respect to any material Proceeding except the Company and GFA Brands may settle the Proceeding involving C.F. Sauer Co. or any of its Affiliates provided such settlement is consistent with the terms set forth on Schedule 4.2; or

(l) Make any capital expenditures in excess of Two Hundred Thousand ($200,000.00) with respect to the Business, except for expenditures in the ordinary course of business.

4.3 Notice of Developments.

(a) The Company and the Shareholders’ Representative shall promptly notify Parent in the event said party becomes aware of any breach of any of the representations or warranties contained in, or of any development causing a breach of, any of the representations and warranties in Articles V below. Any notice required pursuant to this Section 4.3(a) shall be in writing and shall describe the breach or development in reasonable detail. No written notice delivered after the date hereof, whether pursuant to this Section 4.3(a) or otherwise shall, or be deemed to, amend the Schedules attached hereto, qualify the representations and warranties contained in this Agreement or prevent or cure any misrepresentation or breach of warranty.

(b) Parent will give prompt written notice to the Shareholders’ Representative if it becomes aware of any material adverse development causing a breach of any of the representations and warranties in Article VI below. No disclosure by Parent pursuant to this Section 4.3(b) shall be deemed to prevent or cure any misrepresentation or breach of warranty.

4.4 Exclusivity. From and after the date hereof (and, with respect to the Shareholders’ Representative, from and after the date of effectiveness of Shareholder approval of this Agreement) until the earlier of (a) the Closing or (b) the termination of this Agreement pursuant to Section 7.1 hereof (“Exclusivity Period”), neither the Company, GFA Brands nor the Shareholders’ Representative (acting in any capacity, including individually on its own behalf) shall solicit, negotiate, act upon or entertain in any way an offer from any other Person to purchase all or any part of the securities or assets of the Company or GFA Brands (other than sales of assets in immaterial amounts or in the normal and ordinary course of business of the Company), or furnish any information to any other Person in that regard. The Company will promptly (within 24 hours) notify Parent upon receipt of any unsolicited offer to purchase any such securities, assets, or any portion thereof, and further will notify Parent of the proposed terms and conditions thereof. In addition, the Company, GFA Brands and the Shareholders’ Representative will immediately terminate and cease any existing discussions, negotiations, or other activities with respect to the sale of any securities or all or any material part of the assets of the Company or GFA Brands other than sales of assets in the normal and ordinary course of business consistent with past practices. The Company hereby represents and warrants that neither it nor GFA Brands is obligated to sell to or discuss with any other potential purchaser the sale of all or any portion of the securities or all or any material part of the assets of the Company or GFA Brands, other than sales of assets in the normal and ordinary course of business consistent with past practices. During the Exclusivity Period, Parent will not solicit, negotiate, investigate, act upon or entertain in any way the purchase of any business (other than the Company). In addition, Parent will, and will cause its respective officers, directors, affiliates and agents to, immediately terminate and cease any existing discussions, negotiations, or other activities with respect to the purchase of any securities or all or any material part of the assets of any other business (other than the Company).

4.5 HSR Act Filing. Each party hereto (a) shall make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated hereby within one (1) business day following SEC approval of the Proxy Statement, (b) shall cooperate and coordinate such filing with the other party including, without limitation, requesting an early termination of the waiting period, and (c) agrees that each party hereto will be responsible for any filing fee due with respect to such HSR Act filings.

4.6 Termination of Advisory Agreement. At or prior to the Closing, the Company shall terminate that certain Management Agreement, dated March 2004, by and among the Company and Mason Sundown Management, LLC, and all other Contracts of the Company or GFA Brands with any officer, director, shareholder or employee of the Company or GFA Brands, or any member of their respective families or any Affiliate thereof (other than the Extended Transitional Services Agreement with New Industries Corporation, the Lease of the Company’s New Jersey offices with The Woodland Company, employment agreements with Guy Bradley and Valerie Blowers, the Sale Bonus Agreement with Roger Ansley, and the Company’s, and/or GFA Brands’ rights under the Non-Competition, Confidentiality and IP Assignment Agreements with James and Robert Harris and the Executive Stock Agreements with Howard Lazar, Phil Rusert, Mark King, Peter Dray, Howard Seiferas, Bill Keane, and Roger Ansley) and the Company or GFA Brands shall have paid all amounts due thereunder or any amounts due the Company or GFA Brands shall have been paid. Notwithstanding anything to the contrary contained elsewhere in this Section 4.6, in consideration of Mason Sundown Management, LLC assisting the Company and GFA Brands in the preparation of the Financial Statements, Parent agrees to pay to Mason Sundown Management, LLC at the Closing a one time fee of Three Hundred and Seventy Thousand Dollars ($375,000).

4.7 Consents. As soon as reasonably practical after the execution and delivery of this Agreement, the Company shall give any notices to those Persons entitled to such notice and obtain, prior to the Closing Date, all material consents and authorizations of other Persons necessary to consummate, or required in connection with, the transactions contemplated hereby.

4.8 Estoppel Certificate. The Company shall obtain estoppel certificates in a form and substance reasonably satisfactory to Parent from the owners of the Leased Real Property.

4.9 Publicity. The Company acknowledges that certain information relating to Parent which may be acquired by the Shareholders or the Company in connection with the transaction, as well as the fact that discussions between the Company and Parent are taking place, constitutes material and non-public information about Parent. Except as provided in Section 4.10 or as required by federal securities Laws or other applicable Laws as reasonably determined by Parent and counsel for Parent and except for such disclosures necessary to allow Parent to obtain the Debt Financing and to consummate the PIPE Transaction, no party will make any public announcement or disclosure of the transaction contemplated hereby, without the consent of Parent or the Shareholders’ Representative, as the case may be, except for public announcements previously made in accordance with this Section 4.9 and except for the notification of key customers, suppliers, manufacturers and distributors of the Business and Brandeis University by the Company of the transaction contemplated by this Agreement (but consistent with the agreed upon press release), provided such notifications may not be made prior to the agreed upon first public announcement of the transaction contemplated hereby, and in connection with the visits contemplated by Section 4.1(c). As a condition to the disclosure of information in accordance with this Section 4.9 in connection with obtaining the Debt Financing and the consummation of the PIPE Transaction, Parent shall obtain the agreement of each recipient of such information to maintain the confidentiality of such information on terms satisfactory to the Company. The Company and Parent will jointly determine and cooperate in preparing and disseminating press releases upon execution of this Agreement. At least five (5) days prior to

Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and Company’s accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC (“Merger Form 8-K”), which shall be in a form reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, Parent and the Company shall prepare the press release announcing the consummation of the Merger hereunder (“Press Release”). Simultaneously with the Closing, Parent shall file the Merger Form 8-K with the SEC and distribute the Press Release.

4.10 Proxy Statement; Parent Stockholders’ Meeting.

(a) As promptly as practicable after the execution of this Agreement Parent will prepare, and in no event later than ten (10) days after Parent’s receipt of all of the Financial Statements required to be included in the Proxy Statement as of such date, Parent will file the Proxy Statement with the SEC. The Company shall use reasonable commercial efforts to obtain on or before the filing of the Proxy Statement with the SEC, “comfort” letters from McGladrey & Pullen which are customary in scope with respect to the Parent’s use of certain of the Financial Statements and other financial information of the Company and GFA Brands in the Proxy Statement and other required securities filings. Prior to filing, the Company shall be given the reasonable opportunity to review and comment the Proxy Statement, including without limitation those portions involving disclosure of the Company, GFA Brands and the Predecessor Companies. Parent will respond to any comments of the SEC and use its commercially reasonable efforts to mail the Proxy Statement to its shareholders at the earliest practicable time. As promptly as practicable after the execution of this Agreement, the Company and Parent will each prepare and file any other filings required under the Securities Exchange Act of 1934 (the “Exchange Act”), the Securities Act of 1933 (the “Securities Act”) or any other federal, foreign or state blue sky laws relating to the Merger and the transactions contemplated by this Agreement (collectively, the “Other Filings”). Subject to the Company’s right to review and comment on the Proxy Statement set forth above, the Company hereby consents to the disclosure of information regarding the Company, GFA Brands and the Business, as well as the terms of the transactions contemplated hereby in the Proxy Statement and the Other Filings. Each party will notify the other promptly upon the receipt of any comments from the SEC and of any request by the SEC or any other Governmental Agency for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or other Governmental Agency, on the other hand, with respect to the Proxy Statement, the Merger or any Other Filing. The Proxy Statement and the Other Filings will comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or any other Governmental Agency and/or mailing to shareholders of the Company and Parent, such amendment or supplement. The proxy materials will be sent to the shareholders of Parent for the purpose of soliciting proxies from holders of Parent Stock to vote in favor of the adoption of this Agreement (“Parent Shareholder Approval”) at the Parent Shareholders’ Meeting. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Parent Stock (the “Proxy Statement”).

(b) As soon as practicable following its approval by the SEC, Parent shall distribute the Proxy Statement to the holders of Parent Stock and, pursuant thereto, shall call the Parent Shareholders’ Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the shareholders of Parent for approval or adoption at the Parent Shareholders’ Meeting.

(c) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder and the calling and holding of the Parent Shareholders’ Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Parent Stock, and as of the date of the Parent Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(d) Parent, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Parent Stock vote in favor of adoption of this Agreement and shall otherwise use reasonable best efforts to obtain the Parent Shareholder Approval.

4.11 Company Shareholder Approval.

(a) The Company will (i) use its commercially reasonable efforts to obtain the approval of its shareholders of the adoption, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the approval of the Merger, and (ii) shall obtain and deliver to Parent Letters of Transmittal from TSG4, L.P. and its Affiliates and Fitness Foods, Inc., in each case within one (1) business day after the date hereof.

(b) The Company will use its commercially reasonable efforts to obtain and deliver to Parent Letters of Transmittal from all other Shareholders within ten (10) business days of the date hereof.

(c) If, prior to the Cutoff Date, the Company has not obtained the affirmative vote of Shareholders holding more than seventy five percent (75%) of the voting power of all of the Common Stock approving (in a vote separate from the vote approving the Merger) payment of all of the Bonus Payments that would be “excess parachute payments” under Section 280G of the Code, after adequate disclosure to the Shareholders of all material facts concerning the Bonus Payments and the payment thereof, including, without limitation, the identity of the Persons to receive the Bonus Payments, the event or events triggering the payment of the Bonus Payments, and the type and estimated amount (or the formula for determining the amount and the information to be used in the formula) of the Bonus Payments, which vote shall determine the right of the recipients to receive the Bonus Payments, all in accordance with the requirements of Code Section 280G(b)(5)(B), then the Cash Consideration shall be reduced by an amount equal to 40% of the portion of the Bonus Payments which constitute an “excess parachute payment.” Prior to any Shareholder vote or written consent concerning the matters described in this Section 4.11(c), the Company shall provide to Parent drafts of all materials to be distributed to the Shareholders including proposed resolutions, and allow Parent a reasonable opportunity to review and comment on same.

4.12 Substitute Financing.

(a) Parent and its Affiliates will use its commercially reasonable efforts to perform all obligations required to be performed by them in accordance with and pursuant to the Commitment Letter in connection with the Debt Financing and pursuant to the Securities Purchase Agreement in connection with the PIPE Transaction (together, the “Financing Commitment”), will use commercially reasonable efforts to maintain the same in full force and effect, and will not materially amend, terminate or waive any provisions under such Financing Commitment without the prior written consent of the Shareholders’ Representative. Parent will from time to time provide such information as the Shareholders’ Representative may reasonably request regarding the status such financings and related negotiations.

(b) Parent will provide prompt written notice to the Shareholders’ Representative following its receipt of notification by any financing source under the Financing Commitment or in connection with any substitute debt or equity financing of such source’s refusal or intended refusal to provide the financing described in the Financing Commitment and, in each case, the stated reasons therefor (if any). In any such event, Parent will use commercially reasonable efforts to arrange substitute financing on equivalent economic terms as promptly as practicable.

4.13 Copies of Tax Returns. The Company shall provide Parent with copies of all state and federal income Tax Returns filed by the Company or GFA Brands subsequent to the date hereof reasonably promptly following said filing and shall provide Parent with written notice of all estimated state and federal income Tax payments made by the Company or GFA Brands after the date hereof, which such notice shall include the amount of such payment and the date on which such payment was made. At least ten (10) days prior to the Closing Date, the Company shall have prepared and filed applicable state and federal income tax returns for 2004 and 2005.

4.14 Other Actions. The Company and Parent shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Person (including the respective independent accountants of the Company and Parent) and/or any Governmental agency in order to consummate the Merger or any of the other transactions contemplated hereby. Subject to applicable Laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party that appears in any filing made with, or written materials submitted to, any Person and/or any Governmental Agency in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

4.15 Required Information. In connection with the preparation of the Merger Form 8-K, Press Release and the Proxy Statement, and for such other reasonable purposes, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Merger, or any other statement, filing, notice or application made by or on behalf of the Company and Parent to any Person and/or any Governmental Agency in connection with the Merger and the other transactions contemplated hereby. Each party warrants and represents to the other party, and only the other party, that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained in Section 4.10, neither party may file, amend, supplement or distribute the Proxy Statement or Other Filing containing information concerning any other party hereto or its respective directors, officers ad shareholders without the prior consent of such other party.

4.16 Trust Fund. Parent shall make appropriate arrangements to have the Trust Fund made available to Parent immediately upon the Closing.

4.17 FIRPTA Certificates. The Company shall provide Parent with a certificate, dated as of the Closing Date, meeting the requirements of Treasury Regulations Section 1.1445-2(c).

4.18 Citigroup Agreement. Without the consent of the Shareholders’ Representative, Parent shall not amend or modify that certain Engagement Letter with Citigroup Global Markets, Inc., dated June 16, 2006, as amended by that certain letter agreement dated August 31, 2006.

ARTICLE V

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND GFA BRANDS

As a material inducement to Parent and the Merger Subsidiary to enter into this Agreement, the Company represents and warrants to Parent as follows:

5.1 Organization and Power; Subsidiaries and Investments. Each of the Company and GFA Brands is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company and GFA Brands are each qualified to do business as foreign entities and are in good standing in the jurisdictions listed on the attached Schedule 5.1, which jurisdictions constitute all of the jurisdictions in which the ownership of properties or the conduct of the Business requires the Company or GFA Brands to be so qualified except where the failure to be qualified would not result in the Company incurring any material Liability. The Company and GFA Brands have all requisite power and authority to own their assets and carry on their business as now conducted. The Company has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder. The certificate of incorporation and bylaws of the Company and GFA Brands which have previously been furnished to Parent reflect all amendments thereto and are correct and complete in all respects. Except for GFA Brands, the Company has no Subsidiaries and neither the Company nor GFA Brands owns or controls (directly or indirectly) any partnership interest, joint venture interest, equity participation or other security or interest in any Person.

5.2 Authorization. The execution, delivery and performance by the Company of this Agreement, the other agreements contemplated hereby and each of the transactions contemplated hereby or thereby have been duly and validly authorized by the Company and no other act or proceeding on the part of the Company, its boards of directors or shareholders is necessary to authorize the execution, delivery or performance by the Company of this Agreement or any other agreement contemplated hereby or the consummation of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by the Company will each constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.3 Capitalization. Schedule 5.3 attached hereto accurately sets forth the authorized and outstanding equity of the Company and GFA Brands and the name and number of shares held by each shareholder thereof. All of the issued and outstanding shares of the Company and GFA Brands have been duly authorized, are validly issued, fully paid and nonassessable and none were issued in violation of the preemptive rights of any Person. No other class of capital stock of the Company or GFA Brands is authorized or outstanding. Except as set forth in Schedule 5.3, there are no outstanding or authorized options, warrants, rights, contracts, pledges, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company or GFA Brands is a party or which is binding upon the Company or GFA Brands providing for the issuance, disposition or acquisition of any of its equity or any rights or interests exercisable therefor. There are no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to the Company or GFA Brands.

5.4 No Breach. Except as set forth on Schedule 5.4 attached hereto, the execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby and the consummation of each of the transactions contemplated hereby or thereby will not (a) violate, result in any breach of, constitute a default under, result in the termination or acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under the certificate of incorporation or bylaws of the Company or GFA Brands, any material Law, any material Order or any material Contract to which the Company or GFA Brands or their respective Assets is bound; (b) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any Assets or any of the equities of the Company or GFA Brands; or (c) require any material authorization, consent, approval, exemption or other action by or notice to any Governmental Agency or other Person under the provisions of any material Law, material Order or any material Contract by which the Company or GFA Brands or any of their respective Assets is bound.

5.5 Financial Statements.

(a) Each of the Audited Financial Statements when delivered will be accurate and complete in all material respects and will present fairly in all material respects the financial condition, results of operations and cash flows of the Company and GFA Brands throughout the periods covered thereby and will have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The Financial Statements shall be in compliance with Regulation S-X to the extent required to be included in the Proxy Statement. The representations and warranties contained in this subsection 5.5(a) shall only become effective as to each Financial Statement as and when the Company delivers such Financial Statement to Parent and indicates that it is acceptable for inclusion in the Proxy Statement.

(b) There has not been, since December 31, 2005, nor to the Company’s Knowledge is there pending, any material change in accounting requirements or principals imposed on the Company or GFA Brands.

5.6 Absence of Certain Developments. Except as set forth in Schedule 5.6 attached hereto, since December 31, 2005, the Company and GFA Brands have conducted their respective businesses only in the ordinary course of business consistent with past custom and practice, and neither the Company nor GFA Brands has:

(a) Suffered a Material Adverse Effect;

(b) Sold, leased, assigned, licensed or transferred any of its Assets or any portion thereof with a value of in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate (other than sales of inventory, in the ordinary course of business, or sales of obsolete assets) or mortgaged, pledged or subjected them to any Lien, except for Permitted Liens;

(c) Made any material capital expenditures or commitments therefor, other than in the ordinary course of business consistent with past custom and practice;

(d) Created, incurred or assumed any Indebtedness involving more than $250,000, other than Indebtedness that is incurred in the ordinary course of business consistent including borrowings from banks (or similar financial institutions) necessary to meet ordinary working capital requirements, and has not guaranteed any Indebtedness or Liability of any Person and all Indebtedness will be included in the calculation of Adjusted Cash;

(e) Declared, set aside or paid any dividend or distribution of cash or other property to any shareholder of the Company with respect to its equity or purchased, or redeemed or otherwise acquired any of its equity or any warrants, options or other rights to acquire its equity, other than cash dividends paid to any shareholder of the Company in the ordinary course of business consistent with past custom and practice prior to the Cutoff Date;

(f) Amended or authorized the amendment of its certificate of incorporation or bylaws;

(g) Committed or agreed to any of the foregoing; or

(h) Received any notice from any material customer, supplier or other Person with whom the Company or GFA Brands has a material business relationship indicating that said Person intends to change their respective relationship the Company or GFA Brands.

5.7 Real Property Leases.

(a) Leased Real Property. Schedule 5.7(a) sets forth the address of each Leased Real Property facility of the Company and GFA Brands. With respect to the Leased Real Property: (i) the Leases are legal, valid, binding and enforceable against the Company and GFA Brands and are in full force and effect and have not been amended, assigned, supplemented, or modified in writing or otherwise; (ii) the transactions contemplated hereby do not require the consent of any other Person and will not result in a breach of or default under the Leases or permit the termination, modification or exercise of any right under the Leases;

and (iii) neither the Company nor GFA Brands is in breach or default under the Leases and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Leases. There are no other agreements between the landlord or sublandlord under the Leases and the subtenant or tenant under the Leases concerning the space rental under the Leases, whether oral or written. Neither the Company nor GFA Brands has subleased any of the Leased Real Property to any Person.

(b) Real Property Used in the Business. The Leased Real Property identified on Schedule 5.7(a) comprises all of the real property used in the operation of the Business. Neither the Company nor GFA Brands now has, or has ever had, any fee interest in any real property.

(c) Leases. All conditions and agreements under the Leases to be satisfied or performed by each landlord or sublandlord under the Leases have been satisfied and performed. To the Knowledge of the Company, there are no uncured defaults on the part of each landlord or sublandord under the Leases. Neither the Company nor GFA Brands has sent any notice of default under the Leases to any landlord or sublandlord under the Leases; and there are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by any landlord or sublandlord under the Leases.

(d) Cost of the Leased Real Property. The rents, income and charges set forth in the Schedule 5.7(d) attached hereto are the actual rents, income, expenses and charges presently being paid by the Company or GFA Brands for and in connection with the Leased Real Property.

5.8 Title to Assets. Except for the leased Personal Property described on Schedule 5.8 attached hereto and Proprietary Rights licensed from third parties, the Company or GFA Brands owns good and valid title, free and clear of all Liens, other than Permitted Liens, to all of the personal, tangible and intangible personal property and Assets used in the Business, including, without limitation, the assets shown on the June 30 Financial Statements. The Company owns all of the issued and outstanding stock of GFA Brands free and clear of all Liens. None of the Permitted Liens materially interfere with the ordinary conduct of the Business or materially detract from the use, occupancy, value or marketability of title of the assets subject thereto.

5.9 Contracts and Commitments.

(a) To the Company’s knowledge, Schedule 5.9(a) attached hereto lists all of the following Contracts of the Company and GFA Brands which are currently in effect as of the date hereof (and, as identified on Schedule 5.9(a), the “Material Contracts”):

(i) Contracts (other than purchase orders entered into in the ordinary course of business) which involve commitments to make capital expenditures or which provide for the purchase of goods or services by the Company or GFA Brands from any one Person under which the undelivered balance of such products or services has a purchase price in excess of Twenty-Five Thousand Dollars ($25,000);

(ii) Contracts (other than purchase orders entered into in the ordinary course of business) which provide for the sale of products or services by the Company or GFA Brands and under which the undelivered balance of such products or services has a sale price in excess of Twenty-Five Thousand Dollars ($25,000);

(iii) Any hedge Contracts or Contracts involving the purchase or sale of any commodities or any futures related thereto;

(iv) Contracts relating to the borrowing of money by the Company or GFA Brands, to the granting by the Company or GFA Brands of a Lien on any of its assets, or any guaranty by the Company or GFA Brands of any obligation or liability in any case involving a liability in excess of Twenty-Five Thousand Dollars ($25,000);

(v) Contracts with dealers, distributors, brokers or sales representatives which are likely to involve payments in excess of Twenty-Five Thousand Dollars ($25,000);

(vi) Contracts relating to advertising or media commitments for its products or services which are likely to involve payments in excess of Twenty-Five Thousand Dollars ($25,000);

(vii) Contracts pursuant to which the Company or GFA Brands is a lessor or a lessee of any property, personal or real, or holds or operates any tangible personal property owned by another Person, except for any leases of personal property under which the aggregate annual rent or lease payments do not exceed Twenty-Five Thousand Dollars ($25,000);

(viii) Contracts relating to the manufacture or packaging of any of the Company’s or GFA Brands’ products which are likely to involve payments in excess of Twenty-Five Thousand Dollars ($25,000);

(ix) Contracts for the use, license or sublicense of any Proprietary Rights owned or licensed by the Company or GFA Brands or otherwise used in the Business (other than any license of mass-marketed or otherwise generally available software);

(x) any power of attorney (whether revocable or irrevocable) given to any Person by the Company or GFA Brands;

(xi) Contracts by the Company or GFA Brands not to compete in any business or in any geographical area or with respect to which the Company or GFA Brands is the beneficiary of any non-compete provision;

(xii) Contracts restricting the right of the Company or GFA Brands to use or disclose any information in their possession or with respect to which the Company or GFA Brands is the beneficiary of any confidentiality, nondisclosure or non-use provision;

(xiii) any partnership, joint venture or other similar arrangements;

(xiv) any employment agreements, severance agreements, bonus agreements and non-competition agreements with employees of the Company or GFA Brands including, without limitation, all contracts involving Bonus Payments; and

(xv) any Contract with any officer, director, shareholder or any of their respective Affiliates except for employment agreements with its officers (which shall be identified as an Affiliate contract on Schedule 5.9(a)).

(b) Except as disclosed on the attached Schedule 5.9(b): (i) neither the Company nor GFA Brands has materially breached or cancelled any Contract; (ii) to the Company’s Knowledge, none of the Company’s or GFA Brands’ Contracts have been breached in any respect or canceled by the other party which has not been duly cured or reinstated; (iii) to the Company’s Knowledge, neither the Company nor GFA Brands is in receipt of any written claim of default under any Contract; (iv) to the Company’s Knowledge, no event has occurred which with the passage of time or the giving of notice or both would result in a material breach or default under any Contract or create in any Person the right to accelerate, suspend, terminate, modify, cancel or exercise any other material right under any Contract; (v) no Person has given notice to the Company or GFA Brands of repudiation of any provision of any Contract; and (vi) neither the Company nor GFA Brands has received any notice of any, and to the Company’s Knowledge there is no, impending change of any relationship with any customer or supplier of the Company or GFA Brands or other Person with whom the Company or GFA Brands has a material business relationship. To the Company’s Knowledge, each Contract is valid, binding and in full force and effect and enforceable in accordance with its terms. Except as disclosed on Schedule 5.9(a), all of the Material Contracts are either terminable at will or on not more than 90 days advance notice by the Company or GFA Brands and in either case without penalty.

(c) Except as disclosed on Schedule 5.9(a), the Company has made available to Parent true, correct and complete copies of all of the Material Contracts together with all amendments or waivers thereof.

(d) Each of the Company’s and GFA Brands’ Contracts have been entered into without the commission of any act by or on behalf of the Company or GFA Brands, alone or in concert with any other Person, or any consideration having been paid or promised, that, in either case, is or would be in violation of any Law.

5.10 Proprietary Rights.

(a) The Company and GFA Brands are the owners of, or have the exclusive right to use all Proprietary Rights used in the operation of the Business as presently conducted and as presently proposed to be conducted by Parent following the Closing. Each item of Proprietary Rights will be owned or available for use by the Company or GFA Brands on identical terms and conditions immediately subsequent to the Effective Time.

(b) To the Knowledge of the Company, except as disclosed in Schedule 5.10(b), the Company and GFA Brands have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of any Person, and there are no unresolved charges, complaints, claims, demands, or notices alleging any such interference, infringement, misappropriation, or violation (including any claim that Company or GFA Brands must license, or refrain from using, any Proprietary Rights of any Person. To the Knowledge of Company, except as disclosed in Schedule 5.10(b), no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights owned or used by the Company or GFA Brands in the Business. Schedule 5.10(b) lists all Proceedings pending or, to the Knowledge of the Company, threatened, which challenges the validity, legality, enforceability, use or ownership of any Proprietary Rights owned or used by the Company or GFA Brands in the Business.

(c) To the Knowledge of the Company, the Company and GFA Brands have not engaged in any business practices that are unfair, improper or illegal, including any misrepresentation of the origin, source, or composition of any of their products and any misrepresentation as to the endorsement, sponsorship or affiliation of any of their products by any Person or group.

(d) Schedule 5.10(d) identifies: (i) each patent, trademark registration and copyright registration which has been issued to the Company or GFA Brands; and (ii) each pending patent application, trademark registration application and copyright registration application which has been made by or on behalf of the Company or GFA Brands with respect to any Proprietary Rights. The Company has made available to Parent correct and complete copies of all such registrations and applications (as amended to date or otherwise modified and in effect) and all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 5.10(d) also identifies all trade names, unregistered trademarks and servicemarks used by the Company or GFA Brands in the Business. With respect to each of the foregoing items of Proprietary Rights:

(ii) except as disclosed in Schedule 5.10(d)(i), the Company or GFA Brands possess all right, title and interest in and to the item, free and clear of any Lien;

(iii) the item is not subject to any outstanding Order;

(iv) except as disclosed in Schedule 5.10(d)(iii), neither the Company nor GFA Brands has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item;

(v) each patent, each trademark registration and each copyright registration has been properly obtained in accordance with all applicable rules and regulations governing the prosecution of applications for such patents, or trademark or copyright registrations, and neither the Company nor GFA Brands has engaged in any fraud or other misconduct with regard to the prosecution or procurement of the rights or interests associated with any patent, or trademark or copyright registration;

(vi) except as disclosed on Schedule 5.10(d)(v), to the Knowledge of the Company, all necessary application, registration, maintenance and renewal fees in connection with all patent, trademark and copyright registrations and applications for registration have been paid and all necessary documents and certificates in connection therewith have been filed with the relevant authority for the purpose of maintaining the registrations or applications for registration; and to the Knowledge of the Company, no issued patent and no trademark or copyright registration is subject to cancellation, re-examination, termination or withdrawal based upon circumstances existing on or prior to the date of the Closing.

(e) Schedule 5.10(e) identifies (a) each item of Proprietary Rights that the Company or GFA Brands exploits pursuant to a license, sublicense or other agreement and (b) each item of Proprietary Rights that the Company or GFA Brands licenses or sublicenses to any third Person or otherwise allows any third Person to use. The Company and GFA Brands have made available to Parent correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date or otherwise modified and in effect). With respect to each of the foregoing items of Proprietary Rights:

(i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

(ii) the license, sublicense, agreement or permission shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(iii) no party to the license, sublicense, agreement or permission is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

(iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

(v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

(vi) no item is subject to any outstanding Order; and

(vii) neither the Company’s nor GFA Brands’ ability to exploit each item is limited in any material respect.

(f) The Company and GFA Brands have taken all reasonably necessary and desirable actions to maintain and protect its right, title and interest in Proprietary Rights, including efforts to obtain confidentiality and non-disclosure agreements from each Person with access to such Proprietary Rights. To the Knowledge of the Company, each Person who has had access to confidential and proprietary information relating to the Business has a legal obligation of confidentiality to the Company or GFA Brands with respect to such information.

5.11 Governmental Licenses and Permits. Schedule 5.11 contains a complete listing of all material Governmental Licenses held or used by the Company or GFA Brands in the conduct of the Business. The Company and GFA Brands own or possess all right, title and interest in and to all material Governmental Licenses that are necessary to own and operate the Business as presently conducted. Each such Governmental License has been duly obtained, is valid and in full force and effect and is not subject to any Proceeding to revoke, cancel, modify, limit, restrict or declare such Governmental Licenses invalid in any material respect. The Company and GFA Brands have materially complied with and are in material compliance with the terms and conditions of such Governmental Licenses and have not received any written notices of the violation of any of the terms or conditions of such Governmental Licenses. The consummation of the transactions contemplated hereby will not, and no event has occurred or circumstance exists that may (with or without the giving of notice or the passage of time or both or otherwise) (i) constitute or result, directly or indirectly in a material violation of or a failure to comply with any term or requirement of any material Governmental License, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental License. All applications required to have been filed for the continued validity or renewal of any Governmental License have been duly filed on a timely basis with the appropriate Governmental Agency or other Person, and all other filings required to have been made with respect to the Governmental License have been duly made on a timely basis with the appropriate Governmental Agency or other Person.

5.12 Proceedings. Except as set forth in Schedule 5.12, there are no material Proceedings pending or, to the Knowledge of the Company, threatened against the Company or GFA Brands, or any of their assets or the Business and to the Company’s Knowledge, there is no basis for any Proceeding against the Company or GFA

Brands or any of their assets or the Business; and neither the Company nor GFA Brands is subject to any Order of any Governmental Agency. Except as set forth on Schedule 5.12, neither the Company nor GFA Brands is currently required, whether by contract or operation of Law, to indemnify any of the officers, directors or employees (past or present) of the Company or GFA Brands and there have been no claims made against the Company or GFA Brands for indemnity by any past or present officer, director or employee.

5.13 Compliance with Laws. Except as set forth in Schedule 5.13, the Company and GFA Brands have materially complied with and are in compliance in all material respects with all applicable Laws and Orders. No written notice has been received by the Company or GFA Brands alleging a violation of or liability or potential responsibility under any such Law or Order. To the Company’s Knowledge, since December 31, 2005, there has been no change in any applicable Laws that may have a Material Adverse Effect and there is no impending change in any applicable Laws that may have a Material Adverse Effect.

5.14 Environmental Matters. The Company and GFA Brands have materially complied with and are in compliance in all material respects with all Environmental Laws. Neither the Company nor GFA Brands has received any notice regarding any, and to the Company’s Knowledge, there has been no, violation of, or any liability or investigatory, corrective or remedial obligation under, any Environmental Law with respect to the past or current operations, properties or facilities of the Company or GFA Brands. Neither the Company nor GFA Brands has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Substance in a manner which has given rise to any liabilities or investigatory, corrective or remedial obligations pursuant to Environmental Laws. To the Company’s Knowledge, (i) there has been no disposal, burial or placement of Hazardous Substances on or about the Leased Real Property; (ii) neither the Company, GFA Brands nor any other Person has used all or part of the Leased Real Property or any lands contiguous to the Leased Real Property in violation of any Environmental Laws; (iii) there is no contamination, pollution or danger of pollution resulting from a condition on or under the Leased Real Property, or on or under any lands in the vicinity of the Leased Real Property; (iv) there are no storage tanks on or under the Leased Real Property; (v) environmental conditions associated with the Leased Real Property are in compliance with all Environmental Laws; and (vi) the Company has disclosed to Parent all information in the Company’s or GFA Brands’ possession relating to the environmental condition of the Leased Real Property. Neither the Company nor GFA Brands has received any information from neighboring property owners indicating they have any concerns about existing environmental conditions which could affect the Leased Real Property or suggesting they might look to the Company or GFA Brands for contribution to clean up such condition.

5.15 Employees. The Company and GFA Brands have materially complied with and are in compliance in all material respects with all applicable Laws relating to the employment of labor. There are no administrative charges or court complaints pending or, to the Company’s Knowledge, threatened against the Company or GFA Brands before the U.S. Equal Employment Opportunity Commission or any federal, foreign, state or local court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor and to the Company’s Knowledge, there is no basis for any administrative charge or court complaint. Neither the Company nor GFA Brands has experienced any union organization attempts, labor disputes or work stoppage or slowdowns due to labor disagreements. There is no labor strike, dispute, work stoppage or slowdown involving any of the employees of the Company or GFA Brands pending or, to the Company’s Knowledge, threatened. The Company is not a party to any labor or union agreement. Neither the Company nor GFA Brands has implemented any employee layoffs that could implicate the WARN Act.

5.16 Employee Benefit Plans.

(a) Schedule 5.16(a) contains a complete list of each material (i) employee pension benefit plan (as defined in Section 3(2) of ERISA) (the “Employee Pension Plans”); (ii) employee welfare benefit plan (as defined in Section 3(1) of ERISA) (“Employee Welfare Plans”); or (iii) plan, policy, program or arrangement which provides nonqualified deferred compensation benefits, equity-based compensation, options or bonuses, health, life, disability, accident, vacation, severance, tuition reimbursement or other fringe benefits (“Other Plans”) in which current or former employees of the Company or GFA Brands participate, or which the Company or GFA Brands maintains, or to which the Company or GFA Brands contributes or has any obligation to contribute, or with respect to which the Company is reasonably expected to have any material Liability. Any Employee Pension Plan, any Employee Welfare Plan, any Other Plan shall be referred to herein collectively as the “Employee Plans”).

(b) Neither the Company, GFA Brands nor any other Person that is or that has been a member of a controlled group or any other similar arrangement that would be combined with the Company or GFA Brands under Code Section(s) 414(b), (c), (m) or (o) participates in or contributes to and has not participated in or contributed to any multiemployer plan (as defined in Section 3(37) of ERISA) (“Multiemployer Plan”).

(c) No Employee Plan provides post-termination health, accident or life insurance benefits, other than health benefits required to be provided to former employees, their spouses and other dependents under Code Section 4980B.

(d) No Employee Plan is subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

(e) The Company has provided Parent with true and complete copies of: (i) all documents embodying each Employee Plan, including all amendments thereto and related trust agreements, if any; (ii) the most recent annual actuarial valuations and annual and periodic accounting, if any, prepared for each Employee Plan; and (iii) the most recently filed annual report (Form 5500), if any, and all schedules attached thereto for each Employee Plan; and (iv) the most recent summary plan description and summary of material modifications, if any, required under ERISA for each Employee Plan.

(f) There is no pending or, to the Company’s Knowledge, threatened Proceeding (other than routine claims for benefits) by or on behalf of any Employee Plan or any trusts which are associated with such Employee Plans. To the Company’s Knowledge, no Employee Plans are under audit or investigation by the Internal Revenue Service, the Department of Labor, the PBGC or any other Governmental Agency. To the Company’s Knowledge, there is no basis for any such Proceeding.

(g) The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Sections 4980B and 9801, et. seq., and any applicable state Laws have been met in all respects with respect to each Employee Plan that is subject to such provisions.

(h) To the extent due and payable, all contributions (including all employer contributions and employee salary reduction contributions) and all premiums or other such payments have been paid to each Employee Plan for any period ending on or before the Effective Time. All contributions, premiums and other payments which are not yet due have been accrued on the financial statements in accordance with generally accepted accounting principles consistent with past practice.

(i) Except as disclosed on Schedule 5.16(i), the completion of the transactions contemplated by this Agreement will not result, separately or in the aggregate, in the payment of any amount that will be: (i) non-deductible to the Company, GFA Brands or the Surviving Corporation under Code Section 280G; (ii) characterized as an “excess parachute payment” within the meaning of Code Section 280G; or (iii) subject to the excise tax under Code Section 4999.

(j) Since January 1, 2005, the Company and GFA Brands have acted in good faith compliance with the requirements of Code Section 409A and, to the Company’s Knowledge, no employee of the Company or GFA Brands will have compensation includable in his or her gross compensation as a result of the application of Code Section 409A. Except as set forth on Schedule 5.16(j), neither the Company nor GFA Brands is, nor has ever been, party to any tax indemnity agreement or other agreement that requires the Company or GFA Brands to “gross up” or otherwise compensate any employee because of the imposition of any income, excise or other Tax.

(k) The Employee Plans have been maintained, funded and administered in accordance with their terms and comply in form and in application in all material respects with the applicable requirements of ERISA and the Code.

5.17 Insurance.

(a) Schedule 5.17 lists each insurance policy (including policies providing property, liability, life and Worker’s Compensation coverage and bond and surety arrangements) to which the Company or GFA Brands is a party. Except as set forth on Schedule 5.17, true and correct copies of each such policy have been provided to Parent.

(b) To the Company’s Knowledge, each of the above listed policies are legal, valid, binding, enforceable and in full force and effect. Prior to the Closing Date, neither the Company nor GFA Brands will cancel or allow to expire any such policies unless replaced with other comparable insurance. Neither the Company, GFA Brands nor, to the Company’s Knowledge, any other party to the policies, is in breach or default of the terms of the policies (including with respect to the payment of premiums or the giving of notices), and to the Company’s Knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and to the Company’s Knowledge, no party to the policies has repudiated any provision thereof.

(c) Schedule 5.17(c) attached hereto describes any self-insurance arrangements affecting the Company or GFA Brands during the last seven (7) years. There are no retrospectively rated insurance policies with retrospective premium adjustments or other loss-sharing arrangements now nor have there been any within the last seven (7) years. True, correct and complete copies of all of the policies listed on Schedule 5.17 attached hereto have been furnished to Parent.

(d) Neither the Company nor GFA Brands has ever owned an insurance company, owned shares of any insurance company or participated in a “Rent-a-Captive.”

(e) The Company has provided Parent with claims histories for the past four (4) years under all business insurance policies held by the Company or GFA Brands involving claims in excess of Ten Thousand Dollars ($10,000) and said histories are, to the Company’s knowledge, true and accurate in all material respects.

5.18 Tax Matters. Except as set forth on Schedule 5.18:

(a) The Company and GFA Brands have timely filed all material Tax Returns that they are required to file as of the date of this Agreement and have paid in full all Taxes required to be paid by the Company or GFA Brands, as applicable, as disclosed by such Tax Returns, which Tax Returns are true, correct and complete in all material respects. On or before the Closing Date, the Company and GFA Brands will have timely filed all Tax Returns that it will have been required to file on or before the Closing Date and will have paid in full all Taxes required to be paid by it on or before the Closing Date as disclosed by such Tax Returns and said Tax Returns will be true, correct and complete in all material respects. Neither the Company nor GFA Brands has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed, nor between the date hereof and the Effective Time will the Company or GFA Brands request any extension of time within which to file any Tax Return without promptly delivering to Parent a copy of such request. As of immediately before the Effective Time, there will be no Liens for Taxes on any of the Assets other than Permitted Liens. Neither the Company nor GFA Brands has ever been a member of a group of corporations that file a consolidated Tax Return for federal income Taxes or a member of an Affiliated Group other than a group of which the Company is the common parent.

(b) The Company and GFA Brands have, and by the Closing will have, complied with all Laws relating to the withholding of Taxes required to be paid or withheld by the Company or GFA Brands in all respects and have, within the manner prescribed by applicable Law, withheld from its employees, customers and any applicable payees and paid over to the proper Governmental Agencies all material amounts required to be withheld and paid over.

(c) Neither the Company nor GFA Brands has waived any statute of limitations or otherwise agreed to any extension of time with respect to an assessment or collection of Taxes which is still effective; no Proceedings with the Internal Revenue Service or a state, local or foreign taxing authority are presently pending with regard to Taxes of the Company or GFA Brands; neither the Company nor GFA Brands has received written notice of any impending audit relating to the Taxes of the Company or GFA Brands which has not yet commenced; and no deficiency for any Taxes required to be paid by the Company or GFA Brands has been proposed, asserted or assessed against the Company or GFA Brands in writing which has not been resolved and paid in full.

(d) Neither the Company nor GFA Brands is a party to any Tax allocation or Tax sharing agreement.

(e) Neither the Company nor GFA Brands has ever been or is currently liable to pay any tax to, or file any Tax Return with, any foreign Governmental Agency.

5.19 Brokerage. Except as disclosed on the attached Schedule 5.19, there are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company, GFA Brands, Shareholders’ Representative or any Shareholder. The Company and GFA Brands shall have paid all amounts due by them under the agreements set forth on Schedule 5.19 at or prior to the Closing.

5.20 Undisclosed Liabilities. To the Company’s knowledge, since December 31, 2005, neither the Company nor GFA Brands has incurred any Liability required to be disclosed on a balance sheet or the notes thereto pursuant to GAAP, except for Liabilities:

(a) Reflected, disclosed or reserved against in (i) the balance sheet as of December 31, 2005 or the notes thereto or (ii) the June 30 Financial Statements and the notes thereto;

(b) Set forth on Schedule 5.20 attached hereto;

(c) Incurred in the ordinary course of business (but excluding any material Liability arising out of tort, violations of law or breaches of contract); or

(d) Fully satisfied on the Closing Date.

5.21 Information Regarding Directors, Officers, Banks, etc. Schedule 5.21 attached hereto sets forth the following information which is complete and accurate:

(a) The name of each director and officer of the Company and GFA Brands and the offices held by each such Person;

(b) The name of each bank or other financial institution in which the Company or GFA Brands has an account or safe deposit box, the identifying numbers or symbols thereof and the name of each Person authorized to draw thereon and/or to have access thereto; and

(c) The name of each Person, if any, holding tax or other powers of attorney from the Company or GFA Brands, and a summary statement of the terms thereof.

5.22 Books and Records. The books of account, minute books, stock record books and other records of the Company and GFA Brands, all of which have been made available to Parent prior to the date hereof and will be delivered to Parent at or prior to Closing, are complete and correct in all material respects, and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. Those books and records not delivered to Parent at Closing are, and will be at Closing, located at the Company’s facilities in New Jersey. The minute books of the Company and GFA Brands contain substantially accurate and complete records of all meetings held of, and corporate actions taken by the shareholders, the board of directors or any committee of the board of directors, and no meeting of the shareholders, board of directors or any committee of the board of directors has been held for which minutes have not been prepared and are not contained in such minute books.

5.23 Interest in Customers, Suppliers and Competitors. Except as set forth on Schedule 5.23 attached hereto, to the Company’s Knowledge, no Shareholder and no officer or director of the Company, nor any

Affiliate thereof or any member of their respective family, has any direct or indirect interest in any customer, supplier or competitor of the Company or GFA Brands or in any business, firm or Person from whom or to whom the Company or GFA Brands leases any Asset, or in any other business, firm or Person with whom Parent, the Company or GFA Brands does business. Neither the Company nor GFA Brands has any outstanding loans to any officer, director or shareholder of the Company or GFA Brands or any member of their respective family, other than short term travel advances made in the ordinary course of business.

5.24 Condition of Assets. The Assets comprise all of the material assets necessary to own and operate the Business as conducted as of the date hereof. The Personal Property, taken as a whole, is in good operating condition and repair and has been maintained in accordance with manufacturer’s recommendations and consistent with maintenance procedures and policies of companies in the same or similar industry and which are of a similar size.

5.25 Product Warranty. The Company has a written formula, recipe or code book specifications for each of its products and all formulas, recipes and code book specifications for products manufactured, sold or delivered by or on behalf of the Company or GFA Brands are consistent with the claims of any applicable patent. Other than in the ordinary course of business, each product manufactured, sold or delivered by or on behalf of the Company or GFA Brands conforms with all Laws and applicable contractual commitments and all express and implied warranties, and neither the Company nor GFA Brands has any Liability (and, to the Company’s Knowledge, there is no basis for any present or future Proceeding against the Company or GFA Brands giving rise to any material Liability) for replacement or repair thereof or other damages in connection therewith. A true, complete and correct list of all material claims asserted against the Company or GFA Brands since March 31, 2004, for any product liability or defective product is set forth in the Schedule 5.25 attached hereto. Except as set forth in Schedule 5.25 attached hereto, there have been no product recalls or withdrawals of any product manufactured, sold or distributed by the Company or GFA Brands; and to the Company’s Knowledge, neither the Company nor GFA Brands has any material Liability (and, there is no basis for any present or future Proceeding against the Company or GFA Brands giving rise to any material Liability) arising out of any injury to any Person or property as a result of the ownership, possession or use of any product manufactured, sold or delivered by the Company or GFA Brands.

5.26 Accounts Receivable. As of the Closing Date, all accounts receivable of the Company and GFA Brands (the “Accounts”) represent valid obligations arising from sales actually made in the ordinary course of business, subject to the reserves set forth in the Company’s books and records.

5.27 Inventory. As of the Closing Date, the Inventory owned by the Company and GFA Brands will be in good condition and of a quantity and quality usable in the ordinary course of its business. Except for the locations where Inventory is located described on Schedule 5.27 attached hereto, all Inventory is located at the Leased Real Property. All Inventory will conform to all applicable Laws, will be free from defects, and (except for raw materials, packaging materials and work in process) will be marketable in its then current condition, subject to the reserves set forth in the Company’s books and records. All raw materials, packaging materials and work in process will be usable for their intended purpose consistent with current purchase orders or existing customer requirements. All Inventory included in the June 30 Financial Statements is valued at the lower of cost or market on a first in-first out basis.

5.28 Proxy Statement. The information to be supplied by the Company for inclusion in the Proxy Statement to be sent in connection with the meeting of Parent’s shareholders to consider the approval of this Agreement (the “Parent Shareholders’ Meeting”) shall not, on the date the Proxy Statement is first mailed to Parent’s shareholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement provided by the Company in any earlier communication with respect to the solicitation of proxies for the Parent Shareholders’ Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to the Company, GFA Brands or any of their Affiliates, officers or director should be discovered by the Company or GFA Brands which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or any Person other than the Company, GFA Brands or any agent or representative thereof which is contained in any of the foregoing documents.

5.29 Advertising and Promotional Expenses. All advertising and media commitments, coupon liabilities, trade promotions, trade allowances, trade discounts, slotting fees and other marketing related obligations or offers of the Company and GFA Brands have been entered into or offered in the ordinary course of business consistent with past practice.

5.30 Full Disclosure. None of the representations and warranties made by the Company in this Agreement and the schedules, certificates and other documents delivered to Parent contains, or will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances in which they were made, not misleading as of the date to which it speaks.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT

As an inducement to the Company to enter into this Agreement, Parent represents and warrants to the Company as follows:

6.1 Organization and Power. Parent and the Merger Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent and the Merger Subsidiary have all requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its respective obligations hereunder and thereunder including delivery of the Per Share Cash Consideration.

6.2 Authorization. The execution, delivery and performance by Parent and the Merger Subsidiary of this Agreement and the other agreements contemplated hereby, including, without limitation, the PIPE Transaction, and the consummation of the transactions contemplated hereby and thereby will be, upon approval of Parent’s shareholders, duly and validly authorized by all requisite corporate action, and, other than the approval of Parent’s shareholders, no other corporate act or proceeding on the part of Parent or the Merger Subsidiary or their respective board of directors is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Parent and the Merger Subsidiary and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by Parent and/or the Merger Subsidiary will each constitute, a valid and binding obligation of Parent and the Merger Subsidiary, enforceable in accordance with their terms.

6.3 No Violation. The execution, delivery and performance by Parent and the Merger Subsidiary of this Agreement and the other agreements contemplated hereby and the consummation of each of the transactions contemplated hereby or thereby will not (a) violate, conflict with, result in any material breach of, constitute a material default under, result in the termination or acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under either of its certificate of incorporation or bylaws or, to the Parent’s Knowledge, any Contract to which Parent or the Merger Subsidiary is a party or by which it is bound or affected; or (b) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Agency or other Person under the provisions of any Law, or, to the Parent’s Knowledge, any Contract to which Parent or the Merger Subsidiary is subject, or by which Parent or the Merger Subsidiary is bound or affected, other than the aforementioned required shareholder approval, compliance with the HSR Act and those matters set forth on Schedule 3.2(g).

6.4 SEC Filings; Financial Statements.

(a) Parent has made available to the Company a correct and complete copy of each report, registration statement and definitive proxy statement filed by Parent with the SEC (the “Parent SEC Reports”) prior to the date of this Agreement. Except for the omission of a liability associated with the issuance of the Common Stock Purchase Warrants of Parent that were sold with each share of Parent’s Common Stock in Parent’s initial public offering that may be required to be recorded under EITF 00-19, as of their respective dates, the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning (i) the Parent SEC Reports as of any time other than the time they were filed or (ii) the Financial Statements.

(b) Each set of financial statements of Parent (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act and except for the omission of a liability associated with the issuance of the Common Stock Purchase Warrants described in Section 6.4(a) above that may be required to be recorded under EITF 00-19 and each fairly presents or will fairly present in all material respects the financial position of Parent at the respective dates thereof and the results of this operations and cash flows for the periods indicated, except for the impact of recording a liability associated with the issuance of the Common Stock Purchase Warrants described in Section 6.4(a) above under EITF 00-19 and except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a material adverse effect on Parent taken as a whole. In addition, Parent may be required to record a liability with respect to the liquidated damages provisions of the Registration Rights Agreement to be executed in connection with the PIPE Transaction.

6.5 Trust Fund. As of the date hereof and at the Closing Date, Parent has and will have no less than Ninety-Two Million Dollars ($92,000,000) invested in United States Government securities or in money market funds in a trust account (the “Trust Fund”), less such amounts, if any, as Parent is required to pay to shareholders who elect to have their shares converted to cash in accordance with the provisions of Parent’s Certificate of Incorporation.

6.6 Proceedings. There are no Proceedings or Orders pending or, to Parent’s Knowledge, threatened against or affecting Parent or the Merger Subsidiary, at law or in equity, or before or by any Governmental Agency which would adversely affect Parent’s or the Merger Subsidiary’s performance under this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

6.7 Brokerage. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made or alleged to have been made by or on behalf of Parent or the Merger Subsidiary except as set forth on Schedule 6.7 attached hereto.

6.8 Investigation; No Additional Representations; No Reliance, etc. Parent and Merger Subsidiary acknowledge that the Company and GFA Brands have not made nor shall they be deemed to have made any representation or warranty, express or implied, with respect to themselves, the Business or the transactions contemplated by this Agreement, other than those explicitly set forth in Section 5 of this Agreement. Parent and the Merger Subsidiary acknowledge and agree that (a) they have made their own inquiry and investigation into the Business and the Company and GFA Brands, (b) they have been, or pursuant to the terms of this Agreement, will be, furnished with, or given adequate access to such information about the Business and the Company and GFA Brands as they have requested except as otherwise indicated herein, and (c) except for Parent and the Merger Subsidiary’s rights to terminate this Agreement in accordance with Section 7.1, seek specific performance to the extent permitted in Section 7.2, or pursue remedies available under common law or applicable statutes in respect of claims of fraud, neither Parent nor Merger Subsidiary shall assert any claim for any matter arising out of this Agreement against the Company or GFA Brands or their respective directors, officers, stockholders, or any Affiliates of any of the foregoing.

ARTICLE VII

TERMINATION

7.1 Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

(a) by the mutual consent of Parent and the Shareholders’ Representative;

(b) by Parent providing written notice to the Company at any time prior to the Closing in the event (i) the Company is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, (ii) Parent has notified the Company of the breach and such breach has continued without cure for a period of 30 days after delivery of such notice of breach, and (iii) there is a reasonable likelihood that such breach will result in an inability of the Company to satisfy the conditions set forth in Sections 3.2(a) or 3.2(b);

(c) by Parent, if it (i) has any objection to the June 30 Financial Statements delivered pursuant to Section 4.1(f) hereof due to material and adverse changes, discrepancies or differences from the previously provided unaudited consolidated income statement of the Company and GFA Brands for the six (6) month period ending June 30, 2006 (it being understood that a decline in EBITDA of up to five percent as compared to the previously delivered estimates shall not be deemed material and adverse) or (ii) has any objection to the EBITDA or gross sales numbers contained in the June 30, 2006 unaudited statements delivered pursuant to Section 4.1(f) hereof due to material and adverse changes, discrepancies or differences from the EBITDA and gross sales numbers contained in the previously provided six-month estimates (it being understood that a decline in EBITDA of up to 5% as compared to such estimates shall not be deemed material and adverse); provided, however, that Parent’s right to terminate this Agreement pursuant to this Section 7.1(c) shall lapse and expire with respect to Section 7.1(c)(i) in the event Parent does not object within ten (10) business days of its receipt of the June 30 Financial Statements and with respect to Section 7.1(c)(ii) in the event Parent does not object within ten (10) days of its receipt of the June 30, 2006 unaudited financial statements;

(d) subject to complying with subsection 7.1(f) below by either Parent or the Shareholders’ Representative if the transactions contemplated hereby have not been consummated by February 16, 2007; provided, however, that a party shall not be entitled to terminate this Agreement pursuant to this subsection (d) if that party’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time;

(e) by the Company if Parent has not filed the Proxy Statement with the SEC within ten (10) days of receiving all of the Financial Statements other than the June 30 Financial Statements;

(f) by the Company if the Proxy Statement has not been sent to the holders of Parent Stock by January 10, 2007, provided, however, in the event final SEC approval of the Proxy Statement has not been received by January 5, 2007, the parties agree to meet and to discuss in good faith as to whether it is reasonable and practicable to expect SEC approval within a reasonable period of time, and in the event the parties agree that such approval is reasonably likely within a reasonable period of time, the parties may, but neither party shall be obligated to, agree upon a new termination date;

(g) by the Company if (i) Bank of America, N.A. and Banc of America Securities LLC indicates they are unwilling to fund the Debt Financing in accordance with the Commitment Letter, if any of the conditions of the Commitment Letter become incapable of being satisfied or if Bank of America, N.A. and Banc of America Securities LLC otherwise breaches their commitment under the Commitment Letter or (ii) any investor in the PIPE Transaction indicates it is unwilling to fund in accordance with their Securities Purchase Agreement, any of the conditions of any such Securities Purchase Agreements become incapable of being satisfied or any PIPE Transaction investor breaches its commitment under its Securities Purchase Agreement; provided, however, that the Company may only terminate this Agreement under this Section 7.1(g) if Parent has not obtained substitute financing pursuant to Section 4.12 within fifteen (15) business days of the Company’s notice of termination;

(h) by the Parent, if consents in writing setting forth the adoption of this Agreement signed by the holders of outstanding Common Stock having not less than the minimum number of votes and/or shares, as applicable, that are necessary to authorize or take such action in accordance with the DGCL shall not have been delivered to the Parent prior to 5:00 p.m. New York time on the business day immediately following the date hereof; or

(i) by the Company if, commencing five (5) days after the Proxy Statement is filed with the SEC, the average combined closing price as quoted on the Over the Counter Bulletin Board of the Boulder Common Stock and Boulder Warrants is below $7.80 over any ten (10) consecutive trading days.

Any dispute between the parties with respect to any party’s right to terminate this Agreement shall be resolved in accordance with Section 8.5.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of any of the Company or Parent, except that, in the event of an intentional or willful breach of this Agreement prior to the time of such termination, the other parties hereto shall be entitled to the remedy of specific performance of the covenants contained herein.

7.3 Waiver of Right to Terminate. Parent shall be deemed to have waived its right to terminate this Agreement upon consummation of the transactions contemplated hereby. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in Article III hereof or any misrepresentation or breach of any warranty, covenant or agreement contained herein unless such waiver is made in writing and then any such written waiver shall only constitute a waiver of the specific matters set forth therein.

ARTICLE VIII

ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING

8.1 No Indemnification. All representations and warranties contained in this Agreement shall expire at the Closing. From and after the Closing, no party hereto shall have any remedy with respect to breaches of the representations and warranties or pre-Closing covenants contained in this Agreement or otherwise arising out of or related to this Agreement or the transactions contemplated hereby (other than claims for fraud) and each party hereto hereby waives to the maximum extent permissible under applicable law any and all such claims, whether or not known at the Closing.

8.2 Mutual Assistance. Subsequent to the Closing, each of the parties hereto, at their own cost, will assist each other (including by the retention of records and the provision of access to relevant records) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as in the defense of any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

8.3 Confidentiality. The Company shall require each Shareholder to agree that, for the period of two (2) years from and after the Closing Date, it shall hold in strict confidence and will keep confidential all information regarding the Company, GFA Brands and the Business and will not use or disclose any such information to any Person except: (a) with the prior written consent of Parent and the Shareholder Representative; (b) to the extent that such disclosure is required by Law (provided that the disclosing party agrees to give to Parent prompt notice thereof so that Parent may seek a protective order or other appropriate remedy in connection therewith); (c) to the extent that such information can be shown to be generally available to the public other than as a result of disclosure by the Shareholders or their representatives or employees; or (d) that each Shareholder and its or his representatives may disclose to any and all Persons, without limitation of any kind, the tax treatment, tax strategies and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such Shareholder and its or his representatives relating to such tax treatment, tax strategies and tax structure.

8.4 Expenses. Except as otherwise set forth in this Agreement, each of the parties hereto shall be solely responsible for and shall bear all of its own costs and expenses incident to its obligations under and in respect of this Agreement and the transactions contemplated hereby, including, but not limited to, any such costs and expenses incurred by any party hereto in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement (including, without limitation, the fees and expenses of legal counsel, accountants, investment bankers or other representatives and consultants), regardless of whether the transactions contemplated hereby are consummated, it being understood and agreed that the Shareholders shall pay all costs, fees and expenses incurred by the Company or GFA Brands in connection with this transaction prior to Closing, or, if not paid, the Cash Consideration to be paid at Closing shall be reduced by (a) the amount of such costs, fees and expenses and (b) if requested by the Shareholders Representative, a reasonable estimate of such costs, fees and expenses to be incurred post-Closing (to be held by the Shareholder Representative and disbursed as Cash Consideration to the extent such reserved amount exceeds the actual costs, fees and expenses).

8.5 Disputes; Arbitration Procedure.

(a) Each of the parties hereto agrees that it will attempt to settle any dispute, claim or controversy arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between senior business executives of Parent and Shareholders’ Representative with authority to resolve the controversy.

(b) Any dispute, claim or controversy (other than claims for equitable relief or rescission of this Agreement) that cannot be resolved by the parties hereto through good faith negotiations within thirty (30) days of notification to the counter-party of the commencement of the dispute resolution procedures of this Section 8.5 will then, upon the written request of any party hereto, be resolved by binding arbitration conducted in accordance with the then effective Commercial Arbitration Rules of the American Arbitration Association by a sole arbitrator. Such arbitrator shall be mutually agreeable to the parties. If the parties cannot mutually agree upon the selection of an arbitrator, the arbitrator shall be selected in accordance with the rules of the then effective Commercial Arbitration Rules of the American Arbitration Association. To the extent not governed by such rules, such arbitrator shall be directed by the parties to set a schedule for determination of such dispute, claim or controversy that is reasonable under the circumstances. Such arbitrator shall be directed by the parties to determine the dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure or evidence) that would be applied by a federal court required to apply the internal law (and not the law of conflicts) of the State of Delaware. The arbitration will be conducted in Chicago, Illinois. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

(c) Nothing contained in this Section 8.5 shall prevent any party hereto from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent injury to such party or its Affiliates. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely the rights of any party hereto to assert any claim or defense.

8.6 Further Transfers. Each of the parties hereto shall, and shall cause its Affiliates to, execute and deliver such further instruments and take such additional action as any other party hereto may reasonably request to effect or consummate the transactions contemplated hereby. Each such party shall, on or prior to the Closing, use its best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

8.7 Transfer Taxes; Recording Charges. Notwithstanding anything to the contrary herein, all transfer, documentary, sales, use, stamp, registration and other such similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the party incurring such Taxes when due, and each party will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law.

8.8 Shareholders’ Representative. The Shareholders’ Representative is hereby designated to serve as the representative of the Shareholders with respect to all of the matters contemplated by this Agreement. The Shareholders’ Representative will act as the agent, proxy and attorney-in-fact for each Shareholder for all purposes of this Agreement, including full power and authority on such Shareholder’s behalf (a) to consummate the transactions contemplated herein, (b) to pay, and be entitled to reimbursement by the Shareholders for, such Shareholder’s expenses (whether incurred on or after the date hereof) incurred in connection with the negotiation and performance of this Agreement, (c) to disburse any funds received hereunder to such Shareholder, (d) to execute and deliver any certificates representing the Company’s capital stock and execution of such further instruments as Parent shall reasonably request, (e) to execute and deliver on behalf of such Shareholder any amendment or waiver hereto, (f) to take all other actions to be taken by or on behalf of such Shareholder in connection herewith, (g) to negotiate, settle, compromise and otherwise handle all claims pursuant hereto and (h) to do each and every act and exercise any and all rights which such Shareholder is, or the Shareholders collectively are, permitted or required to do or exercise under this Agreement. Neither the Shareholders’ Representative nor any agent employed by it shall incur any liability to any Shareholder relating to the performance of its duties hereunder except for actions or omissions constituting fraud, bad faith or willful misconduct. Parent shall be entitled to rely on the delegation of authority contained in this Section 8.8.

8.9 Employees.

(a) As soon as reasonably practicable following the Merger, Parent shall cause the Surviving Corporation to provide that Company employees with base compensation and bonus (except for sale bonuses, stock option plans and similar type plans) or commission opportunity that is the same as or greater than the amount paid or payable to such employees prior to the Effective Time, provided such employee does not voluntarily reduce his/her hours or job duties or responsibilities and such employees shall, be covered under benefit plans, programs, policies and arrangements (“Parent Plans”) that are in the aggregate no less favorable than that provided to similarly situated employees of Parent. Years of service with the Company and its subsidiaries prior to the Effective Time shall be treated as service with the Surviving Corporation or Parent for eligibility and vesting purposes and for purposes of vacation and severance pay accruals, except to the extent such treatment will result in a duplication of benefits.

(b) For one year following the Merger, in the event Parent determines to change its medical or dental benefit plans or to utilize a different indemnity carrier, Parent shall use its best efforts to obtain a waiver as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company as of the date of the Closing for any such new medical or dental benefit plans that such employees are eligible to participate in after the Effective Time, other than limitations, exclusions or waiting periods that are in effect as of the date hereof or on the Closing Date with respect to such employees and that have not been satisfied as of the Effective Time under any medical or dental plan maintained for such employees immediately prior to the Effective Time by the Company or a Subsidiary of the Company.

ARTICLE IX

MISCELLANEOUS

9.1 Waiver of Claims to Trust Account. The Company acknowledges and understands, and each of the Shareholders in each of their respective Letters of Transmittal acknowledges and understands, that Parent is a special purpose acquisition corporation with no formal operations and that the proceeds of the offering of shares of its stock have been designated for completing a business combination with one or more target businesses and that if the transactions contemplated by this Agreement are not consummated by Parent by June 16, 2007, Parent will be obligated to return to its shareholders the amounts being held in the Trust Fund. Accordingly, the sole remedy for any claim by the Company or any of the Shareholders against Parent or the Merger Subsidiary for any monetary claims or otherwise, for any reason whatsoever, including, without limitation, breaches of this Agreement by Parent or the Merger Subsidiary or any negotiations, agreements or understandings in connection herewith, shall be limited to the termination of this Agreement pursuant to Section 7.1 hereof. The Company hereby waives, and each of the Shareholders in each of their respective Letters of Transmittal waives, any and all right, title, interest and claim of any kind it may have in or to any moneys in the Trust Fund.

9.2 Amendment and Waiver. This Agreement may not be amended, altered or modified except by a written instrument executed by Parent, the Merger Subsidiary, the Company and the Shareholders’ Representative (on behalf of the Shareholders). No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

9.3 Notices. All notices, demands and other communications to be given or delivered to Parent, the Company or any Shareholder under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier or transmitted by facsimile or telecopy (transmission confirmed), to the addresses indicated below (unless another address is so specified in writing):

If to any Shareholder, or prior to the Closing, to Shareholders’ Representative:

TSG4, L.P.

600 Montgomery Street

Suite 2900

San Francisco, CA 94111

Attention: James L. O’Hara and Alexander S. Panos

Facsimile No: 415-217-2350

with a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Paul F. Van Houten, Esq.

Facsimile No: 617-951-7050

If to the Company prior to the Closing, to:

GFA Holdings, Inc.

c/o TSG4, L.P.

600 Montgomery Street

Suite 2900

San Francisco, CA 94111

Attention: James L. O’Hara and Alexander S. Panos

Facsimile No: 415-217-2350

with a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Paul F. Van Houten, Esq.

Facsimile No: (617) 951-7050

If to the Surviving Corporation after the Closing, to:

GFA Holdings, Inc.

c/o Boulder Specialty Brands, Inc.

36 Lincoln Avenue

Avon by the Sea, NJ 07717-1418

Attention: Robert S. Gluck

Facsimile No: 732-775-0811

with a copy to:

Davis & Kuelthau, s.c.

Attention: Norman J. Matar

111 East Kilbourn Avenue, Suite 1400

Milwaukee, WI 53202

Facsimile No: 414-278-3634

If to Parent or the Merger Subsidiary, to:

Boulder Specialty Brands, Inc.

36 Lincoln Avenue

Avon by the Sea, NJ 07717-1418

Attention: Robert S. Gluck

Facsimile No: 732-775-0811

with a copy to:

Davis & Kuelthau, s.c.

Attention: Norman J. Matar

111 East Kilbourn Avenue, Suite 1400

Milwaukee, WI 53202

Facsimile No: 414-278-3634

9.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned by any of the parties hereto; provided that Parent may assign its rights hereunder as collateral to any provider of Debt Financing.

9.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.6 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person. The use of the word “including” in this Agreement or in any of the agreements contemplated hereby shall be by way of example rather than by limitation.

9.7 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

9.8 No Third Party Beneficiaries. Except as otherwise expressly set forth in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including, without limitation, employees, creditors of the Shareholders or stockholders of any of the parties (other than the Shareholders).

9.9 Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, that certain Letter of Intent dated June 5, 2006.

9.10 Counterparts. This Agreement may be executed in one or more counterparts, any one of which may be by facsimile, and all of which taken together shall constitute one and the same instrument.

9.11 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Except as to matters subject to arbitration (other than enforcement of awards therefrom or enforcement of any party’s agreement to arbitrate) as described in Section 8.5, to the extent permitted by law, each of the parties hereto hereby irrevocably submits to the jurisdiction of any state court sitting in the State of Delaware or United States federal court sitting in Delaware, over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.

COMPANY:

GFA Holdings, Inc.

By:	/s/ ROBERT M. HARRIS
Name: Title:	Robert M. Harris Chief Executive Officer

SHAREHOLDERS’ REPRESENTATIVE:

TSG4 L.P.

By:	/s/ ALEXANDER S. PANOS
Name: Title:	Alexander S. Panos Managing Member

TSG4 L.P., in its individual capacity
(solely with respect to Section 2.13)

By:	/s/ ALEXANDER S. PANOS
Name: Title:	Alexander S. Panos Managing Member

PARENT:

Boulder Specialty Brands, Inc.

By:	/s/ STEPHEN B. HUGHES
Name: Title:	Stephen B. Hughes Chairman and Chief Executive Officer

MERGER SUBSIDIARY:

BSB Acquisition Co., Inc.

By:	/s/ STEPHEN B. HUGHES
Name: Title:	Stephen B. Hughes Chairman and Chief Executive Officer

ANNEX B

September 25, 2006

Board of Directors

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Dear Board of Directors:

The Board of Directors (the “Board of Directors”) of Boulder Specialty Brands, Inc. (“Boulder”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) as its financial advisor in connection with a contemplated transaction (the “Proposed Transaction”), as described below. Specifically, Duff & Phelps has been engaged to provide an opinion as to the fairness to Boulder, from a financial point of view, of the consideration to be paid by Boulder in the Proposed Transaction.

Description of the Proposed Transaction

The Proposed Transaction involves an acquisition by Boulder of all of the outstanding capital stock of GFA Holdings, Inc. (“Target”) for cash consideration of $465 million, subject to adjustment as provided in the Merger Agreement (the “Merger Consideration”).

Scope of Analysis

In connection with our Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. We also discussed with senior management and executive officers of Boulder and Target the history, current operations, assets and liabilities, and probable future outlook of the Target business. Our due diligence with regards to the Proposed Transaction included, but was not limited to, meetings with Robert Harris, Chief Executive Officer of GFA and James Harris, Executive Vice President of GFA; meetings with Stephen Hughes, Chief Executive Officer of Boulder, Robert Gluck, Vice Chairman of Boulder, and Christopher Wolf, consultant to Boulder; and a review of the following items:

1. The execution copy dated September 25, 2006 of the Agreement and Plan of Merger by and among Target; TSG4, L.P., in its capacity as representative of the shareholders of Target; Boulder; and BSB Acquisition Co., Inc., a wholly-owned subsidiary of Boulder (the “Merger Agreement”);

2. The Executive Summary dated July 2006 prepared by Boulder and Citigroup Global Markets Inc. in its capacity as lead placement agent for a private placement of Boulder Common Stock;

3. Target’s audited financial statements for the year ended December 31, 2005 and the partial year ended December 31, 2004; unaudited internally prepared financial statements for the years ended December 31, 2003 to 2005; unaudited internally prepared financial statements for the five months ended May 31, 2006; and unaudited internally prepared estimated financial statements for the six months ended June 30, 2006 (latest available);

Board of Directors

Boulder Specialty Brands, Inc.

September 25, 2006

4. The following of Boulder’s Securities and Exchange Commission (“SEC”) filings: the Prospectus dated December 16, 2005; Form 10-K for the year ended December 31, 2005; and Form 10-Q for the three months ended March 31, 2006 and June 30, 2006;

5. Target’s financial projections dated July 2006 prepared by Target for the fiscal years ending December 31, 2006 through 2011;

6. Financial projections dated July 2006 for the Target business prepared by Boulder for the fiscal years ending December 31, 2006 through 2011;

7. Other operating and financial information provided to us by Target and Boulder;

8. Execution copies, dated September 25, 2006 of the Banc of America Securities LLC and Bank of America, N.A. Project Healthy Commitment and Fee Letters;

9. Documents related to the private placement of Boulder convertible preferred stock and common stock including the Perpetual Convertible Preferred Term Sheet prepared by Citigroup Global Markets Inc.; the Securities Purchase Agreement; the Stock Subscription Warrant; the Registration Rights Agreement; and the Restated Certificate of Incorporation of Smart Balance, Inc. (F/K/A Boulder Specialty Brands, Inc.); and

10. Certain other relevant, publicly available information, including economic, industry, and investment information.

Assumptions, Qualifications and Limiting Conditions

In preparing its forecasts, performing its analysis and rendering its Opinion with respect to the Proposed Transaction, Duff & Phelps:

1. Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Target and Boulder, and did not attempt to independently verify such information;

2. Assumed that any estimates, evaluations and projections (financial or otherwise) furnished to Duff & Phelps were reasonably prepared and based upon the last currently available information and good faith judgment of the person furnishing the same;

3. Assumed that information supplied and representations made by Target and Boulder management are substantially accurate regarding Target, Boulder and the Proposed Transaction;

4. Assumed without verification the accuracy and adequacy of the legal advice given by counsel to Boulder on all legal matters with respect to the Proposed Transaction and assumed all procedures required by law to be taken in connection with the Proposed Transaction have been, or will be, duly, validly and timely taken and that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable statutes, rules and regulations;

5. Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Merger Agreement, without any amendments thereto or any waivers of any terms or conditions thereof; and

6. Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on Boulder, Target or the expected benefits of the Proposed Transaction.

Board of Directors

Boulder Specialty Brands, Inc.

September 25, 2006

In our analysis and in connection with the preparation of our Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. To the extent that any of the foregoing assumptions or any of the facts on which our Opinion is based proves to be untrue in any material respect, the Opinion cannot and should not be relied upon. Neither the Board of Directors nor Boulder management placed any limitation upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its Opinion.

Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of Boulder’s solvency or of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. The Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of Boulder’s or Target’s credit worthiness or otherwise as tax advice or as accounting advice.

Duff & Phelps has prepared the Opinion effective as of September 25, 2006. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, Duff & Phelps reserves the right to change, modify or withdraw the Opinion.

It is understood that the Opinion is only for the information of the Board of Directors in connection with its consideration of the Proposed Transaction. The basis and methodology for the Opinion have been designed specifically for this purpose and may not translate to any other purposes. The Opinion is not a recommendation as to how any shareholder should vote or act with respect to any matters relating to the Proposed Transaction (including, without limitation, with respect to the exercise of rights to covert Boulder shares into cash). Further, we have not been requested to opine as to, and the Opinion does not in any manner address, the underlying business decision of Boulder to engage in the Proposed Transaction or the relative merits of the Proposed Transaction as compared to any alternative business transaction or strategy (including, without limitation, a liquidation of Boulder after not completing a business combination transaction within the allotted time). The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Opinion is based. This letter should not be construed as creating any fiduciary duty on Duff & Phelps’ part to any party.

The Opinion may be included in its entirety in any proxy statement distributed to shareholders of Boulder in connection with the Proposed Transaction or other document required by law or regulation to be filed with the SEC, and you may summarize or otherwise reference the existence of the Opinion in such documents, provided that any such summary or reference language shall be subject to prior approval by Duff & Phelps. Said approval shall not be unreasonably withheld. Except as described above, without our prior consent, the Opinion may not be quoted or referred to, in whole or in part, in any written document, relied upon by any person other than the Board of Directors, or used for any other purpose.

Board of Directors

Boulder Specialty Brands, Inc.

September 25, 2006

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that the Merger Consideration to be paid by Boulder is fair to Boulder from a financial point of view.

Respectfully submitted,

DUFF & PHELPS, LLC

ANNEX C

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

dated September 25, 2006

among

BOULDER SPECIALTY BRANDS, INC.

AND

THE INVESTORS NAMED HEREIN

SECURITIES PURCHASE

AGREEMENT dated as of September 25, 2006 by and among BOULDER SPECIALTY BRANDS, INC., a Delaware corporation (the “Company”) and the Persons listed on Annex I hereto (the “Investors”).

PREAMBLE

WHEREAS, the Company desires to sell to certain of the Investors and certain of the Investors, severally and not jointly, subject to the terms and conditions hereof, desire to purchase from the Company an aggregate of 14,410,188 shares of Common Stock (as hereinafter defined) of the Company (the “Common Shares”);

WHEREAS, the Company desires to sell to certain of the Investors and certain of the Investors, severally and not jointly, subject to the terms and conditions hereof, desire to purchase from the Company (a) an aggregate 15,388,889 shares of Series A Convertible Preferred Stock of the Company, $0.0001 par value per share (the “Series A Preferred Shares,” and together with the Common Shares, the “Shares”), with the designations, preferences, and rights set forth in the Restated Certificate of Incorporation of the Company (the “Restated Certificate”) attached hereto as Exhibit A, and (b) warrants in the form attached hereto as Exhibit B (the “Warrants,” and together with the Shares, the “Securities”), to purchase additional shares (the “Warrant Shares”) of Common Stock as set forth in each applicable Warrant; and

WHEREAS, the Investors, severally and not jointly, wish to purchase the Securities on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the agreements set forth below, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE

1.1 Authorization of Issuance and Sale; Reservation of Reserved Shares.

(a) Subject to the terms and conditions hereof, the Company shall have, prior to the Closing, authorized: (A) the issuance and sale of the Series A Preferred Shares, the Common Shares, and the Warrants to the Investors, (B) the reservation of the Warrant Shares for issuance upon exercise of the Warrants, and (C) the reservation of 60,000,000 shares (the “Reserved Shares”) of the Common Stock of the Company, $0.0001 par value per share (the “Common Stock”), for issuance upon conversion of the Series A Preferred Shares.

(b) The Company’s agreement with each Investor is a separate agreement, and the sale of Securities to each Investor is a separate sale. No Investor shall have any obligation to purchase any Securities not purchased by another Investor. The Company and each of the Investors purchasing Common Shares agree that the price per share for each Common Share shall be $7.46. The Company and each of the Investors purchasing Series A Preferred Shares and Warrants agree that the aggregate purchase price to be paid at the Closing in respect of such Securities shall be $9.00 and shall be allocated between the Warrants and the Series A Preferred Shares in such amounts as shall be agreed to prior to the Closing by the Company and the Investors who have committed to purchase hereunder a majority of the Series A Preferred Shares to be issued and shall, in any event, include the OZ Entities (as hereinafter defined)) and the GC Entities (as hereinafter defined) as approving Investors. No party hereto shall take a position inconsistent with this allocation unless otherwise required by Law (as hereinafter defined).

(c) Each Investor set forth on Schedule 1.1(c) hereof has elected to be subject to the provisions of Section 9(l) of the Restated Certificate and Section 3(g) of the Warrants and by executing this Agreement each such Investor hereby acknowledges such election.

1.2 Closings.

(a) The closing of the sale of the Securities (the “Closing”) shall take place at the offices of O’Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, NY 10036, no later than three (3) Business Days after the satisfaction of the conditions set forth in Article III (except for those conditions which by their nature are to be satisfied at Closing including the closing of the Merger (as hereinafter defined)) or at such other time and place as the parties shall agree. The date of the Closing is referred to herein as the “Closing Date”. “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Investor agrees to purchase in the aggregate, severally and not jointly, the amount of Securities as set forth opposite its name on Annex I hereto and each Investor shall pay its allocable portion of the aggregate purchase price for such Securities set forth opposite its name on Annex I hereto (the “Subscription Amounts”) with each such Investor’s Subscription Amount to be paid by wire transfer to the account as specified in writing by the Company (which will be disbursed from the Escrow Account (as hereinafter defined) pursuant to the Escrow Agreement (as hereinafter defined).

(c) In the event an Investor (a “Non-Participating Investor”) (i) has breached its obligation to fund its Subscription Amount at the Closing or (ii) elects not to fund its Subscription Amount at the Closing because all conditions to Closing have not been satisfied (and such Investor elects not to waive such applicable closing conditions), then each other Investor which shall elect to fund its Subscription Amount (an “Over Subscription Investor”) may, in its sole discretion, elect to subscribe for and purchase, pro rata, based upon the aggregate Subscription Amounts committed by all such electing Investors, the Securities to have been purchased by the Non-Participating Investor, in exchange for the applicable portion of the Non-Participating Investor’s Subscription Amount. Each Over Subscription Investor so purchasing its full allotment thereof may also purchase its pro rata amount, based upon aggregate Subscription Amounts committed by all such Over Subscription Investors so purchasing their full allotments thereof, of any Non-Participating Investor Securities not so purchased (the “Over-allotment Option”). In the event, upon exercise of all Over-allotment Options, Over Subscription Investors have not elected to subscribe for and purchase all of the Securities to have been purchased by a Non-Participating Investor (the “Deficit Subscription Amount”), then an additional Person or Persons (each a “Joinder Investor”) not then a party to this Agreement may become, upon the approval of the Requisite Investors, a party to this Agreement as an Investor subscribing for and purchasing any or all of the Securities with respect to such Deficit Subscription Amount; provided, however, that each Joinder Investor be consented to by the Company (such consent not to be unreasonably withheld or delayed) in its reasonable discretion; provided further, however, that the determination of the Company that the addition of a Joinder Investor to this Agreement is not acceptable solely due to the receipt of written legal advice from a nationally recognized law firm that the addition of such Joinder Investor would result in the failure of the issuance of the Securities to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, shall be deemed to be a valid exercise of the Company’s reasonable discretion. Each Joinder Investor shall be required to execute a counterpart to this Agreement, agreeing to be treated as an Investor for all purposes under this Agreement and the Annexes to this Agreement shall be amended and revised, as applicable, to reflect the foregoing. The addition of a Joinder Investor as a party to this Agreement shall in no way relieve or be deemed to provide a remedy or reduction in claims to be made against an Investor that has defaulted on its obligations hereunder.

(d) On or prior to the third (3rd) Business Day prior to the Closing Date, after the satisfaction of all the conditions set forth in Article III (except for those conditions which by their nature are to be satisfied at Closing including the closing of the Merger (as hereinafter defined)) and after the satisfaction of all the conditions set forth in the SB Merger Agreement (as hereinafter defined) (except for those conditions which by their nature are to be satisfied at closing of the Merger), upon delivery to and receipt by the Investors of a certificate of the Chief Executive Officer of the Company that such applicable conditions have been satisfied, each Investor shall deliver its Subscription Amount, in United States dollars and in immediately available funds, to the Escrow Agent in accordance with the wire instructions provided to such Investor by the Company. The Escrow Agreement shall provide that all payments made by each Investor as contemplated by this Section 1.2(d) will be held by the Escrow Agent for each Investor’s benefit in an interest bearing escrow account (the “Escrow Account”) pursuant to the terms of an Escrow Agreement, to be entered into by and among the Escrow Agent (the “Escrow Agent”), the Company and the Investors after the date hereof, in a form to be agreed to by the Requisite Investors in their reasonable discretion on behalf of the Investors (the “Escrow Agreement”). Such moneys placed in the Escrow Account shall be disbursed by the Escrow Agent with respect to an applicable Investor’s Subscription Amount either (i) to the Company (plus the interest earned thereon), upon the satisfaction of the conditions to Closing set forth in Article III and consummation of the Closing (including the SB Transaction) as evidenced by the receipt by the Escrow Agent of a certificate from each applicable Investor consenting to the determination that the conditions to the Closing have been satisfied or waived or (ii) back to the applicable Investor in an amount equal to such Investor’s Subscription Amount (plus the interest earned thereon) upon the earlier to occur of (x) the termination of this Agreement with respect to the applicable Investor, or (y) in the event that the SB Transaction is not consummated within fifteen (15) calendar days after the date by which the Investors must deposit their Subscription Amount into the Escrow Account pursuant to this Section 1.2(d), in each case in accordance with the terms of the Escrow Agreement.

(e) “Requisite Investors” means (x) prior to the Closing, Investors who have committed to purchase hereunder a majority of the aggregate Subscription Amounts; provided, that the definition of Requisite Investors prior to Closing shall at all times include OZ Master Fund, Ltd., and OZ Global Special Investments Master Fund, L.P. and/or their respective affiliates (collectively, the “OZ Entities”) and Glenview Capital Partners, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, Ltd., GCM Little Arbor Partners, L.P., GCM Little Arbor Institutional Partners, L.P., and GCM Little Arbor Master Fund, Ltd. and/or their respective affiliates (collectively, the “GC Entities”) and (y) after the Closing, Investors holding a majority of the Series A Preferred Shares (on an as converted basis without taking into account any restrictions on conversion set forth in Section 9(l) of the Restated Certificate) and Common Shares purchased hereunder voting together as one class. “SB Transaction” means the merger of a special purpose subsidiary of the Company (the “Acquisition Subsidiary”) with and into SB pursuant to the SB Merger Agreement. The SB Transaction may also be referred to herein as the “Merger.” “SB Merger Agreement” means the Agreement and Plan of Merger by and among the Company, a corporation previously and confidentially disclosed to the Investors (“SB”), and the shareholders’ representative party thereto attached as Exhibit C hereto (as so amended without giving effect to an SB Amendment (as hereinafter defined) that has not been properly approved hereunder).

ARTICLE II

REPRESENTATION AND WARRANTIES

2.1 Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investors as of the date hereof and as of the Closing Date as follows (for purposes hereof, knowledge” or “best knowledge” or words of similar import of the Company or any subsidiary means (i) actual knowledge of Stephen B. Hughes, Robert S. Gluck, Christopher W. Wolf and the other officers and key employees of the Company or any of its subsidiaries and (ii) that knowledge which could have been acquired by such aforementioned individuals after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professionals of the Company or any of its subsidiaries who could reasonably be expected to have actual knowledge of the matters in question):

(a) Organization.

Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing in each other jurisdiction in which it is required to do so by Law and, as of the date hereof, has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted and to enter into the Documents, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. As of the Closing Date, each of the Company and its subsidiaries has or shall have all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted and as proposed to be conducted following the closing of the Merger. Attached as Schedules 2.1(a)(i) and (ii), respectively, are correct and complete copies of the Certificate of Incorporation, as in effect immediately before the filing of the Restated Certificate, and the By-laws of the Company, as in effect on the date hereof (the “Certificate of Incorporation” and the “By-laws,” respectively). For purposes of this Agreement, the term “Documents” means (i) this Agreement, (ii) the Restated Certificate, (iii) the Warrants, (iv) the SB Merger Agreement, and (v) the Registration Rights Agreement to be entered into at or prior to the Closing, in the form of Exhibit D hereto (as amended, the “Registration Rights Agreement”) and all other documents, agreements and instruments executed and delivered in connection herewith, in each case, as amended, modified or supplemented from time to time.

(b) Subsidiaries.

(1) Except as set forth on Schedule 2.1(b), the Company has no subsidiaries or controlled Affiliates and does not otherwise own or control, directly or indirectly, any equity or voting interest in any Person, nor has the Company made any commitment or subscribed for the purchase of any such equity or voting interest (other than the acquisition of SB pursuant to the SB Merger Agreement). The term “Affiliate” means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, (b) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (i) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term “Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or Governmental Authority. The term “Governmental Authority” means any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

(2) Except as set forth on Schedule 2.1(b), either the Company or one of its subsidiaries holds of record and owns beneficially all of the outstanding equity securities of each subsidiary of the Company, free and clear of any Encumbrances.

(c) Authorization of the Documents; No Conflicts.

The Company and each of its subsidiaries, as applicable, has all requisite corporate power and authority to execute, deliver and perform the Documents and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Company and each of its subsidiaries, as applicable, of the Documents have been duly authorized by all requisite corporate action of the Company and such subsidiary and no further action is required by the Company’s board of directors or its stockholder’s in connection therewith other as set forth on Schedule 2.1(c), and each Document has been (or upon delivery will have been) duly executed by the Company and each of its subsidiaries, as applicable, and when delivered in accordance with the terms hereof and thereof, will constitute a valid and binding obligation of the Company and such subsidiaries, as applicable, enforceable against the Company and such subsidiaries, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equitable principles. The Company’s and each subsidiaries’, as applicable, execution, delivery and performance of the Documents to which it is a party, its consummation of the transactions contemplated thereby and its compliance with the provisions thereof will not

(a) violate any provision of any Law applicable to the Company, its subsidiaries, or any of its properties or assets including without limitation the Securities and Exchange Commission, the Commodities Futures Trading Commission, the National Association of Securities Dealers (the “NASD” ) and the National Futures Association (the “NFA” ), applicable to the Company or its subsidiaries or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company, any subsidiary or under, the Certificate of Incorporation, Restated Certificate, By-laws (or such subsidiary’s certificate of incorporation or formation, by-laws or other organizational or governance document) or any Contract.

(d) Authorization of Preferred Shares, Common Shares, Warrants, Warrant Shares and Reserved Shares.

Subject to the approvals set forth on Schedule 2.1(c), as of the date of the Closing, (i) the authorization, issuance, sale and delivery of the Securities and the SB Shares (as hereinafter defined) and the reservation of the Warrant Shares and the Reserved Shares will be duly authorized by all requisite corporate and stockholder action on the part of the Company and its stockholders; (ii) the Securities and the SB Shares (as hereinafter defined), upon issuance pursuant to the terms of this Agreement, and upon their respective issuances in accordance with the provisions of the Warrants and the Restated Certificate, the Warrant Shares and the Reserved Shares, respectively, will be, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of the shareholders of the Company.

(e) No Consent or Approval Required.

Except as set forth on Schedules 2.1(c) and 2.1(e) hereto, no consent, approval or authorization of, or declaration to or filing with (including pursuant to any federal or state securities laws), any Person is required for the valid authorization, execution and delivery by the Company or any of its subsidiaries of any Document or for its consummation of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the Securities or for the valid authorization, reservation, issuance and delivery of the Reserved Shares or Warrant Shares, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be. The only blue sky filings required in connection with the transactions contemplated hereby are in the states of California and New York.

(f) Capitalization.

The capital stock of the Company immediately upon the consummation of the Closing shall consist solely of: (i) 250,000,000 shares of Common Stock, of which: (A) 30,361,238 shares shall be or are issued and outstanding, subject to the exercise by existing shareholders of the Company of the right to convert their shares of Common Stock of the Company pursuant to Article XII of the Certificate of Incorporation , (B) 12,760,840 shares shall be or are reserved for issuance upon the exercise of warrants (“Public Warrants”) granted in the Company’s initial public offering pursuant to the Warrant Agreement dated on or about December 16, 2005, by and between the Company and Continental Stock Transfer & Trust Company, (C) 1,000,000 shares shall be or are reserved for issuance upon the exercise of warrants purchased by certain of the Company’s founders pursuant to the Founding Director Warrant Purchase Agreement dated on or about December 16, 2005 between the Company and Stephen B. Hughes, James E. Lewis, Robert J. Gillespie, William E. Hooper, Robert F. McCarthy and Michael R. O’Brien, (D) no more than 9,650,000 shares shall be or are reserved for issuance upon the exercise of options, convertible securities or grants of restricted stock to be issued pursuant to an option or incentive plan approved by the Board of Directors of the Company, (E) no more than 1,340,483 shares may be issued pursuant to Section 2.13 of the SB Merger Agreement (the “SB Shares”), and (F) 60,000,000 shares shall be or are reserved for issuance upon conversion of the Series A Preferred Shares and/or exercise of the Warrants; and (ii) 50,000,000 shares of authorized Preferred Stock, $0.0001 par value, 15,388,889 of which have been designated as Series A Convertible Preferred Stock, $0.0001 par value of the Company and 34,611,111 of which have not been designated.

All of the Company’s and its subsidiaries’ issued and outstanding shares of capital stock (or other equity securities) have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Except as provided in this Agreement, for shares of Common Stock that may be issued pursuant to Section 2.13 of the SB Merger Agreement, or as set forth on Schedule 2.1(f), (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries is authorized or outstanding, (ii) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock or other equity securities any evidences of indebtedness or assets of the Company or such subsidiary, (iii) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock (or other equity securities) or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company or any of its subsidiaries. All of the issued and outstanding shares of the Company’s and its subsidiaries’ capital stock (or other equity securities) have been offered, issued and sold by the Company or such subsidiary in compliance with applicable federal and state securities Laws.

Immediately after the Closing, the Series A Preferred Shares in the aggregate shall represent (on an as converted basis without taking into account any restrictions on conversion set forth in Section 9(l) of the Restated Certificate), at least 22.2508% of the Company’s Common Stock (calculated on a fully diluted basis and including as outstanding securities, shares of Common Stock authorized or reserved under the Company’s warrants (other than the Warrants issued hereunder), 9,650,000 shares of Common Stock authorized or reserved for issuance upon the exercise of options, convertible securities or grants of restricted stock to be issued pursuant to an option or incentive plan approved by the Board of Directors of the Company, and treating all outstanding securities of the Company that are convertible into or exercisable or exchangeable for, shares of Common Stock, as the maximum number of shares of Common Stock issuable with respect to such securities at any time on or after the date of the Restated Certificate, and excluding from this calculation shares that may be issued pursuant to Section 2.13 of the SB Merger Agreement).

Immediately after the Closing, the Common Shares in the aggregate shall represent at least 20.8357% of the Company’s Common Stock (calculated on a fully diluted basis and including as outstanding securities, shares of Common Stock authorized or reserved under the Company’s warrants (other than the Warrants issued hereunder), 9,650,000 shares of Common Stock authorized or reserved for issuance upon the exercise of options, convertible securities or grants of restricted stock to be issued pursuant to an option or incentive plan approved by the Board of Directors of the Company, and treating all outstanding securities of the Company that are convertible into or exercisable or exchangeable for, shares of Common Stock, as the maximum number of shares of Common Stock issuable with respect to such securities at any time on or after the date of the Restated Certificate and excluding from this calculation shares that may be issued pursuant to Section 2.13 of the SB Merger Agreement).

Immediately after the Closing, the Warrants in the aggregate shall represent (on an as exercised basis), at least 22.2508% of the Company’s Common Stock (calculated on a fully diluted basis, assuming the Redemption Date (as defined in the Restated Certificate) with respect to all of the Series A Preferred Shares occurred immediately after the Closing and all Series A Preferred Shares had been redeemed (and assuming solely for purposes of this calculation that each of the Series A Preferred Shares are redeemed for their respective Series A Purchase Price (as defined in the Restated Certificate)), and including as outstanding securities, shares of Common Stock authorized or reserved under the Company’s warrants, 9,650,000 shares of Common Stock authorized or reserved for issuance upon the exercise of options, convertible securities or grants of restricted stock to be issued pursuant to an option or incentive plan approved by the Board of Directors of the Company, and treating all outstanding securities of the Company that are convertible into or exercisable or exchangeable for, shares of Common Stock, as the maximum number of shares of Common Stock issuable with respect to such securities at any time on or after the date of the Restated Certificate and excluding from this calculation shares that may be issued pursuant to Section 2.13 of the SB Merger Agreement).

(g) Defaults.

Except as set forth on Schedule 2.1(g) hereto, neither the Company nor any of its subsidiaries is in default (i) under the Certificate of Incorporation or the By-laws (or such subsidiary’s certificate of incorporation or formation, by-laws or other organizational or governance document), or any Contract to which the Company or such subsidiary is a party or by which the Company or such subsidiary or any of such Person’s properties are bound or affected or (ii) under any Law. There exists no condition, event or act which constitutes, or which, after notice, lapse of time or both, would constitute, a default under any of the foregoing. The term “Law” means, as to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its properties or assets, and all Judgments applicable to such Person, and the term “Judgments” means all judgments, injunctions, citations, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties is bound.

(h) SEC Reports, Financial Statements.

(1) Since December 21, 2005, the Company has filed all reports, registrations, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, and with any Governmental Authority, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as disclosed on Schedule 2.1(h), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities Exchange Commission (the “Commission”) promulgated thereunder including, but not limited to, the applicable requirements of Regulation S-X promulgated under the Exchange Act and, to the extent applicable, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and the rules and regulations of any other Governmental Authority with which the SEC Reports were made or should have been made, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(h), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as disclosed on Schedule 2.1(h), such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(2) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Section 906 of Sarbanes-Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. To the Company’s knowledge, each director and executive officer of the Company has filed with the Commission on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since December 21, 2005.

(i) Absence of Undisclosed Liabilities.

Except as set forth on Schedule 2.1(i), neither the Company nor any of its subsidiaries has any liability or obligation of any nature (whether known or unknown, matured or unmatured, secured or unsecured, fixed or contingent, accrued or unaccrued) (“Liabilities”), except for (a) Liabilities disclosed in the latest audited balance sheet included in the SEC Reports (the “Company Balance Sheet”), (b) Liabilities which have arisen since the date of the latest audited financial statements in the ordinary course of business and (c) contractual Liabilities incurred in the ordinary course of business.

(j) Absence of Changes.

Since inception the Company has not conducted any operations except as set forth in the SEC Reports. Except as set forth on Schedule 2.1(j) hereto, since the date of the latest audited financial statements included within the SEC Reports (the “Company Balance Sheet Date”), there has not been (i) any material adverse change in the business, affairs, operations, assets, properties, Liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries (taken as a whole) (a “Material Adverse Change”), (ii) any borrowing or agreement to borrow funds or any Liability incurred by the Company or any of its subsidiaries, other than current Liabilities incurred in the ordinary course of business consistent in type and amount with past practice, (iii) any asset or property of the Company or any of its subsidiaries made subject to any Encumbrance of any kind, (iv) any waiver of any right of the Company or any of its subsidiaries, or the cancellation of any debt owed to or claim held by the Company or any of its subsidiaries, (v) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption, purchase or acquisition of, any shares of the capital stock or other securities of the Company or any of its subsidiaries, (vi) any issuance of any stock, bond or other security of the Company or any of its subsidiaries, (vii) any disposition of any tangible or intangible asset of the Company or any of its subsidiaries, (viii) any loan by the Company or any of its subsidiaries to any officer, director, employee, consultant, agent, affiliate or stockholder of the Company or any of its subsidiaries (other than advances to such persons in the ordinary course of business consistent with past practice in connection with bona fide business expenses), (ix) any damage, destruction or loss (whether or not covered by insurance) of any asset of the Company or any of its subsidiaries, (x) any extraordinary increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant or agent of the Company or any of its subsidiaries, (xi) any change in the accounting methods, practices or policies followed by the Company or any of its subsidiaries or any change in depreciation or amortization policies or rates theretofore adopted, which has not been adequately provided for or disclosed in the SEC Reports, or (xii) any agreement or commitment with respect to any of the foregoing matters. Except as disclosed on Schedule 2.1(j), the Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and the contemplated SB Transaction and as set forth on Schedule 2.1(h), no event, liability or development has occurred or exists with respect to the Company or any subsidiary or their respective business, prospects, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) Trading Day prior to the date that this representation is made. “Trading Day” means a day on which the Common Stock is trading on a Trading Market. “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the OTC Bulletin Board.

(k) Title to Assets, Properties and Rights.

Except as is set forth on Schedule 2.1(k), the Company and its subsidiaries have good and marketable title to all properties, interests in properties and assets (real, personal, intangible or mixed) used by the Company and its subsidiaries in the conduct of their respective businesses, or necessary for use by the Company and its subsidiaries in the conduct of such businesses, free and clear of all mortgages, Judgments, claims, liens, security interests, pledges, escrows, charges, pre-emptive rights, rights of first offer or first refusal or other encumbrances of any kind or character whatsoever (“Encumbrances”).

(l) Intellectual Property Rights.

(i) The term “Intellectual Property Rights” means all industrial and intellectual property rights recognized under any Laws or international conventions or agreements, and in any country or jurisdiction in the world, including, without limitation, patents, patent applications, and patent rights, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, domain names, domain name applications and registrations, trade dress, logos and designs, trade names, brands, product configurations, copyrights and copyright rights, copyright applications and registrations, mask works, know-how, business methods, franchises, licenses, trade secrets, confidential information, proprietary processes and technology, data bases, source and object code, inventions, discoveries, technical advances, any manual, formulae and/or documentation constituting, describing or related to the foregoing, and any and all goodwill connected with the foregoing.

(ii) Schedule 2.1(l)(ii) includes a list of all Intellectual Property Rights, other than general commercial software (e.g., “shrink wrap” licenses for Microsoft Word or Excel (“Retail Licenses”)) that are owned by or licensed to the Company and its subsidiaries (the “Company Intellectual Property”).

(iii) The Company Intellectual Property is valid and subsisting and, except as indicated in Schedule 2.1(l)(ii) that any of the Company Intellectual Property is licensed from others, the Company or a subsidiary is the exclusive owner of, and enjoys all rights of ownership with respect to, the Company Intellectual Property, free and clear of any Encumbrance, and no royalties, honoraria or fees are payable by the Company or any of its subsidiaries to other Persons by reason of the ownership or use of the Company Intellectual Property.

(iv) The Company or a subsidiary owns, is licensed or otherwise possesses all Intellectual Property Rights necessary to make, use, manufacture, market, import, export, sell, and offer to sell the Company’s and its subsidiaries’ current and contemplated products and services, except where any failure to own, license or otherwise possess such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Change. The Company Intellectual Property that falls within the scope of Title 35 of the United States Code is in compliance with the same, including, but not limited to, 35 U.S.C. Section 112, Paragraph 1, in that the manner and process of making and using the inventions claimed therein has been disclosed in such full, clear, concise, and exact terms as to enable one skilled in the art to make and use the same, and that the best mode contemplated by the inventors at the time of the invention of carrying out their inventions has been set forth.

(v) Neither the execution and delivery of this Agreement or SB Merger Agreement, nor the carrying on of the business of the Company and its subsidiaries as currently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement regarding any Company Intellectual Property.

(vi) Except as described in Schedule 2.1(l)(vii), neither the Company nor any of its subsidiaries has received any threat, demand or notice of claim from any Person, whether in writing or otherwise, asserting that the Company’s or a subsidiary’s use, manufacture, marketing, importation, export, offer to sell, or sale of products constitutes any infringement, interference, violation, misappropriation, breach or wrongful use of the Intellectual Property Rights of any other Person, nor are they aware of any facts that indicate a likelihood of such infringement, interference, violation, misappropriation, breach or wrongful use. Neither the Company nor any of its subsidiaries is a party to any Proceeding (as hereinafter defined) or outstanding decree, order, Judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing by the Company or any of its subsidiaries of any Intellectual Property Rights necessary to conduct its business as presently conducted or as proposed to be conducted, or which may affect the validity, use or enforceability of the Company Intellectual Property. Neither the Company nor any of its subsidiaries has been named in any suit, action or Proceeding which involves a claim of infringement, misappropriation or violation of any Intellectual Property Rights of any third party. The use, manufacturing, marketing, licensing and sale of the products of the Company and its subsidiaries as presently conducted and as proposed to be conducted do not infringe, misappropriate or violate any valid Intellectual Property Rights of any third party.

(vii) Except as set forth on Schedule 2.1(l)(vii), all current and former employees of the Company and its subsidiaries, and independent contractors of the Company and its subsidiaries, have executed written agreements with the Company or a subsidiary, (A) assigning to the Company or such subsidiary any and all Intellectual Property Rights that were devised, developed or designed by such employee or independent contractor within the scope of their employment or engagement with the Company or such subsidiary and acknowledging that each piece of such intellectual property constitutes a “work made for hire” for the Company or such subsidiary (each a “Work for Hire”), and (B) providing for confidentiality, noncompetition and nonsolicitation on the part of the employee. To the best knowledge of the Company, no employee of the Company or any of its subsidiaries has entered into any contract that restricts or limits in any way the scope or type of work in which he may be engaged or requires him to transfer, assign, or disclose information concerning his Work for Hire to any Person other than the Company or any of its subsidiaries. The Company and each of its subsidiaries has exclusive ownership of all such Work for Hire.

(viii) The Company and each of its subsidiaries has licensed copies of all Retail Licenses and does not possess any pirated, illegally copied, bootleg or otherwise non-licensed copies of any Retail Licenses.

(m) Employment of Officers, Employees and Consultants.

Except as set forth on Schedule 2.1(m), no Person has, or, may, assert any valid claim against the Company or any of its subsidiaries with respect to: (a) employment not terminable at will by, or association with, the Company, of any of the present officers or employees of or consultants to the Company or any of its subsidiaries (collectively, the “Designated Persons”) or (b) the use, in connection with any business presently conducted or proposed to be conducted by the Company or any of its subsidiaries or any of the Designated Persons, of any information which the Company or any of its subsidiaries or any of the Designated Persons would be prohibited from using under any prior agreements or arrangements or any legal considerations applicable to unfair competition, trade secrets or proprietary information.

(n) ERISA Plans.

(i) Except as set forth on Schedule 2.1(n), neither the Company nor any of its subsidiaries maintains nor is it a party to (or ever maintained or was a party to) any “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any other written, unwritten, formal or informal plan or agreement involving direct or indirect compensation other than workers’ compensation, unemployment compensation and other government programs, under which the Company or any of its subsidiaries has any present or future obligation or Liability. Neither the Company nor any of its subsidiaries maintains nor is it a party to (or ever maintained or was a party to) any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, and neither the Company nor any of its subsidiaries contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA.

(ii) There is no Contract, plan or arrangement covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or such subsidiary by reason of Section 280G of the Code.

(iii) Schedule 2.1(n) hereto lists each employment, severance or other similar Contract, arrangement or policy (written or oral) providing for insurance coverage (including any self-insured arrangements), non-statutory workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits entered into, maintained or contributed to by the Company or any of its subsidiaries.

(o) Agreements.

Schedule 2.1(o) sets forth an accurate and complete list of all contracts, indentures, leases, agreements and instruments (each, a “Contract” and collectively, the “Contracts”), whether written or oral (including any and all amendments, modifications, supplements and side letters with respect thereto) to which the Company or any of its subsidiaries is a party, or by which such Person or any of such Person’s respective assets are bound. All of the Contracts are enforceable in all respects in accordance with their terms and neither the Company nor any of its subsidiaries nor any other party thereto, is in breach or in default under (and no event has occurred which with notice or the passage of time or both would constitute a breach or default under) any such Contract. Except as set forth on Schedule 2.1(o) hereto, no Person has indicated that it may terminate or cancel any Contract. Except as set forth on Schedule 2.1(o) hereto, no party to any Contract has any rights of setoff, bankers lien or similar rights with respect to any amounts due on any such Contract. Except as set forth on Schedule 2.1(o) hereto, no Contract or Law restricts or inhibits in any way the Company’s or any subsidiary’s right or ability to conduct its business in the United States or any other jurisdiction in which it currently conducts or proposes to conduct its business or to use any Intellectual Property Rights or other rights related to the conduct of such business.

(p) Compliance; Licenses and Permits; Environmental Matters.

(i) The Company and each of its subsidiaries has complied in all material respects with, and is not in violation in any respect of, any Law. The Company and each of its subsidiaries has ownership and valid rights to all licenses and permits of all Governmental Authorities (collectively, “Permits”) which are required for the conduct of the business presently or previously conducted by the Company or any of its subsidiaries, which Permits are in full force and effect, and no violations or non-compliances are outstanding or uncured with respect to any such Permits and no Proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such Permits. Schedule 2.1(p) attached hereto lists all Permits of the Company or any of its subsidiaries which are used in or relate to such Person’s business, copies of which have been previously delivered to the Investors. No condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any Law or Permit.

(ii) The Company and each of its subsidiaries is in compliance with all Environmental and Safety Requirements, and there are no Proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries alleging any failure to so comply or involving any of its past operations or any real property currently used by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received any written or oral notice or report with respect to it or its facilities regarding any (A) actual or alleged violation of Environmental and Safety Requirements or (B) actual or potential Liability arising under Environmental Safety Requirements, including, without limitation, any investigatory, remedial or corrective obligation. Neither the Company nor any of its subsidiaries has expressly assumed or undertaken any Liability of any other Person under any Environmental and Safety Requirements. Neither the Company nor any of its subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any real property in a manner that has given rise to Liabilities pursuant to CERCLA, SWDA or any other Environmental and Safety Requirement, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations. “Environmental and Safety Requirements” means all Laws, orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the SWDA, the Clean Air Act, as amended, 42 U.S.C. §§ 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. §§ 11001 et seq., CERCLA, the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. §§ 5101 et seq., the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder. “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability

Act, as amended, and the rules and regulations promulgated thereunder. “SWDA” means the Solid Waste Disposal Act, as amended, and the rules and regulations promulgated thereunder.

(q) Labor Relations; Employees.

The Company’s and each of its subsidiaries’ employees as of the date hereof are listed on Schedule 2.1(q). Except as set forth on Schedule 2.1(q) hereto, (i) neither the Company nor any of its subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them prior to the Closing Date or amounts required to be reimbursed to such employees, (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Company, threatened against or involving the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement and neither any grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no such claim has been asserted.

(r) Litigation.

Except as set forth on Schedule 2.1(r) hereto, there is no action, suit, customer claim, counterclaim, proceeding or investigation at law or in equity or by or before any Governmental Authority or other agency (collectively, “Proceedings”) now pending or, to the best knowledge of the Company, threatened against or by the Company or any of its subsidiaries, or affecting the Company or, to the best knowledge of the Company, its directors or officers, or any of the Company’s subsidiaries or any of their respective assets or properties, nor does there exist any basis for any such pending or threatened Proceeding. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any subsidiary or any current or former director or officer thereof. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act. There are no disagreements of any kind presently existing, or reasonably anticipate by the Company or any subsidiary to arise between accountants and lawyers formerly or presently engaged by the Company or any subsidiary and the Company and any subsidiary, including with out limitation, any dispute with respect to any fees owed to its accountants and lawyers.

(s) Tax Matters.

Except as set forth on Schedule 2.1(s) hereto, (i) the Company and each of its subsidiaries has timely filed all Tax returns, declarations of estimated Tax, Tax reports, information returns and statements (including all attachments thereto) (collectively, the “Returns”) required to be filed by it prior to the Closing Date; (ii) as of the time of filing, the Returns were true, complete and correct and the Company and each of its subsidiaries has paid all Taxes required to be paid, whether or not shown on the Returns to be due; (iii) the Company and each of its subsidiaries has timely paid or made provisions on its books and records for all Taxes payable for any period that ended on or before the Closing Date and for any period that began on or before the Closing Date and ends after the Closing Date, to the extent such Taxes are attributable to income earned or accrued in the portion of any such period ending on the Closing Date; (iv) neither the Company nor any of its subsidiaries is delinquent in the payment of any Taxes, nor has the Company or any of its subsidiaries requested any extension of time within which to file any Return, which Return has not since been filed; (v) there are no pending Tax audits of any Returns of the Company or any of its subsidiaries; (vi) no Encumbrance with respect to Taxes has been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Company or any of its subsidiaries has been proposed, asserted or assessed against the Company or any of its subsidiaries; (vii) neither the Company nor any of its subsidiaries has been granted any extension of the statute of limitations applicable to any Return or other Tax claim; (viii) the Company has never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 1.897-2(b) of the Regulations promulgated thereunder nor will it become one upon the consummation of the transaction contemplated herein; (ix) the Company, each of its subsidiaries, and each of their respective predecessors has complied with all applicable Laws relating to the payment and withholding of Taxes and has withheld and paid over all amounts required by Law to be withheld and paid from the wages or salaries of employees, and neither the Company nor any of its subsidiaries is liable for any Taxes for failure to comply with such Laws; (x) No claim has ever been made in writing by a governmental authority in a jurisdiction where any of the Company and the Company subsidiaries does not file Returns that it is or may be subject to taxation by that jurisdiction; (xi) there are no Tax sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving any of the Company and the Company subsidiaries; and (xii) neither the Company nor any of the Company subsidiaries has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2). “Tax” means any of the Taxes and “Taxes” means, with respect to any Person, (A) all income Taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of (1) being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable law) or successor of another Person, (2) being a member of an affiliated, combined, consolidated or unitary group or (3) any Contractual Liability.

(t) Related Party Transactions.

Except as set forth on Schedule 2.1(t) hereto, no current or former stockholder, director, officer or employee of the Company or any of its subsidiaries, nor any “associate” (as defined in the rules and regulations promulgated under the Securities Act), of the Company or any of its subsidiaries is presently, or since the inception of the Company has been, directly or indirectly through his, her or its affiliation with any other Person, a party to any transaction with the Company or any of its subsidiaries, providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such Person (other than the payment of salaries and benefits to employees in the ordinary course of business).

(u) Offering Exemption.

(1) Assuming the accuracy of the representations of the Investors in Section 2.2(a) the offering, sale, and issuance of the Securities, Warrant Shares and the Reserved Shares are, or will be, exempt from registration under the Securities Act and the rules and regulations promulgated thereunder, such offering, sale and issuance is also exempt from registration under applicable state securities and “blue sky” laws, and such offering, sale and issuance does not contravene the rules and the regulations of the Trading Market. The Company has made or will make all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or “blue sky” laws.

(2) Assuming the accuracy of the representations of the Investors set forth in Section 2.2(a), neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior or concurrent offerings by the Company for purposes of the Securities Act, any state securities laws or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(3) Neither the Company nor any Person acting on behalf of the Company had offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investors and certain “accredited investors” as defined in Rule 501 under the Securities Act and “qualified institutional buyers” as defined in Rule 144A(a) under the Securities Act.

(v) Insurance.

The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each of its subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage, and such insurance contracts and policies are accurate and complete. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(w) Sarbanes-Oxley; Controls and Procedures.

The Company and its subsidiaries are in compliance with all provisions of Sarbanes-Oxley which are applicable to it as of the date hereof. The Company and all of its subsidiaries, giving effect to the consummation of the SB Transaction, will be in compliance with all provisions of Sarbanes-Oxley which are applicable to it as of the Closing Date except as permitted pursuant to the transitions rules of The Nasdaq Stock Market’s Marketplace Rules with respect to SB and its subsidiaries. Except as disclosed on Schedule 2.1(w), the Company and its subsidiaries have established and maintain and will, upon consummation of the SB Transaction, maintain an effective system of internal control over financial reporting (as such term is defined in the Exchange Act ) regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the issuer’s assets that could result in a Material Adverse Change on the financial statements. Except as disclosed on Schedule 2.1(w), the Company and its subsidiaries have established and maintain and will, upon consummation of the SB Transaction, maintain disclosure controls and procedures (as defined in Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the applicable SEC Reports their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by such SEC Reports based on such evaluation. Since the last such evaluation date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, and no significant deficiencies or material weaknesses in internal controls over financial reporting, or other factors that could significantly affect the Company’s internal control over financial reporting, have been identified.

(x) Investment Company.

Neither the Company nor any of its subsidiaries is (either independently or as a consolidated group) an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company and each of its subsidiaries shall conduct their business in a manner so that they will not become subject to the Investment Company Act, as amended. The Company is not governed by or subject to Section 7(b) or Rule 419 of the Securities Act.

(y) Listing and Maintenance Requirements.

The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as specified in the SEC Reports, the Company has not, in the two (2) years preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements for continued listing of the Common Stock on the applicable Trading Market, including the eligibility rules thereunder. Upon satisfaction of the conditions precedent set forth in Article III hereof with respect to stockholder approval of the issuance of the Securities, the issuance and sale of the Securities under the Documents shall not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted or the rules and regulations of the Nasdaq’s Global Market or Capital Market.

(z) Application of Takeover Protections.

Except to the extent the Company has authorized but not issued shares of preferred stock of the Company, $0.0001 par value per share as set forth in the Certificate of Incorporation, the Company and its Board of Directors have or prior to Closing shall have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(aa) Foreign Corrupt Practices.

Neither the Company, any of its subsidiaries, nor any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(bb) Accountants.

The Company’s accountants are Ehrhardt Keefe Steiner & Hottman, P.C. Such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K, or Form 10-KSB, if applicable, for the year ending December 31, 2006, are an independent registered public accounting firm as required by the Securities Act and registered with the Public Company Accounting Oversight Board. The Company expects such accountants to consent to the inclusion of their opinion on such financial statements into the registration statement and the prospectus which forms a part thereof.

(cc) No Manipulation of Stock.

The Company has not taken and will not take, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

(dd) SB Transaction.

All of the representations and warranties of SB and the SB stockholders contained in the SB Merger Agreement or any other agreement, instrument or document entered into in connection with the SB Transaction are incorporated by reference herein and are hereby deemed to be made by the Company to the Investors. All of the representations and warranties of the Company contained in the SB Merger Agreement or any other agreement, instrument or document entered into in connection with the Merger are incorporated by reference herein and are hereby deemed to be made by the Company to the Investors. The Company and its subsidiaries have not agreed to any material amendments or supplements of, or any material amendment or supplement to, or waived any provision or material rights or any condition precedent to closing the merger pursuant to the SB Merger Agreement (including the waiver of the right of the Company to terminate the SB Merger Agreement or not to consummate the closing of the merger pursuant to the SB Merger Agreement including pursuant to Section 2.8(b) thereunder) contained in the SB Merger Agreement or any other agreement, instrument or document entered into with respect to the SB Transaction (in each case, an “SB Amendment”). The Company shall not agree to any SB Amendment without the prior written consent of the Requisite Investors. In the event that the Company agrees to any amendment, supplement, or waiver of the SB Merger Agreement or any other agreement, instrument or document entered into with respect to the SB Transaction that is not an SB Amendment, the Company shall provide each Investor, within one (1) Business Day, notice of such amendment or waiver and the terms thereof. The Company represents that it has provided the Investors with the final, valid and complete copy of the executed SB Merger Agreement and each other agreement, instrument and document entered into in connection therewith and the Company represents that no items were included in the disclosure schedules which adversely affects the business, operations, affairs, prospects, condition, properties or assets of the Company or SB as of the date hereof.

(ee) Brokers.

Except for Citigroup Global Markets, Inc. and Banc of America Securities, LLC, neither the Company nor any of its subsidiaries, nor any of the officers, directors, employees or stockholders of the Company or any of its subsidiaries, has employed any broker or finder in connection with the transactions contemplated by this Agreement.

(ff) Registration Rights.

Except as set forth in the Registration Rights Agreement or on Schedule 2.1(ff), no Person has any right to cause the Company or any of its subsidiaries to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Company or any of its subsidiaries.

(gg) Disclosure.

None of the Documents, any other document provided to the Investors by the Company pursuant to the Documents, or the portion of the Executive Summary, provided by Citigroup Global Markets, Inc. dated July 2006, describing the business of the Company, SB and its subsidiaries, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date thereof or the Closing Date. There is no fact known to the Company which adversely affects or in the future may adversely affect the business, operations, affairs, prospects, condition, properties or assets of the Company.

(hh) Use of Proceeds.

The proceeds received by the Company from the sale of the Securities shall be used by the Company for payment of a portion of the cash consideration to be paid to SB stockholders in the Merger and for working capital purposes following the SB Transaction.

2.2 Representations of the Investors.

Each Investor, severally and not jointly, represents to the Company as follows:

(a) Investment Representations.

(i) Such Investor is acquiring the Securities for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

(ii) Such Investor understands that the Securities have not been, and any shares of capital stock issuable upon conversion of the Series A Preferred Shares and the exercise of the Warrants will not be, registered under the Securities Act, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

(iii) Such Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

(iv) Such Investor has had a reasonable time prior to the date hereof to ask questions and receive answers concerning the terms and conditions of the offering of the Securities, and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies as to enable such Investor to understand and evaluate the risks of such investment and form an investment decision with respect thereto. The foregoing representation, however, shall not limit or modify the representations and warranties of the Company contained in this Agreement or any other Document or the right of the Investors to rely thereon.

(v) If such Investor is not the OZ Entities or the GC Entities, then such Investor is not relying on any representation, warranty, statement, act (including the fact that one or more OZ Entity or GC Entity is an Investor) or investment expertise of any OZ Entity or GC Entity in making such Investor’s decision to purchase the Securities.

(vi) Such Investor is an “accredited investor,” as such term is defined in Rule 501 or a “qualified institutional buyer” as such term is defined in Rule 144A (the provisions of which are known to such Investor) promulgated under the Securities Act.

(vii) Each Investor is an entity duly organized, validly existing and in good standing under the laws of the applicable jurisdiction of its formation. Such Investor has all requisite power and authority to execute, deliver and perform the Documents to which such Investor is a party and to consummate the transactions contemplated by the Documents to which such Investor is a party. The execution, delivery and performance by each Investor, as applicable, of the Documents to which such Investor is a party have been duly authorized by all requisite action of such Investor and each Document to which such Investor is a party constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms.

(b) Brokers and Finders.

No Person acting on behalf or under the authority of such Investor is or will be entitled to any broker’s, finder’s, or similar fee or commission in connection with the transactions contemplated hereby.

2.3 Relationship Among Investors.

Each Investor acknowledges that it has, and agrees that it shall continue to, make independent decisions concerning the investment in the Securities purchased hereby and exercising or refraining from exercising any rights under any of the Documents and no inference, presumption or conclusion that such Investors constitute a

“Group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder (“Group”) shall be raised from the fact that the Investors collectively may exercise or refrain from exercising any rights in the same manner, that such Investors may be represented by a single law firm or advisor or that any rights or agreements were negotiated with the Company at the same time or amended or modified with the Company and the Investors in the same or a similar manner or pursuant to a single document.

ARTICLE III

PRIOR OR SIMULTANEOUS ACTIONS

3.1 Closing Conditions.

The obligations of each applicable party at the Closing to consummate the transactions contemplated at the Closing shall be subject to the fulfillment, or waiver by the parties, of each of the following conditions:

(a) The approval of the Company’s stockholders shall have been obtained for each of (A) the issuance of the Securities; and (B) the filing of the Restated Certificate.

(b) On or prior to the Closing Date, the SB Transaction shall have been approved by the Company’s stockholders and the SB stockholders.

(c) On or prior to the Closing Date, the SB Transaction shall have been consummated in accordance with its terms (with no SB Amendment which has not been properly approved pursuant to the terms hereof).

(d) No court, arbitrator or Governmental Authority shall have issued any order restraining the consummation of the transactions contemplated by this Agreement, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or Governmental Authority and be pending.

(e) Restated Certificate. The Restated Certificate shall have been filed with and accepted by the Secretary of State of the State of Delaware and shall have become effective.

(f) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by the Company, Escrow Agent and all other parties thereto and be in full force and effect.

3.2 Investor Closing Conditions.

The obligation of each of the Investors to purchase the Securities at the Closing is subject to the fulfillment, or the waiver by such Investor, of each of the following conditions on or before the Closing Date:

(a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in the Documents shall be true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and the date of the Closing as if made on and as of the Closing, and the Investors shall have received a certificate of an officer of the Company to such effect on the Closing Date.

(b) Compliance with Covenants. The Company shall have performed and complied in all material respects (except those covenants that are qualified as to materiality, which shall have performed and complied in all respects) with all agreements and covenants contained in the Documents as of the date of the Closing, and the Investors shall have received a certificate of an officer of the Company attesting as to such compliance.

(c) No Material Adverse Change. No Material Adverse Effect (as defined in the SB Merger Agreement) shall have occurred (or shall be reasonably likely to occur) since December 31, 2005 nor shall there exist any condition or fact which has, or would reasonably be likely to have, a Material Adverse Effect on the Closing Date, in each case, with respect to SB and its subsidiaries, and no Material Adverse Change shall have occurred (or shall be reasonably likely to occur) since the Company Balance Sheet Date, with respect to the Company and its subsidiaries.

(d) Registration Rights Agreements.

(1) The Registration Rights Agreement shall have been executed and delivered by the Company thereto and shall be in full force and effect.

(2) The Registration Rights Agreement dated on or about December 16, 2005 by and among the Company and the parties thereto (the “Founders Registration Rights Agreement”) shall have been amended and restated to reflect the amendments to certain provisions as set forth on Exhibit E.

(e) Required Consents. All consents, approvals and other actions of, and notices and filings with, all Persons as may be necessary or required with respect to the execution and delivery by the parties of the Documents, and the consummation by the parties of the transactions contemplated thereby, including the SB Transaction have been obtained or made including all filings, consents and approvals required under the HSR Act and/or any other Law concerning competition matters, any state securities laws and Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware, and an authorized officer of the Company shall deliver a certificate to each Investor to such effect on the Closing Date.

(f) Authorizing Actions of the Company. Prior to the Closing Date, the Investors shall have received certified copies of all requisite corporate and stockholder actions taken by the Company to authorize the Company’s execution and delivery of the Documents to which it is a party and its consummation of the transactions contemplated thereby, and such other documents and other instruments as the Investors or their counsel may reasonably request including a certificate signed by the Secretary of the Company, dated as of the Closing Date, as to: (i) a copy, certified by the Secretary of the Company, of the resolutions of the Board of Directors of the Company evidencing approval of the Documents and consummation of the transactions contemplated therein and other matters contemplated hereby; (ii) a copy, certified by the Secretary of the Company, of the By-laws of the Company; (iii) certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement; (iv) certifying the names, titles and signatures of the officers of the Company authorized to sign this Agreement and other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers; and (v) a copy, certified by the Secretary of the Company and certified by the Secretary of State of Delaware, of the Certificate of Incorporation of the Company as in effect on the Closing Date. The Investors shall have received (i) a certificate of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation or organization of the Company and each of its subsidiaries and its good standing in such jurisdiction and (ii) a facsimile, telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the next Business Day preceding the Closing Date as to the continued good standing of the Company.

(g) Opinion of Counsel. The Investors shall have received the opinion dated as of the Closing Date from counsel to the Company in a form to be agreed to by the Requisite Investors, in their reasonable discretion on behalf of the Investors, and the Company, in its reasonable discretion. In addition, the Investors shall be recipients of, and shall be entitled to rely upon, and receive reliance letters with respect to, each of the legal opinions delivered by counsel to the Company to SB and by counsel to SB to the Company pursuant to the SB Merger Agreement.

(h) Payment of Fees. On or prior to the date of the Closing, the Company shall have reimbursed the fees and expenses as provided in Section 7.1 hereof.

(i) Warrants; Stock Certificates. On the date of the Closing, the Investors purchasing Series A Preferred Shares or, with respect to the OZ Entities and the GC Entities their designees (who shall be Credit Suisse Attn: Edward Mcalea; 11 Madison Ave; New York, NY 10010 with respect to the OZ Entities (such account numbers to be separately provided to the Company), and shall be Goldman, Sachs & Co. Attn: Michael Daly; One New York Plaza; 44th Floor; New York, NY 10004 with respect to the GC Entities (such account numbers to be separately provided to the Company)) shall have received Warrants evidencing their purchase of the Warrants hereunder, and the Investors shall have received a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing the applicable Shares registered in the name of each Investor.

(j) De-Listing Suspension of Trading. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company or relating to the announcement of the SB Transaction, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Investor, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(k) Financing.

(1) Investors shall have in the aggregate purchased Securities for a total Subscription Amount equal to the greater of (x) two hundred and forty million dollars ($240,000,000) and (y) such amount, together with the net proceeds of the closing of the debt financing as set forth in Section 3.2(k)(2) below and cash otherwise available to the Company, as shall be required for the Company to consummate the transactions contemplated by the SB Merger Agreement including all fees and expenses incurred by the Company in connection with the Documents and the consummation of the transactions contemplated thereby including the SB Merger Agreement and consummation of the Merger. In determining the amounts (i) available from the debt financing for purposes of the foregoing clause (y), committed amounts under the revolving credit facility to be entered into at Closing and referenced in the Financing Letter shall not be taken into account, except in the event the maximum number of SB Shares permitted to be issued pursuant to the SB Merger Agreement are issued, then an amount of up to $10,000,000 of such revolving credit facility shall be so taken into account solely to the extent such amount is used to consummate the redemption of shares of Common Stock issued in the Company’s initial public offering solely as, and to the extent, set forth in Article XII of the Company’s Certificate of Incorporation in effect immediately prior to the filing of this Restated Certificate and (ii) of cash available to the Company for purposes of the foregoing clause (y), $2,000,000 cash of the Company to be used in the ongoing operation of the Company and its subsidiaries (including SB and its subsidiaries) shall not be taken into account; with such two hundred and forty million dollars ($240,000,000) or other greater amount being held in escrow pursuant to the Escrow Agreement.

(2) The Company shall have closed on one hundred and eighty million dollars ($180,000,000) of debt financing, one hundred and sixty million dollars ($160,000,000) of debt financing of which shall be fully funded at Closing, in connection with the SB Transaction on terms and conditions set forth in the Financing Letter (as hereinafter defined); provided, however, in the event the maximum number of SB Shares permitted to be issued pursuant to the SB Merger Agreement are issued, then the Company shall fully fund on such additional amount of debt financing (in excess of $160,000,000), not to exceed an additional $10,000,000, as may be required to consummate the redemption of shares of Common Stock issued in the Company’s initial public offering solely as, and to the extent, set forth in Article XII of the Company’s Certificate of Incorporation in effect immediately prior to the filing of this Restated Certificate.

3.3 Company Obligations to Close.

The obligations of the Company at the Closing to consummate the transactions contemplated at the Closing with respect to the Investors shall be subject to the fulfillment, or waiver by the Company, of the following conditions:

(a) All representations and warranties of the Investors contained herein shall remain true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the Closing Date, as if made at and as of the Closing Date.

(b) The Investors shall have performed all of their covenants (except those covenants that are qualified as to materiality, which shall have performed and complied in all respects) and agreements to be performed on or prior to the Closing Date.

(c) The applicable waiting period (and any extension thereof) applicable to the purchase and sale of the Securities under the HSR Act or any other Law relating to competition matters shall have terminated or expired.

(d) All consents, approvals and other actions of, and notices and filings with, all Persons as may be necessary or required with respect to the execution and delivery by the parties hereto of the Documents, and the consummation by the parties of the transactions contemplated thereby, have been obtained or made including all filings, any state securities laws and Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

(e) With respect to each Investor, such Investor’s Subscription Amount shall be delivered by wire transfer to the account as specified in writing by the Company (which will be disbursed from the Escrow Account pursuant to the Escrow Agreement) except the Company shall be obligated to consummate the Closing with respect to those Investors whose funds have been provided if the Company shall consummate the closing of the Merger regardless of whether all Investors have funded or not.

(f) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

ARTICLE IV

COVENANTS

4.1 Conduct Pending Closing; Non-Solicitation.

(a) From and after the date hereof until the Closing Date, except as contemplated by the Documents and unless otherwise consented to in writing by the Requisite Investors, the Company and Acquisition Subsidiary shall (i) conduct its business substantially as presently conducted and only in the ordinary course and (ii) shall not, and shall cause its subsidiaries and each of their respective Affiliates not to (A) enter into or agree to an SB Amendment, and (B) directly or indirectly, consent to any request made by SB or its representatives pursuant to the SB Merger Agreement (whether pursuant to covenants governing pre-closing periods or otherwise, except for consents as to requests made by SB with respect to Sections 4.2(d), (e), (f), (g) and (l) of the SB Merger Agreement with respect to immaterial matters). The Requisite Investors shall respond to consent requests pursuant to this Section 4.1(a) within a reasonable time frame, but in no event later than ten (10) days after the date on which the Investors receive a written request for such consent in the manner set forth in Section 7.4.

(b) Investors have received true and correct executed copies of a commitment letter from certain lenders (the “Financing Letter”) in the signed version previously delivered to the Investors, pursuant to which such lenders have committed to provide to the Company debt financing in the amounts set forth therein, subject only to the terms and conditions set forth therein. The Financing Letter shall not be amended or modified prior to the date of this Agreement and, as of the date hereof, the respective commitments contained in the Financing Letter have not been withdrawn or rescinded in any respect. From and after the date hereof until the Closing Date, except as contemplated by the Documents and unless otherwise consented to in writing by the OZ Entities in their sole discretion, the Company shall not amend or modify the Financing Letter.

(c) The Company shall give prompt notice to the Investors of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect (including any representation or warranty made in the SB Merger Agreement) or (ii) the failure by it or any subsidiary to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it or any subsidiary under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreement of the parties or the conditions to the obligations of the parties or indemnification rights under this Agreement, except as set forth in Section 5.2(b). After the date hereof and prior to the Closing Date, the Company shall not have the right to update the disclosure schedules to this Agreement; provided, however, that the Company shall have the right to update the disclosure schedules solely to reflect Contracts entered into or other affirmative actions taken by the Company after the date hereof and prior to the Closing to the extent such Contracts or actions are entered into in connection with consummating the transactions contemplated by the SB Merger Agreement and to the extent such Contracts and other actions are permitted to be entered into or taken by the Company pursuant to this Agreement (including pursuant to Section 4.1 hereof); provided further, however, that the disclosure schedules shall in no event be deemed to be updated (including pursuant to this Section 4.1(c)) and no items will be deemed to be disclosed as such for purposes of determining whether or not the conditions precedent set forth in Section 3.2(c) have been satisfied.

(d) The parties shall use their reasonable best efforts to ensure that all conditions to the Closing set forth in Section 3.1 (with respect to either the Company or an Investor, as applicable), Section 3.2 (with respect to the Company) and Section 3.3 (with respect to the Investors) are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by the Company at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Documents to so execute and deliver each Document.

(e) Stockholders Meeting. As promptly as possible after the date hereof the Company will prepare, and in no event later than ten (10) calendar days after receipt of the financial statements required to be included in the proxy statement or information statement relating to the transactions contemplated by the SB Merger Agreement (the “Proxy Statement”), the Company shall file a preliminary Proxy Statement with the Commission. The Company will respond to any comments of the Commission and use its commercially reasonable efforts to mail the Proxy Statement to its stockholders at the earliest practicable time. As soon as practicable following its approval by the Commission, the Company shall distribute the Proxy Statement to its stockholders and, pursuant thereto, shall hold a special meeting of its stockholders, for the purpose of voting on the transactions contemplated by this Agreement including the offering of the Securities and the Merger (the “Stockholders Meeting”). Such efforts will include, without limitation, the preparation, delivery and dissemination of the Proxy Statement, prepared in accordance with the Exchange Act, to the stockholders of the Company soliciting their vote in favor of the transactions contemplated hereby (the “Stockholder Approval”) and containing advice that the Board of Directors recommends that the stockholders approve the transactions contemplated by this Agreement. The Company shall deliver copies of the Proxy Statement to each Investor and such Investor’s counsel at least two (2) Business Days prior to the dissemination of the Proxy Statement to the stockholders of the Company.

(f) Prior to Closing, the Company shall not and shall cause each subsidiary and its subsidiaries’ officers and directors not to, and each of the foregoing shall not permit their respective agents, representatives, advisors or subsidiaries to (whether directly or indirectly) (i) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers (“Acquisition Proposals”) from any Third Party relating to (A) any acquisition or purchase of assets of the Company and its subsidiaries other than in the ordinary course of business consistent with past practice, (B) the purchase of any equity security of the Company or any of its subsidiaries (including a self tender offer) or any security that is convertible, exchangeable or exercisable for any equity security, other than Securities issued hereunder, or pursuant to any equity incentive plans approved by the Requisite Investors or that may be issued pursuant to Section 2.13 of the SB Merger Agreement, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries (except for the acquisition of SB and its subsidiaries pursuant to the SB Merger Agreement), or (D) any other transaction the consummation of which would, or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement

(each of the foregoing items set forth in (A) through (D), an “Alternative Transaction”), or agree to or endorse any Alternative Transaction, or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets in connection with any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party (other than the Investors) to do or seek any of the foregoing. Subject to the provisions of the previous sentence, the Company shall immediately cease and cause its subsidiaries and its and their advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any of the foregoing, except to advise such Third Party of the existence of the provisions of this Section, and shall use its best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such Third Party or in the possession of any agent or advisor of any such Third Party; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) following receipt of a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders and/or (ii) taking any action that the Board of the Company shall have concluded in good faith after consultation with outside counsel that such action is required to prevent the Board of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law (it being understood that the Board of the Company may rely on the written advice of its outside counsel in good faith and the Investors agree not to take a contrary position to any such written advice). “Third Party” means any person or Group, other than the Investors or any of their respective Affiliates.

4.2 Transfer Restrictions.

(a) The Company and each Investor expressly acknowledge that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, including pursuant to Section 4(2), Rule 144 or any other applicable exemption, to the Company or to an Affiliate of a Investor or in connection with a pledge as contemplated in Section 4.2(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, a form of which opinion shall have been reasonably agreed to prior to the Closing or promptly thereafter by each of the Company and the Requisite Investors, which form of legal opinion may be used, and shall be accepted, thereafter with respect to all such transfers, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Investor under this Agreement and the Registration Rights Agreement.

(b) The Investors agree to the imprinting, so long as is required by this Section 4.2(b), of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The Company and the Investors acknowledge and agree that any Investor may, as permitted by law, from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Investor may, as permitted by law, transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company, provided that, upon the reasonable request of the Company, a legal opinion of legal counsel to the pledgee, secured party or pledgor shall be obtained. At the Company’s expense, so long as the Securities are subject to the legend required by this Section 4.2, the Company will use its reasonable commercial efforts to execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities. The foregoing does not affect such Investor’s obligations pursuant to Section 4.2(a).

(d) Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.2(b)), (i) while a registration statement (including the Registration Statement (as such term is defined in the Registration Rights Agreement)) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Closing Date if required by the Company’s transfer agent to effect the removal of the legend hereunder as permitted pursuant to the previous sentence. The Company agrees that following the Closing Date or at such time as such legend is no longer required under this Section 4.2(d), it will, no later than three (3) Trading Days following the delivery by a Investor to the Company or the Company’s transfer agent of a certificate (in the case of a transfer, in the proper form for transfer) representing Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Investors by crediting the account of the Investor’s prime broker with the Depository Trust Company System.

(e) Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.2 is predicated upon the Company’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.3 Furnishing of Information.

The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Securities purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

4.4 Integration.

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5 Securities Laws Disclosure, Publicity.

The Company shall, on or before 5:00 p.m. Eastern time on the fourth (4th) Business Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to the Requisite Investors, disclosing all such information required to be disclosed pursuant to the rules and regulations of the Commission, including the material terms of the transactions contemplated hereby, and shall attach the Documents thereto. The Investors shall not issue any press release or otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the Company with prior notice of such public statement or communication. No Investor shall be named in a press release or any other public disclosure or announcement to be issued by another Investor or the Company without the prior written consent of the Investor to be named, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the Investor to be so disclosed with prior notice of such public statement or communication.

4.6 Non-Public Information.

The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Company covenants and agrees that all material, non-public information provided to the Investors will be publicly disclosed in the preliminary Proxy Statement to be filed pursuant to Section 4.1(e).

4.7 No Registration.

The Company agrees not to issue any securities pursuant to any registration statement or register for resale on behalf of others any securities prior to the date that is ninety (90) days after the Effectiveness Date (as such term is defined in the Registration Rights Agreement), except for (i) securities subject to a registration statement on Form S-8, (ii) the resale of shares of Common Stock underlying outstanding warrants, and (iii) securities issued in connection with an acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

4.8 Termination Fee.

Upon receipt of any termination or similar fee under the terms of the SB Merger Agreement, the Company shall pay to each Investor two percent (2%) of such Investor’s Subscription Amount, to the extent that the Company has sufficient funds to pay such amounts after payment of any costs and expenses incurred by the Company in the collection of any such termination fee.

4.9 Reservation of Common Stock.

Prior to the Closing, the Company shall have reserved and the Company shall thereafter continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Common Shares, Reserved Shares or Warrant Shares pursuant to this Agreement.

4.10 Equal Treatment of Investors.

No consideration shall be offered or paid to any holder of a class of Securities to amend or consent to a waiver or modification of any provision of any of the Documents unless the same consideration is also offered to all of the holders of the same class of Securities. Except as set forth in the SEC Reports, the Company has not entered into any transaction document or agreement with any other party prior to the Closing Date with respect to the offering of the Company’s securities except as contemplated hereby and except as contemplated by the SB Merger Agreement. The Company has not entered into any transaction document or agreement with any Investor in connection with the purchase by such Investor of its Securities (including by any amendment, supplement or side letter thereto or by any other agreement), containing more favorable terms than as set forth in the Documents.

4.11 Short Sales.

Each Investor acknowledges the Commission’s position, and such Investor will adhere to such position, set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the acknowledgement and adherence obligation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.12 Delivery of Securities After Closing.

The Company shall deliver, or cause to be delivered, certificates evidencing the respective Shares purchased by each Investor to such Investor or, with respect to the OZ Entities and the GC Entities their designees (who shall be Credit Suisse Attn: Edward Mcalea; 11 Madison Ave; New York, NY 10010 with respect to the OZ Entities (such account numbers to be separately provided to the Company), and shall be shall be Goldman, Sachs & Co. Attn: Michael Daly; One New York Plaza; 44th Floor; New York, NY 10004 with respect to the GC Entities (such account numbers to be separately provided to the Company)) with respect to the GC Entities) within three (3) Trading Days of the Closing Date.

4.13 Nasdaq Listing.

(a) The Company shall file to list all of its Common Stock, including without limitation, the Common Shares, the Reserved Shares and the Warrant Shares, on Nasdaq’s Global Market or Capital Market or the American Stock Exchange by the date that is fourteen (14) calendar days after the Closing Date and shall list its Common Stock, including, without limitation, the Common Shares, the Reserved Shares and the Warrant Shares, by the date that is ninety (90) calendar days after the Closing Date; and at any time when such Common Stock is listed on the Nasdaq’s Capital Market or the American Stock Exchange, the Company shall use its best efforts to promptly seek to list all of its Common Stock on Nasdaq’s Global Market, including, without limitation, the Common Shares, the Reserved Shares and the Warrant Shares, if at any time it becomes eligible to do so. The Company shall maintain the listing of shares of its Common Stock, including without limitation, the Common Shares, the Reserved Shares and the Warrant Shares, on the Over-the-Counter Bulletin Board until such time as it has listed the shares of Common Stock, including without limitation, the Common Shares, the Reserved Shares and the Warrant Shares, on Nasdaq’s Global Market or Capital Market or the American Stock Exchange and thereafter shall maintain such listing.

(b) The Company shall file with The Portal Market of The Nasdaq Stock Market, Inc. (“Portal”) to designate all of the Series A Preferred Shares as “Portal Trading Securities” on Portal to the extent the Series A Preferred Shares are eligible for such qualification and listing, promptly following the date hereof and the

Series A Preferred Shares shall be designated as such by the date that is fourteen (14) calendar days after the Closing Date. Each Investor acknowledges that Series A Preferred Shares of shareholders which are not “qualified institutional buyers” as defined in Rule 144A(a) under the Securities Act may not be eligible for trading via Portal.

(c) If the Company fails to list, designate, and/or maintain such listing as set forth in Section 4.13 (a) and/or (b), the holders of the Series A Preferred Shares purchased hereunder shall have the rights set forth in Section 9(e) of the Restated Certificate and Section 4(c) of the Warrants.

(d) If the Company fails to list, and/or maintain such listing as set forth in Section 4.13(a) (each a “Default”), each holder of Common Shares purchased hereunder shall have the right to be issued by the Company, on each ninety (90) day anniversary of the date of the occurrence of the Default (if the applicable Default shall not have been cured by such date) until the applicable Default is cured with respect to each Common Share so purchased, a fractional share of Common Stock calculated by dividing (x) the decrease in the Conversion Price (as defined in the Restated Certificate) of a Series A Preferred Share as a result of the same Default pursuant to Section 9(e) of Article IV of the Restated Certificate for the same period by (y) $7.46 (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event after the Closing Date). The Company and Investors shall treat any shares issued pursuant to this Section 4.13(d) or pursuant to Section 2(b) of the Registration Rights Agreement as an adjustment to the Subscription Amounts of each applicable Investor for Tax purposes and shall file their Returns accordingly, unless otherwise required by applicable Law or change in applicable Law causes any such payment not to be so treated.

(1) For the sake of clarity and by example, in the event a Default has occurred for the first time and continues for six (6) consecutive months, (i) the Conversion Price of a Series A Preferred Share would be decreased by one-percent (1%) of the original $9.00 Conversion Price for the first ninety (90) days so as to be reduced by $0.09 to $8.91, (ii) the Conversion Price of a Series A Preferred Share would be decreased by an additional one-percent (1%) of the $9.00 Conversion Price for the second ninety (90) days so as to be reduced by $0.09 to $8.82, (iii) each holder of a share of Common Stock purchased hereunder shall be entitled to receive 0.012064 shares of Common Stock for the first ninety (90) days, and (iv) each holder of a share of Common Stock purchased hereunder shall be entitled to receive an additional 0.012064 shares of Common Stock for the second ninety (90) days.

4.14 Redemption of Preferred Shares.

(a) Notwithstanding anything in the Restated Certificate to the contrary, in the event the Company provides a Redemption Notice (as defined in the Restated Certificate) and the redemption by the Company of the Series A Preferred Shares of a holder thereof pursuant to the terms of the Redemption Notice at such time would cause such holder of Series A Preferred Shares or such holder’s Affiliates (each an “Additional Redemption Holder”) to recognize dividend income pursuant to the Code or the other applicable rules and regulations of any taxing authority (in each case as reasonably determined by the applicable Additional Redemption Holder) then each such Additional Redemption Holder shall not be required in such holder’s sole discretion, subject to the terms of Section 4.14(b), to have all or any portion of its Series A Preferred Shares redeemed in accordance with this provision; provided, that upon delivery of a Redemption Notice, such Redemption Notice and the Company’s obligation to redeem the Series A Preferred Shares thereunder, shall be irrevocable by the Company (unless waived by such Applicable Redemption Holder) until such redemption shall have been effected pursuant to Section 4.14(b).

(b) Notwithstanding anything in Section 4.14(a) to the contrary, at such time as either (x) the Additional Redemption Holder shall have sold sufficient shares of Common Stock, Warrants, Public Warrants or other securities of the Company convertible or exercisable for Common Stock (“Convertible Securities”) (“Additional Redeemed Securities”) held by such Additional Redemption Holder, or (y) except to the extent Section 16 of the

Exchange Act, and the rules and regulations promulgated thereunder and/or the provisions of the HSR Act and/or any other Law concerning competition matters would arise in the same or a similar manner as set forth in Sections 7(c) and 7(d) of the Restated Certificate (the benefit of which may be waived by the affected Additional Redeemed Holder) the Company shall redeem, or a third party purchaser made available by the Company shall purchase, sufficient Additional Redeemed Securities held by such Additional Redemption Holder, in each case, such that such Additional Redemption Holder would not recognize dividend income with respect to the redemption of such holder’s Series A Preferred Shares or Additional Redeemed Securities (if any), then, the redemption of the Series A Preferred Shares held as of the date of the Redemption Notice with respect to such Additional Redemption Holder shall be consummated promptly thereafter. The Company shall redeem no more than the minimum number of Additional Redeemed Securities from an Additional Redemption Holder that is necessary to ensure that the Applicable Redeemed Holder would not (as reasonably determined by the Additional Redemption Holder) recognize dividend income with respect to the redemption of such holder’s Series A Preferred Shares and Additional Redeemed Securities (if any); provided, however, that the Company shall redeem or any Company provided third party purchaser shall purchase Additional Redeemed Securities on the same terms and conditions and at the same price (with respect to each type of Additional Redeemed Securities determined to be sold by each applicable Additional Redemption Holder) from each Additional Redemption Holder.

(c) The Corporation shall purchase the Additional Redeemed Securities in the following order of priority based upon the type of Additional Redeemed Securities held by the applicable Additional Redemption Holder:

(i) first, shares of Common Stock held by each Applicable Additional Redemption Holder, if any;

(ii) second, if an Additional Redemption Holder has not (as reasonably determined by the Additional Redemption Holder) had sufficient Additional Redeemed Securities redeemed (pursuant to clause (c)(i) above) so as to avoid the recognition of dividend income on the redemption of such holder’s Series A Preferred Shares, then repurchase of the warrants issued pursuant to the Public Warrant Agreement held by each applicable Additional Redemption Holder, if any; and

(iii) thereafter, if an Additional Redemption Holder has not (as reasonably determined by the Additional Redemption Holder) had sufficient Additional Redeemed Securities redeemed (pursuant to clauses (c)(i) and (c)(ii) above) so as to avoid the recognition of dividend income on the redemption of such holder’s Series A Preferred Shares, then repurchase of the Warrants held by each applicable Additional Redemption Holder, if any.

(d) Shares of Common Stock held by an applicable Additional Redemption Holder to be redeemed pursuant to Section 4.14(a), shall be redeemed or purchased at a price per share equal to the Fair Market Value (as hereinafter defined) thereof as of the date of consummation of the redemption. Public Warrants held by an applicable Additional Redemption Holder to be redeemed pursuant to Section 4.14(a), shall be redeemed or purchased at a price per such Public Warrant equal to the Fair Market Value (as hereinafter defined) thereof as of the date of consummation of the redemption. Warrants issued hereunder and held by an applicable Additional Redemption Holder to be redeemed pursuant to Section 4.14(a), shall be redeemed or purchased at a price per such Warrant equal to the Fair Market Value (as hereinafter defined) thereof as of the date of consummation of the redemption.

(e) For purposes of this Section 4.14, the “Fair Market Value” as of a particular date shall be determined as follows: (i) if shares of Common Stock, Public Warrants, Warrants or other Convertible Securities are traded on a securities exchange including the New York Stock Exchange, American Stock Exchange and NASDAQ Stock Exchange) or through the NASDAQ Global Market or Capital Market or other over-the-counter market, the Fair Market Value shall be deemed to be the average of the closing sales prices of such shares, warrants or other Convertible Securities on such exchange over the thirty (30) day period ending three (3) days prior to the date of determination of the Fair Market Value; or (ii) if no public market exists for the shares of Common Stock, Public Warrants, Warrants, or other Convertible Securities, the Fair Market Value shall (subject to the applicable Additional Redemption Holders’ right to dispute such valuation as described below) be determined in good faith by the Board of Directors of the Company; provided, however, that the calculation of the Fair Market Value of a Warrant issued hereunder for purposes of this provision only shall be made using the Black-Scholes Option Pricing Model which shall assume for purposes of such calculation that the volatility underlying the Common Stock price be an amount that is the greater of (x) the average volatility for the trailing 250 Trading Days from the date of determination, (y) 50%, or (z) the implied volatility of the Public Warrants (if Public Warrants are outstanding and listed for trading as of the date of determination) as calculated by The Bloomberg Professional data services. If the applicable Additional Redemption Holders holding a majority of Series A Preferred Shares which have not waived their rights under this Section 4.14 disagree with the Board of Directors’ determination of the Fair Market Value, such holders may submit a notice of disagreement to the Company. During the three (3) Business Days immediately following the Company’s receipt of such notice, such holders and the Company shall negotiate in good faith to determine a mutually agreeable resolution. If the parties remain unable to reach agreement after such period, they shall engage one of the “Big 4” accounting firms reasonably acceptable to each such party to resolve such dispute (the “Valuation Firm”). Each of such holders and the Company shall provide (at each’s own expense) the Valuation Firm with copies of any documents, analyses or other information within its possession or control that the Valuation Firm reasonably requests in order to resolve such dispute. The Valuation Firm shall determine the Fair Market Value as soon as practicable after its engagement to resolve the dispute using customary valuation techniques for other companies or businesses in the same or similar industries as the Company (and shall not apply any discount due to the fact that the Common Stock, Public Warrants or other securities may constitute “restricted securities”, may be illiquid or represent a minority interest in the Company but shall utilize the Black-Scholes Option Pricing Model and the volatility assumption set forth in the proviso to the first sentence of this Section 4.14(e)). The Valuation’s Firm’s determination shall be binding, and not subject to challenge or collateral attack for any reason other than manifest error. The Company shall pay all fees, costs and expenses of the Valuation Firm in connection with its engagement to resolve such dispute (the “Valuation Cost”); provided, however, that if the Valuation Firm’s determination of the Fair Market Value is in excess of 50% lower than said holders’ proposed Fair Market Value, then the fees and expenses of the Valuation Firm shall be shared (with respect to the holders of the Series A Preferred Shares involved in the dispute, pro rata in accordance with their respective ownership percentages) in the same proportion that the Company’s position, on the one hand, and the holders’ position, on the other hand, initially presented to the Valuation Firm (based on the aggregate of all differences taken as a whole) bear to the final resolution as determined by the Valuation Firm.

(f) Notwithstanding anything to the contrary, any Additional Redemption Holder shall be entitled to waive the right to have any Additional Redeemed Securities redeemed by the Company or purchased by any Company provided third party pursuant to this Section 4.14.

ARTICLE V

REMEDIES

5.1 Survival.

Irrespective of any investigation, inquiry or examination made by, for or on behalf of any Investor, or the acceptance by any Investor of any certificate or opinion, the representations, warranties and covenants contained herein shall survive the Closing.

5.2 Indemnification.

The Company shall indemnify, defend and hold the Investors and their respective officers, directors, members, partners, affiliates, employees, agents and representatives (collectively, “Indemnitees”) harmless against all liability, loss, and damage (including taxes thereon) together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from (i) the untruth, inaccuracy or breach of any of the representations or warranties contained in the Documents (regardless of whether such representations, or warranties have terminated or expired pursuant to the SB Merger Agreement)

and made or deemed made on, or as of, the Closing Date, (ii) the breach of any covenants or agreements of the Company contained in the Documents, (iii) the execution or delivery of any Document or any other agreement or instrument contemplated hereby or thereby, the performance by the Company of its obligations under the Documents or the consummation by the Company of the transactions contemplated hereby or thereby, and (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including as may be commenced by third parties), whether based in contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto. In the event that any Indemnitee claims any such right of indemnification, such Indemnitee shall provide to the Company written notice thereof, together with reasonable detail regarding such claims and in the event that such claim involves third party claims, allow the Company at its expense to defend such claim(s) on the Indemnitee’s behalf.

5.3 Remedies

In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate (including, without limitation, as set forth in Section 4.13).

5.4 Liquidated Damages.

The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Documents (including, without limitation, as set forth in Section 4.13) is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been cancelled.

5.5 Trust Assets.

(a) As an inducement to the Company to consider the Investor’s subscription herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Investor hereby agrees that it will not now or at any time prior to the Closing have any claim to, or make any claim against, the Trust Assets (as defined below) in excess of such portion of the Trust Assets the Company is permitted to access pursuant to the Investment Management Trust Agreement dated on or about December 16, 2005 (the “Trust Agreement”) whether such claim arises as a result of, in connection with or relating in any way directly or indirectly to, the financing contemplated herein and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”); provided, however, that this waiver will be terminated and of no force and effect in the event that the Company consummates a business combination, including the SB Transaction, and the funds held in the Trust are released from being held as Trust Assets.

(b) Each Investor recognizes and understands that as of August 31, 2006 the Company has on deposit approximately $99,543,000 in a trust (the “Trust”) where it has and will accumulate interest (the initial funds plus interest are referred to hereafter as the “Trust Assets”). The Trust Assets are to be held for the exclusive benefit of the Company’s stockholders to the extent set forth in the Trust Agreement and either distributed as part of the consummation of a business combination between the Company and a business entity or entities meeting certain requirements, the payment of federal and state income taxes on the earned interest or returned to the Company’s stockholders. As of July 31, 2006, the Company owned liquid assets of approximately $1,300,000 outside of the Trust which it intends to use for its working capital and other corporate purposes (the “Non-Trust Assets”), it being understood that this Section 5.5 is not intended to apply to, nor restrict access to, the Non-Trust Assets.

(c) In the event that the Investor commences any action or proceeding based upon, in connection with, relating to or arising out of the financing contemplated herein or in any other way directly or indirectly related to the financing, seeking, in whole or in part, relief against the Trusts Assets, whether in the form of money damages or injunctive relief, in which the Company prevails in whole on all counts as determined by a final adjudicated non-appealable judgment, then the Company shall be entitled to recover from such party(s) who commenced the action or proceeding, the legal fees and associated costs required to defend such action.

ARTICLE VI

TERMINATION

6.1 Termination.

This Agreement shall terminate with respect to an Investor on the earlier of (i) February 16, 2007 (the “Final Termination Date”) if the Closing shall not have occurred prior thereto; provided, however, if as of the Final Termination Date all the closing conditions set forth in Article III have been satisfied (except for those conditions which by their nature are to be satisfied at Closing including the closing of the Merger) but for the fact that the Stockholders Meeting shall not have been held solely due to the fact that the Commission had not as of yet granted approval for, or rejected, the Proxy Statement, then the Company and the Requisite Investors shall discuss in good faith as to whether it is reasonable and practicable to expect Commission approval within a reasonable period of time thereafter, and in the event the Company and the Requisite Investors agree that such approval is reasonably likely within a reasonable period of time thereafter, the Company and such Requisite Investors may, but none of such parties shall be obligated to, agree upon a new Final Termination Date; (ii) if the Company’s stockholders (as required by Law and as required by the Company’s Certificate of Incorporation) fail to approve the Merger and the issuance of the Securities upon receipt of the Proxy Statement and holding of a valid Stockholder Meeting; (iii) by the Requisite Investors (A) if the preliminary Proxy Statement shall not have been filed with the Commission on or before the tenth (10th) calendar day after the receipt of the applicable financial information, as set forth in Section 4.1(e) or (B) if the Proxy Statement shall not have been sent to the Company’s stockholders by January 10, 2007; provided, however, in the event final Commission approval of the Proxy Statement has not been received by January 5, 2007 then the Company and the Requisite Investors shall discuss in good faith as to whether it is reasonable and practicable to expect Commission approval within a reasonable period of time thereafter, and in the event the Company and the Requisite Investors agree that such approval is reasonably likely within a reasonable period of time thereafter, the Company and such Requisite Investors may, but none of such parties shall be obligated to, agree upon a new Final Termination Date; (iv) the date that any permanent injunction or other order of a Governmental Authority preventing the Closing shall have become effective or (v) the date of the termination of the SB Merger Agreement (each of the events in clauses (i)-(v), a “Termination Date”); provided, however, that no such termination will affect the right of any party to initiate legal action for any breach by the other party (or parties). If the Closing has not occurred as of the Termination Date with respect to an Investor, the Company shall direct the Escrow Agent to return the funds held in the Escrow Account on behalf of such applicable Investor to such Investor (together with interest thereon) pursuant to the terms of the Escrow Agreement.

6.2 Effect of Termination.

In the event of a termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Investors or the Company or their respective officers, directors or Affiliates after the Termination Date; provided that Section 6.1, this Section 6.2 and Article VII shall survive any such Termination Date; provided further, that nothing herein shall relieve any party for liability for any breach of any pre-Termination Date obligation.

ARTICLE VII

MISCELLANEOUS

7.1 Fees and Expenses.

The Company shall pay all of its expenses incurred in connection with the preparation, execution and delivery of the Documents and the consummation of the transactions contemplated thereby and shall pay at Closing (to the extent Closing shall have occurred) any and all fees related to filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) made as a result of the acquisition of the Securities on the Closing Date or any other Law relating to competition matters up to $45,000 per Investor with respect thereto, whether or not the transactions contemplated hereby are consummated or the Agreement is terminated on a Termination Date. In addition, the Company shall pay, and hold the Investors and their representatives harmless against all liability for the payment of: (i) up to $700,000 of the fees and charges of O’Melveny & Myers LLP, counsel to certain of the Investors, incurred in connection with the preparation, execution and delivery of the Documents and the consummation of the transactions contemplated thereby, (ii) all reasonable costs and expenses incurred from time to time by the Investors in connection with their monitoring and enforcement of the Company’s performance of and compliance with all agreements and conditions contained in the Documents on its part to be performed or complied with, (iii) the reasonable costs and expenses (including fees and expenses of counsel, accountants and other advisors) incurred by the Investors in connection with any amendment or waiver of any Document, (iv) any reasonable costs incurred by the Investors in rendering assistance to the Company or any of their subsidiaries at the request of the Company, (it being understood that the Investors are not obligated to render, and may charge additional fees for, such assistance), (v) the reasonable fees and expenses incurred by the Investors in any filing with any Governmental Authority with respect to the Company or any of its subsidiaries that mentions any Investor or its affiliates, (vi) any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of any Document or any modification, amendment or alteration of any Document, and all issue taxes in respect of the issuance of any Securities, Reserved Shares or Warrant Shares (or any other securities issued in respect thereof), and (vii) up to $50,000 of the fees and charges of Goodwin Procter, LLP, counsel to Citigroup Global Markets, Inc., the Company’s placement agent and advisor on the transactions contemplated hereby. The provisions of this Section are automatically assignable to any Person who acquires any Securities pursuant to Section 7.2. The Company hereby acknowledges that, in the event a Closing occurs, its obligation to reimburse the Investors for the fees and charges of O’Melveny & Myers LLP and to reimburse the fees and charges of Goodwin Procter, LLP pursuant to this Section 7.1 shall be fulfilled at the Closing by permitting the Investors to deduct such fees and charges from the proceeds payable by the Investors to the Company as set forth on Annex I and to wire such amounts directly to O’Melveny & Myers LLP and Goodwin Procter, LLP, as applicable at the Closing.

7.2 Assignment; Parties in Interest.

This Agreement shall bind and inure to the benefit of the parties and each of their respective successors and permitted assigns. The Company may not assign either this Agreement or any of its rights, interests, or obligations hereunder. Any Investor may assign any of its rights hereunder; provided, however, that the assignee agrees to be bound by, and entitled to the benefits of, this Agreement as an original party hereto; provided, further, however, assignments by an Investor prior to Closing (other than to its Affiliates) shall require the Company’s prior approval (not to be unreasonably withheld or delayed) of the assignee in the Company’s reasonable discretion solely to the extent the Company has received written legal advice from a nationally recognized law firm that the assignment to such assignee would result in the failure of issuance of the Securities hereunder to be exempt from registration under the Securities Act.

7.3 Entire Agreement; Severability.

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter (including, on the Closing Date, any confidentiality or non-disclosure agreement entered into by any of the

Investors or their Affiliates with the Company prior to the date hereof, each of which shall be automatically terminated upon the Closing Date (including the provisions thereof that purport to survive the termination thereof)). It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.4 Notices.

All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, electronic transmission or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company:

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Telephone: 303-682-1978

Attention: Robert S. Gluck

with a copy to:

Davis & Kuelthau, s.c.

111 East Kilbourn Avenue, Suite 1400

Milwaukee, Wisconsin 53202

Fax: 414-276-9369

Telephone: 414-276-0200

Attention: Norman J. Matar

and

Ellenoff Grossman & Schole LLP

370 Lexington Avenue, 19th Floor

New York, New York 10017

Telephone: 212-370-1300

Attention: Douglas S. Ellenoff

if to the Investors, to the address set forth on Annex I hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery if a Business Day or, if not a Business Day, the next succeeding Business Day, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of email, upon receipt of acknowledgment of receipt, (d) in the case of telecopy transmission, when received if a Business Day or, if not a Business Day, the next succeeding Business Day, and (e) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted.

7.5 Amendments; Waivers.

The terms and provisions of this Agreement may be modified, waived or amended pursuant to an instrument signed by the Company and the Requisite Investors, except as otherwise permitted as set forth in Section 1.2(c) with respect to the addition of a Joinder Investor; provided, however, that any modification, amendment or waiver that materially and adversely affects any Investor with respect to the rights or obligations in respect of such Investor’s Series A Preferred Shares or Common Shares purchased hereunder in a manner disproportionate to how it adversely affects the rights or obligations in respect of such Securities of other Investors purchased hereunder shall not be effective without the prior written consent of such holder; provided further, however, that the conditions precedent to Closing as set forth in Sections 3.1 and 3.2 shall not be amended or waived with respect to any particular Investor without the prior written consent of such Investor. In addition, the terms and provisions of each of the Warrants may be modified, amended, or waived pursuant to an instrument signed by the Company and the Requisite Investors; provided, however, that any modification, amendment or waiver that materially and adversely affects any holder of a Warrant with respect to the rights or obligations in respect of such holder’s Warrants in a manner disproportionate to how it materially and adversely affects the rights or obligations of the other holders in respect of their other Warrants shall not be effective without the prior written consent of such holder. Any waiver of any term or provision of this Agreement requested by any party hereto must be granted in advance, in writing, by the Company (if an Investor is requesting such waiver) or by the Requisite Investors (if the Company is requesting such waiver), as the case may be, provided that any amendment that increases the Subscription Amount of any Investor shall require consent of such Investor.

7.6 Counterparts.

This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7.7 Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8 Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

ANY PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

7.9 Independent Nature of Investors’ Obligations and Rights

The obligations of each Investor under any Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Document. The decision of each Investor to purchase Securities pursuant to the Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Documents. The Company has elected to provide all Investors with the same terms and Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

* * * *

IN WITNESS WHEREOF, the parties have executed and delivered this Securities Purchase Agreement on the date first above written.

BOULDER SPECIALTY BRANDS, INC.

By:	/s/ STEPHEN B. HUGHES
Name: Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK—SIGNATURE PAGES FOR PURCHASERS OMITTED]

INDEX OF SCHEDULES & EXHIBITS

Annex

Annex I:	Securities Purchased by Investors

Exhibits

Exhibit A:	Form of Restated Certificate of Incorporation
Exhibit B:	Form of Warrant
Exhibit C:	SB Merger Agreement
Exhibit D:	Form of Registration Rights Agreement
Exhibit E:	Terms to be included in Amended and Restated Founder Registration Rights Agreement

Schedules

Schedule 1.1(c)	Conversion Blocker Election
Schedule 2.1(a)(i):	Articles of Incorporation
Schedule 2.1(a)(ii):	Bylaws
Schedule 2.1(b)	Subsidiaries
Schedule 2.1(c)	No Conflicts
Schedule 2.1(e):	Consents and Approvals
Schedule 2.1(f):	Fully Diluted Securities
Schedule 2.1(g):	Defaults
Schedule 2.1(h):	SEC Reports
Schedule 2.1(i):	Undisclosed Liabilities
Schedule 2.1(j):	Absence of Changes; Confidential Treatment
Schedule 2.1(k):	Encumbrances
Schedule 2.1(l)(ii):	Exceptions to Intellectual Property Rights
Schedule 2.1(m):	Employment Matters
Schedule 2.1(n):	Benefit Plans
Schedule 2.1(o):	Contracts
Schedule 2.1(p):	Permits
Schedule 2.1(q):	Employees
Schedule 2.1(r):	Litigation
Schedule 2.1(s):	Tax Matters
Schedule 2.1(t):	Related Party Transaction
Schedule 2.1(w):	Sarbanes-Oxley
Schedule 2.1(ff):	Registration Rights

ANNEX D

SMART BALANCE, INC.

(F/K/A BOULDER SPECIALTY BRANDS, INC.)

REGISTRATION RIGHTS AGREEMENT

[                    ], 200

REGISTRATION RIGHTS AGREEMENT,

dated as of                     , 200   (the “Agreement”) among Smart Balance, Inc. (F/K/A Boulder Specialty Brands, Inc.), a Delaware corporation (the “Corporation”), and the INVESTORS (as herein defined).

The Investors own or have the right to purchase or otherwise acquire shares of the Common Stock (as hereinafter defined) of the Corporation. The Corporation and the Investors deem it to be in their respective best interests to set forth their rights in connection with public offerings and sales of the Common Stock and are entering into this Agreement as a condition to and in connection with the Investors entering into the Securities Purchase Agreement (as herein defined).

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Investors hereby agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, (b) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (a) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Corporation.

“Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

“Common Stock” means the common stock, $0.0001 par value per share, of the Corporation.

“Effectiveness Date” means, with respect to the Registration Statement required to be filed pursuant to Section 2 hereunder, the earlier of (a) the 30th calendar day following the Filing Date (or 60th calendar day in the event of a full review by the Commission) and (b) the fifth (5th) Business Day following the date on which the Corporation is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Filing Date” means, with respect to the Registration Statement required to be filed pursuant to Section 2 hereunder, the 14th calendar day following the date hereof.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.

“Investors” means the holders of Restricted Shares identified on Annex I hereto and includes any successor to, or assignee or transferee of, any such Person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.

“Permitted Free Writing Prospectus” shall have the meaning set forth in Section 22.

“Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

“Primary Shares” means at any time authorized but unissued shares of Common Stock.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Shares” means the Restricted Shares held by the Investors.

“Registration Statement” means the registration statement required to be filed pursuant to Section 2 hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, and all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.

“Requisite Investors” means any Investor or group of Investors who hold at least 40% of the Registrable Shares at such time.

“Requisite Sale Investors” means with respect to any particular sale or offering, any Investor or group of Investors who hold at least 40% of the Registrable Shares participating in such applicable sale or offering.

“Restated Certificate” means the Restated Certificate of Incorporation of the Corporation dated as of or about the date hereof, as may be amended from time to time.

“Restricted Shares” means shares of Common Stock, shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of shares of Common Stock, and shares of Common Stock issuable upon exercise, exchange or conversion of any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock (including exercised or unexercised warrants for or convertible preferred stock or convertible debt securities in each case for preferred stock or Common Stock). As to any particular Restricted Shares held by an Investor, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) all such shares of Common Stock have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) all such shares of Common Stock are eligible to be sold or distributed pursuant to Rule 144(k) in a single transaction by such Investor without limitation and without volume restrictions, or (iii) they shall have ceased to be outstanding.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (including, without limitation, Rule 144A).

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated as of September 25, 2006, among the Corporation and the Investors, as the same may be modified, supplemented or amended from time to time.

Trading Day” means a day on which the Common Stock is trading on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the OTC Bulletin Board.

“Warrants” means the warrants to purchase Common Stock of the Corporation issued pursuant to the Securities Purchase Agreement, as they may be amended from time to time.

Section 2. Mandatory Registration.

(a) On or prior to the Filing Date, the Corporation shall prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers or sales of the Registrable Shares, for such other means of distribution of Registrable Shares as the Investors may specify. The Registration Statement required hereunder shall be on Form S-3 (except if the Corporation is not then eligible to register for resale the Registrable Shares on Form S-3, in which case the Registration Statement shall be on another appropriate form in accordance herewith). The Registration Statement required hereunder shall contain (except if otherwise directed by the Investors) the “Plan of Distribution” attached hereto as Annex A. Each Investor agrees to furnish to the Corporation a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than five (5) Trading Days prior to the Filing Date. The Corporation shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act (unless it becomes effective automatically upon filing) as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until such date when there are no longer any Registrable Shares outstanding (the “Effectiveness Period”). The Corporation shall telephonically request effectiveness of the Registration Statement (unless it becomes effective automatically upon filing) as of 5:00 pm Eastern Time on a Trading Day. The Corporation shall promptly notify the

Investors via facsimile or email of the effectiveness of a Registration Statement on the same Trading Day that the Corporation telephonically confirms effectiveness with the Commission (if possible, otherwise as soon as practicable on the following Trading Day), which shall be the date requested for effectiveness of a Registration Statement (the “Effective Date”), unless the Registration Statement becomes automatically effective upon filing, in which case the “Effective Date” shall be the date on which the Registration Statement was filed. The Corporation shall, by 9:30 am Eastern Time on the Trading Day after the Effective Date, file a Rule 424(b) prospectus with the Commission.

(b) If: (i) the Registration Statement is not filed on or prior to the Filing Date (if the Corporation files the Registration Statement without affording the Investors the opportunity to review and comment on the same as required by Section 5(b), the Corporation shall not be deemed to have satisfied this clause (i)); or (ii) the Registration Statement does not become automatically effective or is not declared effective by the Commission on or before the Effectiveness Date or (iii) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Shares for which it is required to be effective, or the Investors are not permitted to utilize the Prospectus therein to resell such Registrable Shares in either event for 45 consecutive calendar days or for more than an aggregate of 90 calendar days during any 12-month period (which need not be consecutive Trading Days); provided, no suspension period may begin until at least five (5) days have passed since any previous 45 consecutive calendar day suspension period (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (ii) the date on which such breach occurs, and for purposes of clause (iii) the date on which such 45 or 90 calendar day period, as applicable, is exceeded, being referred to as an “Event Date”), then in addition to any other rights or remedies the Investors may have hereunder or under applicable law, Investors shall have the rights set forth in Section 9(e) of the Restated Certificate, Section 4(c) of the Warrants and each holder of Registrable Shares that are shares of Common Stock shall have the right to be issued by the Corporation, on each ninety (90) day anniversary of the Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured with respect to each such share of Common Stock, a fractional share of Common Stock calculated by dividing (x) the decrease in the Conversion Price (as defined in the Restated Certificate) of a Series A Preferred Share (as defined in the Restated Certificate) as a result of the same Event pursuant to Section 9(e) of Article IV of the Restated Certificate for the same period by (y) $7.46 (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event after the date hereof). In no event will the holder of Series A Preferred Shares or Warrants be entitled to receive a cash settlement or other consideration in lieu of the adjustments, rights and remedies provided in this Section 2(b) in respect of any Event with respect to the Series A Preferred Shares or Warrants so held (and not with respect to other equity securities that may be held by such holder).

(c) In the event that, in the reasonable judgment of the Corporation, it is advisable to suspend use of a Registration Statement or Prospectus therein due to pending material developments or other events that have not yet been publicly disclosed and as to which the Corporation believes public disclosure would be detrimental to the Corporation, the Corporation shall notify all holders of Registrable Shares to such effect, and, upon receipt of such notice, each of the holders of Registrable Shares shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement and/or Prospectus until each of such holders has received copies of a supplemented or amended prospectus or until the holders are advised in writing by the Corporation that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary herein, the Corporation shall not exercise its rights under the preceding sentence to suspend sales of Registrable Shares for a period in excess of 45 consecutive calendar days or for more than an aggregate of 90 calendar days during any 12-month period (which need not be consecutive Trading Days); provided, no suspension period may begin until at least five (5) days have passed since any previous 45 consecutive calendar day suspension period.

Section 3. Piggyback Registration.

Anything contained in Section 2 to the contrary notwithstanding, if, at any time the Corporation proposes for any reason to register Primary Shares or Other Shares under the Securities Act whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)) in an underwritten offering, the Corporation shall give written notice to the Investors of its intention to so register such Primary Shares or Other Shares at least 30 days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Corporation within 20 days after delivery of any such notice by the Corporation, of any of the Investors to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration and the Person owning such Registrable Shares), the Corporation shall use its reasonable best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Corporation, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be as follows:

(i) If the registration is of Primary Shares undertaken for the Corporation’s account:

(A) first, the Primary Shares;

(B) second, the Registrable Shares and any shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders set forth in the Registration Rights Agreement dated on or about December 16, 2005 by and among the Company and the parties thereto (the “Founders Registration Rights Agreement”) (or, if necessary, such Registrable Shares and other registrable shares pro rata among the holders thereof based upon the number of Registrable Shares and other registrable shares requested to be registered by each such holder); and

(C) third, the Other Shares; and

(ii) If the registration is a “demand” registration undertaken at the demand of Persons other than the holders of Registrable Shares pursuant to Section 2.1 of the Founders Registration Rights Agreement or that have been granted after the date hereof as permitted hereunder:

(A) first, the shares of Common Stock for the account of the demanding Persons pursuant to Section 2.1 of the Founders Registration Rights Agreement, and Registrable Shares pursuant to Section 3 hereof (or, if necessary, such Registrable Shares and other registrable shares pro rata among the holders thereof based upon the number of Registrable Shares and other registrable shares requested to be registered by each such holder);

(B) second, the Primary Shares;

(C) third, the Other Shares.

Section 4. Holdback Agreement.

If the Corporation at any time pursuant to Section 2 shall register under the Securities Act Registrable Shares for sale to the public pursuant to an underwritten offering, the Corporation shall not, without the prior written consent of the Requisite Sale Investors, effect any public sale or distribution of the Corporation’s equity securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such equity securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than ten (10) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 90 days after the effective date of such registration statement.

Section 5. Preparation and Filing.

If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

(a) use its reasonable best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective until all of such Registrable Shares have been disposed of;

(b) furnish, at least two (2) business days before filing of the Registration Statement or other registration statement that registers such Registrable Shares, the Prospectus or other prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to the Investors, one counsel selected by the holders of Registrable Shares (which counsel shall initially be O’Melveny & Myers LLP until such time as notice otherwise given in writing by the Requisite Investors) requesting such registration (the “Investors’ Counsel”), and any other counsel of such holders copies of all such documents proposed to be filed which documents shall be subject to review thereof (it being understood that such two-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such holders, the Investors’ Counsel and such other counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances). The Corporation shall not file the Registration Statement or any such Prospectus, or any other registration statements or prospectuses hereunder or any amendments or supplements thereto to which the Requisite Investors reasonably object in good faith as to the adequacy of such Registration Statement or any such Prospectus or the compliance of such document with applicable laws;

(c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to ensure the inclusion of all Registrable Shares in such applicable registration statement and/or prospectus and as may be necessary to keep such registration statement effective until all of such Registrable Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares; cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto;

(d) notify in writing the holders of Registrable Shares participating in such registration, their counsel and the Investors’ Counsel (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (iv) of the existence of any fact or the happening of any event that causes the Corporation to become an “ineligible issuer,” as defined in Rule 405;

(e) use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the holders; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

(f) use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest practicable moment;

(g) furnish to the Investors such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(h) without limiting subsection (e) above, use its reasonable best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Investors holding such Registrable Shares to consummate the disposition of such Registrable Shares;

(i) notify the Investors holding such Registrable Shares immediately at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Investors prepare and furnish to such Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j) make available upon reasonable notice and during normal business hours, for inspection by the Investors holding such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investors or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors, employees, counsel and independent certified public accountants to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (iii) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates or (iv) such disclosure is required to be made under applicable law;

(k) if requested by one or more Requisite Sale Investors, (i) engage one or more nationally recognized firms of investment bankers reasonably acceptable to the Corporation and selected by the Requisite Sale Investors, to act as lead managing underwriter or underwriters on a “firm commitment” basis in connection with such offering and shall select any additional investment bankers and managers to be used in connection with such offering and (ii) enter into an underwriting agreement with such applicable underwriters which agreement shall include terms and provisions customary for transactions of this type, including representations and warranties, closing conditions, covenants and indemnification (as set forth in Section 7 hereof); in such event, the right of any holder of Registrable Shares to include its Registrable Shares in such registration or prospectus supplement, as applicable, shall be conditioned upon such holder’s participation in such underwriting and the willingness of such holder to execute the underwriting agreement, or designate a nominee to execute the underwriting agreement, as a selling stockholder, provided no holder of Registrable Shares included in such underwritten offering shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Shares, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such registration statement or prospectus supplement, as applicable;

(l) if necessary, use its reasonable best efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters and deliver such letters to any applicable underwriters;

(m) use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form and deliver such opinions to any applicable underwriters;

(n) issue and deliver customary officer’s and other closing certificates to any applicable underwriters;

(o) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

(p) promptly issue to any underwriter to which the Investors holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(q) list such Registrable Shares on any national securities exchange (including the New York Stock Exchange, American Stock Exchange and the Nasdaq Stock Exchange) on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its reasonable best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the “NASD”), or such other national securities exchange as the Requisite Sale Investors shall reasonably request; provided, in no event with the holder of Series A Preferred Shares or Warrants be entitled to receive a cash settlement or other consideration in lieu of the adjustments provided in Section 9(e) of the Restated Certificate or Section 4(c) of the Warrants with respect to a default as to the foregoing with respect to the Series A Preferred Shares or Warrants so held (and not with respect to other equity securities that may be held by the Holder);

(r) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earning statements meeting the requirements of Section 11(a) of the Securities Act or Rule 158 thereunder covering a period of 12 months beginning within three months after the effective date of the subject registration statement;

(s) if requested by a selling holder of Registrable Shares, the Corporation shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such holder reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement reasonably requested by such holder;

(t) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby;

(u) if an Investor is or is to be identified by the Commission or the NASD as an “underwriter”, at the request of such Investor, the Corporation shall (A) furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as such Investor may reasonably request (i) a letter, dated such date, from the Corporation’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Corporation for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors, and (B) permit such Investor to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Corporation in writing, which in the reasonable judgment of such holder and its counsel should be included, subject to review by the Corporation and their counsel after consultation with such holder. Notwithstanding anything herein to the contrary, no Investor shall be designated as an “underwriter” by the Corporation in any Registration Statement without the consent of such Investor; and

(v) in connection with the due diligence efforts of any Investor who is or is to be identified as an “underwriter,” the Corporation shall make available for inspection during business hours and upon reasonable advance request by (i) any Investor, (ii) counsel for such Investor and (iii) one firm of accountants or other agents retained by such Investor (collectively, the “Deemed Underwriter Inspectors”), all Records, as shall be reasonably deemed necessary by each Deemed Underwriter Inspector, and cause the Corporation’s officers, directors and employees to supply all information which any Deemed Underwriter Inspector may reasonably request.

The Corporation shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Corporation to use any Free Writing Prospectus in connection with the Registration Statement covering Registrable Shares, without the prior written consent of the Requisite Sale Investors which consent shall not be unreasonably withheld or delayed. Any consent to the use of a Free Writing Prospectus included in an underwriting agreement to which the Requisite Sale Investors are parties shall be deemed to satisfy the requirement for such consent. Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 5(i) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(i) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 6. Expenses.

All expenses incurred by the Corporation, and all expenses separately incurred by the Investors (up to $500,000 in the aggregate for the expenses separately incurred by the Investors), in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Shares, including, without limitation, all registration and filing fees (including all filing fees incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation’s counsel and accountants and fees and expenses of the Investors’ Counsel, up to a maximum of $200,000 in the aggregate for the Investors’ Counsel per registration and underwriting, as applicable, shall be paid by the Corporation, including all underwriting fees and expenses (including legal expenses and expenses of the Corporation’s other advisors); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of such Registrable Shares and Other Shares sold by each such holder.

Section 7. Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares, each of such holder’s officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable

Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation or relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement, Issuer Free Writing Prospectus or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by the holders of Registrable Shares specifically for use in the preparation thereof or for such holders’ failure to deliver a prospectus, Issuer Free Writing Prospectus or for selling any shares of Common Stock pursuant to such prospectus after the Corporation has provided to such holder written notice of the Corporation’s receipt of a stop order relating to such Registration Statement or for selling any shares of Common Stock pursuant to such prospectus after the holder has received written notice pursuant to Section 2(c).

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally (based on the percentage of all Registrable, Primary and Other Shares included in such registration that were owned by such holder) and not jointly and severally indemnify and hold harmless the Corporation, each director of the Corporation, each employee and advisor of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares, the Affiliates of each of the foregoing, and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or Issuer Free Writing Prospectus or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement, document or Issuer Free Writing Prospectus or for such holders’ failure to deliver a prospectus or Issuer Free Writing Prospectus, or for selling any shares of Common Stock pursuant to such prospectus after the Corporation has provided to such holder written notice of the Corporation’s receipt of a stop order relating to such Registration Statement or for selling any shares of Common Stock pursuant to such prospectus after the holder has received written notice pursuant to Section 2(c); provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. If the indemnifying party assumes the defense of a claim, the indemnified party shall agree to any settlement, compromise or discharge of a claim that the indemnifying party may recommend that has as the sole remedy monetary damages, that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such claim, and that has no finding or admission of any violation of any law or regulation or of the rights of any Person and no effect on any other claims that may be made against the indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto does not take account of the equitable considerations referred to herein. No person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any person.

Section 8. Information by Holder.

The Investors shall furnish to the Corporation such written information regarding the Investors and the distribution proposed by any Investors as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

Section 9. Exchange Act Compliance.

The Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Corporation shall cooperate with the Investors in supplying such information as may be necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144. The Corporation shall cause its counsel to issue a legal opinion to the Corporation’s transfer agent if required by the Corporation’s transfer agent to effect the removal of any legend to the extent that such legend is permitted to be removed in accordance with the terms of Rule 144, this Agreement and the other applicable rules and regulations.

Section 10. No Conflict of Rights; Future Rights.

The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the rights granted to the Investors hereby. If at any time following the date hereof, the Corporation shall grant to any present or future stockholder of the Corporation rights to in any manner cause or participate in any registration statement of the Corporation that, in the judgment of the Requisite Investors, are superior to or conflict with the rights granted to the Investors hereby, such grant shall be null, void and ultra vires. Notwithstanding anything to the contrary in this Section 10, the Company may, without the further consent of any other party hereto, amend Annex I hereto upon delivery of a counterpart signature page by any party, or an Affiliate or assignee thereof, who receives shares of Common Stock pursuant to Section 2.13 of the SB Merger Agreement (as defined in the Securities Purchase Agreement) to add such party as an “Investor” hereunder.

Section 11. Termination.

This Agreement shall terminate and be of no further force or effect following the expiration of the Effectiveness Period, except for Sections 2(b), 6 and 7 hereof.

Section 12. Benefits of Agreement; Third Party Beneficiaries.

Except as provided herein, this Agreement shall bind and inure to the benefit of the Corporation, the Investors and subject to Section 13, the respective successors and permitted assigns of the Corporation and the Investors.

Section 13. Assignment.

Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits and liabilities of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto. The Corporation may not assign any rights hereunder without the consent of the Requisite Investors.

Section 14. Entire Agreement.

This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 15. Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, electronic transmission, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i) if to the Corporation, to:

Smart Balance, Inc.

(F/K/A Boulder Specialty Brands, Inc.)

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Telephone: (303) 682-1978

Facsimile:

Email:

Attention: Robert S. Gluck

with a copy to:

Davis & Kuelthau, S.C.

111 East Kilbourn Ave. Suite 1400

Milwaukee, WI 53202-6613

Telephone: (414) 225-1434

Facsimile: (414) 278-3634

Email: nmatar@dkattorneys.com

Attention. Norman Matar, Esq.

and

Ellenoff Grossman & Schole LLP

370 Lexington Avenue, 19th Floor

New York, NY 10017

Telephone: (212) 370-1300

Facsimile: (212) 370-7889

Email: ellenoff@egsllp.com

Attention: Douglas S. Ellenoff, Esq

(ii) if to the Investors, to their respective addresses set forth on Annex 1 hereto.

(iii) if to the Investor’s Counsel, to

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Telephone: 212-326-2000

Facsimile: 212-326-2061

Attn: Ilan S. Nissan, Esq.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of email, upon receipt of acknowledgement of receipt (d) in the case of mailing, on the fifth business day after the posting thereof.

Section 16. Modifications; Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended except pursuant to a writing signed by the Corporation and Investors holding at least a majority of all Registrable Shares then outstanding. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver; provided, however, that the holders of a majority of all then outstanding Registrable Shares may grant a waiver on behalf of all Investors. Notwithstanding anything to the contrary in this Section 16, (a) no such modification, amendment or waiver shall reduce the percentage of Registrable Shares required to amend or modify this Agreement or the percentage of Registrable Shares required to waive the obligations of the Corporation or the rights of the Investors hereunder, and (b) any such modification, amendment or waiver that materially and adversely affects any Investor with respect to the rights or obligations in respect of such Investor’s Registrable Shares in a manner disproportionate to how it materially and adversely affects the rights or obligations in respect of Registrable Shares of other Investors shall not be effective without the prior written consent of such holder.

Section 17. Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 18. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 19. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 20. Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 21. Independent Nature of Investor’ Obligations and Rights.

The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of this Agreement. The Corporation has elected to provide all Investors with the same terms herein for the convenience of the Corporation and not because it was required or requested to do so by the Investors.

Section 22. Free Writing Prospectus. Each Investor represents that it has not prepared or had prepared on its behalf or used or referred to or distributed, and agrees that it will not prepare or have prepared on its behalf or use or refer to or, except as contemplated by this Agreement, distribute, any Free Writing Prospectus with respect to the sale of its Registrable Shares pursuant to the Registration Statement, in each case, without the prior written consent of the Corporation not to be unnecessarily withheld and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by the Corporation and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Corporation represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SMART BALANCE, INC.

(F/K/A BOULDER SPECIALTY BRANDS, INC.)

By:
Name:
Title:

INVESTOR:

By:
Name:

ANNEX A

Plan of Distribution

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each selling stockholder as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by a selling stockholder will decrease as and when it effects any such transfers. The plan of distribution for the selling stockholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholders may also make sales in negotiated transactions. The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•

on the New York Stock Exchange, American Stock Exchange, Nasdaq Capital Market or Nasdaq Global Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with distributions of the shares or otherwise, the selling stockholders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short after the effective date of the registration statement of which this prospectus forms a part and redeliver the shares to close out such short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the selling stockholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods. The selling stockholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus. The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from to time under this prospectus; provided however in the event of a pledge or then default on a secured obligation by the selling stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling stockholders to include the pledgee, secured party or other successors in interest of the selling stockholder under this prospectus.

The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information concerning the issuer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding certain limitations. Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus.

The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

NASD Notice to Members 88-101 states that in the event a selling stockholder intends to sell any of the shares registered for resale in this registration statement through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance department of the NASD and disclosing to the NASD the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling stockholders shares are and will be held, including location of the particular accounts;

•

whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling stockholders, including details regarding any such transactions; and

•

in the event any of the securities offered by the selling stockholders are sold, transferred, assigned or hypothecated by any selling stockholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

The Corporation has advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

The Corporation is required to pay all of the Corporation’s fees and expenses incident to the registration of the shares as well as certain of the expenses of the selling stockholders.

The Corporation has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

ANNEX B

Name of Selling Stockholder

A. SMART BALANCE, INC. (F/K/A BOULDER SPECIALTY BRANDS, INC.)

QUESTIONNAIRE FOR SELLING STOCKHOLDERS

SENT ON: [                    ], 200

PLEASE RETURN BY: [                    ], 200

This Questionnaire is being furnished to all selling stockholders of Smart Balance, Inc. (F/K/A Boulder Specialty Brands, Inc.), a Delaware corporation (the “Company”), and relates to certain information required to be disclosed in the registration statement (the “Registration Statement”) being prepared on behalf of you and the Company for filing with the United States Securities and Exchange Commission (the “SEC”).

Selling stockholders of the Company may be personally liable under the federal securities laws of the United States if the Registration Statement contains any statement which is false or misleading as to any material fact or omits to state any material fact necessary in order to make the statements therein not false or misleading.

Your careful completion of this Questionnaire will help ensure that the Registration Statement will be complete and accurate. Careful consideration of the instructions and definitions contained in the endnotes to various items is essential to an understanding of the questions.

PLEASE PROVIDE A RESPONSE TO EVERY QUESTION, indicating “None” or “Not Applicable” where appropriate. Please complete, sign, and fax one copy of this Questionnaire NO LATER THAN [            ], 200   to:

[                    ]

Unless stated otherwise, answers should be given as of the date you complete this Questionnaire. However, it is your responsibility to inform us of any changes that may occur to your situation between the date you complete the Questionnaire and the effective date of the Registration Statement. If there is any situation about which you have any doubt, please give relevant facts so that the information may be reviewed.

QUESTIONNAIRE

STOCK OWNERSHIP

Item 1. Beneficial Ownership.

a. Deemed Beneficial Ownership. Please state the amount of securities of the Company you own as of [            ], 200  , assuming, if applicable, the conversion of your shares of Preferred Stock into, and exercise of warrants for, shares of Common Stock. (If none, please so state in each case.)

Amount Beneficially Owned[1]	Number of Shares of Common Stock Owned (on an as-converted basis, as applicable)

Total Shares:

Of such shares:

Shares as to which you have sole voting power:

Shares as to which you have shared voting power:

Shares as to which you have sole investment power:

Shares as to which you have shared investment power:

Please state the number of shares owned by family members, trusts and other organizations with which you have a relationship, and any other shares of which you may be deemed to be the “beneficial owner”[1]:

Total Shares:

Of such shares:

Shares as to which you have sole voting power:

Shares as to which you have shared voting power:

Shares as to which you have sole investment power:

Shares as to which you have shared investment power:

Shares which you will have a right to acquire before [date 60 days from expected filing date], through the exercise of options, warrants or otherwise:

Shares of Common Stock you intend to offer for sale pursuant to the Registration Statement:

Shares of Common Stock that you will hold after the offering for sale of Common Stock that is the subject of the Registration Statement:

Do you have any present plans to exercise options or otherwise acquire, dispose of or transfer shares of Common Stock (on an as-converted basis) of the Company between the date you complete this Questionnaire and [date 60 days from expected filing date]?

Answer:

If so, please describe.

b. Pledged Securities. If any of such securities have been pledged or otherwise deposited as collateral or are the subject matter of any voting trust or other similar agreement or of any contract providing for the sale or other disposition of such securities, please give the details thereof.

Answer:

c. Disclaimer of Beneficial Ownership. Do you wish to disclaim beneficial ownership1 of any of the shares reported in response to Item 1(a)?

Answer:

If the answer is “Yes”, please furnish the following information with respect to the person or persons who should be shown as the beneficial owner(s)1 of the shares in question.

Name and Address of Actual Beneficial Owner	Relationship of Such Person To You	Number of Shares Beneficially Owned

Item 2. Major Shareholders. Please state below the names of persons or groups known by you to own beneficially1 more than 5% of the Company’s Common Stock.

Answer:

Item 3. Change of Control. Do you know of any contractual arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company?

Answer:

Item 4. Relationship with the Company. Please state the nature of any position, office or other material relationship you have, or have had within the past three years, with the Company or its affiliates.

Name	Nature of Relationship

Item 5. Correct Name. Please confirm that your name or your organization’s name, as it appears on the signature page to this Questionnaire, is exactly as it should appear in the “Principal and Selling Stockholder” section of the Registration Statement:

Yes, this name is correct.

No, the correct name should be:

SIGNATURE

If at any time any of the information set forth in my responses to this Questionnaire has changed due to passage of time, or any development occurs which requires a change in any of my answers, or has for any other reason become incorrect, I agree immediately to furnish to the individual to whom a copy of this Questionnaire is to be sent, as indicated and at the address shown on the first page hereof, any necessary or appropriate correcting information. Otherwise, the Company is to understand that the above information continues to be, to the best of my knowledge, information and belief, complete and correct.

I understand that the information that I am furnishing to you herein will be used by the Company in the preparation of its Registration Statement on Form S-[1] and hereby consent to the inclusion of such information in the Registration Statement.

Name of Stockholder:

Date: , 200	Signature:

Print Name:

Title (if applicable):

Address:

Street

City State Zip Code

Telephone Number

Facsimile Number

ENDNOTE

1.	Beneficial Ownership. You are the beneficial owner of a security, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share: (1) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. You are also the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

You are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within sixty days including, but not limited to, any right to acquire such security (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, or (c) pursuant to the automatic termination of, or the power to revoke a trust, discretionary account, or similar arrangement.

Ordinarily, shares held in the name of your spouse or minor child should be considered as beneficially owned by you absent special circumstances to indicate that you do not have, as a practical matter, voting power or investment power over such shares. Similarly, absent countervailing facts, securities held in the name of relatives who share your home are to be reported as being beneficially owned by you. In addition, securities held for your benefit in the name of others, such as nominees, trustees and other fiduciaries, securities held by a partnership of which you are a partner, and securities held by a corporation controlled by you should be regarded as beneficially owned by you.

This definition of beneficial ownership is very broad; therefore, even through you may not actually have or share voting or investment power with respect to securities owned by persons in your family or living in your home, you should include such shares in your beneficial ownership disclosure and may then disclaim beneficial ownership of such securities. Please note, however, that shares in which you have an economic interest but over which you have no voting or investment control (for example, shares in a trust of which you are the beneficiary but not the trustee) are not deemed beneficially owned by you for the purposes of this questionnaire.

ANNEX E

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SMART BALANCE, INC.

(F/K/A BOULDER SPECIALTY BRANDS, INC.)

a Delaware corporation

STOCK SUBSCRIPTION WARRANT

                    , 200

THIS CERTIFIES that, for value received, [            ] or assigns (the “Holder”), shall be entitled to subscribe for and purchase from Smart Balance, Inc. (F/K/A Boulder Specialty Brands, Inc.), a Delaware corporation (the “Company”), such number of shares (the “Warrant Shares”) of Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”), into which the shares of Series A Preferred Stock, $0.0001 par value per share, of the Company (the “Series A Preferred Shares”), issued to and held by the Holder as of the date hereof may be converted (without taking into account any restrictions on conversion set forth in Section 9(l) of the Restated Certificate) pursuant to the terms of the Company’s Restated Certificate of Incorporation (the “Restated Certificate”), immediately prior to the redemption of such Series A Preferred Shares on the Redemption Date (as defined in the Restated Certificate) applicable to such Series A Preferred Shares regardless of whether the Series A Preferred Shares are then owned by the Holder, at the Exercise Price (as defined in Section 2 hereof), during the Exercise Period (as defined in Section 1 hereof), pursuant to the terms and subject to the conditions hereof. The Warrant Shares shall also be subject to adjustment pursuant to Section 4 and Section 5 hereof.

Section 1. Exercise Period.

This Warrant may be exercised by the Holder (A) in full, on or after the Redemption Date, to the extent all of the Series A Preferred Shares issued to and held by the Holder as of the date hereof have been redeemed as of such Redemption Date, for all of the Warrant Shares, or (B) in part, on or after each applicable Redemption Date, to the extent less than all of the Series A Preferred Shares issued to and held by the Holder as of the date hereof have been redeemed as of such Redemption Date in which case this Warrant shall be exercisable only with respect to such number of Warrant Shares into which such Series A Preferred Shares that are redeemed on such applicable Redemption Date may be converted pursuant to the Restated Certificate (without taking into account any restrictions on conversion set forth in Section 9(l) of the Restated Certificate) as of such Redemption Date. This Warrant shall be exercisable with respect to any particular Warrant Shares until the later of (i) ten (10) years from the date hereof or (ii) five (5) years from the date that the Holder is first entitled to exercise this Warrant (based upon the applicable Redemption Date applicable to such particular Warrant Shares) to purchase such particular Warrant Shares (such period being herein referred to as the “Exercise Period”).

Section 2. Exercise Price.

The exercise price (the “Exercise Price”) at any time for each Warrant Share shall be equal to the Conversion Price (as defined in the Restated Certificate) at which the Series A Preferred Shares may be converted into shares of Common Stock pursuant to the terms of the Restated Certificate as of such applicable Redemption Date, which as of the date hereof shall be $9.00, subject to adjustment pursuant to Section 4 and Section 5 hereof.

Section 3. Exercise of Warrant; Warrant Shares; Limitations on Exercise.

(a) This Warrant may be exercised, in whole or in any part, by (i) delivery to the Company of a notice of election to exercise this Warrant (or part thereof) in the form of Exhibit A attached hereto (or at such other agency or office of the Company in the United States of America as it may designate by notice in writing to the Holder at the address of the Holder), and (ii) payment to the Company of the aggregate Exercise Price within three (3) Trading Days of the date said notice of election is delivered to the Company (A) by cash, wire transfer funds or check or (B) in accordance with the procedures set forth in Section 3(b) below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final notice of exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any notice of exercise form within two (2) business days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. “Trading Day” means a day on which the Common Stock is trading on a Trading Market. “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the OTC Bulletin Board.

(b) In lieu of exercising this Warrant for cash, wire transfer funds or check, the Holder may elect to receive, without payment by the Holder of any additional consideration, a number of shares of Common Stock equal to “X”, computed using the formula set forth below, by surrender of this Warrant in accordance with Section 3(a) hereof together with notice of such election, in which event the Company shall issue to the Holder such number of shares of Common Stock:

	X	=	Y(A-B)
A
Where:	X	=	The number of shares of Common Stock to be issued to the Holder pursuant to this election;

	Y	=	The number of Warrant Shares in respect of which this election is made;

	A	=	The Fair Market Value (the “Fair Market Value”) of one share of Common Stock; and

	B	=	The Exercise Price (as adjusted to the date of the issuance).

For purposes of this Section 3(b), the Fair Market Value as of a particular date shall be determined as follows: (i) if shares of Common Stock are traded on a securities exchange (including the New York Stock Exchange, American Stock Exchange and the NASDAQ Stock Exchange) or through the NASDAQ Global Market or Capital Market or other over-the-counter market, the Fair Market Value shall be deemed to be the average of the closing sales prices of such shares on such exchange over the thirty (30) day period ending three (3) days prior to the exercise of this election; or (ii) if no public market exists for the shares of Common Stock, the Fair Market Value shall (subject to the Holder’s right to dispute such valuation as described below) be determined in good faith by the Board of Directors of the Company. If the Holder disagrees with the Board of Directors’ determination of the Fair Market Value pursuant to clause (ii) above, the Holder may submit a notice of disagreement to the Company. During the three (3) business days immediately following the Company’s receipt of such notice, the Holder and the Company shall negotiate in good faith to determine a mutually agreeable Fair Market Value. If the parties remain unable to reach agreement after such period, they shall engage one of the “Big 4” accounting firms reasonably acceptable to each such party to resolve such dispute (the “Valuation Firm”). Each of the Holder and the Company shall provide (at each’s own expense) the Valuation Firm with copies of any documents, analyses or other information within its possession or control that the Valuation Firm reasonably requests in order to resolve such dispute. The Valuation Firm shall determine the Fair Market Value as soon as practicable after its engagement to resolve the dispute using customary valuation techniques for other companies or businesses in the same or similar industries as the Company (and shall not apply any discount due to the fact that the Common Stock may constitute “restricted securities”, may be illiquid or represent a minority interest in the Company). The Valuation’s Firm’s determination of the Fair Market Value shall be binding on the Holder and the Company, and not subject to challenge or collateral attack for any reason. The Company shall pay all fees, costs and expenses of the Valuation Firm in connection with its engagement to resolve such dispute (the “Valuation Cost”); provided, however, that if the Valuation’s Firm’s determination of the Fair Market Value is in excess of 50% lower than the Holder’s proposed Fair Market Value, then the fees and expenses of the Valuation Firm shall be shared in the same proportion that the Company’s position, on the one hand, and the Holder’s position, on the other hand, initially presented to the Valuation Firm (based on the aggregate of all differences taken as a whole) bear to the final resolution as determined by the Valuation Firm. If the Warrant is exercised as provided in this Section 3(b), the parties hereto shall treat such exercise as a recapitalization pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, for all tax purposes.

(c) Upon the exercise of this Warrant, the Company (unless otherwise requested by the Holder) will issue fractional shares of its Common Stock, and shall not distribute cash in lieu of such fractional shares. If requested by the Holder, in lieu of any fractional shares of Common Stock which would otherwise be issuable upon the exercise of this Warrant, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Fair Market Value of a share of Common Stock multiplied by such fractional interest.

(d) Notwithstanding the terms of this Section 3, if (i) the Holder has not elected to exercise this Warrant prior to the end of the Exercise Period pursuant to the terms hereof (the “Termination”), and (ii) the Exercise Price for one Warrant Share is less than the Fair Market Value of one share of Common Stock upon such Termination, then (unless notice to the contrary is provided by the Holder), this Warrant shall be deemed automatically exercised as to the maximum number of Warrant Shares for which this Warrant is then exercisable, immediately prior to such Termination, without any action by the Holder with such exercise to be effected pursuant to Section 3(b).

(e) Each date on which this Warrant is surrendered and on which payment of the Exercise Price is made is referred to herein as an “Exercise Date”. Simultaneously with each exercise, the Company shall issue and deliver a certificate or certificates for the Warrant Shares being purchased pursuant to such exercise, registered in the name of the Holder or the Holder’s designee, to such Holder or designee, as the case may be. If such exercise shall not have been for the full number of the Warrant Shares, then the Company shall issue and deliver to the Holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Shares that remain after exercise of the Warrant.

(f) The person or entity in whose name any certificate for shares of Common Stock is issued upon any exercise shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date, except that if the Exercise Date is a date on which the stock transfer books of the Company are closed, such person or entity shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon exercise of all or any part of this Warrant.

(g) Notwithstanding anything to the contrary herein, if the Holder has elected pursuant to the Securities Purchase Agreement (as hereinafter defined) to be subject to this Section 3(g), the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such person or entity (together with such person’s or entity’s affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person or entity and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of the preceding sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such person or entity or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person or entity or any of its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB or Form 8-K, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any holder, the Company shall within one business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 3(g) may be either (i) decreased or increased at any time by the Holder at the election of the Holder to apply at any percentage between 4.99% and 9.99% instead of 9.99% or (ii) waived in whole or in part permanently or temporarily at any time by the Holder at the election of the Holder, in the case of each of clauses (i) or (ii), upon not less than 65 days’ prior notice to the Company, and the provisions of this Section 3(g) shall not be modified or waived until such 65th day (or such later date, as determined by the Holder, as may be specified in such notice of modification or waiver).

Section 4. Representations, Warranties and Covenants as to Common Stock.

(a) The Company represents and warrants to the Holder that (i) all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance and payment therefor, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges created by the Company with respect to the issue thereof and (ii) the issuance of this Warrant, the shares of Common Stock issuable hereunder and the other transactions contemplated hereunder do not require the consent of any person or entity and do not and shall not conflict, result in a default under or violate the terms of any agreement, contract, document, instrument or obligation which may be binding upon the Company or any of its subsidiaries. The Company covenants to the Holder that it will from time to time take all such action as may be required to assure that the stated or par value per share of the Common Stock is at all times no greater than the then effective Exercise Price. The Company further covenants and agrees that it will take all such action as may be required to assure that the Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant. If any shares of Common Stock reserved for the purpose of issuance upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(b) The initial Exercise Price for the Warrant Shares was established based upon the Company’s representation and warranty in the Securities Purchase Agreement, dated as of September 25, 2006 among the Company, the Holder and the other parties thereto (the “Securities Purchase Agreement”), that immediately after the Closing (as defined in the Securities Purchase Agreement) the aggregate Warrants issued pursuant to the Securities Purchase Agreement, shall represent (on an as exercised basis), at least 22.2508% of the Company’s Common Stock (calculated on a fully diluted basis, assuming the Redemption Date (as defined in the Restated Certificate) with respect to all the Series A Preferred Shares occurred immediately after the Closing and all Series A Preferred Shares had been redeemed (and assuming solely for purposes of this calculation that each Series A Preferred Share is redeemed for its Series A Purchase Price (as defined in the Restated Certificate)), and including as outstanding securities, shares of Common Stock authorized or reserved under the Company’s warrants, 9,650,000 shares of Common Stock authorized or reserved for issuance upon the exercise of options, convertible securities or grants of restricted stock to be issued pursuant to an option or incentive plan approved by the Board of Directors of the Company, and treating all outstanding securities of the Company that are convertible into or exercisable or exchangeable for, shares of Common Stock, as the maximum number of shares of Common Stock issuable with respect to such securities at any time on or after the date of the Restated Certificate and excluding from this calculation shares that may be issued pursuant to Section 2.13 of the SB Merger Agreement (as defined in the Securities Purchase Agreement)). If such representation and warranty is determined after the Redemption Date to be untrue or incorrect, then the Exercise Price as of the date hereof shall be reduced (but not increased) pro rata by an amount such that the shares of Common Stock issuable upon the exercise of this Warrant and such other warrants issued on the date hereof was equal to 22.2508% of the Company’s capital stock as of such date calculated as described in the immediately preceding sentence.

(c) In the event that, as of any Redemption Date, (each of the events set forth in (i) and (ii) a “Default”) (i) the Company has not filed to list or listed its Common Stock on Nasdaq’s Global Market or Capital Market or the American Stock Exchange (as required pursuant to Section 4.13 of the Securities Purchase Agreement), or (ii) of the occurrence of an Event (as defined in the Registration Rights Agreement dated on or about the date hereof by and among the Company and the parties named therein (as may be modified, supplemented or amended from time to time, the “Registration Rights Agreement”)), then in addition to any other rights or remedies, on or after such Redemption Date on each ninety (90) day anniversary of the date of the occurrence of the Default (if the applicable Default shall not have been cured by such date) until the applicable Default is cured, the Exercise Price (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) shall be reduced by one percent (1.0%) of the Exercise Price as in effect as of the time of Default up to a maximum total reduction of nine percent (9.0%) in the aggregate. Notwithstanding anything in this Section 4(c) to the contrary, the reduction of the Exercise Price shall, regardless of the number of Defaults (A) be limited to nine percent (9.0%) in the aggregate, including any adjustment to the Conversion Price which has occurred pursuant to the Restated Certificate, and (B) shall at no time be reduced by more than one percent (1.0%) during any ninety (90) day period. In no event will the holder be entitled to receive a cash settlement or other consideration in lieu of the adjustments, rights and remedies provided in this Section 4(c) in respect of any Default with respect to the Warrants so held (and not with respect to other securities (other than Series A Preferred Shares) that may be held by the Holder).

Section 5. Adjustment of Exercise Price.

The Exercise Price (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) shall be subject to adjustment from time to time as follows:

(a) As used herein, the term “Excluded Stock shall have the meaning ascribed to such term as of the date hereof in the Restated Certificate.

(b) If, at any time after a Redemption Date (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1), the Company shall issue any shares of Common Stock, or options or warrants to purchase or rights to subscribe for Common Stock, or securities by their terms convertible into or exchangeable for such Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, other than Excluded Stock, at a price per share less than either (i) the Exercise Price (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) as of such date or (ii) the Fair Market Value immediately prior to the issuance of such security, then the Exercise Price in effect immediately prior to each such issuance (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) shall forthwith be lowered (subject to the provisions of this Section 5), effective as of the date of such issuance, to a price equal to the lower of either:

(A) the quotient obtained by dividing:

(i) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subsection 5(c)(iii) below) immediately prior to such issuance, multiplied by the Exercise Price (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

(ii) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subsection 5(c)(iii) below) immediately after the issuance of such Common Stock; or

(B) the product obtained by multiplying the Exercise Price in effect immediately prior to such issuance by the quotient obtained by dividing:

(i) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subsection 5(c)(iii) below) immediately prior to such issuance, multiplied the Fair Market Value of one share of Common Stock immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

(ii) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subsection 5(c)(iii) below) immediately after the issuance of such Common Stock multiplied by the Fair Market Value of one share of Common Stock immediately prior to such issuance.

(c) For purposes of any adjustment of the Exercise Price pursuant to this Section 5, the following provisions shall be applicable:

(i) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Company’s Board of Directors, irrespective of any accounting treatment (provided that any dispute as to such fair market value shall be resolved in accordance with the procedures set forth for the determination of Fair Market Value in Section 3(b)).

(iii) In the case of the issuance of (i) options or warrants to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock, or (iii) options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities:

(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or warrants or rights were originally issued and for a consideration equal to the consideration (determined in the manner provided in items (i) and (ii) above), if any, received or receivable by the Company upon the issuance of such options or warrants or rights plus the minimum purchase price provided in such options or warrants or rights for the Common Stock covered thereby;

(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were originally issued or such options or warrants or rights were originally issued and for a consideration equal to the consideration received by the Company for any such securities and related options or warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or warrants or rights (the consideration in each case to be determined in the manner provided in items (i) and (ii) above);

(C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or warrants or rights or conversions of or exchange for such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, warrants, rights or securities not converted prior to such change or options or warrants or rights related to such securities not converted prior to such change, been made upon the basis of such change; and

(D) on the expiration of any such options or warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options or warrants or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, warrants, rights, securities or options or warrants or rights related to such securities, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon exercise of such options or warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or warrants or rights related to such securities and subsequent conversion or exchange thereof.

In any case in which one of the provisions of this Section 5 shall require that adjustments to the Exercise Price shall be made as a result of any one (1) event for which a corresponding adjustment would be made pursuant to another provision in this Section 5, the multiple adjustments shall not be aggregated, and the adjustment that results in the greatest decrease in the Exercise Price shall be the adjustment effected.

(d) If, at any time after the Redemption Date (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1), the number of shares of the Company’s capital stock outstanding is increased by a stock dividend or by a subdivision or split-up of shares, then, following the record date for the determination of holders of capital stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) shall be appropriately decreased and the aggregate number of shares of capital stock issuable on exercise of this Warrant (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) shall be increased in proportion to such increase in outstanding shares. The foregoing provisions shall similarly apply to successive stock dividends, subdivisions or split-ups.

(e) If, at any time after the Redemption Date (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1), the number of shares of capital stock outstanding is decreased by a combination or reverse-split of the outstanding shares, then, following the record date for such combination or reverse-split, the Exercise Price (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) shall be appropriately increased and the aggregate number of shares of capital stock issuable on exercise of this Warrant (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) shall be decreased in proportion to such decrease in outstanding shares. The foregoing provisions shall similarly apply to successive combinations or reverse-splits.

(f) Except in the case of a Liquidation (as defined in the Restated Certificate), in the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company, this Warrant shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such reorganization, reclassification, consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

(g) Upon any adjustment to the Exercise Price (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) under this Warrant (including under Section 4 hereof), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be adjusted to the number obtained by dividing (i) an amount equal to the product of (x) the number of Warrant Shares (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) purchasable hereunder immediately prior to such adjustment multiplied by (y) the Exercise Price (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) immediately prior to such adjustment, by (ii) the Exercise Price (with respect to such Warrant Shares that are exercisable as of such time pursuant to Section 1) immediately after such adjustment. Except pursuant to clause (c)(iii)(D) or clause (e) above, the Exercise Price shall never be increased.

(h) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

(i) The Company shall give prompt notice of any adjustment in the Exercise Price to the Holder hereof, together with supporting documentation.

Section 6. No Stockholder Rights.

This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company (other than any rights pursuant to the Registration Rights Agreement).

Section 7. Restrictions on Transfer.

This Warrant, the Warrant Shares and all rights hereunder are transferable only in accordance with the terms of the Securities Purchase Agreement, in whole or in part, at the agency or office of the Company referred to in Section 3 hereof, by the Holder in person or by a duly authorized representative, upon (i) surrender of this Warrant properly endorsed, and (ii) delivery of a notice of transfer in the form of Exhibit B hereto. Each transferee and holder of this Warrant, by accepting or holding the same, consents that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed, the holder hereof shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; provided, however, that until each such transfer is recorded on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes. The Company shall not assign, pledge or transfer any of its rights hereunder without the prior written consent of the Holder.

Section 8. Lost, Stolen, Mutilated or Destroyed Warrant.

If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon receipt from the Holder of an affidavit of loss or similar instrument and the posting of a bond or such other indemnification or undertaking as the Company shall request (and, in the case of a mutilated Warrant, the accompanying surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

Section 9. Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered mail, postage prepaid, return receipt requested, electronic transmission or via facsimile, addressed as follows:

If to the Company, to:

Smart Balance, Inc.

(F/K/A Boulder Specialty Brands, Inc.)

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Telephone: (303) 682-1978

Attention: Robert S. Gluck

with a copy to:

Davis & Kelthau

111 East Kilbourn Ave. Suite 1400

Milwaukee, WI 53202-6613

Telephone: (414) 225-1498

Attention. Norman Matar, Esq.

and

Ellenoff Grossman & Schole LLP

370 Lexington Avenue, 19th Floor

New York, NY 10017

Telephone: (212) 370-1300

Attention: Douglas S. Ellenoff, Esq.

If to the Holder, to:

[

Fax:

Telephone:

Attention:    .]

with a copy to:

[                    ]

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed, as aforesaid, any such communication shall be deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

Section 10. Governing Law; Jurisdiction and Venue; Waiver of Jury Trial.

This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS WARRANT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE COMPANY IRREVOCABLY SUBMITS TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT.

Section 11. Headings.

The headings of the various sections contained in this Warrant have been inserted for convenience of reference only and should not be deemed to be a part of this Warrant.

Section 12. Notices of Corporate Action.

In the event of: (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, (b) any tender offer, consolidation, merger, sale or transfer of any assets, dividend or other distribution, sale of any subsidiaries of the Company, or issuance or sale of capital stock, in each case, which would constitute a “Liquidation (as such term is defined in the Restated Certificate), (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company which would constitute a “Liquidation” (as such term is defined in the Restated Certificate) or (d) the taking of any vote of securityholders (whether at a meeting or by written action or otherwise) (each, a “Corporate Action”), in each case to the extent such Corporation Action would be consummated after an applicable Redemption Date, the Company will provide 30 days (or in the case of clause (c) 15 days) prior written notice to the Holder specifying the expected date on which any record is to be taken for the purpose of such Corporate Action, together with details thereof, and the date or expected date on which any such Corporate Action is to be consummated; provided, that such notice will be delivered after or concurrent with notice provided to all of the Company’s stockholders to the extent delivery of such notice would otherwise constitute material non-public information. The Company shall not consummate such Corporate Action and will not permit the fixing of a record date with respect thereto, to the extent such Corporation Action would be consummated after the applicable Redemption Date, prior to fourteen (14) calendar days after the date of such notice. If the Holder shall have given notice of any election to exercise this Warrant within such fourteen (14) calendar day period, then any such record date shall not be fixed for a date prior to the full consummation of the issuance or transfer on the books of the Company of all securities to the Holder pursuant to all such exercises in order to permit the Holder to participate as a holder of such securities in all voting or other aspects relating to such Corporate Action.

Section 13. No Amendment, Modification, Waiver, etc.

No provision of this Warrant may be amended, modified or waived except as set forth in the Securities Purchase Agreement.

Section 14. Specific Performance.

The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court specified in Section 10 and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law.

* * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

SMART BALANCE, INC.

(F/KA BOULDER SPECIALTY BRANDS, INC.)

By:	[ ]
Name:	[ ]
Title:	[ ]

Attest:

Name:
Title:

EXHIBIT A

THE EXERCISE OF THIS WARRANT MAY BE SUBJECT TO THE

REQUIREMENTS OF THE HART-SCOTT-RODINO ANTITRUST

IMPROVEMENTS ACT OF 1976, AS AMENDED.

FORM OF NOTICE OF ELECTION TO EXERCISE

[To be executed only upon exercise

of the Warrant to which this form is attached]

To Smart Balance, Inc. (F/K/A Boulder Specialty Brands, Inc.):

The undersigned, the holder of the Warrant to which this form is attached, hereby elects to exercise the right represented by such Warrant to purchase shares of Common Stock of Smart Balance, Inc. (F/K/A Boulder Specialty Brands, Inc.), and herewith tenders the aggregate payment of (a) $[            ] in the form of cash, wire transfer funds or check and/or (b)              shares of Common Stock as contemplated pursuant to Section 3(b) of the Warrant in full payment of the Exercise Price for such shares. The undersigned requests that a certificate for such shares be issued in the name of                     , whose address is                      and that such certificate be delivered to [    ], whose address is [    ].

If such number of shares is less than all of the shares purchasable under the current Warrant, the undersigned requests that a new Warrant, of like tenor as the Warrant to which this form is attached, representing the remaining balance of the shares purchasable under such current Warrant be registered in the name of [    ] whose address is                     , and that such new Warrant be delivered to   , whose address is [    ]. Capitalized terms used in this form which are not defined shall have the meanings ascribed thereto in the Warrant to which this form is attached.

In the event that the Holder has not elected pursuant to Section 3(b) of the Warrant to exercise the Warrant by way of a cashless exercise, the undersigned represents and warrants that it (a) is not acquiring the shares of Common Stock with a view to distributing such Common Stock in violation of the Securities Act of 1933, as amended (the “Securities Act”), (b) acknowledges that the issuance of the Common Stock has not been registered under the Securities Act and that the Common Stock may be resold only if registered pursuant to the provisions of the Securities Act or an exemption therefrom is available, (c) acknowledges that the Common Stock is subject to, and shall contain the restricted securities legend contained on the facing page of the Warrant Certificate, and (d) is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (or an entity in which each of the equity owners is an accredited investor).

By:	[INSERT NAME OF HOLDER]
Signature:
Date:

EXHIBIT B

FORM OF NOTICE OF TRANSFER

[To be executed only upon transfer

of the Warrant to which this form is attached]

For value received, the undersigned hereby sells, assigns and transfers unto                                          all of the rights represented by the Warrant to which this form is attached to purchase                                          shares of Common Stock of Smart Balance, Inc. (F/K/A Boulder Specialty Brands, Inc.) (the “Company”), to which such Warrant relates, and appoints                                          as its attorney to transfer such right on the books of the Company, with full power of substitution in the premises. Capitalized terms used in this form which are not defined shall have the meanings ascribed thereto in the Warrant to which this form is attached.

By: [insert name of Holder]

Signature:

Address:

Date:
Signed in the presence of:

ANNEX F

RESTATED

CERTIFICATE OF INCORPORATION

OF

SMART BALANCE, INC.

(F/K/A BOULDER SPECIALTY BRANDS, INC.)

RESTATED

CERTIFICATE OF INCORPORATION

OF

SMART BALANCE, INC.

(F/K/A BOULDER SPECIALTY BRANDS, INC.)

Smart Balance, Inc. (F/K/A Boulder Specialty Brands, Inc.), a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: The present name of the Corporation is “Smart Balance, Inc.” (F/K/A Boulder Specialty Brands, Inc.). The Corporation was originally incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 31, 2005 under the name “Boulder Specialty Brands, Inc.”.

SECOND: This Restated Certificate of Incorporation (the “Certificate”) amends and restates in its entirety the present Certificate of Incorporation of the Corporation, and has been approved in accordance with Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

FOURTH: Upon the filing of this Certificate with the Secretary of State of the State of Delaware, the Certificate of Incorporation of the Corporation shall be restated in its entirety to read as set forth on Exhibit A attached hereto.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation hereinabove named, DOES HEREBY CERTIFY, under penalties of perjury, that the facts hereinabove stated are truly set forth and, accordingly, such officer has hereunto set his hand as of                     , 200    .

Stephen B. Hughes
Chief Executive Officer

Exhibit A

RESTATED

CERTIFICATE OF INCORPORATION

OF

SMART BALANCE, INC.

(F/K/A BOULDER SPECIALTY BRANDS, INC.)

ARTICLE I.

The name of the Corporation (hereinafter, the “Corporation”) is Smart Balance, Inc.

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware. The name of the Corporation’s registered agent at such address is Capitol Services, Inc.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV.

1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 300,000,000, of which (i) 50,000,000 shares of the par value of $0.0001 shall be designated as Preferred Stock (the “Preferred Stock”), and (ii) 250,000,000 shares of the par value of $0.0001 shall be designated as Common Stock (the “Common Stock”)

2. Common Stock. Each share of Common Stock shall be identical in all respects and for all purposes and entitled to: one vote in all proceedings in which action may or is required to be taken by stockholders of the Corporation; participate equally in all dividends payable with respect to the Common Stock, as, if and when declared by the Board of Directors of the Corporation (the “Board”) subject to any preference in favor of any class or series of Preferred Stock; and share ratably in all distributions of assets of the Corporation in the event of any voluntary or involuntary liquidation, or winding up of the affairs of the Corporation, subject to any rights and preferences in favor of any class or series of Preferred Stock.

3. Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

4. Preferred Stock.

(a) Of the 50,000,000 authorized shares of Preferred Stock, 15,388,889 shares shall be designated “Series A Convertible Preferred Stock” (the “Series A Preferred Shares”).

(b) With respect to the 34,611,111 shares of undesignated Preferred Stock as of the date hereof (the “Blank Check Preferred Shares”), the Board shall have authority to the fullest extent permitted under the DGCL, but subject to all contractual restrictions to which it is bound (including Section 5 and Section 8(b) hereof), to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more series of Preferred Stock, and such designations, limitations, voting rights (if any) and restrictions thereof, and to fix or alter the number of shares comprising any such series, subject to any requirements of the DGCL, all contractual restrictions by which the Corporation is bound and this Restated Certificate of Incorporation, as amended from time to time.

The authority of the Board with respect to each such series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different series of Preferred Stock:

(i) the distinctive designation of such series and the number of shares to constitute such series;

(ii) the rate at which any dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(iii) the right or obligation, if any, of the Corporation to redeem shares of the particular series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(iv) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(v) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of capital stock of any other series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(vii) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any series of Preferred Stock; and

(viii) limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock.

5. Dividends.

(a) From and after the date of filing of this Restated Certificate of Incorporation, Series A Preferred Shares, in preference to any other class or series (“Junior Stock”) of the Corporation’s Equity Securities (as defined below), shall be entitled to receive quarterly dividends accruing from and after the date of issuance thereof on each March 31, June 30, September 30 and December 31 (each a “Quarterly Date,” and each such quarterly period, or portion thereof, a “Dividend Payment Period”) at the rate of eight percent (8.0%) per annum (the “Dividend Rate”) of the Series A Purchase Price (as hereinafter defined), when, as, and if declared by the Board; provided, however, that on the date that is five (5) years after the date of the issuance of Series A Preferred Shares (the date of issuance being hereinafter referred to as the “Issue Date”) pursuant to the Securities Purchase Agreement dated September 25, 2006, by and among the Corporation and the purchasers of the Series A Preferred Shares (as may be modified, supplemented or amended from time to time, the “Share Purchase Agreement”), and on each Quarterly Date thereafter, the Dividend Rate shall increase by 0.25% until such time as the Dividend Rate shall equal eleven percent (11.00%) per annum; provided further, however, that from and after the date that is seven (7) years after the Issue Date, the Dividend Rate shall increase to fifteen percent (15%) per annum with respect to each Dividend Payment Period ending after such date (including the Dividend Payment Period during which such date shall occur) for which the Corporation has failed to declare and pay dividends on the Series A Preferred Shares in full in cash. If the Corporation has failed to declare dividends on the Series A Preferred Shares and pay such dividends in cash for three (3) consecutive Dividend Payment Periods after the date that is seven (7) years after the Issue Date (including the Dividend Payment Period during which such date shall occur), the Dividend Rate shall be fixed thereafter at fifteen percent (15%) per annum regardless of whether the dividends are subsequently declared or paid in full in cash. To the extent not paid in cash, all such dividends shall be cumulative and shall compound on each Quarterly Date on each outstanding Series A Preferred Share whether or not such dividends are earned or declared and whether or not sufficient funds are legally available therefor (as adjusted for any stock dividends, combinations, splits, recapitalizations and related transactions with respect to such shares).

So long as any Series A Preferred Shares shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired by the Corporation or any subsidiary or affiliate thereof (except for (i) redemption of the warrants outstanding pursuant to the Warrant Agreement (the “Public Warrant Agreement”) dated on or about December 16, 2005, by and among the Corporation and Continental Stock Transfer & Trust Company pursuant to Section 6.1 thereof, or redemption of the warrants outstanding pursuant to the Founding Director Warrant Purchase Agreement (the “Founder Warrant Agreement”) dated on or about December 16, 2005 by and among the Corporation and Stephen B. Hughes, James E. Lewis, Robert J. Gillespie, William E. Hooper, Robert F. McCarthy and Michael R. O’Brien pursuant to Section 1.C. thereof, (ii) redemption of Common Stock, warrants or other Equity Securities, as set forth in Section 4.14 of the Share Purchase Agreement, (iii) acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation at a price per share determined in accordance with such agreements or upon the exercise of the Corporation’s right of first offer, if any, upon a proposed transfer, and (iv) redemption of shares of Common Stock issued in the Corporation’s initial public offering solely as, and to the extent, set forth in Article XII of the Company’s Certificate of Incorporation in effect immediately prior to the filing of this Restated Certificate of Incorporation) until all accrued dividends on the Series A Preferred Shares shall have been paid in cash. If any dividend or distribution of any asset is declared and paid on any share of Junior Stock, the holders of Series A Preferred Shares shall be entitled to share in such dividends or distributions pro rata in accordance with the number of shares of Common Stock into which such Series A Preferred Shares are then convertible pursuant to Section 9 hereof without taking into account any restrictions on conversion set forth in Section 9(l).

6. Liquidation.

(a) Upon a Liquidation (as defined below), subject to the payment or provision for payment of the debts and other liabilities of the Corporation, each Series A Preferred Share shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, an amount (the “Preference Amount”) equal to the sum of (A) $9.00 (the “Series A Purchase Price”) and (B) all accrued and unpaid dividends (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event after the Issue Date) before any distribution shall be made to the holders of the Common Stock, or any other class or series of Junior Stock; provided, however, that in the event a Liquidation occurs on any date that is prior to five (5) years after the Issue Date, the Preference Amount shall be calculated (including the calculation of accrued and unpaid dividends) assuming the consummation of such Liquidation had occurred on the last date of the Dividend Payment Period to occur on, or immediately after, the date that is five (5) years after the Issue Date. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Shares the full Preference Amount to which they shall be entitled, the holders of Series A Preferred Shares shall share pro rata in any distribution of assets in accordance with their respective Preference Amounts.

(b) Upon any Liquidation, after payment in full of all Preference Amounts, the holders of Common Stock shall be entitled to share pro rata in the distribution of the remaining assets of the Corporation.

(c) Notwithstanding the foregoing, upon any Liquidation, the holders of the Series A Preferred Shares shall be entitled to receive the greater of (i) the amount such holders would have received under Section 6(a) above and (ii) the amount such holders would have received if such holders had converted his, her or its Series A Preferred Shares into shares of Common Stock immediately prior to such Liquidation in accordance with Section 9 without taking into account any restrictions on conversion set forth in Section 9(l) and assuming a Preference Amount for such Series A Preferred Shares as set forth in Section 6(a).

(d) “Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction, or (ii) any Sale of the Corporation. “Sale of the Corporation” means (i) the sale of all or substantially all of the Corporation’s assets, (ii) the sale or transfer of the outstanding shares of capital stock of the Corporation in one or more transactions to a purchaser and Affiliates of such purchaser and/or a “Group” (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or Rule 13d-5 thereunder) of purchasers and their Affiliates and other parties acting in concert to purchase such shares (collectively, the “Purchasers”), (iii) the merger or consolidation of the Corporation with another person or entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of outstanding capital stock of the Corporation, immediately prior to such transaction (other than the Purchasers), own less than fifty percent (50%) in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction, or (iv) any other transaction or series of transactions pursuant to, or as a result of, which a single person (or Purchasers) acquires (from the Corporation or directly from the stockholders of the Corporation) capital stock of the Corporation representing a majority of the Corporation’s outstanding voting power. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way or merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

(e) In the event of a Liquidation involving the sale of shares by stockholders of the Corporation or merger, consolidation or similar stock transaction, the “remaining assets of the Corporation available for distribution” shall be deemed to be the aggregate consideration to be paid to all stockholders participating in such Liquidation. In connection with such a Liquidation, the Corporation shall either (i) cause the definitive transaction document(s) to provide as a condition precedent to the consummation of such Liquidation for the conversion of the Series A Preferred Shares into the right to receive an amount in cash equal to the applicable amount payable with respect to such Series A Preferred Shares under this Section 6 (subject to the priorities and limitations set forth herein); or (ii) concurrently with the consummation of such Liquidation, cause the redemption of all outstanding Series A Preferred Shares for an amount in cash equal to the applicable amount payable with respect to such Series A Preferred Shares under this Section 6 (subject to the priorities and limitations set forth herein).

(f) If any or all of the proceeds payable to the stockholders of the Corporation in connection with a Liquidation are in a form other than cash or marketable securities, the fair market value of such consideration shall be determined in good faith by the Board (provided that any dispute as to such fair market value shall be resolved in accordance with the procedures set forth for the determination of Fair Market Value in Section 9(k)).

7. Redemption.

(a) At any time after the date of filing of this Restated Certificate of Incorporation, the Corporation may demand that all of the Series A Preferred Shares then outstanding be redeemed or that a portion of the Series A Preferred Shares be redeemed, which portion may in no event be less than twenty percent (20%) of the total Series A Preferred Shares then outstanding (i) out of funds legally available for that purpose, and (ii) only so long as, and to the extent permitted pursuant to the terms of the [Credit/Term Loan Agreement] dated [            ], 200   between [                    ] and the Corporation and the other [Borrowers and Guarantors] thereto] and the [Credit/Term Loan Agreement] dated [            ], 200   between [                    ] and the Corporation and the other [Borrowers and Guarantors] thereto]1 and any and all notes, and other agreements or documents entered into connection therewith representing Indebtedness (as hereinafter defined) of the Corporation, as may be amended or supplemented from time to time (the “Senior Credit Facility”) for a cash amount per Series A Preferred Share redeemed on each applicable Redemption Date (the “Redemption Amount”) equal to the Preference Amount of each such applicable Series A Preferred Share; provided, however, that in the event a Redemption Notice is sent by the Corporation with respect to any Redemption Date on any date that is prior to five (5) years after the Issue Date, the Preference Amount with respect to each applicable Series A Preferred Share redeemed shall be calculated (including the calculation of accrued and unpaid dividends) assuming the Redemption Date had occurred on the last date of the Dividend Payment Period to occur on, or immediately after, the date that is five (5) years after the Issue Date. Such right may be exercised by delivery by the Corporation of a notice (a “Redemption Notice”) to each holder of Series A Preferred Shares. Subject to Section 4.14 of the Share Purchase Agreement, and Section 7(c) and Section 7(d) hereof, the Corporation shall redeem such applicable Series A Preferred Shares on a date (each a “Redemption Date”) that is not more than thirty (30) calendar days after the date of delivery of an applicable Redemption Notice. If upon any Redemption Date the Corporation has elected to redeem Series A Preferred Shares that are less than all of the then outstanding Series A Preferred Shares, then the Corporation shall redeem such Series A Preferred Shares pro rata from each holder of Series A Preferred Shares based upon the total Series A Preferred Shares then outstanding and held by each holder of Series A Preferred Shares.

(b) At any time on or after a Redemption Date, each holder of record of Series A Preferred Shares to be redeemed on such date shall be entitled to receive his, her or its Redemption Amount upon actual delivery to the Corporation or its agents of the certificate or certificates representing the shares to be redeemed. On a Redemption Date, except as set forth in Section 7(e), all rights in respect of such Series A Preferred Shares to be redeemed, except the right to receive the Redemption Amount, shall cease and terminate (unless default shall be made by the Corporation in the payment of the Redemption Amount, in which event such rights shall be exercisable until such default is cured), and such shares shall no longer be deemed to be outstanding, whether or not the certificate or certificates representing such shares have been received by the Corporation.

(c) Notwithstanding anything in this Section 7 to the contrary, in the event the Corporation provides a Redemption Notice and such redemption (whether directly or as a result of the effect of such redemption on the exercisability of the warrants issued pursuant to the Share Purchase Agreement) (i) would result in a holder of Series A Preferred Shares being deemed to have made a “sale” of equity securities pursuant to Section 16(b) of the Exchange Act that would be matched with a “purchase” made by such holder within six (6) months prior to the date of the Redemption Notice or consummation of such redemption or (ii) is made at a time when such holder of Series A Preferred Shares is subject to the “short-swing” trading restrictions of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, then such holder of Series A Preferred Shares shall not be required, in such holder’s sole discretion, to have all or any portion of Series A Preferred Shares redeemed in accordance with this provision until such time as the redemption would not be “matched” with such a “purchase” or no longer result (directly or indirectly) in “short swing” disgorgement or other penalty pursuant to Section 16 of the Exchange Act, as applicable.

[1]	Parties and terms to be filled in prior to filing with respect to each of the credit facilities to be entered into pursuant to the terms of the Debt Commitment Letters.

(d) Notwithstanding anything in this Section 7 to the contrary, in the event the Corporation provides a Redemption Notice and such redemption would result in a holder of Series A Preferred Shares being required to make filings as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and/or any other Law concerning competition matters, then such holder of Series A Preferred Shares shall not be required, in such holder’s sole discretion, to have all or any portion of Series A Preferred Shares redeemed in accordance with this provision until such time as a waiver or clearance is obtained under the HSR Act and/or any other Law concerning competition matters by the applicable governmental authorities.

(e) Upon the occurrence of the events contemplated by Section 7(c), Section 7(d), and/or Section 4.14 of the Share Purchase Agreement the Series A Preferred Shares that have not been redeemed (the “Delayed Redemption Shares”), shall continue to be deemed to be outstanding and to maintain all rights applicable to such Series A Preferred Shares until validly redeemed hereunder, except, in the case of Section 7(c) only, with respect to the accrual of dividends solely with respect to such Delayed Redemption Shares (and not with respect to other Series A Preferred Shares held by such Holder), and the Redemption Date shall not be deemed to have occurred with respect to such Delayed Redemption Shares until actually redeemed pursuant to this Section 7.

8. Voting Rights.

(a) General. In addition to the rights provided by law, the holders of the Series A Preferred Shares shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class (including, without limitation, for purposes of the third sentence of Section 242(b)(2) of the DGCL). Each Series A Preferred Share shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such Series A Preferred Share is then convertible pursuant to Section 9 without taking into account any restrictions on conversion set forth in Section 9(l). The affirmative vote of the holders of a majority of the Series A Preferred Shares and Common Stock, voting together as one class, shall be sufficient to increase or decrease the number of authorized shares of Common Stock (but not below the number of shares at the time outstanding).

(b) Covenants. So long as the number of Series A Preferred Shares outstanding equals or exceeds twelve and one-half percent (12.5%) of the total number of Series A Preferred Shares issued on the Issue Date, the Corporation and all of its current or future subsidiaries shall not, without the affirmative consent or approval of a majority of the Series A Preferred Shares then outstanding (the “Requisite Holders”):

(i) issue, create, incur, assume or suffer to exist any Indebtedness, other than, without duplication, (A) (i) Indebtedness that is outstanding on the Issue Date pursuant to the Senior Credit Facility as in effect as of the Issue Date, (ii) up to $30.0 million of additional Indebtedness that is permitted to be incurred after the Issue Date to the lenders under the Senior Credit Facility pursuant to any provision of the Senior Credit Facility as in effect as of the Issue Date, or (iii) Indebtedness that is available to be borrowed under the revolving credit facility portion of the Senior Credit Facility pursuant to any provision of the Senior Credit Facility as in effect as of the Issue Date, (B) without duplication of clause (A), Indebtedness that is permitted pursuant to any provision of the Senior Credit Facility as in effect on the Issue Date and, in the case of each of clauses (A) and (B), as such Indebtedness (and or the agreements governing such Indebtedness) are amended, modified or supplemented after the date hereof excluding amendments, modifications or supplements that permit the incurrence of Indebtedness (i) with respect to the Indebtedness as set forth in clause (A), in excess of (x) the amount of Indebtedness permitted pursuant to clause (A) minus (y) any permanent repayments, permanent prepayments or permanent commitment reductions made after the Issue Date and (ii) with respect to the Indebtedness as set forth in clause (B), in excess of the amount of Indebtedness permitted pursuant to clause (B), (C) Indebtedness to be incurred so as to consummate the redemption of the Series A Preferred Shares on the Redemption Date provided such redemption is for all of the Series A Preferred Shares then outstanding, and (D) refinancings permitted by clause (ii) below;

(ii) refinance any Indebtedness, in whole or in part, other than Indebtedness set forth in clause (i), (x) that is then funded and outstanding and solely to the extent of the principal and accrued and unpaid interest on such Indebtedness and (y) Indebtedness which constitutes undrawn commitments under the revolving credit facility portion of the Senior Credit Facility and, in each case, the fees, expenses and premiums owing on such Indebtedness as reflected in the Senior Credit Facility in effect on the Issue Date which such Indebtedness may be refinanced in whole or in part; provided, however, that undrawn commitments under any revolving credit facility may not be refinanced with funded Indebtedness;

(iii) create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, on or with respect to any of its assets or properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired;

(iv) make any amendments, modifications or supplements to documentation and instruments with respect to Indebtedness (excluding the Senior Credit Facility and any collateral or ancillary documents entered into in connection therewith);

(v) (A) issue or authorize any options or restricted stock (other than options, restricted stock or other convertible securities (not to exceed 9,650,000 options, restricted stock or convertible securities (no more than 4,825,000 of which may be issued to Persons who are employees, directors or consultants of the Corporation as of the Issue Date during the first three (3) years after the Issue Date and no more than 2,412,500 of which may be issued to Persons who are employees, directors or consultants of the Corporation as of the Issue Date during the fourth (4th) and fifth (5th) years after the Issue Date), as adjusted for any stock dividends, combinations, splits, recapitalizations, and related transactions with respect to shares of Common Stock) to be issued pursuant to a Board-approved option or incentive plan), (B) issue or authorize (by amendment of the certificate of incorporation, by merger or otherwise) any Equity Securities (other than Junior Stock, other than shares of Common Stock that may be issued pursuant to Section 2.13 of the SB Merger Agreement (as defined in the Share Purchase Agreement), and other than shares of Common Stock that may be issued pursuant to Section 4.13 of the Share Purchase Agreement or pursuant to Section 2(b) of the Registration Rights Agreement (as hereinafter defined)), (C) issue or authorize (by amendment of the certificate of incorporation, by merger or otherwise) any Equity Securities pursuant to Section 4(b), (D) redeem, repurchase or acquire any Equity Securities (other than the redemption, repurchase, or distributions in respect of (i) the Series A Preferred Shares as set forth herein, (ii) securities pursuant to Section 4.14 of the Share Purchase Agreement, (iii) warrants issued pursuant to the Public Warrant Agreement only pursuant to Section 6.1 thereof, (iv) warrants issued pursuant to the Founder Warrant Agreement only pursuant to Section 1.C. thereof, (v) shares of Common Stock issued in the Corporation’s initial public offering solely as, and to the extent, set forth in Article XII of the Company’s Certificate of Incorporation in effect immediately prior to the filing of this Restated Certificate of Incorporation, and other than repurchases of any Equity Securities of the Corporation held by employees of the Corporation not to exceed $500,000 in any fiscal year), or reclassify any Equity Securities into shares or any class or series of capital stock pari passu or senior to the Series A Preferred Shares (by amendment of the certificate of incorporation by merger or otherwise); (E) modify the exercise price of any outstanding options or warrants outstanding on the date hereof, except in accordance with the terms thereof; (F) modify the terms of any warrants outstanding on the date hereof (other than in accordance with the terms of the Public Warrant Agreement or the Founding Warrant Agreement); or (G) amend, modify or supplement the Public Warrant Agreement or the Founder Warrant Agreement (other than in accordance with the terms of the Public Warrant Agreement or the Founding Warrant Agreement);

(vi) enter into, amend or terminate the material terms (including as to any compensation to be paid) of, any contract or agreement (written or oral) (other than the Senior Credit Facility and any collateral or ancillary documents entered into in connection therewith) or enter into any transaction with any officer, director, stockholder, or any other Affiliate of the Corporation or any subsidiary of the Corporation (each a “Related Person”), in each case other than (A) contracts or agreements entered into with such Related Person on terms not less favorable to the Corporation than would be obtained in an arms-length transaction with a Person that is not a Related Person, (B) transactions among the Corporation and any of its subsidiaries entered into in the ordinary course of business and (C) reasonable compensation to be paid to employees in the ordinary course of business;

(vii) take any action that could result in a Liquidation other than any reorganization, liquidation, dissolution or winding up of the Corporation under Chapter 11 of the U.S. Bankruptcy Code;

(viii) effect any acquisition by the Corporation of any business (whether by purchase of stock or assets) or make any investment for consideration in excess of (A) an amount per transaction or series of related transactions that is equal to or greater than 110% of the corresponding amount permitted pursuant to the least restrictive provision of the Senior Credit Facility as in effect as of the Issue Date with respect to restrictions on acquisitions and/or investments or (B) an aggregate amount equal to or greater than 110% of the corresponding amount permitted pursuant to the least restrictive provision of the Senior Credit Facility as in effect as of the Issue Date with respect to restrictions on acquisitions and/or investments;

(ix) effect any sales or other dispositions of assets in excess of (A) an amount per transaction or series of related transactions equal to or greater than 110% of the corresponding amount permitted pursuant to the least restrictive provision of the Senior Credit Facility as in effect as of the Issue Date with respect to restrictions on sales and/or other dispositions of assets or (B) an aggregate amount equal to or greater than 110% of the corresponding amount permitted pursuant to the least restrictive provision of the Senior Credit Facility as in effect as of the Issue Date with respect to restrictions on sales and/or other dispositions of assets; in each case, other than sales of inventory and other assets in the ordinary course of business;

(x) effect any changes in the certificate of incorporation of the Corporation (whether by merger or otherwise) in a manner that adversely affects the rights, preferences or powers of the Series A Preferred Shares;

(xi) except for actions expressly permitted under this Section 8(b), agree to any action which impairs the Corporation’s ability to honor the rights and preferences of the Series A Preferred Shares;

(xii) make any changes in accounting methods or policies (other than as required by U.S. generally accepted accounting principles), or any change in the Corporation’s auditors;

(xiii) declare or pay any dividends on any Equity Securities of the Corporation other than payments of cash dividends on the Series A Preferred Shares unless said dividends are also made to the holders of the Series A Preferred Shares on an as converted basis; or

(xiv) agree to take any of the foregoing actions.

So long as the number of Series A Preferred Shares outstanding equals or exceeds twelve and one-half percent (12.5%) of the total number of Series A Preferred Shares issued on the Issue Date, at any time that the Corporation has any subsidiary, it shall not permit such subsidiary to take any of the foregoing actions set forth in this Section 8(b) (with all references to the Corporation deemed to be references to such subsidiary) without the affirmative consent or approval of the Requisite Holders.

For purposes hereof:

“Affiliate” means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding ten-percent (10)% or more of the outstanding capital stock or other equity interests of such Person, (b) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (i) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Guarantee” means any obligation, contingent or otherwise, or any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person directly or indirectly, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of payment thereof, (iii) to purchase or otherwise pay for merchandise, materials supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor; provided, however, that the term Guarantee shall not include endorsement of instruments for deposit and collection in the ordinary course of business.

“Indebtedness” of a Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (iii) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that “deferred purchase price” in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (vi) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (viii) all Guarantees by such Person of obligations of others, (ix) all capitalized lease obligations of such Person and (x) the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

“Lien” means any security interest, pledge, lien, claim, proxy, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, commitment or other similar arrangement or interest in real or personal property, whether oral or written.

“Permitted Liens” means Liens that are permitted pursuant to the Senior Credit Facility as in effect on the Issue Date or as amended, modified or supplemented or refinanced after the date hereof excluding amendments, modifications or supplements (pursuant to a refinancing or otherwise) which change the covenants or agreements concerning the incurrence or maintenance of Liens to provide that such covenants or agreements shall be less restrictive with respect to the Corporation and its subsidiaries than the covenants and agreements included in the Senior Credit Facility in effect on the Issue Date.

“Person” shall be construed in the broadest sense and means and includes a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity.

9. Optional Conversion.

(a) Upon the terms set forth in this Section 9, each holder of Series A Preferred Shares shall have the right, at such holder’s option, at any time and from time to time, to convert any such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (i) the product of the Preference Amount and the number of Series A Preferred Shares being converted, by (ii) the Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificates representing the Series A Preferred Shares to be converted. The initial conversion price per share at which shares of Common Stock shall be issuable upon conversion of Series A Preferred Shares (as adjusted from time to time, the “Conversion Price”) shall be the Series A Purchase Price. The Conversion Price shall be subject to adjustment from time to time in accordance with Section 9 below.

(b) Any holder of Series A Preferred Shares may exercise the conversion right pursuant to paragraph (a) above by delivering to the Corporation the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the “Conversion Date”). As promptly as practicable thereafter, but in no event later than three (3) Trading Days, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in paragraph (c) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of the Series A Preferred Shares surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of such Series A Preferred Shares representing the unconverted portion of the certificate so surrendered. Trading Day” means a day on which the Common Stock is trading on a Trading Market. “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the OTC Bulletin Board.

(c) Upon conversion, the Corporation (unless otherwise requested by the holder of the Series A Preferred Shares subject to conversion) will issue fractional shares of its Common Stock, and shall not distribute cash in lieu of such fractional shares. If requested by the holder of the Series A Preferred Shares, in lieu of any fractional shares of Common Stock which would otherwise be issuable upon the conversion of Series A Preferred Shares, the Corporation shall pay to the holder of the Series A Preferred Shares being so converted a cash adjustment in respect of such fractional interest in an amount equal to the then Fair Market Value (as hereinafter defined), of a share of Common Stock multiplied by such fractional interest.

(d) The initial Conversion Price for the Series A Preferred Shares was established based upon the Corporation’s representation and warranty in the Share Purchase Agreement, that the Series A Preferred Shares (on an as converted basis without taking into account any restrictions on conversion set forth in Section 9(l)) represented no less than 22.2508% of the Corporation’s fully diluted capital stock as of the date of the Share Purchase Agreement and including as outstanding securities, shares of Common Stock authorized or reserved under the Corporation’s warrants (excluding the warrants issued to purchasers of the Series A Preferred Shares on the Issue Date), 9,650,000 shares of Common Stock authorized or reserved for issuance upon the exercise of options, convertible securities or grants of restricted stock to be issued pursuant to an option or incentive plan approved by the Board, and treating all outstanding securities of the Corporation that are convertible into or exercisable or exchangeable for, shares of Common Stock, as the maximum number of shares of Common Stock issuable with respect to such securities at any time on or after the Issue Date, and excluding from this calculation shares that may be issued pursuant to Section 2.13 of the SB Merger Agreement (as defined in the Share Purchase Agreement). If such representation and warranty is determined after the date hereof to be untrue or incorrect, the Conversion Price then in effect shall be reduced (but not increased) by an amount such that the shares of Common Stock issuable upon the conversion of the Series A Preferred Shares issued on the Issue Date was equal to 22.2508% of the Corporation’s capital stock as of the Issue Date (calculated as described in the immediately preceding sentence).

(e) In the event (each of the events set forth in (i) and (ii) a “Default”) (i) (x) the Corporation has not filed to list its Common Stock on Nasdaq’s Global Market or Capital Market or the American Stock Exchange by the date that is fourteen (14) calendar days after the Issue Date or has not so listed its Common Stock by the date that is ninety (90) calendar days after the Issue Date (as required pursuant to Section 4.13 of the Share Purchase Agreement) and/or (y) the Corporation has not qualified and listed the Series A Preferred Shares for trading in The Portal Market of The Nasdaq Stock Market, Inc., to the extent the Series A Preferred Shares are eligible for such qualification and listing, as of the Issue Date (as required pursuant to Section 4.13 of the Share Purchase Agreement); or (ii) of the occurrence of an Event (as defined in the Registration Rights Agreement dated on or about the Issue Date by and among the Corporation and the parties named therein (as may be modified, supplemented or amended from time to time, the “Registration Rights Agreement”)), then in addition to any other rights or remedies, on each ninety (90) day anniversary of the date of the occurrence of the Default (if the applicable Default shall not have been cured by such date) until the applicable Default is cured, the Conversion Price shall be reduced by one percent (1%) of the Conversion Price as in effect as of the time of Default up to a maximum total reduction of nine percent (9%) in the aggregate. Notwithstanding anything in this Section 9(e) to the contrary, the reduction in the Conversion Price shall, regardless of the number of Defaults, (A) be limited to nine percent (9%) in the aggregate, and (B) shall at no time be reduced by more than one percent (1%) during any ninety (90) day period. In no event will a holder of Series A Preferred Shares be entitled to receive a cash settlement or other consideration in lieu of the adjustments, rights and remedies provided in Section 9(e) in respect of any Default with respect to the Series A Preferred Shares so held (and not with respect to other Equity Securities that may be held by such holder).

(f) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) If the Corporation shall, at any time or from time to time after the date of filing of this Restated Certificate of Incorporation, issue any Equity Securities (as defined below) other than Excluded Stock (as defined below) without consideration or for a consideration per share less than either (i) Conversion Price for the Series A Preferred Shares in effect immediately prior to the issuance of such Equity Securities or (ii) the Fair Market Value (as hereinafter defined) of one share of Common Stock immediately prior to the issuance of each such security, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the lower of either:

(A) the quotient obtained by dividing:

(1) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued purusant to subdivision (C) of clause (ii) below) multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

(2) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (ii) below) immediately after the issuance of such Common Stock; or

(B) the product obtained by multiplying the Conversion Price in effect immediately prior to such issuance by the quotient obtained by dividing:

(1) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (ii) below) immediately prior to such issuance, multiplied by the Fair Market Value of one share of Common Stock immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

(2) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (ii) below) immediately after the issuance of such Common Stock multiplied by the Fair Market Value of one Share of Common Stock immediately prior to such issuance.

(ii) For the purposes of any adjustment of the Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:

(A) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

(B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (provided that any dispute as to such fair market value shall be resolved in accordance with the procedures set forth for the determination of Fair Market Value in Section 9(k)), irrespective of any accounting treatment.

(C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received or receivable by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and (B) above);

(3) on any change in the number of shares or exercise price of Common Stock deliverable by the Corporation upon exercise of any such options or rights or upon conversions of or in exchange for such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change, been made upon the basis of such change; and

(4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

In any case in which one of the provisions of this paragraph (f) shall require that adjustments to the Conversion Price shall be made as a result of any one (1) event for which a corresponding adjustment would be made pursuant to another provision in this paragraph (f), the multiple adjustments shall not be aggregated, and the adjustment that results in the greatest decrease in the Conversion Price shall be the adjustment effected.

(iii) “Excluded Stock” means (1) up to 9,650,000 shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations, and related transactions) at any time issuable upon the exercise of options granted to directors, officers, bona fide consultants and employees of the Corporation issued, subject to Section 8(b)(v) hereof, pursuant to a Board-approved option or incentive plan, (2) shares of Common Stock issuable upon conversion of the Series A Preferred Shares, (3) shares of Common Stock issuable upon the exercise of options, warrants or other securities exchangeable or exercisable for, or convertible into, shares of Common Stock that are outstanding as of the date of filing of this Restated Certificate of Incorporation and disclosed to the holders of the Series A Preferred Shares pursuant to the Share Purchase Agreement, (4) shares of Common Stock that may be issued pursuant to Section 2.13 of the SB Merger Agreement (as defined in the Share Purchase Agreement), and (5) shares of Common Stock that may be issued pursuant to Section 4.13 of the Share Purchase Agreement or pursuant to Section 2(b) of the Registration Rights Agreement. “Equity Securities” means all shares of capital stock of the Corporation, all securities convertible or exchangeable for shares of capital stock of the Corporation (including the Blank Check Preferred Shares), and all options, warrants, and other rights to purchase or otherwise acquire from the Corporation shares of such capital stock, including any stock appreciation or similar rights, contractual or otherwise. For purposes of this Restated Certificate, the “Fair Market Value” as of a particular date shall be determined as follows: (i) if shares of Common Stock are traded on a securities exchange (including the New York Stock Exchange, American Stock Exchange and the NASDAQ Stock Exchange) or through the NASDAQ Global Market or Capital Market or other over-the-counter market, the Fair Market Value shall be deemed to be the average of the closing sales prices of such shares on such exchange over the thirty (30) day period ending three (3) days prior to the date of determination of the Fair Market Value; or (ii) if no public market exists for the shares of Common Stock, the Fair Market Value shall (subject to the Holder’s right to dispute such valuation as described in Section 9(k) below) be determined in good faith by the Board.

(iv) If, at any time after the date of filing of this Restated Certificate of Incorporation, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series A Preferred Shares shall be increased in proportion to such increase in outstanding shares. The provisions of this clause shall similarly apply to successive stock dividends, subdivisions or split-ups.

(v) If, at any time after the date of filing of this Restated Certificate of Incorporation, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock (including a reverse stock split of the Common Stock), then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series A Preferred Shares shall be decreased in proportion to such decrease in outstanding shares. The provisions of this clause shall similarly apply to successive combinations or reverse-splits.

(vi) Except in connection with a Liquidation, in the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each Series A Preferred Share shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which such Series A Preferred Share would have been entitled upon such reorganization, reclassification, consolidation or merger had such Series A Preferred Share been converted immediately prior thereto. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

(vii) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

(viii) In any case in which the provisions of this paragraph (f) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of the Series A Preferred Shares converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (c) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.

(g) Whenever the Conversion Price shall be adjusted as provided in paragraph (f), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by nationally recognized overnight carrier or by first class certified mail, return receipt requested and postage prepaid, to each holder of the Series A Preferred Shares at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (h) below. Except pursuant to the provisions of clause (f)(ii)(C)(4) or clause (f)(v) above, the Conversion Price shall never be increased.

(h) If the Corporation shall propose to take any action of the types described in clauses (iv), (v) or (vi) of paragraph (f) above, the Corporation shall give notice to each holder of the Series A Preferred Shares, in the manner set forth in paragraph (g) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series A Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(i) The Corporation shall reserve, and at all times from and after the date of filing of this Restated Certificate of Incorporation keep reserved, free from preemptive or similar rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, sufficient shares of Common Stock to provide for the conversion of all outstanding Series A Preferred Shares.

(j) Any adjustment to the Conversion Price hereunder shall, for all tax purposes, be treated as an adjustment to the Series A Purchase Price and not as a deemed exchange of the Series A Preferred Shares.

(k) If the Requisite Holders disagree with the Board’s determination of the Fair Market Value or value of a hypothetical or assumed Liquidation or other valuation matter hereunder, such holders may submit a notice of disagreement to the Corporation. During the three (3) business days immediately following the Corporation’s receipt of such notice, such holders and the Corporation shall negotiate in good faith to determine a mutually agreeable resolution. If the parties remain unable to reach agreement after such period, they shall engage one of the “Big 4” accounting firms reasonably acceptable to each such party to resolve such dispute (the “Valuation Firm”). Each of such holders and the Corporation shall provide (at each’s own expense) the Valuation Firm with copies of any documents, analyses or other information within its possession or control that the Valuation Firm reasonably requests in order to resolve such dispute. The Valuation Firm shall determine the Fair Market Value or value of a hypothetical or assumed Liquidation or other applicable valuation event, as applicable, as soon as practicable after its engagement to resolve the dispute using customary valuation techniques for other companies or businesses in the same or similar industries as the Corporation (and shall not apply any discount due to the fact that the Preferred Stock or Common Stock may constitute “restricted securities”, may be illiquid or represent a minority interest in the Corporation). The Valuation’s Firm’s determination shall be binding, and not subject to challenge or collateral attack for any reason. The Corporation shall pay all fees, costs and expenses of the Valuation Firm in connection with its engagement to resolve such dispute (the “Valuation Cost”); provided, however, that if the Valuation Firm’s determination of the Fair Market Value is in excess of 50% lower than said holders’ proposed Fair Market Value, then the fees and expenses of the Valuation Firm shall be shared (with respect to the Requisite Holders, pro rata in accordance with their respective ownership percentages) in the same proportion that the Corporation’s position, on the one hand, and the holders’ position, on the other hand, initially presented to the Valuation Firm (based on the aggregate of all differences taken as a whole) bear to the final resolution as determined by the Valuation Firm.

(l) Notwithstanding anything to the contrary herein, except with respect to Section 10 hereof, each holder of Series A Preferred Shares that has elected to be subject to this provision pursuant to the Share Purchase Agreement may not convert, and the Corporation shall not issue any Common Stock upon any attempted conversion of, any Series A Preferred Shares into Common Stock, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person’s Affiliates), would have acquired, through conversion of Series A Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing, the aggregate number of shares of Common Stock beneficially owned by a Person and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares with respect to which the determination of such sentence is being made, and shall include additional shares of Common Stock issued to the holder of Series A Preferred Shares after the Issue Date, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, Series A Preferred Shares subject to a limitation on conversion as set forth herein beneficially owned by such Person or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person or any of its Affiliates (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section. Except as set forth in the preceding sentence, for purposes of this Section 9(l), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 9(l), in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB or Form 8-K, as the case may be, (2) a more recent public announcement by the Corporation, or (3) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any holder, the Corporation shall within one (1) Business Day following the receipt of such notice, confirm orally and in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Shares, by such holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 9(l) may be either (i) decreased or increased at any time by such holder of Series A Preferred Shares at the election of such holder to apply at any percentage between 4.99% and 9.99% instead of 9.99% or (ii) waived in whole or in part permanently or temporarily at any time by such holder of Series A Preferred Shares at the election of such holder, in the case of clauses (i) or (ii) upon not less than 65 days’ prior notice to the Corporation, and the provisions of this Section 9(l) shall not be modified or waived until such 65th day (or such later date, as determined by such holder, as may be specified in such notice of modification or waiver).

10. Mandatory Conversion.

(a) Upon the first to occur of (i) the election by the Requisite Holders to cause the conversion of all of the Series A Preferred Shares or a portion of the Series A Preferred Shares then outstanding (which portion may in no event be less than 20% of the total Series A Preferred Shares then outstanding), or (ii) the election (each such election, a “Forced Conversion Right”) by the Corporation upon the occurrence of a Forced Conversion Event to force the conversion of all of the Series A Preferred Shares or a portion of the Series A Preferred Shares then outstanding (which portion may in no event be less than 20% of the total Series A Preferred Shares then outstanding), each Series A Preferred Share then outstanding and requested to be converted by the Corporation as a result of such Forced Conversion Right or requested to be converted by the Requisite Investors, shall, by virtue of and simultaneously with such election, be deemed automatically converted into the number of fully paid and nonassessable shares of Common Stock which would be issuable in respect thereof pursuant to Section 9; provided, however, that in the event the Corporation exercises a Forced Conversion Right on a date that is prior to to three (3) years after the Issue Date, the Preference Amount shall be calculated (including the calculation of accrued and unpaid dividends) assuming the conversion had occurred with respect to such Series A Preferred Shares on the last date of the Dividend Payment Period to occur on or after the date that is three (3) years after the Issue Date; provided, further, however, that the Corporation may not elect to exercise its Forced Conversion Right unless, in accordance with the terms of the Registration Rights Agreement, a registration statement registering the sale of the shares of Common Stock issuable upon conversion of the Series A Preferred Shares is declared effective under the Securities Act of 1933, as amended, prior to the date the Corporation elects its Forced Conversion Right and such registration statement remains effective on the date upon which such conversion shall occur. “Forced Conversion Event” shall mean, with respect to the exercise of each Forced Conversion Right, the date that (i) the last sales price of the Common Stock has been (A) at least $11.50 per share (if the date of the Forced Conversion Event is prior to the date that is three (3) years after the Issue Date) or (B) at least $12.50 per share (if the date of the Forced Conversion Event is subsequent to the date that is three (3) years after the Issue Date), on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which the Corporation has provided notice of its election to force the conversion of the Series A Preferred Shares (in each case as adjusted for any stock dividends, combinations, splits, recapitalizations and related transactions with respect to such shares) and (ii) and the Corporation has also elected to redeem all of the warrants outstanding pursuant to the Public Warrant Agreement. For the sake of clarity, in the event the Corporation elects to force the conversion of less than all of the Series A Preferred Shares upon the occurrence of a Forced Conversion Event, the Corporation shall only be permitted to convert Series A Preferred Shares that remain outstanding thereafter upon the occurrence of a subsequent Forced Conversion Event.

(b) As promptly as practicable after the satisfaction of any of the conditions set forth in Section 10(a) to occur and the delivery to the Corporation of the certificate or certificates for the Series A Preferred Shares which have been converted, duly endorsed or assigned in blank to the Corporation (if required by it), the Corporation shall issue and deliver to or upon the written order of each holder of Series A Preferred Shares, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of

Common Stock as provided in Section 9(c) above. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the date of such occurrence and on such date the Series A Preferred Shares shall cease to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

(c) If the Corporation elects to exercise its Forced Conversion Right with respect to less than all of the then outstanding Series A Preferred Shares, the Series A Preferred Shares to be converted shall be converted pro rata by each holder of Series A Preferred Shares based upon the total Series A Preferred Shares then outstanding and held by each holder of Series A Preferred Shares.

(d) Notwithstanding anything in this Section 10 to the contrary, in the event the exercise of a Forced Conversion Right by the Corporation and the conversion in connection therewith would result in a holder of Series A Preferred Shares being required to make filings as required by the HSR Act and/or any other Law concerning competition matters, then such holder of Series A Preferred Shares shall not be required to convert such Series A Preferred Shares in accordance with this provision until such time as a waiver or clearance is obtained under the HSR Act and/or any other Law concerning competition matters by the applicable governmental authorities. The Series A Preferred Shares that have not been converted shall continue to be deemed to be outstanding and to accrue dividends and maintain all other rights applicable to such Series A Preferred Shares until validly converted hereunder.

ARTICLE V.

Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The number of directors shall be not less than two (2) nor more than ten (10). The number of directors may be changed from time to time within this range in such manner as shall be provided in the Bylaws of the Corporation.

Section 2. Initial Directors. The initial Board of Directors of this Corporation shall consist of seven (7) members, but the number may be increased or decreased in the manner provided in the Bylaws of this Corporation; provided, however, that, except as otherwise provided in the Bylaws of this Corporation, or except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, the number of directors constituting the entire Board of Directors shall not be changed without the affirmative vote of at least sixty-six and two-thirds percent (66 and 2/3%) of the issued and outstanding shares of Common Stock (including the Series A Preferred Stock on an as converted basis as provided for in Section 8 of Article IV). As used in this Restated Certificate of Incorporation, the term “entire board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation. The names and addresses of the persons who are to serve as the initial directors of the Corporation upon the filing of this Restated Certificate of Incorporation are:

Name	Address
Robert J. Gillespie	6106 Sunrise Ranch Drive Longmont, Colorado 80503

Robert S. Gluck	6106 Sunrise Ranch Drive Longmont, Colorado 80503

William E. Hooper	6106 Sunrise Ranch Drive Longmont, Colorado 80503

Stephen B. Hughes	6106 Sunrise Ranch Drive Longmont, Colorado 80503

James E. Lewis	6106 Sunrise Ranch Drive Longmont, Colorado 80503

Gerald J. Laber	6106 Sunrise Ranch Drive Longmont, Colorado 80503

Robert F. McCarthy	6106 Sunrise Ranch Drive Longmont, Colorado 80503

Section 3. Removal and Filling of Newly Created Directorships. Any one or more directors may be removed at any time, with or without cause, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock (including the Series A Preferred Shares on an as converted basis as provided for in Section 8 of Article IV) that are present or represented at a special meeting of stockholders called for such purpose, voting together as a single class. At the same meeting at which the stockholders remove one or more directors, a successor or successors may be elected for the unexpired term of the director or directors removed. Except as set forth in this Article V (3), directors shall not be subject to removal. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions contained in the resolution or resolutions of the Board providing for the establishment of any such series, any such director of the Corporation so elected may be removed only in accordance with the provisions of such resolution or resolutions.

Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors shall be filled by the Board by the affirmative vote of a majority of the directors then in office, or by the stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock (including the Series A Preferred Shares on an as converted basis as provided for in Section 8 of Article IV) that are present or represented at a special meeting of stockholders called for such purpose, voting together as a single class.

Section 4. Election and Vacancies. Directors shall be elected at each annual meeting of stockholders, and each director elected shall hold office until such director’s successor has been elected and qualified, subject, however, to earlier death, resignation or removal from office. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, removal or other cause shall be filled by the Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, or by the stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock (including the Series A Preferred Shares on an as converted basis as provided for in Section 8 of Article IV) that are present or represented at a special meeting of stockholders called for such purpose, voting together as a single class.

Section 5. Advance Notice of Nominations. Subject to Article X of this Restated Certificate of Incorporation, advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

Section 6. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Delaware, including the DGCL, or as may be provided for by the Corporation in this Restated Certificate of Incorporation, its Bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Section 7. Classification of Directors. The Board of Directors shall divide itself into three (3) classes, as nearly equal in number as possible, with respect to the time for which the directors shall severally hold office. Directors of the first class first chosen shall initially hold office for one (1) year or until the first annual election following their election; directors of the second class first chosen shall initially hold office for two (2) years or until the second annual election following their election; and directors of the third class first chosen shall initially hold office for three (3) years or until the third annual election following their election; and, in each case, until their successors to the class of directors whose term shall expire at that time shall be elected to hold office for a term of three (3) years, so that the term of office of one class of directors shall expire in each year. Each director elected shall hold office until his successor shall be elected and shall qualify.

ARTICLE VI.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

(a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized and empowered:

(i) to adopt, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate of Incorporation by a vote of at least two-thirds of all directors who constitute the Board of Directors, except as and to the extent provided in the Bylaws.

(ii) to determine whether any, and if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

(iii) to fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Restated Certificate of Incorporation and of the By-laws of the Corporation.

(b) Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of this Corporation (and notwithstanding that some lesser percentage may be specified by law), no provision of the Bylaws of the Corporation shall be amended, modified or repealed by the stockholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the affirmative vote of holders of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock (including the Series A Preferred Shares on an as converted basis as provided for in Section 8 of Article IV). Any purported amendment to the Bylaws which would add thereto a matter not expressly covered in the Bylaws prior to such purported amendment shall be deemed to constitute the adoption of a Bylaw provision and not an amendment to the Bylaws.

ARTICLE VII.

Notwithstanding any other provision of this Restated Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock of the Corporation required by law, this Restated Certificate of Incorporation or as provided for or fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, the affirmative vote (or consent under Article X, if such consent is then permitted) of at least seventy-five percent (75%) of the voting power of the then outstanding shares of the voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the modification, amendment or repeal of all or any portion of Articles IV, V, VI, this Article VII, Articles VIII, IX, or X of this Restated Certificate of Incorporation.

ARTICLE VIII.

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by the DGCL as it exists or as it may hereafter be amended against expenses (including counsel and expert witness fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him or her in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article VIII. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted in this Restated Certificate of Incorporation, the Bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law or otherwise.

ARTICLE IX.

No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term “damages” shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel and expert witness fees and disbursements). Each person who serves as a director of the Corporation while this Article IX is in effect shall be deemed to be doing so in reliance on the provisions of this Article IX, and neither the amendment or repeal of this Article IX, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article IX, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon or in connection with any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision. The provisions of this Article IX are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, without any further amendment to this Restated Certificate of Incorporation.

ARTICLE X.

Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of this Corporation, and notwithstanding anything to the contrary specified by law, no action required or permitted to be taken at any annual or special meeting of the stockholders of this Corporation may be taken without such a meeting, and the power of stockholders of this Corporation to consent in writing to the taking of such action without a meeting, as contemplated by Section 228 of the DGCL, is hereby specifically denied; provided, however, an action of the holders of Series A Preferred Shares as a class may be taken without such a meeting, and the power of stockholders of this Corporation holding Series A Preferred Shares to consent in writing to the taking of such action without a meeting, as contemplated by Section 228 of the DGCL, is hereby permitted.

The Corporation hereby elects not to be governed by Section 203 of the DGCL.

*****

ANNEX G

SMART BALANCE, INC.

STOCK AND AWARDS PLAN

Section 1. Purpose and Construction.

(a) Purpose. The Smart Balance, Inc. Stock and Awards Plan (the “Plan”) has three complementary purposes: (a) to promote the long-term growth and financial success of Smart Balance, Inc. (the “Company”); (b) to induce, attract and retain outstanding officers, employees, consultants and advisors; and (c) to increase shareholder value. The Plan is designed to accomplish these goals by providing Participants with incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive incentives based on the value of such common stock, or receive other incentives on the potentially favorable terms that this Plan provides.

(b) Construction. Capitalized terms used in this Plan shall have the meanings set forth in Section 12, unless the context clearly requires otherwise. This Plan and the accompanying Award Agreements are intended to comply with Code Sections 162(m), 409A and 422 and the Committee shall have the authority to interpret and apply their terms consistent with that intent. To the extent necessary to preserve this intended tax consequence, any non-complying provision of the Plan and any Award Agreement issued under the Plan shall be deemed amended to the extent necessary to comply with such requirements. Nothing in this Plan shall be construed, interpreted or applied in any way that would conflict with any provision of the Company’s Restated Certificate of Incorporation.

(c) Effective Date and Shareholder Approval. This Plan shall become effective only following its approval by the shareholders of the Company.

Section 2. Shares Reserved Under this Plan.

(a) Plan Reserve. An aggregate of 9,650,000 Shares are reserved for issuance under this Plan, provided that no more that 1,930,000 Shares may be awarded as restricted stock or restricted stock units. The number of Shares covered by an Award under the Plan shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan. Any Shares delivered pursuant to the exercise of an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury shares. Under no circumstances, may any Award be made effective prior to the date that such Award is approved by the Committee.

(b) Share Adjustment. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (collectively referred to as “Events”) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the exercise price with respect to any Option (collectively referred to as “Adjustments”); provided, however, that Awards subject to grant or previously granted to Participants under the Plan at the time of any such Event shall be subject only to such Adjustments as shall be necessary to maintain the proportionate interest of the Participants and preserve, without exceeding, the value of such Awards; and provided further that the number of Shares subject to any Award shall always be a whole number.

(c) Replenishment of Shares Under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares actually delivered in payment or settlement of Awards, including Restricted Stock and Restricted Stock Units. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, if Shares are used in connection with the satisfaction of tax obligations relating to an Award, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan.

Section 3. Plan Administration and Operation.

(a) Administrative Authority. Subject to any limitations or restrictions under the Company’s Restated Certificate of Incorporation, the Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan.

(b) Awards. The Committee has full authority to designate from time to time which Participants shall receive Awards under this Plan. The Committee may consider such factors as it deems pertinent in selecting whether a Participant will receive any Award(s) and in determining the types and amounts of Awards and in setting any Performance Goals or other limitations. In making such selection and determination, factors the Committee may consider include, but will not be limited to: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Participant’s length of service or experience; and (d) other fees that the Company provides or has agreed to provide to the Participant. The Committee’s decision to provide a Participant with an Award in any year will not require the Committee to designate such person to receive an Award in any other year.

(c) Committee Action and Delegation. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members present at a meeting at which a quorum is present must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. To the extent applicable law permits, the Board may delegate to another committee of the Board any or all of the authority and responsibility of the Committee. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation. Except to the extent prohibited by applicable law, the Committee may also authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents previously approved by the Committee.

(d) Review of Committee Decisions. All Committee determinations are final and binding upon all interested parties and no reviewing court, agency or other tribunal shall overturn a decision of the Committee unless it first determines that the Committee acted in an arbitrary and capricious manner with respect to such decision.

(e) Committee Indemnification. No member of the Committee will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless all Committee members to the maximum extent that the law and the Company’s bylaws and Restated Certificate of Incorporation permit.

Section 4. Discretionary Awards.

Subject to the terms of this Plan, including Section 7 below, the Committee has full power and authority to determine: (a) the type or types of Awards to be granted to each Participant (i.e., Options,

Restricted Stock and/or Restricted Stock Units); (b) the number of Shares with respect to which an Award is granted to a Participant, if applicable; and (c) any other terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). The Committee may grant multiple Awards and different types of Awards (e.g., Options, Restricted Stock and/or Restricted Stock Units) to individual Participants at the same time.

Section 5. Options.

(a) Exercise Price of Options. For each Option, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant. The Committee shall also determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made. The Committee may also allow Options to be net exercised by issuing Shares having a value approximately equal to the difference between the aggregate value of the Shares to which the Option is being exercised and the aggregate exercise price for such Shares.

(b) Terms and Conditions of Options. Subject to the terms of the Plan, an Option will be exercisable at such times and subject to such conditions as the Committee specifies, including, but not limited to, any Performance Goals. Notwithstanding the preceding, each Option must terminate no later than ten (10) years after the date of grant.

Section 6. Restricted Stock and Restricted Stock Units.

Subject to the terms of the Plan, each award of Restricted Stock and/or Restricted Stock Units may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, any award of Restricted Stock and/or Restricted Stock Units (regardless of whether such Award is conditioned upon any Performance Goals) must have a restriction period of at least one (1) year. Notwithstanding anything to the contrary herein, all Restricted Stock and Restricted Stock Units awarded under this Plan shall be payable only in Shares.

Section 7. Effect of Termination of Employment.

(a) Award Limitations. Subject to the limitations set forth in Section 7(b) below, the Committee shall, in its discretion, determine whether to impose any Award Agreement provisions or limitation concerning what will happen to any outstanding Award(s) when the Participant ceases to be an officer, employee, consultant or advisor for the Company and each Affiliate for any reason. The restrictions under Section 7(b) and any other limitations imposed by the Committee under this Section 7(a) must be included in the Award Agreement. Unless otherwise stated under the Award Agreement, if a Participant ceases to be an officer, employee, consultant or advisor of the Company and each Affiliate for any reason other than the Participant’s death or disability (as determined by the Committee), as to Awards held by that Participant on the effective date of such termination of such relationship, unless the Committee, in its sole discretion, shall otherwise determine, all nonvested Options, all Restricted Stock and all Restricted Stock Units as to which all restrictions have not lapsed, shall be immediately forfeited. If the Committee determines not to require such immediate forfeiture, then the maximum exercise period which may be permitted for Options following such termination shall be the shorter of one (1) year or the scheduled expiration date of the Award.

(b) Fraud and Misconduct. Notwithstanding any provision in this Plan or in any Award Agreement, if a Participant ceases to be an officer, employee, consultant or advisor of the Company and each Affiliate due to any of the following act(s), then all Awards previously granted to such Participant shall immediately be forfeited as of the date of the first such act: (i) fraud or intentional misrepresentation; (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate of the Company; or (iii) any other gross or willful misconduct as determined by the Committee in its sole and conclusive discretion.

Section 8. Non-Transferability.

Except as otherwise provided in this Section or as the Committee otherwise provides in the Award Agreement, each Award granted under this Plan is not transferable by a Participant: (a) until such Option has been exercised and/or the limitations on the Restricted Stock or Restricted Stock Units have lapsed or been satisfied; or (b) by will or the laws of descent and distribution. During the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant’s legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee). Unless otherwise prohibited by the Award Agreement, a Participant may transfer Awards to (i) his or her spouse, children or grandchildren (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners. The transfer will be effective only if the Participant receives no consideration for such transfer. Subsequent transfers of transferred Awards are prohibited except transfers to those persons or entities to which the Participant could have transferred such Awards, or transfers otherwise in accordance with this Section and such transfers are void and of no force and effect.

Section 9. Amendment and Termination of the Plan and Awards.

(a) Term of Plan. This Plan will terminate on, and no Award may be granted after, the ten (10) year anniversary of the Effective Date, unless the Board earlier terminates this Plan pursuant to Section 9(b).

(b) Termination and Amendment. The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to shareholder approval if: (i) shareholder approval of such amendment(s) is required under the Exchange Act; (ii) shareholder approval of such amendment(s) is required under the listing requirements of principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); or (iii) the amendment will: [a] materially increase any number of Shares specified in Section 2(a) (except as permitted by Section 2(b)); [b] shorten the restriction periods specified in Section 6; or [c] modify the provisions of Section 9(e).

(c) Amendment, Modification or Cancellation of Awards. Except as provided in Section 9(e) and subject to the requirements of this Plan, the Committee may waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the Committee may modify, amend, or cancel any of the other terms and conditions applicable to any Awards by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Award, so long as any amendment or modification does not increase the total number of Shares issuable under this Plan (except as permitted by Section 2(b)), but the Committee need not obtain the Participant’s (or other interested party’s) consent for the cancellation of an Award pursuant to the provisions of Section 2(b). Notwithstanding anything to the contrary in this Plan, the Committee shall have sole discretion to alter the selected Performance Goals.

(d) Survival of Committee Authority and Awards. Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 2(b), neither the Committee nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

Section 10. Change of Control.

To the extent not prohibited under the Restated Certificate of Incorporation and except to the extent the Committee provides a result more favorable to holders of Awards or as otherwise set forth in an Award Agreement covering an Award, in the event of a Change of Control, the following rules shall apply.

(a) Options. Each holder of an Option (a) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was theretofore exercisable; and (b) shall have the right, exercisable by written notice to the Company within sixty (60) days after the change of Control, to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option that is so surrendered over the exercise price of such Shares under the Award;

(b) Restricted Stock. Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

(c) Restricted Stock Units. Each holder of a Restricted Stock Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of the Restricted Stock Unit, a number of Shares equal to the product of the number of Restricted Stock Units and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period. Each holder of a Restricted Stock Unit that has been earned but not yet paid shall receive the number of Shares equal to the number of such Restricted Stock Units.

Section 11. General Provisions.

(a) Other Terms and Conditions. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for: (i) one or more means to enable a Participant to defer the delivery of Shares or recognition of taxable income relating to Awards or terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan); (ii) the purchase of Shares under Options in installments; (iii) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price; (iv) giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Committee determines; (v) restrictions on resale or other disposition; and (vi) compliance with federal or state securities laws and stock exchange requirements.

(b) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c) Requirements of Law. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(d) Governing Law. This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may only be brought and determined in a court sitting in the County of Bergen, or the Federal District Court for the Third District of New Jersey sitting in Third District, in the State of New Jersey.

(e) Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

(f) Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements for Participants, and such arrangements may be either generally applicable or applicable only in specific cases.

(g) No Right to Remain Employed. The grant of an Award to a Participant pursuant to the Plan shall confer no right on such Participant to continue as an officer, employee, consultant, advisor or other similar position relative to the Company or any Affiliate. Except for rights accorded under the Plan, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

Section 12. Definitions.

(a) “Affiliate” shall mean any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture in which the Committee, in its discretion, both: (i) determines that the Company has a significant interest; and (ii) designates as an Affiliate for purposes of this Plan.

(b) “Award” means any grant of Options, Restricted Stock or Restricted Stock Units under this Plan.

(c) “Award Agreement” means a written agreement, in such form (consistent with the terms of this Plan) as approved by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change of Control” means the first to occur of the following with respect to the Company or any upstream holding company:

(i) Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) The Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares of the Company’s Common Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares of the Company’s Common Stock outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

(iii) The Company or any Affiliate sells, assigns or otherwise transfer assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds fifty percent (50%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”;

(iv) The Company dissolves and liquidates substantially all of its assets;

(v) At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuous Directors; or

(vi) A determination by the Board, in view of then current circumstances or impending events, that a Change of Control of the Company has occurred, which determination shall be made for the specific purpose of triggering operative provisions of this Plan.

(f) “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 10(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted by applicable regulations, rulings, notices and other similar guidance. Any reference to a specific provision of the Code includes any successor provision and any guidance issued under such provision.

(h) “Committee” means the Compensation Committee of the Board (or such successor committee with the same or similar authority).

(i) “Common Stock” means the $.0001 par value common stock of the Company.

(j) “Company” shall mean Smart Balance, Inc., a Delaware corporation, together with any successor thereto.

(k) “Effective Date” means the date that the Company’s shareholders approve this Plan.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and as interpreted by applicable regulations, rulings, notices and other similar guidance. Any reference to a specific provision of the Exchange Act includes any successor provision and any guidance issued under such provision.

(m) “Fair Market Value” shall mean for any Share on a particular date, the last sale price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(n) “Option” shall mean the right to purchase Shares at a stated price in accordance with the terms of this Plan and the underlying Award Agreement.

(o) “Participant” shall mean an officer, employee, consultant, advisor or other individual who provides personal services to the Company or any Affiliate and who enters into a written Award Agreement with the Company. Only Participants shall be entitled to receive Awards under this Plan.

(p) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Affiliates or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; length of service; and/or such other goals as the Committee may establish in its discretion.

(q) “Plan” shall mean the Smart Balance, Inc. Incentive Stock and Awards Plan, as set forth herein and as amended from time to time.

(r) “Restricted Stock” means Shares that are issued to a Participant under this Plan and subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(s) “Restricted Stock Units” mean the right to receive Shares and/or Restricted Stock at a future date, subject to the completion of such Performance Goals and/or upon the completion of a period of service, as the Committee shall establish as part of the Award Agreement. Prior to the achievement of such Performance Goals and/or upon the completion of a period of service, the Participant shall have no rights with respect to such Restricted Stock Units, except as set forth in the underlying Award Agreement. Each Restricted Stock Unit shall correspond and relate to one Share under this Plan.

(t) “Share” means a share of Common Stock.

Preliminary Copy

BOULDER SPECIALTY BRANDS, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints Stephen B. Hughes and [                    ], together as proxies and each with full power of substitution, to represent and to vote all shares of common stock of Boulder Specialty Brands, Inc. at the special meeting of stockholders of Boulder to be held on [                    ], at 10:00 a.m. eastern time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

Proposals 1, 2 and 3 are expressly conditioned upon the approval of each of the others. This means that you must approve Proposals 1, 2 and 3 if you wish to approve the merger.

1.	Proposal 1: to approve the merger pursuant to the merger agreement with GFA, pursuant to which a wholly-owned subsidiary of Boulder will merge with and into GFA, and GFA will become a wholly-owned subsidiary of Boulder for cash consideration equal to $465 million (which includes the assumption of post-closing bonus payments, net of tax benefits), subject to adjustment as provided in the merger agreement:

☐  FOR         ☐  AGAINST         ☐  ABSTAIN

Only if you vote “AGAINST” Proposal 1 and you hold shares of our common stock issued in our initial public offering, you may exercise your conversion rights and demand that we convert your shares of common stock into cash equal to a pro rata portion of the funds in the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and you will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares until the date the merger is completed.

☐  EXERCISE CONVERSION RIGHTS

2.	Proposal 2: to approve the issuance, pursuant to a securities purchase agreement with investors in a private placement, of (i) our common stock, (ii) Series A convertible preferred stock that will be convertible into common stock and (iii) investor warrants that will be exercisable upon any redemption of the related shares of Series A convertible preferred stock, in order to raise a portion of the funds required to complete the GFA merger:

☐   FOR        ☐  AGAINST        ☐  ABSTAIN

3.	Proposal 3: to approve an amendment to our certificate of incorporation to: (i) increase the total number of shares of stock that we will have authority to issue from 76,000,000, of which 1,000,000 are preferred shares, to 300,000,000, of which 50,000,000 will be preferred shares; (ii) to designate 15,388,889 shares of the 50,000,000 authorized shares of preferred stock as Series A convertible preferred stock; (iii) to change our name from “Boulder Specialty Brands, Inc.” to “Smart Balance, Inc.;” and (iv) to make other changes that the investors in the private placement and our lenders in connection with the secured debt financing have required:

☐   FOR        ☐  AGAINST        ☐  ABSTAIN

4.	Proposal 4: to approve the adoption of a stock plan, pursuant to which we will reserve up to 9,650,000 shares of common stock for issuance:

☐   FOR        ☐  AGAINST        ☐  ABSTAIN

5.	Proposal 5: to approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposals 1, 2, 3 or 4.

☐   FOR        ☐  AGAINST        ☐  ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3, 4 and 5.

Our board of directors believes that the merger proposal is fair to, and in the best interests of, all of our stockholders, including those who acquired shares in our initial public offering. Accordingly, our board of directors unanimously recommends that you vote “FOR” Proposals 1,2,3,4 and 5.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our board of directors’ recommendations, just sign below. You need not mark any boxes.

Dated	2007

Signature of Stockholder

Signature of Stockholder (if held jointly)

NOTES:

1. Please sign your name exactly as your name appears hereon. If the shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

2. To be valid, the enclosed form of proxy for the special meeting, together with the power of attorney or other authority, if any, under which it is signed, must be received by [                    ], eastern time, on [                    ], 2007 at the offices of our transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

3. Returning the enclosed form of proxy will not prevent you from attending and voting in person at the special meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, CUT OFF, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY